Filed Pursuant to Rule 424B5
Registration No. 333-129844

PROSPECTUS SUPPLEMENT
(to Prospectus dated March 24, 2006)

STRUCTURED ASSET SECURITIES CORPORATION II
Depositor

LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4
Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2006-C4
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M
Class A-J, Class B, Class C, Class D, Class E and Class F

Approximate Total Principal Balance at Initial Issuance: $1,833,655,000

We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. This prospectus supplement relates to, and is accompanied by, our base prospectus dated March 24, 2006. This prospectus supplement and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the issuing entity, which is also identified above. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsors of the subject securitization transaction are Lehman Brothers Holdings Inc. and UBS Real Estate Investments Inc.

The offered certificates will represent interests only in the issuing entity and do not represent the obligations of or interests in either sponsor, the depositor or any of their respective affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in July 2006. The table beginning on page S-7 of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance, initial interest rate, interest rate description and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of the series 2006-C4 certificates. That same table beginning on page S-7 of this prospectus supplement also contains a list of the non-offered classes of the series 2006-C4 certificates.

You should fully consider the risk factors beginning on page S-50 in this prospectus supplement and on page S-18 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc. and UBS Securities LLC are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately $1,840,894,000, plus accrued interest on all the offered certificates from June 11, 2006, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this prospectus supplement.

With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner and UBS Securities LLC is acting as co-lead manager.

LEHMAN BROTHERS	UBS INVESTMENT BANK

The date of this prospectus supplement is June 20, 2006

LB-UBS Commercial Mortgage Trust 2006-C4

Commercial Mortgage Pass-Through Certificates, Series 2006-C4

Washington
1 property
$1,047,330
0.1% of total
Utah
1 property
$75,000,000
3.8% of total
Missouri
1 property
$3,150,000
0.2% of total
Illinois
14 properties
$45,041,239
2.3% of total
Wisconsin
1 property
$3,097,544
0.2% of total
Michigan
2 properties
$10,748,101
0.5% of total
Pennsylvania
5 properties
$63,538,000
3.2% of total
New York
6 properties
$359,051,174
18.1% of total
Massachusetts
5 properties
$287,644,927
14.5% of total
Indiana
5 properties
$45,027,590
2.3% of total
Ohio
9 properties
$30,513,360
1.5% of total
Connecticut
1 property
$22,000,000
1.1% of total
New Jersey
4 properties
$91,377,892
4.6% of total
Delaware
2 properties
$12,730,000
0.6% of total
Maryland
3 properties
$45,990,000
2.3% of total
Virginia
7 properties
$151,188,099
7.6% of total
West Virginia
1 property
$7,590,545
0.4% of total
North Carolina
26 properties
$91,431,385
4.6% of total
South Carolina
3 properties
$20,988,952
1.1% of total
Georgia
8 properties
$30,216,761
1.5% of total
Florida
9 properties
$127,648,594
6.4% of total
California
14 properties
$234,811,752
11.8% of total
Nevada
1 property
$6,300,000
0.3% of total
Arizona
2 properties
$8,543,953
0.4% of total
Colorado
3 properties
$7,750,000
0.4% of total
Kansas
2 properties
$5,247,004
0.3% of total
Texas
18 properties
$131,722,793
6.6% of total
Oklahoma
1 property
$4,500,000
0.2% of total
Arkansas
2 properties
$11,665,186
0.6% of total
Louisiana
2 properties
$7,713,360
0.4% of total
Mississippi
1 property
$3,662,000
0.2% of total
Tennessee
4 properties
$14,983,984
0.8% of total
Alabama
3 properties
$20,409,000
1.0% of total
>10.0% of Initial Mortgage Pool Balance
>5.0 - 10.0% of Initial Mortgage Pool Balance
>1.0 - 5.0% of Initial Mortgage Pool Balance
≤1.0% of Initial Mortgage Pool Balance

Distribution of Property Types[1]

Industrial / Warehouse 1.9%
Self Storage 1.6%
Hotel 5.0%
Mixed Use 0.2%
Retail 12.8%
Multifamily[2] 23.2%
Office 55.3%

(2) Multifamily Component includes Mobile Home Park properties representing 2.8% of the Initial Mortgage Pool Balance.

One Federal Street, Boston, MA

One New York Plaza, New York, NY

Chatsworth Park Apartments,
Manassas, VA

215 Fremont Street, San Francisco, CA

70 Hudson Street, Jersey City, NJ

44 Wall Street, New York, NY

Canyon Park Technology Center, Orem, UT

Rivergate Plaza, Miami, FL

Courtyard Marriott Fifth Avenue, New York, NY

Green Valley Portfolio, Various

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS	S-5
NOTICE TO RESIDENTS OF KOREA	S-5
NOTICE TO RESIDENTS OF GERMANY	S-5
NOTICE TO NON-U.S. INVESTORS	S-6
EUROPEAN ECONOMIC AREA	S-6
SUMMARY OF PROSPECTUS SUPPLEMENT	S-7
Introduction to the Transaction	S-7
Relevant Parties	S-13
Summary of Transaction Parties	S-18
Relevant Dates and Periods	S-19
Description of the Offered Certificates	S-21
The Underlying Mortgage Loans and the Mortgaged Real Properties	S-36
Legal and Investment Considerations	S-48
RISK FACTORS	S-50
The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates	S-50
The Offered Certificates Have Uncertain Yields to Maturity	S-50
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated	S-51
The Interests of the Series 2006-C4 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders	S-51
The Interests of the Holders of the Split Loan Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders	S-52
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates	S-52
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties	S-53
Risks Associated with Condominium Ownership	S-54
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default	S-54
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property	S-54
Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Office, Multifamily, Retail and Hotel	S-55
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property	S-55
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in the States of New York, Massachusetts and California and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of the Following Jurisdictions—Virginia, Texas and Florida	S-56
Of the Six (6) Mortgaged Real Properties Located in the State of New York, Five (5) of Those Properties, Representing 18.1% Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market	S-56
The Mortgage Pool Will Include Material Concentrations of Balloon Loans	S-56
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans	S-57
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property	S-57
Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures	S-57
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990	S-58
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant	S-58
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property	S-58
Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow	S-59
Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities	S-60
Tenancies in Common May Hinder Recovery	S-60
Operating or Master Leases May Hinder Recovery	S-60
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment	S-60
Lending on Income-Producing Real Properties Entails Environmental Risks	S-60
Lending on Income-Producing Properties Entails Risks Related to Property Condition	S-63
There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties	S-63
With Respect to Five (5) Mortgage Loans (Including the Second Largest Mortgage Loan) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2006-C4 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations	S-64
The 888 Seventh Avenue Underlying Mortgage Loan Is Part of a Loan Combination Comprised of Three (3) Mortgage Loans in Which the Subject Underlying Mortgage Loan Is Subordinate To Both of the Corresponding Senior Non-Trust Loans For Purposes of Allocating Payments of Both Principal and Interest Between Them.	S-65
Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties	S-65
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits	S-66
Investors May Want to Consider Prior Bankruptcies	S-66
Litigation May Adversely Affect Property Performance	S-66
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT	S-67
FORWARD-LOOKING STATEMENTS	S-67
DESCRIPTION OF THE MORTGAGE POOL	S-68
General	S-68
Split Mortgage Loans	S-69
Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers	S-71
Partial Releases	S-72

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

Information about the offered certificates is contained in two separate documents:

•	this prospectus supplement, which describes specific terms of the offered certificates; and

•	the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

The Annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Structured Asset Securities Corporation II.

NOTICE TO RESIDENTS OF KOREA

The securities to which these materials relate (the ‘‘Subject Securities’’) have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to applicable laws and regulations of Korea. None of Lehman Brothers Inc. or UBS Securities LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

NOTICE TO RESIDENTS OF GERMANY

Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2006-C4 certificates and each of the underwriters has represented and agreed that it will comply with the German Securities Sales Prospectus Act (Wertpapier—Verkaufsprospektgesetz) or any other laws applicable in Germany governing the issue, offering and sale of the series 2006-C4 certificates. In particular, each underwriter has undertaken not to engage in a public offering (Öffentliches Angebot) in Germany with respect to any of the series 2006-C4 certificates otherwise than in accordance with the German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

Any series 2006-C4 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2006-C4 certificates in such jurisdiction.

NOTICE TO NON-U.S. INVESTORS

The distribution of this prospectus supplement and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions outside the United States. Persons into whose possession this prospectus supplement and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this prospectus supplement and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

EUROPEAN ECONOMIC AREA

Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2006-C4 certificates to the public in the European Economic Area. See ‘‘Method of Distribution’’ in this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

Introduction to the Transaction

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2006-C4 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement.

Series 2006-C4 Commercial Mortgage Pass-Through Certificates

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance		Approx. % of Initial Mortgage Pool Balance(5)(7)	Approx. % Total Credit Support at Initial Issuance(6)(7)	Pass-Through Rate Description	Initial Pass-Through Rate		Weighted Average Life (Years)	Principal Window	Ratings S&P/Moody’s
Offered Certificates(1)
A-1	$30,000,000		1.5%	30.000%(8)	Fixed	5.74100%		3.19	07/06 - 03/11	AAA/Aaa
A-2	$38,000,000		1.9%	30.000%(8)	Fixed(9)	5.86800%		4.91	03/11 - 06/11	AAA/Aaa
A-3	$23,000,000		1.2%	30.000%(8)	WAC – 0.030%(10)	5.88961	%(15)	6.63	12/12 - 05/13	AAA/Aaa
A-AB	$67,000,000		3.4%	30.000%(8)	WAC – 0.045%(10)	5.87461	%(15)	7.39	06/11 - 12/15	AAA/Aaa
A-4	$815,337,000		41.1%	30.000%(8)	WAC – 0.020%(10)	5.89961	%(15)	9.78	12/15 - 05/16	AAA/Aaa
A-1A	$414,294,000		20.9%	30.000%(8)	WAC – 0.055%(10)	5.86461	%(15)	6.93	07/06 - 05/16	AAA/Aaa
A-M	$198,233,000		10.0%	20.000%	WAC(11)	5.91961	%(15)	9.94	05/16 - 06/16	AAA/Aaa
A-J	$148,675,000		7.5%	12.500%	WAC(11)	5.91961	%(15)	9.96	06/16 - 06/16	AAA/Aaa
B	$17,345,000		0.9%	11.625%	WAC(11)	5.91961	%(15)	9.96	06/16 - 06/16	AA+/Aa1
C	$24,779,000		1.2%	10.375%	WAC(11)	5.91961	%(15)	9.96	06/16 - 06/16	AA/Aa2
D	$17,346,000		0.9%	9.500%	WAC(11)	5.91961	%(15)	9.96	06/16 - 06/16	AA−/Aa3
E	$14,867,000		0.7%	8.750%	WAC(11)	5.91961	%(15)	9.96	06/16 - 06/16	A+/A1
F	$24,779,000		1.2%	7.500%	WAC(11)	5.91961	%(15)	9.96	06/16 - 06/16	A/A2
Non-Offered Certificates
X	$1,982,330,524	(4)	N/A	N/A	Variable IO(12)	0.03346	%(15)	N/A	N/A	N/A
G	$19,824,000		1.0%	N/A	WAC(11)	5.91961	%(15)	N/A	N/A	N/A
H	$14,867,000		0.7%	N/A	WAC(11)	5.91961	%(15)	N/A	N/A	N/A
J	$27,257,000		1.4%	N/A	WAC(11)	5.91961	%(15)	N/A	N/A	N/A
K	$27,257,000		1.4%	N/A	WAC(11)	5.91961	%(15)	N/A	N/A	N/A
L	$7,434,000		0.4%	N/A	Fixed(9)	5.64700%		N/A	N/A	N/A
M	$9,912,000		0.5%	N/A	Fixed(9)	5.64700%		N/A	N/A	N/A
N	$4,955,000		0.2%	N/A	Fixed(9)	5.64700%		N/A	N/A	N/A
P	$7,434,000		0.4%	N/A	Fixed(9)	5.64700%		N/A	N/A	N/A
Q	$4,956,000		0.3%	N/A	Fixed(9)	5.64700%		N/A	N/A	N/A
S	$4,956,000		0.3%	N/A	Fixed(9)	5.64700%		N/A	N/A	N/A
T	$19,823,524		1.0%	N/A	Fixed(9)	5.64700%		N/A	N/A	N/A
HAF-1(2)	$2,544,000		N/A	N/A	WAC(13)	5.81043	%(15)	N/A	N/A	N/A
HAF-2(2)	$4,887,000		N/A	N/A	WAC(13)	5.81043	%(15)	N/A	N/A	N/A
HAF-3(2)	$5,865,000		N/A	N/A	WAC(13)	5.81043	%(15)	N/A	N/A	N/A
HAF-4(2)	$5,866,000		N/A	N/A	WAC(13)	5.81043	%(15)	N/A	N/A	N/A
HAF-5(2)	$9,775,000		N/A	N/A	WAC(13)	5.81043	%(15)	N/A	N/A	N/A
HAF-6(2)	$9,776,000		N/A	N/A	WAC(13)	5.81043	%(15)	N/A	N/A	N/A
HAF-7(2)	$7,821,000		N/A	N/A	WAC(13)	5.81043	%(15)	N/A	N/A	N/A
HAF-8(2)	$7,818,000		N/A	N/A	WAC(13)	5.81043	%(15)	N/A	N/A	N/A
HAF-9(2)	$9,777,000		N/A	N/A	WAC(13)	5.81043	%(15)	N/A	N/A	N/A
HAF-10(2)	$7,821,000		N/A	N/A	WAC(13)	5.81043	%(15)	N/A	N/A	N/A
HAF-11(2)	$14,345,000		N/A	N/A	WAC(13)	5.81043	%(15)	N/A	N/A	N/A
SBC-1(3)	$487,466		N/A	N/A	Loan-Specific(14)	5.88172	%(15)	N/A	N/A	N/A
SBC-2(3)	$359,036		N/A	N/A	Loan-Specific(14)	5.88172	%(15)	N/A	N/A	N/A
SBC-3(3)	$359,036		N/A	N/A	Loan-Specific(14)	5.88172	%(15)	N/A	N/A	N/A
SBC-4(3)	$359,036		N/A	N/A	Loan-Specific(14)	5.88172	%(15)	N/A	N/A	N/A
SBC-5(3)	$359,036		N/A	N/A	Loan-Specific(14)	5.88172	%(15)	N/A	N/A	N/A
SBC-6(3)	$359,036		N/A	N/A	Loan-Specific(14)	5.88172	%(15)	N/A	N/A	N/A

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance	Approx. % of Initial Mortgage Pool Balance(5)(7)	Approx. % Total Credit Support at Initial Issuance(6)(7)	Pass-Through Rate Description	Initial Pass-Through Rate		Weighted Average Life (Years)	Principal Window	Ratings S&P/Moody’s
SBC-7(3)	$359,036	N/A	N/A	Loan-Specific(14)	5.88172	%(15)	N/A	N/A	N/A
SBC-8(3)	$538,554	N/A	N/A	Loan-Specific(14)	5.88172	%(15)	N/A	N/A	N/A
SBC-9(3)	$1,346,385	N/A	N/A	Loan-Specific(14)	5.88172	%(15)	N/A	N/A	N/A
SBC-10(3)	$1,346,385	N/A	N/A	Loan-Specific(14)	5.88172	%(15)	N/A	N/A	N/A
SBC-11(3)	$538,554	N/A	N/A	Loan-Specific(14)	5.88172	%(15)	N/A	N/A	N/A
SBC-12(3)	$538,554	N/A	N/A	Loan-Specific(14)	5.88172	%(15)	N/A	N/A	N/A
SBC-13(3)	$538,554	N/A	N/A	Loan-Specific(14)	5.88172	%(15)	N/A	N/A	N/A
SBC-14(3)	$538,554	N/A	N/A	Loan-Specific(14)	5.88172	%(15)	N/A	N/A	N/A
SBC-15(3)	$5,692,778	N/A	N/A	Loan-Specific(14)	5.88172	%(15)	N/A	N/A	N/A
R-I	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A
R-II	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A
R-III	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A
R-LR	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A

(1)	The approximate total principal balance of the offered certificates at initial issuance will be $1,833,655,000.

(2)	The class HAF-1, HAF-2, HAF-3, HAF-4, HAF-5, HAF-6, HAF-7, HAF-8, HAF-9, HAF-10 and HAF-11 certificates, which are sometimes collectively referred to in this prospectus supplement as the class HAF principal balance certificates, will represent interests solely in a portion of each of the three (3) underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 70 Hudson Street, AMLI of North Dallas and Fountains of Miramar, respectively. For purposes of calculating distributions on the series 2006-C4 certificates, each of the 70 Hudson Street, AMLI of North Dallas and Fountains of Miramar underlying mortgage loans, which are sometimes referred to in this prospectus supplement as ‘‘split underlying mortgage loans,’’ will be divided into two portions—a non-pooled portion and a pooled portion. The non-pooled portions of those three (3) split underlying mortgage loans will be collectively represented by the class HAF principal balance certificates. The remaining portions of those three (3) split underlying mortgage loans, which are the pooled portions of those underlying mortgage loans, will be pooled with the other underlying mortgage loans (or, in one other case, as described in the following footnote, a pooled portion thereof) to back the other classes of the series 2006-C4 certificates, exclusive of the class HAF principal balance certificates and the class SBC principal balance certificates (as defined below).

(3)	The class SBC-1, SBC-2, SBC-3, SBC-4, SBC-5, SBC-6, SBC-7, SBC-8, SBC-9, SBC-10, SBC-11, SBC-12, SBC-13, SBC-14 and SBC-15 certificates, which are sometimes collectively referred to in this prospectus supplement as the class SBC principal balance certificates, will represent interests solely in a portion of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sturbridge Commons. For purposes of calculating distributions on the series 2006-C4 certificates, the Sturbridge Commons underlying mortgage loan, which is also sometimes referred to in this prospectus supplement as a ‘‘split underlying mortgage loan,’’ will be divided into two portions—non-pooled portion and a pooled portion. The non-pooled portion of the Sturbridge Commons underlying mortgage loan will be collectively represented by the class SBC principal balance certificates. The remaining portion of the Sturbridge Commons underlying mortgage loan, which is the pooled portion thereof, will be pooled with the other underlying mortgage loans (or, in each of three other cases, as described in the prior footnote, a pooled portion thereof) to back the other classes of the series 2006-C4 certificates, exclusive of the class HAF principal balance certificates and the class SBC principal balance certificates.

(4)	Notional amount.

(5)	The initial mortgage pool balance will be approximately $1,982,330,524. References in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (or, in the case of the split underlying mortgage loans, just of the respective pooled portions thereof) as of June 12, 2006, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date.

(6)	Structural credit enhancement is provided for the more senior classes of offered certificates through the subordination of more junior classes of offered and non-offered certificates, as described under ‘‘—Introduction to the Transaction—Total Credit Support at Initial Issuance’’ below in this prospectus supplement.

(7)	The approximate percentage of initial mortgage pool balance, and the approximate percentage of total credit support at initial issuance, of any class shown in the table above does not take into account any of the principal balances of (a) the class HAF principal balance certificates and the class SBC principal balance certificates or (b) any of the respective non-pooled portions of the split underlying mortgage loans that are represented by those series 2006-C4 certificates.

(8)	Presented on an aggregate basis for the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates.

(9)	In general, the pass-through rates for the class A-2, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, just on the respective pooled portions thereof) is below the identified initial pass-through rate for the class A-2, L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate for the subject class of series 2006-C4 certificates during that interest accrual period will be that weighted average net interest rate. The net interest rates referred to in this bullet will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans or applicable portions thereof that accrue interest on an actual/360 basis. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

(10)	The pass-through rates for the class A-3, A-AB, A-4 and A-1A certificates will, in the case of each of those classes, for any interest accrual period, be a rate per annum equal: (a) the weighted average for that interest accrual period of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective pooled portions thereof), which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans or applicable portions thereof that accrue interest on an actual/360 basis; minus (b) 0.030% in the case of the class A-3 certificates, 0.045% in the case of the class A-AB certificates, 0.020% in the case of the class A-4 certificates and 0.055% in the case of the class A-1A certificates. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

(11)	The pass-through rates for the class A-M, A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, be a rate per annum equal to the weighted average for that interest accrual period of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective pooled portions thereof), which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans or applicable portions thereof that accrue interest on an actual/360 basis. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

(12)	The pass-through rate for the class X certificates will, for any interest accrual period, equal the weighted average of the respective strip rates at which interest then accrues on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

(13)	The pass-through rates for each class of class HAF principal balance certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average of certain net interest rates deemed to be in effect for the non-pooled portions of the 70 Hudson Street, AMLI of North Dallas and Fountains of Miramar split underlying mortgage loans as of the date of initial issuance of the offered certificates, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

(14)	The pass-through rates for each class of class SBC principal balance certificates certificates will, in the case of each of those classes, for any interest accrual period, equal the net interest rate deemed to be in effect for the non-pooled portion of the Sturbridge Commons split underlying mortgage loan as of the date of initial issuance of the offered certificates, which net interest rate will be converted, in some months, to a 30/360 equivalent annual rate. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

(15)	Approximate.

The governing document for purposes of forming the issuing entity and issuing the series 2006-C4 certificates will be a pooling and servicing agreement to be dated as of June 12, 2006. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans (with one material exception) and other assets that back the series 2006-C4 certificates. The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 888 Seventh Avenue, which represents 1.4% of the initial mortgage pool balance, is not being serviced under the series 2006-C4 pooling and servicing agreement. The 888 Seventh Avenue underlying mortgage loan is part of a loan combination that also includes two (2) other mortgage loans that will not be transferred to the issuing entity and will be serviced pursuant to the servicing arrangements for the securitization of one of those two other non-trust mortgage loans. The 888 Seventh Avenue underlying mortgage loan is sometimes referred to in this prospectus supplement as the ‘‘outside serviced underlying mortgage loan.’’

The parties to the series 2006-C4 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2006-C4 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2006-C4 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 2006-C4 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

A. Total Principal Balance or Notional Amount at Initial Issuance	The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, HAF-1, HAF-2, HAF-3, HAF-4, HAF-5, HAF-6, HAF-7, HAF-8, HAF-9, HAF-10, HAF-11, SBC-1, SBC-2, SBC-3, SBC-4, SBC-5, SBC-6, SBC-7, SBC-8, SBC-9, SBC-10, SBC-11, SBC-12, SBC-13, SBC-14 and SBC-15 certificates will be the series 2006-C4 certificates with principal balances and are sometimes referred to as the series 2006-C4 principal balance certificates. In addition:

•	the class HAF-1, HAF-2, HAF-3, HAF-4, HAF-5, HAF-6, HAF-7, HAF-8, HAF-9, HAF-10 and HAF-11 certificates are sometimes referred to as the class HAF principal balance certificates;

•	the class SBC-1, SBC-2, SBC-3, SBC-4, SBC-5, SBC-6, SBC-7, SBC-8, SBC-9, SBC-10, SBC-11, SBC-12, SBC-13, SBC-14 and SBC-15 certificates are sometimes referred to as the class SBC principal balance certificates; and

•	the class HAF principal balance certificates and the class SBC principal balance certificates are sometimes referred to as the series 2006-C4 split loan principal balance certificates.

The table beginning on page S-7 of this prospectus supplement identifies for each class of series 2006-C4 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2006-C4 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table beginning on page S-7 of this prospectus supplement, depending on, among other things, the actual size of the initial mortgage pool balance or, in the case of a class of series 2006-C4 split loan principal balance certificates, the actual size of the non-pooled portion(s) of the related split underlying mortgage loan(s). The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

The class X certificates will not have principal balances. For purposes of calculating accrued interest, however, the class X certificates will have a total notional amount.

The total notional amount of the class X certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The approximate total notional amount of the class X certificates at initial issuance is shown in the table beginning on page S-7 of this prospectus supplement, although it may be as much as 5% larger or smaller.

The class R-I, R-II, R-III and R-LR certificates will not have principal balances or notional amounts. The holders of the class R-I, R-II, R-III and R-LR certificates are not expected to receive any material payments.

B. Total Credit Support at Initial Issuance	The respective classes of the series 2006-C4 certificates, other than the class R-I, R-II, R-III and R-LR certificates, will entitle their holders to varying degrees of seniority for purposes of—

•	receiving payments of interest and, if and when applicable, payments of principal, and

•	bearing the effects of losses on the underlying mortgage loans or on particular underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

Without regard to the series 2006-C4 split loan principal balance certificates, which are discussed below in this ‘‘—Total Credit Support at Initial Issuance’’ subsection:

•	the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates will be the most senior of the series 2006-C4 certificates;

•	after the classes referred to in the prior bullet, the class A-M certificates will be the next most senior class of the series 2006-C4 certificates;

•	after the classes referred to in the prior two bullets, the class A-J certificates will be the next most senior class of the series 2006-C4 certificates; and

•	the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

The table beginning on page S-7 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates through the subordination of other classes of the series 2006-C4 principal balance certificates, exclusive of the series 2006-C4 split loan principal balance certificates. In the case of each class of the offered certificates, the credit support shown in the table beginning on page S-7 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2006-C4 principal balance certificates, other than the series 2006-C4 split loan principal balance certificates, that are subordinate to the indicated class.

The class HAF principal balance certificates represent interests solely in the respective non-pooled portions of the 70 Hudson Street, AMLI of North Dallas and Fountains of Miramar underlying mortgage loans, and the class SBC principal balance certificates represent interests solely in the non-pooled portion of the Sturbridge Commons underlying mortgage loan. Accordingly, the series 2006-C4 split loan principal balance certificates will provide limited credit support with respect to losses on, and default-related and other unanticipated expenses related to, the related (or, in the case of the class HAF principal balance certificates, each related) split underlying mortgage loan, but only to the extent of the non-pooled portion of that split underlying mortgage loan and any payments (or advances in lieu thereof) and other collections on that split underlying mortgage loan that would otherwise be allocable to the non-pooled portion thereof. See ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement.

The class R-I, R-II, R-III and R-LR certificates will be residual interest certificates and will not provide any credit support to the other series 2006-C4 certificates.

C. Pass-Through Rate	Each class of the series 2006-C4 certificates, other than the class R-I, R-II, R-III and R-LR certificates, will bear interest. The table beginning on page S-7 of this prospectus supplement provides the initial pass-through rate and a pass-through rate description for each interest-bearing class of the series 2006-C4 certificates, although as and when indicated the initial pass-through rate shown is approximate. Additionally, a more detailed description of the pass-through rate and/or how it will be calculated with respect to each interest-bearing class of the series 2006-C4 certificates is set forth under ‘‘Description of the Offered Certificates— Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

D. Weighted Average Life and Principal Window	The weighted average life of any class of series 2006-C4 principal balance certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors. The principal window for any class of series 2006-C4 principal balance certificates is the period during which the holders of those certificates will receive payments of principal. The weighted average life and principal window shown in the table beginning on page S-7 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan—

•	the related borrower timely makes all payments on the mortgage loan, and

•	the mortgage loan will not otherwise be prepaid prior to stated maturity.

The weighted average life and principal window shown in the table beginning on page S-7 of this prospectus supplement for each class of offered certificates were further calculated based on the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this prospectus supplement.

E. Ratings	The ratings shown in the table beginning on page S-7 of this prospectus supplement for the offered certificates are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table beginning on page S-7 of this prospectus supplement.

The ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt by the holders of all interest to which they are entitled on each distribution date, and

•	the ultimate receipt by the holders of all principal to which they are entitled by the applicable rated final distribution date described under ‘‘—Relevant Dates and Periods—Rated Final Distribution Date’’ below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

Further, the ratings on the respective classes of offered certificates do not represent any assessment of: the tax attributes of the offered certificates; the likelihood, frequency or extent of receipt of principal prepayments; the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls; the extent of receipt of prepayment premiums, yield maintenance charges or default interest; or the investors’ anticipated yield to maturity.

See ‘‘Ratings’’ in this prospectus supplement.

Relevant Parties

Issuing Entity	LB-UBS Commercial Mortgage Trust, Series 2006-C4 will be the issuing entity for the series 2006-C4 securitization transaction. The issuing entity is sometimes referred to in this prospectus supplement and in the accompanying base prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ See ‘‘Transaction Participants—The Issuing Entity’’ in this prospectus supplement.

Depositor	We are Structured Asset Securities Corporation II, the depositor of the series 2006-C4 securitization transaction. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus and ‘‘Transaction Participants —The Depositor’’ in this prospectus supplement.

Sponsors	Lehman Brothers Holdings Inc. and UBS Real Estate Investments Inc. will be the sponsors of the series 2006-C4 securitization transaction. Lehman Brothers Holdings Inc. is our affiliate and an affiliate of Lehman Brothers Inc. UBS Real Estate Investments Inc. is an affiliate of UBS Securities LLC. See ‘‘Transaction Participants—The Sponsor’’ in the accompanying base prospectus and ‘‘Transaction Participants—The Sponsors’’ in this prospectus supplement.

Mortgage Loan Sellers	Each of the sponsors will be, and an affiliate of Lehman Brothers Holdings Inc. may be, a mortgage loan seller for the series 2006-C4 securitization transaction.

Initial Trustee	LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of the series 2006-C4 certificateholders. See ‘‘Transaction Participants—The Trustee’’ in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each underlying mortgage loan, subject to the discussion under ‘‘—888 Seventh Avenue Mortgagee of Record, Master Servicer and Special Servicer’’ below. The trustee will further be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the Series 2006-C4 certificateholders as described under ‘‘Transaction Participants—The Trustee’’ and ‘‘Description of the Offered Certificates’’ in this prospectus supplement.

Initial Master Servicer	Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans, subject to the discussion under ‘‘—888 Seventh Avenue Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants—The Servicers—The Initial Master Servicer’’ in this prospectus supplement.

Initial Special Servicer	LNR Partners, Inc., a Florida corporation, will act as the initial special servicer for the mortgage pool, subject to the discussion under ‘‘—888 Seventh Avenue Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants—the Servicers—The Initial Special Servicer’’ in this prospectus supplement.

Non-Trust Mortgage Loan Noteholders	Five (5) underlying mortgage loans are, in each case, part of a loan combination comprised of two (2) or more mortgage loans that are obligations of the same borrower, only one of which will be included in the trust. The remaining mortgage loan(s) in each of those loan combinations will not be included in the trust. However, all of the mortgage loans in a given loan combination are cross-defaulted and are together secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Any mortgage loan that is part of a loan combination, but is not an asset of the trust, is sometimes referred to in this prospectus supplement as a non-trust mortgage loan.

The following underlying mortgage loans are each part of a loan combination:

Mortgaged Property Name (as identified on Annex A-1 to this Prospectus Supplement)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance of Related Pari Passu Non-Trust Loans(1)	Original Principal Balance of Related Senior Non-Trust Loans(2)	Original Principal Balance of Related Subordinate Non-Trust Loans(3)
1. One New York Plaza(4)	$200,000,000	10.1%	$200,000,000	NAP	NAP
2. 888 Seventh Avenue(5)	$26,766,000	1.4%	NAP	$145,894,000 $145,894,000	NAP
3. Two Penn Center	$23,918,000	1.2%	NAP	NAP	$28,082,000
4. Seven Corners	$18,050,000	0.9%	NAP	NAP	$1,150,000
5. Palm Lake Apartments	$12,290,230	0.6%	NAP	NAP	$900,000

(1)	Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the subject loan combination.

(2)	Reflects senior non-trust mortgage loans that are, in each case, (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata basis with the related underlying mortgage loan in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payment of all accrued interest (other than default interest) and the total outstanding principal balance of the senior non-trust mortgage loans in the subject loan combination prior to payments of principal and interest being made with respect to the subject underlying mortgage loan.

(3)	Reflects subordinate non-trust mortgage loans that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata basis with the related underlying mortgage loan in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan in the subject loan combination.

(4)	The One New York Plaza underlying mortgage loan is one of two (2) mortgage loans comprising the One New York Plaza loan combination that includes: (i) the One New York Plaza underlying mortgage loan; and (ii) the One New York Plaza pari passu non-trust mortgage loan, with an original principal balance of $200,000,000.

(5)	The 888 Seventh Avenue underlying mortgage loan is one of three (3) mortgage loans comprising the 888 Seventh Avenue loan combination that includes: (i) the 888 Seventh Avenue underlying mortgage loan; (ii) the 888 Seventh Avenue senior note A1 non-trust mortgage loan, with an original principal balance of $145,894,000; and (iii) the 888 Seventh Avenue senior note A2 non-trust mortgage loan, with an original principal balance of $145,894,000. The 888 Seventh Avenue senior note A1 non-trust mortgage loan and the 888 Seventh Avenue senior note A2 non-trust mortgage loan are pari passu in right of payment with each other and generally senior in right of payment to the 888 Seventh Avenue underlying mortgage loan.

For a more detailed description of the related co-lender arrangement and the priority of payments among the mortgage loans comprising each loan combination, see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

As provided below under ‘‘—888 Seventh Avenue Mortgagee of Record, Master Servicer and Special Servicer,’’ the 888 Seventh Avenue underlying mortgage loan is being serviced under the series 2006-C1 pooling and servicing agreement, which is the servicing agreement for the securitization of a related non-trust mortgage loan. The other loan combinations in the chart above will, however, be serviced under the series 2006-C4 pooling and servicing agreement by the master servicer and the special servicer thereunder.

Pursuant to one or more co-lender or similar agreements with respect to each of the loan combinations, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of the mortgage loans in the subject loan combination (acting together), may be granted various rights and powers with respect to the subject loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘The Series 2006-C4 Pooling and Servicing Agreement—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this prospectus supplement.

888 Seventh Avenue Mortgagee of Record, Master Servicer and Special Servicer	The entire 888 Seventh Avenue loan combination (including the 888 Seventh Avenue underlying mortgage loan) is currently being—and, upon issuance of the series 2006-C4 certificates, will continue to be—serviced and administered pursuant to the series 2006-C1 pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2006-C4 pooling and servicing agreement. In that regard—

•	LaSalle Bank National Association is also the trustee under the series 2006-C1 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to the entire 888 Seventh Avenue loan combination;

•	Wachovia Bank, National Association is also the master servicer under the series 2006-C1 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire 888 Seventh Avenue loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2006-C1 pooling and servicing agreement; and

•	LNR Partners, Inc. is also the special servicer under the series 2006-C1 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire 888 Seventh Avenue loan combination, subject to resignation or replacement pursuant to the terms of the series 2006-C1 pooling and servicing agreement, including replacement, without cause, (a) by the holders of a majority interest in a designated controlling class of series 2006-C1 certificates, and (b) as special servicer with respect to the related loan combination only, if and for so long as the total unpaid principal balance of the 888 Seventh Avenue underlying mortgage loan, net of any appraisal reduction amount with respect to the subject loan combination allocable under the series 2006-C1 pooling and servicing agreement to the 888 Seventh Avenue underlying mortgage loan, is greater than, or equal to, 25% of the original principal balance of that underlying mortgage loan, by the series 2006-C4 controlling class representative, as designee of the holder of the 888 Seventh Avenue underlying mortgage loan.

We further discuss appraisal reduction amounts and the allocation thereof under ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties— Advances of Delinquent Monthly Debt Service Payments’’ below.

Notwithstanding the foregoing, references in this prospectus supplement to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2006-C4 pooling and servicing agreement unless the context clearly indicates otherwise.

Controlling Class of Certificateholders	The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2006-C4 certificates will have certain rights and powers under the series 2006-C4 pooling and servicing agreement, as described under ‘‘Risk Factors—The Interests of the Series 2006-C4 Controlling Class Certificateholders May be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2006-C4 Pooling and Servicing Agreement—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement.

Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2006-C4 certificateholders will be the holders of a non-offered class of series 2006-C4 certificates.

Class HAF Representative	The class HAF representative will, in general, be designated by the holders or beneficial owners of the class HAF principal balance certificates representing a majority of the voting rights evidenced by all of the class HAF principal balance certificates. The class HAF representative will have certain rights and powers under the series 2006-C4 pooling and servicing agreement with respect to the 70 Hudson Street, AMLI of North Dallas and Fountains of Miramar underlying mortgage loans, as described under ‘‘Risk Factors—The Interests of the Holders of the Split Loan Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2006-C4 Pooling and Servicing Agreement—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement.

Class SBC Representative	The class SBC representative will, in general, be designated by the holders or beneficial owners of the class SBC principal balance certificates representing a majority of the voting rights evidenced by all of the class SBC principal balance certificates. The class SBC representative will have certain rights and powers under the series 2006-C4 pooling and servicing agreement with respect to the Sturbridge Commons underlying mortgage loan, as described under ‘‘Risk Factors—The Interests of the Holders of the Split Loan Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2006-C4 Pooling and Servicing Agreement—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement.

Underwriters	Lehman Brothers Inc. and UBS Securities LLC are the underwriters with respect to the offered certificates. In connection therewith—

•	Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner, and

•	UBS Securities LLC is acting as co-lead manager.

Lehman Brothers Inc. is our affiliate and an affiliate of one or more of the mortgage loan sellers. UBS Securities LLC is an affiliate of another mortgage loan seller. See ‘‘Method of Distribution’’ in this prospectus supplement.

Summary of Transaction Parties

Relevant Dates and Periods

Cut-off Date	Three (3) mortgage loans that we intend to include in the trust, representing 0.9% of the initial mortgage pool balance, were originated after June 12, 2006. The remainder of the underlying mortgage loans were originated on or before June 12, 2006. Accordingly, references to ‘‘cut-off date’’ in this prospectus supplement mean, individually and collectively:

•	June 12, 2006, in the case of each underlying mortgage loan originated on or before that date; and

•	the related date of origination, in the case of each underlying mortgage loan originated after June 12, 2006.

All payments and collections received on each underlying mortgage loan after its cut-off date, excluding any payments or collections that represent amounts due on or before that cut-off date, will belong to the trust.

Issue Date	The date of initial issuance for the offered certificates will be on or about June 29, 2006.

Distribution Frequency/Distribution Date	Payments on the offered certificates are scheduled to occur monthly, commencing in July 2006. During any given month, the distribution date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

Record Date	The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the series 2006-C4 certificates at the close of business on each record date will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the offered certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

•	will end on a specified day of the same calendar month in which the related distribution date occurs or, if that specified day is not a business day, then on the immediately following business day.

However, the collection period for any distribution date for any underlying mortgage loan that is part of a loan combination may differ from the collection period with respect to the rest of the mortgage pool for that distribution date. Accordingly, there may be multiple collection periods with respect to each distribution date, such as (a) a collection period with respect to each underlying mortgage loan that is part of a loan combination, and (b) a collection period with respect to the rest of the mortgage pool, which collection periods will not necessarily coincide with each other.

Unless the context clearly indicates otherwise, references in any other portion of this prospectus supplement to ‘‘collection period’’ will mean, individually and collectively, as applicable, all of the foregoing collection periods for the subject distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period commencing on the 11th day of the month preceding the month in which that distribution date occurs and ending on the 10th day of the month in which that distribution date occurs. Interest will be calculated with respect to each class of offered certificates assuming that each year consists of twelve 30-day months.

Because of the timing of their origination in June 2006 or for other reasons, three (3) underlying mortgage loans, representing 0.9% of the initial mortgage pool balance, do not provide for the payment of a full month’s interest in July 2006. In connection therewith, the related mortgage loan seller will supplement any amounts payable by the related borrower in July 2006, such that the trust will receive, in July 2006, a full month’s interest with respect to those mortgage loans. For purposes of determining distributions on the series 2006-C4 certificates, each of those supplemental payments should be considered a payment by the related borrower.

Rated Final Distribution Date	The rated final distribution dates for the respective classes of the offered certificates are as follows:

•	for the class A-1, A-2, A-3 and A-AB certificates, the distribution date in June 2032; and

•	for the class A-4, A-1A, A-M, A-J, B, C, D, E and F certificates, the distribution date in June 2038.

See ‘‘Ratings’’ in this prospectus supplement.

Assumed Final Distribution Date	With respect to any class of offered certificates, the assumed final distribution date is the distribution date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon—

•	the assumption that each borrower timely makes all payments on its underlying mortgage loan;

•	the assumption that no borrower otherwise prepays its underlying mortgage loan prior to stated maturity; and

•	the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this prospectus supplement.

Accordingly, the assumed final distribution date for each class of offered certificates is the distribution date in the calendar month and year set forth below for that class:

Class	Month and Year of Assumed Final Distribution Date
A-1	March 2011
A-2	June 2011
A-3	May 2013
A-AB	December 2015
A-4	May 2016
A-1A	May 2016
A-M	June 2016
A-J	June 2016
B	June 2016
C	June 2016
D	June 2016
E	June 2016
F	June 2016

Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under ‘‘Description of the Offered Certificates—Registration and Denominations’’ in this prospectus supplement and under ‘‘Description of the Certificates—Book-Entry Registration’’ in the accompanying base prospectus.

Payments

A.	General	The trustee will make payments of interest and, except in the case of the class X, principal to the following classes of series 2006-C4 certificateholders, sequentially as follows:

1st	A-1, A-2, A-3, A-AB, A-4, A-1A and X
2nd	A-M
3rd	A-J
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	P
17th	Q
18th	S
19th	T

Amounts allocable as interest and principal with respect to the non-trust mortgage loans and the respective non-pooled portions of the underlying split mortgage loans will not be available to make payments of interest and/or principal with respect to the classes of series 2006-C4 certificates listed in the foregoing table.

The allocation of interest payments among the A-1, A-2, A-3, A-AB, A-4, A-1A and X classes is described under ‘‘—Payments—Payments of Interest’’ below. The class R-I, R-II, R-III and R-LR certificates do not bear interest and do not entitle their respective holders to payments of interest.

The allocation of principal payments among the A-1, A-2, A-3, A-AB, A-4 and A-1A classes is described under ‘‘—Payments—Payments of Principal’’ below. The class X, R-I, R-II, R-III and R-LR certificates do not have principal balances and do not entitle their respective holders to payments of principal.

As described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ and ‘‘Description of the Offered Certificates—Payments’’ in this prospectus supplement, the class HAF principal balance certificates will collectively represent a right to receive, and the class SBC principal balance certificates will likewise collectively represent a right to receive, in each such case out of payments (or advances in lieu thereof) and other collections on the related (or, in the case of the class HAF principal balance certificates, each related) split underlying mortgage loan that are allocated on a subordinated basis to the non-pooled portion thereof, monthly payments of: (a) interest at the respective pass-through rates for the various classes of those series 2006-C4 certificates; and (b) as to the subject split underlying mortgage loan, either a pro rata share

(generally based on the relative sizes of the pooled and non-pooled portions of that split underlying mortgage loan) of—or, under certain default scenarios, only after payment in full of the balance of the pooled portion of that split underlying mortgage loan, any remaining portion of—any and all scheduled payments of principal (or advances in lieu thereof) on, and other collections of previously unadvanced principal of, the subject split underlying mortgage loan.

See ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement.

B. Loan Groups	For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

•	a loan group no. 1 consisting of all of the underlying mortgage loans that are generally secured by property types other than multifamily and mobile home park (with the exception of two (2) underlying mortgage loans that are, in each case, secured by a multifamily property);

•	a loan group no. 2 consisting of all of the underlying mortgage loans that are generally secured by multifamily and mobile home park properties (but excluding two (2) underlying mortgage loans that are, in each case, secured by a multifamily property).

Loan group no. 1 will contain a total of 106 underlying mortgage loans that represent 79.1% of the initial mortgage pool balance, and loan group no. 2 will contain a total of 39 underlying mortgage loans that represent 20.9% of the initial mortgage pool balance. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this prospectus supplement.

As and to the extent described under ‘‘—Payments of Principal’’ and ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ below in this prospectus supplement, amounts collected with respect to loan group no. 2 will have a direct effect on distributions to the holders of the class A-1A certificates and amounts collected with respect to loan group no. 1 will have a direct effect on distributions to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates.

C. Payments of Interest	Each class of series 2006-C4 certificates—other than the class R-I, R-II, R-III and R-LR certificates—will bear interest. In each case, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for the particular class of series 2006-C4 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class of series 2006-C4 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

Interest payments with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates are to be made concurrently:

•	in the case of the class A-1, A-2, A-3, A-AB and A-4 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2006-C4 certificates, from available funds attributable to loan group no. 1;

•	in the case of the class A-1A certificates, from available funds attributable to loan group no. 2; and

•	in the case of the class X certificates, from available funds attributable to loan group no. 1 and/or loan group no. 2.

provided that, if the foregoing would result in a shortfall in the interest payment on any of the A-1, A-2, A-3, A-AB, A-4, A-1A and X classes, then payments of interest will be made on those classes of series 2006-C4 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool; and provided, further, that the ‘‘available funds’’ referred to above in this sentence do not include amounts attributable to any non-trust mortgage loan or the non-pooled portion of any split underlying mortgage loan.

The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment—or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment—on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this prospectus supplement, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•	in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer to cover prepayment interest shortfalls resulting from the voluntary prepayments on non-specially serviced mortgage loans during the related collection period, will generally be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2006-C4 certificates, including the offered certificates, but excluding the series 2006-C4 split loan principal balance certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period; provided that—

•	any such resulting interest shortfall that is attributable to a prepayment of any of the non-pooled portions of the 70 Hudson Street, AMLI of North Dallas and Fountains of Miramar underlying mortgage loans would be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective classes of the class HAF principal balance certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period; and

•	any such resulting interest shortfall that is attributable to a prepayment of the non-pooled portion of the Sturbridge Commons underlying mortgage loan would be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective classes of the class SBC certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

On each distribution date, subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement.

D. Payments of Principal	Subject to available funds and the payment priority described under ‘‘— Payments—General’’ above, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

Subject to the discussion under ‘‘—Payments—Amortization, Liquidation and Payment Triggers’’ below, the trustee is required to make payments of principal to the holders of the various classes of the series 2006-C4 principal balance certificates (exclusive of the series 2006-C4 split loan principal balance certificates), in a specified sequential order, such that:

•	no payments of principal will be made to the holders of any of the class G, H, J, K, L, M, N, P, Q, S and T certificates until the total principal balance of the offered certificates is reduced to zero;

•	no payments of principal will be made to the holders of the class A-M, A-J, B, C, D, E or F certificates until, in the case of each class of those offered certificates, the total principal balance of all more senior classes of offered certificates is reduced to zero;

•	no payments of principal with respect to loan group no. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

•	no payments of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	no payments of principal will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to loan group no. 2;

•	on any given distribution date, beginning with the distribution date in June 2011, the total principal balance of the class A-AB certificates must be paid down to the applicable scheduled principal balance for that class set forth on Annex E to this prospectus supplement before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

•	no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

The total payments of principal to be made on the series 2006-C4 principal balance certificates (exclusive of the series 2006-C4 split loan principal balance certificates) on any distribution date will, in general, be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective split mortgage loan pooled portions only) during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective split mortgage loan pooled portions only) that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2006-C4 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2006-C4 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group no. 1 or loan group no. 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments of other collections of principal on the other loan group. Notwithstanding the foregoing, no amounts collected with respect to any split underlying mortgage loan and otherwise distributable with respect to any class of series 2006-C4 split loan principal balance certificates may be applied to reimburse or pay interest on advances, or to pay other unanticipated trust fund expenses, with respect to any underlying mortgage loan other than the split underlying mortgage loan evidenced by that class of series 2006-C4 split loan principal balance certificates.

On any distribution date, as described under ‘‘Description of the Mortgage Pool —Split Mortgage Loans’’ and ‘‘Description of the Offered Certificates—Payments’’ in this prospectus supplement, the class HAF principal balance certificates will represent with respect to each of the 70 Hudson Street, AMLI of North Dallas and Fountains of Miramar underlying mortgage loans, and the class SBC principal balance certificates will represent with respect to the Sturbridge

Commons underlying mortgage loan, a right to receive either a pro rata share (generally based on the relative sizes of the pooled and non-pooled portions of the subject split underlying mortgage loan) of—or, under certain default scenarios, after payment in full of the principal balance of the pooled portion of the subject split underlying mortgage loan, any remaining portion of—any and all payments (or advances in lieu thereof) and other collections of principal on the subject split underlying mortgage loan. See ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement.

The class X, R-I, R-II, R-III and R-LR certificates do not have principal balances and do not entitle their holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Payments of Principal,’’ ‘‘—Payments—Priority of Payments’’ and ‘‘—Payments—Payments on the Split Loan Principal Balance Certificates’’ in this prospectus supplement.

E. Amortization, Liquidation and Payment Triggers	Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates may be reduced to zero at a time when the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, or any two or more classes of those certificates, remain outstanding. If that occurs, then any payments of principal on the outstanding class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be made among those classes of series 2006-C4 certificates on a pro rata basis in accordance with their respective total principal balances.

Also, specified parties may terminate the trust when the mortgage pool balance (including the split mortgage loan non-pooled portions) is reduced to less than approximately 1% of the initial total principal balance of the series 2006-C4 principal balance certificates, as described under ‘‘—Optional Termination’’ below.

F. Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge (including, in connection with the related mortgage loan seller's repurchase in connection with a defeasance (prior to the second anniversary of the date of initial issuance of the series 2006-C4 certificates) of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rite Aid – Church Street, if the borrower delivers cash instead of securities to effect such defeasance, the portion of the purchase price representing the amount, if any, by which the proceeds from any such cash defeasance deposit exceed the principal balance of, together with interest on and costs and expenses associated with, the mortgage loan) is collected on any of the underlying mortgage loans (exclusive of any prepayment premium or yield maintenance charge collected with respect to a split underlying mortgage loan that is allocable to the non-pooled portion thereof), then the trustee will pay that amount, net of any liquidation fee or workout fee payable in connection with the receipt thereof, in the proportions described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement, to—

•	the holders of the class X certificates; and/or

•	the holders of any of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan.

If any prepayment consideration is collected during any particular collection period with respect to a split underlying mortgage loan, primarily as a result of a default and liquidation, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the related pooled portion and the related non-pooled portion on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the respective non-pooled portions of the 70 Hudson Street, AMLI of North Dallas and Fountains of Miramar underlying mortgage loans will be distributed to the applicable holders of the class HAF principal balance certificates, and the portion of any prepayment consideration allocable to the non-pooled portion of the Sturbridge Commons underlying mortgage loan will be distributed to the applicable holders of the class SBC principal balance certificates.

G. Fees and Expenses	The amounts available for distribution on the series 2006-C4 certificates on any distribution date will generally be net of the following amounts:

Type / Recipient (1)	Amount	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, one-twelfth of the related annual master servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan (2)	Monthly

Type / Recipient (1)	Amount	Frequency
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any Loan Combination-specific custodial account	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers	Monthly
	Late payment charges and default interest actually collected on any underlying mortgage loan (and, in the case of the 888 Seventh Avenue underlying mortgage loan, to the extent passed through to the issuing entity), but only to the extent that such late payment charges and default interest (a) accrued on a non-specially serviced mortgage loan and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan or on the 888 Seventh Avenue underlying mortgage loan: (i) interest on advances or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees), in either case currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed	Time to time

Type / Recipient (1)	Amount	Frequency
Outside Master Servicing Fee/ Other Master Servicer of the 888 Seventh Avenue Underlying Mortgage Loan	With respect to the 888 Seventh Avenue underlying mortgage loan, interest accrued at the related annual outside master servicing fee rate for the same number of days as, and on the same principal amount on which, interest accrues or is deemed to accrue from time to time on the 888 Seventh Avenue underlying mortgage loan (3)	Monthly
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than the 888 Seventh Avenue underlying mortgage loan) and non-trust mortgage loan that is being specially serviced or as to which the related mortgaged real property has become an REO property, one-twelfth of the annual special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan (4)	Monthly
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than the 888 Seventh Avenue underlying mortgage loan) and non-trust mortgage loan that has been and continues to be worked out, the workout fee rate of 1.0% multiplied by each collection of interest (other than default interest), principal and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Time to time

Type / Recipient (1)	Amount	Frequency
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than the 888 Seventh Avenue underlying mortgage loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than the 888 Seventh Avenue underlying mortgage loan) or REO property as to which the special servicer obtains any liquidation proceeds, with limited exceptions, an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO account	Monthly
	Late payment charges and default interest collected on any mortgage loan (other than the 888 Seventh Avenue underlying mortgage loan), but only to the extent such late payment charges and default interest (a) accrued on that mortgage loan while it was specially serviced or after the related mortgaged property became an REO property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Time to time

Type / Recipient (1)	Amount	Frequency
Outside Special Servicing Fee/ Other Special Servicer of the 888 Seventh Avenue Underlying Mortgage Loan	With respect to the 888 Seventh Avenue underlying mortgage loan, one-twelfth of the related annual outside special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on the 888 Seventh Avenue underlying mortgage loan (with a minimum of $4,000 per month for the entire related loan combination). (3)(10)	Monthly
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Other Special Servicer of the 888 Seventh Avenue Underlying Mortgage Loan	With respect to the 888 Seventh Avenue underlying mortgage loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement are substantially identical to the corresponding fees under the series 2006-C4 pooling and servicing agreement. (10)	Time to Time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(5)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees and similar fees actually collected on the underlying mortgage loans (other than the 888 Seventh Avenue underlying mortgage loan) and the non-trust mortgage loans	Monthly
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual trustee fee rate, multiplied by the aggregate stated principal balance of the mortgage pool outstanding immediately prior to that distribution date (6)	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account	Monthly
Expenses
Servicing Advances / Trustee, Master Servicer or Special Servicer	To the extent of funds available, the amount of any servicing advances (7)	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding servicing advance (8)	Time to time

Type / Recipient (1)	Amount	Frequency
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances (7)	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding P&I advance (8)	Time to time
Indemnification Expenses / Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the series 2006-C4 pooling and servicing agreement (9)	Time to time
Servicing Advances, Interest on Servicing Advances, Indemnification Expenses / Other Master Servicer or Other Special Servicer of the 888 Seventh Avenue Underlying Mortgage Loan	Substantially the same as corresponding items under the series 2006-C4 pooling and servicing agreement (11)	Time to time
Interest on delinquency advances with respect to 888 Seventh Avenue non-trust loans/Applicable Advancing Party	Substantially the same as corresponding item under the series 2006-C4 pooling and servicing agreement (11)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and be reimbursed for the same expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2006-C4 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.

(2)	The master servicing fee rate (which includes the outside master servicing fee rate in footnote (3) below) for each mortgage loan will range, on a loan-by-loan basis, from 0.02% per annum to 0.11% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Master Servicing Compensation.’’

(3)	The outside master servicing fee rate for the 888 Seventh Avenue underlying mortgage loan will equal 0.01% per annum. The outside special servicing fee rate for the outside serviced trust mortgage loan will equal 0.35% per annum.

(4)	The special servicing fee rate for each mortgage loan will equal 0.25% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C4 Pooling and Servicing Agreement— Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation —The Special Servicing Fee.’’

(5)	Allocable between the master servicer and the special servicer as provided in the series 2006-C4 pooling and servicing agreement.

(6)	The trustee fee rate will equal 0.001% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Trustee Compensation.’’

(7)	Reimbursable out of collections on the related mortgage loan, except that advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.

(8)	Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.

(9)	Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2006-C4 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2006-C4 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2006-C4 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2006-C4 pooling and servicing agreement or allocable overhead.

(10)	Amounts otherwise payable to the issuing entity with respect to the 888 Seventh Avenue underlying mortgage loan will be applied to cover special servicing fees, workout fees and liquidation fees earned with respect to the 888 Seventh Avenue non-trust loans before amounts on those non-trust loans are so applied.

(11)	Payable first out of amounts otherwise payable to issuing entity with respect to the 888 Seventh Avenue underlying mortgage loan and then out of other collections on the 888 Seventh Avenue loan combination.

The foregoing fees and expenses will generally be payable prior to distribution on the series 2006-C4 certificates. Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust, including information regarding the general purpose of and the source of payment for those fees and expenses, is set forth under ‘‘Description of the Offered Certificates—Fees and Expenses’’ in this prospectus supplement.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Because of losses on the underlying mortgage loans—including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement—and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of outstanding advances of principal and exclusive of the respective non-pooled portions of the split underlying mortgage loans, may fall below the total principal balance of the series 2006-C4 principal balance certificates, exclusive of the series 2006-C4 split loan principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the trust cause such a deficit to exist following the payments made on the series 2006-C4 certificates on any distribution date, the total principal balances of the following classes of series 2006-C4 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-3, A-AB, A-4 and A-1A, pro rata by total principal balance

Notwithstanding the foregoing, as and to the extent described under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement—

•	losses on and/or default related or other unanticipated trust fund expenses with respect to any of the 70 Hudson Street, AMLI of North Dallas and Fountains of Miramar underlying mortgage loans—but only insofar as they result in a loss or permanent shortfall of principal with respect to the related non-pooled portion thereof—will first be allocated to reduce the total principal balance of the class HAF-11, HAF-10, HAF-9, HAF-8, HAF-7, HAF-6, HAF-5, HAF-4, HAF-3, HAF-2 and HAF-1 certificates, in that order, and

•	losses on and/or default related or other unanticipated trust fund expenses with respect to the Sturbridge Commons underlying mortgage loan will first be allocated to reduce the total principal balance of the class SBC-15, SBC-14, SBC-13, SBC-12, SBC-11 SBC-10, SBC-9, SBC-8, SBC-7, SBC-6, SBC-5, SBC-4, SBC-3, SBC-2 and SBC-1 certificates, in that order, in each case, prior to being allocated to reduce the total principal balance of any class in the foregoing table.

See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

Reports to Certificateholders	On each distribution date, the trustee will provide or make available to the registered holders of the series 2006-C4 certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee’s report will detail, among other things, the payments made to the series 2006-C4 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

Upon reasonable prior notice, you may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of outstanding advances of principal, but including the respective non-pooled portions of the split underlying mortgage loans, is less than 1.0% of the initial total principal balance of the series 2006-C4 principal balance certificates.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2006-C4 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2006-C4 pooling and servicing agreement, in connection with an exchange of all the remaining series 2006-C4 certificates for all the mortgage loans and foreclosure properties remaining in the trust fund at the time of exchange.

See ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement.

The Underlying Mortgage Loans and the Mortgaged Real Properties

General	In this section, ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties,’’ we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

•	‘‘Description of the Mortgage Pool;’’

•	‘‘Risk Factors;’’

•	Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans;

•	Annex A-2—Certain Characteristics of the Mortgage Pool;

•	Annex A-3—Certain Characteristics of Loan Group No. 1;

•	Annex A-4—Certain Characteristics of Loan Group No. 2;

•	Annex A-5—Certain Monetary Terms of the Underlying Mortgage Loans;

•	Annex A-6—Certain Information Regarding Reserves; and

•	Annex B—Certain Information Regarding Multifamily Properties.

For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C4 certificates will be divided into a loan group no. 1 and a loan group no. 2.

Loan group no. 1 will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with two (2) underlying mortgage loans that are in each case secured by a multifamily property. Loan group no. 1 will consist of 106 mortgage loans, with an initial loan group no. 1 balance of $1,568,036,055, representing approximately 79.1% of the initial mortgage pool balance.

Loan group no. 2 will consist of all but two (2) of the underlying mortgage loans that are secured by multifamily and mobile home park properties. Loan group no. 2 will consist of 39 mortgage loans, with an initial loan group no. 2 balance of $414,294,469, representing approximately 20.9% of the initial mortgage pool balance. See Annex B—Certain Information Regarding Multifamily Properties.

For purposes of calculating distributions on the series 2006-C4 certificates, each of the four (4) underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 70 Hudson Street, AMLI of North Dallas, Fountains of Miramar and Sturbridge Commons, respectively, will be divided into two portions—a non-pooled portion and a pooled portion—as described below:

•	the 70 Hudson Street underlying mortgage loan is a $124,000,000 mortgage loan which is deemed to consist of (a) a pooled portion that has a current principal balance of $75,000,000 and accrues interest at 5.5785% per annum, and (b) a non-pooled portion that has a current principal balance of $49,000,000 and accrues interest at 5.7468% per annum;

•	the AMLI of North Dallas underlying mortgage loan is a $52,388,000 mortgage loan which is deemed to consist of (a) a pooled portion that has a current principal balance of $26,801,000 and accrues interest at 5.9150% per annum, and (b) a non-pooled portion that has a current principal balance of $25,587,000 and accrues interest at 6.2938% per annum;

•	the Fountains of Miramar underlying mortgage loan is a $24,000,000 mortgage loan which is deemed to consist of (a) a pooled portion that has a current principal balance of $12,292,000 and accrues interest at 6.4185% per annum, and (b) a non-pooled portion that has a current principal balance of $11,708,000 and accrues interest at 5.1752% per annum; and

•	the Sturbridge Commons underlying mortgage loan is a $25,350,000 mortgage loan which is deemed to consist of (a) a pooled portion that has a current principal balance of $11,630,000 and accrues interest at 5.8750% per annum, and (b) a non-pooled portion that has a current principal balance of $13,720,000 and accrues interest at 5.9027% per annum.

In connection with the foregoing: (a) the 70 Hudson Street, AMLI of North Dallas, Fountains of Miramar and Sturbridge Commons underlying mortgage loans are sometimes referred to as the split underlying mortgage loans; (b) the respective pooled portions of the split underlying mortgage loans are sometimes referred to as the split mortgage loan pooled portions; and (c) the respective non-pooled portions of the split underlying mortgage loans are sometimes referred to as the split mortgage loan non-pooled portions.

When reviewing the information that we have included in this prospectus supplement, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans (exclusive of the respective split mortgage loan non-pooled portions), references to the initial loan group no. 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 1 (exclusive of the respective split mortgage loan non-pooled portions) and references to the initial loan group no. 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans (or, in the case of each of the split underlying mortgage loans, the cut-off date principal balance of the pooled portion of that mortgage loan) on Annex A-1 to this prospectus supplement.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances or, in the case of each of the split underlying mortgage loans, unless the context clearly indicates otherwise, based on the cut-off date principal balance of the related split mortgage loan pooled portion only.

•	When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances or, in the case of each of the split underlying mortgage loans, unless the context clearly indicates other wise, based on the cut-off date principal balance of the related split mortgage loan pooled portion only.

•	Unless specifically indicated otherwise, all statistical information with respect to each of the split underlying mortgage loans, including principal balances, loan-to-value ratios and debt service coverage ratios, is being presented based only on the pooled portion of that mortgage loan, as if the related non-pooled portion of that mortgage loan is a separate subordinated mortgage loan that is not included in the trust.

•	With respect to each of the underlying mortgage loans that are part of a loan combination, unless the context clearly indicates otherwise, certain statistical information—in particular, information relating to debt service coverage ratios, loan-to-value ratios and loan amount per square foot or other unit of measurement—in this prospectus supplement is calculated in the following manner:

1.	with respect to the One New York Plaza underlying mortgage loan, taking into account the corresponding pari passu non-trust mortgage loan in the One New York Plaza loan combination;

2.	with respect to the 888 Seventh Avenue underlying mortgage loan, taking into account both of the 888 Seventh Avenue senior non-trust mortgage loans in the 888 Seventh Avenue loan combination; and

3.	with respect to each of the Two Penn Center underlying mortgage loan, the Seven Corners underlying mortgage loan and the Palm Lake Apartments underlying mortgage loan, without regard to the corresponding non-trust mortgage loan in the subject loan combination, which non-trust loan is generally subordinate.

See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 888 Seventh Avenue Mortgage Loan’’ and ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

•	If any of the underlying mortgage loans is secured by multiple real properties located in more than one state or representing more than one property type, a portion of the subject mortgage loan has been allocated to each of those properties.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See ‘‘—Additional Statistical Information’’ below.

•	Whenever we refer to a particular mortgaged real property by name, we mean the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular mortgage loan by name, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

It has been confirmed to us by S&P and/or Moody’s that 7 of the mortgage loans that we intend to include in the trust, representing 30.9% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Three (3) of those mortgage loans are described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement.

Acquisition of Mortgage Loans	On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the sponsors and/or affiliates thereof and will transfer the mortgage loans to the trust. Following the date of initial issuance of the series 2006-C4 certificates, no party will have the ability to add mortgage loans to the trust fund.

Payment and Other Terms	Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien. However, the 888 Seventh Avenue underlying mortgage loan is subordinate in right of payment to both of the 888 Seventh Avenue senior non-trust mortgage loans.

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

Each of the mortgage loans that we intend to include in the trust (or, in the case of a split underlying mortgage loan, the pooled portion thereof) currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. The mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

Subject, in some cases, to a next business day convention—

•	One (1) of the mortgage loans that we intend to include in the trust, representing 0.3% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the fifth day of each month;

•	One (1) of the mortgage loans that we intend to include in the trust, representing 10.1% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the sixth day of each month;

•	One hundred fourty-three (143) of the mortgage loans that we intend to include in the trust, representing 89.6% of the initial mortgage pool balance, each provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

One hundred forty-four (144) of the mortgage loans that we intend to include in the trust, representing 99.7% of the initial mortgage pool balance, of which 105 mortgage loans are in loan group no. 1, representing 99.6% of the initial loan group no. 1 balance, and 39 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively, provide for:

•	either (a) amortization schedules that (i) are significantly longer than their respective remaining terms to stated maturity and (ii) in some cases, begin following the end of an initial interest-only period or (b) no amortization prior to stated maturity; and

•	a substantial balloon payment of principal on each of their respective maturity dates.

Thirty-nine (39) of the balloon mortgage loans identified in the prior paragraph, representing 46.4% of the initial mortgage pool balance, of which 29 mortgage loans are in loan group no. 1, representing 43.7% of the initial loan group no. 1 balance, and 10 mortgage loans are in loan group no. 2, representing 57.0% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 50 of the balloon mortgage loans identified in the prior paragraph, representing 41.4% of the initial mortgage pool balance, of which 40 mortgage loans are in loan group no. 1, representing 46.9% of the initial loan group no. 1 balance, and 10 mortgage loans are in loan group no. 2, representing 20.7% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related stated maturity date.

One (1) of the mortgage loans that we intend to include in the trust, representing 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group no. 1 balance, has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

Delinquency/Loss Information	Except for the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rite Aid-Church Street, which is in loan group no. 1 (representing 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group no. 1 balance), none of the mortgage loans that we intend to include in the trust were as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment, and there has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rite Aid-Church Street, which is in loan group no. 1 (representing 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group no. 1 balance), the terms of the related loan documents called for an increase of approximately $3,806 in the monthly amortization payment due from the related borrower commencing with the payment date in September 2004; however, the party servicing the loan on behalf of the lender failed to increase the payment remitted to the lender from the lockbox account. Consequently, the full monthly debt service payment due pursuant to the loan documents was not received by the lender commencing with the payment date in September 2004 up to and including the payment date in May 2006. The party servicing the loan on behalf of the lender extended an unsecured loan to the principals of the borrower in the amount of the shortfall, which calls for repayment over an extended period of time. The proceeds of such unsecured loan have been contributed to the borrower and on the payment date in June 2006, all past due amortization was deposited in the lockbox account.

Prepayment Provisions	All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; and/or

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

One (1) of the mortgage loans that we intend to include in the trust, which mortgage loan is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rite Aid—Church Street, which is in loan group no. 1 (representing 0.3%, of the initial mortgage pool balance and 0.4%, of the initial loan group no. 1 balance), now provides for a defeasance period and can be defeased currently. Any defeasance, prior to the second anniversary of the date of initial issuance of the series 2006-C4 certificates, of that underlying mortgage loan would trigger a repurchase obligation on the part of the related mortgage loan seller. See ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement. With respect to the modeling assumptions used in this prospectus supplement, that underlying mortgage loan will be treated as being in a yield maintenance period prior to the second anniversary of the initial issuance of the series 2006-C4 certificates. For all other purposes in this prospectus supplement, that underlying mortgage loan will be treated as being in a defeasance period at all times prior to the date on which the borrower may prepay that underlying mortgage loan without penalty.

Advances of Delinquent Monthly Debt Service Payments	Except as described below in this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due or assumed due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees (and, in the case of the 888 Seventh Avenue underlying mortgage loan, further net of any comparable fees payable for the subject mortgage loan pursuant to the governing servicing agreement). In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for that advance, together with interest at a published prime rate.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan.

Neither the master servicer nor the trustee will be required to make any advance of delinquent debt service payments with respect to any non-trust mortgage loan included in any of the loan combinations described in this prospectus supplement.

Subject to the discussions below regarding the outside serviced underlying mortgage loan, if there occurs or exists any of various specified adverse events or circumstances with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal (or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property) must be obtained or conducted. If, based on that appraisal or other valuation, subject to the discussion below regarding underlying mortgage loans that are part of loan combinations, it is determined that—

•	the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

•	an amount equal to—

1.	90% of the new appraised or estimated value of that real property (which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information), minus

2.	the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

3.	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Appraisal reduction amounts will not affect the principal portion of P&I advances.

The calculation of any appraisal reduction amount, as described above under this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ section, in respect of any underlying mortgage loan that is part of a loan combination will, in each case, take into account all of the mortgage loans comprising the related loan combination. The applicable servicer will determine whether an appraisal reduction amount exists with respect to the entire subject loan combination based on a calculation that generally treats the subject loan combination as if it was a single underlying mortgage loan. Except in the case of the 888 Seventh Avenue loan combination, any resulting appraisal reduction amount will be allocated among the mortgage loans in a loan combination, in general, first, to any related non-trust mortgage loan that is subordinate and, then, to the related underlying mortgage loan or, if applicable, on a pro rata basis by balance, between the related pari passu non-trust mortgage loan and the related underlying mortgage loan, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this prospectus supplement. In the case of the 888 Seventh Avenue loan combination, any resulting appraisal reduction amount will be allocated first, to the 888 Seventh Avenue underlying mortgage loan (which is the subordinate mortgage loan in that loan combination) and, then, to the two (2) 888 Seventh Avenue senior non-trust mortgage loans, on a pro rata basis by balance between those two non-trust mortgage loans, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this prospectus supplement. The amount of advances of interest on any of the underlying mortgage loans that are part of a loan combination will reflect any appraisal reduction amount allocable thereto.

See ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Required Appraisals’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement. See also ‘‘Description of the Governing Documents— Advances’’ in the accompanying base prospectus.

Removal of Underlying Mortgage Loans

A. Repurchase Due to Breach of Representation or Warranty	As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and UBS Real Estate Investments Inc. will make with respect to each underlying mortgage loan contributed by it, the representations and warranties generally described under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this prospectus supplement. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document omission with respect to any underlying mortgage loan, as discussed under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ below in this prospectus supplement, then we, in the case of a mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and UBS Real Estate Investments Inc., in the case of a mortgage loan contributed by it, may be required, under certain circumstances, to repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b) all unpaid interest, other than default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 2006-C4 pooling and servicing agreement.

Notwithstanding the foregoing, the obligation to repurchase an underlying mortgage loan only arises if Lehman Brothers Holdings Inc. (or an affiliate) or UBS Real Estate Investments Inc., as applicable, are unable to cure the subject material breach or material document defect, as the case may be, and do not exercise their option to instead pay an amount equal to the loss of value directly attributed to such material breach or material document omission (which amount may not cover the amount of actual losses and expenses incurred by the trust). The foregoing obligation to cure, pay loss of value or repurchase is further contingent on (i) us or UBS Real Estate Investments Inc. being notified of the subject missing document or breach and (ii) either (a) we, in the case of an underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, or UBS Real Estate Investments Inc., in the case of an underlying mortgage loan contributed by it, agreeing that, or (b) an arbitration panel making a binding determination that, a material breach or a material document omission, as the case may be, exists.

See ‘‘Description of the Mortgage Pool—Representations and Warranties,’’ ‘‘—Assignment of the Underlying Mortgage Loans’’ and ‘‘—Cures and Repurchases’’ in this prospectus supplement.

B. Fair Value Option	Any single certificateholder or group of certificateholders with a majority interest in the series 2006-C4 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 2006-C4 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Fair Value Option’’ in this prospectus supplement.

C. Other Purchase Options	The following third parties or their designees will have the option to purchase one or more underlying mortgage loans out of the trust, generally after such mortgage loan has become a specially serviced mortgage loan:

•	with respect to each underlying mortgage loan that is part of a loan combination, pursuant to a related co-lender or similar agreement, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted the right to purchase the subject underlying mortgage loan, in each case under the circumstances described under ‘‘Description of the Mortgage Pool—Loan Combinations;’’

•	the class HAF representative and the class SBC representative will each be entitled, following certain events, including the occurrence of a monetary event of default and the transfer to special servicing of a related split underlying mortgage loan, to purchase that related split underlying mortgage loan from the trust fund, as described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders—Additional Rights of the Split Loan Class Representatives; Right to Purchase and Right to Cure Defaults’’ in this prospectus supplement; and

•	a mezzanine lender with respect to the borrower under an underlying mortgage loan may be entitled to purchase that mortgage loan from the trust fund upon the occurrence of a default thereunder or upon the transfer thereof to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement (see, for example, ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Federal Street Mortgage Loan—Mezzanine Financing,’’—Significant Underlying Mortgage Loans—The Chatsworth Park Apartments Mortgage Loan—Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information— Other Financing’’ in this prospectus supplement).

Additional Statistical Information

A. General Characteristics	The mortgage pool, loan group no. 1 and loan group no. 2 will have the following general characteristics as of the cut-off date:

	Mortgage Pool	Loan Group No. 1	Loan Group No. 2
Total cut-off date principal balance	$1,982,330,524	$1,568,036,055	$414,294,469
Number of mortgage loans	145	106	39
Number of mortgaged real properties	167	118	49
Maximum cut-off date principal balance	$262,000,000	$262,000,000	$84,730,000
Minimum cut-off date principal balance	$1,047,330	$1,073,520	$1,047,330
Average cut-off date principal balance	$13,671,245	$14,792,793	$10,622,935
Maximum mortgage interest rate	8.4500%	8.4500%	6.6950%
Minimum mortgage interest rate	5.4995%	5.4995%	5.5600%
Weighted average mortgage interest rate	5.9434%	5.9216%	6.0259%
Maximum original term to maturity	240 months	240 months	180 months
Minimum original term to maturity	48 months	60 months	48 months
Weighted average original term to maturity	113 months	119 months	88 months
Maximum remaining term to maturity	179 months	167 months	179 months
Minimum remaining term to maturity	47 months	57 months	47 months
Weighted average remaining term to maturity	111 months	118 months	87 months
Weighted average underwritten debt service coverage ratio	1.44x	1.46x	1.36x
Weighted average cut-off date loan-to-value ratio	65.8%	64.9%	69.5%

In reviewing the foregoing table, please note that:

•	The initial mortgage pool balance, the initial loan group no. 1 balance and the initial loan group no. 2 balance are each subject to a permitted variance of plus or minus 5%. None of those balances reflects the respective non-pooled portions of the split underlying mortgage loans.

•	Unless specifically indicated otherwise, all statistical information with respect to each of the split underlying mortgage loans, including principal balances, mortgage interest rate, term to maturity, loan-to-value ratios and debt service coverage ratios, is being presented in this prospectus supplement based only on the related split mortgage loan pooled portion, as if the non-pooled portion of each of those mortgage loans is a separate subordinated mortgage loan that is not included in the trust. Taking into account both the pooled and non-pooled portions of each of the split underlying mortgage loans, the cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for (i) the 70 Hudson Street underlying mortgage loan is 77.5% and 1.36x, respectively, and (ii) the AMLI of North Dallas underlying mortgage loan is 80.0% and 1.20x, respectively, (iii) the Fountains of Miramar underlying mortgage loan is 72.7% and 1.39x, respectively, and (iv) the Sturbridge Commons underlying mortgage loan is 79.5% and 1.22x, respectively.

•	Except as described below in the second succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization (exclusive, in the case of a split underlying mortgage loan, of such part of the monthly debt service payment that is allocable to the related split mortgage loan non-pooled portion).

•	Except as described in the following bullet, the cut-off date loan-to-value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance (or, in the case of a split underlying mortgage loan, the cut-off date balance of the related split mortgage loan pooled portion only), divided by the estimated value of the related mortgaged real property as set forth in a related third-party appraisal dated as specified on Annex A-1 to this prospectus supplement.

•	The exceptions to the foregoing calculations of underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

(1)	in the case of an underlying mortgage loan that provides for payments of interest only until the related stated maturity date, the calculation of underwritten debt service coverage ratio is based upon the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date;

(2)	in the case of an underlying mortgage loan that is part of a loan combination (as set forth under ‘‘Description of the Mortgage Pool— Loan Combinations’’ in this prospectus supplement), the underwritten debt service coverage ratio and the cut-off date loan-to-value ratio are, in general, each calculated solely on the underlying mortgage loan in that loan combination (except in the case of the One New York Plaza loan combination and the 888 Seventh Avenue loan combination, for which those items are calculated on the entire subject loan combination); and

(3)	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

•	In the case of many of the mortgage loans that we intend to include in the trust, the calculation of underwritten annual net cash flow for the related mortgaged real property or properties—which is, in turn, used in the calculation of underwritten debt service coverage ratios—was based on certain assumptions regarding projected rental income and/or occupancy, as described under the definitions of Net Cash Flow, Occupancy Percentage and Underwritten Debt Service Coverage Ratio, respectively, in the Glossary to this prospectus supplement.

B. Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated jurisdictions:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
New York	6	18.1%
Massachusetts	5	14.5%
California	14	11.8%
Virginia	7	7.6%
Texas	18	6.6%
Florida	9	6.4%
North Carolina	26	4.6%
New Jersey	4	4.6%

The remaining mortgaged real properties with respect to the mortgage pool are located throughout 25 other states. No more than 3.8% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

Property Type	Number of Properties	% of Initial Mortgage Pool Balance
Office	27	55.3%
Multifamily	47	20.4%
Retail	57	12.8%
Anchored Retail	38	9.7%
Unanchored Retail	19	3.1%
Hotel	9	5.0%
Mobile Home Park	9	2.8%
Industrial/Warehouse	7	1.9%
Self Storage	10	1.6%
Mixed Use	1	0.2%

D. Encumbered Interests	The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

Encumbered Interest In the Mortgaged Real Property	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Fee Simple	142	95.8%
Leasehold	3	4.2%

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as ‘‘fee simple’’ in the chart above.

E. Significant Underlying Mortgage Loans	The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust collectively represent 53.3% of the initial mortgage pool balance. For a discussion of those ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement.

Legal and Investment Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the assets of the trust as three real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended, designated as REMIC I, REMIC II and REMIC III, respectively. In addition, the underlying mortgage loan that allows for defeasance prior to the second anniversary of the date of initial issuance of the series 2006-C4 certificates will be the primary asset of its own separate individual loan REMIC.

The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

The class E and F certificates will be issued with a de minimis amount of original issue discount. The other classes of offered certificates will be issued with no original issue discount, and may, in some cases, be treated as having been issued at a premium. When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2006-C4 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this prospectus supplement and the accompanying base prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under ‘‘ERISA Considerations’’ in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to—

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue

Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See ‘‘ERISA Considerations’’ in this prospectus supplement and in the accompanying base prospectus.

Legal Investment	The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See ‘‘Legal Investment’’ in this prospectus supplement and in the accompanying base prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates.

Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and in the accompanying base prospectus.

RISK FACTORS

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under ‘‘Risk Factors’’ in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The ‘‘Risk Factors’’ section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates

If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2006-C4 certificates, including the A-1, A-2, A-3, A-AB, A-4, A-1A and X classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2006-C4 certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the series 2006-C4 certificates,

•	the order in which the principal balances of the respective classes of the series 2006-C4 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

See ‘‘Description of the Mortgage Pool’’ and ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,’’ ‘‘—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates’’ and ‘‘—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses’’ in the accompanying base prospectus.

The Offered Certificates Have Uncertain Yields to Maturity

The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

(a)	the pass-through rate for, and other payment terms of, your offered certificates;

(b)	the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(c)	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(d)	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

(e)	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

(f)	servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 1. Until the class A-1, A-2, A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2

See ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2006-C4 Pooling and Servicing Agreement,’’ ‘‘Servicing of the 888 Seventh Avenue Loan Combination,’’ ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ and ‘‘Yield and Maturity Considerations’’ in the accompanying base prospectus.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated

If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

The Interests of the Series 2006-C4 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of series 2006-C4 certificates representing a majority interest in the controlling class of series 2006-C4 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement; and (b) replace the special servicer under the series 2006-C4 pooling and servicing agreement, subject to satisfaction of the conditions described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement. Among other things, the series 2006-C4 controlling class representative may direct the special servicer under the series 2006-C4 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust (other than the 888 Seventh Avenue underlying mortgage loan and any related foreclosure property, which will not be serviced and administered under the series 2006-C4 pooling and servicing agreement) that the series 2006-C4 controlling class representative may consider advisable, except to the extent that (i) the class HAF representative or the class SBC representative, as applicable, may otherwise do so with respect to a split underlying mortgage loan, and/or (ii) a related non-trust mortgage loan noteholder or a representative thereof may otherwise do so with respect to an underlying mortgage loan that is part of a loan combination.

In the absence of significant losses on the underlying mortgage loans, the series 2006-C4 controlling class will be a non-offered class of series 2006-C4 certificates. The series 2006-C4 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2006-C4 controlling class representative will exercise its rights and powers on behalf of the series 2006-C4 controlling class certificateholders, and it will not be liable to any other class of series 2006-C4 certificateholders for so doing.

The Interests of the Holders of the Split Loan Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of certificates representing a majority of the voting rights evidenced by the class HAF principal balance certificates will be entitled to designate a representative having certain rights and powers with respect to the 70 Hudson Street, AMLI of North Dallas and Fountains of Miramar underlying mortgage loans, and the holders or beneficial owners of certificates representing a majority of the voting rights evidenced by the class SBC principal balance certificates will be entitled to designate a representative having certain rights and powers with respect to the Sturbridge Commons underlying mortgage loan. Those rights and powers are described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement, and those rights include, without limitation, the right to exercise certain cure and purchase options, the right to advise and direct the special servicer and the right to replace the special servicer. With respect to each of the split underlying mortgage loans, for so long as the principal balance of the non-pooled portion of the subject split underlying mortgage loan, net of any appraisal reduction amount with respect to the subject split underlying mortgage loan, is greater than, or equal to, 25% of an amount equal to (x) the original principal balance of such non-pooled portion, minus (y) principal payments made by the related borrower on the subject split underlying mortgage loan and allocated to such non-pooled portion, then the class HAF representative, in the case of the 70 Hudson Street, AMLI of North Dallas and Fountains of Miramar underlying mortgage loans, and the class SBC representative, in the case of the Sturbridge Commons underlying mortgage loan, may, subject to certain limitations, (i) direct and advise the special servicer with respect to various servicing matters regarding the subject split underlying mortgage loan, and (ii) replace the special servicer solely with respect to the subject split underlying mortgage loan.

None of the series 2006-C4 split loan principal balance certificates are offered by this prospectus supplement. The holders of those certificates are likely to have interests that conflict with the interests of the holders of the offered certificates. You should expect that the class HAF representative will exercise its rights and powers on behalf of the holders of the class HAF principal balance certificates, and the class SBC representative will exercise its rights and powers on behalf of the holders of the class SBC certificates, and neither of those representatives will be liable to any other class of series 2006-C4 certificateholders for so doing.

The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil. The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an ‘‘act of terrorism’’ by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in certain instances, including in the case of several of the mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to in the second, third and fourth preceding paragraphs is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2006-C4 certificates.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties

The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

•	office;

•	multifamily;

•	anchored retail;

•	hotel;

•	unanchored retail;

•	mobile home park;

•	industrial/warehouse;

•	self-storage; and

•	mixed use.

The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	the successful operation and value of the related mortgaged real property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged real property.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Risks Associated with Condominium Ownership

Two (2) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Clarksburg Highlands and Rite Aid-Church Street, representing 0.4% and 0.3%, respectively, of the initial mortgage pool balance and 0.4% and 0.4%, respectively, of the initial loan group no. 1 balance, are secured by the related borrower’s interest in a commercial condominium unit. See ‘‘Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums’’ in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse’’ in the accompanying base prospectus.

In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property

In the case of 60 mortgaged real properties, securing 47.6% of the initial mortgage pool balance and 60.2% of the initial loan group no. 1 balance, respectively, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 28 of those 60 properties, securing 16.0% of the initial mortgage pool balance and 20.3% of the initial loan group no. 1 balance, respectively, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the

Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance’’ in the accompanying base prospectus.

Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Office, Multifamily, Retail and Hotel

Twenty-seven (27) of the mortgaged real properties, securing 55.3% of the initial mortgage pool balance and 69.9% of the initial loan group no. 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties’’ in the accompanying base prospectus.

Fifty-six (56) of the mortgaged real properties (nine (9) of which are mobile home parks), securing 23.2% of the initial mortgage pool balance, 2.9% of the initial loan group no. 1 balance and 100% of the initial loan group no. 2 balance respectively, are primarily used for multifamily rental purposes. Some of those multifamily properties are subject to rent control laws. A number of factors may adversely affect the value and successful operation of a multifamily property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Properties’’ in the accompanying base prospectus.

Fifty-seven (57) of the mortgaged real properties, securing 12.8% of the initial mortgage pool balance and 16.2% of the initial loan group no. 1 balance, respectively, are primarily used for retail purposes. We consider 38 of the subject retail properties, securing 9.7% of the initial mortgage pool balance and 12.2% of the initial loan group no. 1 balance, respectively, to be anchored, including shadow anchored; and 19 of the subject retail properties, securing 3.1% of the initial mortgage pool balance and 3.9% of the initial loan group no. 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties’’ in the accompanying base prospectus.

Nine (9) of the mortgaged real properties, collectively securing 5.0% of the initial mortgage pool balance and 6.3% of the initial loan group no. 1 balance, respectively, are primarily used for hospitality purposes, such as hotels and motels. Some of those hospitality properties are operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties’’ in the accompanying base prospectus.

In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property

With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant’s right for the same space may have remedies under its lease due to such tenant’s inability to exercise such right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant’s operation violates such tenant’s exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in the States of New York, Massachusetts and California and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of the Following Jurisdictions—Virginia, Texas and Florida

The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
New York	6	18.1%
Massachusetts	5	14.5%
California	14	11.8%
Virginia	7	7.6%
Texas	18	6.6%
Florida	9	6.4%

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See ‘‘Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

Of the Six (6) Mortgaged Real Properties Located in the State of New York, Five (5) of Those Properties, Representing 18.1% Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market

Five (5) of the mortgage loans that we intend to include in the trust, representing 18.1% of the initial mortgage pool balance, all of which are in loan group no. 1 and represent 22.9% of the initial loan group no. 1 balance, are secured by mortgaged real properties located in the City of New York. The performance of those mortgaged real properties located in New York City will be dependent, perhaps to a material degree, on the strength of the Manhattan economy and office leasing market. This is true not only for office properties, but also for multifamily and retail properties, as those multifamily properties may provide housing to individuals that are employed in Manhattan and those retail properties may provide retail services to individuals and families employed in Manhattan. The Manhattan economy is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office space and increases in office rental rates. The suburban New Jersey, New York and Connecticut markets could continue to compete for certain tenants with New York City. A weakening of the New York City office leasing market generally and the midtown New York City office leasing market in particular, may adversely affect the operation of some of the mortgaged real properties and lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of any of the mortgaged real properties could adversely affect the amount and timing of payments on the related mortgage loans and consequently the amount and timing of distributions on the offered certificates.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans

One hundred fourty-four (144) of the mortgage loans that we intend to include in the trust, representing 99.7% of the initial mortgage pool balance, of which 105 mortgage loans are in loan group no. 1, representing 99.6% of the initial loan group no. 1 balance, and 39 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively, are balloon loans. Thirty-nine (39) of those balloon loans, representing 46.4% of the initial mortgage pool balance, of which 29 mortgage loans are in loan group no. 1, representing 43.7% of the initial loan group no. 1 balance, and 10 mortgage loans are in loan group no. 2, representing 57.0% of the initial loan group no. 2 balance, respectively, are interest-only balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. See ‘‘Description of the Mortgage Pool—Terms and Conditions of

the Underlying Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There Is an Increased Risk of Default Associated with Balloon Payments’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans

The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 38.5% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 53.3% of the initial mortgage pool balance. It has been confirmed to us by S&P and/or Moody’s, however, that three (3) of the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, representing 27.1% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ and ‘‘—Significant Underlying Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property

Three (3) underlying mortgage loans, representing 4.2% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 5.3% of the initial loan group no. 1 balance, are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Two of those three (3) mortgage loans are (a) the Courtyard Marriott Fifth Avenue underlying mortgage loan, representing 2.6% of the initial mortgage pool balance and 3.3% of the initial loan group no. 1 balance, respectively, which is solely secured by the related borrower’s interest in a ground lease on the Courtyard Marriott Fifth Avenue mortgaged real property, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Courtyard Marriott Fifth Avenue Mortgage Loan—Ground Lease’’ in this prospectus supplement and (b) the 888 Seventh Avenue underlying mortgage loan, representing 1.4% of the initial mortgage pool balance and 1.7% of the initial loan group no. 1 balance, respectively, which is secured by the related borrower’s interest under a ground lease on the 888 Seventh Avenue mortgaged real property. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. Furthermore, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See ‘‘Risk Factors—Lending on Ground Leases Creates Risks For Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property’’ and ‘‘Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying base prospectus.

Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures

Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this prospectus supplement and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990.

Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this prospectus supplement and ‘‘Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive’’ and ‘‘Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying base prospectus.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant

Seventeen (17) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The six (6) largest of these separate groups represent 7.1%, 3.6%, 2.5%, 2.0%, 1.7%, and 1.7%, respectively, of the initial mortgage pool balance, See ‘‘Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ in this prospectus supplement.

In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm’s-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property

Five (5) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 14.2% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1 and represent 17.1% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2 and represents 3.0% of the initial loan group no. 2 balance, respectively, are each part of a loan combination that includes one or more additional mortgage loans—not included in the trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. With respect to the 888 Seventh Avenue Mortgage Loan, such additional mortgage loans are senior to the 888 Seventh Avenue Mortgage Loan. We provide a more detailed discussion of these loan combinations under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement, and we have included a table under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ that identifies each underlying mortgage loan that is part of a loan combination. See ‘‘With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ in the accompanying base prospectus.

One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee’s claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee’s ability to recover with respect to the related borrower. See ‘‘Risk Factors —Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable’’ in the accompanying base prospectus.

The existence of additional secured indebtedness may adversely affect the borrower’s financial viability and/or the trust’s security interest in the mortgaged real property, especially if such additional secured indebtedness is senior in right of payment to a mortgage loan, as with respect to the 888 Seventh Avenue Mortgage Loan. See ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

In addition, with respect to each of six (6) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 24.7% of the initial mortgage pool balance (two (2) of which are in loan group no. 1, representing 20.4% of the initial loan group no. 1 balance, and four (4) of which are in loan group no. 2, representing 40.7% of the initial loan group no. 2 balance), the direct or indirect equity interests in the related borrowers have been pledged to secure related mezzanine and affiliate loans, in each case as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Federal Street Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Chatsworth Park Apartments Mortgage Loan—Mezzanine Financing’’ and ‘‘—Significant Underlying Mortgage Loans—The Rivergate Plaza Mortgage Loan—Affiliate Debt’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Mezzanine Financing’’ in this prospectus supplement.

Further, with respect to each of 27 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 9.3% of the initial mortgage pool balance, 11.2% of the initial loan group no. 1 balance and 2.1% of the initial loan group no. 2 balance, respectively, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

Mezzanine debt is secured by the principal’s direct ownership interest in the related borrower. Affiliate debt is secured by an entity’s indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal’s indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow

Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower’s available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities

The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not, or previously may not have been, limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be, or previously may not have been, limited to owning their respective mortgaged real properties.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans that we intend to include in the trust have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan. Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Grove at Landmark, Sturbridge Commons, Arizona Self Storage, 1543 Shatto, Affordable Self Storage, Toys R Us Center, Merrill Square Apartments and Georgetown Self Storage, respectively, which secure mortgage loans that collectively represent 2.5% of the initial mortgage pool balance, 1.3% of the initial loan group no. 1 balance and 7.1% of the initial loan group no. 2 balance, respectively, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Operating or Master Leases May Hinder Recovery

The underlying mortgaged real properties securing certain of the mortgage loans that we intend to include in the trust may be subject to an operating lease or master lease with an entity that is not a party to the mortgage loan documents. Upon a foreclosure of the related mortgage loan, the lessee under the related operating lease or master lease, as applicable, may have certain rights that could hinder or delay a lender's ability to foreclose on or dispose of the related mortgaged real property.

Changes in Mortgage Pool Composition Can Change the Nature of Your Investment

In general, if you purchase any offered certificates that have a relatively longer weighted average life then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See ‘‘Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment’’ in the accompanying base prospectus.

Lending on Income-Producing Real Properties Entails Environmental Risks

The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph—or, in the case of four (4) mortgaged real properties, securing mortgage loans representing 0.7% of the initial mortgage pool balance and 0.9% of the initial loan group no. 1 balance, respectively, a related Phase II environmental site assessment—were completed during the 12-month period ending on the cut-off date. Other Phase II environmental site assignments may have been completed with respect to the mortgaged real properties prior to the origination of the related mortgage loans.

The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. The historical uses of some mortgaged real properties, for example the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Black Canyon Business Center, Southridge Plaza, 70 Reems Creek, 4349 Avery Drive, 100 Rockwell Drive and Tallgrass Shopping Center, may have resulted in a greater number of adverse or potentially adverse environmental conditions that are significant and could result in a claim for damages or remedial liability. Except as noted below, in the case of such mortgaged real properties, a Phase I or Phase II consultant has not recommended any further remedial action, however, there can be no assurance that the historic uses will not result in a claim for damages or remedial liability.

In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required—

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the subject underlying mortgage loan generally required the related borrower to:

(a)	to take investigative and/or remedial action; or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

•	the mortgaged real property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged real property was limited, or

•	a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

With respect to the mortgaged real property identified on Annex A-1 to this free writing prospectus as Stetson Place, which mortgaged real property secures a mortgage loan representing 0.6% of the initial mortgage pool balance, the Phase I consultant reported that petroleum hydrocarbons exceeding reportable concentrations had been previously detected at the subject property, likely resulting from former on-site underground storage tanks. Subsurface investigations conducted in 2001 revealed no impact to groundwater in excess of applicable risk characterization standards but revealed contaminated soil which reportedly could not be remediated due to the presence of nearby utilities. A response action outcome statement, submitted in September 2001 to the Massachusetts Department of Environmental Protection, represented that the contamination did not present a level of significant risk. There has been no further action by the state with respect to the environmental conditions at the subject property, however, there can be no assurance that in the event of an audit by the state environmental agency, the state will approve the foregoing response action outcome statement.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 as 101 Reliance Road, which mortgage loan represents 0.3% of the initial mortgage pool balance, the Phase I Environmental Site Assessment identified (i) the presence of eight varnish dip tanks, the age of which ranged from three to twenty-two years and which contain xylenes and isobutyl acetate in the main building, (ii) the presence of a sub-grade collection vault, which was a collection point for scrap metal, oil and wastewater, (iii) the presence of a hazardous waste storage building in which waste oil, waste grease, coolant and waste oily water are stored in 55-gallon drums without secondary containment and other hazardous materials are stored to be disposed of off-site and a collection trench in the back of such building with minor staining and (iv) a chemical waste storage building containing 55-gallon storage drums and a collection trench, although no evidence of leaks or staining were detected within the building. The environmental consultant regards these matters as of low environmental concern. Additionally, the lease with respect to the subject property provides that the tenant is responsible for pre-existing environmental concerns. There can be no assurance that any one or more of these matters has not resulted in or will not result in environmental damage at the subject property, that such matters will be determined to have been pre-existing, that the tenant will take responsibility for such matters or that the tenant has sufficient funds to remediate any such matters, if necessary.

With respect to the mortgaged real property identified on Annex A-1 to this free writing prospectus as Prairie Retail Plaza, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, the Phase I consultant reported that soil and groundwater at the subject property have been impacted by petroleum hydrocarbons, benzene, and low levels of MTBE from a former on-site gasoline station, with possible contribution from an adjacent site's former gasoline station. According to the Phase I report, the owner of the former on-site gasoline station has been identified as the responsible party and has conducted ongoing groundwater monitoring and remedial work since 1993 under supervision of the local environmental authority. The Phase I report further notes that implementation of a soil vapor extraction and air sparging system is recommended; however, the responsible party seeks participation by the owner of the adjacent site's former gasoline station prior to implementing these remedial measures. Based on the identification of a responsible party and implementation of monitoring and remedial action, the Phase I consultant concluded that no action by the subject property's owner is necessary. There can be no assurance, however, that the responsible party will fully remediate or otherwise address the identified environmental contamination at the subject property.

With respect to the mortgaged real property identified on Annex A-1 to this free writing prospectus as Chambers Point Shopping Center, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance, the Phase I consultant reported that benzene-impacted soil and groundwater were detected at the subject property and were attributed to leaking underground storage tanks operated by a former on-site gasoline station. The remediation of such impacts is being addressed by a responsible third party through quarterly groundwater monitoring and monthly oxygen injection in accordance with a modified corrective action plan. The Phase I consultant recommended no further action beyond continued compliance with such modified corrective action plan. There can be no assurance that the responsible party will fully remediate or otherwise address the identified environmental contamination at the subject property.

A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that—

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the results of the environmental testing were accurately evaluated in all cases;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

•	the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

•	any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this ‘‘—Lending on Income-Producing Real Properties Entails Environmental Risks’’ subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

See ‘‘Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement and ‘‘Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying base prospectus.

Lending on Income-Producing Properties Entails Risks Related to Property Condition

Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each property.

In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties

In the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. See, for example, ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Courtyard by Marriott Fifth Avenue Mortgage Loan—Management Agreement’’ in this prospectus supplement. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

With Respect to Five (5) Mortgage Loans (Including the Second Largest Mortgage Loan) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2006-C4 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations

Five (5) mortgage loans that we intend to include in the trust, which mortgage loans (a) are described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ and/or ‘‘—Significant Underlying Mortgage Loans’’ in this prospectus supplement and (b) collectively represent 14.2% of the initial mortgage pool balance, 17.1% of the initial loan group no. 1 balance, and 3.0% of the initial loan group no. 2 balance respectively, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2006-C4 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2006-C4 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2006-C4 certificateholders for so doing. See ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see ‘‘The Series 2006-C4 Pooling and Servicing Agreement—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

In the case of the 888 Seventh Avenue underlying mortgage loan, the rights and powers described in the preceding paragraph will belong to the trust as the holder of the subordinate mortgage loan in the 888 Seventh Avenue loan combination, at least until the occurrence of certain control trigger events. However, the series 2006-C4 pooling and servicing agreement will delegate or effectively assign those rights and powers to the series 2006-C4 controlling class certificateholders or their representative. See ‘‘—The Interests of the Series 2006-C4 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders’’ above.

In addition, the 888 Seventh Avenue underlying mortgage loan, which represents 1.4% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1, which is the governing document for the securitization of the 888 Seventh Avenue senior non-trust A-1 mortgage loan. The series 2006-C1 pooling and servicing agreement is similar but not identical to the series 2006-C4 pooling and servicing agreement. See ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this prospectus supplement. In addition, the holders of the offered certificate will have limited ability to control the servicing of the 888 Seventh Avenue underlying mortgage loan and the parties with control over the servicing of that underlying mortgage loan may have interests that conflict with your interests.

The 888 Seventh Avenue Underlying Mortgage Loan Is Part of a Loan Combination Comprised of Three (3) Mortgage Loans in Which the Subject Underlying Mortgage Loan Is Subordinate To Both of the Corresponding Senior Non-Trust Loans For Purposes of Allocating Payments of Both Principal and Interest Between Them.

The 888 Seventh Avenue underlying mortgage loan, which has an unpaid principal balance of $26,766,000 and represents 1.4% of the initial mortgage pool balance, is subordinate to the two (2) corresponding senior non-trust loans for purposes of allocating payments of both principal and interest between them. The two (2) 888 Seventh Avenue senior non-trust mortgage loans have an aggregate unpaid principal balance of $291,788,000. During the continuance of certain events of default, no payments of principal or interest are allocated to the 888 Seventh Avenue underlying mortgage loan until both of the corresponding senior non-trust mortgage loans have been paid in full. Further, any expenses, losses and shortfalls relating to any mortgage loan in the 888 Seventh Avenue loan combination or the underlying mortgaged real property, including special servicing compensation in the form of special servicing fees, liquidation fees and workout fees and, if and to the extent not offset by related default interest and late payment charges, interest on advances, will be allocated, first, to the holder of the 888 Seventh Avenue underlying mortgage loan and, then, on a pari passu basis, to the holders of the related senior non-trust loans.

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties

Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 2802 Bloomington Road, 70 Reems Creek, 4349 Avery Drive, Walgreens-Roselle, CVS-Maynard, 100 Rockwell Drive, 101 Reliance Road, Walgreens-Saraland, Walgreens-Crest Hill, Walgreens-Antioch, Walgreens-Decatur, CVS-Waynesville and Walgreens-Long Beach, collectively representing 3.6% of the initial mortgage pool balance, 4.5% of the initial loan group no. 1 balance, respectively, the related mortgage loan seller or an affiliate thereof has a direct or indirect ownership interest in the related borrower. With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as One Federal Street, Chatsworth Park Apartments, Belmont at Cowan Place, Ashton Woods Apartments and The Pointe Apartments, collectively representing 20.8% of the initial mortgage pool balance, the related mortgage loan seller or an affiliate thereof has an indirect ownership interest in the related borrower. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest.

In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 70 Hudson Street, which mortgage loan has a cut-off date balance of $75,000,000 and represents 3.8% of the initial mortgage pool balance and 4.8% of the initial loan group no. 1 balance, that mortgaged real property is 100% leased to Lehman Brothers Holdings Inc. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 70 Hudson Street Mortgage Loan—The Mortgaged Property.’’

In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits

The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ and ‘‘—Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers’’ in this prospectus supplement.

If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower’s bankruptcy estate could challenge that borrower’s pledging of the underlying mortgaged real property as a fraudulent conveyance. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements’’ in the accompanying base prospectus.

In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Investors May Want to Consider Prior Bankruptcies

We are aware of seven (7) mortgage loans that we intend to include in the trust, representing 2.9% of the initial mortgage pool balance (of which one (1) mortgage loan is in loan group no. 1, representing 0.3% of the initial loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 12.9% of the initial loan group no. 2 balance, respectively), where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. For example, the mortgaged real property identified on Annex A-1 to this prospectus supplement as Quail Heights Plaza which secures the mortgage loan that represents 0.5% of the initial mortgage pool balance, 0.7% of the initial loan group no. 1 balance respectively, one of the tenants, Winn-Dixie, is currently subject to bankruptcy proceedings. Other tenants may, in the future, be a party to a bankruptcy proceeding.

Litigation May Adversely Affect Property Performance

There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus include the words ‘‘expects,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘estimates’’ and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

DESCRIPTION OF THE MORTGAGE POOL

General

We intend to include the 145 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an Initial Mortgage Pool Balance of $1,982,330,524 (which excludes, in the case of the Split Mortgage Loans, the total initial Allocated Principal Balance of the respective Non-Pooled Portions thereof). However, the actual Initial Mortgage Pool Balance may be as much as 5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See ‘‘—Changes in Mortgage Pool Characteristics’’ below.

For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a ‘‘Loan Group No. 1’’ and a ‘‘Loan Group No. 2.’’ ‘‘Loan Group No. 1’’ will consist of all of the mortgage loans backing the series 2006-C4 certificates that are secured by property types other than multifamily and mobile home park, together with the underlying mortgage loan secured by the Loan Group No. 1 Multifamily Properties (which are identified in the glossary to this prospectus supplement). Loan Group No. 1 will consist of 106 mortgage loans, with an Initial Loan Group No. 1 Balance of $1,568,036,055 (which excludes, in the case of the Split Mortgage Loans, the total initial Allocated Principal Balance of the respective Non-Pooled Portions thereof), representing approximately 79.1% of the Initial Mortgage Pool Balance. ‘‘Loan Group No. 2’’ will consist of all of the mortgage loans backing the series 2006-C4 certificates that are secured by multifamily and mobile home park properties (other than the Loan Group No. 1 Multifamily Properties, which are identified in the glossary to this prospectus supplement). Loan Group No. 2 will consist of 39 mortgage loans, with an Initial Loan Group No. 2 Balance of $414,294,469, representing approximately 20.9% of the Initial Mortgage Pool Balance. See Annex B —Certain Information Regarding Multifamily Properties. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this prospectus supplement.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust (exclusive, in the case of the Split Mortgage Loans, of the total initial Allocated Principal Balance of the respective Non-Pooled Portions thereof), the Initial Loan Group No. 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 1 (exclusive in the case of the Split Mortgage Loans, of the total initial Allocated Principal Balance of the respective Non-Pooled Portions thereof), and the Initial Loan Group No. 2 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 2.

The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust (exclusive, in the case of each Split Mortgage Loan, of the initial Allocated Principal Balance of the respective Non-Pooled Portion thereof) is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,047,330 to $262,000,000, and the average of those cut-off date principal balances is $13,671,245.

Except in the case of four (4) underlying mortgage loans, representing 1.8% of the Initial Mortgage Pool Balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller, by a successor in interest to the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller’s or one of its affiliates’ conduit lending program.

The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Securities LLC.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances. However, the 888 Seventh Avenue Mortgage Loan is subordinate in right of payment to both of the 888 Seventh Avenue Senior Non-Trust Loans.

You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower’s obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

It has been confirmed to us by S&P and/or Moody’s that seven (7) of the mortgage loans that we intend to include in the trust, representing 30.9% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the initial Allocated Principal Balance of the related Pooled Portion thereof).

•	If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

•	When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances (or, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, the initial Allocated Principal Balance of the related Pooled Portion).

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group No. 1 or Loan Group No. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group No. 1 and Loan Group No. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

Split Mortgage Loans

General.    For purposes of distributions on the series 2006-C4 certificates, each of the four (4) Split Mortgage Loans, identified below, will be treated as if it consists of two portions, which we refer to as a Pooled Portion and a Non-Pooled Portion, respectively. The Split Mortgage Loans are as follows and will be deemed to have the following Pooled and Non-Pooled Portions:

(1)	The 70 Hudson Street Mortgage Loan is a $124,000,000 mortgage loan which is deemed to consist of (a) a Pooled Portion that has a current principal balance of $75,000,000 and accrues interest at 5.5785% per annum (the ‘‘70 Hudson Street Pooled Portion’’), and (b) a Non-Pooled Portion that has a current principal balance of $49,000,000 and accrues interest at 5.7468% per annum (the ‘‘70 Hudson Street Non-Pooled Portion’’);

(2)	The AMLI of North Dallas Mortgage Loan is a $52,388,000 mortgage loan which is deemed to consist of (a) a Pooled Portion that has a current principal balance of $26,801,000 and accrues interest at 5.9150% per annum (the ‘‘AMLI of North Dallas Pooled Portion’’), and (b) a Non-Pooled Portion that has a current principal balance of $25,587,000 and accrues interest at 6.2938% per annum (the ‘‘AMLI of North Dallas Non-Pooled Portion’’);

(3)	The Fountains of Miramar Mortgage Loan is a $24,000,000 mortgage loan which is deemed to consist of (a) a Pooled Portion that has a current principal balance of $12,292,000 and accrues interest at 6.4185% per annum (the ‘‘Fountains of Miramar Pooled Portion’’), and (b) a Non-Pooled Portion that has a current principal balance of $11,708,000 and accrues interest at 5.1752% per annum (the ‘‘Fountains of Miramar Non-Pooled Portion’’); and

(4)	The Sturbridge Commons Mortgage Loan is a $25,350,000 mortgage loan which is deemed to consist of (a) a Pooled Portion that has a current principal balance of $11,630,000 and accrues interest at 5.8750% per annum (the ‘‘Sturbridge Commons Pooled Portion’’), and (b) a Non-Pooled Portion that has a current principal balance of $13,720,000 and accrues interest at 5.9027% per annum (the ‘‘Sturbridge Commons Non-Pooled Portion’’)

In connection with the foregoing:

•	‘‘HAF Split Mortgage Loans’’ refers to the 70 Hudson Street Mortgage Loan, the AMLI of North Dallas Mortgage Loan and the Fountains of Miramar Mortgage Loan.

•	‘‘HAF Pooled Portions’’ refers to the 70 Hudson Street Pooled Portion, the AMLI of North Dallas Pooled Portion and the Fountains of Miramar Pooled Portion.

•	‘‘Class HAF Non-Pooled Portions’’ refers to the 70 Hudson Street Non-Pooled Portion, the AMLI of North Dallas Non-Pooled Portion and the Fountains of Miramar Non-Pooled Portion.

•	‘‘SBC Split Mortgage Loan’’ refers to the Sturbridge Commons Mortgage Loan.

•	‘‘SBC Pooled Portion’’ refers to the Sturbridge Commons Pooled Portion.

•	‘‘Class SBC Non-Pooled Portion’’ refers to the Sturbridge Commons Non-Pooled Portion.

The Class HAF Principal Balance Certificates represent beneficial ownership of the Class HAF Non-Pooled Portions, and the holders of those certificates will be entitled to collections of principal and interest on the HAF Split Mortgage Loans that are allocable to the Class HAF Non-Pooled Portions. The holders of the offered certificates and certain non-offered classes of the series 2006-C4 certificates will be entitled to receive collections of principal and interest on the HAF Split Mortgage Loans that are allocable to the HAF Pooled Portions. The Class SBC Principal Balance Certificates represent beneficial ownership of the Class SBC Non-Pooled Portion, and the holders of those certificates will be entitled to collections of principal and interest on the SBC Split Mortgage Loan that are allocable to the Class SBC Non-Pooled Portion. The holders of the offered certificates and certain non-offered classes of the series 2006-C4 certificates will be entitled to receive collections of principal and interest on the SBC Split Mortgage Loan that are allocable to the SBC Pooled Portion.

As and to the extent described under ‘‘—Split Mortgage Loans—Allocation of Payments’’ below, the rights of the holders of the Class HAF Principal Balance Certificates to receive payments of principal and interest to which they are entitled with respect to the HAF Split Mortgage Loans, and the rights of the holders of the Class SBC Principal Balance Certificates to receive payments of principal and interest to which they are entitled with respect to the SBC Split Mortgage Loan, will in each case be subordinated to the rights of the holders of the offered certificates and certain non-offered classes of the series 2006-C4 certificates to receive payments of principal and interest to which they are entitled with respect to the subject Split Mortgage Loan.

Allocation of Payments.    On or prior to each distribution date, amounts received during the related collection period with respect to each Split Mortgage Loan, together with any amounts advanced with respect to that Split Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer and /or the trustee with respect to that Split Mortgage Loan under the series 2006-C4 pooling and servicing agreement, and taking into account adjustments relating to interest reserve amounts with respect to that Split Mortgage Loan, will be applied as follows:

•	first, for inclusion in the Net Available P&I Funds, as interest with respect to the Pooled Portion of the subject Split Mortgage Loan, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of such Pooled Portion, through but not including the then-most recent due date for the subject Split Mortgage Loan, to the extent not previously received or advanced;

•	second, for inclusion in the Net Available P&I Funds, as principal of the Pooled Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event does not exist with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Pooled Portion immediately prior to the subject distribution date and (2) such Pooled Portion’s pro rata share of the Split Mortgage Loan Principal Payment Amount with respect to the subject Split Mortgage Loan for the subject distribution date, based on the relative Allocated Principal Balances of such Pooled Portion and the related Non-Pooled Portion of the subject Split Mortgage Loan;

•	third, for inclusion in the Net Available P&I Funds, as principal of the Pooled Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event has occurred and is continuing with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Pooled Portion immediately prior to the subject distribution date and (2) the entire Split Mortgage Loan Principal Payment Amount with respect to the subject Split Mortgage Loan for the subject distribution date;

•	fourth, for inclusion in the Net Available P&I Funds, as a reimbursement with respect to the Pooled Portion of the subject Split Mortgage Loan for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the related Split Mortgage Loan that were not otherwise borne by the holders of the related Split Loan Principal Balance Certificates and that have not been previously reimbursed;

•	fifth, for inclusion in the Class HAF Available P&I Funds, in the case of any HAF Split Mortgage Loan, or the Class SBC Available P&I Funds, in the case of the SBC Split Mortgage Loan, as interest with respect to the Non-Pooled Portion of the subject Split Mortgage Loan, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of such Non-Pooled Portion, through but not including the then-most recent due date for the subject Split Mortgage Loan, to the extent not previously received or advanced;

•	sixth, for inclusion in the Class HAF Available P&I Funds, in the case of any HAF Split Mortgage Loan, or the Class SBC Available P&I Funds, in the case of the SBC Split Mortgage Loan, as principal of the Non-Pooled Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event does not exist with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Non-Pooled Portion immediately prior to the subject distribution date and (2) such Non-Pooled Portion’s pro rata share of the Split Mortgage Loan Principal Payment Amount with respect to the subject Split Mortgage Loan for the subject distribution date, based on the relative Allocated Principal Balances of such Non-Pooled Portion and the related Pooled Portion of the subject Split Mortgage Loan;

•	seventh, for inclusion in the Class HAF Available P&I Funds, in the case of any HAF Split Mortgage Loan, or the Class SBC Available P&I Funds, in the case of the SBC Split Mortgage Loan, as principal of the Non-Pooled Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event has occurred and is continuing with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Non-Pooled Portion immediately prior to the subject distribution date and (2) the excess, if any, of (a) the Split Mortgage Loan Principal Payment Amount with respect to the subject Split Mortgage Loan for the subject distribution date, over (b) the payments of principal to be made with respect to the related Pooled Portion of the subject Split Mortgage Loan on that distribution date in accordance with clause third above;

•	eighth, for inclusion in the Class HAF Available P&I Funds, in the case of any HAF Split Mortgage Loan, or the Class SBC Available P&I Funds, in the case of the SBC Split Mortgage Loan, as a reimbursement with respect to the Non-Pooled Portion of the subject Split Mortgage Loan for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the subject Split Mortgage Loan that were borne by the holders of the Class HAF Principal Balance Certificates, in the case of the HAF Split Mortgage Loans, or the Class SBC Principal Balance Certificates, in the case of the SBC Split Mortgage Loan,, as the case may be, and that have not been previously reimbursed; and

•	ninth, to reimburse the related Split Loan Class Representative for any outstanding cure payments made with respect to the subject Split Mortgage Loan.

‘‘Split Mortgage Loan Payment Application Trigger Event’’ means, with respect to any particular Split Mortgage Loan, any of the following events: (i) the existence of a monetary mortgage event of default with respect to such Split Mortgage Loan as to which the related Split Loan Class Representative (or a designee of the related Split Loan Class Representative) has not made a cure payment as described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders—Additional Rights of the Split Loan Class Representatives; Right to Purchase and Right to Cure Defaults’’ in this prospectus supplement and in accordance with the series 2006-C4 pooling and servicing agreement; or (ii) the existence of a non-monetary mortgage event of default at a time when such Split Mortgage Loan is a specially serviced mortgage loan; or (iii) the related mortgaged real property has become an REO Property.

‘‘Split Mortgage Loan Principal Payment Amount’’ means, with respect to any particular Split Mortgage Loan, for any distribution date, the portion of the Total Principal Payment Amount for that distribution date that is allocable to that Split Mortgage Loan.

Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers

The mortgage pool will include twenty (20) underlying mortgage loans, collectively representing 6.2% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan and/or group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	Green Valley Portfolio	6	1.7%
2.	Smith Portfolio – A – Statesville, Smith Portfolio – A – Conover, Smith Portfolio – A – Graham and Smith Portfolio – A – Elon	10	1.3%
3.	Smith Portfolio – B− Gibsonville/Burlington, Smith Portfolio – B – Ashboro, Smith Portfolio – B – Burlington II, Smith Portfolio – B – Burlington I and Smith Portfolio – B – Mocksville	9	1.2%

Except as provided in the following sentence, each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through partial defeasance. Two (2) groups of cross-collateralized mortgage loans that we intend to include in the trust, together representing 0.7% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group No. 1 Balance, respectively, and six (6) individual multi-property mortgage loans that we intend to include in the trust, collectively representing 1.9% of the Initial Mortgage Pool Balance, 0.8% of the Initial Loan Group No. 1 Balance and 5.9% of the Initial Loan Group No. 2 Balance, respectively, do not provide for partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans’’ below.

The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected in the prior table and that represent at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	Chatsworth Park Apartments, Belmont at Cowan Place, Ashton Woods Apartments	3	7.1%
2.	2802 Bloomington Road, 70 Reems Creek, 4349 Avery Drive, Walgreens-Roselle, CVS-Maynard, 100 Rockwell Drive, 101 Reliance Road, Walgreens-Saraland, Walgreens-Crest Hill, Walgreens-Antioch, Walgreens-Decatur, CVS-Waynesville and Walgreens-Long Beach	13	3.6%
3.	Green Valley Portfolio and Pinewood Estates	7	2.0%
4.	McCallum Crossing, McCallum Meadows, McCallum Glen and Courts of McCallum	4	1.7%
5.	Royal Beverly Glen, Dr’s Medical Plaza, 1543 Shatto and 1541 Wilshire	4	1.5%
6.	Pavilion Apartments and Lakeridge	2	1.5%
7.	Holiday Inn Express Hotel & Suites King of Prussia, Wilmington Portfolio and Holiday Inn Express Frazer-Malvern	4	1.5%
8.	Grove at Landmark and Sturbridge Commons	2	1.4%
9.	Smithfield Plaza Shopping Center, Sangaree Plaza, Perimeter Square, Tri-County Bi-Lo and Berkley Center	5	1.2%
10.	La Pacifica Apartments and SLO Self Storage	2	1.0%

Partial Releases

Some of the mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement.

Terms and Conditions of the Underlying Mortgage Loans

Due Dates.    Subject, in some cases, to a next business day convention—

•	One hundred forty-three (143) of the mortgage loans that we intend to include in the trust, representing 89.6% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month,

•	One (1) of the mortgage loans that we intend to include in the trust, representing 10.1% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the sixth day of each month,

•	One (1) of the mortgage loans that we intend to include in the trust, representing 0.3% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the fifth day of each month,

Each mortgage loan that we intend to include in the trust provides for one or both of the following—

•	a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

•	that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month. For example, some of the underlying mortgage loans, with respect to the related borrower’s first two failures to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from lender of such default.

Mortgage Rates; Calculations of Interest.    In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.4995% per annum to 8.4500% per annum, and the weighted average of those mortgage interest rates was 5.9434% per annum.

None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

Balloon Loans.    One hundred forty-four (144) of the mortgage loans that we intend to include in the trust, representing 99.7% of the Initial Mortgage Pool Balance, of which 105 mortgage loans are in Loan Group No. 1, representing 99.6% of the Initial Loan Group No. 1 Balance, and 39 mortgage loans are in Loan Group No. 2, representing 100% of the Initial Loan Group No. 2 Balance, respectively, are Balloon Loans and are characterized by—

•	either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

Thirty-nine (39) of the Balloon Loans identified in the prior paragraph, representing 46.4% of the Initial Mortgage Pool Balance, of which 29 mortgage loans are in Loan Group No. 1, representing 43.7% of the Initial Loan Group No. 1 Balance, and 10 mortgage loans are in Loan Group No. 2, representing 57.0% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 50 of the Balloon Loans identified in the prior paragraph, representing 41.4% of the Initial Mortgage Pool Balance, of which 40 mortgage loans are in Loan Group No. 1, representing 46.9 % of the Initial Loan Group No. 1 Balance, and 10 mortgage loans are in Loan Group No. 2, representing 20.7% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

Fully Amortizing Mortgage Loans.    One (1) of the mortgage loans that we intend to include in the trust, representing 0.3% of the Initial Mortgage Pool Balance, both of which mortgage loans are in Loan Group No. 1, representing 0.4% of the Initial Loan Group No. 1 Balance, have a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

Amortization of Principal.    The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans.

	Balloon Loans			All Mortgage Loans			Fully Amortizing
	Mortgage Pool	Loan Group No. 1	Loan Group No. 2	Mortgage Pool	Loan Group No. 1	Loan Group No. 2	Mortgage Pool & Loan Group 1
Original Term to Maturity (Mos.)
Maximum	180	180	180	240	240	180	240
Minimum	48	60	48	48	60	48	240
Weighted Average	112	119	88	113	119	88	240
Remaining Term to Maturity (Mos.)
Maximum	179	167	179	179	167	179	158
Minimum	47	57	47	47	57	47	158
Weighted Average	111	117	87	111	118	87	158
Original Amortization Term (Mos.)
Maximum	360	360	360	360	360	360	240
Minimum	300	300	300	240	240	300	240
Weighted Average	343	341	355	343	340	355	240
Remaining Amortization Term (Mos.)
Maximum	360	360	360	360	360	360	158
Minimum	298	298	298	158	158	298	158
Weighted Average	343	341	354	342	339	354	158

The calculation of original and remaining amortization terms in the foregoing table (i) does not take into account 39 mortgage loans that we intend to include in the trust, collectively representing 46.4% of the Initial Mortgage Pool Balance, of which 29 mortgage loans are in Loan Group No. 1, representing 43.7% of the Initial Loan Group No. 1 Balance, and 10 mortgage loans are in Loan Group No. 2, representing 57.0% of the Initial Loan Group No. 2 Balance, respectively, that each provides for payments of interest only until the related stated maturity date, and (ii) with respect to each of the Split Mortgage Loans, does take into account both the Pooled Portion and the Non-Pooled Portion thereof. In addition, with respect to 50 other mortgage loans that we intend to include in the trust, representing 41.4% of the Initial Mortgage Pool Balance, of which 40 mortgage loans are in Loan Group No. 1, representing 46.9% of the Initial Loan Group No. 1 Balance, and 10 mortgage loans are in Loan Group No. 2, representing 20.7% of the Initial Loan Group No. 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

The following underlying mortgage loans permit additional amortization payments solely to the extent available from excess cash flow, as described below:

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Green Valley Portfolio, the related borrower is required to make additional monthly amortization payments of up to $29,078.32, solely to the extent available from excess cash flow, on each payment date, on and after the payment date in July 2012;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Clarksburg Highlands, the related borrower is required to make additional monthly amortization payments of up to $8,496.16, solely to the extent available from excess cash flow, on and after the payment date in June 2008; and

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pinewood Estates, the related borrower is required to make additional monthly amortization payments of up to $4,916.54, solely to the extent available from excess cash flow, on and after the payment date in July 2012.

Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

Prepayment Provisions.    All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance, and

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions—Other Prepayment Provisions’’ below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods.    As of the cut-off date, an initial prepayment lock-out period is currently in effect for 132 of the mortgage loans that we intend to include in the trust, collectively representing 96.4% of the Initial Mortgage Pool Balance, of which 93 mortgage loans are in Loan Group No. 1, representing 95.5% of the Initial Loan Group No. 1 Balance, and 39 mortgage loans are in Loan Group No. 2, representing 100.0% of the Initial Loan Group No. 2 Balance, respectively. With respect to 117 of the 132 underlying mortgage loans for which a prepayment lock-out period is currently in effect, collectively representing 80.1% of the Initial Mortgage Pool Balance, of which 83 mortgage loans are in Loan Group No. 1, representing 84.8% of the Initial Loan Group No. 1 Balance, and 34 mortgage loans are in Loan Group No. 2, representing 61.9% of the Initial Loan Group No. 2 Balance, respectively, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. Additionally, with respect to another one (1) of the 132 underlying mortgage loans for which a prepayment lockout period is currently in effect representing 0.2% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group No. 2 Balance, the initial prepayment lock-out period is followed by a defeasance period and then by a declining penalty period. In no event will the defeasance period for any of those 118 mortgage loans referred to in the preceding two sentences begin earlier than the second anniversary of the Issue Date.

One (1) other mortgage loan that we intend to include in the trust, however, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rite Aid—Church Street, representing 0.3% of the Initial Mortgage Pool Balance, which mortgage loan is in Loan Group No. 1 and represents 0.4% of the Initial Loan Group No. 1 Balance, does not provide for a lock-out period but provides for a defeasance period as of the cut-off date and can be defeased currently. With respect to the modeling assumptions used in this prospectus supplement, that underlying mortgage loan will be treated as being in a yield maintenance period prior to the second anniversary of the Issue Date. For all other purposes in this prospectus supplement, that underlying mortgage loan will be treated as being in a defeasance period at all times prior to the date on which the borrower may prepay that underlying mortgage loan without penalty.

One of 117 mortgage loans referred to in the second preceding paragraph, the 215 Fremont Street Mortgage Loan, which represents 7.1% of the Initial Mortgage Pool Balance, is in Loan Group No. 1 and represents 9.0% of the Initial Loan Group No. 1 Balance, permits the 215 Fremont Street Borrower, currently and within the two-year period following the Issue Date, to prepay the 215 Fremont Street Mortgage Loan together with yield maintenance only in the event the Schwab Tenant exercises its option to purchase the 215 Fremont Street Mortgaged Property during such period. See ‘‘—Significant Underlying Mortgage Loans—The 215 Fremont Street Mortgage Loan—The Mortgage Loan’’ and ‘‘—The 215 Fremont Street Mortgage Loan—The Schwab Lease’’ in this prospectus supplement. For the purposes of this prospectus supplement, the 215 Fremont Street Mortgage Loan is treated as being in a lock-out period during the two-year period following the Issue Date, followed by a period when the loan may be defeased.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 131 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

•	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 179 months with respect to the entire mortgage pool, 158 months with respect to Loan Group No. 1 and 179 months with respect to Loan Group No. 2,

•	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 11 months with respect to the entire mortgage pool, 12 months with respect to Loan Group No. 1 and 11 months with respect to Loan Group No. 2, and

•	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 98 months with respect to the entire mortgage pool, 106 months with respect to Loan Group No. 1 and 67 months with respect to Loan Group No. 2.

Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying MortgageLoans—Prepayment Provisions—Other Prepayment Provisions’’ below.

Prepayment Consideration Periods.    Fourteen (14) of the mortgage loans that we intend to include in the trust, representing 16.2% of the Initial Mortgage Pool Balance, of which 10 mortgage loans are in Loan Group No. 1, representing 10.7% of the Initial Loan Group No. 1 Balance, and 4 mortgage loans are in Loan Group No. 2, representing 37.1% of the Initial Loan Group No. 2 Balance, respectively, provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with the greater of (i) a yield maintenance charge and (ii) 1% of the prepaid amount, but do not provide for defeasance.

With respect to the 215 Fremont Street Mortgage Loan, representing 7.1% of the Initial Mortgage Pool Balance, which mortgage loan is in Loan Group No. 1 and represents 9.0% of the Initial Loan Group No. 1 Balance, the 215 Fremont Street Borrower is permitted, currently and within the two-year period following the Issue Date, to prepay the 215 Fremont Street Mortgage Loan together with yield maintenance only in the event the Schwab Tenant exercises its option to purchase the 215 Fremont Street Mortgaged Property during such period. See ‘‘—Significant Underlying Mortgage Loans—The 215 Fremont Street Mortgage Loan—The Mortgage Loan’’ and ‘‘—The 215 Fremont Street Mortgage Loan—The Schwab Lease’’ in this prospectus supplement. For the purposes of this prospectus supplement, the 215 Fremont Street Mortgage Loan is treated as being in a lock-out period during the two-year period following the Issue Date, followed by a period when the loan may be defeased.

One (1) underlying mortgage loan, representing 0.2% of the Initial Mortgage Pool Balance, which mortgage loan is in Loan Group No. 2 and represents 0.9% of the Initial Loan Group No. 2 Balance, provides for (a) first, an initial prepayment lock-out period, followed by (b) second, a period when the borrower may defease the mortgage loan, in whole, followed by (c) third, a period when the borrower may prepay the mortgage loan, in whole, together with a declining percentage prepayment premium.

Thirteen (13) underlying mortgage loans, representing 3.6% of the Initial Mortgage Pool Balance, all of which are in Loan Group No. 1, and represent 4.5% of the Initial Loan Group No. 1 Balance, each provides for an initial period when the loan is prepayable together with a yield maintenance charge, followed by a second period when the loan may either be defeased or prepaid with a yield maintenance charge. Such second period is not considered a defeasance period for purposes of this prospectus supplement.

Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2006-C4 certificates, in the amounts and in accordance with the priorities described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges’’ and ‘‘Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying base prospectus.

Open Prepayment Periods.    Ninety-seven (97) mortgage loans that we intend to include in the trust, representing 81.7% of the Initial Mortgage Pool Balance, of which 72 mortgage loans are in Loan Group No. 1, representing 83.3% of the Initial

Loan Group No. 1 Balance, and 25 mortgage loans are in Loan Group No. 2, representing 75.9% of the Initial Loan Group No. 2 Balance, respectively, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. That open prepayment period generally begins not more than 12 months prior to stated maturity.

Other Prepayment Provisions.    Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

With respect to the 215 Fremont Street Mortgage Loan, representing 7.1% of the Initial Mortgage Pool Balance, which mortgage loan is in Loan Group No. 1 and represents 9.0% of the Initial Loan Group No. 1 Balance, the 215 Fremont Street Borrower is permitted to prepay the 215 Fremont Street Mortgage Loan under the following circumstances: (i) in the event that the Schwab Tenant purchases the 215 Fremont Street Mortgaged Property as a result of the exercise of the tenant's purchase option prior to the 215 Fremont Street Lock-Out Date, the 215 Fremont Street Mortgage Loan may be prepaid in full together with a yield maintenance prepayment premium calculated in accordance with the terms of the 215 Fremont Street Mortgage Loan documents; and (ii) in the event the Schwab Tenant exercises its option to terminate the Schwab Lease following a substantial casualty or condemnation, the 215 Fremont Street Mortgage Loan may be prepaid in full without payment of a prepayment premium, in each case as more fully described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 215 Fremont Street Mortgage Loan—The Mortgage Loan’’ and ‘‘—The 215 Fremont Street Mortgage Loan—The Schwab Lease’’ below in this prospectus supplement. For the purposes of this prospectus supplement, the 215 Fremont Street Mortgage Loan is treated as being in a lock-out period for the two-year period preceding the 215 Fremont Street Lock-Out Date, followed by a period when the loan may be defeased.

Defeasance Loans.    One hundred-eighteen (118) of the mortgage loans that we intend to include in the trust, representing 80.3% of the Initial Mortgage Pool Balance, of which 83 mortgage loans are in Loan Group No. 1, representing 84.8% of the Initial Loan Group No. 1 Balance, and 35 mortgage loans are in Loan Group No. 2, representing 62.9% of the Initial Loan Group No. 2 Balance, respectively, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

One (1) other mortgage loan that we intend to include in the trust, which mortgage loan is secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Rite Aid – Church Street which is in Loan Group No. 1 (representing 0.3%, of the Initial Mortgage Pool Balance and 0.4%, of the Initial Loan Group No. 1 Balance), can be defeased currently. The defeasance, prior to the second anniversary of the Issue Date, of the one (1) mortgage loan will trigger a repurchase obligation on the part of the related mortgage loan seller. The one (1) mortgage loan can be defeased prior to the second anniversary of the Issue Date is the primary asset of a single loan REMIC. See ‘‘—Cures and Repurchases’’ below.

The 118 mortgage loans referred to in the second preceding paragraph include one (1) underlying mortgage loan, representing 0.2% of the Initial Mortgage Pool Balance, which mortgage loan is in Loan Group No. 2 and represents 0.9% of the Initial Loan Group No. 2 Balance, which provides for (a) first, an initial prepayment lock-out period, followed by (b) second, a period when the borrower may defease the mortgage loan, in whole, followed by (c) third, a period when the borrower may prepay the mortgage loan, in whole, together with a declining percentage prepayment premium.

In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

•	will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Except as provided in the following sentence, each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through partial defeasance. Two (2) groups of cross-collateralized mortgage loans that we intend to include in the trust, together representing 0.7% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group No. 1 Balance, respectively, and 6 individual multi-property mortgage loans that we intend to include in the trust, collectively representing 1.9% of the Initial Mortgage Pool Balance, 0.8% of the Initial Loan Group No. 1 Balance and 5.9% of the Initial Loan Group No. 2 Balance, respectively, do not provide for partial defeasance. Each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to at least 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance has occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity.

In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

In addition, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Green Valley Portfolio, representing 1.7% of the Initial Mortgage Pool Balance and 2.2% of the Initial Loan Group No. 1 Balance, respectively, the lender, in certain circumstances, may require the related borrower to partially defease the mortgage loan pursuant to the terms of the related mortgage loan documents. See ‘‘—Significant Underlying Mortgage Loans—The Green Valley Portfolio Mortgage Loan—The Mortgage Loan.’’

Due-on-Sale and Due-on-Encumbrance Provisions.    All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly

Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable’’ and ‘‘—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying base prospectus.

In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

•	transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following—

1.	confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

2.	the reasonable acceptability of the transferee to the lender;

•	a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

•	transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

•	other transfers similar in nature to the foregoing.

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

General.    Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

I. The One Federal Street Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$262,000,000
Loan per Square Foot:	$234
% of Initial Mortgage Pool Balance:	13.2%
Shadow Rating (S&P/Moody’s) :	BBB−/Baa2
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.544908% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	June 11, 2016
Maturity Balance:	$262,000,000
Borrower:	One Federal, L.P.
Sponsor:	Tishman Speyer Crown Equities LLC
Prepayment/Defeasance:	Defeasance permitted two years after securitization. Prepayment without penalty permitted three months prior to scheduled maturity date.
Up-Front Reserves:	Unfunded Tenant Obligations Reserve(2);
Required Repair Reserve(3); Fidelity/Bingham Reserve(4)
Ongoing Reserves:	Tax and Insurance Reserve(5);
Leasing Reserve(6);
Replacement Reserve(7)
Lockbox:	Hard(8)
Mezzanine Debt:	$111,500,000(9)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	Boston, Massachusetts
Year Built:	1976
Year Renovated:	1992-1996; 2004-2006
Square Feet:	1,120,577
Occupancy:	95.1%(10) (11)
Occupancy Date:	April 6, 2006
Ownership Interest:	Fee
Property Management:	Tishman Speyer Properties, L.P., an affiliate of the Borrower
U/W NCF:	$28,501,804(10) (12)
U/W NCF DSCR:	1.94x(10) (13)
Appraised Value:	$534,200,000
Appraisal As of Date:	May 17, 2006
Cut-off Date LTV Ratio:	49.0%
Maturity LTV Ratio:	49.0%

(1)	NAP means not applicable.

(2)	The One Federal Street Borrower deposited $27,703,283 into a reserve account for unfunded tenant obligations (as defined under ‘‘—Guarantees’’ below) and, in addition, there is a guaranty of $12,250,000 for the remaining unfunded tenant obligations from Tishman Speyer Crown Equities LLC as described in ‘‘—Guarantees’’ below.

(3)	At closing, the One Federal Street Borrower deposited $865,000 into a required repairs reserve account to perform the required repairs for the One Federal Street Mortgaged Property.

(4)	At closing, the One Federal Street Borrower deposited $10,000,000 into a reserve account in connection with certain tenant allowances under that certain lease dated November 14, 2005, by and between One Federal Street Borrower, as landlord, and Bingham McCutchen, LLP, as tenant (the ‘‘Fidelity/Bingham Lease’’). Provided no event of default exists under the One Federal Street Mortgage Loan documents and the Fidelity/Bingham Lease is in full force and effect, commencing on June 11, 2007 and on each payment date thereafter up to and including August 11, 2008, lender will transfer $666,667 from such reserve account to the lockbox account.

(5)	The One Federal Street Borrower will make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by lender to be payable, during the next ensuing 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies. Notwithstanding the foregoing, so long as the One Federal Street Borrower provides evidence of a blanket insurance policy covering the One Federal Street Mortgaged Property, as approved by the lender, the monthly insurance escrow payment will not be required.

(6)	The One Federal Street Borrower will deposit all lease termination payments into the leasing reserve account not later than the first business day after the One Federal Street Borrower’s receipt of such lease termination payments. In lieu of making the payments to the leasing reserve account, provided no uncured event of default exists, the One Federal Street Borrower may deliver to lender a letter of credit as security for the One Federal Street Borrower’s obligations.

(7)	The One Federal Street Borrower is required to make monthly deposits of $14,007 which will be used by the One Federal Street Borrower to pay for the costs of replacements and repairs required to be made to the One Federal Street property during the calendar year, including, without limitation, proposed capital replacements and improvements pursuant to the One Federal Street Borrower’s annual operating budget.

(8)	See ‘‘—Lockbox’’ below.

(9)	Represents (i) an advance of $51,880,000 under the One Federal Street Senior Mezzanine Loan (as defined below) and (ii) an advance of $59,620,000 under the One Federal Street Intermediate Mezzanine Loan (as defined below). In addition, a maximum future advance of $25,000,000 is permitted under the One Federal Street Junior Mezzanine Loan (as defined below) and a permitted replacement junior mezzanine facility in the amount of up to $25,000,000 will be available after the One Federal Street Junior Mezzanine Loan has been paid in full. See ‘‘— Mezzanine Financing’’ below.

(10)	Reflects Bingham McCutchen, LLP’s occupancy of 294,907 square feet of Fidelity’s space commencing on September 1, 2008, as described in footnote (5) under ‘‘Major Tenant Information’’ below. See ‘‘—The Mortgaged Property’’ below.

(11)	Occupancy at the One Federal Street Mortgaged Property with Fidelity in-place is 97.2% as of April 6, 2006.

(12)	Reflects in place U/W NCF. Projected U/W NCF based on assumed mark-to market rent adjustment applied to below-market tenant leases and certain other lease-up assumptions is $32,524,907.

(13)	Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.544908% calculated on Actual/360 Basis. The U/W DSCR based on the projected U/W NCF of $32,524,907 (described in footnote (12) above) is 2.21x.

Major Tenant Information
Tenant(1)	Principal Business	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Rent Per Annum	Ratings(4)	Lease Expiration Date
Bingham McCutchen, LLP(5)	Law Firm	294,907	26.3%	33.5%	$50.90	$15,010,767	NR	8/30/2023
Bank of America	Financial Services	224,370	20.0	5.9	$11.85	2,658,785	AA−/Aa2	9/30/2010
State Street Corp.	Financial Services	185,868	16.6	20.7	$50.04	9,301,020	AA−/Aa3	2/28/2011
CS First Boston	Investment Bank	63,097	5.6	9.3	$66.00	4,164,506	A+/Aa3	3/30/2011
Bear Stearns	Investment Bank	58,195	5.2	7.4	$57.04	3,319,513	A/A1	12/30/2009(6)
Total		826,437	73.8%	76.8%		$34,454,591

(1)	Ranked by approximate total square feet.

(2)	The percentages of total base rent are based on in-place underwritten base rental revenues.

(3)	Reflects in-place underwritten base rent.

(4)	Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

(5)	Bingham McCutchen, LLP has signed a lease for 294,907 square feet beginning September 1, 2008 and ending August 30, 2023 at an in-place underwritten base rent of $50.90 per square foot. Fidelity currently occupies all 294,907 square feet of what will become Bingham McCutchen, LLP’s space, with a lease of 149,520 square feet expiring on March 30, 2007 and 192,914 square feet expiring on May 30, 2007. Fidelity also has 24,695 square feet expiring February 28, 2017.

(6)	Bear Stearns’ lease expiration includes 39,596 square feet expiring December 30, 2009 and 18,599 square feet expiring January 30, 2010.

Historical Annual Rent Per Square Foot Information(1)
2003(2)	2004(2)	2005(2)
$32.13	$33.17	$34.31

(1)	The effective annual rent based on base rent information provided by the One Federal Street Borrower.

(2)	For the One Federal Street Mortgaged Property as of year end.

Lease Expiration Information(1)
Year	Approximate # of Expiring Tenants	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2006	2	10,087	0.9%	0.9%	$709,427	1.6%	1.6%
2007	4	28,819	2.6	3.5%	1,320,379	2.9	4.5%
2008	1	6,820	0.6	4.1%	300,080	0.7	5.2%
2009	6	54,605	4.9	9.0%	3,022,743	6.7	11.9%
2010	5	267,016	23.8	32.8%	4,932,163	11.0	22.9%
2011	6	295,500	26.4	59.2%	15,069,369	33.6	56.5%
2012	0	0	0.0	59.2%	0	0.0	56.5%
2013	2	24,695	2.2	61.4%	1,086,580	2.4	58.9%
2014	2	32,926	2.9	64.3%	1,263,536	2.8	61.8%
2015	0	0	0.0	64.3%	0	0.0	61.8%
2016 and beyond(3)	5	345,738	30.9	95.1%	17,155,593	38.2	100.0%
Vacant	—	54,371	4.9	100.0%	—	—
Total	33	1,120,577	100.0%		$44,859,869	100.0%

(1)	Reflects Bingham McCutchen LLP’s occupancy of 294,907 square feet of Fidelity’s space on September 1, 2008

(2)	Based on in-place underwritten base rental revenues.

(3)	Based on a lease-up assumption of 24,135 square feet at an in-place underwritten base rent of $46.00 per square foot.

The Borrower and Sponsor.    The One Federal Street Borrower is One Federal, L.P., a Delaware limited partnership, which is sponsored by Tishman Speyer Crown Equities LLC. Tishman Speyer Crown Equities LLC is an indirect owner of 25% of the equity interest in One Federal Street Borrower. Tishman Speyer Crown Equities LLC was founded in 1978 by Robert Tishman. Tishman Speyer Crown Equities LLC operates from its headquarters in Manhattan and from seventeen other offices worldwide including offices in Frankfurt, Berlin, London, Paris, Madrid, Bangalore, Sao Paulo and Sydney, as well as eight other offices in the United States. Since its formation, Tishman Speyer Crown Equities LLC has developed or acquired a portfolio of over 77 million square feet of constructed area valued at over $24 billion. In addition to well-known developments of high-rise office buildings in major urban locations, Tishman Speyer Crown Equities LLC also creates mixed-use, retail, residential and entertainment centers, as well as mid and low-rise office buildings. An affiliate of the related mortgage loan seller is an indirect owner of 25% of the equity interests in the One Federal Street Borrower. Henley US Holdings One LLC, a Delaware limited liability company is an indirect owner of fifty percent (50%) of the equity interests in One Federal Street Borrower. Henley US Holdings One LLC, is indirectly wholly-owned and controlled by the Abu Dhabi Investment Authority, an institution of the Government of the Emirate of Abu Dhabi.

The Mortgage Loan.    The One Federal Street Mortgage Loan was originated on June 1, 2006 and has a cut-off date principal balance of $262,000,000. The One Federal Street Mortgage Loan is a ten-year interest-only balloon loan with a stated maturity date of June 11, 2016. The One Federal Street Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.544908% per annum. On July 11, 2006 and on the eleventh day of each month thereafter to but excluding the stated maturity date, the One Federal Street Borrower is required to make interest-only payments on the One Federal Street Mortgage Loan. The principal balance of the One Federal Street Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The One Federal Street Borrower is prohibited from voluntarily prepaying the One Federal Street Mortgage Loan, in whole or in part, prior to March 11, 2016. From and after March 11, 2016, the One Federal Street Borrower may prepay the One Federal Street Mortgage Loan, in whole or in part, without payment of any prepayment consideration, provided that each borrower under its respective One Federal Street Mezzanine Loan (as defined under ‘‘—Intercreditor Agreement’’ below) simultaneously prepays such One Federal Street Mezzanine Loan by a dollar amount which bears the same relation to the principal amount of the subject One Federal Street Mezzanine Loan outstanding immediately prior to such prepayment as the amount of the One Federal Street Mortgage Loan prepaid bears to the principal amount of the One Federal Street Mortgage Loan outstanding immediately prior to such prepayment, or, in the case of the One Federal Street Junior Mezzanine Loan (as defined under ‘‘—Junior Mezzanine Loan’’ below) as the amount of the One Federal Street Mortgage Loan prepaid bears to the principal amount of the One Federal Street Mortgage Loan, the One Federal Street Senior Mezzanine Loan and the One Federal Street Intermediate Mezzanine Loan outstanding immediately prior to such prepayment.

The One Federal Street Borrower may defease the entire One Federal Street Mortgage Loan at any time after the expiration of two years following the securitization of the One Federal Street Mortgage Loan, and by doing so obtain the release of the One Federal Street Mortgaged Property. A defeasance will be effected by the One Federal Street Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that produce payments which replicate the payment obligations of the One Federal Street Borrower under the One Federal Street Mortgage Loan and are sufficient to pay off the One Federal Street Mortgage Loan in its entirety, at the One Federal Street Borrower’s election on March 11, 2016, April 11, 2016, May 11, 2016 or on the stated maturity date. The One Federal Street Borrower’s right to defease the entire One Federal Street Mortgage Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C4 certificates by such rating agency. As a condition to the defeasance of the entire One Federal Street Mortgage Loan, the (i) the One Federal Street Senior Mezzanine Borrower must simultaneously prepay the entire One Federal Street Mezzanine Loan, (ii) the One Federal Street Intermediate Mezzanine Borrower must simultaneously prepay the entire One Federal Street Intermediate Mezzanine Loan and (iii) the One Federal Street Junior Mezzanine Borrower must simultaneously prepay the entire One Federal Street Junior Mezzanine Loan.

The Mortgaged Property.    The One Federal Street Mortgage Loan is secured by a first mortgage lien on the fee simple interest in the One Federal Street Mortgaged Property, a 38-story office building located in the financial district of Boston. Built in 1976 and renovated between 1992 and 1996 and again between 2004 and 2006, the One Federal Street Mortgaged Property contains 1,120,577 square feet of net rentable area. The One Federal Street Mortgaged Property is leased to a diverse mix of tenants including, Bingham McCutchen, LLP, a top 100 law firm, who recently signed a lease for 294,907 square feet (26.3% of total space) of space to replace the vacating Fidelity Investments, commencing September 1, 2008. Other major tenants include Bank of America (which is rated AA−/Aa2 by S&P and Moody’s, respectively) with 224,370 square feet (20.0% of total space), State Street Corp. (which is rated AA−/Aa3 by S&P and Moody’s, respectively) with 185,868 square feet (16.6% of total space), CS First Boston (which is rated A+/Aa3 by S&P and Moody’s, respectively) with 63,097 square feet (5.6% of total space) and Bear Stearns (which is rated A/A1 by S&P and Moody’s, respectively) with 58,195 square feet (5.2% of total space). As of April 6, 2006, based on square footage leased, occupancy at the One Federal Street Mortgaged Property, with Fidelity in-place, was 97.2%. Based on historical financial information provided by the One Federal Street Borrower, the net operating income for the One Federal Street Mortgaged Property was $28,446,238 for fiscal year 2005.

The following is an occupancy chart for the One Federal Street Mortgaged Property, as reported by the One Federal Street Borrower.

Historical Occupancy Information
Year	Occupancy
2005	96.2%
2004	95.3%
2003	93.8%
2002	95.0%
2001	99.8%

The Market.    According to information in the appraisal performed in connection with the origination of the One Federal Street Mortgage Loan, the One Federal Street Mortgaged Property is located in the Central Business District submarket of Downtown Boston. The appraisal further reports that, as of the first quarter 2006, that submarket contained 34.6 million square feet (which constitutes 52.3%, by square footage, of the Downtown Boston market), ranking it as the largest of the nine submarkets comprising the Downtown Boston market. According to the appraisal, the area office market and the local submarket are exhibiting strengthening occupancy levels and upward trending rental rates, with favorable absorption in recent years. The first quarter of 2006 ended with a significant decrease in Boston’s office market vacancy rate, which dipped roughly 90 basis points to 10.8%. According to the appraisal, there are no office buildings currently under construction in downtown Boston.

Lockbox.    The One Federal Street Borrower is required to cause all gross income from the One Federal Street Mortgaged Property to be deposited into a lockbox account under the control of the lender, which funds will be disbursed as follows: (1) tax and insurance amounts, to the tax and insurance accounts; (2) monthly debt service, to the debt service account; (3) replacement reserve amounts, to the replacement reserve account; (4), cash management fees, to the lockbox bank; (5) default interest or any late charges, to the debt service account; (6) if no One Federal Street Mortgage Loan event of default exists, monthly debt service due under the One Federal Street Senior Mezzanine Loan, together with any late payment charges or default interest and any related Net Liquidation Proceeds After Debt Service (defined below), to the senior mezzanine loan account; (7) if no One Federal Street Mortgage Loan event of default exists and no One Federal Street Senior Mezzanine Loan event of default exists, monthly debt service due under the One Federal Street Intermediate Mezzanine Loan, together with any late payment charges or default interest and any related Net Liquidation Proceeds After Debt Service, to the intermediate mezzanine loan account; (8) if no One Federal Street Mortgage Loan event of default exists, during (a) a One Federal Street Mezzanine Low DSCR Period (defined below) or (b) a Mezzanine Loan event of default, all monthly costs and expenses approved by each of the Mezzanine Lenders to the borrower expense account; (9) if no One Federal Street Mortgage Loan event of default exists, during (a) a One Federal Street Mezzanine Low DSCR Period (defined below), or (b) a Mezzanine Loan event of default, certain extraordinary expenses approved by each of the Mezzanine Lenders to the borrower expense account; (10) if no One Federal Street Mortgage Loan event of default exists and no One Federal Street Senior Mezzanine Loan or One Federal Street Intermediate Mezzanine Loan event of default exists, and until such time as the One Federal Street Junior Mezzanine Loan has been paid in full, monthly debt service due under the One Federal Street Junior Mezzanine Loan, together with any late payment charges or default interest and any Net Liquidation Proceeds After Debt Service, to the junior mezzanine loan account; and (11) if no One Federal Street Mortgage Loan event of default exists, any remaining amounts during a One Federal Street Senior Mezzanine Loan event of default, to the senior mezzanine loan account; (12) if no One Federal Street Mortgage Loan event of default exists and no One Federal Street Senior Mezzanine Loan event of default exists, any remaining amounts during a One Federal Street Intermediate Mezzanine Loan event of default, to the intermediate mezzanine loan account; (13) if no One Federal Street Mortgage Loan event of default exists, no One Federal Street Senior Mezzanine Loan and no One Federal Street Intermediate Mezzanine loan event of default exists, any remaining amounts, during a One Federal Street Junior Mezzanine

Loan event of default, to the junior mezzanine loan account; and (14) if no One Federal Street Mortgage Loan event of default exists and no Mezzanine Loan event of default exists, any remaining amounts to the One Federal Street Borrower.

‘‘One Federal Street Mezzanine Low DSCR Period’’ means (i) for so long as the One Federal Street Junior Mezzanine Loan is outstanding, the period (a) commencing upon One Federal Street Mortgage Loan lender’s receipt of a notice from One Federal Street Junior Mezzanine lender stating that a ‘‘One Federal Street Low DSCR Period’’ has commenced under the One Federal Street Junior Mezzanine Loan and (b) terminating upon lender’s receipt of a notice from One Federal Street Junior Mezzanine lender stating that a ‘‘One Federal Street Low DSCR Period’’ has terminated under the One Federal Street Junior Mezzanine Loan, (ii) after the One Federal Street Junior Mezzanine Loan has been repaid in full, the period (a) commencing upon One Federal Street Mortgage Loan lender’s receipt of a notice from the One Federal Street Intermediate Mezzanine lender or One Federal Street Intermediate Senior Mezzanine lender stating that a ‘‘One Federal Street Low DSCR Period’’ has commenced under the One Federal Street Intermediate Mezzanine Loan or the One Federal Street Senior Mezzanine Loan, as applicable and (b) terminating upon One Federal Street Mortgage Loan lender’s receipt of (i) a notice from One Federal Street Intermediate Mezzanine lender stating that a ‘‘One Federal Street Low DSCR Period’’ has terminated under the Intermediate Mezzanine Loan and (ii) a notice from One Federal Street Senior Mezzanine lender stating that a ‘‘One Federal Street Low DSCR Period’’ has terminated under the One Federal Street Senior Mezzanine Loan.

‘‘One Federal Street Low DSCR Period’’ will mean (a) for so long as the One Federal Street Junior Mezzanine Loan remains outstanding, the period where the aggregate debt service coverage ratio for the One Federal Street Mortgage Loan, the One Federal Street Senior Mezzanine Loan and the One Federal Street Intermediate Mezzanine Loan for the 12-month period ending on the last day of any calendar quarter ending on or after June 30, 2006 is less than 1.15x as calculated for two consecutive calendar quarters and such period will end when the aggregate debt service coverage ratio for the One Federal Street Mortgage Loan, the One Federal Street Senior Mezzanine Loan and the One Federal Street Intermediate Mezzanine Loan for the 12-month period ending on the last day of any calendar quarter ending on or after June 30, 2006 is equal to or greater than 1.15x as calculated for two consecutive calendar quarters and (b) if the One Federal Street Junior Mezzanine Loan has been paid in full, the period where the aggregate debt service coverage ratio for the One Federal Street Mortgage Loan, the One Federal Street Senior Mezzanine Loan and the One Federal Street Intermediate Mezzanine Loan for the 12-month period ending on the last day of any calendar quarter ending on or after June 30, 2006 is less than 1.05x as calculated for two consecutive calendar quarters and such period will end when the aggregate debt service coverage ratio for the One Federal Street Mortgage Loan, the One Federal Street Senior Mezzanine Loan and the One Federal Street Intermediate Mezzanine Loan for the 12-month period ending on the last day of any calendar quarter ending on or after June 30, 2006 is equal to or greater than 1.05x as calculated for two consecutive calendar quarters.

‘‘Net Liquidation Proceeds After Debt Service’’ means all amounts paid to or received by or on behalf of the One Federal Street Borrower in connection with a casualty, condemnation, sale, transfer or refinancing of the One Federal Street Mortgaged Property less certain costs, expenses and amounts specifically set forth in the related Mezzanine Loan documents.

Terrorism Coverage.    The One Federal Street Borrower is required under the related loan documents to maintain comprehensive all risk insurance (including, without limitation, comprehensive boiler and machinery insurance) and insurance against certain acts of terrorism, in an amount equal to not less than the sum of: (i) the greater of (A) the aggregate outstanding principal balances of the One Federal Street Mortgage Loan, the One Federal Street Senior Mezzanine Loan, the One Federal Street Intermediate Mezzanine Loan and the One Federal Street Junior Mezzanine Loan and (B) the full replacement cost of the One Federal Street Mortgaged Property, and (ii) business interruption/loss of rents insurance equal to the greater of (a) estimated gross income from the operation of the One Federal Street Mortgaged Property for actual losses sustained for the succeeding 18 month period and (b) projected operating expenses (including debt service) for the maintenance and operation of the One Federal Street Mortgaged Property for actual losses sustained for the succeeding 18 month period. Notwithstanding the foregoing, the total annual premium required to be paid by the One Federal Street Borrower for the above described insurance (and any additional property insurance that may be required by Lender) will not exceed $735,000 per year, as adjusted based upon the prior year’s Consumer Price Index. To the extent that the cost of the amount of the above described insurance exceeds the premium limit $735,000 in any year, the One Federal Street Borrower is required, for such year, to obtain the maximum amount of all risk, comprehensive boiler and machinery, business interruption/loss of rents and terrorism coverage that can be obtained for an annual premium of $735,000. The relative amounts of such insurance will be determined by the One Federal Street Borrower in its good faith business judgment to be the optimal insurance coverage available.

Mezzanine Financing.    The One Federal Street Senior Mezzanine Borrower is One Federal Senior Mezz, L.P., a Delaware limited partnership. The One Federal Street Senior Mezzanine Borrower has incurred mezzanine financing (the

‘‘One Federal Street Senior Mezzanine Loan’’) in the original principal amount of $51,880,000. The lender on the One Federal Street Senior Mezzanine Loan is an affiliate of the related mortgage loan seller. The One Federal Street Senior Mezzanine Loan matures June 11, 2016. On the eleventh day of each month to but excluding June 11, 2016, the One Federal Street Senior Mezzanine Borrower is required to make interest-only payments based on a fixed rate per annum on the One Federal Street Senior Mezzanine Loan. The remaining principal balance of the One Federal Street Senior Mezzanine Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The One Federal Street Senior Mezzanine Loan is secured by the related loan documents which includes a pledge of 100% of the equity ownership interests in the One Federal Street Borrower.

The One Federal Street Intermediate Mezzanine Borrower is One Federal Intermediate Mezz, L.P., a Delaware limited partnership. The One Federal Street Intermediate Mezzanine Borrower has incurred mezzanine financing (the ‘‘One Federal Street Intermediate Mezzanine Loan’’) in the principal amount of $59,620,000. The lender on the One Federal Street Intermediate Mezzanine Loan is an affiliate of the related mortgage loan seller. The One Federal Street Intermediate Mezzanine Loan matures June 11, 2016. On the eleventh day of each month to but excluding June 11, 2016, the One Federal Street Intermediate Mezzanine Borrower is required to make interest-only payments based on a fixed rate per annum on the One Federal Street Intermediate Mezzanine Loan. The remaining principal balance of the One Federal Street Intermediate Mezzanine Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The One Federal Street Intermediate Mezzanine Loan is secured by the related loan documents which includes a pledge of 100% of the equity ownership interests in the One Federal Street Senior Mezzanine Borrower.

The One Federal Street Junior Mezzanine Borrower is One Federal Junior Mezz, L.P., a Delaware limited partnership. The One Federal Street Junior Mezzanine Borrower has incurred mezzanine financing (the ‘‘One Federal Street Junior Mezzanine Loan’’) in the maximum principal amount of $25,000,000. The lender on the One Federal Street Junior Mezzanine Loan is an affiliate of the related mortgage loan seller. The Junior Mezzanine Borrower may receive advances under the One Federal Street Junior Mezzanine Loan for (i) a maximum of $20,000,000 for required repairs, replacements, tenant improvements, tenant allowances, leasing commissions, legal expenses or budgeted capital expenditures for the One Federal Street Mortgaged Property and (ii) a maximum of $5,000,000 to pay for any shortfall or deficiency in the net cash flow of the One Federal Street Mortgaged Property to pay for debt service on the One Federal Street Mortgage Loan, the One Federal Street Senior Mezzanine Loan, the One Federal Street Intermediate Mezzanine Loan and the One Federal Street Junior Mezzanine Loan. As of the cut-off date the One Federal Street Junior Mezzanine lender has not advanced any portion of the One Federal Street Junior Mezzanine Loan. All advances made under the One Federal Street Junior Mezzanine Loan accrue interest at a floating rate of interest. The One Federal Street Junior Mezzanine Borrower must also pay to the One Federal Street Junior Mezzanine lender on the eleventh day of each month, in arrears, a fee computed at a per annum rate equal to 0.2% of the unadvanced portion of the One Federal Street Junior Mezzanine Loan as of the tenth day of each month. The One Federal Street Junior Mezzanine Loan matures June 11, 2011, which maturity date may be extended for 5 successive terms of 1 year each, together with payment of an extension fee. The One Federal Street Junior Mezzanine Loan is secured by the related loan documents which includes a pledge of 100% of the equity ownership interests in the One Federal Street Intermediate Mezzanine Borrower.

Provided that the One Federal Street Junior Mezzanine Loan has been paid in full, on or after June 11, 2011, the One Federal Street Junior Mezzanine Borrower will be permitted to incur and have outstanding at any given time a single indebtedness not to exceed an aggregate principal amount equal to $25,000,000 extended by one or more lenders provided that certain conditions more particularly set forth in the One Federal Street Mortgage Loan documents are satisfied.

Mezzanine Intercreditor Agreement.    The One Federal Street Senior Mezzanine Loan, the One Federal Street Intermediate Mezzanine Loan and the One Federal Street Junior Mezzanine Loan are individually referred to in this ‘‘—One Federal Street Mortgage Loan’’ section as a ‘‘One Federal Street Mezzanine Loan’’ and, collectively, as the ‘‘Mezzanine Loans.’’ The One Federal Street Senior Mezzanine Loan lender, the One Federal Street Intermediate Mezzanine Loan lender, the One Federal Street Junior Mezzanine Loan lender (individually and collectively, as the context may require, the ‘‘Mezzanine Lender’’) and the One Federal Street Mortgage Loan lender, entered into an intercreditor agreement (the ‘‘One Federal Street Intercreditor Agreement’’), that sets forth the relative priorities between the One Federal Street Mortgage Loan and each Mezzanine Loan. The One Federal Street Intercreditor Agreement provides that, among other things:

•	No Mezzanine Lender may foreclose on the collateral for its respective loan unless certain conditions are satisfied, including that any transferee, if not the applicable Mezzanine Lender, must generally be an institutional investor that meets specified tests as of the date of transfer or that has first obtained written confirmation from the rating agencies that such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2006-C4 certificates.

•	Each Mezzanine Loan is generally subordinate to the One Federal Street Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the One Federal Street Mortgage Loan, subject to the terms of the One Federal Street Intercreditor Agreement, each Mezzanine Lender may accept payments due and payable from time to time under the loan documents evidencing or securing its respective Mezzanine Loan and prepayments of its respective Mezzanine Loan made in accordance with loan documents evidencing or securing its respective Mezzanine Loan.

•	Upon an ‘‘event of default’’ under a Mezzanine Loan, the applicable Mezzanine Lender will have the right, subject to the terms of the One Federal Street Intercreditor Agreement, to select a replacement manager for the One Federal Street Mortgaged Property.

•	Each Mezzanine Lender has the right to receive notice of any event of default under the One Federal Street Mortgage Loan and the right to cure any monetary default within a period ending 10 business days after the receipt of such notice; provided that no Mezzanine Lender will have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless a Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the collateral for its respective Mezzanine Loan. In addition, if the default is of a non-monetary nature, each Mezzanine Lender will have until 10 business days after the later of (i) receipt of such notice or (ii) the expiration of the One Federal Street Borrower’s cure period to cure such non-monetary default under the One Federal Street Mortgage Loan documents; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period (or is not susceptible of cure without foreclosure on the collateral for a Mezzanine Loan) then, subject to certain conditions, each Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure.

•	If the One Federal Street Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the One Federal Street Mortgage Loan has been commenced, a proceeding or other action relating to insolvency, reorganization, or relief of debtors has been commenced against the One Federal Street Borrower or its general partner, or if the One Federal Street Mortgage Loan is a ‘‘specially serviced’’ loan and a material event of default under the related One Federal Street Mortgage Loan documents has occurred or is reasonably foreseeable, then, subject to the terms of the One Federal Street Intercreditor Agreement, each Mezzanine Lender will have the right to purchase the One Federal Street Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any advances and post-petition interest, but excluding any liquidated damages, acceleration prepayment premium, prepayment fee, premiums, yield maintenance charge, late charges, or any default interest relating to any defaults cured by the Mezzanine Lender, as provided in the One Federal Street Intercreditor Agreement), any protective advances made by the mortgagee and any interest on any advances, all costs and expenses actually incurred by the One Federal Street Mortgage Loan lender in enforcing the terms of the related documents, and, if a Mezzanine Lender fails to purchase the One Federal Street Mortgage Loan within 60 days of receipt of the One Federal Mortgage Loan lender’s notice of such purchase option, special servicing and liquidation fees payable to any special servicer for any related securitization trust.

•	The loan documents evidencing and securing each Mezzanine Loan generally may be modified without the One Federal Street Mortgage Loan lender’s consent, except that certain provisions may not be modified without the One Federal Street Mortgage Loan lender’s consent, including, without limitation, a material increase in any monetary obligations of the One Federal Street Senior Mezzanine Borrower, the One Federal Street Intermediate Mezzanine Borrower or the One Federal Street Junior Mezzanine Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing a Mezzanine Loan, the applicable Mezzanine Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the applicable Mezzanine Loan, in a manner that increases the interest rate thereunder.

Guarantees.    Tishman Speyer Crown Equities LLC delivered a certain guaranty (the ‘‘One Federal Guaranty’’) whereby Tishman Speyer Crown Equities LLC guarantees that the One Federal Street Borrower shall pay the tenant allowances and leasing commissions due in connection with certain leases of space at the One Federal Street Mortgaged Property (the ‘‘Unfunded Tenant Obligations’’). Pursuant to the terms of the One Federal Guaranty, the aggregate liability of Tishman Speyer Crown Equities LLC shall not exceed $12,250,000 (the ‘‘Guaranteed Amount’’), which amount shall be reduced dollar-for-dollar for each dollar that the One Federal Street Borrower actually pays in excess of $27,703,283 (the ‘‘Reduction Threshold’’) for Unfunded Tenant Obligations. In the event that, on or before August 31, 2006, Henley Holding Company, the indirect owner of 100% of the equity interests in Henley US Holdings One LLC, becomes a guarantor under the One Federal Guaranty, lender shall disburse to the One Federal Street Borrower $12,250,000 from the reserve account for Unfunded Tenant Obligations, and (i) the Guaranteed Amount shall be increased to $24,500,000, (ii) the Reduction Threshold shall be decreased to $15,453,283, and (iii) the liability of Tishman Speyer Crown Equities LLC and Henley Holding Company shall be several such that each is liable solely for 50% of the obligations guaranteed by the One Federal Guaranty.

II. The One New York Plaza Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$200,000,000(1)
Loan per Square Foot:	$166(2)
% of Initial Mortgage Pool Balance:	10.1%
Shadow Rating (S&P/Moody’s):	BBB/Baa2
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.4995% per annum(3)
Interest Calculation:	Actual/360
First Payment Date:	April 6, 2006
Amortization Term:	25 years(3)
Anticipated Repayment Date:	NAP(4)
Hyperamortization:	NAP
Maturity Date:	March 6, 2016
Maturity Balance:	$169,465,217
Borrower:	Trizechahn One NY Plaza LLC
Sponsor:	Trizec Properties, Inc.
Prepayment/Defeasance:	Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Unassessed Taxes Reserve(5)
Unfunded Obligations Reserve(6)
Ongoing Reserves:	Tax and Insurance Reserve(7)
Capital Expenditure Reserve(8)
Tenant Rollover Reserve(9)
Lockbox:	Hard(10)
Other Debt:	NAP(4)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	New York, New York
Year Built:	1970
Year Renovated:	1994
Square Feet:	2,416,896(11)
Occupancy:	95.4%
Occupancy Date:	February 28, 2006
Ownership Interest:	Fee
Property Management:	Trizec Properties, Inc., an affiliate of the Borrower
U/W NCF:	$40,892,419(12)
U/W NCF DSCR:	1.39x(2)(13)
Appraised Value:	$800,000,000
Appraisal As of Date:	March 1, 2006
Cut-off Date LTV Ratio:	50.0%(2)
Maturity LTV Ratio:	42.4%(2)

(1)	The One New York Plaza Mortgage Loan is part of the One New York Plaza Loan Combination that also includes the One New York Plaza Non-Trust Loan in the principal amount of $200,000,000.

(2)	Based on the One New York Plaza Loan Combination.

(3)	Payments of interest only are required through and including the payment date in March 2009. The interest rate for the One New York Plaza Non-Trust Loan is 5.4995%.

(4)	NAP means not applicable.

(5)	On the date of origination, the One New York Plaza Borrower deposited with lender the sum of $7,374,632 (the ‘‘Unassessed Tax Funds’’) to be held in the tax fund reserve account and to be disbursed with respect to those portions of the One New York Plaza Mortgaged Property which are currently not assessed for taxes for the 2004/05 and 2005/06 tax years (the ‘‘Unassessed Property’’). If New York City fails to correctly calculate and bill the One New York Plaza Borrower for real estate taxes with respect to all or any portion of to the Unassessed Property within six months from the date of origination, the One New York Plaza Borrower may replace the Unassessed Tax Funds by delivering to lender a qualified letter of credit and/or qualified guaranty (or any combination thereof) in an aggregate amount equal to the Unassessed Tax Funds or such other amount reasonably agreed to by lender at which time lender shall return the Unassessed Tax Funds, together with interest thereon, to the One New York Plaza Borrower. The qualified guaranty will be accompanied by a ‘‘bring down’’ of the nonconsolidation opinion. If the amount indemnified under the alteration indemnity and the amount guaranteed under any qualified guaranties, in the aggregate, at any time exceed $40,000,000. Upon payment of such taxes for the Unassessed Property, the balance of the Unassessed Tax Funds, together with interest thereon, will be returned to the One New York Plaza Borrower.

(6)	On the date of origination, the One New York Plaza Borrower deposited $14,926,488 of loan proceeds in an unfunded obligations account.

(7)	During a Cash Sweep Period (as defined under ‘‘Lockbox’’ below), the One New York Plaza Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to 1/12 of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding, so long as the One New York Plaza Borrower provides evidence of a blanket insurance policy covering the One New York Plaza Mortgaged Property, the monthly insurance escrow payments will not be required.

(8)	During a Cash Sweep Period, the One New York Plaza Borrower is required to make monthly deposits of $50,307 into a capital expenditures reserve account; provided, however, that the One New York Plaza Borrower’s obligation to make such monthly deposits will be suspended if at any time the balance in the capital expenditures reserve account equals or exceeds $1,207,375. Likewise, the One New York Plaza Borrowers’ obligation will be reinstated if the balance in the capital expenditures reserve account falls below said $1,207,375.

(9)	Commencing on and including January 6, 2008, the One New York Plaza Borrower must make 20 monthly deposits of $1,000,000 into a rollover reserve account, for costs of any tenant improvements or work allowances, leasing commissions and other costs associated with the space currently leased to Goldman Sachs. Commencing on and including December 6, 2010, the One New York Plaza Borrower must make 48 monthly deposits of $1,000,000 into the rollover reserve account, for costs of any tenant improvements or work allowances, leasing commissions and other costs associated with the space currently leased to Wachovia. In lieu of any portion of either of the cash deposits required above, the One New York Plaza Borrower may deliver a qualified letter of credit and/or a guaranty from a qualified equity holder having a minimum cash liquidity capacity on its balance sheet equal to two times the amount being guaranteed. In addition, the One New York Plaza Borrower must deposit into the rollover reserve account any termination fees received as a result of the termination of a lease of over 200,000 square feet. Provided no event of default is continuing, the One New York Plaza Borrower will be reimbursed for the lease termination payment in connection with leasing commissions and tenant improvement costs for any replacement leases related to such space.

(10)	See ‘‘Lockbox’’.

(11)	Reflects in-place underwritten square footage.

(12)	Reflects in-place U/W NCF. The U/W NCF for the One New York Plaza Mortgaged Property is projected to be $51,894,197 based on assumed mark-to-market rent adjustment applied to below-market tenant leases.

(13)	Calculated based on in-place U/W NCF for the One New York Plaza Mortgage Loan and the One New York Plaza Non-Trust Loan and based on annual debt constant of 7.369% commencing with payment date in April 2009. The U/W NCF DSCR based on projected U/W NCF of $51,894,197 (as described in (12) above), the One New York Plaza Mortgage Loan and the One New York Plaza Non-Trust Loan is 1.76x.

Major Tenant Information
Tenant(1)	Principal Business	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)		Rent PerAnnum	Ratings(4)	Lease Expiration Date
Wachovia Securities(5)	Financial Services	1,308,666	54.1%	40.7%	$16.48	(6)	$21,568,828	A+/Aa3	12/31/2014
Goldman Sachs	Investment Bank	559,049	23.1	34.1	$32.31		18,061,670	A+/Aa3	9/30/2009(7)
Fried Frank Harris	Law Firm	381,549	15.8	21.9	$30.37		11,588,802	NR	2/29/2024
Smith Barney	Financial Services	25,408	1.1	1.4	$29.50		749,536	AA−/Aa1	4/30/2008
Benfield Holdings	Financial Services	12,939	0.5	0.8	$32.50		420,518	NR	12/31/2014
Total		2,287,611	94.7%	98.9%			$52,389,354

(1)	Ranked by approximate total square feet.

(2)	The approximate percentages of base rent are based on in-place underwritten base rental revenues.

(3)	Reflects in-place base rent.

(4)	Credit rating are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

(5)	Wachovia Securities subleases 1,121,630 square feet of its space to four sub-tenants, but remains fully responsible for all of its lease obligations.

(6)	Wachovia Securities pays rent on a triple net basis.

(7)	Goldman Sachs’ lease expiration includes 518,121 square feet expiring September 30, 2009 and 40,928 square feet expiring December 31, 2010.

Historical Annual Rent Per Square Foot Information(1)
2003(2)	2004(2)	2005(2)
$19.26	$20.11	$21.06

(1)	The effective annual rent based on base rent information provided by the One New York Plaza Borrower.

(2)	For the One New York Plaza Mortgaged Property as of year end.

Lease Expiration Information
Year	Approximate # of Expiring Tenants	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006(2)	3	2,482	0.1%	0.1%	$76,512	0.1%	0.1%
2007	7	3,619	0.1	0.3%	139,280	0.3	0.4%
2008	2	26,542	1.1	1.4%	798,970	1.5	1.9%
2009	3	519,509	21.5	22.8%	15,861,623	29.9	31.9%
2010	5	47,811	2.0	24.8%	2,440,098	4.6	36.5%
2011	1	50	0.0	24.8%	0	0.0	36.5%
2012	0	0	0.0	24.8%	0	0.0	36.5%
2013	1	1,360	0.1	24.9%	43,520	0.1	36.6%
2014	3	1,321,605	54.7	79.6%	21,989,345	41.5	78.1%
2015	2	749	0.0	79.6%	26,220	0.0	78.1%
2016 and beyond	2	381,658	15.8	95.4%	11,588,802	21.9	100.0%
Vacant	—	111,511	4.6	100.0%	—	—	—
Total	29	2,416,896	100.0%		$52,964,370	100%

(1)	Based on in-place underwritten base rental revenues.

(2)	Includes any month-to month tenants.

The Borrower and Sponsor.    The One New York Plaza Borrower is Trizechahn One NY Plaza LLC, a Delaware limited liability company, which is sponsored by Trizec Properties, Inc. (NYSE: TRZ). Trizec Properties, Inc. was launched as a publicly traded United States REIT in May 2002 as part of the reorganization of the TrizecHahn Corporation. Trizec Properties’ portfolio consists of approximately 61 office properties comprising approximately 40 million square feet of office space in some of the country’s major metropolitan markets. Trizec Properties’ office properties are mostly concentrated in seven markets in the United States—Atlanta, Chicago, Dallas, Houston, Los Angeles, New York and Washington D.C. Prominent properties owned and/or managed by Trizec Properties include One Alliance Center in Atlanta, Victor Building in Washington D.C. and 10 and 120 South Riverside in Chicago.

The Mortgage Loan.    The One New York Plaza Mortgage Loan was originated on March 1, 2006 and has a cut-off date balance of $200,000,000. The One New York Plaza Mortgage Loan is one of two (2) mortgage loans, together referred to as the ‘‘One New York Plaza Loan Combination,’’ that are both secured by the One New York Plaza Mortgaged Property. The One New York Plaza Loan Combination is comprised of: (a) the One New York Plaza Mortgage Loan; and (b) the One New York Plaza Non-Trust Loan in the principal amount of $200,000,000, which will not be included in the trust, and which is, at all times, pari passu in right of payment with the One New York Plaza Mortgage Loan. Both of the mortgage loans in the One New York Plaza Loan Combination are obligations of the One New York Plaza Borrower, are secured by the One New York Plaza Mortgaged Property and are cross-defaulted with each other. The respective rights of the holders of the One New York Plaza Mortgage Loan and the One New York Plaza Non-Trust Loan will be governed by the One New York Plaza Co-Lender Agreement, which is described under ‘‘Loan Combinations—The One New York Plaza Mortgage Loan—Co-Lender Agreement’’.

The One New York Plaza Mortgage Loan (as well as the One New York Plaza Non-Trust Loan) is a 10 year loan with a stated maturity date of March 6, 2016. The One New York Plaza Mortgage Loan (as well as the One New York Plaza Non-Trust Loan) accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.4995% per annum. On the sixth day of each month, through and including March 6, 2009, the One New York Plaza Borrower is required to make monthly payment of interest only and thereafter a constant monthly payment on the One New York Plaza Loan Combination in an amount equal to $2,456,231. The entire remaining principal balance of the One New York Plaza Loan Combination, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

On and after December 6, 2015, (the ‘‘Permitted Prepayment Date’’) the One New York Plaza Borrower may, at its option and upon not less than fifteen days (or such shorter period of time if permitted by lender in its reasonable discretion) prior notice to lender, prepay the debt in whole but not in part, on any date without payment of any premium. Any prepayment received by lender on a date other than a monthly payment date shall include interest which would have accrued thereon to the next monthly payment date.

Provided no event of default shall have occurred and remain uncured, the One New York Plaza Borrower will have the right at any time after the date that is two years from the starting day of the REMIC trust established in connection with the last securitization involving any portion of the One New York Plaza Mortgage Loan, to voluntarily defease the entire One New York Plaza Mortgage Loan and obtain a release of the lien of the One New York Plaza Mortgaged Property by providing lender with the defeasance collateral, consisting of U.S. Obligations, which provide payments (x) on or prior to, but as close as possible to, the business day immediately preceding all monthly payment dates and other scheduled payment dates (if any) under the related note from the defeasance date up to and including the Permitted Prepayment Date, and (y) in amounts equal to or greater than all the scheduled payments of interest and principal due under the related note for all such monthly payment dates and other scheduled payment dates.

The Mortgaged Property.    The One New York Plaza Mortgage Loan is secured by a first mortgage lien on the fee simple interest in the One New York Plaza Mortgaged Property, a 50-story office building located at Water Street and Whitehall Street in downtown Manhattan. Built in 1970 and renovated in 1994, the One New York Plaza Mortgage Property contains 2,416,896 square feet of net rentable area. The One New York Plaza Mortgaged Property is leased to a diverse mix of tenants including, Wachovia Securities (which is rated A+/Aa3 by S&P and Moody’s, respectively) with 1,308,666 square feet (54.1% of total space), Goldman Sachs (which is rated A+/Aa3 by S&P and Moody’s, respectively) with 559,049 square feet (23.1% of total space), Fried Frank Harris with 381,549 square feet (15.8% of total space), Smith Barney (which is rated AA−/Aa1 by S&P and Moody’s, respectively) with 25,408 square feet (1.1% of total space) and Benfield Holdings with 12,939 square feet (0.5% of total space). As of February 28, 2006, based on square footage leased, occupancy at the One New York Plaza Mortgaged Property was 95.4%. Based on historical financial information provided by the One New York Plaza Borrower, the net operating income for the One New York Plaza Mortgaged Property was $38,860,213 for fiscal year 2005.

The One New York Plaza Mortgaged Property is subject to a condominium structure pursuant to that certain declaration establishing a plan for condominium ownership under Article 9B of the Real Property Law of the State of New York, dated

February 16, 1993 and recorded in the New York County Office of the City of New York on March 4, 1993. The One New York Plaza Borrower is the owner of all the condominium units in the One New York Plaza Mortgaged Property.

The following is an occupancy chart for the One New York Plaza Mortgaged Property, as reported by the One New York Plaza Borrower.

Historical Occupancy Information
Year	Occupancy
2005	95.6%(1)
2004	99.6%
2003	99.6%
2002	99.7%
2001	99.6%

(1)	Based on the One New York Plaza Borrower prepared rent roll as of January 27, 2006.

The Market.    According to information in the appraisal performed in connection with the origination of the One New York Plaza Mortgage Loan, the One New York Plaza Mortgaged Property is located in the Financial East sub district of Downtown Manhattan. The appraisal further reports that, as of the fourth quarter 2005, that submarket contained 39.3 million square feet (which constitutes 43.9%, by square footage, of the Downtown Manhattan submarket), ranking it as the largest of the five submarkets comprising the Downtown Manhattan market. According to the appraisal, the Downtown market is currently undergoing many changes, with substantial redevelopment and a host of relocation and tax incentives hoping to attract tenants to the market. Vacancy rates ended 2005 at a post September 11th low of 10.6%. According to the appraisal, there are only two office construction projects underway in Downtown Manhattan: the nearly-completed 7 World Trade Center and Goldman Sachs headquarters. The 1.7 million square foot skyscraper at 7 World Trade Center was scheduled to open in the first quarter of 2006 and Goldman Sachs broke ground in November 2005 on its $2.4 billion headquarters on the last remaining commercial site in Battery Park City. Construction is underway on the Fulton Transit Hub, which is scheduled to be completed in 2008 and will bring together 12 subway lines, the Path Transit system and the World Financial Ferry terminal.

Lockbox.    The One New York Plaza Borrower is required to cause all rents to be deposited directly into a lockbox account maintained with a lockbox bank. Provided no Cash Sweep Period (as defined below) is in effect, all amounts in the lockbox account shall be disbursed to the One New York Plaza Borrower, on each business day. Upon the occurrence of a Cash Sweep Event (as defined below), and upon notice from lender that a Cash Sweep Period is in effect, the lockbox bank is required to redirect the disbursement of amounts in the lockbox account to a cash management account maintained by a cash management bank, and the cash management bank is required to deposit such funds into the following accounts: (i) tax and insurance reserve accounts in an amount equal to one-twelfth (1/12) of the estimated annual real estate taxes and insurance premiums payable during the next ensuing twelve (12) months, (ii) a debt service reserve account in an amount sufficient to pay the debt service for the next calendar month, (iii) the debt service reserve account in an amount sufficient to pay any default interest and late charges, (iv) a cash management servicing fees account in an amount sufficient to pay the customary and reasonable cash management servicing fees associated with the administration of the accounts for the preceding calendar month, (v) a capital expenditure reserve account in the monthly amount of $50,307, and (vi) a rollover reserve account in an amount sufficient to pay the monthly rollover expenses for the next calendar month. All remaining amounts will be retained by the cash management bank in the cash management account. If an event of default no longer exists, all funds on deposit with the cash management bank after payment of the amounts set forth in the preceding sentence will be promptly returned to the One New York Plaza Borrower.

For the purpose of this section only, the following definitions will apply:

‘‘Cash Sweep Cure’’ means any one of the following: (a) if the Cash Sweep Event is caused solely by the occurrence of the event of default, then such event of default has been cured or no longer exists or has been waived in writing by lender, or (b) if the Cash Sweep Event is caused solely by the occurrence of the actual net cash flow (determined in accordance with the One New York Plaza loan documents) falling below $35,000,000, then the actual net cash flow for two consecutive calendar quarters is equal to or greater than $35,000,000, as set forth in the financial statements required under the One New York Plaza Mortgage loan documents; provided, that a Cash Sweep Cure will not be in effect if a new Cash Sweep Event has occurred and is continuing under the One New York Plaza Mortgage loan documents.

‘‘Cash Sweep Event’’ means any one of the following: (a) the occurrence of an event of default or (b) as of the last day of each calendar quarter that lender determines actual net cash flow under the related loan documents, the actual net cash flow is less than $35,000,000;

‘‘Cash Sweep Period’’ means the period from and after a Cash Sweep Event until a Cash Sweep Cure has occurred.

Terrorism Insurance.    The One New York Plaza Borrower is required, in accordance with the One New York Plaza Loan Documents, to maintain insurance against certain terrorism losses and the loss of business income resulting from such terrorism losses. The One New York Plaza Borrower may meet this requirement, at its option, either (A) as part of its ‘‘all risk’’ or ‘‘special perils’’ and business income insurance required as provided under the One New York Plaza Mortgage Loan documents, except that such coverage shall be in an amount (the ‘‘Minimum Coverage Amount’’) at least equal to the lesser of (a) the outstanding principal balance of the One New York Plaza Mortgage Loan (provided such policy contains a waiver of coinsurance) and (b) the sum of (i) the business income insurance equal to 100% of the projected gross income from the One New York Plaza Mortgaged Property for a period of 24 months from the date that the One New York Plaza Mortgaged Property is repaired or replaced and operations are resumed, and (ii) the full replacement cost of the One New York Plaza Mortgaged Property or (B) through a policy or policies covering multiple locations with a deductible of not greater than $250,000, with coverage in an amount equal to the Minimum Coverage Amount, provided that if any claim is made (unless on per occurrence basis) under those policy or policies reducing the amount of coverage below the required amount, then the One New York Plaza Borrower is required to increase the amount of those policy or policies to the required amount as described above; or (C) as a stand-alone policy or policies that covers solely the One New York Plaza Mortgaged Property against such terrorism losses, with a deductible of not greater than $5,000,000 and a coverage amount equal to the Minimum Coverage Amount. Notwithstanding the foregoing, in no event will the One New York Plaza Borrower be required to pay annual premiums for insurance covering such terrorism losses in excess of $1,300,000.

III. The 215 Fremont Street Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$141,371,000
Loan per Square Foot:	$379
% of Initial Mortgage Pool Balance:	7.1%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.070% per annum
Interest Calculation:	Actual/360
First Payment Date:	June 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	May 11, 2016
Maturity Balance:	$141,371,000
Borrower:	Resnick in San Francisco LLC
Sponsors:	Jack Resnick & Sons, Inc.
Prepayment/Defeasance:	Prepayment with yield maintenance permitted within two years of securitization only in connection with sale of property to Schwab Tenant. Thereafter, defeasance is permitted only until three months prior to the Maturity Date when prepayment is permitted without penalty. In the event of substantial casualty or condemnation resulting in termination of the Charles Schwab & Co., Inc. lease, the loan may be prepaid in full without penalty.(2)
Up-Front Reserves:	NAP(1)
Ongoing Reserves:	NAP(1) (3)
Lockbox:	Hard(4)
Other Debt:	NAP(1)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	San Francisco, California
Year Built:	1928
Year Renovated:	2001
Square Feet:	373,470
Occupancy:	100%
Occupancy Date:	March 1, 2006
Ownership Interest:	Fee
Property Management:	Johnson Controls(5)
U/W NCF:	$10,508,443
U/W NCF DSCR:	1.21x
Appraised Value:	$192,100,000
Appraisal As of Date:	March 1, 2006
Cut-off Date LTV Ratio:	73.6%
Maturity LTV Ratio:	73.6%

(1)	NAP means not applicable.

(2)	See ‘‘—The Mortgage Loan’’ and ‘‘—The Schwab Lease’’ below.

(3)	Upon the occurrence and during the continuance of an event of default under the 215 Fremont Street Mortgage Loan or upon the occurrence and during the continuance of an ‘‘event of default’’ under the Schwab Lease (as defined below), the 215 Fremont Street Borrower would be required to make monthly payments into tax, insurance, replacement and rollover reserve accounts.

(4)	See ‘‘—Lockbox’’ below.

(5)	Johnson Controls manages the 215 Fremont Street Mortgaged Property on behalf of the Schwab Tenant (as defined below).

Major Tenant Information
Tenant	Approximate Square Feet	% Total Square Feet	% Total Base Revenues	Rent PSF(1)	Rating(2)	Lease Expiration Date
Charles Schwab & Co., Inc.	373,470	100%	100%	$28.81	A/NR	6/30/2024(3)
Total	373,470	100%	100%

(1)	Reflects in-place base rent.

(2)	Credit ratings are those by S&P and Moody's, respectively. NR means not rated. The sole tenant is Charles Schwab & Co., Inc., a publicly-traded credit-rated company. Charles Schwab & Co., Inc. is rated A by S&P, while its parent company, Charles Schwab Corporation, is rated A− by S&P and A2 by Moody.

(3)	The tenant has two 10-year renewal options available.

The Borrower and Sponsor.    The 215 Fremont Street Borrower is Resnick in San Francisco LLC, a Delaware limited liability company, which is sponsored by Jack Resnick & Sons, Inc. Jack Resnick & Sons, Inc. is one of the largest owners of commercial properties in Manhattan, New York. Jack Resnick & Sons, Inc. was founded in 1928 and owns and manages a portfolio of more than five million square feet of space in Midtown and Downtown Manhattan. Some of the properties owned by Jack Resnick & Sons, Inc. include 110 East 59th Street, 485 Madison Avenue, 1755 Broadway, 880 Third Avenue, 8 West 40th Street, 133 East 58th Street, 75 Park Place, 52 Broadway, 161 William Street, 315 Hudson Street, 250 Hudson Street and 45 Beekman Street.

The Mortgage Loan.    The 215 Fremont Street Mortgage Loan was originated on April 12, 2006 and has a cut-off date principal balance of $141,371,000. The 215 Fremont Street Mortgage Loan is a 10-year loan with a stated maturity date of May 11, 2016. The 215 Fremont Street Mortgage Loan accrues interest on an Actual/360 Basis, at an interest rate, in the absence of default, of 6.070% per annum. On the eleventh day of each calendar month to and including the stated maturity date, the 215 Fremont Street Borrower is required to make payments of interest only on the 215 Fremont Street Mortgage Loan. The principal balance of the 215 Fremont Street Mortgage Loan plus all accrued and unpaid interest thereon will be due on the stated maturity date.

On any date after the second anniversary of the Issue Date (the ‘‘215 Fremont Street Lock Out Date’’), the 215 Fremont Street Borrower has the right to defease the entire 215 Fremont Street Mortgage Loan and by doing so obtain the release of the lien of the 215 Fremont Street Mortgaged Property. A defeasance will be effected by the 215 Fremont Street Borrower pledging substitute collateral consisting of direct, non-callable fixed-rate obligations of the United States of America or ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that provide for payments which replicate the payment obligations of the 215 Fremont Street Borrower under the 215 Fremont Street Mortgage Loan and are sufficient to pay the 215 Fremont Street Mortgage Loan in full on May 11, 2016. The 215 Fremont Street Borrower’s right to defease the entire 215 Fremont Street Mortgage Loan is subject to, among other things, S&P and Moody’s each confirming that the defeasance would not result in a qualification, downgrading or withdrawal of the ratings then assigned to any class of series 2006-C4 certificates by such rating agency.

The 215 Fremont Street Borrower is prohibited from voluntarily prepaying the 215 Fremont Street Mortgage Loan, except as follows: (i) in the event that the tenant under the Schwab Lease (as defined below) purchases the 215 Fremont Street Mortgaged Property as a result of the exercise of the tenant’s purchase option (as more fully described under ‘‘—The Schwab Lease’’ below) prior to the 215 Fremont Street Lock Out Date, the 215 Fremont Street Mortgage Loan may be prepaid in full together with a yield maintenance prepayment premium calculated in accordance with the terms of the 215 Fremont Street Mortgage Loan documents; (ii) in the event the tenant exercises its option to terminate the Schwab Lease following a Schwab Termination Event (as more fully described under ‘‘—The Schwab Lease’’ below), the 215 Fremont Street Mortgage Loan may be prepaid in full without payment of a prepayment premium; and (iii) from after February 11, 2016, the 215 Fremont Street Mortgage Loan may be prepaid in full without payment of a prepayment premium.

The Mortgaged Property.    The 215 Fremont Street Mortgage Loan is secured by a first mortgage lien on the fee simple interest in the 215 Fremont Street Mortgaged Property, an 8-story office building located in the South of Market financial district of San Francisco. Built in 1928 as a warehouse for the Del Monte Corporation, the 215 Fremont Mortgaged Property was converted to office use in the 1970s and the entire building was completely renovated in 2001. The 215 Fremont Street Mortgaged Property contains 373,470 square feet of net rentable area. The entire 215 Fremont Street Mortgaged Property is net-leased to Charles Schwab & Co., Inc. (whose parent is rated A−/A2 by S&P and Moody’s, respectively), a securities broker-dealer which provides discount brokerage services to more than seven million individual and institutional clients from approximately 296 offices in the United States. As of March 1, 2006, based on square footage leased, occupancy at the 215 Fremont Street Mortgaged Property was 100%.

Lockbox.    The 215 Fremont Street Borrower is required to deposit all income from the 215 Fremont Street Mortgaged Property into a segregated deposit account that has been pledged to the lender (the ‘‘215 Fremont Street Deposit Account’’). Provided no default beyond applicable cure periods has occurred with respect to the 215 Fremont Street Mortgage Loan, all amounts in the 215 Fremont Street Deposit Account will be applied on each monthly payment date to the payment of debt service and required reserves (if any), and all excess amounts in the account will be remitted to the Fremont Street Borrower. During any time the Schwab Tenant (defined below) is a debtor in bankruptcy, amounts in the 215 Fremont Street Deposit Account will be remitted to the 215 Fremont Street Borrower to the extent necessary to pay operating expenses at the 215 Fremont Street Mortgaged Property. At the time the Schwab Tenant affirms the Schwab Lease in its bankruptcy proceeding or unconditionally assumes the Schwab Lease pursuant to a confirmed plan of reorganization and obtains its discharge as a debtor in bankruptcy in accordance therewith, all excess proceeds in the 215 Fremont Street Deposit Account will be returned to the 215 Fremont Street Borrower.

Terrorism Insurance.    Pursuant to the 215 Fremont Street Mortgage Loan documents, while the Schwab Tenant is in compliance with the insurance requirements provided for under the Schwab Lease, the 215 Fremont Street Borrower is not required to obtain separate insurance coverage, including terrorism insurance coverage, with respect to the 215 Fremont

Street Mortgaged Property. Under the terms of the Schwab Lease, the Schwab Tenant is not required to obtain terrorism insurance. The Schwab Tenant is required, however, to restore and/or repair the 215 Fremont Street Mortgaged Property following the occurrence of any casualty, unless the Schwab Tenant instead exercises its lease termination option following the occurrence of a Schwab Termination Event (as defined below). If the Schwab Lease is not in existence or if the Schwab Tenant is not in compliance with the insurance requirements under the Schwab Lease, then the 215 Fremont Street Borrower is required to obtain insurance, including insurance for acts of terrorism from an insurance provider that maintains at least an investment grade rating from S&P or Moody’s Investors Service, Inc., subject to an annual cost limitation of $250,000 for such terrorism coverage, which amount is adjusted for inflation.

The Schwab Lease.    The entire 215 Fremont Street Mortgaged Property is leased to Charles Schwab & Co. Inc., a California corporation (together with its successors and assigns, the ‘‘Schwab Tenant’’), pursuant to that certain lease (the ‘‘Schwab Lease’’) dated June 24, 2004 between the Schwab Tenant, as tenant, and 215 Fremont Street Borrower, as landlord. The Schwab Lease provides for base monthly rent of $896,751 and expires on June 30, 2024. The Schwab Tenant has two 10-year renewal options under the Schwab Lease, and the base monthly rent during each renewal term will equal ninety percent (90%) of the fair market value rent, as determined by the appraisal process set forth in the Schwab Lease. The Schwab Lease is a triple-net lease that does not contain any early termination options in favor of the Schwab Tenant, except in the case of casualty or condemnation. The Schwab Lease generally requires the Schwab Tenant to pay for all taxes, insurance and operating expenses as additional rent with respect to the 215 Fremont Street Mortgaged Property. However, the Schwab Tenant is not required to pay the amount of any increase in the real estate taxes that may be incurred as a result of the sale of the 215 Fremont Street Mortgaged Property by the landlord. The 215 Fremont Street Mortgage Loan documents require the 215 Fremont Street Borrower to provide the lender with a letter of credit in the amount equal to 13.73 times the estimated annual increase in the real estate taxes as a result of any such sale.

The Schwab Tenant has the option, which may be exercised at any time, to purchase the 215 Fremont Street Mortgaged Property at a price, determined at the time of exercise, that is equal to the greater of (x) the fair market value of the 215 Fremont Street Mortgaged Property, and (y) the price allocated to the 215 Fremont Street Mortgaged Property as set forth on a schedule attached to the Schwab Lease (which scheduled price declines over the term of the 215 Fremont Street Mortgage Loan, but will always be greater than the then outstanding principal balance of the 215 Fremont Street Mortgage Loan). The purchase option price will be increased to the extent necessary to pay any yield maintenance or defeasance premium payable with respect to the 215 Fremont Street Mortgage Loan. Notwithstanding the foregoing, the Event of Loss Purchase Price (as defined below) will apply in the event of the Schwab Tenant’s exercise of its termination option following a Schwab Termination Event.

The Schwab Tenant also has a subordinated right of first offer to purchase the 215 Fremont Street Mortgaged Property in the event the 215 Fremont Street Borrower desires to sell the 215 Fremont Street Mortgaged Property. The Schwab Tenant is prohibited from exercising the right of first offer upon a foreclosure or deed-in-lieu of foreclosure of the 215 Fremont Street Mortgage Loan. The Schwab Tenant is, however, permitted to exercise the right of first offer upon any sale of the 215 Fremont Street Mortgaged Property after a foreclosure or deed-in-lieu of foreclosure.

Following the occurrence of any of the following events with respect to the 215 Fremont Street Mortgaged Property (each, a ‘‘Schwab Termination Event’’): (i) a casualty that results in a total loss for insurance purposes, (ii) a casualty that cannot be restored or repaired within 270 days after commencement of construction or (iii) a condemnation or temporary taking of more than 12 months that renders the leased premises, in the Schwab Tenant’s good faith judgment, unsuitable for the continued use and occupancy of the Schwab Tenant’s business, the Schwab Tenant is permitted to terminate the Schwab Lease, provided that the Schwab Tenant offers to purchase the 215 Fremont Street Mortgaged Property at a price set forth on a schedule to the lease (the ‘‘Event of Loss Purchase Price’’). The Event of Loss Purchase Price (a) declines over the term of the Schwab Lease, (b) after November 2011, will fall below the scheduled outstanding principal balance of the 215 Fremont Street Mortgage Loan, and (c) on the scheduled maturity date of the 215 Freemont Street Mortgage Loan, will be $5,671,000 below the scheduled outstanding principal balance of the 215 Fremont Street Mortgage Loan. Pursuant to the Schwab Lease, the Event of Loss Purchase Price is deemed accepted unless rejected by both the 215 Fremont Street Borrower and the lender. To the extent it is permitted to do so, the 215 Fremont Street Borrower has assigned its right to accept or reject the Event of Loss Purchase Price to the lender.

In addition, the Schwab Tenant has the right to be released from its obligations under the Schwab Lease if the Schwab Lease is assigned by the Schwab Tenant to an assignee which (or the guarantor of which) has a long-term indebtedness credit rating equal to or greater than ‘‘A’’ by S&P or ‘‘A2’’ by Moody's.

IV. The 70 Hudson Street Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$75,000,000(1)
Loan per Square Foot:	$183/sf(2)
% of Initial Mortgage Pool Balance:	3.8%
Shadow Rating (S&P/Moody’s):	AAA/A2(3)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.5785%(4) per annum
Interest Calculation:	Actual/360
First Payment Date:	May 11, 2006
Amortization Term:	30 years(5)
Anticipated Repayment Date:	NAP (6)
Hyperamortization:	NAP(6)
Maturity Date:	April 11, 2016
Maturity Balance:	$67,303,872
Borrowers:	70 Hudson Street, L.L.C and 70 Hudson Street Urban Renewal Associates, L.L.C.
Sponsor:	Hartz Mountain Industries, Inc.
Prepayment/Defeasance:	Defeasance permitted beginning two years after securitization. Payment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	NAP(6)
Ongoing Reserves:	Tax and Insurance Reserve(7)
Lockbox:	Hard(8)
Other Debt:	NAP(6)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	Jersey City, New Jersey
Year Built:	2000
Year Renovated:	2000-2001(9)
Square Feet:	409,272(10)
Occupancy:	100%
Occupancy Date:	March 1, 2006
Ownership Interest:	Fee
Property Management:	Hartz Mountain Industries, Inc., an affiliate of the borrower
U/W NCF:	$11,701,214
U/W NCF DSCR:	2.28x(11)
Appraised Value:	$160,000,000
Appraisal As of Date:	March 15, 2006
Cut-off Date LTV Ratio:	46.9%(12)
Maturity LTV Ratio:	42.1%(12)

(1)	The 70 Hudson Street Mortgage Loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the 70 Hudson Street Pooled Portion and the 70 Hudson Street Non-Pooled Portion. The Cut-off Date Balance in the table above is based on the 70 Hudson Street Pooled Portion only. The 70 Hudson Street Mortgage Loan (including the 70 Hudson Street Pooled Portion and the $49,000,000 70 Hudson Street Non-Pooled Portion) is $124,000,000.

(2)	Based on the 70 Hudson Street Pooled Portion only.

(3)	The shadow rating is based on the 70 Hudson Street Pooled Portion only.

(4)	The mortgage interest rate set forth above is for the 70 Hudson Street Pooled Portion only. The rate on the 70 Hudson Street Non-Pooled Portion is 5.7468%.

(5)	Payments of interest-only are required through and including the payment date in April 2009.

(6)	NAP means not applicable.

(7)	The 70 Hudson Street Borrower is required, during a cash trap period or periods that the tenant under the existing lease is not paying taxes directly to the taxing authority, to make monthly escrow deposits into a tax reserve account equal to one-twelfth of the estimated annual real estate taxes payable during the next ensuing 12 months. The 70 Hudson Street Borrower is required during a cash trap period to make monthly escrow deposits into an insurance reserve account equal to one-twelfth of the estimated annual insurance premiums.

(8)	See ‘‘—Lockbox’’ below.

(9)	As reported by the Sponsor, the former tenant, Datek Online Holdings, Inc.. (‘‘Datek’’) spent approximately $25 million in tenant fit-out work. In September 2001, LBHI fully assumed its lease from Datek. LBHI has reported that it has invested approximately $101.7 million in building improvements and approximately $96.2 million for technology and telecommunication equipment.

(10)	The 70 Hudson Street Mortgaged Property also includes three floors of above ground parking totaling 267 spaces.

(11)	U/W DSCR based on in-place U/W Net Cash Flow is calculated taking into account the 70 Hudson Street Pooled Portion only. The U/W DSCR based on in-place U/W NCF taking into account the entire 70 Hudson Street Mortgage Loan (including the Pooled and Non-Pooled Portions of the 70 Hudson Street Mortgage Loan) would be 1.36x.

(12)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the 70 Hudson Street Pooled Portion only. The Cut-off Date LTV Ratio and the Maturity LTV based on the entire 70 Hudson Street Mortgage Loan (including the Pooled and Non-Pooled Portions of the 70 Hudson Street Mortgage Loan) would be 77.5% and 69.5%, respectively.

Major Tenant Information
Tenant	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(1)	Rent PSF(2)	Ratings(3)	Lease Expiration Date
Lehman Brothers Holdings, Inc.	409,272	100%	100%	$26.00	A+/A1	1/31/2016
Total	409,272	100%	100%

(1)	The percentages of total base revenues are based on in-place underwritten base rental revenues.

(2)	Reflects in-place base rent. On February 1, 2011 rent steps up from $26 per square foot to $30 per square foot.

(3)	Credit ratings are by S&P and Moody’s, respectively.

The Borrowers and Sponsor.    The 70 Hudson Street Borrowers are 70 Hudson Street L.L.C., a New Jersey limited liability company (‘‘70 Hudson’’), and 70 Hudson Street Urban Renewal Associates, L.L.C., a New Jersey limited liability company (‘‘70 Urban’’). The 70 Hudson Street Borrowers own the fee simple and leasehold interests, respectively, in the 70 Hudson Street Mortgaged Property. The 70 Hudson Street sponsor is Hartz Mountain Industries, Inc. which developed and, through an affiliate, manages the 70 Hudson Street Mortgaged Property. Hartz Mountain Industries, Inc., headquartered in Secaucus, New Jersey and formed in 1966, reports that it is one of the largest privately held real estate owners and developers in the United States and that it owns and manages a diversified real estate portfolio of approximately 200 properties in the northern New Jersey/New York region containing over 38 million square feet comprised of corporate offices, warehouses, distribution facilities, hotels and retail centers as well as approximately 200 undeveloped acres of land in northern New Jersey.

The Mortgage Loan.    The 70 Hudson Street Mortgage Loan has a cut off-date principal balance of $124,000,000 and a maturity date of April 11, 2016. The 70 Hudson Street Mortgage Loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the 70 Hudson Street Pooled Portion, which has a cut-off principal balance of $75,000,000 and the 70 Hudson Street Non-Pooled Portion, which has a cut-off date principal balance of $49,000,000. The Class HAF Certificates represent the beneficial ownership of the 70 Hudson Street Non-Pooled Portion, and the holders of the offered certificates and certain non-offered classes of the series 2006-C4 certificates will be entitled to receive collections of principal and interest on the 70 Hudson Street Pooled Portion. See ‘‘— Split Mortgage Loans’’ above in this prospectus supplement.

The 70 Hudson Street Pooled Portion accrues interest on a Actual /360 Basis at an interest rate, in the absence of default, of 5.5785% per annum. The 70 Hudson Street Non-Pooled Portion accrues interest on an Actual /360 Basis at an interest rate, in the absence of default, of 5.7468%. On the eleventh day of each month through and including the April 11, 2009 payment date, the 70 Hudson Street Borrower is required to make interest-only payments on the outstanding principal amount of the 70 Hudson Street Mortgage Loan; thereafter the 70 Hudson Street Borrowers are required to make a monthly debt service payment of principal and interest (calculated based on a 30-year amortization schedule.) The principal balance of the 70 Hudson Street Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The 70 Hudson Street Borrowers are prohibited from voluntarily prepaying the 70 Hudson Street Mortgage Loan, in whole or in part, prior to January 11, 2016. From and after January 11, 2016, the 70 Hudson Street Borrowers may prepay the 70 Hudson Street Mortgage Loan, in whole only, without payment of any prepayment consideration.

The 70 Hudson Street Borrowers may defease the 70 Hudson Street Mortgage Loan, in whole only, on any due date after the expiration of two years following the initial issuance of the series 2006-C4 certificates, and by doing so obtain the release of the 70 Hudson Street Mortgaged Property. A defeasance will be effected by the 70 Hudson Street Borrowers pledging substitute collateral that consists of direct, non-callable fixed-rate obligations of the United States of America or ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the 70 Hudson Street Borrowers under the 70 Hudson Street Mortgage Loan and that are sufficient to pay off the 70 Hudson Street Mortgage Loan in its entirety on its maturity date. The 70 Hudson Street Borrowers may accelerate the maturity date to any of the last three (3) monthly payment dates in connection with a defeasance.

The 70 Hudson Street Borrowers right to defease the 70 Hudson Street Mortgage Loan is subject to S&P and Moody’s each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C4 certificates by such rating agency.

The Mortgaged Property.    The 70 Hudson Street Mortgage Loan is secured by a first priority mortgage lien on the 70 Hudson Street Borrowers' fee interest in the 70 Hudson Street Mortgaged Property. The 70 Hudson Street Mortgaged Property is a 12-story class A office building with approximately 409,272 square feet of net rentable area and three floors of above ground parking (totaling 267-spaces), located on the Hudson River waterfront in Jersey City, New Jersey. The 70 Hudson Street Mortgaged Property is 100% leased to Lehman Brothers Holdings, Inc. (‘‘LBHI’’) (rated A+/A1/A+ by S&P, Moody’s and Fitch, respectively) under a long-term lease that expires January 31, 2016. The 70 Hudson Street Mortgaged Property, built in 2000, is a neo-classic designed building containing an ultra-modern trading floor and is designed to function as LBHI’s primary disaster recovery site for its trading operations in New York City as well as for administrative use to support LBHI’s worldwide businesses. In September 2001, LBHI fully assumed its lease from the prior tenant, Datek. LBHI’s lease is a triple-net lease with no early termination rights except in case of casualty/condemnation, with LBHI responsible for all taxes, insurance and operating expenses, including but not limited to heating, ventilation and air conditioning, utilities, elevator maintenance and cleaning, except that the landlord is obligated to make structural repairs and, to the extent of available insurance and condemnation proceeds, restore the 70 Hudson Street Mortgaged Property following a casualty or condemnation. LBHI has reported that it has invested approximately $101.7 million in building improvements and approximately $96.2 million for technology and telecommunication equipment. LBHI is a Fortune 500 firm that is listed on the New York Stock Exchange under the symbol (NYSE: LEH).

Lockbox.    The 70 Hudson Street Borrowers are required to cause all rents to be deposited into a segregated lockbox account under the sole control of the lender. On the business day preceding each payment date all funds on deposit in the lockbox account will be disbursed as follows: (i) so long as LBHI is not directly paying taxes and other charges due and payable to the City of Jersey City or during any 70 Hudson Street Cash Trap Period (as defined below), to a tax account in the amount of the monthly tax deposit, (ii) during any 70 Hudson Street Cash Trap Period, to an insurance premium account in the amount of the monthly insurance premium deposit, (iii) to a debt service account in the amount of the monthly debt service payment amount, (iv) to the debt service account in the amount of any accrued default interest or late payment charges, (v) to the lockbox bank in the amount of its fees and expenses, (vi) during a 70 Hudson Street Cash Trap Period, to a borrower expense account, in the amount of budgeted operating and capital expenses for such month, (vii) during a 70 Hudson Street Cash Trap Period, to the borrower expense account in the amount of unbudgeted, but approved, operating expenditures and capital expenditures, (viii) during a 70 Hudson Street Cash Trap Period, the balance of funds to an excess cash flow account, and (ix) provided no 70 Hudson Street Cash Trap Period or event of default is then in effect, the balance of funds, after deposits for items (i) through (v) above, to the 70 Hudson Street Borrowers.

A ‘‘70 Hudson Street Cash Trap Period’’ consists of any of the following: (a) the period commencing on the date that the DSCR for the 70 Hudson Street Mortgaged Property falls below 1.10x until the date that the DSCR has been restored to 1.10x or higher for three consecutive accrual periods; (b) the period commencing on February 1, 2015 if, on such date, the LBHI will not have extended its existing lease for a term of no less than five years at a rent equal to or greater than $27 per square foot on a triple-net basis, and ending on repayment in full of the 70 Hudson Street Mortgage Loan in accordance with the terms of the 70 Hudson Street Mortgage Loan documents.

Terrorism Insurance.     The 70 Hudson Street Borrowers are obligated to maintain terrorism insurance of not less than an amount equal to 100% of actual replacement value of the improvements and personal property on the 70 Hudson Street Mortgaged Property, provided such terrorism insurance is commercially available. However, the 70 Hudson Street Borrowers shall not be obligated to expend more than (i) $50,000 on premiums for terrorism insurance in any loan year during which either TRIA, or any successor statutory program providing benefits to property owners and property insurers generally which are substantially similar to TRIA, shall be in effect and (ii) $250,000 on premiums for terrorism insurance in any loan year during which neither TRIA, nor any successor statutory program providing benefits to property owners and property insurers generally which are substantially similar to TRIA, will be in effect. If the cost of the terrorism insurance exceeds such maximums, the 70 Hudson Street Borrowers will purchase the maximum amount of terrorism insurance available with funds equal to such maximum amounts.

Property Insurance.    The 70 Hudson Street Borrowers are required pursuant to the related loan documents to maintain property insurance with a deductible of not more than $100,000. Currently, LBHI, the sole tenant at the 70 Hudson Street Mortgaged Property, maintains property insurance on the 70 Hudson Street Mortgaged Property with a $1,000,000 deductible. The lender has permitted the 70 Hudson Street Borrowers to allow the sole tenant to continue to maintain property insurance with a $1,000,000 deductible so long as, among other things, such sole tenant is LBHI or any successor by merger to LBHI, and such sole tenant is liable for the obligations of the tenant under the lease referred to under ‘‘—The Mortgaged Property’’ above.

70 Hudson Street Tax Exemption.    The City of Jersey City entered into a financial agreement dated October 20, 1999 (the ‘‘70 Hudson Street Financial Agreement’’) with 70 Urban, pursuant to which the improvements now located at the 70 Hudson Street Mortgaged Property were granted a tax exemption (the ‘‘70 Hudson Street Tax Exemption’’) for a 20 year period, which commences upon substantial completion of construction of those improvements. As consideration for the 70 Hudson Street Tax Exemption, 70 Urban is required to pay an annual service charge to the City of Jersey City initially equal to 2% of the total cost of constructing the exempt improvements (as such cost is described in the 70 Hudson Street Financial Agreement), plus an annual administrative fee. Pursuant to the 70 Hudson Street Financial Agreement, the foregoing service charge is subject to periodic increases over the term of the tax exemption. In addition, the law under which such exemptions are granted requires the recipient of such exemption to pay to the City of Jersey City all ‘‘excess net profits’’ of the 70 Hudson Street Mortgaged Property beyond a specified threshold. The 70 Hudson Street Tax Exemption will terminate if the 70 Hudson Street Mortgaged Property ceases to be leased to an entity formed and qualified pursuant to the applicable tax exemption law. 70 Urban, which is such a qualified entity pursuant to the 70 Hudson Street Financial Agreement, currently leases the 70 Hudson Street Mortgaged Property from 70 Hudson. 70 Hudson, in turn, leases the improvements on the 70 Hudson Street Mortgaged Property back from 70 Urban and then subleases space in the improvements to LBHI pursuant to the long-term triple net lease referred to under ‘‘—The Mortgaged Property’’ above.

V. The Chatsworth Park Apartments Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$84,730,000
Loan per Unit:	$147,101
% of Initial Mortgage Pool Balance:	4.3%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.210% per annum
Interest Calculation:	Actual/360
First Payment Date:	June 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	May 11, 2011
Maturity Balance:	$84,730,000
Borrower:	Stellar Chatsworth, LLC
Sponsor:	Stellar Advisors, LLC and an affiliate of LBHI Inc.
Prepayment/Yield Maintenance:	Prepayment permitted from and after May 11, 2007 subject to the payment of prepayment consideration based upon yield maintenance. Prepayment without penalty permitted two months prior to the maturity date.
Up-Front Reserves:	Deferred Maintenance Reserve(2) Tax and Insurance Reserve(3) Replacement Reserve(4)
Ongoing Reserves:	Tax and Insurance Reserve(5) Replacement Reserve(6)
Lockbox:	Soft(7)
Mezzanine Debt:	$14,279,125(8)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Multifamily
Location:	Manassas, Virginia
Year Built:	2001
Year Renovated:	NAP(1)
Number of Units:	576
Occupancy:	98.4%
Occupancy Date:	April 12, 2006
Ownership Interest:	Fee
Property Management:	Stellar Realty Management, Inc., an affiliate of the Borrower
U/W NCF:	$6,402,005
U/W NCF DSCR:	1.20x
Appraised Value:	$119,600,000
As of Date:	March 10, 2006
Cut-off Date LTV Ratio:	70.8%
Maturity LTV Ratio:	70.8%

(1)	NAP means not applicable.

(2)	On the origination date, the Chatsworth Park Apartments Borrower deposited $5,000 in a deferred maintenance reserve to pay for specified scheduled repairs.

(3)	On the origination date, the Chatsworth Park Apartments Borrower deposited $337,296 into the tax and insurance reserve account for the payment of taxes and $48,104 into the tax and insurance reserve account for the payment of insurance.

(4)	On the origination date, the Chatsworth Park Apartments Borrower deposited $9,600 into a replacement reserve account.

(5)	The Chatsworth Park Apartments Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by lender to be payable, during the next ensuing 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies.

(6)	The Chatsworth Park Apartments Borrower is required to make monthly deposits into a replacement reserve account in an amount equal to $9,600.

(7)	See ‘‘—Lockbox’’ below.

(8)	Aggregate mezzanine financing in the amount of $14,279,125. See ‘‘—Mezzanine Financing’’ below.

The Borrower and Sponsor.    The Chatsworth Park Apartments Borrower is Stellar Chatsworth, LLC, a Delaware limited liability company. The Chatsworth Park Apartments Borrower is fully owned and controlled by Chatsworth Member, LLC, a Delaware limited liability company (the ‘‘Chatsworth Park Apartments Senior Mezzanine Borrower’’) which is also the borrower under the Chatsworth Park Apartments Senior Mezzanine Loan described below. The Chatsworth Park Apartments Senior Mezzanine Borrower is fully owned and controlled by Chatsworth Junior Mezz I, LLC, a Delaware limited liability company (the ‘‘Chatsworth Park Apartments Junior Mezzanine Borrower 1’’) which is also the borrower under the Chatsworth Park Apartments Junior Mezzanine Loan 1 described below. The Chatsworth Park Apartments Junior Mezzanine Borrower 1 is fully owned and controlled by Chatsworth Junior Mezz II, LLC, a Delaware limited liability company (the ‘‘Chatsworth Park Apartments Junior Mezzanine Borrower 2’’) which is also the borrower under the Chatsworth Park Apartments Junior Mezzanine Loan 2 described below. Chatsworth Park Apartments Junior Mezzanine Borrower 2 is owned by Stellar Housing Partners XI, LLC, a Delaware limited liability company (the ‘‘Stellar Member’’) with a 65% membership interest and by LB Chatsworth LLC, a Delaware limited liability company (the ‘‘Lehman Member’’) with a 35% membership interest. The Stellar Member is ultimately owned and controlled by affiliates of Stellar Advisors, LLC (‘‘Stellar Advisors’’) which was formed in 1997 to serve as a real estate investment advisor specializing in the acquisition, repositioning, and asset management of multifamily housing communities. The co-founders of Stellar Advisors, Nancy E. Barton and David L. Schwartzberg, collectively have nearly forty years of experience in the creation and management of multifamily housing. Stellar Advisors has been the principal sponsor of twelve real estate investment partnerships, investing over $96 million in equity capital on behalf of its investment partners since its inception and completing real estate transactions in Maryland, Virginia, Florida, and Texas totaling $925 million. The Lehman Member is a wholly owned affiliate of Lehman Brothers Holdings, Inc. who also originated the Chatsworth Park Apartments Loan.

The Mortgage Loan.    The Chatsworth Park Apartments Mortgage Loan was originated on May 11, 2006 and has an aggregate cut-off date principal balance of $84,730,000. The Chatsworth Park Apartments Mortgage Loan is secured by a first priority deed of trust upon the fee interest in the Chatsworth Park Apartments Mortgaged Property. The Chatsworth Park Apartments Mortgage Loan is a five-year loan with a stated maturity date of May 11, 2011. The Chatsworth Park Apartments Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.21% per annum. On the 11th day of each month, to but not including the stated maturity date, the Chatsworth Park Apartments Borrower is required to make interest-only payments on the outstanding principal balance of the Chatsworth Park Apartments Mortgage Loan. The outstanding principal balance of the Chatsworth Park Apartments Mortgage Loan, plus all accrued and unpaid interest will be due and payable on the stated maturity date.

The Chatsworth Park Apartments Borrower is prohibited from voluntarily prepaying the Chatsworth Park Apartments Mortgage Loan, in whole or in part, prior to May 11, 2007. Provided no event of default exists at the time, from and after May 11, 2007, the Chatsworth Park Apartments Borrower is permitted to prepay the entire Chatsworth Park Apartments Mortgage Loan, in whole only, accompanied by a prepayment consideration equal to the greater of (a) 1% of the principal amount prepaid, and (b) a yield maintenance prepayment penalty as provided in the Chatsworth Park Apartments Mortgage Loan documents. From and after March 11, 2011, the Chatsworth Park Apartments Borrower may prepay the entire Chatsworth Park Apartments Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Mortgaged Property.    The Chatsworth Park Apartments Mortgaged Property is a 576-unit garden style apartment complex containing 20, three-story buildings, located in Manassas, Virginia. The Chatsworth Park Apartments Mortgaged Property was built in 2001 on approximately 35.68 acres. The Chatsworth Park Apartments Mortgaged Property offers one, two, and three-bedroom units ranging in size from 821 to 1,334 square feet (with an average size of 1,153 square feet). Amenities at the Chatsworth Park Apartments Mortgaged Property include a swimming pool, clubhouse, fitness center, business center and playground, in addition to 1,252 parking spaces (which equates to 2.17 spaces per unit). Based on the rent roll dated April 12, 2006, 117 out of the total 576 units (or 20.3% of the total units) were leased to corporate entities. As of April 12, 2006, 104 of those 117 units (or 18.1% of the total units) were leased to National Corporate Housing. National Corporate Housing has an exclusive agreement with many local companies in the Northern Virginia market regarding the placement of their employees in local apartments, and National Corporate Housing's, 104 units have been subleased to such employees. The remaining occupied units are leased to residential tenants. The standard terms of the corporate leases are exactly the same as all other residential leases at the Chatsworth Park Apartments Mortgaged Property, with the tenants required to provide a sixty-day notice to vacate in writing. As of April 12, 2006, the occupancy of the Chatsworth Park Apartments Mortgaged Property was 98.4%.

Mix of Residential Units at the Chatsworth Park Apartments Mortgaged Property
Property	Location	Year Built/ Renovated	Approximate Number of Units	One Bedroom	Two Bedroom	Three Bedroom
Chatsworth Park Apartments	Manassas, VA	2001	576	24	490	62
Total			576	24	490	62

Lockbox.    The Chatsworth Park Apartments Borrower is required to deposit, or cause to be deposited, all income from the Chatsworth Park Apartments Mortgaged Property into a segregated rental account that has been pledged to the lender. All amounts in the rental account are required to be transferred each business day to another account that has also been pledged to the mortgage lender (the ‘‘Chatsworth Park Apartments Lock Box Account’’). All amounts in the Chatsworth Park Apartments Lock Box Account will be applied on each monthly payment date to the payment of debt service and on going reserve payments due with respect to the Chatsworth Park Apartments Mortgage Loan, and all excess cash flow will be remitted to the Chatsworth Park Apartments Borrower, provided that during periods the debt service coverage ratio of the Chatsworth Park Apartments Mortgage Loan is below 1.10x, excess cash flow will be released from the Chatsworth Park Apartments Lock Box Account only to the extent necessary to pay certain expenses of the Chatsworth Park Apartments Borrower and monthly interest payments on the mezzanine loans described below. If an event of default exists with respect to the Chatsworth Park Apartments Mortgage Loan, the mortgage lender may apply amounts in Chatsworth Park Apartments Lock Box Account to the payment of the Chatsworth Park Apartments Mortgage Loan in such order of priority as the mortgage lender may determine.

Terrorism Insurance.    The Chatsworth Park Apartments Borrower is required to maintain insurance against acts of terrorism, provided such insurance is available at a cost not in excess of $100,000 for each year of the term of the Chatsworth Apartment Mortgage Loan. Insurance against acts of terrorism is defined as insurance that does not include an exclusion for, or that affirmatively insures against, acts of terrorism (including bio-terrorism, if commercially available), provided, however, that while the Terrorism Risk Insurance Act of 2002, as amended (‘‘TRIA’’), is in effect, insurance against terrorism will mean insurance against an ‘‘Act of Terrorism’’ as such term is defined in Section 102(1) of the TRIA.

Mezzanine Financing.    At the time of the origination of the Chatsworth Park Apartments Mortgage Loan, the Chatsworth Park Apartments Senior Mezzanine Borrower received mezzanine financing in the original principal amount of $6,920,000 (the ‘‘Chatsworth Park Apartments Senior Mezzanine Loan’’) from Chatsworth Apts Mezz Holdings LLC, an affiliate of LBHI. The Chatsworth Park Apartments Senior Mezzanine Loan is secured by a pledge of 100% of the membership interests in the Chatsworth Park Apartments Borrower. The Chatsworth Park Apartments Senior Mezzanine Loan is a five-year balloon loan with a scheduled maturity date of May 11, 2011. The Chatsworth Park Apartments Senior Mezzanine Loan accrues interest at a fixed rate per annum. On the eleventh (11th) day of each month up to, but excluding, the scheduled maturity date, the Chatsworth Park Apartments Senior Mezzanine Borrower is required to make interest-only payments on the outstanding principal balance of the Chatsworth Park Apartments Senior Mezzanine Loan. The principal balance of the Chatsworth Park Apartments Senior Mezzanine Loan, together with accrued and unpaid interest thereon, is due and payable on its scheduled maturity date. The Chatsworth Park Apartments Senior Mezzanine Borrower is prohibited from voluntarily prepaying the Chatsworth Park Apartments Senior Mezzanine Loan, in whole or in part, prior to May 11, 2007. From and after May 11, 2007, the Chatsworth Park Apartments Senior Mezzanine Borrower is permitted to prepay the Chatsworth Park Apartments Senior Mezzanine Loan, in whole, accompanied by a prepayment consideration equal to the greater of (a) 1% of the principal amount prepaid, and (b) a yield maintenance prepayment penalty as provided in the Chatsworth Park Apartments Senior Mezzanine Loan Documents. From and after March 11, 2011, the Chatsworth Park Apartments Senior Mezzanine Borrower may prepay the entire Chatsworth Park Apartments Senior Mezzanine Loan, in whole only, without payment of any prepayment consideration. Upon the occurrence of an event of default with respect to the Chatsworth Park Apartments Senior Mezzanine Loan or during any period that the debt service coverage ratio for the Chatsworth Park Apartments Mortgage Loan falls below 1.00x, and subject to the terms of the Chatsworth Park Apartments Mortgage Loan documents, the Chatsworth Park Apartments Senior Mezzanine Borrower is required to cause all excess cash flow to be deposited into a segregated account under the sole and exclusive control of the holder of the Chatsworth Park Apartments Senior Mezzanine Loan, and all funds on deposit are to be applied in order set forth in the Chatsworth Park Apartments Senior Mezzanine Loan Documents.

At the time of the origination of the Chatsworth Park Apartments Mortgage Loan, the Chatsworth Park Apartments Junior Mezzanine Borrower I received mezzanine financing in the original principal amount of $3,750,023 (the ‘‘Chatsworth Park Apartments Junior Mezzanine Loan 1’’) from LBHI. The Chatsworth Park Apartments Junior Mezzanine Loan 1 is secured by a pledge of 100% of the membership interests in the Chatsworth Park Apartments Senior Mezzanine Borrower. The Chatsworth Park Apartments Junior Mezzanine Loan 1 is a five-year balloon loan with a scheduled maturity date of May 11, 2011. The Chatsworth Park Apartments Junior Mezzanine Loan 1 accrues interest during its term at a floating rate per annum. On the eleventh (11th) day of each month up to, but excluding, the scheduled maturity date, the Chatsworth Park Apartments Junior Mezzanine Borrower 1 is required to make interest-only payments on the outstanding principal balance of the Chatsworth Park Apartments Junior Mezzanine Loan 1, but only to the extent that there is sufficient excess cash flow from the Chatsworth Park Apartments Mortgaged Property. To the extent that excess cash flow is not sufficient to pay any accrued interest payments, the payment of any shortfall is deferred and continues to accrue interest until paid in full. The principal balance of the Chatsworth Park Apartments Junior Mezzanine Loan 1, together with accrued and unpaid interest thereon, is due and payable on its scheduled maturity date. The Chatsworth Park Apartments Junior Mezzanine Borrower 1 may prepay the outstanding principal balance of the Chatsworth Park Apartments Junior Mezzanine Loan 1 at any time so long as there is no event of default under the Chatsworth Park Apartments Junior Mezzanine Loan 1 documents and such prepayment amount includes a payment of all accrued, but unpaid interest, all sums due under the Chatsworth Park Apartments Junior Mezzanine Loan 1 documents and a prepayment premium as described in the Chatsworth Park Apartments Junior Mezzanine Loan 1 documents. Upon the occurrence of an event of default with respect to the Chatsworth Park Apartments Junior Mezzanine Loan 1, and subject to the terms of the Chatsworth Park Apartments Mortgage Loan Documents and Chatsworth Park Apartments Senior Mezzanine Loan documents, Chatsworth Park Apartments Junior

Mezzanine Borrower 1 is required to cause all excess cash flow available to Chatsworth Park Apartments Junior Mezzanine Borrower 1 to be deposited into a segregated account under the sole and exclusive control of the of the holder of the Chatsworth Park Apartments Junior Mezzanine Loan 1.

At the time of the origination of the Chatsworth Park Apartments Mortgage Loan, the Chatsworth Park Apartments Junior Mezzanine Borrower 2 received mezzanine financing in the original principal amount of $8,359,192 (the ‘‘Chatsworth Park Apartments Junior Mezzanine Loan 2’’) from LBHI. The Chatsworth Park Apartments Junior Mezzanine Loan 2 is secured by a pledge of 100% of the membership interests in Chatsworth Junior Mezzanine Borrower 1 from Chatsworth Park Apartments Junior Mezzanine Borrower 2, as well as a pledge of 100% of the membership interests in the Chatsworth Park Apartments Mezzanine Borrower 2 from the Stellar Member and the Lehman Member. The Chatsworth Park Apartments Junior Mezzanine Loan 2 is a five-year balloon loan with a scheduled maturity date of May 11, 2011. The Chatsworth Park Apartments Junior Mezzanine Loan 2 accrues interest during its term at a floating rate per annum. On the eleventh (11th) day of each month up to, but excluding, the scheduled maturity date, the Chatsworth Park Apartments Junior Mezzanine Borrower 2 is required to make interest-only payments on the outstanding principal balance of the Chatsworth Park Apartments Junior Mezzanine Loan 2, but only to the extent that there is sufficient excess cash flow from the Chatsworth Park Apartments Mortgaged Property. To the extent that excess cash flow is not sufficient to pay any accrued interest payments, the payment of any shortfall is deferred and continues to accrue interest until paid in full. The principal balance of the Chatsworth Park Apartments Junior Mezzanine Loan 2, together with accrued and unpaid interest thereon, is due and payable on its scheduled maturity date.The Chatsworth Park Apartments Junior Mezzanine Borrower 2 may prepay the outstanding principal balance of the Chatsworth Park Apartments Junior Mezzanine Loan 2 at any time so long as there is no event of default under the Chatsworth Park Apartments Junior Mezzanine Loan 2 documents and such prepayment amount includes a payment of all accrued, but unpaid interest, all sums due under the Chatsworth Park Apartments Junior Mezzanine Loan 2 documents and a prepayment premium as described in the Chatsworth Park Apartments Junior Mezzanine Loan 2 documents. Upon the occurrence of an event of default with respect to the Chatsworth Park Apartments Junior Mezzanine Loan 2, and subject to the terms of the Chatsworth Park Apartments Mortgage Loan documents, the Chatsworth Park Apartments Senior Mezzanine Loan documents and the Chatsworth Park Apartments Junior Mezzanine Loan 1 documents, Chatsworth Park Apartments Junior Mezzanine Borrower 2 is required to cause all excess cash flow available to Chatsworth Park Apartments Junior Mezzanine Borrower 2 to be deposited into a segregated account under the sole and exclusive control of the holder of the Chatsworth Park Apartments Junior Mezzanine Loan 2.

Mezzanine Intercreditor Agreement.    The mortgage lender and the holders of the Chatsworth Park Apartments Senior Mezzanine Loan, the Chatsworth Park Apartments Junior Mezzanine Loan 1 and the Chatsworth Park Apartments Junior Mezzanine Loan 2 (the holders of each of the mezzanine loans are individually referred to herein as a ‘‘Chatsworth Park Apartments Mezzanine Lender’’) have entered into an intercreditor agreement (the ‘‘Chatsworth Park Apartments Intercreditor Agreement’’) that sets forth the relative priorities between the Chatsworth Park Apartments Mortgage Loan and the mezzanine loans. The Chatsworth Park Apartments Intercreditor Agreement provides that, among other things:

•	No Chatsworth Park Apartments Mezzanine Lender may transfer more than 49% of its beneficial interest in its respective mezzanine loan, unless (a) it shall have first obtained rating agency confirmation that such action will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2006-C4 certificates or (b) the transferee is an institutional investor that meets specified tests as of the date of transfer.

•	No Chatsworth Park Apartments Mezzanine Lender may foreclose on its respective mezzanine loan collateral or exercise any other rights to realize upon such collateral without having first obtained written confirmation from S&P and Fitch as evidenced by written confirmation from such rating agencies that such action will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2006-C4 certificates except in certain limited circumstances set forth in the Chatsworth Park Apartments Intercreditor Agreement.

•	Each mezzanine loan is generally subordinate to the Chatsworth Park Apartments Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the Chatsworth Park Apartments Mortgage Loan, each Chatsworth Park Apartments Mezzanine Lender may accept payments of interest only due and payable from time to time under the related mezzanine loan documents.

•	Each Chatsworth Park Apartments Mezzanine Lender may cause the termination of the property manager for the Chatsworth Park Apartments Mortgaged Property and appoint a replacement property manager without the consent of the mortgage lender, so long as such replacement property manager would, following such appointment, satisfy certain minimum requirements set forth in the Chatsworth Park Apartments Intercreditor Agreement.

•	Prior to the commencement of any enforcement action under the Chatsworth Park Apartments Mortgage Loan documents by the mortgage lender, each Chatsworth Park Apartments Mezzanine Lender has the right to receive notice of any event of default under the Chatsworth Park Apartments Mortgage Loan and the right to cure any monetary default within a period ending 5 business days after the later of receipt of such notice or expiration of the Chatsworth Park Apartments Borrower’s cure period; provided, however, that no Chatsworth Park Apartments Mezzanine Lender will have the right to cure with respect to monthly scheduled debt service payments for a period of more than 4 consecutive months unless such Chatsworth Park Apartments Mezzanine Lender has commenced and is continuing to diligently pursue its rights against its mezzanine loan collateral. In addition, if the default is of a non-monetary nature, each Chatsworth Park Apartments Mezzanine Lender will have the same period of time as the Chatsworth Park Apartments Borrower to cure such non-monetary default under the Chatsworth Park Apartments Mortgage Loan; provided, however, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, each Chatsworth Park Apartments Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

•	If the Chatsworth Park Apartments Mortgage Loan has been accelerated, any proceeding to foreclose or otherwise realize upon the security for the Chatsworth Park Apartments Mortgage Loan has been commenced or the Chatsworth Park Apartments Mortgage Loan is a specially serviced mortgage loan, then each Chatsworth Park Apartments Mezzanine Lender will have the right to purchase in whole but not in part, the Chatsworth Park Apartments Mortgage Loan for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances made by the mortgage lender and any interest charged by the mortgage lender on any advances for monthly payments of interest on the Chatsworth Park Apartments Mortgage Loan and/or on any protective advances, all costs and expenses actually incurred and payable to a special servicer for any securitization trust holding the Chatsworth Park Apartments Mortgage Loan if the Chartsworth Park Apartments Mortgage Loan is purchased more than forty-five (45) days after the event giving rise to the right to purchase, and all costs and expenses (including reasonable legal fees and expenses) actually incurred by the mortgage lender in enforcing the terms of the Chatsworth Park Apartments Mortgage Loan documents. Such purchase option will expire upon (a) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Chatsworth Park Apartments Mortgaged Property or (b) the event triggering such Chatsworth Park Apartments Mezzanine Lender’s purchase option ceasing to exist.

•	The loan documents with respect to each mezzanine loan generally may be modified without the Chatsworth Park Apartments Mortgage Lender’s consent, although certain provisions of the mezzanine loan documents may not be modified without the mortgage lender’s consent, including, without limitation, increasing in any material respect any monetary obligations of the related mezzanine loan borrowers. Notwithstanding the foregoing, in addressing an event of default that has occurred under the mezzanine loan documents, each Chatsworth Park Apartments Mezzanine Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify its respective mezzanine loan documents in a manner that increases the interest rate with respect to such mezzanine loan.

VI. The 44 Wall Street Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$75,000,000
Loan per Square Foot:	$223
% of Initial Mortgage Pool Balance:	3.8%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.8725% per annum
Interest Calculation:	Actual/360
First Payment Date:	May 11, 2006
Amortization Term:	30 years(2)
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	April 11, 2016
Maturity Balance:	$70,053,173
Borrower:	44 Wall Owner, LLC
Sponsors:	Swig Equities, LLC and Zamir Equitites
Prepayment/Defeasance:	Defeasance permitted beginning two years after securitization. Payment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Rollover Reserve(3)
Ongoing Reserves:	Tax and Insurance Reserve(4)
Replacement Reserve(5)
Lockbox:	Hard(6)
Other Debt:	NAP(1)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	New York, New York
Year Built:	1927
Year Renovated:	2005
Square Feet:	336,747
Occupancy:	95.6%
Occupancy Date:	February, 1 2006
Ownership Interest:	Fee
Property Management:	Swig Equities, LLC, an affiliate of the Borrower
U/W NCF:	$5,954,598
U/W NCF DSCR:	1.12x
Appraised Value:	$96,000,000
Appraisal As of Date:	December 29, 2005
Cut-off Date LTV Ratio:	78.1%
Maturity LTV Ratio:	73.0%

(1)	NAP means not applicable.

(2)	Payments of interest only are required through and including the payment date in April 2011.

(3)	At closing, the 44 Wall Street Borrower deposited $3,000,000 into a rollover reserve account for tenant improvements and leasing commission obligations. The 44 Wall Street Borrower may request disbursements of the rollover reserve funds not to exceed $1,000,000 in the aggregate for tenant allowances prior to June 11, 2009, provided, however, the 44 Wall Street Borrower is obligated to replenish such amount prior to June 30, 2009.

(4)	The 44 Wall Street Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by lender to be payable, during the next ensuing 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies.

(5)	The 44 Wall Street Borrower is required to make monthly deposits into a replacement reserve account in the amount of one-twelfth of $0.20 per square foot per year for replacements and repairs to be made to the 44 Wall Street Mortgaged Property during the calendar year.

(6)	See ‘‘—Lockbox’’ below.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total SquareFeet	% Total Base Revenues(2)	Rent PSF(3)	Lease Expiration Date
Prime Office Center	32,062	9.5%	10.2%	$28.66	4/30/2014
Cullen & Dykman Bleakley	24,877	7.4	7.9	$28.69	9/30/2013(4)
Mettel, Inc.	24,402	7.2	7.5	$27.94	1/1/2009(5)
Javelin Technologies	23,806	7.1	7.4	$28.00	7/31/2010
Chasemellon Financial	23,000	6.8	7.9	$31.00	7/31/2010
Total	128,147	38.1%	40.9%

(1)	Ranked by approximate total square feet.

(2)	The percentages of total base rent are based on in-place underwritten base rental revenues.

(3)	Reflects in-place underwritten base rent.

(4)	Cullen & Dykman Bleakley’s lease expiration includes 11,419 square feet expiring September 30, 2013, 11,419 square feet expiring September 30, 2010 and 2,039 square feet expiring August 31, 2008.

(5)	Mettel, Inc.’s lease expiration includes 15,806 square feet expiring January 1, 2009 and 8,596 square feet expiring December 31, 2009.

			Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006(2)	4,253	1.3%	1.3%	$3,120	0.0%	0.0%
2007	3,000	0.9	2.2%	102,000	1.1	1.2%
2008	2,039	0.6	2.8%	28,546	0.3	1.5%
2009	39,233	11.7	14.4%	1,087,062	12.0	13.5%
2010	109,756	32.6	47.0%	3,194,191	35.4	48.9%
2011	16,100	4.8	51.8%	450,800	5.0	53.9%
2012	33,612	10.0	61.8%	1,079,927	12.0	65.8%
2013	11,419	3.4	65.2%	319,732	3.5	69.3%
2014	54,037	16.0	81.2%	1,464,775	16.2	85.6%
2015	23,000	6.8	88.0%	585,650	6.5	92.0%
2016 and beyond	25,614	7.6	95.6%	719,000	8.0	100.0%
Vacant	14,684	4.4	100.0%	—	—
Total	336,747	100.0%		$9,034,803	100.0%

(1)	Based on in-place underwritten base rental revenues.

(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The 44 Wall Street Borrower is 44 Wall Owner, LLC, a Delaware limited liability company, which is sponsored by Swig Equities, LLC and Zamir Equities. Swig Equities, LLC is a real estate development, investment and management firm based in Manhattan with offices in San Francisco. The firm is an active purchaser and developer of prime residential and commercial buildings as well as operating companies and securities. Swig Equities, LLC has developed more that $3 billion of residential, commercial and hotel properties throughout the United States. Zamir Equities is a family owned and controlled entity whose principals have decades of experience in the real estate business, including the conversion of several office properties into residential buildings and the purchase of commercial office and retail buildings in Manhattan. Zamir Equities currently has an interest in over 15 commercial and residential properties and has recently purchased five premier office properties in Manhattan, including 587 Fifth Avenue and 132 West 31st Street.

The Mortgage Loan.    The 44 Wall Street Mortgage Loan was originated on March 14, 2006 and has a cut-off date principal balance of $75,000,000 and a stated maturity date of April 11, 2016. The 44 Wall Street Mortgage Loan will accrue interest on an Actual/360 Basis and, in the absence of default, will accrue interest at a fixed rate of 5.8725% per annum. On the eleventh day of each month to and including the payment date on April 11, 2011, the 44 Wall Street Borrower is required to make interest-only payments on the 44 Wall Street Mortgage Loan. On the eleventh day of each month from and including the payment date on May, 11 2011 to but excluding the stated maturity date, the 44 Wall Street Borrower is required to make a constant monthly debt service payment on the 44 Wall Street Mortgage Loan equal to $443,534 (based on a 30-year amortization schedule). The remaining principal balance of the 44 Wall Street Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The 44 Wall Street Borrower is prohibited from voluntarily prepaying the 44 Wall Street Mortgage Loan, in whole or in part, prior to January 11, 2016. From and after January 11, 2016, the 44 Wall Street Borrower is permitted to prepay the 44 Wall Street Mortgage Loan, in whole only, without payment of any prepayment fee or penalty.

Provided that no event of default exists at the time, the 44 Wall Street Borrower may defease the entire 44 Wall Street Mortgage Loan at any time following the second anniversary of the Issue Date, and by so doing obtain a release of the 44 Wall Street Mortgaged Property. A defeasance will be effected by the 44 Wall Street Borrower pledging substitute collateral that consists of direct, non-callable obligations of the United States of America that produce payments that replicate the payment obligations of the 44 Wall Street Borrower under the 44 Wall Street Mortgage Loan and are sufficient to pay off the 44 Wall Street Mortgage Loan in its entirety on January 11, 2016. The 44 Wall Street Borrower’s right to defease the entire 44 Wall Street Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the 2006-C4 certificates by such rating agency.

The Mortgaged Property.    The 44 Wall Street Mortgage Loan is secured by a first mortgage lien on the fee simple interest in the 44 Wall Street Mortgaged Property, a 24-story office building located in the financial district of downtown Manhattan. Built in 1927 and renovated in 2005, the 44 Wall Street Mortgaged Property contains 336,747 square feet of net rentable area. The 44 Wall Street Mortgaged Property is leased to a diverse mix of 29 tenants, including Prime Office Center with 32,062 square feet (9.5% of total space), Cullen & Dykman Bleakley with 24,877 square feet (7.4% of total space), Mettel, Inc., with 24,402 square feet (7.2% of total space), Javelin Technologies with 23,806 square feet (7.1% of total space) and Chasemellon Financial with 23,000 square feet (6.8% of total space). As of February 1, 2006, based on square footage leased, occupancy at the 44 Wall Street Mortgaged Property was 95.6%.

Lockbox.    The 44 Wall Street Borrower has established a lockbox account with respect to the 44 Wall Street Mortgaged Property that is under the control of the lender. The 44 Wall Street Borrower is required to deposit, or cause to be deposited, all rents from the 44 Wall Street Mortgaged Property into the lockbox account. All funds available in the lockbox account are transferred on each business day to the cash management account, which is held by an eligible institution and is also under the control of the lender. Provided that no event of default has occurred and is existing under the 44 Wall Street Mortgage Loan documents, the funds on deposit in the cash management account are required to be disbursed on each payment date (to the extent the funds in the cash management account are sufficient) as follows: (i) first, to the payment of the 44 Wall Street Borrower’s monthly real estate tax and insurance reserve obligation; (ii) second, to the payment of monthly debt service due on the 44 Wall Street Mortgage Loan; (iii) third, to the payment of the 44 Wall Street Borrower’s monthly replacement reserve obligation; (iv) fourth, to the payment of the 44 Wall Street Borrower’s lease rollover reserve obligation, if any; (v) fifth, to the payment of any other amounts then due and payable under the 44 Wall Street Mortgage Loan documents; and (vi) last, the balance will be released to the 44 Wall Street Borrower. If an event of default exists under the 44 Wall Street Mortgage Loan, the lender may apply the funds available in the cash management account in such order of priority as the lender may determine.

Terrorism Insurance.    The 44 Wall Street Borrower is required to maintain insurance against acts of terrorism covering 100% of the replacement value of the 44 Wall Street Mortgaged Property, provided that such insurance is commercially available at an annual cost not to exceed $200,000. If the annual cost of such insurance is greater than $200,000, then the 44 Wall Street Borrower is required to obtain the maximum coverage available for acts of terrorism at a cost of $200,000.

VII. The Canyon Park Technology Center Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$75,000.000
Loan per Square Foot:	$83
% of Initial Mortgage Pool Balance:	3.8%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.680% per annum
Interest Calculation:	Actual/360
First Payment Date:	May 11, 2006
Amortization Term:	30 years(2)
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	April 11, 2016
Maturity Balance:	$65,980,710
Borrower:	TCU – Canyon Park, LLC
Sponsors:	R. Scott McQuarrie, Stanford J. Ricks,
Utah Pacific Holdings, LLC
Prepayment/Defeasance:	Defeasance permitted beginning two years after securitization.(10)
Up-Front Reserves:	Deferred Maintenance Reserve(3)
TI/LC Reserve(4)
Holdback Reserve(5)
Ongoing Reserves:	Replacement Reserve(6)
TI/LC Reserve(7)
Tax and Insurance Reserve(8)
Lockbox:	Springing Soft
Other Debt:	NAP(1)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	Orem, Utah
Year Built:	1988-1992
Year Renovated:	NAP(1)
Square Feet:	904,336
Occupancy:	91.0%(11)
Occupancy Date:	April 4, 2006
Ownership Interest:	Fee
Property Management:	Canyon Park Management Company
U/W NCF:	$6,474,663
U/W NCF DSCR:	1.24x(9)
Appraised Value:	$100,450,000
Appraisal As of Date:	February 23, 2006
Cut-off Date LTV Ratio:	74.7%
Maturity LTV Ratio:	65.7%

(1)	NAP means not applicable.

(2)	Payments of interest only are required through and including the payment date in April, 2008.

(3)	At origination, the Canyon Park Technology Center Borrower deposited $178,750 into a deferred maintenance reserve account for scheduled repairs at the Canyon Park Technology Center Mortgaged Property to be made within sixty days of the origination date.

(4)	At origination, the Canyon Park Technology Center Borrower made an initial deposit in the amount of $1,560,000 into a TI/LC reserve account for tenant improvements, leasing commissions and other leasing costs at the Canyon Park Technology Center Mortgaged Property. A portion of such initial deposit in the amount of $560,000 will be made available solely for tenant improvements and leasing commission costs with respect to specific tenant improvement obligations that were underway on the origination date.

(5)	At origination, the Canyon Park Technology Center Borrower deposited $330,218 into a reserve account to be released in specified amounts (as specified in the related loan documents) from time to time upon the delivery of an estoppel certificate from each of the following tenants confirming in each case that such tenant has taken occupancy and commenced the payment of rent: Silvercreek Pest Control, Q Comm International, Canyon Bridge, Insurquote, DOBA, Omniture, and Makau.

(6)	The Canyon Park Technology Center Borrower is required to make monthly escrow deposits into a replacement reserve account in the amount of $14,318.65.

(7)	The Canyon Park Technology Center Borrower is required to make monthly escrow deposits into the TI/LC reserve account in the amount of $40,000; provided that the monthly escrow deposit will not be required during such times as the balance in the TI/LC reserve account equals or exceeds a leasing account cap of $2,500,000; and provided further, that such leasing account cap will be reduced to $1,500,000 following the fifth anniversary of the origination date.

(8)	The Canyon Park Technology Center Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months.

(9)	Calculated based on U/W NCF and annual debt constant of 6.950% commencing with the payment date in May 2008.

(10)	After the second anniversary of the Issue Date, the Canyon Park Technology Center Borrower may partially defease a portion of the Canyon Park Technology Center Mortgage Loan. See ‘‘—The Mortgage Loan’’ below.

(11)	Occupancy includes 34,144 square feet of leased but unoccupied space.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Convergys Corporation(5)	105,810	11.7%	11.3%	$12.75	BBB/Baa2	5/31/2009
Omniture, Inc.	102,567	11.3	12.9	$15.08	NR	3/31/2011
Symantec Corporation	68,631	7.6	8.6	$15.00	NR	6/30/2012(6)
Sento Corporation	53,174	5.9	6.3	$14.24	NR	11/30/2008(7)
Unicity International	39,147	4.3	5.0	$15.40	NR	3/31/2009(8)
Total	369,329	40.8%	44.2%

(1)	The five major tenants are ranked by approximate square feet.

(2)	The percentages of total base revenues are based on underwritten base rental revenues, excluding vacant space lease-up assumptions.

(3)	Reflects in-place base rent.

(4)	Credit ratings are those of S&P and Moody’s respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

(5)	Convergys Corporation has indicated to the Canyon Park Technology Center Borrower that it intends to reduce the demised premises by 11,597 square feet by the end of 2006, as permitted under its lease. Income on such lease was underwritten on 94,213 square feet, which is net of the 11,597 square feet to be released by Convergys Corporation.

(6)	Symantec Corporation has termination options exercisable (with six months prior written notice) on June 30, 2008 and June 30, 2010.

(7)	A portion of the space demised to Sento Corporation in the amount of 6,424 square feet expires pursuant to the terms of its lease on May 31, 2007 and an additional 1,270 square feet expires in 2009.

(8)	Unicity International has a termination option exercisable (with nine months prior written notice) on March 31, 2007.

Lease Expiration Information
Year(1)	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(2)		As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2006(3)	34,859	3.9%	3.9%	$409,048		3.4%	3.4%
2007	112,455	12.4	16.3	1,662,068		13.9	17.3
2008	220,755	24.4	40.7	3,472,790		29.0	46.4
2009	230,495	25.5	66.2	3,068,206		25.7	72.0
2010	76,597	8.5	74.7	1,124,530		9.4	81.4
2011	148,078	16.4	91.0	2,221,454		18.6	100.0
2012 and beyond	0	0	91.0	0		0
Vacant	81,097	9.0	100.0	—		—
Total	904,336	100.0%	100.0%	$11,958,096	(4)	100.0%

(1)	Lease expiration is based on the earlier of actual lease expiration or termination option.

(2)	Based on in-place underwritten base rental revenues, including rental increases through July 2006, excluding vacant space lease-up assumptions.

(3)	Includes month to month tenants occupying 12,817 square feet of space.

(4)	Excludes any grossed up vacancy.

The Borrower and Sponsor.    The Canyon Park Technology Center Borrower is TCU—Canyon Park, LLC, a Utah limited liability company, whose key principals are R. Scott McQuarrie, Stanford J. Ricks and Utah Pacific Holdings, LLC. Each principal has experience as a developer and manager. Stanford J. Ricks was the president of Trophy Homes, a company which was founded in Las Vegas in 1989 and expanded into Utah in 1992. Trophy Homes has built over 1,700 homes and has been involved in the development and construction of office buildings, apartments, shopping center, and mobile home parks as well.

The Mortgage Loan.    The Canyon Park Technology Center Mortgage Loan was originated on April 4, 2006, and has a cut-off date principal balance of $75,000,000. The Canyon Park Technology Center Mortgage Loan is a ten-year loan with a stated maturity date of April 11, 2016. The Canyon Park Technology Center Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.68% per annum. On the eleventh day of each month, up to and including April 11, 2008, the Canyon Park Technology Center Borrower is required to make interest-only payments on the Canyon Park Technology Center Mortgage Loan. Beginning on May 11, 2008 and on the eleventh day of each month thereafter, up to but excluding the stated maturity date, the Canyon Park Technology Center Borrower is required to make a constant monthly debt service payment on the Canyon Park Technology Center Mortgage Loan in the amount of

$434,350.23 (calculated based on a 30-year amortization schedule). The remaining principal balance of the Canyon Park Technology Center Mortgage Loan plus all accrued and unpaid interest thereon, is due on the stated maturity date. The Canyon Park Borrower is prohibited from voluntarily prepaying the Canyon Park Technology Center Mortgage Loan in whole or in part.

The Canyon Park Technology Center Borrower may defease the entire Canyon Park Technology Park Mortgage Loan at any time after the second anniversary of the Issue Date, and by doing so obtain the release of the Canyon Park Technology Park Mortgaged Property. A defeasance will be effected by the Canyon Park Technology Center Borrower pledging substitute collateral that consists of direct, non-callable fixed-rate obligations of the United States of America or other non-callable, fixed-rate obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Canyon Park Technology Center Borrower under the Canyon Park Technology Center Mortgage Loan and are sufficient to pay off the Canyon Park Technology Center Mortgage Loan in its entirety on the stated maturity date. The Canyon Park Technology Center Borrower’s right to defease the Canyon Park Technology Center Mortgage Loan is subject to, among other things, S&P and Moody’s each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C4 certificates by such rating agency.

After the second anniversary of the Issue Date, the Canyon Park Technology Center Borrower may from time to time partially defease a portion of the Canyon Park Technology Center Mortgage Loan and obtain the separate release of individual parcels included within the Canyon Park Mortgaged Property. Each such partial defeasance will be effected by the Canyon Park Technology Center Borrower defeasing an amount (a ‘‘Canyon Park Partial Defeasance Amount’’) at least equal to the lesser of (a) 125% of the original principal amount of the Canyon Park Technology Center Mortgage Loan allocated to the particular release parcel(s) and (b) the undefeased portion of the Canyon Park Technology Center Mortgage Loan, and pledging substitute collateral that consists of direct, non-callable fixed-rate obligations of the United States of America or other non-callable, fixed rate obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended that produce payments which replicate the payment obligations of the Canyon Park Technology Center Borrower under the partially defeased portion of the Canyon Park Technology Center Mortgage Loan and that are sufficient to pay off the Canyon Park Partial Defeasance Amount in its entirety on the stated maturity date. The ability of the Canyon Park Technology Center Borrower to obtain a partial release of one or more of the individual parcels included within the Canyon Park Technology Center Mortgaged Property is subject to additional conditions, including that the remaining parcels must satisfy a debt service coverage ratio of at least 1.20x and that the undefeased portion of the Canyon Park Technology Center Mortgage Loan not exceed 75% of the appraised value of the remaining parcels included within the Canyon Park Technology Center Mortgaged Property.

The Mortgaged Property.    The Canyon Park Technology Center Loan is secured by a first mortgage lien on the Canyon Park Technology Center Borrower's fee simple interest in the Canyon Park Technology Center Mortgaged Property, which consists of fourteen two- and three-story buildings situated on 22.27 acres located in Orem, Utah. Orem is approximately a forty-minute drive to the Salt Lake City, Utah central business district. Built in phases from 1988 to 1992, the Canyon Park Technology Center Mortgaged Property is comprised of a total of 904,336 net rentable square feet and provides for 7,500 open parking spaces. The Canyon Park Technology Center Mortgaged Property is leased to approximately 90 tenants, including Convergys Corporation (rated BBB/Baa2 by S&P and Moodys, respectively), which is the largest and occupies approximately 105,810 square feet (11.7% of the total space), Omniture, Inc., which occupies approximately 102,567 square feet (11.3% of the total space), Symantec Corporation, which occupies approximately 68,631 square feet (7.6% of the total space), Sento Corporation, which occupies approximately 53,174 square feet (5.9% of the total space), and Unicity International, which occupies approximately 39,147 square feet (4.3% of the total space).

Lockbox.    The Canyon Park Technology Center Borrower is required to establish a lockbox (i) upon the occurrence of a default beyond applicable cure periods with respect to the Canyon Park Technology Center Mortgage Loan, (ii) during any period that the debt service coverage ratio for the loan is below 1.0x or (iii) during the existence of a Dark Period. ‘‘Dark Period’’ means the period (A) commencing with (x) the cessation of normal business operations at the Canyon Park Mortgaged Property by a tenant leasing 20% or more of the Canyon Park Technology Center Mortgaged Property or accounting for 20% or more of the Canyon Park Technology Center Mortgaged Property’s rental income (each, a ‘‘Threshold Tenant’’), (y) the termination of or default beyond applicable cure periods under any lease of a Threshold Tenant, or (z) the commencement by or against any Threshold Tenant of any bankruptcy or similar case, and (B) ending with the date on which the foregoing conditions no longer apply with respect to the Threshold Tenant or one or more replacement tenant(s) for such Threshold Tenant.

Terrorism Insurance.    The Canyon Park Technology Center Borrower is required, in accordance with the Canyon Park Technology Center Loan documents, to maintain insurance against acts of terrorism, provided such insurance is available at a cost not in excess of $100,000 for each year of the loan term. Insurance against acts of terrorism is defined as insurance that does not include an exclusion for, or that affirmatively insures against, acts of terrorism (including bio-terrorism, if commercially available), provided, however, that while the Terrorism Risk Insurance Act of 2002, as amended (the ‘‘TRIA’’) is in effect, insurance against terrorism will mean insurance against an ‘‘Act of Terrorism’’ as such term is defined in Section 102(1) of the TRIA.

VIII. The Rivergate Plaza Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$58,500,000
Loan per Square Foot:	$194
% of Initial Mortgage Pool Balance:	3.0%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Recapitalization
Mortgage Interest Rate:	6.485%(2) per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	June 11, 2016
Maturity Balance:	$58,500,000
Borrower:	Rivergate Investors, LLC
Sponsors:	444 Brickell Holdings LLC
Prepayment/Defeasance:	Prepayment with a prepayment penalty equal to the greater of yield maintenance and 1% of the amount prepaid is permitted from and after June 11, 2010, except in connection with a casualty or condemnation.(3) Prepayment without prepayment penalty is permitted on or after March 11, 2016.
Up-Front Reserves:	Required Repair Reserve(4)
Initial Leasing Reserve(5)
Tax and Insurance Reserve(6)
Replacement Reserve(7)
Tenant Holdback Reserve(8)
Ongoing Reserves:	Replacement Reserve(9)
Rollover Reserve(10)
Tax and Insurance Reserve(11)
Lockbox:	Hard
Other Debt:	Affiliate Debt(12)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	Miami, FL
Year Built:	1973-1976
Year Renovated:	NAP
Square Feet:	302,058
Occupancy:	87.5%
Occupancy Date:	May 31, 2006
Ownership Interest:	Fee
Property Management:	ACP Realty Servicer LLC
U/W NCF:	$4,605,505
U/W NCF DSCR:	1.20x
Appraised Value:	$75,000,000
Appraisal As of Date:	April 1,2006
Cut-off Date LTV Ratio:	78.0%
Maturity LTV Ratio:	78.0%

(1)	NAP means not applicable.

(2)	Payments of interest only are required on each monthly payment date during the term of the Rivergate Plaza Mortgage Loan.

(3)	See ‘‘—The Mortgage Loan’’ below.

(4)	At origination, the Rivergate Plaza Borrower deposited $124,675 into a required repair reserve account for the payment of certain required repairs to be made to the Rivergate Plaza Mortgaged Property.

(5)	At origination, the Rivergate Plaza Borrower made a $500,000 initial leasing reserve deposit for tenant improvements, leasing commissions and other leasing costs relating to unleased space at the Rivergate Plaza Mortgaged Property.

(6)	At origination, the Rivergate Plaza Borrower deposited $811,879 into a tax and insurance reserve.

(7)	At origination, the Rivergate Plaza Borrower deposited $3,776 into a replacement reserve account.

(8)	At origination, the Rivergate Plaza Borrower deposited $370,800 into a tenant holdback reserve for tenant improvements and leasing commissions.

(9)	The Rivergate Plaza Borrower is required to make monthly escrow deposits of $3,776 into a replacement reserve account during periods in which the balance in such account is less than $90,617.

(10)	Commencing in June 2007, the Rivergate Plaza Borrower is required to make monthly escrow deposits of $20,833.33 into the rollover reserve account.

(11)	The Rivergate Plaza Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months.

(12)	See ‘‘—The Borrower and Sponsor’’ and ‘‘—Mezzanine Financing’’ below.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Lease Expiration Date
U.S.C.I.S. – Political Asylum	43,122	14.3%	15.6%	$20.82	4/23/2016
U.S.C.I.S. – Naturalization	39,830	13.2	13.2	$19.06	4/23/2016
Florida Attorney General	29,518	9.8	14.3	$27.75	7/31/2015
U.S. Customs Agency	18,950	6.3	6.1	$18.58	4/23/2016
America’s Capital Partners	15,703	5.2	6.0	$22.00	5/31/2010
Total	147,123	48.7%	55.3%

(1)	The five major tenants are ranked by approximate square feet.

(2)	The percentages of total base revenues are based on underwritten base rental revenues, excluding vacant lease-up assumptions.

(3)	Reflects in-place base rent.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)		As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006(2)	11,817	3.9%	3.9%	$238,210		4.1%	4.1%
2007	17,972	5.9	9.9	385,326		6.7	10.9
2008	37,571	12.4	22.3	847,890		14.8	25.6
2009	7,363	2.4	24.7	171,076		3.0	28.6
2010	29,266	9.7	34.4	676,808		11.8	40.4
2011	19,654	6.5	40.9	392,188		6.8	47.2
2012	2,420	0.8	41.7	55,554		1.0	48.2
2013	0	0	41.7	0		0	48.2
2014	6,934	2.3	44.0	147,126		2.6	50.7
2015	29,518	9.8	53.8	819,125		14.3	65.0
2016 and beyond	101,902	33.7	87.5	2,009,051		35.0%	100.0
Vacant	37,641	12.5	100.0
Total	302,058	100.0%	100.0%	$5,742,353	(3)	100.0%

(1)	Based on in-place underwritten base rental revenues, excluding vacant lease-up assumptions.

(2)	Includes month to month tenants.

(3)	Excludes any grossed up vacancy.

The Borrower and Sponsor.

The Rivergate Plaza Borrower is Rivergate Investors, LLC, a Florida limited liability company. The Rivergate Plaza Borrower is ultimately controlled by Sergio Socolsky. Sergio Socolsky has experience in leasing, management and development of residential, office and industrial projects.

The entity that ultimately owns 100% of the beneficial ownership interests in the Rivergate Plaza Borrower has pledged those interests to an entity controlled by Rodolfo Prio Touzet and Allen C. de Olazarra as security for a loan in the principal amount of $18 million. The Rivergate Plaza Borrower Equity Pledgee (as defined under ‘‘—Mezzanine Financing’’ below) may convert its loan into an ownership interest in the Rivergate Plaza Borrower at any time during the first three years of the loan without the consent of the Rivergate Plaza Borrower or the mortgage lender. See ‘‘—Mezzanine Financing’’ below in this prospectus supplement.

The Mortgage Loan.    The Rivergate Plaza Mortgage Loan was originated on June 2, 2006 and has a cut-off date principal balance of $58,500,000. The Rivergate Plaza Mortgage Loan is a 10-year loan with a stated maturity date of June 11, 2016. The Rivergate Plaza Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.485% per annum. On the eleventh day of each calendar month during the term of the Rivergate Plaza Mortgage Loan, the Rivergate Plaza Borrower is required to make interest-only payments on the Rivergate Plaza Mortgage Loan. The principal balance of the Rivergate Plaza Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Rivergate Plaza Borrower is prohibited from voluntarily prepaying the Rivergate Plaza Mortgage Loan prior to June 11, 2010. From and after such date, the Rivergate Plaza Borrower may prepay the Rivergate Plaza Mortgage Loan in whole only together with a prepayment consideration equal to the greater of a yield maintenance prepayment consideration and 1% of the amount prepaid, except that on or after March 11, 2016, no prepayment consideration is payable. Further, no prepayment consideration will be payable in connection with the mortgage lender’s application of insurance or condemnation proceeds to the repayment of the Rivergate Plaza Mortgage Loan. If the mortgage lender applies more than $10 million of insurance or condemnation proceeds to the partial prepayment of the Rivergate Plaza Mortgage Loan prior to June 11, 2010, the Rivergate Plaza Borrower has the right to prepay the remaining balance of the Rivergate Plaza Mortgage Loan within 90 days of such partial prepayment without payment of any prepayment consideration.

The Mortgaged Property.    The Rivergate Plaza Mortgage Loan is secured by a first mortgage lien on the fee simple interest in the Rivergate Plaza Mortgaged Property. The Rivergate Plaza Mortgaged Property is comprised of an aggregate 302,058 square feet of net rentable area, consisting of an eleven-story office tower and two interconnected four-story office buildings, situated on a 3.9 acre site located in Miami, Florida. The Rivergate Plaza Mortgaged Property was constructed between 1973 and 1976. Parking is provided for 660 vehicles equating to 2.19 spaces per 1,000 square feet. Three of the five major tenants located at the Rivergate Plaza Mortgaged Property are part of the U.S. General Services Administration (GAS) and include U.S. C.I.S.—Political Asylum which occupies 43,122 square feet (14.3% of the total space); U.S.C.I.S.—Naturalization which occupies 39,830 square feet (13.2% of the total space); and U.S. Customs Agency which occupies 18,950 square feet (6.3% of the total space). The remaining two major tenants are the Florida Attorney General occupying 29,518 square feet (9.8% of the total space) and America’s Capital Partners occupying 15,703 square feet (5.2% of the total space).

Lockbox.    The Rivergate Plaza Borrower is required to deposit all income from Rivergate Plaza Mortgaged Property into a segregated lockbox account that has been pledged to the holder of the Rivergate Plaza Mortgage Loan. All amounts in the lockbox account are required to be transferred each business day to another account (the ‘‘Rivergate Plaza Property Account’’) that has also been pledged to the holder of the Rivergate Plaza Mortgage Loan. Provided no event of default exists with respect to the Rivergate Plaza Mortgage Loan, all amounts in the Rivergate Plaza Property Account will be applied on each business day in the following order of priority: (i) first, to the payment of the Rivergate Plaza Borrower’s monthly real estate tax and insurance premium reserve obligations, (ii) second, to the payment of monthly debt service and other sums due with respect to the Rivergate Plaza Mortgage Loan, (iii) third, to the payment of the Rivergate Plaza Borrower’s monthly replacement reserve obligation, (iv) fourth, to the payment of the Rivergate Plaza Borrower’s monthly lease rollover reserve obligation, (v) fifth, to the payment of reserves established for the payment of operating expenses and then extraordinary expenses, and (vi) sixth, with respect to all such remaining amounts in the Rivergate Plaza Property Account, to the Rivergate Plaza Borrower, provided that, during periods that the debt service coverage ratio for the Rivergate Plaza Mortgage Loan is below 1.05x, all such remaining amounts will remain in the Rivergate Plaza Property Account and be available solely for the purposes set forth in (i)-(v) above. If an event of default exists with respect to the Rivergate Plaza Mortgage Loan, the lender may apply amounts in the Rivergate Plaza Property Account to the payment of amounts due with respect to the Rivergate Plaza Mortgage Loan in such order of priority as the lender may determine.

Terrorism Insurance.    The Rivergate Plaza Borrower is required, in accordance with the Rivergate Plaza Mortgage Loan documents, to maintain insurance against acts of terrorism (as defined in the Terrorism Risk Insurance Act, 2002), provided such insurance is available at a cost not in excess of a designated ‘‘terrorism premium cap’’ that is equal to 200% of the aggregate premiums payable with respect to all required insurance under the Rivergate Plaza Mortgage Loan documents during the last year in which coverage for terrorism was included as part of the ‘‘all risk’’ policy required by the Rivergate Plaza Mortgage Loan documents, which amount may be adjusted for inflation.

Windstorm Insurance.    The Rivergate Plaza Borrower is permitted to carry a deductible on insurance against damage to the Rivergate Plaza Mortgaged Property due to windstorm in an amount that will not cause the cost of such insurance to exceed commercially reasonable rates, which deductible will in no event exceed (i) 10% of the replacement cost of the Rivergate Plaza Mortgaged Property and (ii) the deductible commonly carried by owners of first class office buildings in the Downtown Miami marketplace.

Affiliate Debt.    The owner of all of the equity interests in the sole managing member and sole non-managing member of the Rivergate Plaza Borrower (the ‘‘Rivergate Plaza Borrower Equity Pledgor’’) has pledged 100% of those interests to the Rivergate Plaza Borrower Equity Pledgee to secure an $18 million loan (the ‘‘Rivergate Plaza Equity Pledge Loan’’). Payments under the Rivergate Plaza Equity Pledge Loan are payable only to the extent of available net cash flow from the Rivergate Plaza Mortgaged Property. The Rivergate Plaza Borrower Equity Pledgee may convert the pledges into an equity interest at any time within the first three years of the closing of the Rivergate Plaza Equity Pledge Loan. The Rivergate Plaza

Mortgage Loan documents permit Rodolfo Prio Touzet and/or Allen C. de Olazarra to acquire equity interests in the Rivergate Plaza Borrower without the consent of the mortgage lender or the Rivergate Plaza Borrower, but restrict the transfers of controlling interest in the Rivergate Plaza Borrower Equity Pledgee to anyone other than Rodolfo Prio Touzet and/or Allen C. de Olazarra.

IX. The Courtyard Marriott Fifth Avenue Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$51,000,000
Loan per Room:	$275,676
% of Initial Mortgage Pool Balance:	2.6%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.480% per annum
Interest Calculation:	Actual/360
First Payment Date:	June 11, 2006
Amortization Term:	30 years(2)
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	May 11, 2016
Maturity Balance:	$48,018,093
Borrower:	DiamondRock East 40th Street NYC Owner, LLC
Sponsor:	DiamondRock Hospitality Limited Partnership
Prepayment/Defeasance:	Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to Maturity Date.
Up-Front Reserves:	Required Repairs Reserve(3)
Ongoing Reserves:	Ground Lease Reserve(4) Tax and Insurance(5)
Replacement Reserve(6)
Lockbox:	Springing Soft(7)
Other Debt:	NAP(1)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Hotel
Location:	New York, NY
Year Built:	1990
Year Renovated:	2005
Number of Rooms:	185 rooms
Occupancy:	80.6%(8)(9)
Occupancy Date:	March 24, 2006(8)
Ownership Interest:	Leasehold
Property Management:	Courtyard Management Corporation, a subsidiary of Marriott International, Inc.
ADR:	$219.30(9)
RevPAR:	$176.67(9)
U/W NCF:	$5,023,773(10)
U/W NCF DSCR:	1.30x
Appraised Value:	$72,200,000(11)
Appraisal As of Date:	March 1, 2006
Cut-off Date LTV Ratio:	70.6%
Maturity LTV Ratio:	66.5%

(1)	NAP means not applicable.

(2)	Payments of interest only are required through and including the payment date in May 11, 2011.

(3)	The Courtyard Marriott Fifth Avenue Borrower is required to deliver to the lender a letter of credit in the amount of $1,580,000, as it may be reduced from time to time in accordance with the Courtyard Marriott Fifth Avenue loan documents, until certain specified property improvements are completed.

(4)	The Courtyard Marriott Fifth Avenue Borrower is required to make monthly deposits into a reserve for the payment of ground rent.

(5)	The Courtyard Marriott Fifth Avenue Borrower is required to make monthly deposits into a reserve for the payment of taxes and insurance. Notwithstanding the foregoing, as long as Marriott International, Inc., or an affiliate thereof, is the property manager and the insurance is maintained under a Marriott International, Inc. blanket policy, monthly deposits for insurance premiums are not required.

(6)	The Courtyard Marriott Fifth Avenue Borrower is required to make monthly deposits into a replacement reserve based on 4% of gross income from operations of the preceding year. Notwithstanding the foregoing, as long as Marriott International, Inc., or an affiliate thereof, is the property manager and is reserving for such items pursuant to the management agreement in an amount not less than the required monthly replacement reserve deposit, the Courtyard Marriott Fifth Avenue Borrower will not be obligated to make such monthly deposits into the replacement reserve account. In addition, a fixtures furniture & equipment account has been established by the property manager but the funds in that account cannot be applied to the Courtyard Marriott Fifth Avenue Mortgage Loan.

(7)	See ‘‘—Lockbox’’ below.

(8)	Occupancy is based on a trailing twelve months ending March 24, 2006. Lehman’s underwritten occupancy is based on results for competitive properties according to the appraisal.

(9)	Average daily rate (‘‘ADR’’) and average revenue per available room (‘‘RevPAR’’), respectively, are based on a trailing twelve months ending March 24, 2006. Underwritten ADR and RevPar based on 2006 budget, capping occupancy at 85.9%, are $250.72 and $215.37, respectively.

(10)	The U/W NCF is based on the 2006 budget RevPAR of $215.37 and implied ADR of $250.72, capping occupancy at 85.9%.

(11)	Reflects as-is market value. The prospective appraised value as of March 1, 2008 is $78,400,000, based on assumed completion of the renovation program and stabilized operations described under ‘‘—The Mortgaged Property’’ below.

The Borrower and Sponsor.    The Courtyard Marriott Fifth Avenue Borrower is DiamondRock East 40th Street NYC Owner, LLC, a Delaware limited liability company. The Courtyard Marriott Fifth Avenue Borrower is owned by affiliates of DiamondRock Hospitality Limited Partnership, a Delaware limited partnership, which is ultimately owned and controlled by DiamondRock Hospitality Company. Formed in July 2004, DiamondRock Hospitality Company was listed on the New York Stock Exchange in May 2005 under the symbol (NYSE: DRH). DiamondRock Hospitality Company is a real estate company which is an owner and acquirer of premium hotels in North America. DiamondRock Hospitality Company, whose chairman and CEO and other senior managers of the company were formerly associated with Marriott International, Inc., has a strategic acquisition and sourcing relationship with Marriott International, Inc., a leading world-wide hospitality company. As of May 17, 2006 DiamondRock Hospitality Company reported that it owned 17 hotels with 7,680 rooms in 10 states and one U.S. territory.

The Mortgage Loan.    The Courtyard Marriott Fifth Avenue Mortgage Loan was originated on May 9, 2006 and has a cut-off date principal balance of $51,000,000. The Courtyard Marriott Fifth Avenue Mortgage Loan is a ten-year loan with a stated maturity date of May 11, 2016. The Courtyard Marriott Fifth Avenue Mortgage Loan accrues interest on an Actual/360 Basis, at an interest rate, in the absence of default, of 6.48% per annum. On the eleventh day of each month through and including the payment date in May 2011, the Courtyard Marriott Fifth Avenue Borrower is required to make interest-only payments on the Courtyard Marriott Fifth Avenue Mortgage Loan. On the eleventh day of each month from and including June 11, 2011, up to but not including the stated maturity date, the Courtyard Marriott Fifth Avenue Borrower is required to make a constant monthly payment of $321,684.18 (based on a 30-year amortization schedule) on the Courtyard Marriott Fifth Avenue Mortgage Loan. The remaining principal balance of the Courtyard Marriott Fifth Avenue Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Courtyard Marriott Fifth Avenue Borrower is prohibited from voluntarily prepaying the Courtyard Marriott Fifth Avenue Mortgage Loan, in whole or in part, prior to February 11, 2016. From and after February 11, 2016, the Courtyard Marriott Fifth Avenue Borrower may prepay the Courtyard Marriott Fifth Avenue Mortgage Loan, in whole but not in part, without prepayment consideration, provided that, if the date of prepayment is not a payment date, the Courtyard Marriott Fifth Avenue Borrower is obligated to pay the interest that would have accrued on the Courtyard Marriott Fifth Avenue Loan through the end of the interest period in which such prepayment occurred.

The Courtyard Marriott Fifth Avenue Borrower may defease the Courtyard Marriott Fifth Avenue Mortgage Loan, in whole but not in part, at any time following the second anniversary of the Issue Date, and by doing so obtain the release of the Courtyard Marriott Fifth Avenue Mortgaged Property and all other collateral pledged to the lender as security for the Courtyard Marriott Fifth Avenue Mortgage Loan. A defeasance will be effected by Courtyard Marriott Fifth Avenue Borrower pledging substitute collateral that consists of non-callable U.S. Treasury obligations or other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Courtyard Marriott Fifth Avenue Borrower under the Courtyard Marriott Fifth Avenue Mortgage Loan and that are sufficient to pay off the Courtyard Marriott Fifth Avenue Mortgage Loan in its entirety on the stated maturity date. The Courtyard Marriott Fifth Avenue Borrower’s right to defease the Courtyard Marriott Fifth Avenue Mortgage Loan is subject to, among other things, S&P and Moody’s confirming that the defeasance would not result in a qualification, downgrade or withdrawal of any rating then assigned to any class of securities issued in connection with a related securitization.

The Mortgaged Property.    The Courtyard Marriott Fifth Avenue Mortgaged Property is secured by a first mortgage lien on the Courtyard Marriott Fifth Avenue Borrower’s leasehold interest in the Courtyard Marriott Fifth Avenue, a limited service hotel containing 185 guestrooms located at 3-5 East 40th Street, Midtown Manhattan. The hotel includes a restaurant leased to another party, lounge, an exercise room, a business center and a coffee center.

The Courtyard Marriott Fifth Avenue is located within Midtown Manhattan’s Murray Hill District, which generally extends from East 34th Street north to East 42nd Street and from Fifth Avenue east to the Franklin D. Roosevelt Drive. The area is dominated by office space, with retail and food and beverage outlets on the ground floors. Some of the New York City’s office landmarks, such as the Chrysler Building, Lincoln Center and MetLife Building are within walking distance of the Courtyard Marriott Fifth Avenue. In addition, the world headquarters of HSBC is located one block west of the Courtyard Marriott Fifth Avenue Mortgaged Property. Other attractions within the vicinity of the Courtyard Marriott Fifth Avenue Mortgaged Property include Bryant Park, the New York Public Library, Times Square, Rockefeller Center and the Empire State Building. It is also close to several transportation centers including Grand Central Station, the Lincoln Tunnel and the Port Authority Bus Terminal. There are also numerous high-end retail stores located nearby along Fifth Avenue.

Constructed in 1990, the thirty-story hotel’s guest rooms consist of 3 king suites, 1 queen suite, 27 king-size bedrooms, 56 queen-size rooms and 98 rooms with double beds. As part of its recent acquisition of the Courtyard Marriott Fifth Avenue Mortgaged Property, the Courtyard Marriott Fifth Avenue Borrower has renovated or refurbished all guestrooms and bathrooms at a cost of approximately $5,400,000 ($29,000 per room). Additionally, during 2006, approximately $1,580,000 will be invested for the renovation of the second floor public space and fitness center, the installation of a new front entrance door system, and upgrades to the facade of the building and lobby.

Ground Lease.    The Courtyard Fifth Avenue Mortgaged Property consists of a leasehold interest created pursuant to that certain ground lease dated October 1, 1987, as amended and assigned, between the Courtyard Marriott Fifth Avenue Borrower and Verilen Reproductions, Inc. The Courtyard Fifth Avenue ground lease is in effect for a term of 49 years and commenced on first day of the month following the delivery of vacant possession to the Courtyard Marriott Fifth Avenue Borrower. There is an option in favor of the Courtyard Marriott Fifth Avenue Borrower to extend the term of the Courtyard Fifth Avenue ground lease for an additional 49 years. The base rent escalates in ten-year increments according to a schedule. The base rent is $800,000 per annum for the second ten-year period, $906,000 per annum for the third ten-year period and further increases are as described in the Courtyard Marriott Fifth Avenue ground lease. In addition, the Courtyard Marriott Fifth Avenue ground lease requires payment by the Courtyard Marriott Fifth Avenue Borrower of percentage rent in the amount of 5% of gross receipts. The Courtyard Marriott Fifth Avenue Borrower is also responsible for paying all taxes, assessments, water and sewer charges, utility charges and all other charges which arise out of the use and occupancy of the Courtyard Marriott Fifth Avenue Mortgaged Property.

Franchise and Management Agreement.    The Courtyard Marriott Fifth Avenue Mortgaged Property is managed by Courtyard Management Corporation, an affiliate of Marriott International, Inc. pursuant to a management agreement dated December 20, 2004 (for the purposes of this section, the ‘‘Marriott Management Agreement’’). The Marriott Management Agreement has a term of approximately 30 years and expires on December 31, 2035. There are no extension options under the Marriott Management Agreement. The operation and management of the Courtyard Marriott Fifth Avenue Mortgaged Property are under the exclusive supervision and control of the property manager. Subject to the terms and conditions of the Marriott Management Agreement, the property manager has full discretion and control in all matters relating to the management and operation of the Courtyard Marriott Fifth Avenue Mortgaged Property. Pursuant to the Marriott Management Agreement, the property manager is responsible for collecting all revenues of the Courtyard Marriott Fifth Avenue Mortgaged Property and applying such revenues in the manner referred to under ‘‘—Lockbox’’ below. Pursuant to the Marriott Management Agreement, the property manager is entitled to receive a base management fee during the period (i) from commencement of the Marriott Management Agreement until the expiration of the fifth fiscal year thereunder, equal to 5% of gross revenues for each fiscal year or portion thereof; (ii) from the commencement of the sixth fiscal year thereunder until the expiration of the tenth fiscal year, equal to 5.5% of gross revenues for each fiscal year or portion thereof; and (iii) from the commencement of the eleventh fiscal year thereunder and during any fiscal year thereafter, equal to 6% of gross revenues for each fiscal year or portion thereof. Pursuant to the Marriott Management Agreement, the base management fee may also be increased as follows: (i) commencing upon the beginning of the third fiscal year thereunder, if operating profit equal or exceeds $4,700,000 in any fiscal year, the base management fee will increase to 5.5% of gross revenues for each fiscal year or portion thereof until the beginning of the next fiscal year; and (ii) commencing upon the beginning of the seventh fiscal year, if operating profit equal or exceeds $5,000,000 in any fiscal year, the base management fee will increase to 6% of gross revenues for each fiscal year or portion thereof until the beginning of the next fiscal year. In addition, the property manager is entitled to receive an incentive management fee and an additional management fee which are each based, in part, on the performance of the Courtyard Marriott Fifth Avenue Mortgaged Property. The Marriott Management Agreement is generally not terminable except in limited situations based on the performance of the manager under the Marriott Management Agreement and based on decreased revenues with respect to the Courtyard Marriott Fifth Avenue Mortgaged Property over a specified period that result from specified occurrences only. Any such termination may, in limited situations, require payment of a termination fee to the manager under the Marriott Management Agreement.

Pursuant to a separate agreement between the lender and the property manager, the lender has agreed not to terminate the Marriott Management Agreement following the exercise of remedies by the lender under the Courtyard Marriott Fifth Avenue Mortgage Loan, provided that (a) the Courtyard Marriott Fifth Avenue Borrower did not have the right to terminate the Marriott Management Agreement and (b) following the exercise of remedies by the lender under the Courtyard Marriott Fifth Avenue Mortgage Loan, the Marriott Management Agreement will continue as a direct agreement between the property manager and the lender.

Lockbox.    As long as the Marriott Management Agreement with the property manager has not been terminated, the property manager is entitled, pursuant to the Marriott Management Agreement to collect all revenues of the Courtyard

Marriott Fifth Avenue Mortgaged Property and is not required to deposit such revenues into a lockbox account. Pursuant to the Marriot Management Agreement, the property manager will apply the revenues from the Courtyard Marriott Fifth Avenue Mortgaged Property in the following order: (i) to the payment of operating expenses, including taxes, insurance, base management fees, replacement reserves and other operating expenses; (ii) to pay the Courtyard Marriott Fifth Avenue Borrower an amount sufficient to pay the debt service on the Courtyard Marriott Fifth Avenue Mortgage Loan; (iii) to pay an amount equal to incentive and additional management fees; and (iv) to pay the balance to the Courtyard Marriott Fifth Avenue Borrower. The Courtyard Marriott Fifth Avenue Borrower is responsible for payment of ground rents directly to the ground lessor. Pursuant to the Courtyard Marriott Fifth Avenue Mortgage Loan, any amounts payable to the Courtyard Marriott Fifth Avenue Borrower under the Marriott Management Agreement are to be deposited by the property manager into an account controlled by the lender and applied to the payment of debt service on the Courtyard Marriott Fifth Avenue Mortgage Loan. If no event of default has occurred under the Courtyard Marriott Fifth Avenue Mortgage Loan, any balance remaining in such lender controlled account will be released to the Courtyard Marriott Fifth Avenue Borrower. Following any termination of the Marriott Management Agreement, the Courtyard Marriott Fifth Avenue Borrower must cause all revenues from the Courtyard Marriott Fifth Avenue Mortgaged Property to be deposited into a lockbox account under the control of the lender and such funds will be applied to the payment of taxes, insurance, ground rent, debt service on the Courtyard Marriott Fifth Avenue Mortgage Loan, other reserves required under the Courtyard Marriott Fifth Avenue Mortgage Loan and then to operating expenses incurred in connection with the operation of the Courtyard Marriott Fifth Avenue Mortgaged Property.

Terrorism Insurance.    The Courtyard Marriott Fifth Avenue Mortgage Loan requires the Courtyard Marriott Fifth Avenue Borrower to maintain insurance for the benefit of the Courtyard Marriott Fifth Avenue Mortgaged Property which satisfies the requirements set forth in the Courtyard Marriott Fifth Avenue Mortgage Loan documents. Notwithstanding the foregoing, as long as the Marriott Management Agreement has not been terminated, the Courtyard Marriott Fifth Avenue Borrower is permitted to maintain the required insurance by participating in the blanket insurance program in effect for hotels managed by Marriott International, Inc. and as described in the Marriott Management Agreement, provided that the long-term debt credit rating of the insurance carriers providing such insurance is not less than A by S&P.

X. The Green Valley Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$34,150,000
Loan per Pad:	$19,820
% of Initial Mortgage Pool Balance:	1.7%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.975% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2006
Amortization Term:	Interest Only(2)
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	June 11, 2016
Maturity Balance:	$32,754,240.64(2)
Borrowers:	Birchwood Manor Mobile Home Park, L.L.C., Brookfield Associates MHC, LLC, Crestwood Associates, LLC, Country Estates Associates, LLC, Highland Estates of Ohio, L.L.C., and Country Village Orange City Associates, LLC
Sponsor:	Ross H. Partrich
Prepayment/Defeasance:	Defeasance permitted two years after securitization. Prepayment without penalty permitted three months prior to Maturity Date.
Up-Front Reserves:	Tax and Insurance Reserve (3) Replacement Reserve(4)
Ongoing Reserves:	Tax and Insurance Reserve(5) Replacement Reserve(6) Operating Expense Funds Reserve(7)
Lockbox:	Soft(8)
Mezzanine Debt:	None

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Manufactured Housing Communities
Location:	Ohio (5) and Florida (1)
Year Built:	1965-1992
Year Renovated:	1985-2005
Number of Pads:	1,723
Occupancy:	90.4%
Occupancy Date:	February 1, 2006
Ownership Interest:	Fee
Property Management:	Newbury Management Company, an affiliate of the Borrowers
U/W NCF:	$2,657,673
U/W NCF DSCR:	1.10x
Appraised Value:	$41,200,000
Appraisal As of Date:	March 2006
Cut-off Date LTV Ratio:	82.9%
Maturity LTV Ratio:	79.5%

(1)	NAP means not applicable.

(2)	From and after July 11, 2012, the Green Valley Portfolio Borrowers are required to make a monthly amortization payment of $29,078.32, solely to the extent that there is sufficient excess cash flow (after payment of interest, reserves and operating expenses). The Maturity Balance assumes that such amortization payments are made on and after July 11, 2012.

(3)	At closing, the Green Valley Portfolio Borrowers deposited $241,329 into a tax and insurance reserve account.

(4)	At closing, the Green Valley Portfolio Borrowers deposited $225,000 into a replacement reserve account to pay for future capital expenses.

(5)	The Green Valley Portfolio Borrowers are required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes payable during the next ensuing 12 months and one-twelfth of the estimated insurance premiums due for renewal of insurance policies.

(6)	The Green Valley Portfolio Borrowers are required to make monthly deposits into a replacement reserve account in an amount equal to one twelfth of the annual amount of $38 per mobile home pad.

(7)	On or before each payment date after July 11, 2012, which occurs during a Green Valley Portfolio Cash Management Period, the Green Valley Portfolio Borrowers are required to make monthly escrow deposits into an operating expense account in an amount equal to the monthly amount set forth in the approved annual budget for the following month as being necessary for payment of approved operating expenses for such month (together with any additional funds, if any, for extraordinary expenses requested by the Green Valley Portfolio Borrowers and approved by lender). Provided no default or event of default has occurred pursuant to the loan documents, funds in the operating expense account are required to be disbursed to the Green Valley Portfolio Borrowers on a monthly basis in an amount equal to the approved operating expenses for such month provided for in the approved annual budget. During a Green Valley Portfolio Cash Management Period, the Green Valley Portfolio Borrowers are required to deposit any amounts disbursed to them in accordance with the immediately preceding sentence for the prior month, which have not been used to pay operating expenses back in to the operating expense account.

(8)	See ‘‘—Lockbox’’ below.

The Borrowers and Sponsor.    The Green Valley Portfolio Borrowers are Birchwood Manor Mobile Home Park, L.L.C., Brookfield Associates MHC, LLC, Crestwood Associates, LLC, Country Estates Associates, LLC, Highland Estates of Ohio, L.L.C. and Country Village Orange City Associates, LLC, each a single member Delaware limited liability company. Each Green Valley Portfolio Borrower is sponsored and controlled by Ross H. Partrich. Mr. Partrich is the president of RHP Properties, Inc., which was formed in 1988 and ranked as the seventh largest owner of manufactured home communities in the U.S. in 2005 according to the Allen Report. As of April 2006, Mr. Partrich had ownership interests in, or management responsibility for, approximately 72 manufactured housing communities and mobile home parks in 14 states with over 17,400 home sites, including eight properties in Florida containing 2,205 home sites and four properties in Ohio containing 827 home sites (excluding acquisition of the subject properties). According to Mr. Partrich, the occupancy of this portfolio is in excess of 90%.

The Mortgage Loan.    The Green Valley Portfolio Mortgage Loan was originated on May 19, 2006, and has an aggregate cut-off date principal balance of $34,150,000. The Green Valley Portfolio Mortgage Loan is secured by a first priority deed of trust or mortgage upon the fee interests in the Green Valley Portfolio Mortgaged Properties. The Green Valley Portfolio Mortgage Loan is a ten-year loan with a stated maturity date of June 11, 2016. The Green Valley Portfolio Mortgage Loan accrues interest on an Actual/360 Basis, at an interest rate, in the absence of default, of 6.975% per annum. On the eleventh day of each month during the term of the loan, but not including the stated maturity date, the Green Valley Portfolio Borrowers are required to make interest-only payments on the outstanding principal balance of the Green Valley Portfolio Mortgage Loan. In addition, from and after July 11, 2012, the Green Valley Portfolio Borrowers are required to make an amortization payment of $29,078.32 (the ‘‘Green Valley Portfolio Cash Flow Conditioned Amortization Payment’’), solely to the extent that there is sufficient excess cash flow (after payment of interest, reserves and operating expenses). The outstanding principal balance of the Green Valley Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, will be due and payable on the stated maturity date.

The Green Valley Portfolio Borrowers may not voluntarily prepay the Green Valley Portfolio Mortgage Loan, in whole or in part, prior to March 11, 2016. From and after March 11, 2016, the Green Valley Portfolio Borrowers may prepay the Green Valley Portfolio Mortgage Loan, in whole only, without payment of prepayment consideration.

The Green Valley Portfolio Borrowers may defease the Green Valley Portfolio Mortgage Loan, in whole or in part, on any due date after the expiration of two years following the initial issuance of the series 2006-C4 certificates and prior to March 11, 2016. In connection with a defeasance of the entire loan, the Green Valley Portfolio Borrower will obtain the release of all the Green Valley Portfolio Mortgaged Properties. A defeasance in whole will be effected by the Green Valley Portfolio Borrower’s pledging substitute collateral that consists of non-callable fixed rate obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Green Valley Portfolio Borrowers under the Green Valley Portfolio Mortgage Loan and that are sufficient to pay off the Green Valley Portfolio Mortgage Loan in its entirety on the stated maturity date. The right of the Green Valley Portfolio Borrowers to defease the Green Valley Portfolio Mortgage Loan in whole is subject to S&P and Moody’s confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2006-C4 certificates by such rating agency.

The Green Valley Portfolio Borrowers may partially defease the Green Valley Portfolio Mortgage Loan and obtain the release of a Green Valley Portfolio Mortgaged Property on any due date after the expiration of two years following the initial issuance of the series 2006-C4 certificates and prior to March 11, 2016, provided that the debt service coverage ratio for the Green Valley Portfolio Mortgaged Properties remaining after the release of a Green Valley Portfolio Mortgaged Property is at least equal to the greater of (i) the debt service coverage ratio for the Green Valley Portfolio Mortgaged Properties immediately preceding the release of the applicable Green Valley Portfolio Mortgaged Property and (ii) 1.10x. Such partial defeasance will be effected by the Green Valley Portfolio Borrower’s defeasing an amount (a ‘‘Green Valley Portfolio Partial Defeasance Amount’’) at least equal to 115% of the allocated loan amount for such Green Valley Portfolio Mortgaged Property, and pledging substitute collateral that consists of non-callable fixed rate obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Green Valley Portfolio Borrower under the defeased portion of the Green Valley Portfolio Mortgage Loan and that are sufficient to pay off the Green Valley Portfolio Partial Defeasance Amount in its entirety on the stated maturity date. The right of the Green Valley Portfolio Borrower to defease the Green Valley Portfolio Mortgage Loan in part is subject to S&P and Moody’s confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2006-C4 certificates by such rating agency.

If a casualty occurs at the Green Valley Portfolio Mortgaged Property in Ravenna, Ohio (the ‘‘Birchwood Property’’) and the applicable legal requirements do not permit the as of right restoration of such property as a manufactured home community, then to the extent that the net proceeds applied to the prepayment of the outstanding principal balance of the Green Valley Portfolio Mortgage Loan in accordance with the loan documents are less than the allocated loan amount of the Birchwood Property, then, unless the Birchwood Property has reopened for business as a manufactured home community containing no less than 375 home sites and other appurtenant improvements required for the operation of the Birchwood Property no later than the earlier to occur of (i) 12 months from the date of the casualty or (ii) the date on which the business interruption insurance required under the loan documents expires, the Green Valley Portfolio Borrower is required to prepay a portion of the outstanding principal amount of the Green Valley Portfolio Mortgage Loan in an amount equal to the allocated loan amount of the Birchwood Property less the net proceeds (which prepayment, provided that no other event of default shall then exist, shall not be subject to payment of a yield maintenance premium). The key principal of the Green Valley Portfolio Borrowers is responsible for all losses, costs and damages resulting from the failure of the Green Valley Portfolio Borrower to make the foregoing mandatory prepayment in accordance with the loan documents.

The Mortgaged Property.    The Green Valley Portfolio Mortgaged Properties are located in Ohio (5) and Florida (1). The Green Valley Portfolio Mortgage Loan is secured by the Green Valley Portfolio Borrowers’ fee interest in each of the Green Valley Portfolio Mortgaged Properties. The Green Valley Portfolio Mortgaged Properties have an aggregate of 1,723 pad sites constituting the collateral for the Green Valley Portfolio Mortgage Loan. As of February 1, 2006, based on allocated loan amount, the Green Valley Portfolio Mortgaged Properties had a weighted average occupancy of 90.4%.

Set forth in the table below is certain summary information with respect to each of the Green Valley Portfolio Mortgaged Properties.

Green Valley Portfolio
Property	Total Pads	Occupancy	Appraised Value	Value Per Pad	Water/Sewer
Brookfield Acres MHP	233	87.9%	$3,700,000	$15,879.83	On-Site Well/Sewer Plant
Highland Estates of Ohio	215	75.8	3,275,000	15,232.56	Municipal
Birchwood Manor MHP	391	96.2	10,425,000	26,662.40	On-Site Well/Muni Sewer
Country Estates MHP	225	82.2	3,925,000	17,444.44	Municipal
Crestwood Estates MHP	199	89.9	3,575,000	17,964.82	Municipal
Country Village	460	92.2	16,300,000	35,434.78	Municipal
Total / Average	1,723	90.4%	$41,200,000	$23,911.78

Lockbox.    Upon the occurrence of an event of default with respect to the Green Valley Portfolio Mortgage Loan or upon the failure of the Borrower to make the Green Valley Portfolio Cash Flow Conditioned Amortization Payment (a ‘‘Green Valley Portfolio Cash Management Period’’), the Green Valley Portfolio Borrowers are required to deposit all rent collections into a designated lockbox account under the sole and exclusive control of the mortgage lender.

Terrorism Coverage.    The Green Valley Portfolio Borrowers are required to maintain commercial property and business interruption insurance, which includes coverage against losses resulting from perils and acts of terrorism.

Master Leases.    Each Green Valley Portfolio Borrower, as landlord, and Bayshore Home Sales, Inc., an affiliate of the Green Valley Portfolio Borrowers (‘‘Bayshore’’), as tenant, have entered into a master lease with respect to each of the Birchwood Manor MHP, Brookfield Acres MHP, Country Estates MHP, Crestwood Estates MHP and Highland Estates of Ohio properties, pursuant to which Bayshore leases from the applicable Green Valley Portfolio Borrower certain space at the applicable Green Valley Portfolio Mortgaged Property as identified in the loan documents. Each master lease (i) is for a term ending on the earlier of (a) actual lot occupancy or (b) full payment of the note and (ii) provides for a monthly rent equal to the minimum rent with respect to the applicable lot as set forth in the loan documents. The aggregate rent payable under the master leases is $122,256 per annum. The obligations of Bayshore under the master leases have been guaranteed by Ross H. Partrich, the sponsor.

Loan Combinations

General.    The mortgage pool will include five (5) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination. Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a Loan Combination to any person or entity other than: institutional lenders, institutional investors, investment funds or other substantially similar institutions, affiliates of the foregoing, or a trustee of a rated securitization trust that, in each such case, exceeds a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans.

The table below identifies each underlying mortgage loan that is part of a Loan Combination.

Mortgage Loans That are Part of a Loan Combination			Related Pari Passu Non-Trust Loans(1)		Related Senior Non-Trust Loans(2)		Related Subordinate Non-Trust Loans(3)		U/W NCF DSCR and Original LTV of Entire Loan Combination
Mortgaged Property Name (as identified on Annex A-1 to this Prospectus Supplement)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance	Non-Trust Loan Noteholder	Original Principal Balance	Non-Trust Loan Noteholder	Original Principal Balance	Non-Trust Loan Noteholder	U/W NCF DSCR	Original LTV Ratio
1. One New York Plaza(4)	$200,000,000	10.1%	$200,000,000	Third Party Institutional Investor(6)	NAP	NAP	NAP	NAP	1.39x	50.0%
2. 888 Seventh Avenue(5)	$26,766,000	1.4%	NAP	NAP	$145,894,000 $145,894,000	LB-UBS 2006-C1 Commercial Mortgage Trust LB-UBS 2006-C3 Commercial Mortgage Trust	NAP	NAP	1.10x	74.1%
3. Two Penn Center(7)	$23,918,000	1.2%	NAP	NAP	NAP	NAP	$28,082,000	Third Party Institutional Investor	1.21x	80.0%
3. Seven Corners(7)	$18,050,000	0.9%	NAP	NAP	NAP	NAP	$1,150,000	Our Affiliate	1.11x	71.8%
4. Palm Lake Apartments(7)	$12,290,230	0.6%	NAP	NAP	NAP	NAP	$900,000	Our Affiliate	1.11x	80.0%

(1)	Reflects those Non-Trust Loans (the ‘‘Pari Passu Non-Trust Loans’’) that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination. See each italicized section below entitled ‘‘—Priority of Payments’’ for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table. The One New York Plaza Mortgage Loan is the only Pari Passu Non-Trust Loan.

(2)	Reflects those Non-Trust Loans (the ‘‘Senior Non-Trust Loans’’) that are, in each case, (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata basis with the related underlying mortgage loan in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, entitled to payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the Senior Non-Trust Loans in the subject Loan Combination prior to payments of principal and interest being made with respect to the subject underlying mortgage loan. See each italicized section below entitled ‘‘—Priority of Payments’’ for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table. The 888 Seventh Avenue Senior Non-Trust Loans are the only Senior Non-Trust Loans.

(3)	Reflects those Non-Trust Loans (the ‘‘Subordinate Non-Trust Loans’’) that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata basis with the underlying mortgage loan and any other Non-Trust Loan in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the underlying mortgage loan and any other Non-Trust Loan in the subject Loan Combination. See each italicized section below entitled ‘‘—Priority of Payments’’ for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table. The Two Penn Center Non-Trust Loan, the Seven Corners Non-Trust Loan and the Palm Lake Apartments Non-Trust Loan are the only Subordinate Non-Trust Loans.

(4)	The One New York Plaza Mortgage Loan is one of two (2) mortgage loans comprising the One New York Plaza Loan Combination that includes: (a) the One New York Plaza Mortgage Loan; and (b) the One New York Plaza Non-Trust Loan, with an original principal balance of $200,000,000, which is a Pari Passu Non-Trust Loan. The One New York Plaza Non-Trust Loan is, at all times, pari passu in right of payment with the One New York Plaza Mortgage Loan. The aggregate cut-off date principal balance of the One New York Plaza Loan Combination is $400,000,000.

(5)	The 888 Seventh Avenue Mortgage Loan is one of three (3) mortgage loans comprising the 888 Seventh Avenue Loan Combination that includes: (a) the 888 Seventh Avenue Mortgage Loan; (b) the 888 Seventh Avenue Senior Note A1 Senior Non-Trust Loan, with an original principal balance of $145,894,000, which is a Senior Non-Trust Loan; and (c) the 888 Seventh Avenue Senior Note A2 Senior Non-Trust Loan, with an original principal balance of $145,894,000, which is a Senior Non-Trust Loan. The 888 Seventh Avenue Mortgage Loan is, during the continuance of certain uncured events of default, subordinate to both of the 888 Seventh Avenue Senior Non-Trust Loans. The 888 Seventh Avenue Senior Note A1 Senior Non-Trust Loan is, at all times, pari passu in right of payment with the 888 Seventh Avenue Senior Note A2 Senior Non-Trust Loan. The aggregate cut-off date principal balance of the 888 Seventh Avenue Loan Combination is $318,554,000.

(6)	Expected to be included in a separate commercial mortgage securitization.

(7)	The subject Loan Combination is an A/B Loan Combination.

Set forth below is a brief description of the co-lender arrangement regarding the five (5) underlying mortgage loans that are each part of a Loan Combination.

The One New York Plaza Mortgage Loan.    The One New York Plaza Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the One New York Plaza Mortgaged Property, identified in this prospectus supplement as the One New York Plaza Mortgage Loan and the One New York Plaza Non-Trust Loan. See ‘‘—Significant Underlying Mortgage Loans—The One New York Plaza Mortgage Loan’’ above for a more detailed description of the One New York Plaza Mortgage Loan. See also ‘‘The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement for a more detailed description of certain rights of the One New York Plaza Non-Trust Loan Noteholder. The One New York Plaza Non-Trust Loan will be serviced, along with the One New York Plaza Mortgage Loan, under the series 2006-C4 pooling and servicing agreement by the master servicer and the special servicer, generally as if each such Non-Trust Loan was a mortgage loan in the trust.

Co-Lender Agreement.    The One New York Plaza Co-Lender Agreement, dated as of March 1, 2006, between the two holders of the mortgage loans comprising the One New York Plaza Loan Combination, generally provides that:

•	Consent Rights. The related Loan Combination Controlling Party, which will be the holder of the One New York Plaza Mortgage Loan, acting directly or through a representative (which representative, under the series 2006-C4 pooling and servicing agreement, will be the series 2006-C4 controlling class representative), will have the ability, subject to certain conditions described in the One New York Plaza Co-lender Agreement, to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the One New York Plaza Loan Combination, including those involving foreclosure or material modification of the One New York Plaza Mortgage Loan and the One New York Plaza Non-Trust Loan. The One New York Plaza Non-Trust Loan Noteholder will have the ongoing right, directly or through a representative, to consult with the master servicer and/or the special servicer with respect to various servicing matters affecting the One New York Plaza Loan Combination, including the One New York Plaza Mortgage Loan (provided that such consultation rights will be non-binding).

•	Replacement of Special Servicer. The One New York Plaza Non-Trust Loan Noteholder is entitled to terminate the special servicer, with or without cause, with respect to the One New York Plaza Loan Combination only as described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement.

Priority of Payments.    Pursuant to the One New York Plaza Co-Lender Agreement, all amounts received with respect to the One New York Plaza Loan Combination will generally be allocated between the two (2) mortgage loans comprising the One New York Plaza Loan Combination on a pro rata and pari passu basis.

The 888 Seventh Avenue Loan Combination.    The 888 Seventh Avenue Mortgage Loan, which has an unpaid principal balance of $26,766,000 and represents 1.4% of the Initial Mortgage Pool Balance, is part of the 888 Seventh Avenue Loan

Combination, which is comprised of three (3) mortgage loans that are all secured by the 888 Seventh Avenue Mortgaged Property. The 888 Seventh Avenue Loan Combination is comprised of: (a) the 888 Seventh Avenue Mortgage Loan; (b) a Senior Non-Trust Loan (the ‘‘888 Seventh Avenue Note A1 Senior Non-Trust Loan’’), with an original principal balance of $145,894,000; and (c) another Senior Non-Trust Loan (the ‘‘888 Seventh Avenue Note A2 Senior Non-Trust Loan’’), with an original principal balance of $145,894,000. The 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan together constitute the 888 Seventh Avenue Senior Non-Trust Loans. The 888 Seventh Avenue Senior Non-Trust Loans and the 888 Seventh Avenue Mortgage Loan will be serviced under the series 2006-C1 pooling and servicing agreement, which is the governing document for the securitization transaction involving the 888 Seventh Avenue Note A1 Senior Non-Trust Loan. See ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this prospectus supplement.

Co-Lender Agreement.    The three (3) holders of the mortgage loans comprising the 888 Seventh Avenue Loan Combination are bound by the terms and provisions of the 888 Seventh Avenue Co-Lender Agreement, which generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for the 888 Seventh Avenue Loan Combination will have the ability to advise and direct the series 2006-C1 master servicer and/or the series 2006-C1 special servicer with respect to certain specified servicing actions under the series 2006-C1 pooling and servicing agreement regarding the 888 Seventh Avenue Loan Combination, including certain actions involving foreclosure or material modification of the 888 Seventh Avenue Loan Combination (see ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this prospectus supplement), subject to certain conditions described in the 888 Seventh Avenue Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for the 888 Seventh Avenue Loan Combination will be (A) the series 2006-C4 controlling class representative, as designee of the holder of the 888 Seventh Avenue Mortgage Loan, if and for so long as the unpaid principal balance of the 888 Seventh Avenue Mortgage Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the 888 Seventh Avenue Loan Combination that is allocable to the 888 Seventh Avenue Mortgage Loan, is equal to or greater than 25.0% of the original principal balance of the 888 Seventh Avenue Mortgage Loan, and (B) otherwise, the holder of the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the holder of the 888 Seventh Avenue Note A2 Non-Trust Loan, each of whom may act directly or through a representative. Notwithstanding the foregoing, if the holder of the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the holder of the 888 Seventh Avenue Note A2 Senior Non-Trust Loan have not, within the requisite time period provided for in the 888 Seventh Avenue Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2006-C1 special servicer or the series 2006-C1 master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of the series 2006-C1 special servicer or the series 2006-C1 master servicer, as applicable, under the series 2006-C1 pooling and servicing agreement will be binding on all such parties, subject to the conditions described under ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this prospectus supplement.

•	Purchase Option. If and for so long as the 888 Seventh Avenue Loan Combination is specially serviced and a scheduled payment on the 888 Seventh Avenue Loan Combination is at least 60 days delinquent, the series 2006-C4 Controlling Class Representative, as designee of the holder of the 888 Seventh Avenue Mortgage Loan (for its own account and not on behalf of the Trust), has the option to purchase the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan (together only) at a price generally equal to the aggregate unpaid principal balance of the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2006-C1 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

•	Cure Rights. The series 2006-C4 controlling class representative, as designee of the holder of the 888 Seventh Avenue Mortgage Loan, has the right, but not the obligation, to cure a monetary default or a default susceptible to cure by the payment of money that is not cured within the applicable grace period, within 10 business days of the later of (a) receipt of notice of the subject default and (b) the expiration of the applicable grace period for the subject default; provided that (i) no more than seven cure events are permitted during the term of the 888 Seventh Avenue

Loan Combination, (ii) no more than three consecutive cure events are permitted and (iii) no more than four cure events, whether or not consecutive, are permitted within any 12-month period. An individual ‘‘cure event’’ means the one-month period for which the series 2006-C4 Controlling Class Representative, as designee of the holder of the 888 Seventh Avenue Mortgage Loan has exercised its cure rights under the 888 Seventh Avenue Co-Lender Agreement.

Priority of Payments.    Pursuant to the 888 Seventh Avenue Co-Lender Agreement, following the allocation of payments to each mortgage loan in the 888 Seventh Avenue Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the 888 Seventh Avenue Senior Non-Trust Loans for which the series 2006-C4 controlling class representative, as designee of the holder of the 888 Seventh Avenue Mortgage Loan, has not exercised its cure rights as described under ‘‘—Loan Combinations—The 888 Seventh Avenue Mortgage Loan—Co-Lender Agreement—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the 888 Seventh Avenue Senior Non-Trust Loans at a time when the 888 Seventh Avenue Senior Non-Trust Loans are being specially serviced, collections on the 888 Seventh Avenue Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the respective unpaid principal balances thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to (i) all scheduled principal payments attributable to the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire 888 Seventh Avenue Loan Combination), (ii) all voluntary principal prepayments attributable to the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire 888 Seventh Avenue Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire 888 Seventh Avenue Loan Combination), and (iv) on the maturity date of the 888 Seventh Avenue Loan Combination, all principal payments attributable to the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire 888 Seventh Avenue Loan Combination);

•	third, to the 888 Seventh Avenue Mortgage Loan, up to the amount of any unreimbursed cure payments paid or advanced by the series 2006-C4 controlling class representative, as designee of the holder of the 888 Seventh Avenue Mortgage Loan with respect to the 888 Seventh Avenue Loan Combination pursuant to the 888 Seventh Avenue Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to the 888 Seventh Avenue Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fifth, to the 888 Seventh Avenue Mortgage Loan in an amount equal to (i) all scheduled principal payments attributable to the 888 Seventh Avenue Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire 888 Seventh Avenue Loan Combination), (ii) all voluntary principal prepayments attributable to the 888 Seventh Avenue Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire 888 Seventh Avenue Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the 888 Seventh Avenue Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire 888 Seventh Avenue Loan Combination), and (iv) on the maturity date of the 888 Seventh Avenue Loan Combination, all principal payments attributable to the 888 Seventh Avenue Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire 888 Seventh Avenue Loan Combination);

•	sixth, to the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan in accordance with the related loan documents;

•	seventh, to the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	eighth, to the 888 Seventh Avenue Mortgage Loan, any prepayment consideration attributable to the 888 Seventh Avenue Mortgage Loan in accordance with the related loan documents;

•	ninth, to the 888 Seventh Avenue Mortgage Loan, any late payment charges and Default Interest due in respect of the 888 Seventh Avenue Mortgage Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement); and

•	tenth, for such remaining purposes as are provided in the 888 Seventh Avenue Co-Lender Agreement.

Pursuant to the 888 Seventh Avenue Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the 888 Seventh Avenue Senior Non-Trust Loans for which the series 2006-C4 controlling class representative, as designee of the holder of the 888 Seventh Avenue Mortgage Loan, has not exercised its cure rights as described under ‘‘—Loan Combinations—The 888 Seventh Avenue Mortgage Loan—Co-Lender Agreement—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the 888 Seventh Avenue Senior Non-Trust Loans at a time when the 888 Seventh Avenue Senior Non-Trust Loans are being specially serviced, collections on the 888 Seventh Avenue Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the respective unpaid principal balances thereof (net of related master servicing fees);

•	second, to the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to the respective unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the 888 Seventh Avenue Mortgage Loan, up to the amount of any unreimbursed cure payments paid or advanced by the series 2006-C4 controlling class representative, as designee of the holder of the 888 Seventh Avenue Mortgage Loan with respect to the 888 Seventh Avenue Loan Combination pursuant to the 888 Seventh Avenue Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to the 888 Seventh Avenue Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fifth, to the 888 Seventh Avenue Mortgage Loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	sixth, to the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire 888 Seventh Avenue Loan Combination) in accordance with the related loan documents;

•	seventh, to the 888 Seventh Avenue Mortgage Loan, any prepayment consideration attributable to the 888 Seventh Avenue Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire 888 Seventh Avenue Loan Combination) in accordance with the related loan documents;

•	eighth, to the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire 888 Seventh Avenue Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	ninth, to the 888 Seventh Avenue Mortgage Loan, any late payment charges and Default Interest due in respect of the 888 Seventh Avenue Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire 888 Seventh Avenue Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	tenth, to the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan, on a pro rata and pari passu basis, any other amounts paid by the 888 Seventh Avenue Borrower and due in respect of the 888 Seventh Avenue Note A1 Senior Non-Trust Loan and the 888 Seventh Avenue Note A2 Senior Non-Trust Loan;

•	eleventh, to the 888 Seventh Avenue Mortgage Loan, any other amounts paid by the 888 Seventh Avenue Borrower and due in respect of the 888 Seventh Avenue Mortgage Loan;

•	twelfth, to the 888 Seventh Avenue Mortgage Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the 888 Seventh Avenue Mortgage Loan with respect to the 888 Seventh Avenue Loan Combination pursuant to the 888 Seventh Avenue Co-Lender Agreement or the applicable servicing agreement; and

•	thirteenth, for such remaining purposes as are provided in the 888 Seventh Avenue Co-Lender Agreement.

The A/B Loan Combinations.    Each underlying mortgage loan that is part of an A/B Loan Combination is comprised of two (2) mortgage loans that are both secured by the same mortgage instrument(s) on the related mortgaged real property or properties. See ‘‘The Series 2006-C4 Pooling and Servicing Agreement—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement for a more detailed description of certain rights of the holders of the underlying mortgage loans that comprise each A/B Loan Combination. The Non-Trust Loan in each A/B Loan Combination will be serviced, along with the related underlying mortgage loan, under the series 2006-C4 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust (provided, however, that neither the master servicer nor the trustee will be required to make P&I advances with respect to any Non-Trust Loan) .

Co-Lender Agreement.    The holders of the mortgage loans comprising each A/B Loan Combination are bound by the terms and provisions of the related A/B Loan Combination Co-Lender Agreement. Each A/B Loan Combination Co-Lender Agreement generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for each of the A/B Loan Combinations will have the ability to advise and direct the series 2006-C4 master servicer and/or special servicer with respect to certain specified servicing actions regarding the subject Loan Combination, including those involving foreclosure or material modification of the related underlying mortgage loan and the related Non-Trust Loan (see ‘‘The Series 2006-C4 Pooling and Servicing Agreement—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement, subject to certain conditions described in the related A/B Loan Combination Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for each A/B Loan Combination (other than the Two Penn Center Loan Combination) will be (A) the related Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the related Non-Trust Loan, net of any existing Appraisal Reduction Amount with respect to the subject Loan Combination, is equal to or greater than 25.0% of the original principal balance of such Non-Trust Loan, and (B) otherwise, the holder of the related underlying mortgage loan or its designee (which designee, in accordance with the series 2006-C4 pooling and servicing agreement, will be the series 2006-C4 controlling class representative). As of any date of determination, the Loan Combination Controlling Party for the Two Penn Center Loan Combination will be (A) the related Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the Two Penn Center Non-Trust Loan, net of any existing Appraisal Reduction Amount with respect to the Two Penn Center Loan Combination, is equal to or greater than 27.5% of an amount equal to
(i) the original principal balance of the Two Penn Center Non-Trust Loan, less (ii) any principal payments made by the Two Penn Center Borrower and received on and allocated to the Two Penn Center Non-Trust Loan, and (B) otherwise, the holder of the Two Penn Center Mortgage Loan or its designee (which designee, in accordance with the series 2006-C4 pooling and servicing agreement, will be the series 2006-C4 controlling class representative).

•	Purchase Option. If and for so long as the subject Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination becomes at least 60 days delinquent, the related Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the underlying mortgage loan at a price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest on that loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2006-C4 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

•	Cure Rights. With respect to the Two Penn Center Loan Combination only, the related Non-Trust Loan Noteholder has the assignable right to cure (i) a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the related Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default and (ii) a non-monetary default within 30 days of the receipt by the Two Penn Center Non-Trust Noteholder of notice of the subject event of default; provided that no more than (A) three consecutive cure events are permitted, and (B) eight cure events are permitted during the term of the Two Penn Center Loan Combination

•	Replacement of Special Servicer. With respect to the Two Penn Center Loan Combination only, the related Non-Trust Loan Noteholder (for so long as it is the related Loan Combination Controlling Party) may replace the Special Servicer with respect to the Two Penn Center Loan Combination only, subject to satisfaction of the conditions set forth under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement.

Priority of Payments.    Pursuant to each of the A/B Loan Combination Co-Lender Agreements, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the related underlying mortgage loan (and, in the case of the Two Penn Plaza Loan Combination, the related Non-Trust Loan Noteholder has not cured those defaults) or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

•	first, to the related underlying mortgage loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the related underlying mortgage loan, in an amount equal to (a) all scheduled principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable and (d) on the maturity date, all principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, with (in each case) principal to be attributable to the related underlying mortgage loan under the related loan documents or the related Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the subject Loan Combination;

•	third, to the related Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the related Non-Trust Loan, in an amount equal to (a) all scheduled principal payments attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable and (d) on the maturity date, all principal payments attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, with (in each case) principal to be attributable to the related Non-Trust Loan under the related loan documents or the related Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the subject Loan Combination;

•	fifth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable;

•	sixth, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable;

•	seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	eighth, to the related Non-Trust Loan, any late payment charges and Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

•	tenth, for such remaining purposes as are provided in the related Co-Lender Agreement.

Pursuant to each of the A/B Loan Combination Co-Lender Agreement, during the existence of: (a) certain monetary events of default with respect to the related underlying mortgage loan (and, in the case of the Two Penn Center Loan Combination, the related Non-Trust Loan Noteholder has not cured those defaults) or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

•	first, to the related underlying mortgage loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

•	second, to the related underlying mortgage loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the related Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

•	fourth, to the related Non-Trust Loan in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	fifth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable;

•	sixth, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable;

•	seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	eighth, to the related Non-Trust Loan, any late payment charges and Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the related underlying mortgage loan, any other amounts paid by the related borrower and due in respect of the related underlying mortgage loan;

•	tenth, to the related Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the related Non-Trust Loan;

•	eleventh, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

•	twelfth, for such remaining purposes as are provided in the related Co-Lender Agreement.

Additional Loan and Property Information

Delinquency and Loss Information.    Except for the mortgage loan served by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rite Aid-Church Street, which is in Loan Group No. 1 (representing 0.3% of the initial mortgage pool balance and 0.4% of the initial Loan Group No. 1 Balance), none of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rite Aid-Church Street, which is in Loan Group No. 1 (representing 0.3% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group No. 1 Balance), the terms of the related loan documents called for an increase of approximately $3,806 in the monthly amortization payment due from the related borrower commencing with the payment date in September 2004; however, the party servicing the loan on behalf of the lender failed to increase the payment remitted to the lender from the lockbox account. Consequently, the full monthly debt service payment due pursuant to the loan documents was not received by the lender commencing with the payment date in September 2004 up to and including the payment date in May 2006. The party servicing the loan on behalf of the lender extended an unsecured loan to the principals of the borrower in the amount of the shortfall, which calls for repayment over an extended period of time. The proceeds of such unsecured loan have been contributed to the borrower and on the payment date in June 2006, all past due amortization was deposited in the lockbox account.

Tenant Matters.    Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust—

•	Sixty (60) of the mortgaged real properties, securing 47.6% of the Initial Mortgage Pool Balance, and 60.2% of the Initial Loan Group No. 1 Balance, respectively, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

•	Twenty-eight (28) of the mortgaged real properties, securing 16.0% of the Initial Mortgage Pool Balance, and 20.3% of the Initial Loan Group No. 1 Balance, respectively, are entirely or substantially leased to a single tenant.

•	A number of companies are major tenants at more than one of the mortgaged real properties.

•	There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

•	One (1) of the mortgaged real properties, securing 0.1% of the Initial Mortgage Pool Balance, respectively, and 0.7% of the Initial Loan Group No. 2 Balance, respectively, are each a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

•	Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. For example, see also ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ and the footnotes to Annex A-1 to this prospectus supplement.

•	Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

•	Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

•	Certain of the mortgaged real properties, including the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pinewood Estates, may be subject to age restrictions limiting occupancy to persons of a certain age or above.

•	Two (2) of the mortgaged real properties, collectively securing 0.9% of the Initial Mortgage Pool Balance, and 4.4% of the Initial Loan Group No. 2 Balance, respectively, are multifamily rental properties that, in each case, receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 Housing Assistance Program, including Palm Lake Apartments and Shiloh Village Apartments. In addition, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pavilion Apartments, which secures the mortgage loan that represents 1.2% of the Initial Mortgage Pool Balance, 5.6% of the Initial Loan Group No. 2 balance respectively, a portion of the property has been leased by the Federal Emergency Management Agency for displaced victims of the hurricanes in 2005.

•	There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged property is an agency of the United States Federal Government or a state or local government. Typically the terms of such tenancies are prescribed by the Government Services Administration or the applicable state authority and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent.

Ground Leases.    Three (3) of the mortgage loans that we intend to include in the trust, representing 4.2% of the Initial Mortgage Pool Balance, and 5.3% of the Initial Loan Group No. 1 Balance, respectively, are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. For example, the Courtyard Marriott Fifth Avenue Mortgage Loan and the 888 Seventh Avenue Mortgage Loan are each secured by the related borrower’s interest in a ground lease on the related mortgaged real property. See, with respect to the Courtyard by Marriott Portfolio Mortgage Loan, ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Courtyard by Marriott Portfolio Mortgage Loan—Ground Lease’’ in this prospectus supplement. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

Purchase Options.    With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 215 Fremont Street, representing 7.1% of the Initial Mortgage Pool Balance and 9.0% of the Initial Loan Group No. 1 Balance, respectively, the lease between the related borrower and the lessee gives the lessee an option to purchase 215 Fremont Street Mortgaged Property, subject to the satisfaction of certain conditions, as further described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Other Prepayment Provisions’’ in this prospectus supplement.

Rights of First Refusal.    With respect to each of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Country Inn & Suites – Tuscaloosa, representing 0.2% respectively, of the Initial Mortgage Pool Balance, and 0.2% of the Initial Loan Group No. 1 Balance, the license agreement between the related borrower and licensor gives that licensor a right of first refusal with respect to any bona fide offer from a third party for the purchase of the mortgaged real property, which offer the related borrower desires to accept. If such licensor does not accept an offer submitted to it by the related borrower within the time period specified in the lease, such right of first refusal shall be considered waived as to that offer; provided, however, that the right of first refusal will be a continuing right as to any subsequent or modified purchase offer. The foregoing right of first refusal will be inapplicable to a transfer of the mortgaged property upon foreclosure of the related mortgage or a transfer upon a deed in lieu of foreclosure, but it does apply to all subsequent transfers to a third party.

With respect to each of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Walgreens-Roselle, Walgreens-Saraland, Walgreens-Crest Hill, Walgreens-Antioch, Walgreens-Decatur, Walgreens-Long Beach and Walgreens-Bossier representing 1.6%, respectively, of the Initial Mortgage Pool Balance, and 2.0%, respectively, of the Initial Loan Group No. 1 Balance, respectively, the lease between the related borrower and tenant gives that tenant a right of first purchase if the landlord desires to sell the mortgaged real property or a portion thereof. If such tenant does not accept an offer submitted to it by the borrower within the time period specified in the lease, such right of first purchase shall be considered waived as to that offer; provided, however, that the right of first purchase will be a continuing right as to any subsequent or modified purchase offer, with the exception of third party offers made within one year of the offer to the tenant, at a price that is at least 95% of the purchase price in the tenant offer and provided completion of the sale occurs within 18 months of the offer to the tenant. The foregoing right of first purchase will be inapplicable to a transfer of the mortgaged property upon foreclosure of the related mortgage, a transfer upon a deed in lieu of foreclosure, or any other enforcement action under the mortgage.

Other Financing.    In the case of the underlying mortgage loans described under ‘‘Description of the Mortgage Pool— Loan Combinations’’ above in this prospectus supplement, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See ‘‘Risk Factors —Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this prospectus supplement and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One New York Plaza Mortgage Loan’’ and ‘‘Description of the Mortgage Pool—Loan Combinations’’ above.

Except as disclosed under this ‘‘—Other Financing’’ subsection, including as described in the second succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. ‘‘Mezzanine debt’’ is debt secured by the principal’s direct ownership interest in a related borrower, and the affiliate debt referred to in this ‘‘—Other Financing’’ section is secured by an entity’s indirect ownership interest in a related borrower.

With respect to the One Federal Street Mortgage Loan, which mortgage loan represents 13.2% of the Initial Mortgage Pool Balance and 16.7% of the Initial Loan Group No. 1 Balance, respectively, there is mezzanine financing secured by pledges of 100% of the direct and indirect equity interests in the related borrower in the maximum principal amount of $136,500,000 as further described under ‘‘—Significant Underlying Mortgage Loans—The One Federal Street Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

With respect to the Chatsworth Park Apartments Mortgage Loan, which mortgage loan represents 4.3% of the Initial Mortgage Pool Balance and 20.5% of the Initial Loan Group No. 2 Balance, respectively, there are three mezzanine loans secured by a pledge of 100% of the direct and indirect equity interests in the related borrowers in the amount of $14,279,125, as further described under ‘‘—Significant Underlying Mortgage Loans—The Chatsworth Park Apartments Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

With respect to the Rivergate Plaza Mortgage Loan, which mortgage loan represents 3.0% of the Initial Mortgage Pool Balance and 3.7% of the Initial Loan Group No. 1 Balance, respectively, there is mezzanine financing secured by a pledge of 100% of the equity interests in the related borrower in the amount of $18,000,000 as further described under ‘‘—Significant Underlying Mortgage Loans—The Rivergate Plaza Mortgage Loan—Affiliate Debt’’ in this prospectus supplement.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as AMLI of North Dallas, securing 1.4% of the Initial Mortgage Pool Balance and 6.5% of the Initial Loan Group No. 2 Balance, there is mezzanine financing secured by a pledge of 100% of the equity interests in the related borrower in the amount of $5,362,000. The related intercreditor agreement provides that (i) the mezzanine lender is restricted in its ability to transfer the mezzanine loan, (ii) that any foreclosure of the mezzanine loan must comply with relevant rating agency requirements, (iii) that the mezzanine loan documents can be modified in certain ways without the consent of the mortgage lender, and (iv) the mezzanine lender will have certain cure and purchase rights with respect to the mortgage loan.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Belmont at Cowan Place and Ashton Woods Apartments, securing 1.7% and 1.2% respectively of the Initial Mortgage Pool Balance and 7.9% and 5.8% respectively of the Initial Loan Group No. 2 Balance, there are three mezzanine loans relating to each borrower secured by a pledge of 100% of the direct and indirect equity interests in each related borrower in the amounts of $6,251,000 and $7,454,688, respectively. The related intercreditor agreements provide that (i) the mezzanine lender is restricted in its ability to transfer the mezzanine loan, (ii) that any foreclosure of the mezzanine loan must comply with relevant rating agency requirements, (iii) that the mezzanine loan documents can be modified in certain ways without the consent of the mortgage lender, and (iv) the mezzanine lender will have certain cure and purchase rights with respect to the mortgage loan.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this prospectus supplement, those mortgage loans, collectively representing 9.3% of the Initial Mortgage Pool Balance, 11.2% of the Initial Loan Group No. 1 Balance, and 2.1% of the Initial Loan Group No. 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

•	consent of the mortgage lender;

•	satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified amount;

•	subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

•	confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Maximum Combined LTV Ratio Permitted(1)	Minimum Combined DSCR Permitted(2)
Lock Building	22,000,000	85.0%	1.15x
Southridge Plaza	18,200,000	80.0%	1.20x
Holiday Inn Express Hotel & Suites King of Prussia	12,950,000	(1)	(2)
Wilmington Portfolio	12,730,000	(1)	(2)
2802 Bloomington Road	8,854,000	90.0%	1.00x
The Pointe Apartments	8,550,000	90.0%	1.10x
70 Reems Creek	7,522,000	90.0%	1.00x
Smithfield Plaza Shopping Center	7,100,000	85.0%	1.15x
Town & Country Plaza	6,900,000	85.0%	1.15x
4349 Avery Drive	6,425,000	90.0%	1.00x
Walgreens – Roselle	5,742,000	90.0%	1.00x
CVS – Maynard	5,596,000	90.0%	1.00x
100 Rockwell Drive	5,202,000	90.0%	1.00x
101 Reliance Road	5,095,000	90.0%	1.00x
Walgreens – Saraland	5,079,000	90.0%	1.00x
Sangaree Plaza	5,000,000	85.0%	1.15x
Walgreens – Crest Hill	4,926,000	N/A	1.00x
Perimeter Square	4,500,000	85.0%	1.15x
Walgreens – Antioch	4,425,000	90.0%	1.00x
Tri-County Bi-Lo	4,300,000	85.0%	1.15x
Holiday Inn Express Frazer – Malvern	4,070,000	(1)	(2)
Walgreens – Decatur	4,003,000	90.0%	1.00x
CVS – Waynesville	3,966,000	90.0%	1.00x
Berkley Center	3,800,000	85.0%	1.15x
Walgreens – Long Beach	3,662,000	90.0%	1.00x
Chambers Point Shopping Center	2,800,000	90.0%	1.15x
Foothill Green Shopping Center	1,500,000	90.0%	1.15x

(1)	The combined LTV of the mortgage loan and all mezzanine loans can be no greater than the LTV of the mortgage loan upon the origination date thereof.

(2)	The combined DSCR of the mortgage loan and all mezzanine loans for the twelve full calendar months immediately preceding the date of determination can be no less than the actual DSCR of the mortgage loan for the twelve full calendar months immediately preceding the origination date thereof.

While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See ‘‘Risk Factors—Risks Relating to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property’’ in this prospectus supplement.

Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Indian Springs Apartments, securing 0.6% of the Initial Mortgage Pool Balance and 2.9% of the Initial Loan Group No. 2 Balance, there is unsecured debt outstanding in the amount of $2,105,919. There is a subordination agreement in favor of the lender with respect to this debt.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

Zoning and Building Code Compliance.    In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•	determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

See ‘‘Risk Factors—Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures’’ in this prospectus supplement. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this prospectus supplement, and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements.

However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Lockboxes.    One hundred thirty-six (136) mortgage loans that we intend to include in the trust, representing approximately 98.0% of the Initial Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

Type of Lockbox	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Hard	24	47.2%
Springing Hard	30	10.4%
Soft	3	6.3%
Springing Soft	79	34.1%

•	Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Hard/Hotel Lockbox. With respect to hospitality properties only, cash or ‘‘over-the-counter’’ receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay the items described in clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Springing Hard Lockbox. Either—

1.	income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

2.	a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.

•	Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

•	Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

1.	a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

2.	a failure to meet a specified debt service coverage ratio; and/or

3.	an event of default under the mortgage loan.

Property, Liability and Other Insurance.    Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

2.	the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

•	if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

2.	the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

4.	the full insurable replacement cost of the improvements located on the mortgaged real property;

•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months (or 6 months with respect to the 888 Seventh Avenue Mortgage Loan).

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties (except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Twenty-nine (29) of the mortgaged real properties, securing 13.5% of the Initial Mortgage Pool Balance, 9.0% of the Initial Loan Group No. 1 Balance, and 30.5% of the Initial Loan Group No. 2 Balance, respectively, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See ‘‘Risk Factors—Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses’’ in the accompanying base prospectus.

The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2006-C4 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged real property.

Assessments of Property Condition

Property Inspections.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

Appraisals.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

Environmental Assessments.    With respect to each of the mortgaged real properties securing the underlying mortgage loans, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or conducted a transaction screen, as described under ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this prospectus supplement.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this prospectus supplement for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

Environmental Insurance.    As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

1.	With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a ‘‘pollution condition’’ is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

2.	If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

3.	If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See ‘‘—Property, Liability and Other Insurance’’ above.

The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

Engineering Assessments.    In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm’s estimated cost of the recommended repairs, corrections or replacements to assure their completion.

Assignment of the Underlying Mortgage Loans

On or before the Issue Date, we will acquire, pursuant to one or more mortgage loan purchase agreements—

•	Ninety (90) mortgage loans, with an aggregate cut-off date principal balance of $1,629,747,518, from the Lehman Mortgage Loan Seller, and

•	Fifty-five (55) mortgage loans, with an aggregate cut-off date principal balance of $352,583,006, from the UBS Mortgage Loan Seller.

We will transfer to the trustee, for the benefit of the series 2006-C4 certificateholders, all of the mortgage loans that we so acquire from the Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller.

In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording; and

•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a ‘‘marked-up’’ commitment for title insurance or a pro forma policy;

provided that, in the case of the 888 Seventh Avenue Mortgage Loan, the UBS Mortgage Loan Seller will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2006-C4 certificateholders and, in the case of a Loan Combination, also for the benefit of the related Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

The above loan documents, among others, with respect to the 888 Seventh Avenue Mortgage Loan (with the exception of the original mortgage notes evidencing the 888 Seventh Avenue Mortgage Loan) have been delivered to the trustee under the series 2006-C1 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the 888 Seventh Avenue Senior Note A-1 Non-Trust Loan.

The trustee may appoint, at the trustee’s expense, one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2006-C4 pooling and servicing agreement. The trustee may enter into an agreement to appoint a custodian which is not the trustee, so long as that agreement: (a) is consistent with the series 2006-C4 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2006-C4 pooling and servicing agreement; (b) provides that if the trustee no longer acts in the capacity of trustee hereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under the subject agreement or, alternatively, may terminate that agreement without cause and without payment of any penalty or termination fee; and (c) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent that such indemnification would be permitted for any other agent of the trustee. See ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2006-C4 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2006-C4 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. LaSalle itself will act as initial custodian on behalf of the trustee. See ‘‘Transaction Participants—The Trustee’’ in this prospectus supplement for a discussion of the procedures to be employed by LaSalle in connection with the safekeeping and preservation of the documents with respect to the underlying mortgage loans.

If, as provided in the series 2006-C4 pooling and servicing agreement—

•	any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered,

•	we or the UBS Mortgage Loan Seller, as applicable, are notified of the missing document, and

•	either (a) we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a document omission that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2006-C4 certificates, and (ii) with respect to any notice of a document omission that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then the omission will constitute a ‘‘Material Document Omission’’ as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Within a specified period following the later of—

•	the Issue Date, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, and the UBS Mortgage Loan Seller, in the case of the UBS Mortgage Loans, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage Loan (other than the Outside Serviced Trust Mortgage Loan), and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan, only the documents required to be included in the related Servicing File for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) are reasonably necessary for the ongoing administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2006-C4 pooling and servicing agreement, and (c) are in our possession or under our control or in the possession or under the control of the UBS Mortgage Loan Seller, as applicable; provided that neither we nor the UBS Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, within approximately 18 months of the date of the certification referred to in the preceding sentence, then neither we nor the UBS Mortgage Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

Representations and Warranties

As of the Issue Date, and subject to certain exceptions (including, without limitation, any conflicting disclosure contained in this prospectus supplement), we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

•	The information pertaining to the mortgage loan set forth in the mortgage loan schedule attached to the series 2006-C4 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

•	To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

•	The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

•	The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property; and there is no requirement for future advances thereunder.

•	The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors’ rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the lender’s realization of the principal benefits and/or security provided by the subject agreement or instrument.

•	Subject to the exceptions and limitations on enforceability set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

•	The assignment of each related mortgage instrument in favor of the trustee (or, in the case of the 888 Seventh Avenue Mortgage Loan, the trustee under the series 2006-C1 pooling and servicing agreement) constitutes the legal, valid, binding and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable assignment of that mortgage instrument to the trustee.

•	Each related mortgage instrument is a valid and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

•	All taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

•	To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

•	A nationally recognized title insurance company has issued an ALTA (or its equivalent) lender’s title insurance policy insuring that the mortgage is a valid first lien on the mortgaged real property subject only to Permitted Encumbrances.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure or is required to restore the premises or a related sponsor has agreed to be responsible for certain losses due to windstorm or certain acts of terrorism, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the lender may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

•	Other than payments due but not yet 30 days or more delinquent, to the actual knowledge of the representing party, no material default, breach, violation or event of acceleration exists under the related mortgage loan documents, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration exists under any of such documents.

•	As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

•	Subject to certain identified exceptions, the related mortgage loan documents do not provide for or permit, without the prior written consent of the holder of the related mortgage note or the satisfaction of certain conditions in the related mortgage, any related mortgaged real property or any direct controlling interest in the borrower to secure any other promissory note or debt (other than another mortgage loan in the trust or a non-trust loan which is part of a Loan Combination).

•	One or more environmental site assessments, or updates thereof were performed with respect to each the mortgaged real property during the 12-month period preceding the cut-off date and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then such report also identifies one or more factors mitigating such circumstances. Additionally, the borrower has represented and warranted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the mortgaged real property, any hazardous materials in any manner which violates applicable environmental laws.

•	The related mortgage loans documents require the borrower to comply with applicable environmental laws.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

•	The mortgage loan documents do not provide for any contingent interest in the cash flow of the related mortgaged real property.

•	Subject to certain identified exceptions, the related mortgage loan contains provisions for the acceleration thereof if, without the prior written consent of the lender, confirmation from the applicable rating agencies that the ratings assigned to the series 2006-C4 certificates will not be withdrawn, qualified or downgraded and/or the satisfaction of certain conditions, any related mortgaged real property, or any direct controlling interest in the borrower is directly encumbered in connection with subordinate financing. Subject to certain identified exceptions, the representing party has not consented to such subordinate financing. To the representing party’s knowledge, subject to certain identified exceptions, the related mortgaged real property is not encumbered in connection with subordinate financing and none of the direct controlling equity holders in the related borrower have incurred debt secured by such interest in the related borrower.

•	Subject to certain identified exceptions, and except with respect to transfers of certain non-controlling and/or minority interests in the related borrower as specified in the related mortgage loan documents or with respect to transfers of interests in the related borrower between affiliates, principals and/or immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related borrower, the mortgage loan documents contains provisions for the acceleration of the mortgage loan if any related mortgaged real property or interest therein is directly or indirectly transferred or sold without the prior written consent of the lender, rating agency confirmation, or the satisfaction of certain conditions.

•	Subject to certain identified exceptions, none of the material terms of the mortgage loan documents have been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgage lender, and no material portion of the mortgaged real property has been released from the lien of the related mortgage.

•	The related mortgage loan documents do not provide for the release from the lien of the mortgage of any material portion of the related mortgaged real property that is necessary to the operation of such mortgaged real property or was given material value in the underwriting of such mortgage loan at origination, without requiring payment of the loan in full, payment of a specified release price, or the delivery of defeasance collateral or acceptable substitute collateral.

•	The borrower has covenanted in the mortgage loan documents to maintain the mortgaged real property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. The representing party has received no notice of any material violation of, to the extent is has not been grandfathered under, such laws, ordinances, rules, covenants and restrictions which is not affirmatively covered by the lender’s title insurance policy.

•	Generally the borrower is obligated by its organizational documents or the related mortgage loan documents or both to be, for the term of the mortgage loan, an entity that is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing such mortgage loan and is prohibited from engaging in any business unrelated to the mortgaged real property, does not have any material assets other than those related to its interest in and operation of the mortgaged real property and may not incur indebtedness other than as permitted by the mortgage loan documents.

•	To the actual knowledge of the representing party, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the borrower or any mortgaged real property the adverse determination of which would materially and adversely affect the value of the mortgaged real property or the ability of the borrower to pay principal, interest or any other amounts due under the mortgage loan.

•	To the actual knowledge of the representing party, the mortgaged real property is not collateral or security for any mortgage loan that is not in the trust, other than a related Non-Trust Loan.

•	None of improvements on the mortgaged real property are located in a flood hazard area as defined by the Federal Insurance Administration, or if any of such improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the borrower is required to maintain flood insurance.

•	One or more engineering assessments, or assessment updates, were performed with respect to the mortgaged real property during the 12-month period preceding the cut-off date and, to the extent the assessments revealed material deficiencies or deferred maintenance the related loan documents provide for reserves, escrows or other security and/or require the borrower to effect repairs.

•	The borrower has represented in the mortgage loan documents that all material licenses, permits and authorizations then required for use of the related mortgaged real property by such borrower, the related lessee, franchisor or operator were issued and were then valid and in full force and effect.

•	If the mortgage loan is secured in whole or in material part by the interest of the borrower as a lessee under a ground lease but not by the fee interest in that property, then, subject to certain identified exceptions: (a) the ground lease or a memorandum thereof has been recorded; (b) all lessor consents required for the operation of the leasehold mortgage have been or will be obtained; (c) upon a foreclosure of the leasehold mortgage, the ground lease can be assigned to the lender; (d) the ground lease cannot be modified without the lender’s consent; (e) the ground lease is in full force and effect; (f) to the actual knowledge of the representing party, there are no current material defaults under the ground lease; (g) the ground lease—or an estoppel or consent letter—requires notices of default to be delivered to the lender; (h) the lender can enter a new ground lease if the current ground lease is terminated, provided the lender cures any then-existing defaults; (i) the lender will have an opportunity to cure lessee defaults; (j) the ground lease has a current term—including options—which exceeds the mortgage loan maturity date.

•	If the mortgage loan is secured by the interest of the related borrower under a ground lease and also by the fee interest in the same property, then the fee mortgage is a first lien on such fee interest, subject only to Permitted Encumbrances.

•	The mortgaged real property currently does, or, within a time period specified in the mortgage loan documents, constitutes, or will constitute one or more complete separate tax lots.

•	If the mortgage loan permits defeasance, the mortgage loan documents require the borrower to pay all reasonable costs associated with the defeasance thereof, and provide either that the lender consent in advance, the borrower comply with the requirements set forth therein for defeasance, or defeasance not occur prior to the second anniversary of the Issue Date and then with defeasance collateral consisting of Government Securities sufficient to make all scheduled payments under the mortgage note or, for a partial defeasance, to make all scheduled payments under the mortgage note equal to at least 100% of the allocated loan amount for the portion of the mortgaged real property being released.

•	As of origination, the mortgaged real property is free and clear of mechanics’ and materialmen’s liens that are not bonded, insured against or escrowed for, and no claims exist that under law could give rise to any such lien that would be prior or equal to the lien of the mortgage unless affirmatively covered by the lender’s title insurance policy in any jurisdiction where such coverage is available.

If, as provided in the series 2006-C4 pooling and servicing agreement—

•	there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller,

•	we or the UBS Mortgage Loan Seller, as applicable, are notified of the breach, and

•	either (a) we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such breach materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a breach that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2006-C4 certificates, and (ii) with respect to any notice of a breach that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then that breach will be a ‘‘Material Breach’’ as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Cures and Repurchases

If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under ‘‘—Representations and Warranties’’ above, or if there exists a Material Document Omission with respect to any Lehman Mortgage Loan or UBS Mortgage Loan, as discussed under ‘‘—Assignment of the Underlying Mortgage Loans’’ above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

•	to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

•	at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), in the event such party determines that such Material Breach or Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if 95% or more of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document Omission is not capable of being cured, or

•	to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.	all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances made under the series 2006-C4 pooling and servicing agreement with respect to that mortgage loan, plus

4.	all unpaid interest accrued on advances made under the series 2006-C4 pooling and servicing agreement with respect to that mortgage loan, plus

5.	subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2006-C4 pooling and servicing agreement).

The time period within which we or the UBS Mortgage Loan Seller must complete that cure or repurchase will generally be limited to either (a) 90 days following the date on which we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) 60 days after an arbitration panel makes a binding determination that, in the case of (a) or (b), as applicable, a Material Breach or a Material Document Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (in the case of clause (a) above in this paragraph) or 45 days (in the case of clause (b) above in this paragraph), or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents, to complete that cure or repurchase.

If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2006-C4 controlling class representative so consents, then we or the UBS Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

•	the application of remedies.

The cure/payment/repurchase obligations of us and the UBS Mortgage Loan Seller described above will constitute the sole remedies available to the series 2006-C4 certificateholders in connection with a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust.

In addition, in the event that the borrower with respect to a mortgage loan that is included in an individual loan REMIC notifies the master servicer that it intends to defease such mortgage loan on or before the second anniversary of the Issue Date, the related mortgage loan seller is required to repurchase that mortgage loan at a purchase price equal to (a) the purchase price that would be applicable in connection with a repurchase as a result of a Material Breach and (b) the amount, if any, by which the proceeds from any cash defeasance deposit by the borrower exceeds the amount described in clause (a) of this sentence, in any event prior to the defeasance or, if the defeasance has occurred, as soon as reasonably practicable after that mortgage loan seller has been made aware of it. However, no yield maintenance payment will be made if the borrower delivers securities to effect the defeasance rather than cash to purchase those securities or if the amount of cash delivered does not exceed the amount described in clause (a) of the preceeding sentence.

In connection with the enforcement of any cure/payment/repurchase obligations of us or the UBS Mortgage Loan Seller, as applicable, relating to a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust, the parties to the series 2006-C4 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have agreed that any claims with respect thereto are to be resolved through non-binding mediation and, if an agreement with respect to the subject Material Breach or a Material Document Omission is not reached through non-binding mediation after a period of approximately 90 days following the commencement thereof, then through a binding arbitration proceeding conducted in accordance with the terms of the pooling and servicing agreement, the applicable mortgage loan purchase agreement and the American Arbitration Association Rules for Large Complex Disputes. We and the UBS Mortgage Loan Seller, as applicable, and the other parties to the series 2006-C4 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have waived the right to resolve any claim related to the enforcement of any cure/payment/repurchase obligations of us or the UBS Mortgage Loan Seller, as applicable, in connection with a Material Breach or a Material Document Omission through the judicial process.

Further, no other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission or a defeasance occurring prior to the second anniversary of the Issue Date, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

A copy of the series 2006-C4 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 2006-C4 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 2006-C4 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

TRANSACTION PARTICIPANTS

The Issuing Entity

The issuing entity with respect to the series 2006-C4 certificates will be the LB-UBS Commercial Mortgage Trust 2006-C4, a common law trust created under the laws of the State of New York pursuant to the series 2006-C4 pooling and servicing agreement. LB-UBS Commercial Mortgage Trust 2006-C4 is sometimes referred to in this prospectus supplement as the ‘‘trust’’ or the ‘‘trust fund.’’ We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2006-C4 certificates being issued to us or at our direction.

The trust’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the series 2006-C4 pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 2006-C4 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 2006-C4 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’

The Depositor

The depositor is Structured Asset Securities Corporation II, a Delaware corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See ‘‘The Depositor’’ in the accompanying base prospectus.

The Sponsors

Lehman Brothers Holdings Inc.    Lehman Brothers Holdings Inc. will act as co-sponsor of the series 2006-C4 transaction. Lehman Brothers Holdings Inc., a Delaware corporation (‘‘LBHI’’), was founded in 1850 and its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

LBHI, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. LBHI has been engaged in the securitization of assets since 1987 and in the securitization of multifamily and commercial mortgage loans since 1991. LBHI and its affiliates securitized approximately (a) $9.0 billion of multifamily and commercial mortgage loans during fiscal year 2003, (b) $9.7 billion of multifamily and commercial mortgage loans during fiscal year 2004, and (c) $11.4 billion of commercial mortgage loans during fiscal year 2005.

LBHI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since 1994. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by LBHI and its affiliates have been originated, directly or through correspondents, by LBHI or an affiliate.

For further information about LBHI and its affiliates, the general character if its business, its securitization program and a general discussion of LBHI’s procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see ‘‘The Sponsor’’ in the accompanying base prospectus.

UBS Real Estate Investments Inc.    UBS Real Estate Investments Inc. will also act as co-sponsor of the series 2006-C4 transaction. UBS Real Estate Investments Inc., a Delaware corporation (‘‘UBSREI’’), has its executive offices located at 1251 Avenue of the Americas, 22nd Floor, New York, New York 10020, U.S.A. UBSREI’s predecessor entity was founded in 1994.

General Character of UBSREI’s Business.    UBSREI, together with its affiliates, engages in real estate acquisitions and finance, including mortgage-backed securitizations and other structured financing arrangements. UBSREI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000. UBSREI securitized approximately (a) $2.9 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2003, (b) $2.7 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2004, and (c) in excess of $4.0 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2005 and to date. The statistics set forth in (a), (b) and (c) of the previous sentence do not include whole loan sales or stand-alone securitizations outside the LB-UBS program. In addition to its securitization program with Lehman Brothers, UBSREI acquires commercial real estate and originates fixed and floating rate mortgage loans and mezzanine loans to be held in a portfolio. Most of the commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

UBSREI is an indirect subsidiary of UBS AG. UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSREI’s Securitization Program.    UBSREI engages in mortgage securitizations and other structured financing arrangements. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000.

UBSREI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. UBSREI, its affiliates and its predecessor entity have been engaged in the origination of commercial mortgage loans since 1994. The commercial mortgage loans originated and securitized by UBSREI and its affiliates include both small balance and large balance fixed-rate and floating-rate loans. Most of the more recent commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

In addition, in the normal course of its securitization program, UBSREI and its affiliates, may also acquire mortgage assets from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by UBSREI or any of its affiliates. The related trust fund may include mortgage loans originated by one or more of these third parties.

UBSREI and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on certain criteria established or reviewed by UBSREI, and UBSREI or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, UBSREI or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Pursuant to a mortgage loan purchase agreement, UBSREI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or pay a loss of value amount with respect to the subject defect or breach, as the case may be. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ in this prospectus supplement.

Underwriting Standards.    Set forth below is a discussion of certain general underwriting guidelines of UBSREI with respect to multifamily and commercial mortgage loans originated by UBSREI. In the case of a multifamily or commercial mortgage loan originated by UBSREI through a correspondent, that correspondent generally collects certain relevant information for analysis by UBSREI, and assists in the origination of the subject mortgage loan on documents approved by UBSREI. The underwriting guidelines described below generally do not apply to mortgage loans acquired by UBSREI or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of commercial mortgage properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

A.    Loan Analysis:    UBSREI generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBSREI’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.

B.    Loan Approval:    Prior to commitment, all multifamily and commercial mortgage loans to be originated by UBSREI must be approved by a loan committee which includes senior personnel from UBSREI or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.    Debt Service Coverage Ratio:    UBSREI’s underwriting includes a calculation of the Debt Service Coverage Ratio (the ‘‘DSCR’’) in connection with the origination of a loan. The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSREI and payments on the loan based on actual principal and/or interest due on the loan.

However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSREI may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and the related tenant will take occupancy and commence paying rent on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates to tenants that will take occupancy and commence paying rent;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

D.    Loan-to-Value Ratio: UBSREI’s underwriting also generally includes a calculation of the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in connection with the origination of the mortgage loan. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

E.    Additional Debt: Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSREI will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described under ‘‘—Loan-to-Value Ratio’’ may be higher based on the inclusion of the amount of any such additional debt.

F.    Assessments of Property Condition: As part of the underwriting process, UBSREI will obtain the property assessments and reports described below.

(1)	Appraisals: UBSREI will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBSREI may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)	Environmental Assessment: UBSREI will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBSREI may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSREI might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSREI or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSREI may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3)	Engineering Assessment: In connection with the origination process, UBSREI will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBSREI will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)	Seismic Report: If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, UBSREI may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, UBSREI may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

G.    Zoning and Building Code Compliance: In connection with the origination of a multifamily or commercial mortgage loan, UBSREI will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

H.    Escrow Requirements: Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSREI may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBSREI conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSREI. Furthermore, UBSREI may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Underwriting Standards’’ section, the depositor may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, UBSREI’s underwriting guidelines. In addition, in some cases, UBSREI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

Mortgage Loan Sellers

LBHI, or an affiliate thereof, and UBSREI are the mortgage loan sellers for the series 2006-C4 securitization transaction. LBHI is our affiliate and an affiliate of Lehman Brothers Inc. UBSREI is an affiliate of UBS Securities LLC. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ for further information on our acquisition of the underlying mortgage loans.

The Servicers

General.    The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2006-C4 pooling and servicing agreement, and are described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus. In addition, as permitted under the series 2006-C4 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, in each case as of the cut-off date aggregating less than 10% of the Initial Mortgage Pool Balance, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Sub-Servicers’’ in this prospectus supplement.

The Initial Master Servicer.    Wachovia Bank, National Association (‘‘Wachovia’’) will be the master servicer under the series 2006-C4 pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on EnableUs (formerly known as McCracken) Strategy software, and Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of March 31, 2006
By Approximate Number	10,015	15,531	17,641	18,233
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5	$197.8

Within this portfolio, as of March 31, 2006, are approximately 15,811 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $168.4 billion related to commercial mortgage-backed securities. In addition to servicing loans related to commercial mortgage-backed securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of May 31, 2006 were located in all 50 states, the District of Columbia, Guam, Mexico, Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB) *	Outstanding Advances (P&I and PPA) *	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the UBS Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are A-1+ by S&P, P-1 by Moody’s, F1+ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the series 2006-C4 pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

•	provision of Strategy and Strategy CS software

•	identification, classification, imaging and storage of documents

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance

•	entry of rent roll information and property performance data from operating statements

•	tracking and reporting of flood zone changes

•	tracking, maintenance and payment of rents due under ground leases

•	abstracting of insurance requirements contained in loan documents

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

•	abstracting of leasing consent requirements contained in loan documents

•	legal representation

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

•	maintenance and storage of letters of credit

•	tracking of anticipated repayment dates for loans with such terms

•	reconciliation of deal pricing, tapes and annexes prior to securitization

•	entry of new loan data and document collection

•	initiation of loan payoff process and provision of payoff quotes

•	printing, imaging and mailing of statements to borrowers

•	performance of property inspections

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

•	review of financial spreads performed by sub-servicers

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

•	performance of UCC searches and filing of UCCs

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Accounts’’ in this prospectus supplement within the time required by the Series 2006-C4 Pooling and Servicing Agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the series 2006-C4 certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this prospectus supplement concerning Wachovia has been provided by it.

Wachovia is also the master servicer under the series 2006-C1 pooling and servicing agreement, which governs the servicing of the 888 Seventh Avenue Loan Combination.

The Initial Special Servicer.

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the mortgage pool. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2006-C4 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to over 160 as of August 31, 2005. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 102 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; and (e) 136 domestic CMBS pools as of August 31, 2005, with a then current face value in excess of $131 billion. Additionally, LNR Partners has resolved over $23 billion of U.S. commercial and multifamily loans over the past 13 years, including $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $1.1 billion of U.S. commercial and multifamily mortgage loans during the period of January 1 through August 31, 2005.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of May 31, 2005, LNR Partners had 159 employees responsible for the special servicing of commercial real estate assets. As of August 31, 2005, LNR Partners and its affiliates specially service a portfolio which included approximately 16,000 assets in the 50 states and in Europe with a then current face value in excess of $146 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2006-C1 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the relevant servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2006-C4 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-C4 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-C4 certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standards set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in six commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2006-C4 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee, any originator of any of the underlying mortgage loans identified in this prospectus supplement, or the borrower or the property related to the One Federal Street Mortgage Loan or the One New York Plaza Mortgage Loan.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the series 2006-C4 certificates. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates. The information set forth in this prospectus supplement concerning LNR Partners and LNR has been provided by it.

LNR Partners is also the special servicer under the series 2006-C1 pooling and servicing agreement, which governs the servicing of the 888 Seventh Avenue Loan Combination.

The Trustee

LaSalle Bank National Association, a national banking association (‘‘LaSalle’’), will act as trustee under the series 2006-C4 pooling and servicing agreement, on behalf of the series 2006-C4 certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—LB-UBS Commercial Mortgage Trust 2006-C4 or at such other address as the trustee may designate from time to time.

LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee on over 640 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of April 30, 2006, LaSalle’s portfolio of commercial mortgage-backed securities transactions for which it currently serves as trustee numbers 425 with an outstanding certificate balance of approximately $271.5 billion.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2006-C4 pooling and servicing agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle Bank National Association and UBSREI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to UBSREI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by UBSREI to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and Lehman Brothers Bank, FSB (‘‘LBB’’), an affiliate of LBHI (LBB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Lehman for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by Lehman to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2006-C4 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to series 2006-C4 certificateholders and prepare a monthly statement to series 2006-C4 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2006-C4 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2006-C4 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

In addition to having express duties under the series 2006-C4 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2006-C4 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2006-C4 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the ‘‘prudent person’’ standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2006-C4 pooling and servicing agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

LaSalle is also the trustee under the series 2006-C1 pooling and servicing agreement, which governs the administration of the 888 Seventh Avenue Loan Combination.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., one of the underwriters with respect to this offering. Lehman Brothers Inc. is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc., the co-sponsor and one of the mortgage loan sellers. In general, one of our affiliates and an affiliate of Lehman Brothers Holdings Inc. is also the originator with respect to the underlying mortgage loans contributed to the trust by the Lehman Mortgage Loan Seller. See also ‘‘The Transaction Participants—The Depositor,’’ ‘‘—The Sponsor’’ and ‘‘—The Originators’’ in the accompanying base prospectus.

UBS Real Estate Investments Inc., the co-sponsor and one of the mortgage loan sellers, is an affiliate of UBS Securities LLC, one of the underwriters with respect to the offered certificates. In addition, some of the mortgage loans contributed to the trust by the UBS Mortgage Loan Seller were originated by the UBS Mortgage Loan Seller or its affiliates, directly or through correspondents. See also ‘‘Transaction Participants—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers’’ and ‘‘Summary of Prospectus Supplement—Relevant Parties—Underwriters’’ in this prospectus supplement.

Lehman Brothers Holdings Inc. or an affiliate thereof is an indirect owner of 25% of the equity interests in the borrower under the One Federal Street Mortgage Loan, which mortgage loan represents 13.2% of the Initial Mortgage Pool Balance. See also ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Federal Street Mortgage Loan—The Borrower and Sponsor’’

The trustee has entered into separate custodial agreements with each of UBS Real Estate Investments Inc. and Lehman Brothers Bank, FSB, an affiliate of Lehman Brothers Holdings Inc. (Lehman Brothers Bank, FSB and Lehman Brothers Holdings Inc., collectively, for purposes of this paragraph, ‘‘Lehman’’) whereby the trustee, for consideration, provides custodial services to each of UBS Real Estate Investments Inc. and Lehman for certain commercial mortgage loans originated or purchased by UBS Real Estate Investments Inc. or Lehman, as the case may be. Pursuant to these custodial agreements, the trustee is currently providing custodial services for most of the mortgage loans to be sold by each of UBS Real Estate Investments Inc. and Lehman to the Depositor in connection with this securitization. See also ‘‘Transaction Participants—The Trustee’’ in this prospectus supplement.

The master servicer may enter into agreements with certain firms, including without limitation, the transaction participants of the 2006-C4 securitization transaction, to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans, which may include, without limitation, the underlying mortgage loans. See also ‘‘Transaction Participants—The Servicers’’ in this prospectus supplement.

THE SERIES 2006-C4 POOLING AND SERVICING AGREEMENT

General

The parties to the series 2006-C4 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2006-C4 pooling and servicing agreement will govern, among other things:

•	the issuance of the series 2006-C4 certificates;

•	the formation of the issuing entity;

•	the transfer of the initial trust assets to the issuing entity;

•	the retention of the trust assets on behalf of the series 2006-C4 certificateholders; and

•	the servicing and administration of the mortgage loans in the trust (other than the Outside Serviced Trust Mortgage Loan), as well as the servicing and administration of (a) the Serviced Non-Trust Loan, and (b) any REO Properties acquired by the special servicer on behalf of the series 2006-C4 certificateholders and, if and when applicable, the related Serviced Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action.

Because the One New York Plaza Loan Combination, the Two Penn Center Loan Combination, the Seven Corners Loan Combination and the Palm Lake Apartments Loan Combination are to be serviced and administered under the series 2006-C4 pooling and servicing agreement, while the 888 Seventh Avenue Loan Combination is subject to other servicing arrangements, we have adopted the use of the following terms:

•	‘‘Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under the series 2006-C4 pooling and servicing agreement. The One New York Plaza Loan Combination, the Two Penn Center Loan Combination, the Seven Corners Loan Combination and the Palm Lake Apartments Loan Combination are the Serviced Loan Combinations.

•	‘‘Serviced Non-Trust Loan’’ refers to a Non-Trust Loan that is part of the Serviced Loan Combination. The One New York Plaza Non-Trust Loan, the Two Penn Center Non-Trust Loan, the Seven Corners Non-Trust Loan and the Palm Lake Apartments Non-Trust Loan are the Serviced Non-Trust Loans.

•	‘‘Serviced Non-Trust Loan Noteholder’’ refers to the holder of a Serviced Non-Trust Loan.

•	‘‘Outside Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under a servicing agreement other than the series 2006-C4 pooling and servicing agreement. The 888 Seventh Avenue Loan Combination, which is being serviced and administered under the series 2006-C1 pooling and servicing agreement and not under the series 2006-C4 pooling and servicing agreement, is the only Outside Serviced Loan Combination.

•	‘‘Outside Serviced Trust Mortgage Loan’’ refers to the underlying mortgage loan that is part of the Outside Serviced Loan Combination. The 888 Seventh Avenue Mortgage Loan is the only Outside Serviced Trust Mortgage Loan.

The following summaries describe some of the material provisions of the series 2006-C4 pooling and servicing agreement. In addition, see ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ and ‘‘Description of the Offered Certificates’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus.

Overview of Servicing

The series 2006-C4 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans (except to the extent provided in the series 2006-C4 pooling and servicing agreement and other than the Outside Serviced Trust Mortgage Loan) and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with:

•	any and all applicable laws;

•	the express terms of the series 2006-C4 pooling and servicing agreement;

•	the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements; and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each mortgage loan in the trust (including the Non-Pooled Portion of each Split Mortgage Loan, but excluding the Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan—

•	as to which no Servicing Transfer Event has occurred, or

•	that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust (including, if applicable, the Non-Pooled Portion of each Split Mortgage Loan, but excluding, if applicable, the Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan, as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event, and any related REO Properties.

Despite the foregoing, the series 2006-C4 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to the Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Loan Combination) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Loan Combination). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Trust Mortgage Loan) in the trust and the Serviced Non-Trust Loan. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2006-C4 pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2006-C4 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of ‘‘Servicing Transfer Event’’ in the glossary to this prospectus supplement.

In general, the occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination. However, if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event may occur with respect thereto.

In general, the Serviced Non-Trust Loans will be serviced and administered under the series 2006-C4 pooling and servicing agreement as if each such Serviced Non-Trust Loan was a mortgage loan in the trust.

Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loan will not be serviced under the series 2006-C4 pooling and servicing agreement. Under the terms of the related Co-Lender Agreement, for so long as the 888 Seventh Avenue Senior Note A Non-Trust Loan is part of the Series 2006-C1 Securitization, the 888 Seventh Avenue Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2006-C1 Securitization (subject to replacement of each such party), in accordance with the series 2006-C1 pooling and servicing agreement (or any permitted successor servicing agreement).

The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans in the trust (including the Non-Pooled Portion of each Split Mortgage Loan, but excluding the Outside Serviced Trust Mortgage Loan) under the series 2006-C4 pooling and servicing agreement. For a description of certain of the servicing arrangements for the Outside Serviced Loan Combination, see ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this prospectus supplement.

Sub-Servicers

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The series 2006-C4 pooling and servicing agreement will permit each of the master servicer and, with the consent of the series 2006-C4 controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2006-C4 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the series 2006-C4 pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the series 2006-C4 pooling and servicing agreement and, with limited exceptions, provides for events of default with respect to the subject sub-servicer substantially the same as those applicable to the master servicer or the special servicer, as the case may be, modified as necessary to apply to the subject sub-servicer’s obligations under that sub-servicing agreement; (b) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2006-C4 pooling and servicing agreement, including by reason of an event of default, the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under that sub-servicing agreement or may terminate that sub-servicing agreement without cause, except that any sub-servicing agreement in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause; (c) provides that the trustee, for the benefit of the series 2006-C4 certificateholders and, in the case of a sub-servicing agreement relating to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), will each be a third-party beneficiary under that sub-servicing agreement; (d) permits any purchaser of an underlying mortgage loan to terminate that sub-servicing agreement with respect to such purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to material modifications, extensions, waivers or amendments of or otherwise take enforcement actions with respect to the subject mortgage loans on behalf of the master servicer or the special servicer, as the case may be, without the consent of the master servicer or special servicer, as the case may be; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2006-C4 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer’s rights to service such underlying mortgage loan for so long as such underlying mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

References in the series 2006-C4 pooling and servicing agreement, and under this ‘‘The Series 2006-C4 Pooling and Servicing Agreement’’ section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be. In connection with the foregoing, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2006-C4 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, those advances will be recoverable by that sub-servicer in the same manner and out of the same funds as if that sub-servicer were the master servicer or the special servicer, as the case may be. The series 2006-C4 pooling and servicing agreement will provide that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2006-C4 pooling and servicing agreement, with that interest to be allocable between the master servicer or the special servicer, as the case may be, and the subject sub-servicer as they may agree. For purposes of the series 2006-C4 pooling and servicing agreement, each of the master servicer and the special servicer will be deemed to have received any payment when a sub-servicer retained by it receives the payment.

The series 2006-C4 pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee, the series 2006-C4 certificateholders and, in the case of a Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2006-C4 pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee, the series 2006-C4 certificateholders and the Serviced Non-Trust Loan Noteholder(s) for the performance of their respective obligations and duties under the series 2006-C4 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

Servicing Compensation and Payment of Expenses

Principal Master Servicing Compensation.    The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage Loan) and each and every Serviced Non-Trust Loan, including each such mortgage loan—

•	that is being specially serviced;

•	as to which the corresponding mortgaged real property has become an REO Property; or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at the related master servicing fee rate,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

The master servicing fee rate with respect to the underlying mortgage loans under the series 2006-C4 pooling and servicing agreement will vary on a loan-by-loan basis and ranges from 0.02% per annum to 0.11% per annum. The weighted average master servicing fee rate for the mortgage pool (excluding the respective Non-Pooled Portions of the Split Mortgage Loans) is 0.023% per annum as of the cut-off date. The master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer and, for purposes of the information presented in this paragraph, the master servicing fee rate (which is 0.01% calculated on an Actual/360 Basis) payable to the series 2006-C1 master servicer with respect to the Outside Serviced Trust Mortgage Loan under the series 2006-C1 pooling and servicing agreement.

Principal Special Servicing Compensation.    The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage Loan) and the Non-Trust Loans will be—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee.    The special servicing fee will be earned with respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged real property has become an REO Property.

In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of 0.25% per annum.

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

Special servicing fees earned with respect to a Serviced Non-Trust Loan may be paid out of collections on the entire subject Loan Combination.

The Workout Fee.    The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of—

•	interest, other than Default Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked out mortgage loan; provided that any workout fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan is worked out with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced—other than for cause—or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2006-C4 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2006-C4 certificateholders.

The Liquidation Fee.    Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan (other than, if applicable, the Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than, if applicable, the Outside Serviced Trust Mortgage Loan or any related REO Property) and Serviced Non-Trust Loan as to which it receives any Liquidation Proceeds. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest; provided that any liquidation fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•	a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

•	the repurchase of any mortgage loan in the trust by us or the UBS Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2006-C4 pooling and servicing agreement, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under ‘‘—Fair Value Option’’ below, unless (a) such purchase occurs more than 90 days after the purchase option arose, and (b) the purchase is by certain specified parties under the series 2006-C4 pooling and servicing agreement;

•	the repurchase of any mortgage loan in an individual loan REMIC in connection with the related borrower’s defeasance of that mortgage loan prior to the second anniversary of the Issue Date, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

•	the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2006-C4 controlling class or the master servicer in connection with the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement;

•	the purchase of a Split Mortgage Loan by the related Split Loan Class Representative, as the case may be, as described under ‘‘—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement, unless (a) such purchase occurs more than 90 days after the purchase option arose and (b) the liquidation fee is actually paid;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid; or

•	the receipt or application of loss of value payments, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement.

In addition, with respect to each Split Mortgage Loan, any liquidation fees payable with respect to the related Non-Pooled Portion will be paid to the special servicer, first, from collections on such Non-Pooled Portion and then from the related Pooled Portion. Any such payment from the Pooled Portion will reduce amounts distributable to holders of the series 2006-C4 certificates.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-C4 certificateholders.

Outside Serviced Loan Combination.    Special servicing fees, liquidation fees and workout fees will be payable with respect to the Outside Serviced Loan Combination in accordance with the applicable governing servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2006-C4 pooling and servicing agreement and may reduce amounts payable to the series 2006-C4 certificateholders, except that any special servicing fee with respect to the Outside Serviced Loan Combination will be calculated at 0.35% per annum and be subject to a monthly minimum of $4,000.

Additional Servicing Compensation.    As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool (but, in the case of the Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow accounts, reserve accounts and/or Loan Combination-specific accounts maintained by the master servicer, in Permitted Investments. See ‘‘—Accounts—Custodial Account’’ below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any investment losses from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See ‘‘—Accounts— REO Account’’ below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loan) and the Serviced Non-Trust Loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2006-C4 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of the

Outside Serviced Trust Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2006-C4 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursable to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

•	to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool—other than late payment charges and Default Interest collected with respect to the subject mortgage loan—and that were not previously reimbursed in accordance with this bullet.

Some or all of the items referred to in the prior paragraph that are collected in respect of the Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2006-C4 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of the Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the Outside Serviced Loan Combination. However, Default Interest and late payment charges allocable to the Outside Serviced Trust Mortgage Loan may be applied, in accordance with the governing servicing agreement, first, to offset interest on servicing advances made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

Prepayment Interest Shortfalls.    The series 2006-C4 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loan) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•	the sum of the following components of the master servicer’s total servicing compensation for that same collection period—

1.	all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

2.	with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2006-C4 certificates on that distribution date as described under ‘‘Description of the Offered Certificates —Payments’’ in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated to or among one or more of the respective interest-bearing classes of the series 2006-C4 certificates, in reduction of the interest payable on those certificates, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this prospectus supplement.

Payment of Expenses.    Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2006-C4 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it in connection with performing its duties under the series 2006-C4 pooling and servicing agreement except as expressly provided therein.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2006-C4 pooling and servicing agreement. In addition, the series 2006-C4 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. See ‘‘—Advances’’ below. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-C4 certificateholders (or, if the subject specially serviced asset is a Loan Combination or any related REO Property, the best interests of the series 2006-C4 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole.

Trustee Compensation

The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one-twelfth of the product of 0.001% multiplied by the total Stated Principal Balance of the entire mortgage pool outstanding immediately prior to the distribution date in that month.

In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See ‘‘—Accounts— Collection Account’’ and ‘‘—Accounts—Interest Reserve Account’’ below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s collection account or interest reserve account.

Advances

Servicing Advances.    Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan under the series 2006-C4 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to the Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2006-C4 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent, if any (and will be reimbursable together with interest thereon at a published prime rate) under the governing servicing agreement for the Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2006-C4 pooling and servicing agreement. See ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this prospectus supplement.

The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2006-C4 pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2006-C4 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

If the master servicer or the special servicer is required under the series 2006-C4 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer with regard to advances by parties other than the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by that party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to the related mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines—or, with regard to advances by parties other than the special servicer, that the special servicer subsequently determines—is not recoverable from expected collections on the related mortgage loan or REO Property, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

Advances of Delinquent Monthly Debt Service Payments.    The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of the Outside Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans in the trust during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

Notwithstanding the foregoing, if the special servicer determines that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to the Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto), then the master servicer will generally reduce the interest portion—but not the principal portion—of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the subject mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction, the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the subject mortgage loan), and the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

In the case of any underlying mortgage loan that is part of a Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of ‘‘Appraisal Reduction Amount’’ set forth in the Glossary to this prospectus supplement.

With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2006-C4 pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2006-C4 certificates on that distribution date.

The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to the Outside Serviced Trust Mortgage Loan.

The master servicer and the trustee will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan—including any specially serviced mortgage loan or any mortgage loan as to which the related mortgaged real property has become an REO Property—that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. The master servicer and the trustee will be required to rely on the special servicer’s determination, and the trustee will be entitled to rely on the master servicer’s determination, that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by such party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to such mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

A monthly debt service payment will be assumed to be due with respect to:

•	each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

Neither the master servicer nor the trustee will be required to make any P&I advance with respect to a Serviced Non-Trust Loan or any of the 888 Seventh Avenue Senior Non-Trust Loans.

Special Considerations Regarding the Reimbursement of Nonrecoverable Advances.    If the master servicer, the trustee or the special servicer reimburses itself out of general collections on the mortgage pool for any advance—including the portion of any P&I advance with respect to the Non-Pooled Portion of a Split Mortgage Loan—that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates), and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C4 certificates (exclusive of the Split Loan Principal Balance Certificates), thereby reducing the payments of principal on the series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates). In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group. However, no amounts that are received with respect to any Split Mortgage Loan and are otherwise payable on the Split Loan Principal Balance Certificates will be available to reimburse, or pay interest on, advances, or to pay Additional Trust Fund Expenses, that relate to any underlying mortgage loan other than that Split Mortgage Loan.

Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance over a period of time (not to exceed 12 months without the consent of the series 2006-C4 controlling class representative), with interest thereon at the prime rate described under ‘‘—Advances—Interest on Advances’’ below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover over time an advance that is nonrecoverable on a loan-specific basis, or not to do so, benefits some classes of series 2006-C4 certificateholders to the detriment of other classes of series 2006-C4 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2006-C4 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2006-C4 certificateholders.

Interest on Advances.    Each of the master servicer, the special servicer and the trustee will be entitled to receive interest on any servicing advances and, except in the case of the special servicer, P&I advances made by it. The interest will accrue on the amount of each servicing advance and P&I advance, and compound annually, for so long as that advance is outstanding, at a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance or P&I advance will generally be payable—

•	first, out of Default Interest and late payment charges on deposit in the master servicer’s collection account that were collected on the related underlying mortgage loan during the collection period in which the advance is reimbursed, and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account;

except that collections on any Split Mortgage Loan that are otherwise distributable with respect to the Split Loan Principal Balance Certificates may not be used to pay interest on any advance other than advances made with respect to that Split Mortgage Loan.

Any delay between a sub-servicer’s receipt of a late collection of any monthly debt service or other payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the special servicer, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding advance will result in a reduction in amounts payable on one or more classes of the series 2006-C4 certificates.

The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders

Series 2006-C4 Controlling Class.    As of any date of determination, the controlling class of series 2006-C4 certificateholders will be the holders of the most subordinate class of series 2006-C4 principal balance certificates, other than the Split Loan Principal Balance Certificates, then outstanding that has a total principal balance that is at least equal to 25% of that class’s original total principal balance. However, if no class of series 2006-C4 principal balance certificates, exclusive of the Split Loan Principal Balance Certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2006-C4 certificateholders will be the holders of the most subordinate class of series 2006-C4 principal balance certificates, other than the Split Loan Principal Balance Certificates, then outstanding that has a total principal balance greater than zero. For purposes of the foregoing, whether a class of series 2006-C4 principal balance certificates is more subordinate than another such class will be based on the payment priority described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement. The class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2006-C4 certificates. For clarification, the controlling class of series 2006-C4 certificateholders will in no event be the holders of the class X, R-I, R-II, R-III or R-LR certificates, which do not have principal balances.

Selection of the Series 2006-C4 Controlling Class Representative.    The series 2006-C4 pooling and servicing agreement permits the holder or holders of series 2006-C4 certificates representing a majority of the voting rights allocated to the series 2006-C4 controlling class to select a representative with the rights and powers described below in this ‘‘—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ section and elsewhere in this prospectus supplement. In addition, if the series 2006-C4 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C4 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2006-C4 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders—or, if applicable, the beneficial owners—of series 2006-C4 certificates representing a majority of the voting rights allocated to the series 2006-C4 controlling class that a series 2006-C4 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2006-C4 controlling class certificates will be the series 2006-C4 controlling class representative.

If the series 2006-C4 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2006-C4 controlling class representative may be an expense of the trust.

Designation of the Loan Combination Controlling Parties.    The Co-Lender Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the ‘‘Loan Combination Controlling Party’’) to provide advice and direction to the master servicer and/or the special servicer (or, with respect to the Outside Serviced Loan Combination, to provide advice and direction to the master servicer and special servicer under the related governing servicing agreement) with respect to various servicing actions regarding that Loan Combination, including as described below in this ‘‘—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ section. The Loan Combination Controlling Party for each Loan Combination is identified under the subheading ‘‘—Co-Lender Agreement—Consent Rights’’ relating to such Loan Combination that appears under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

Rights and Powers of The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders.    Neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2006-C4 pooling and servicing agreement) will, in general, be permitted to take (or, in the case of the special servicer, if and when applicable, consent to the master servicer’s taking), among others, any of the following actions under the series 2006-C4 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2006-C4 controlling class representative has objected in writing within 10 business days (or, in the case of certain of those actions, five business days) of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•	any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) (or, in the case of a non-specially serviced mortgage loan, a material monetary term) or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

•	any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the 2006-C4 pooling and servicing agreement;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

•	any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•	any release of collateral for specially serviced mortgage loans other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan or (c) occurs in connection with a defeasance;

•	any release of a parcel of land with respect to a non-specially serviced mortgage loan in the trust (other than parcels that were not given value in the calculation of loan-to-value ratio in connection with the underwriting of such mortgage loan), other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan, (c) occurs in connection with a defeasance, or (d) may be approved by the master servicer in accordance with the series 2006-C4 pooling and servicing agreement;

•	any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than any acceptance of substitute or additional collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs in connection with a defeasance, or (c) may be approved by the master servicer in accordance with the series 2006-C4 pooling and servicing agreement;

•	any acceptance of a change in the property management company or, if applicable, the hotel franchise for a mortgaged real property, in each case other than as required by the terms of the mortgage loan; provided that, in each case, there is no material discretion by the lender, and provided, further, that, with respect to a change in the property management company, the unpaid principal balance of such mortgage loan is greater than $5,000,000;

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

•	any determination by the special servicer not to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

•	any other actions as may be specified in the series 2006-C4 pooling and servicing agreement;

provided that, if the special servicer or the master servicer, as applicable, determines that failure to take such action would violate the Servicing Standard, then the special servicer or the master servicer, as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the series 2006-C4 controlling class representative’s response.

In addition, the series 2006-C4 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust—other than any such mortgage loans that are part of, and any such REO Properties that relate to, a Loan Combination—that the series 2006-C4 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2006-C4 pooling and servicing agreement.

Notwithstanding the foregoing, if the Allocated Principal Balance of the Non-Pooled Portion of any Split Mortgage Loan, net of any Appraisal Reduction Amount with respect to that Split Mortgage Loan, is equal to or greater than 25% of an amount equal to (x) the initial Allocated Principal Balance of that particular Non-Pooled Portion, minus (y) principal payments made by the related borrower on that Split Mortgage Loan and allocated to such Non-Pooled Portion, then the series 2006-C4 controlling class representative will not be entitled to exercise any of the rights and powers described above with respect to that Split Mortgage Loan and, instead, the Split Loan Class Representative will generally be entitled to exercise those rights and powers with respect to that Split Mortgage Loan.

Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2006-C4 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer’s taking) any of the following actions (or, subject to the related Co-Lender Agreement, some subset of the following actions) under the series 2006-C4 pooling and servicing agreement with respect to a Serviced Loan Combination, as to which action the related Loan Combination Controlling Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

•	any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan Combination if it comes into and continues in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments or the maturity date and any acceleration of the loan unless such acceleration is by its terms automatic under the related loan documents) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

•	any proposed sale of a related REO Property or any proposed sale of the loan other than in connection with the exercise of a fair value purchase option pursuant to the pooling and servicing agreement;

•	any acceptance of a discounted payoff or the forgiveness of any interest or principal payments of a mortgage loan that is part of the subject Loan Combination;

•	any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

•	any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender’s approval is required by the related loan documents;

•	any adoption or approval of a plan in bankruptcy of the related borrower or similar event in a bankruptcy or similar proceeding;

•	any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

•	any acceptance of substitute or additional collateral for the subject Loan Combination or any release of the borrower or any guarantor, other than in accordance with the terms thereof;

•	any waiver of or determination to enforce or not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the subject Loan Combination;

•	any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

•	any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or a material capital expenditure, if lender’s approval is required by the related loan documents;

•	any replacement of the property manager or any proposed termination or material modification of the property management agreement, if lender’s approval is required by the related loan documents;

•	any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the borrower, if lender’s approval is required by the related loan documents;

•	any modification to a ground lease or certain designated space leases;

•	any determination to apply casualty proceeds or condemnation awards toward repayment of a mortgage loan that is part of the subject Loan Combination rather than toward restoration of the related mortgaged real property;

•	any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the related loan documents or under applicable law;

•	the subordination of any lien created pursuant to the terms of the related loan documents;

•	any material alteration to the related mortgaged real property, to the extent the lender has approval rights with respect to such item in the related loan documents;

•	any proposed amendment to any single purpose entity provision of the related loan documents;

•	any determination by the master servicer that a Servicing Transfer Event that is based on imminent default has occurred with respect to a mortgage loan that is part of the subject Loan Combination; and

•	any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the underlying mortgage loan that is part of the subject Loan Combination, accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the master servicer, special servicer and trustee under the series 2006-C4 pooling and servicing agreement and any unreimbursed realized losses allocated to the underlying mortgage loan that is part of the subject Loan Combination;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2006-C4 certificateholders and the related Serviced Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2006-C4 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the related Loan Combination Controlling Party’s response.

In addition, the related Loan Combination Controlling Party may direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Serviced Loan Combination that such Loan Combination Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2006-C4 controlling class representative, by any Split Loan Class Representative or by the Loan Combination Controlling Party for any Loan Combination, as contemplated by any of the foregoing paragraphs in this ‘‘—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2006-C4 pooling and servicing agreement described in this prospectus supplement or the accompanying base prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code; and that servicer is to ignore any such advice, direction or objection that would cause such a violation.

Furthermore, the special servicer will not be obligated to seek approval from the series 2006-C4 controlling class representative, any Split Loan Class Representative or the related Loan Combination Controlling Party for the Serviced Loan Combination, as applicable, for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust or any Loan Combination that is being specially serviced if—

•	the special servicer has, as described above, notified the series 2006-C4 controlling class representative, the related Split Loan Class Representative or the related Loan Combination Controlling Party, as the case may be, in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that Loan Combination, and

•	for 60 days following the first of those notices, the series 2006-C4 controlling class representative, the Split Loan Class Representative or the related Loan Combination Controlling Party, as the case may be, has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

Furthermore, during the time that the series 2006-C4 controlling class representative is not the related Loan Combination Controlling Party with respect to the Outside Serviced Loan Combination, the series 2006-C4 controlling class representative may have certain consultation rights with respect to the servicing thereof.

With respect to the 888 Seventh Avenue Loan Combination, the provisions of the series 2006-C1 pooling and servicing agreement and the 888 Seventh Avenue Co-Lender Agreement relating to the rights and powers of the related Loan Combination Controlling Party are similar but not identical to those described above with respect to the Serviced Loan Combinations in this ‘‘—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ section.

Limitation on Liability of The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders.    The series 2006-C4 controlling class representative will not be liable to the trust or the series 2006-C4 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2006-C4 controlling class representative will not be protected against any liability to a series 2006-C4 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2006-C4 certificateholder acknowledges and agrees, by its acceptance of its series 2006-C4 certificates, that:

•	the series 2006-C4 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2006-C4 certificates;

•	the series 2006-C4 controlling class representative may act solely in the interests of the holders of the series 2006-C4 controlling class;

•	the series 2006-C4 controlling class representative does not have any duties or liability to the holders of any class of series 2006-C4 certificates other than the series 2006-C4 controlling class;

•	the series 2006-C4 controlling class representative may take actions that favor the interests of the holders of the series 2006-C4 controlling class over the interests of the holders of one or more other classes of series 2006-C4 certificates;

•	the series 2006-C4 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2006-C4 controlling class; and

•	the series 2006-C4 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2006-C4 controlling class, and no series 2006-C4 certificateholder may take any action whatsoever against the series 2006-C4 controlling class representative for having so acted.

A Serviced Non-Trust Loan Noteholder or its designee and the Split Loan Class Representatives, in connection with exercising the rights and powers described under ‘‘—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders —Rights and Powers of The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above with respect to a Loan Combination or a Split Mortgage Loan, as applicable, will be entitled to substantially the same limitations on liability to which the series 2006-C4 controlling class representative is entitled.

Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase and Right to Cure Defaults.

Right to Purchase.    With respect to each of the A/B Loan Combinations, if and for so long as such Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, then the holder of the related Non-Trust Loan has the option to purchase the underlying mortgage loan, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The A/B Loan Combinations—Co-Lender Agreement— Purchase Option’’ in this prospectus supplement.

Right to Cure Defaults.    With respect to the Two Penn Center Mortgage Loan, the Two Penn Center Non-Trust Loan Noteholder will have an assignable right to cure certain events of default with respect to the Two Penn Center Mortgage Loan, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Two Penn Center Loan Combination—Co-Lender Agreement—Cure Rights’’ in this prospectus supplement.

Additional Rights of the Split Loan Class Representatives; Right to Purchase and Right to Cure Defaults.

Right to Purchase.    The Class HAF Representative, with respect to each of the HAF Split Mortgage Loans, and the Class SBC Representative, with respect to the SBC Split Mortgage Loan, will have the right, under certain circumstances following the occurrence and during the continuation of certain specified monetary defaults on the subject Split Mortgage Loan, and after the subject Split Mortgage Loan has become a specially serviced mortgage loan, to purchase that Split Mortgage Loan in whole, but not in part, at a purchase price generally equal to the unpaid principal balance of that Split Mortgage Loan, together with all accrued unpaid interest thereon at the related mortgage interest rate and any servicing compensation, servicing advances and interest on advances payable or reimbursable to any party to the series 2006-C4 pooling and servicing agreement pursuant thereto.

Right to Cure.    The Class HAF Representative has the right, with respect to each of the HAF Split Mortgage Loans, and the Class SBC Representative has the right, with respect to the SBC Split Mortgage Loan, to cure (a) a default in the payment of a scheduled payment within five days from the receipt of notice of that default, (b) any other default susceptible to cure by the payment of money within 10 business days from the receipt of notice of that default and (c) a non-monetary default within 30 days from the receipt of notice of that default; provided that, as to each such Split Mortgage Loan, (x) no more than three consecutive cures of defaulted scheduled payments are permitted, and (y) no more than eight total cures over the term of the subject Split Mortgage Loan are permitted.

888 Seventh Avenue Loan Combination Purchase Option and Cure Rights

Right to Purchase.    The series 2006-C4 controlling class representative will be entitled to purchase (solely for its own account and not on behalf of, or with funds from, the trust) each of the 888 Seventh Avenue Senior Non-Trust Loans (together only), if and for so long as the 888 Seventh Avenue Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations —The 888 Seventh Avenue Loan Combination—Co-Lender Agreement—Purchase Option’’ in this prospectus supplement.

Right to Cure.    The series 2006-C4 controlling class representative will have an assignable right, but not the obligation, to cure (solely with funds from its own account and not on behalf of, or with funds from, the trust) a monetary default or a default susceptible to cure by the payment of money that is not cured within the applicable grace period, with respect to the both of the 888 Seventh Avenue Senior Non-Trust Loans, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The 888 Seventh Avenue Loan Combination—Co-Lender Agreement—Cure Rights’’ in this prospectus supplement.

Replacement of the Special Servicer

Subject to the discussion below in this ‘‘—Replacement of the Special Servicer’’ section, series 2006-C4 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C4 controlling class may—

•	terminate an existing special servicer with or without cause, and

•	appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.	written confirmation from each of S&P and Moody’s that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2006-C4 certificates, and

2.	the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2006-C4 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2006-C4 pooling and servicing agreement against the proposed special servicer.

In connection with the foregoing right of the series 2006-C4 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C4 controlling class to replace the special servicer, those series 2006-C4 certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to each Loan Combination prior to appointing a replacement special servicer; provided that those series 2006-C4 certificateholders may, in their sole discretion, reject any advice provided by any such Serviced Non-Trust Loan Noteholder.

If the controlling class of series 2006-C4 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C4 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer’s responsibilities and rights under the series 2006-C4 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2006-C4 pooling and servicing agreement, the certificateholders and the Serviced Non-Trust Loan Noteholders of any termination of the special servicer and appointment of a new special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C4 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

The series 2006-C4 controlling class certificateholders will, subject to the conditions set forth below in this paragraph, have a similar right to terminate, appoint or replace the special servicer responsible with respect to the Outside Serviced Trust Mortgage Loan. With respect to the 888 Seventh Avenue Loan Combination, if and for so long as the holder of the 888 Seventh Avenue Mortgage Loan is the related Loan Combination Controlling Party, (i) the series 2006-C4 controlling class representative (as designee of the related Loan Combination Controlling Party) may terminate an existing series 2006-C1 special servicer under the series 2006-C1 pooling and servicing agreement with respect to, but solely with respect to, the 888 Seventh Avenue Loan Combination, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the subject Loan Combination that has resigned or been terminated, subject to receipt by the series 2006-C1 trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section, and (ii) the majority holders of the series 2006-C1 controlling class certificates cannot terminate a special servicer appointed by the related Loan Combination Controlling Party with respect to the subject Loan Combination, without cause.

With respect to the One New York Plaza Loan Combination and the Two Penn Center Loan Combination, the related Non-Trust Loan Noteholder may terminate an existing special servicer with respect to, but solely with respect to, the subject Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the subject Loan Combination that has resigned or been terminated, subject to, among other things, receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section; provided that the Non-Trust Loan Noteholder with respect to the Two Penn Center Loan Combination will cease to be able to replace the special servicer if it is no longer the related Loan Combination Controlling Party.

Similarly, with respect to each Split Mortgage Loan, if and for so long as the Allocated Principal Balance of the related Non-Pooled Portion thereof, net of any Appraisal Reduction Amount with respect to that Split Mortgage Loan, is equal to or greater than 25% of an amount equal to (x) the initial Allocated Principal Balance of that particular Non-Pooled Portion, minus (y) principal payments made by the related borrower on that Split Mortgage Loan and allocated to such Non-Pooled Portion, then:

•	the related Split Loan Class Representative may terminate an existing special servicer with respect to, but solely with respect to, that Split Mortgage Loan, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, that Split Mortgage Loan that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section; and

•	the majority holders of the series 2006-C4 controlling class certificates cannot terminate a special servicer appointed by the related Split Loan Class Representative with respect to that Split Mortgage Loan, without cause.

If the special servicer for any Serviced Loan Combination or Split Mortgage Loan is different from the special servicer for the rest of the mortgage loans serviced under the series 2006-C4 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Subject to the discussion under ‘‘—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer, in accordance with the series 2006-C4 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) and any Serviced Non-Trust Loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Moody’s that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2006-C4 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2006-C4 pooling and servicing agreement.

Notwithstanding the foregoing, with respect to the Outside Serviced Trust Mortgage Loan, the master servicer and special servicer for the Outside Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee’s rights under any due-on-encumbrance or due-on-sale clause in a manner consistent with that described above.

Modifications, Waivers, Amendments and Consents

In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any underlying mortgage loan or Serviced Non-Trust Loan. The special servicer, subject to the limitations described below in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section, will generally be responsible for any material waivers, modifications or amendments of any mortgage loan documents (other than with respect to the Outside Serviced Trust Mortgage Loan), including with respect to the Serviced Non-Trust Loans.

The series 2006-C4 pooling and servicing agreement will generally provide that, with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan) that is not specially serviced, subject to the rights of the special servicer and the discussion under ‘‘—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representative and the Non-Trust Loan Noteholders’’ above, and further subject to obtaining any rating confirmations required under the series 2006-C4 pooling and servicing agreement, the master servicer will be responsible for any request by a borrower for lender consent to certain modifications, waivers or amendments, as specified in the series 2006-C4 pooling and servicing agreement, including, without limitation—

•	approving routine leasing activity, including any subordination, standstill and attornment agreements, with respect to any lease for less than the lesser of 20,000 square feet and 20% of the related mortgaged real property,

•	approving a change of the property manager at the request of the related borrower, provided that (A) the successor property manager is not affiliated with the related borrower and is a nationally or regionally recognized manager of similar properties, (B) the mortgage loan does not have an outstanding principal balance in excess of $5,000,000 and (C) the related mortgaged real property does not secure a Loan Combination,

•	approving any waiver affecting the timing of receipt of financial statements from the related borrower, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter,

•	approving annual budgets for the related mortgaged real property, provided, that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the related borrower other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date,

•	subject to the restrictions set forth in the series 2006-C4 pooling and servicing agreement regarding principal prepayments, waiving any provision of the mortgage loan requiring a specified number of days notice prior to a principal prepayment,

•	approving modifications, consents or waivers (subject to certain limitations) in connection with a defeasance permitted by the terms of the mortgage loan if the master servicer receives an opinion of independent counsel generally to the effect that such modification, waiver or consent would not cause any REMIC created under the series 2006-C4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in a tax on ‘‘prohibited transaction’’ being imposed on the trust assets, and

•	consent to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the mortgage loan to such easement or right-of way provided the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way does not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument, the related borrower’s ability to repay the mortgage loan, or materially or adversely affect the value of the related mortgaged real property or cause the mortgage loan to cease to be a ‘‘qualified mortgage’’ for REMIC purposes;

provided that—

1.	any such modification, waiver or amendment would not in any way affect a payment term (including, subject to certain exceptions, a waiver of the payment of assumption fees) of the mortgage loan, other than in the case of a waiver of the payment of late payment charges and/or Default Interest,

2.	agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard,

3.	agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2006-C4 pooling and servicing agreement, and

4.	any such modification, waiver or amendment does not materially violate the terms, conditions and limitations set forth in the series 2006-C4 pooling and servicing agreement relating to the enforcement of the mortgagee’s rights in connection with any transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the related borrower, if applicable.

With respect to any action proposed to be taken by the master servicer under the preceding paragraph where any thresholds in the bullets of the preceding paragraph are exceeded, or which cannot be taken by the master servicer by reason of any of provisos (1) to (4) set out in the preceding paragraph, such action may only be taken by the special servicer, if and to the extent permitted by the series 2006-C4 pooling and servicing agreement. Without limiting the generality of the foregoing, any request for disbursement or funding to a related borrower of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of any mortgage loan must be submitted to the special servicer for approval.

Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is a hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Moody’s that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2006-C4 certificates.

The series 2006-C4 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below or as otherwise described under ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ above and/or ‘‘—Maintenance of Insurance’’ below, will not—

1.	affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.	except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under ‘‘—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer may—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.	the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.	in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2006-C4 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2006-C4 certificateholders and the related Serviced Non-Trust Loan Noteholder), as a collective whole, on a present value basis,

3.	that modification, extension, waiver or amendment does not result in a tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2006-C4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

4.	the subject mortgage loan is not the Outside Serviced Trust Mortgage Loan.

In no event, however, will the special servicer be permitted to:

•	extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final distribution date;

•	extend the maturity date of a mortgage loan for more than five years beyond its original maturity date;

•	extend the maturity date of the Sturbridge Commons Mortgage Loan beyond the distribution date in June 2014; or

•	if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related co-lender or similar agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor the related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement.

Further, with respect to each A/B Loan Combination, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the related Subordinate Serviced Non-Trust Loan:

•	no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in such Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Subordinate Serviced Non-Trust Loan; and

•	no reduction of the mortgage interest rate of the underlying mortgage loan in such Loan Combination may be effected prior to the reduction of the mortgage interest rate of the related Subordinate Serviced Non-Trust Loan, to the fullest extent possible.

The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

Notwithstanding the foregoing, the master servicer and special servicer for the Series 2006-C1 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the 888 Seventh Avenue Loan Combination, under terms and conditions similar to those described above in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section. Any modification, waiver or amendment of the payment terms of the 888 Seventh Avenue Loan Combination will be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the 888 Seventh Avenue Co-Lender Agreement, such that no holder of a mortgage loan comprising the 888 Seventh Avenue Loan Combination will gain a priority over any other such holder with respect to any payment, which priority is not reflected in the related loan documents and the 888 Seventh Avenue Co-Lender Agreement. In that regard, pursuant to the series 2006-C1 pooling and servicing agreement, taking into account the subordinate position of the 888 Seventh Avenue Mortgage Loan:

•	no waiver, reduction or deferral of any amounts due on either of the 888 Seventh Avenue Senior Non-Trust Loans will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the 888 Seventh Avenue Mortgage Loan; and

•	no reduction of the mortgage interest rate of either of the 888 Seventh Avenue Senior Non-Trust Loans may be effected prior to the reduction of the mortgage interest rate of the 888 Seventh Avenue Mortgage Loan, to the fullest extent possible.

Defense of Litigation

The series 2006-C4 pooling and servicing agreement will provide that the special servicer will (1) direct, manage, prosecute and/or defend any action brought by a borrower against the trust and/or the special servicer and (2) represent the interests of the trust in any litigation relating to the rights and obligations of the borrower or mortgagee, or the enforcement of the obligations of a borrower, under the loan documents for any underlying mortgage loan (‘‘Trust-Related Litigation’’).

To the extent the master servicer is named in Trust-Related Litigation, and the trust or special servicer is not named, in order to effectuate the role of the special servicer as contemplated by the prior paragraph, the master servicer must (1) notify the special servicer of such Trust-Related Litigation within ten days of the master servicer receiving notice of such Trust-Related Litigation; (2) provide monthly status reports to the special servicer, regarding such Trust-Related Litigation; (3) seek to have the trust replace the master servicer as the appropriate party to the lawsuit; and (4) so long as the master servicer remains a party to the lawsuit, consult with and act at the direction of the special servicer with respect to decisions and resolutions related to the interests of the trust in such Trust-Related Litigation, including but not limited to the selection of counsel, provided however, if there are claims against the master servicer and the master servicer has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to the master servicer.

Notwithstanding the right of the special servicer to represent the interests of the trust in Trust-Related Litigation, and subject to the rights of the special servicer to direct the master servicer’s actions as described in the next paragraph, the master servicer will retain the right to make determinations relating to claims against the master servicer, including but not limited to the right to engage separate counsel in the master servicer’s reasonable discretion, the cost of which shall be subject to indemnification out of trust assets. Further, the master servicer will not be required to take or fail to take any action which, in the master servicer’s good faith and reasonable judgment, may (1) result in an adverse REMIC event or adverse grantor trust event with respect to the trust or (2) subject the master servicer to liability or materially expand the scope of the master servicer’s obligations under the series 2006-C4 pooling and servicing agreement.

Notwithstanding any right of the master servicer to make determinations relating to claims against it, the special servicer will have the right at any time to (1) direct the master servicer to settle any claims brought against the trust, including claims asserted against the master servicer (whether or not the trust or the special servicer is named in any such claims or Trust-Related Litigation) and (2) otherwise reasonably direct the actions of the master servicer relating to claims against the master servicer (whether or not the trust or the special servicer is named in any such claims or Trust-Related Litigation), provided in either case that (a) such settlement or other direction does not require any admission, or is not likely to result in a finding of liability or wrongdoing on the part of the master servicer, (b) the cost of such settlement or any resulting judgment is and will be paid by the trust, (c) the master servicer is and will be indemnified out of trust assets for all costs and expenses of the master servicer incurred in defending and settling the Trust-Related Litigation and for any judgment, (d) any such action taken by the master servicer at the direction of the special servicer will be deemed, as to the master servicer, to be in compliance with the Servicing Standard and (e) the special servicer provides the master servicer with assurance reasonably satisfactory to the master servicer as to the items in clauses (a), (b) and (c).

In the event both the master servicer and the special servicer or trust are named in litigation, the master servicer and the special servicer must cooperate with each other to afford the master servicer and the special servicer the rights afforded to such party as described in this ‘‘—Defense of Litigation’’ section.

The discussion in this ‘‘—Defense of Litigation’’ section will not apply in the event the special servicer authorizes the master servicer, and the master servicer agrees (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related Litigation on behalf of the trust.

The foregoing rights of the special servicer to direct, manage, prosecute and/or defend any Trust Related Litigation may be, as and to the extent provided in the series 2006-C4 pooling and servicing agreement, subject to the consent and/or direction of the series 2006-C4 controlling class representative.

Notwithstanding the foregoing, (a) in the event that any action, suit, litigation or proceeding names the trustee in its individual capacity, or in the event that any judgment is rendered against the trustee in its individual capacity, the trustee, upon prior written notice to the master servicer or the special servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests; provided that the master servicer or special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding; (b) in the event of any action, suit, litigation or proceeding other than an action, suit, litigation or proceeding, relating to the enforcement of the obligations of a borrower under the related loan documents, neither the master servicer nor the special servicer may, without the prior written consent of the trustee, (i) initiate any action, suit, litigation or proceeding in the name of the trustee, whether in such capacity or individually, (ii) engage counsel to represent the trustee, or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with intent to cause, and that actually causes, the trustee to be registered to do business in any state; and (c) in the event that any court finds that the trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the series 2006-C4 pooling and servicing agreement or any mortgage loan, the trustee will have the right to retain counsel and appear in any such proceedings on its own behalf in order to protect and represent its interests, whether as trustee or individually; provided that the master servicer or the special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2006-C4 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Loan Combination. An Appraisal Reduction Amount is relevant to: (a) the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan; (b) in the case of a Loan Combination (other than the One New York Plaza Loan Combination), the determination of the identity of the related Loan Combination Controlling Party; and (c) in the case of a Split Mortgage Loan, the determination of whether the series 2006-C4 controlling class representative or the related Split Loan Class Representative has servicing consent rights. See ‘‘Description of the Series 2006-C4 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ and ‘‘—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above. The Appraisal Reduction Amount for any mortgage loan or Loan Combination serviced under the series 2006-C4 pooling and servicing agreement will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•	if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under ‘‘—General’’ above,

•	the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

•	no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan) or, if applicable, any Loan Combination, the series 2006-C4 controlling class representative, the related Split Loan Class Representative or the related Loan Combination Controlling Party, as applicable, under the series 2006-C4 pooling and servicing agreement, will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2006-C4 controlling class representative, the related Split Loan Class Representative or the related Loan Combination Controlling Party, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the 888 Seventh Avenue Loan Combination will be determined based upon appraisals obtained in accordance with the series 2006-C1 pooling and servicing agreement, on terms similar to those described above, and each such determination will affect the amount of any advances of delinquent interest required to be made on the 888 Seventh Avenue Mortgage Loan and may affect the identity of the related Loan Combination Controlling Party.

Maintenance of Insurance

The series 2006-C4 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to an Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines, based on due inquiry in accordance with the Servicing Standard (subject to any required consent of the series 2006-C4 controlling class representative, the related Loan Combination Controlling Party or the Split Loan Class Representative, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, the related Split Loan Class Representative, in the case of a mortgaged real property that secures a Split Mortgage Loan (for so long as such Split Loan Class Representative is entitled to exercise servicing consent rights with respect to that Split Mortgage Loan), or the series 2006-C4 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee’s request.

The series 2006-C4 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to the Outside Serviced Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2006-C4 pooling and servicing agreement, then, to the extent such policy—

•	is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2006-C4 pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this ‘‘—Maintenance of Insurance’’ section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

In the case of the 888 Seventh Avenue Loan Combination, the master servicer and/or the special servicer under the series 2006-C1 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above.

Fair Value Option

Any single certificateholder or group of certificateholders with a majority interest in the series 2006-C4 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, the Outside Serviced Trust Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of—

•	the outstanding principal balance of that mortgage loan,

•	all accrued and unpaid interest on that mortgage loan, other than Default Interest,

•	all unreimbursed servicing advances with respect to that mortgage loan,

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

•	any other amounts payable under the series 2006-C4 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this ‘‘—Fair Value Option’’ section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the next to last paragraph of this ‘‘—Fair Value Option’’ section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2006-C4 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan;

the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

Notwithstanding the foregoing, with respect to the 888 Seventh Avenue Mortgage Loan, if it becomes a specially serviced mortgage loan under the terms of the applicable servicing agreement as to which a material default exists, the fair value price described above may be calculated based upon, among other things, appraisals and other information obtained from the applicable series 2006-C1 servicers, but only to the extent such information is so obtained. If the special servicer under the series 2006-C4 pooling and servicing agreement has received insufficient information from the applicable outside servicer with respect to such Outside Serviced Trust Mortgage Loan in order to establish a fair value price, it will base such determination only on information otherwise available or easily obtainable by it, at the expense of the trust. If the special servicer determines that a fair value price cannot be established for such Outside Serviced Trust Mortgage Loan based on the information available to it, then none of the purchase option holders will be permitted to exercise the purchase option at a fair value price.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2006-C4 pooling and servicing agreement and the Servicing Standard.

Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2006-C4 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement or in any related loan document.

Realization Upon Defaulted Mortgage Loans

If a default on an underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) or Loan Combination has occurred, then, subject to the discussion under ‘‘—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2006-C4 certificateholders and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

•	the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2006-C4 certificateholders and, if the subject mortgaged real property secures a Loan Combination, the affected Serviced Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

See, however, ‘‘—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders—Rights and Powers of the Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2006-C4 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under ‘‘—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2006-C4 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

•	any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

In addition, amounts otherwise payable on the series 2006-C4 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

The special servicer under the applicable governing pooling and servicing agreement for the Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under such Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this prospectus supplement.

REO Properties

If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2006-C4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under ‘‘—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2006-C4 certificateholders (and, if the subject REO Property relates to a Loan Combination, the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

•	a tax on prohibited transactions under section 860F of the Internal Revenue Code.

To the extent that income the trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2006-C4 certificateholders. See ‘‘Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

Notwithstanding anything to the contrary described above, the special servicer will not have any obligations under the series 2006-C4 pooling and servicing agreement with respect to any REO Property relating to the Outside Serviced Loan Combination. In the event the 888 Seventh Avenue Mortgaged Property is acquired as an REO property under the governing servicing agreement for that Loan Combination, the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement, which will likely be substantially similar to those described above with respect to the special servicer under the series 2006-C4 pooling and servicing agreement and any REO Properties administered thereunder. See ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this prospectus supplement.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan (other than an Outside Serviced Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust and administered under the series 2006-C4 pooling and servicing agreement at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. Beginning in 2007, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the mortgaged real property related to the Outside Serviced Loan Combination.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

With respect to the Outside Serviced Loan Combination, periodic inspections of the related mortgaged real property are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2006-C4 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties other than the mortgaged real property related to the Outside Serviced Loan Combination. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust and administered under the Series 2006-C4 pooling and servicing agreement. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property (other than the mortgaged real property or any REO Property related to the Outside Serviced Loan Combination) for the applicable period; provided that, in the case of a report prepared by the special servicer, such report will be delivered by the special servicer for delivery to the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

With respect to the Outside Serviced Trust Mortgage Loan, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real property and will be required to deliver such information to the master servicer under the series 2006-C4 pooling and servicing agreement. Such information will be made available to the series 2006-C4 certificateholders by the trustee as provided in this prospectus supplement.

Evidence as to Compliance

No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, is required to be filed with the SEC with respect to the trust), beginning in 2007, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

•	a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

•	as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm—made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board—that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

•	a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year—or, in the case of the first such certification, during the period from the Issue Date to December 31, 2006, inclusive—and of its performance under the series 2006-C4 pooling and servicing agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 2006-C4 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2006-C4 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer and the special servicer will be made available to series 2006-C4 certificateholders, at their expense, upon written request to the trustee.

Accounts

General.    Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2006-C4 pooling and servicing agreement will consist of:

•	the master servicer’s custodial account;

•	each of the Loan Combination-specific accounts maintained by the master servicer, which Loan Combination-specific accounts arc comparable to the custodial account;

•	the trustee’s collection account;

•	the special servicer’s REO account; and

•	the special servicer’s loss of value reserve fund.

In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2006-C4 pooling and servicing agreement or other third party.

Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 2006-C4 certificateholders on the distribution date relating to the collection period in which those collections were received.

There will be no independent verification of the above-referenced transaction accounts or account activity.

Custodial Account.

General.    The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer. Payments and collections received in respect of the Serviced Non-Trust Loan will not be deposited in the custodial account.

The funds held in the master servicer’s custodial account may be held as cash or, at the master servicer’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2006-C4 pooling and servicing agreement.

Deposits.    Under the series 2006-C4 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2006-C4 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

•	all payments on account of principal on the underlying mortgage loans, including principal prepayments;

•	all payments on account of interest on the underlying mortgage loans, including Default Interest ;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

•	all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Serviced Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	all remittances to the trust under the series 2006-C1 pooling and servicing agreement and/or the 888 Seventh Avenue Co-Lender Agreement with respect to the 888 Seventh Avenue Mortgage Loan;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•	all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under ‘‘—Maintenance of Insurance’’ above;

•	any amount required to be transferred from a loss of value reserve fund, any Loan Combination custodial account or the special servicer’s REO account;

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

•	insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

Upon its receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, the Outside Serviced Trust Mortgage Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

The obligation of the master servicer to deposit the amounts identified in this ‘‘—Custodial Account—Deposits’’ section with respect to the Outside Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering the Outside Serviced Trust Mortgage Loan.

Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer’s custodial account. Each such separate account will be substantially similar to the custodial account with respect to the manner in which it is maintained and the amounts deposited therein, but will relate only to a particular Loan Combination.

Also notwithstanding the foregoing, the custodial account and each Loan Combination-specific account may, in fact, be separate sub-accounts of the same account.

Withdrawals.    The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

1.	to remit to the trustee for deposit in the trustee’s collection account described under ‘‘—Accounts —Collection Account’’ below, on the business day preceding each distribution date, an amount (the ‘‘Master Servicer Remittance Amount’’) equal to the aggregate of all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)	payments and other collections received after the end of the related collection period,

(c)	amounts that are payable or reimbursable from the custodial account to any person other than the series 2006-C4 certificateholders in accordance with any of clauses 3. through 22. below, and

(d)	amounts deposited in the custodial account in error;

2.	apply amounts held for future distribution on the series 2006-C4 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement;

3.	to reimburse the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2006-C4 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

4.	to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

5.	to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan), that is either—

(a)	specially serviced mortgage loan, or

(b)	mortgage loan as to which the related mortgaged real property has become an REO Property;

6.	to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan), which payment is to be made from the sources described under ‘‘—Servicing Compensation and Payment of Expenses’’ above;

7.	to reimburse the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2006-C4 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

8.	to pay the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2006-C4 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

9.	to pay unpaid expenses—other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees—that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the underlying mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

10.	in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee’s collection account, to pay the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

11.	to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

12.	to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses —Additional Servicing Compensation’’ above;

13.	to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Payment of Expenses’’ above;

14.	to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

15.	to pay the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ and ‘‘—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

16.	to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2006-C4 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

17.	in the event the master servicer determines, in accordance with the Servicing Standard, that it has received insufficient information from the master servicer or special servicer under the governing servicing agreement for the Outside Serviced Trust Mortgage Loan to make a recoverability determination with respect to required P&I advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

18.	to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2006-C4 pooling and servicing agreement and the cost of the trustee’s transferring mortgage files to a successor after having been terminated by series 2006-C4 certificateholders without cause, all as set forth in the series 2006-C4 pooling and servicing agreement;

19.	with respect to each mortgage loan purchased out of the trust fund, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

20.	to make any required payments—other than normal monthly remittances—due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination, including to reimburse a servicer of the Outside Serviced Loan Combination for a servicing advance that is not recoverable out of collections on that Outside Serviced Loan Combination;

21.	to reimburse the related Split Loan Class Representative (or its designee) for cure payments on a Split Mortgage Loan;

22.	to pay any other items described in this prospectus supplement as being payable from the custodial account;

23.	to withdraw amounts deposited in the custodial account in error;

24.	to invest amounts held in the custodial account in Permitted Investments; and

25.	to clear and terminate the custodial account upon the termination of the series 2006-C4 pooling and servicing agreement.

Withdrawals from any Loan Combination-specific accounts may be made by the master servicer to make payments to the trust and the applicable Serviced Non-Trust Loan Noteholder(s) and, to the extent they relate solely to the related Loan Combination, for substantially the same purposes identified in clauses 3. through 19. and 22. through 25. of the prior paragraph.

The series 2006-C4 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to the applicable Loan Combination. The series 2006-C4 pooling and servicing agreement will also prohibit the application of amounts received on a Split Mortgage Loan and allocable to the Non-Pooled Portion thereof to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to that Split Mortgage Loan.

Only the master servicer and sub-servicers retained by it will have access to funds in the custodial account and the Loan Combination-specific accounts.

REO Account.    The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust and administered under the Series 2006-C4 pooling and servicing agreement, separate and apart from its own funds and general assets. If any such REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust and administered under the Series 2006-C4 pooling and servicing agreement. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the series 2006-C4 pooling and servicing agreement.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust and administered under the Series 2006-C4 pooling and servicing agreement, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence,

•	any portion of those amounts that may be retained as reserves as described in the next paragraph, and

•	if the subject REO Property relates to a Serviced Loan Combination, any portion of those amounts that are payable to the related Serviced Non-Trust Loan Noteholder.

The special servicer may, subject to the limitations described in the series 2006-C4 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Only the special servicer will have access to funds in the special servicer’s REO Account.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

Collection Account.

General.    The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2006-C4 certificates, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

The funds held in the trustee’s collection account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s collection account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2006-C4 pooling and servicing agreement.

Deposits.    On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

•	the applicable Master Servicer Remittance Amount;

•	any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date; and

•	any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Accounts— Custodial Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ above.

With respect to each distribution date that occurs during March, commencing in 2007, the trustee will be required to transfer from its interest reserve account, which we describe under ‘‘—Accounts—Interest Reserve Account’’ below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

Withdrawals.    The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

•	to pay itself a monthly fee, which is described under ‘‘—Trustee Compensation’’ above, to invest funds held in the collection account in Permitted Investments and to pay itself investment earnings on Permitted Investments of funds in the collection account;

•	to indemnify itself and various related persons as described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

•	to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2006-C4 pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus and ‘‘—REO Properties’’ above;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

•	with respect to each distribution date during January of 2007 or any year thereafter that is not a leap year or during February of 2006 or any year thereafter, to transfer to the trustee’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

•	to withdraw amounts deposited in the collection account in error;

provided that collections on any Split Mortgage Loan that are otherwise payable with respect to the related Split Loan Principal Balance Certificates will not be available to cover Additional Trust Fund Expenses attributable to any underlying mortgage loan other than that Split Mortgage Loan.

On each distribution date, all amounts on deposit in the trustee’s collection account, exclusive of any portion of those amounts that may be withdrawn for the purposes contemplated in the foregoing paragraph or that was deposited in the collection account in error, will be withdrawn and applied to make payments on the series 2006-C4 certificates. For any distribution date, the funds available to make payments on the series 2006-C4 certificates will consist of the following separate components—

•	the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period (exclusive of any portion of that prepayment consideration allocable to the Non-Pooled Portion of a Split Mortgage Loan), which will be paid to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A, X, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates as and to the extent described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement,

•	the portion of those funds that represent prepayment consideration collected on any Split Mortgage Loan during the related collection period that is allocable to the Non-Pooled Portion thereof, which will be paid to the holders of the related Split Loan Principal Balance Certificates, as described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement,

•	the portion of those funds allocable to principal of, interest on and loss/reimbursement with respect to the respective Class HAF Non-Pooled Portions (see ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement), referred to in this prospectus supplement as the Class HAF Available P&I Funds, which will be paid to the holders of the Class HAF Principal Balance Certificates, as described under ‘‘Description of the Offered Certificates—Payments—Payments on the Split Loan Principal Balance Certificates’’ in this prospectus supplement;

•	the portion of those funds allocable to principal of, interest on and loss/reimbursement with respect to the Class SBC Non-Pooled Portion (see ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement), referred to in this prospectus supplement as the Class SBC Available P&I Funds, which will be paid to the holders of the related Class SBC Principal Balance Certificates, as described under ‘‘Description of the Offered Certificates—Payments—Payments on the Split Loan Principal Balance Certificates’’ in this prospectus supplement; and

•	the remaining portion of those funds, which—

1.	we refer to as the Net Available P&I Funds, and

2.	will be paid to the holders of all the series 2006-C4 certificates (exclusive of the Split Loan Principal Balance Certificates), as described under ‘‘Description of the Offered Certificates —Payments—Priority of Payments’’ in this prospectus supplement.

Only the trustee will have access to funds in the collection account.

Interest Reserve Account.    The trustee must maintain an account in which it will hold the interest reserve amounts described in the second and third following paragraphs with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates.

The funds held in the trustee’s interest reserve account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s interest reserve account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2006-C4 pooling and servicing agreement.

During January, except in a leap year, and February of each calendar year, beginning in January 2007, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day’s interest accrued at the related mortgage interest rate (or, in the case of the 888 Seventh Avenue Mortgage Loan, the related mortgage interest rate, minus 0.01%, which is the per annum rate at which the master servicing fee under the series 2006-C1 pooling and servicing agreement accrues with respect to the 888 Seventh Avenue Mortgage Loan on an Actual/360 Basis) on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

During March of each calendar year, beginning with March 2007, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Net Available P&I Funds for the distribution date during the month of transfer.

In the case of a Split Mortgage Loan, each interest reserve amount will be allocable between the Pooled Portion thereof and the Non-Pooled Portion thereof based upon one day’s interest at the related deemed mortgage interest rate on each of those portions, with preference given to the Pooled Portion in the event of insufficient funds.

Only the trustee will have access to funds in the interest reserve account.

Loss of Value Reserve Fund.    If we, with respect to a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, with respect to a UBS Mortgage Loan, make a loss of value payment in connection with a Material Breach or Material Document Defect, as described under ‘‘Description of the Mortgage Pool — Cures and Repurchases’’ in this prospectus supplement, then the special servicer will be required to establish a loss of value reserve fund in which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

The special servicer may make withdrawals from the loss of value reserve fund, out of any loss of value payment on deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

Only the special servicer will have access to funds in the loss of value reserve fund.

Flow of Funds

Events of Default

Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2006-C4 pooling and servicing agreement:

•	the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Serviced Non-Trust Loan Noteholder, which failure is not remedied by 11:00 a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

•	the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2006-C4 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2006-C4 pooling and servicing agreement;

•	the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2006-C4 pooling and servicing agreement, and that failure continues unremedied for 30 days—or such shorter period as may be provided for in the series 2006-C4 pooling and servicing agreement for certain specified acts—or, if the responsible party is diligently attempting to remedy the failure, 60 days—or such shorter period as may be provided for in the series 2006-C4 pooling and servicing agreement for certain specified acts—after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C4 pooling and servicing agreement, by series 2006-C4 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C4 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2006-C4 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-C4 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C4 pooling and servicing agreement, by series 2006-C4 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C4 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•	the master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2006-C4 certificates are qualified, downgraded or withdrawn in connection therewith;

•	a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Moody’s to one or more classes of the series 2006-C4 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Moody’s has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity;

•	if the One New York Plaza Non-Trust Loan is securized, one or more ratings assigned by Fitch to one or more classes of securities backed by that Non-Trust Loan have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Fitch has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity; and

•	if the One New York Plaza Non-Trust Loan is securized, one or more ratings assigned by Fitch to one or more classes of securities backed by that Non-Trust Loan have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch as a result of the master servicer ceasing to be rated at least CMS3 by Fitch or the special servicer ceasing to be rated at least CSS3 by Fitch and, in either case, that rating is not restored within 60 days after the subject downgrade or withdrawal or ‘‘negative’’ credit watch.

The series 2006-C4 pooling and servicing agreement may include other events of default that apply only to the Serviced Non-Trust Loans.

If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then—within 10 days after such officer’s receipt of that notice —the trustee will transmit by mail to us, all the series 2006-C4 certificateholders, S&P and Moody’s notice of that occurrence, unless the default has been cured.

Rights Upon Event of Default

If an event of default described above under ‘‘—Events of Default’’ occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2006-C4 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C4 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2006-C4 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2006-C4 certificateholder.

Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2006-C4 pooling and servicing agreement, all authority and power of the defaulting party under the series 2006-C4 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2006-C4 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and the Non-Trust Mortgage Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2006-C4 pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

Upon any termination of the master servicer or special servicer as a result of an event of default, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2006-C4 pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C4 pooling and servicing agreement.

The holders of series 2006-C4 certificates entitled to a majority of the voting rights for the series 2006-C4 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C4 pooling and servicing agreement, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this ‘‘—Rights Upon Event of Default’’ section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last four bullets under ‘‘—Events of Default’’ above, the master servicer will have the right for a period of approximately 45 days—during which time the master servicer will continue to master service the mortgage loans—to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and Moody’s have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2006-C4 certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

In general, series 2006-C4 certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2006-C4 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2006-C4 certificates. In addition, any waiver of an event of default under the second bullet of the ‘‘—Events of Default’’ section above in this prospectus supplement requires the written consent of the trustee; and, in limited circumstances, a waiver of certain events of default under the fourth bullet of the ‘‘—Events of Default’’ section above requires our consent. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-C4 pooling and servicing agreement.

Notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Serviced Non-Trust Loan Noteholder, and (b) furthermore, if an event of default affects solely a Serviced Non-Trust Loan Noteholder, then the master servicer may not be terminated by the trustee. However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Loan Combination.

Also notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2006-C4 pooling and servicing agreement. If the special servicer for a Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2006-C4 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

In general, with respect to the Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the master servicer and/or the special servicer under the governing servicing agreement only if so directed by series 2006-C4 certificateholders entitled to waive a comparable event of default under the series 2006-C4 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the Outside Serviced Trust Mortgage Loan, the trustee may (and, at the direction of the series 2006-C4 controlling class representative or the holders of series 2006-C4 certificates entitled to 25% of the series 2006-C4 voting rights, will be required to) pursue such rights, if any, as the holder of the Outside Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement. The trustee, as holder of the 888 Seventh Avenue Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2006-C1 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2006-C4 pooling and servicing agreement. Subject to any waiver of the subject event of default on substantially the same terms as are applicable to an event of default under the series 2006-C4 pooling and servicing agreement, the trustee will be required to exercise those rights at the direction of the series 2006-C4 controlling class representative or the holders of series 2006-C4 certificates entitled to at least 25% of the series 2006-C4 voting rights.

No series 2006-C4 certificateholder will have the right under the series 2006-C4 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•	except in the case of a default by the trustee, series 2006-C4 certificateholders entitled to not less than 25% of the series 2006-C4 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2006-C4 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

See ‘‘Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee’’ for a description of certain limitations regarding the trustee’s duties with respect to the foregoing matters.

Administration of the Outside Serviced Trust Mortgage Loan

The Outside Serviced Trust Mortgage Loan and any related REO Property will be serviced and administered in accordance with the governing servicing agreement for the 888 Seventh Avenue Loan Combination. If the trustee is requested to take any action in its capacity as holder of the Outside Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this prospectus supplement, including under ‘‘—Rights Upon Event of Default’’ above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2006-C4 controlling class representative.

SERVICING OF THE 888 SEVENTH AVENUE LOAN COMBINATION

The series 2006-C1 pooling and servicing agreement initially governs the servicing and administration of the 888 Seventh Avenue Loan Combination and any related REO Property. The series 2006-C1 pooling and servicing agreement is the governing document for the Series 2006-C1 Securitization, which closed prior to the Issue Date. Under the series 2006-C1 pooling and servicing agreement, the master servicer is Wachovia Bank, National Association, the trustee is LaSalle Bank National Association and the initial special servicer is LNR Partners, Inc. The master servicer, special servicer and trustee under the series 2006-C4 pooling and servicing agreement will not have any obligation or authority to supervise the series 2006-C1 master servicer, the series 2006-C1 special servicer or the series 2006-C1 trustee or to make servicing advances with respect to the 888 Seventh Avenue Loan Combination. The series 2006-C1 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2006-C4 securitization, and the servicing arrangements under the series 2006-C1 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2006-C4 pooling and servicing agreement. In that regard—

•	one or more parties to the series 2006-C1 pooling and servicing agreement will be responsible for making servicing advances with respect to the 888 Seventh Avenue Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the 888 Seventh Avenue Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the 888 Seventh Avenue Mortgage Loan;

•	the mortgage loans that form the 888 Seventh Avenue Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing Standard under the series 2006-C4 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the Loan Combination Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the 888 Seventh Avenue Loan Combination);

•	the mortgage loans that form the 888 Seventh Avenue Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series 2006-C4 pooling and servicing agreement, in which case the party serving as the special servicer under the series 2006-C1 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the 888 Seventh Avenue Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2006-C4 pooling and servicing agreement with respect to other underlying mortgage loans, except that the special servicing fee under the Series 2006-C1 pooling and servicing agreement is calculated at 0.35% per annum and, in the case of the entire 888 Seventh Avenue Loan Combination, subject to a $4,000 monthly minimum;

•	any modification, extension, waiver or amendment of the payment terms of the 888 Seventh Avenue Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the 888 Seventh Avenue Mortgage Loan nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender Agreement (taking into account that the 888 Seventh Avenue Mortgage Loan is subordinate to both of the 888 Seventh Avenue Senior Non-Trust Loans);

•	in the case of the 888 Seventh Avenue Loan Combination, the master servicer and special servicer under the series 2006-C1 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party under that agreement under provisions that are substantially similar to those described in this prospectus supplement with respect to the Serviced Loan Combinations (see ‘‘The Series 2006-C4 Pooling and Servicing Agreement—The Series 2006-C4 Controlling Class

Representative, the Split Loan Class Representatives and the Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Non-Trust Loan Noteholders’’), subject to the discussion under ‘‘Description of the Mortgage Pool—Loan Combinations—The 888 Seventh Avenue ‘‘Mortgage Loan—Co-Lender Agreement—Consent Rights’’ in this prospectus supplement, and except that some of the servicing actions as to which the Loan Combination Controlling Party for the 888 Seventh Avenue Loan Combination has consent rights may be different in some respects;

•	in the case of the 888 Seventh Avenue Loan Combination, if and for so long as the holder of the 888 Seventh Avenue Mortgage Loan is the related Loan Combination Control Party, then the series 2006-C4 controlling class representative (as designee of the trust as the holder of the 888 Seventh Avenue Mortgage Loan), depending on the circumstances, will have the right to exercise the rights and powers referred to in the prior bullet and to replace the special servicer with respect to the 888 Seventh Avenue Loan Combination under the series 2006-C1 pooling and servicing agreement without consulting the series 2006-C4 controlling class representative;

•	in the case of the 888 Seventh Avenue Loan Combination, if the holders of the 888 Seventh Avenue Senior Non-Trust Loans—or their respective representatives—are together acting as the related Loan Combination Controlling Party, and if those holders—or their respective representatives—have not, within the requisite time period provided for in the related Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the special servicer or master servicer, as applicable, under the series 2006-C1 pooling and servicing agreement will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of the special servicer or the master servicer, as applicable, will be binding on all such parties;

•	subject to the rights of the holder of the 888 Seventh Avenue Mortgage Loan described in the second preceding bullet, the holders of a majority interest in the series 2006-C1 controlling class (which is substantially the same as the series 2006-C4 controlling class) will have the right to replace the special servicer under the series 2006-C1 pooling and servicing agreement on terms and conditions that are similar to those applicable to the replacement of the special servicer under the series 2006-C4 pooling and servicing agreement by the holders of a majority interest in the series 2006-C4 controlling class, as described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement — Replacement of the Special Servicer’’ in this prospectus supplement.

•	in general, the respective parties to the series 2006-C1 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2006-C4 pooling and servicing agreement; and

•	if the 888 Seventh Avenue Mortgage Loan becomes no longer subject to the series 2006-C1 pooling and servicing agreement, then the 888 Seventh Avenue Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the series 2006-C1 pooling and servicing agreement and, if applicable, the special servicer under the series 2006-C1 pooling and servicing agreement, on terms substantially similar to those in the series 2006-C1 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the 888 Seventh Avenue Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the 888 Seventh Avenue Mortgage Loan unless the holders of all mortgage loans comprising the 888 Seventh Avenue Loan Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from S&P and Moody’s of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series 2006-C4 certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The series 2006-C4 certificates will be issued, on or about June 29, 2006, under the series 2006-C4 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the underlying mortgage loans;

•	any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the underlying mortgage loans;

•	our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

•	any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

•	those funds or assets as from time to time are deposited in the various transaction accounts described under ‘‘Description of the Series 2006-C4 Pooling and Servicing Agreement—Accounts’’ in this prospectus supplement.

The series 2006-C4 certificates will include the following classes:

•	the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F classes, which are the classes of series 2006-C4 certificates that are offered by this prospectus supplement, and

•	the X, G, H, J, K, L, M, N, P, Q, S, T, HAF-1, HAF-2, HAF-3, HAF-4, HAF-5, HAF-6, HAF-7, HAF-8, HAF-9, HAF-10, HAF-11, SBC-1, SBC-2, SBC-3, SBC-4, SBC-5, SBC-6, SBC-7, SBC-8, SBC-9, SBC-10, SBC-11, SBC-12, SBC-13, SBC-14, SBC-15, R-I, R-II, R-III and R-LR classes, which are the classes of series 2006-C4 certificates that—

1.	will be retained by us or sold in transactions that do not require registration under the Securities Act of 1933, and

2.	are not offered by this prospectus supplement.

The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, HAF-1, HAF-2, HAF-3, HAF-4, HAF-5, HAF-6, HAF-7, HAF-8, HAF-9, HAF-10, HAF-11, SBC-1, SBC-2, SBC-3, SBC-4, SBC-5, SBC-6, SBC-7, SBC-8, SBC-9, SBC-10, SBC-11, SBC-12, SBC-13, SBC-14 and SBC-15 certificates are the series 2006-C4 certificates that will have principal balances and are sometimes referred to as the series 2006-C4 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See ‘‘—Payments’’ below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balances of the respective Non-Pooled Portions of the Split Mortgage Loans) exceeds the total principal balance of the series 2006-C4 principal balance certificates (other than Split Loan Principal Balance Certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2006-C4 principal balance certificates (other than Split Loan Principal Balance Certificates) that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

The class X certificates will not have principal balances. For purposes of calculating accrued interest, however, the class X certificates will have a total notional amount.

The total notional amount of the class X certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time.

The class R-I, R-II, R-III and R-LR certificates will not have principal balances or notional amounts.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee’s distribution date statement.

Registration and Denominations

General.    The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under ‘‘Description of the Certificates—Book-Entry Registration.’’ For so long as any class of offered certificates is held in book-entry form—

•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream.    You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see ‘‘Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream’’ in the accompanying base prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See ‘‘Description of the Certificates—Book-Entry Registration—Holding and Transferring Book-Entry Certificates’’ in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

Payments

General.    For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C4 certificates will be divided into:

1.	Loan Group No. 1, which will consist of 106 underlying mortgage loans, with an Initial Loan Group No. 1 Balance of $1,568,036,055, representing approximately 79.1% of the Initial Mortgage Pool Balance.

2.	Loan Group No. 2, which will consist of 39 underlying mortgage loans, with an Initial Loan Group No. 2 Balance of $414,294,469, representing approximately 20.9% of the Initial Mortgage Pool Balance.

On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2006-C4 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2006-C4 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See ‘‘—Registration and Denominations’’ above.

Payments of Interest.    All of the classes of the series 2006-C4 certificates, except for the R-I, R-II, R-III, and R-LR classes, will bear interest.

With respect to each interest-bearing class of the series 2006-C4 certificates, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for that particular class of series 2006-C4 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that particular class of series 2006-C4 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

On each distribution date, subject to the Net Available P&I Funds, the Class HAF Available P&I Funds or the Class SBC Available P&I Funds, as applicable, for that date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Split Loan Principal Balance Certificates,’’ as applicable, below, the total amount of interest distributable with respect to each interest-bearing class of the series 2006-C4 certificates will equal—

•	the total amount of interest accrued during the related interest accrual period with respect to that class of series 2006-C4 certificates, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2006-C4 certificates.

If the full amount of interest distributable with respect to any interest-bearing class of the series 2006-C4 certificates is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the Net Available P&I Funds, the Class HAF Available P&I Funds or the Class SBC Available P&I Funds, as applicable, for those future distribution dates and the priorities of payment described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Split Loan Principal Balance Certificates,’’ as applicable, below. However, no interest will accrue on any of that unpaid interest.

The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series 2006-C4 certificates in the following manner:

•	that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any distribution date that is attributable to the Non-Pooled Portion of a Split Mortgage Loan will be allocated on a pro rata basis to the respective classes of related Split Loan Principal Balance Certificates in accordance with the respective amounts of accrued interest in respect of each such class of series 2006-C4 certificates for the related interest accrual period; and

•	the remaining portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 2006-C4 certificates (exclusive of the Split Loan Principal Balance Certificates) on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2006-C4 certificates for the related interest accrual period.

Calculation of Pass-Through Rates.    The table beginning on page S-7 of this prospectus supplement provides the initial pass-through rate for each interest-bearing class of the series 2006-C4 certificates, provided that as and when indicated

thereon that initial pass-through rate is approximate. Set forth below is a description of how the pass-through rate will be calculated with respect to each class of the series 2006-C4 certificates.

The pass-through rates for the class A-1 certificates will be fixed at the rate per annum identified in the table beginning on page S-7 of this prospectus supplement as the initial pass-through rate for that class.

The pass-through rates for the class A-2, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table beginning on page S-7 of this prospectus supplement as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class A-2, L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2006-C4 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

The pass-through rates for the class A-3, A-AB, A-4 and A-1A certificates will, in the case of each of those classes, for any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified class margin. That class margin is, as to each such class, set forth below.

Class	Class Margin
A-3	0.030%
A-AB	0.045%
A-4	0.020%
A-1A	0.055%

The pass-through rate for the class A-M, A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each such class, with respect to any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the classes of series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates).

For purposes of accruing interest on the class X certificates during each interest accrual period, the total principal balance of each class of series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates) will constitute a single separate component of the total notional amount of the class X certificates, and the applicable class X strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C4 principal balance certificates whose total principal balance makes up that component.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The pass-through rate with respect to each class of the Class HAF Principal Balance Certificates, for any interest accrual period, will equal the Weighted Average Class HAF Non-Pooled Portion Pass-Through Rate for that interest accrual period. The pass-through rate with respect to each class of the Class SBC Principal Balance Certificates, for any interest accrual period, will be equal to the Net Mortgage Pass-Through Rate for the Class SBC Non-Pooled Portion for the related distribution date.

The class R-I, R-II, R-III and R-LR certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal.    Subject to the Net Available P&I Funds, the Class HAF Available P&I Funds or the Class SBC Available P&I Funds, as applicable, for each distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Split Loan Principal Balance Certificates,’’ as applicable, below, the holders of each class of series 2006-C4 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2006-C4 principal balance certificates on any distribution date will generally equal the Total Principal Payment Amount for that distribution date.

The Total Principal Payment Amount for any distribution date will consist of the Class HAF Principal Payment Amount for that distribution date, which is payable with respect to the Class HAF Principal Balance Certificates, the Class SBC Principal Payment Amount for that distribution date, which is payable with respect to the Class SBC Principal Balance Certificates, and the Net Total Principal Payment Amount for that distribution date, which is payable with respect to the remaining series 2006-C4 principal balance certificates.

On each distribution date, after all required payments of interest have been made with respect to the class X, A-1, A-2, A-3, A-AB, A-4 and A-1A certificates on that date, the trustee will be required to apply any and all remaining Net Available P&I Funds to make payments of principal with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. In general:

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	on any given distribution date, except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to Loan Group No. 2;

•	on any given distribution date, beginning with the distribution date in June 2011, except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-AB certificates must be paid down to the Class A-AB Planned Principal Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates—other than as described in the immediately preceding bullet—until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2006-C4 certificates then outstanding.

The ‘‘Class A-AB Planned Principal Balance’’ for any distribution date is the scheduled principal balance specified for that distribution date on Annex F to this prospectus supplement. Such principal balances were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the Modeling Assumptions and a 0% CPR, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to—and, furthermore, following retirement of the class A-1, A-2 and A-3 certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than—the principal balance that is specified for such distribution date on Annex E to this prospectus supplement.

In general, subject to the available funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each distribution date to payments of principal in an amount that will, in the case of each of those classes, generally equal the lesser of:

•	the total principal balance of the subject class of series 2006-C4 principal balance certificates outstanding immediately prior to the subject distribution date; and

•	the excess, if any, of (a) the Net Total Principal Payment Amount for the subject distribution date, over (b) the total payments of principal made on the subject distribution date with respect to all other more senior classes of series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates), as described under ‘‘—Payments—Priority of Payments’’ below.

In no event will the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2006-C4 principal balance certificates (exclusive of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the Split Loan Principal Balance Certificates) be entitled to receive any payments of principal until the total principal balance of all other more senior classes of series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates) is reduced to zero.

The Class HAF Principal Payment Amount for each distribution date will be allocated to the class HAF-1, HAF-2, HAF-3, HAF-4, HAF-5, HAF-6, HAF-7, HAF-8, HAF-9, HAF-10 and HAF-11 certificates, in that order, in each case up to the lesser of (a) the total principal balance of the subject class of Class HAF Principal Balance Certificates immediately prior to that distribution date and (b) any remaining unallocated portion of that Class HAF Principal Payment Amount.

The Class SBC Principal Payment Amount for each distribution date will be allocated to the class SBC-1, SBC-2, SBC-3, SBC-4, SBC-5, SBC-6, SBC-7, SBC-8, SBC-9, SBC-10, SBC-11, SBC-12, SBC-13, SBC-14 and SBC-15 certificates, in that order, in each case up to the lesser of (a) the total principal balance of the subject class of Class SBC Principal Balance Certificates immediately prior to that distribution date and (b) any remaining unallocated portion of that Class SBC Principal Payment Amount.

Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Net Available P&I Funds, the Class HAF Available P&I Funds or the Class SBC Available P&I Funds, as applicable, for that final distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments— Payments on the Split Loan Principal Balance Certificates,’’ as applicable, below, the holders of each class of series 2006-C4 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2006-C4 principal balance certificates outstanding immediately prior to that final distribution date.

If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance (including the portion of any monthly debt service advance with respect to the Non-Pooled Portion of a Split Mortgage Loan) that it has determined is not recoverable out of collections on the related mortgage loan in the trust, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates), and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C4 certificates (exclusive of the Split Loan Principal Balance Certificates), thereby reducing the payments of principal on the series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates). As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group. Notwithstanding the foregoing, collections on any Split Mortgage Loan that are otherwise distributable with respect to the Split Loan Principal Balance Certificates will not be available to reimburse, or pay interest on, advances or to pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than that Split Mortgage Loan.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates). In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates). For purposes of determining the respective portions of the Net Total Principal Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates) will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the penultimate sentence of the prior paragraph.

The class X, R-I, R-II, R-III and R-LR certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Reimbursement Amounts.    As discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below, the total principal balance of any class of series 2006-C4 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2006-C4 principal balance certificates, then, subject to the Net Available P&I Funds, the Class HAF Available P&I Funds or the Class SBC Available P&I Funds, as applicable, and the priority of payments described under ‘‘—Payments —Priority of Payments’’ or ‘‘—Payments—Payments on the Split Loan Principal Balance Certificates,’’ as applicable, below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the ‘‘loss reimbursement amount’’ under ‘‘—Payments—Priority of Payments’’ below, under ‘‘—Payments—Payments on the Split Loan Principal Balance Certificates’’ below and elsewhere in this prospectus supplement mean, in the case of any class of series 2006-C4 principal balance certificates, for any distribution date, the total amount to which the holders of that class will be entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the respective Non-Pooled Portions of the Split Mortgage Loans) exceeds the total principal balance of the series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates) that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2006-C4 principal balance certificates. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Priority of Payments.    On each distribution date, the trustee will apply the Net Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	concurrently, (a) from the portion of the Net Available P&I Funds attributable to Loan Group No. 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Net Available P&I Funds attributable to Loan Group No. 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c) from any and all Net Available P&I Funds, to pay interest to the holders of the class X certificates, up to the total amount of interest payable with respect to such class on the subject distribution date; provided, however, that if the Net Available P&I Funds for the subject distribution date, or the applicable portion of those Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Net Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

(2)	to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Net Total Principal Payment Amount for the subject distribution date that is attributable to Loan Group No. 2;

(3)	to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Net Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificates on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

(4)	to pay principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, sequentially in that order, in each case until the total principal balance of the subject class of series 2006-C4 certificates has been reduced to zero, in an aggregate amount up to the Net Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

(5)	to make payments to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1A classes will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes then outstanding.

On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates as described above, the trustee will apply any remaining Net Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Net Available P&I Funds:

(1)    payments to the holders of the class A-M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-M certificates;

(2)    payments to the holders of the class A-J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A and A-M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

(3)    payments to the holders of the class B certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

(4)    payments to the holders of the class C certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J and B certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

(5)    payments to the holders of the class D certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B and C certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

(6)    payments to the holders of the class E certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C and D certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

(7)    payments to the holders of the class F certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D and E certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

(8)    payments to the holders of the class G certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

(9)    payments to the holders of the class H certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

(10)    payments to the holders of the class J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

(11)    payments to the holders of the class K certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

(12)    payments to the holders of the class L certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

(13)    payments to the holders of the class M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

(14)    payments to the holders of the class N certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

(15)    payments to the holders of the class P certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

(16)    payments to the holders of the class Q certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

(17)    payments to the holders of the class S certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

(18)    payments to the holders of the class T certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

(19)    payments to the holders of the class R-I, R-II, R-III and R-LR certificates, up to the amount of any remaining Net Available P&I Funds;

provided that, on the final distribution date, subject to the Net Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 2006-C4 principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Net Total Principal Payment Amount for the final distribution date.

Payments of Prepayment Premiums and Yield Maintenance Charges.    If any prepayment consideration (including, with respect to the related mortgage loan seller's repurchase in connection with a defeasance prior to the second anniversary of the Issue Date of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rite Aid – Church Street, if the borrower delivers cash instead of securities to effect that defeasance, the portion of the purchase price representing the amount, if any, by which (i) the proceeds from any such cash defeasance deposit by the borrower exceed (ii) the principal balance of the mortgage loan, together with accrued interest and costs) is collected during any particular collection period with respect to any mortgage loan in the trust (exclusive of any prepayment consideration collected with respect to the Non-Pooled Portion of a Split Mortgage Loan), regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal on such distribution date, from the loan group (i.e., Loan Group No. 1 or Loan Group No. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of—

•	the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2006-C4 principal balance certificates for the related interest accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2006-C4 principal balance certificates on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Net Total Principal Payment Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X certificates.

If any prepayment consideration is collected during any particular collection period with respect to a Split Mortgage Loan, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the Pooled Portion and the Non-Pooled Portion of that Split Mortgage Loan on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the Non-Pooled Portion of a Split Mortgage Loan, net of workout fees and liquidation fees payable in connection with the receipt thereof, will be distributed among the holders of the respective classes of Split Loan Principal Balance Certificates related to that Split Mortgage Loan, pro rata, based on the amount of principal then being prepaid with respect to each such class of Split Loan Principal Balance Certificates.

Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Payments on the Split Loan Principal Balance Certificates.

Payments with Respect to the Class HAF Principal Balance Certificates.    On each distribution date, the trustee will apply the Class HAF Available P&I Funds for that date to make the following payments and in the following order of priority, in each case to the extent of the remaining portion of the Class HAF Available P&I Funds:

Order of Payment	Recipient Class or Classes	Type and Amount of Payment
1	HAF-1	Interest up to the total interest payable on that class
2	HAF-1	Principal up to the total principal payable on that class
3	HAF-1	Reimbursement up to the total loss reimbursement amount for that class
4	HAF-2	Interest up to the total interest payable on that class
5	HAF-2	Principal up to the total principal payable on that class
6	HAF-2	Reimbursement up to the loss reimbursement amount for that class
7	HAF-3	Interest up to the total interest payable on that class
8	HAF-3	Principal up to the total principal payable on that class
9	HAF-3	Reimbursement up to the loss reimbursement amount for that class
10	HAF-4	Interest up to the total interest payable on that class
11	HAF-4	Principal up to the total principal payable on that class
12	HAF-4	Reimbursement up to the loss reimbursement amount for that class
13	HAF-5	Interest up to the total interest payable on that class
14	HAF-5	Principal up to the total principal payable on that class
15	HAF-5	Reimbursement up to the loss reimbursement amount for that class
16	HAF-6	Interest up to the total interest payable on that class
17	HAF-6	Principal up to the total principal payable on that class
18	HAF-6	Reimbursement up to the loss reimbursement amount for that class
19	HAF-7	Interest up to the total interest payable on that class
20	HAF-7	Principal up to the total principal payable on that class
21	HAF-7	Reimbursement up to the loss reimbursement amount for that class
22	HAF-8	Interest up to the total interest payable on that class
23	HAF-8	Principal up to the total principal payable on that class
24	HAF-8	Reimbursement up to the loss reimbursement amount for that class
25	HAF-9	Interest up to the total interest payable on that class
26	HAF-9	Principal up to the total principal payable on that class
27	HAF-9	Reimbursement up to the loss reimbursement amount for that class
28	HAF-10	Interest up to the total interest payable on that class
29	HAF-10	Principal up to the total principal payable on that class
30	HAF-10	Reimbursement up to the loss reimbursement amount for that class
31	HAF-11	Interest up to the total interest payable on that class
32	HAF-11	Principal up to the total principal payable on that class
33	HAF-11	Reimbursement up to the loss reimbursement amount for that class

Payments with Respect to the Class SBC Principal Balance Certificates.    On each distribution date, the trustee will apply the Class SBC Available P&I Funds for that date to make the following payments and in the following order of priority, in each case to the extent of the remaining portion of the Class SBC Available P&I Funds:

Order of Payment	Recipient Class or Classes	Type and Amount of Payment
1	SBC-1	Interest up to the total interest payable on that class
2	SBC-1	Principal up to the total principal payable on that class
3	SBC-1	Reimbursement up to the total loss reimbursement amount for that class
4	SBC-2	Interest up to the total interest payable on that class
5	SBC-2	Principal up to the total principal payable on that class
6	SBC-2	Reimbursement up to the loss reimbursement amount for that class

Order of Payment	Recipient Class or Classes	Type and Amount of Payment
7	SBC-3	Interest up to the total interest payable on that class
8	SBC-3	Principal up to the total principal payable on that class
9	SBC-3	Reimbursement up to the loss reimbursement amount for that class
10	SBC-4	Interest up to the total interest payable on that class
11	SBC-4	Principal up to the total principal payable on that class
12	SBC-4	Reimbursement up to the loss reimbursement amount for that class
13	SBC-5	Interest up to the total interest payable on that class
14	SBC-5	Principal up to the total principal payable on that class
15	SBC-5	Reimbursement up to the loss reimbursement amount for that class
16	SBC-6	Interest up to the total interest payable on that class
17	SBC-6	Principal up to the total principal payable on that class
18	SBC-6	Reimbursement up to the loss reimbursement amount for that class
19	SBC-7	Interest up to the total interest payable on that class
20	SBC-7	Principal up to the total principal payable on that class
21	SBC-7	Reimbursement up to the loss reimbursement amount for that class
22	SBC-8	Interest up to the total interest payable on that class
23	SBC-8	Principal up to the total principal payable on that class
24	SBC-8	Reimbursement up to the loss reimbursement amount for that class
25	SBC-9	Interest up to the total interest payable on that class
26	SBC-9	Principal up to the total principal payable on that class
27	SBC-9	Reimbursement up to the loss reimbursement amount for that class
28	SBC-10	Interest up to the total interest payable on that class
29	SBC-10	Principal up to the total principal payable on that class
30	SBC-10	Reimbursement up to the loss reimbursement amount for that class
31	SBC-11	Interest up to the total interest payable on that class
32	SBC-11	Principal up to the total principal payable on that class
33	SBC-11	Reimbursement up to the loss reimbursement amount for that class
34	SBC-12	Interest up to the total interest payable on that class
35	SBC-12	Principal up to the total principal payable on that class
36	SBC-12	Reimbursement up to the loss reimbursement amount for that class
37	SBC-13	Interest up to the total interest payable on that class
38	SBC-13	Principal up to the total principal payable on that class
39	SBC-13	Reimbursement up to the loss reimbursement amount for that class
40	SBC-14	Interest up to the total interest payable on that class
41	SBC-14	Principal up to the total principal payable on that class
42	SBC-14	Reimbursement up to the loss reimbursement amount for that class
43	SBC-15	Interest up to the total interest payable on that class
44	SBC-15	Principal up to the total principal payable on that class
45	SBC-15	Reimbursement up to the loss reimbursement amount for that class

Treatment of REO Properties

Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2006-C4 certificates,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2006-C4 certificates, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2006-C4 pooling and servicing agreement.

In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate, the Weighted Average Class HAF Non-Pooled Portion Pass-Through Rate and the Total Principal Payment Amount for each distribution date.

Operating revenues and other proceeds derived from an REO Property administered under the series 2006-C4 pooling and servicing agreement will be applied—

•	first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

To the extent described under ‘‘Description of the Series 2006-C4 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the respective Non-Pooled Portions of the Split Mortgage Loans) may decline below the total principal balance of the series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates). If this occurs following the payments made to the series 2006-C4 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2006-C4 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool (reduced by the total Allocated Principal Balance of the respective Non-Pooled Portions of the Split Mortgage Loans) that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-3, A-AB, A-4 and A-1A, pro rata based on total outstanding principal balances

Notwithstanding the foregoing, Realized Losses and Additional Trust Fund Expenses, if any, in respect of a Split Mortgage Loan will be allocated to the related Split Loan Principal Balance Certificates, as and to the extent described below.

As a result of Realized Losses and Additional Trust Fund Expenses with respect to the HAF Split Mortgage Loans, the aggregate Allocated Principal Balance of the Class HAF Non-Pooled Portions may decline below the total principal balance of the Class HAF Principal Balance Certificates. If this occurs following the payments made to the holders of the series 2006-C4 certificates on any distribution date, then the respective total principal balances of the class HAF-11, HAF-10, HAF-9, HAF-8, HAF-7, HAF-6, HAF-5, HAF-4, HAF-3, HAF-2 and HAF-1 certificates are to be successively reduced, in that order, until the total principal balance of the Class HAF Principal Balance Certificates equals the aggregate Allocated Principal Balance of the Class HAF Non-Pooled Portions that will be outstanding immediately following that distribution date.

As a result of Realized Losses and Additional Trust Fund Expenses with respect to the SBC Split Mortgage Loan, the Allocated Principal Balance of the Class SBC Non-Pooled Portion may decline below the total principal balance of the Class SBC Principal Balance Certificates. If this occurs following the payments made to the holders of the series 2006-C4 certificates on any distribution date, then the respective total principal balances of the class SBC-15, SBC-14, SBC-13, SBC-12, SBC-11, SBC-10, SBC-9, SBC-8, SBC-7, SBC-6, SBC-5, SBC-4, SBC-3, SBC-2 and SBC-1 certificates are to be successively reduced, in that order, until the total principal balance of the Class SBC Principal Balance Certificates equals the Allocated Principal Balance of the Class SBC Non-Pooled Portion that will be outstanding immediately following that distribution date.

The reductions in the total principal balances of the respective classes of series 2006-C4 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between (a) the underlying mortgage loans and/or the applicable portions thereof and (b) the subject classes of series 2006-C4 certificates.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest), over

•	the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest) on, that mortgage loan.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest) also will be treated as a Realized Loss.

Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool.

Additional Trust Fund Expenses may include:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	any unanticipated, non-mortgage loan specific expense of the trust, including—

1.	any reimbursements and indemnifications to the trustee and various related persons described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus,

2.	any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying base prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—REO Properties’’ in this prospectus supplement and/or ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus;

•	rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

Any expenses under the governing servicing agreement for the Outside Serviced Loan Combination that are similar to the Additional Trust Fund Expenses described above and that relate to the Outside Serviced Loan Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2006-C4 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the Outside Serviced Trust Mortgage Loan, should be considered Additional Trust Fund Expenses.

The Total Principal Payment Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the respective Non-Pooled Portions of the Split Mortgage Loans) may exceed the total principal balance of the series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates). If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2006-C4 principal balance certificates, the total principal balances of one or more classes of series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates) that had previously been reduced as described above in this ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates) in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates) with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2006-C4 principal balance certificates (exclusive of the Split Loan Principal Balance Certificates) being in excess of the total Stated Principal Balance of the mortgage pool (exclusive of the respective Non-Pooled Portions of the Split Mortgage Loans). Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2006-C4 certificates that would otherwise have accrued if the reinstated principal amounts had never been written off.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, one-twelfth of the product of the related annual master servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan(3)	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account (4)	Monthly
Additional Master Servicing Compensation /Master Servicer	•Prepayment Interest Excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time
	•All interest and investment income earned on amounts on deposit in the master servicer’s custodial account and in any Loan Combination-specific account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	•All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	•Late payment charges and Default Interest actually collected with respect to any underlying mortgage loan in the trust fund during any collection period (and, in the case of the 888 Seventh Avenue Mortgage Loan, passed through to the trust), but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans	Time to time
Outside Master Servicing Fee / Master Servicer of the Outside Serviced Trust Mortgage Loan	With respect to the Outside Serviced Trust Mortgage Loan, one-twelfth of the product of the related annual outside master servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan. (5)	Compensation	Out of payments of interest with respect to the Outside Serviced Trust Mortgage Loan.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property, one-twelfth of the product of the annual special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan. (6)	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust (7)	Time to time
Outside Special Servicing Fee/ Special Servicer of Outside Serviced Trust Mortgage Loan	With respect to the Outside Serviced Trust Mortgage Loan and each related Non-Trust Loan, one-twelfth of the product of the related annual outside special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan (with a minimum of $4,000 per month for its entire related loan combination). (5)	Compensation	First out of amounts otherwise payable to the trust with respect to the Outside Serviced Trust Mortgage Loan, and then out of other payments with respect to the Outside Serviced Loan Combination	Time to time
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan that has been and continues to be worked-out, the workout fee rate of 1.0% multiplied by each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Compensation	Out of each collection of interest (other than Default Interest), principal and prepayment consideration received on the subject mortgage loan (7)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than, if applicable, the Outside Serviced Trust Mortgage Loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than, if applicable, the Outside Serviced Trust Mortgage Loan) or REO Property for which the special servicer receives any Liquidation Proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of Default Interest). (8)	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be (7)	Time to time
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Special Servicer of Outside Serviced Trust Mortgage Loan	With respect to the Outside Serviced Trust Mortgage Loan and the related Non-Trust Loans, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement, which fees are calculated in substantially the same manner as the comparable fees under the series 2006-C4 pooling and servicing agreement. (9)	Compensation	First out of amounts otherwise payable to the trust with respect to the Outside Serviced Trust Mortgage Loan, and then out of other payments with respect to the Outside Serviced Loan Combination.	Time to Time
Additional Special Servicing Compensation / Special Servicer	•All interest and investment income earned on amounts on deposit in the special servicer’s REO Account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	•Late payment charges and Default Interest actually collected with respect to any mortgage loan (other than the Outside Serviced Trust Mortgage Loan), but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed	Compensation	Late payment charges and Default Interest actually collected in respect of the underlying mortgage loans	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer (10)	•All assumption fees, assumption application fees, modification fees, consent fees, extension fees and similar fees actually collected on the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loan) and the Serviced Non-Trust Loan	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual trustee fee rate, multiplied by the aggregate Stated Principal Balance of the mortgage pool outstanding immediately prior to such distribution date. (11)	Compensation	General collections on the mortgage pool on deposit in the trustee’s collection account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s collection account and interest reserve account (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related underlying mortgage, then such reimbursements shall be paid out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account (12)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Interest on servicing advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance	Payment of interest on servicing advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account (13)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I advances made with respect to the mortgage pool	Amounts on deposit in the master servicer’s custodial account that represent late collections of interest and principal (net of related master servicing, workout and liquidation fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related underlying mortgage, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account (14)	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account (15)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of Expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances	Time to Time
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged real property / Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property)	Reimbursement of Expenses	Out of general collections on deposit in the master servicer’s custodial account (4)	Time to time
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters	Payment of Expenses	Out of general collections on deposit in the master servicer’s custodial account (4)	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor	Payment of Expenses	Out of general collections on deposit in the master servicer’s custodial account (4)	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing expense	Payment of servicing expenses	Out of general collections on deposit in the master servicer’s custodial account (4)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Amounts payable or reimbursable to a Non-Trust Noteholder or a servicer of the Outside Serviced Trust Mortgage Loan	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement	Payment or reimbursement or amounts payable by the trust	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Reimbursement of nonrecoverable advances and interest thereon / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related underlying mortgage loan	Reimbursement of Expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage pool and second, out of any other payments and/or collections on the mortgage pool and third, out any other amounts on deposit in the custodial account.	Time to time
Indemnification of expenses in connection with the termination and removal of the master servicer or the special servicer as a result of an Event of Default / the applicable party to the pooling and servicing agreement	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account.	Time to time
Cost of transferring mortgage files and related documents to a successor trustee/ trustee	The cost of transferring mortgage files and related documents to a successor trustee	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to Time
Cost of opinions or advice of counsel / Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account or the master servicer’s custodial account (4)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Payment of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust / Party payment such expense	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Indemnification Expenses / Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property/ Special Servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property (4)	Time to time
The cost or expenses incurred in connection with determining the identity of the Controlling Class Representative or a Loan- Specific Class Representative	The amount of such cost or expenses	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the series 2006-C4 controlling class certificates or the Split Loan Principal Balance Certificates, as the case may be)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Indemnification Expenses/ Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable ‘‘out-of-pocket’’ expense arising out of, or incurred in connection with the series 2006-C4 pooling and servicing agreement, the series 2006-C4 certificates (provided that such loss, liability or expense constitutes an ‘‘unanticipated expense’’ within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii)) (16)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s collection account (and, to the extent that a Loan Combination or any related REO Property is affected, such indemnity will be payable out of the related Loan Combination custodial account)	Time to time
Indemnification Expenses/ Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of Depositor, Master Servicer or Special Servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the series 2006-C4 pooling and servicing agreement or the series 2006-C4 certificates (16)	Indemnification	Amounts on deposit on the master servicer’s custodial account (17)	Time to time
Servicing Advances, Interest on Servicing Advances, Servicing Expenses and Indemnification Expenses / Master Servicer or Special Servicer of the Outside Serviced Trust Mortgage Loan	Substantially the same as corresponding items under the series 2006-C4 pooling and servicing agreement	Fees, Expenses and Indemnification	Payable first out of amounts otherwise payable to the trust with respect to the Outside Serviced Mortgage Loan, and then out of other collections on the Outside Serviced Loan Combination	Time to time
Interest on Delinquency Advances with respect to the 888 Seventh Avenue Senior Non-Trust Loans / Applicable Advancing Party	Substantially the same as corresponding items under the series 2006-C4 pooling and servicing agreement	Expenses	Payable first out of amounts otherwise payable to the trust with respect to the Outside Serviced Mortgage Loan, and then out of other collections on the Outside Serviced Loan Combination	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2006-C4 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the series 2006-C4 certificates.

(3)	The master servicing fee rate (which includes the outside master servicing fee rate under footnote (5) below) for each mortgage loan will range, on a loan-by-loan basis, from 0.02% per annum to 0.11% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—The Principal Master Servicing Compensation.’’

(4)	In the case of a mortgage loan in a Serviced Loan Combination, first, out of amounts on deposit in the Loan Combination-specific custodial account.

(5)	The outside master servicing fee rate for the Outside Serviced Trust Mortgage Loan will equal 0.01% per annum. The outside special servicing fee rate for the Outside Serviced Trust Mortgage Loan will equal 0.35% per annum.

(6)	The special servicing fee rate for each mortgage loan will equal 0.25% per annum., as described in this prospectus supplement under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee.’’

(7)	If the subject underlying mortgage loan is part of an A/B Loan Combination, such amounts will generally be paid first, to the maximum extent permitted under the related Co-Lender Agreement, out of any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holder of the related Subordinate Serviced Non-Trust Loan as collections of interest on and/or principal of, or any other relevant amounts with respect to, that Non-Trust Loan with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable, prior to affecting amounts distributable to the trust.

(8)	Circumstances as to when a liquidation fee is not payable are set forth under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee’’ in this prospectus supplement.

(9)	The liquidation fee rate and the workout fee rate with respect to the outside serviced trust mortgage loan will equal 1.0% per annum.

(10)	Allocable between the master servicer and the special servicer as provided in the series 2006-C4 pooling and servicing agreement.

(11)	The trustee fee rate will equal 0.001% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Trustee Compensation.’’

(12)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such servicing advance will generally be paid out of amounts on deposit in the related Loan Combination-specific account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Loan Combination-specific account that represent Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Serviced Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of first, in the case of an A/B Loan Combination, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holder of the related Subordinate Serviced Non-Trust Loan as collections of interest on and/or principal of, or any other relevant amounts with respect to, that Non-Trust Loan included in the subject Loan Combination, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination.

(13)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such amounts will generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, in the case of an A/B Loan Combination, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holder of the related Subordinate Serviced Non-Trust Loan Noteholder(s), as collections of interest on and/or principal of, or any other relevant amounts with respect to, that Non-Trust Loan, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, third, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, fourth, as and to the extent provided in the series 2006-C4 pooling and servicing agreement, out of general collections on the mortgage pool.

(14)	If the subject underlying mortgage loan is part of a Loan Combination, reimbursement of P&I advances will generally be paid out of amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable to the trust as late collections of interest on and/or principal of the mortgage loan included in the subject Serviced Loan Combination without regard to such P&I advances, such reimbursement to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from the amounts otherwise so distributable, provided that if the party entitled to the reimbursement of such P&I advance has made a determination that such P&I advance is nonrecoverable, then such P&I advance will generally be paid out of first, in the case of an A/B Loan Combination, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holder of the related Subordinate Serviced Non-Trust Loan as collections of interest on and/or principal of, or any other relevant amounts with respect to, that Non-Trust Loan included in the subject Loan Combination, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination.

(15)	If the subject underlying mortgage loan is part of an A/B Loan Combination, such amounts will generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holder of the related Subordinate Serviced Non-Trust Loan Noteholder, as collections of interest on and/or principal of, or any other relevant amounts with respect to, that Non-Trust Loan, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, third, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, fourth, as and to the extent provided in the series 2006-C4 pooling and servicing agreement, out of general collections on the mortgage pool.

(16)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2006-C4 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2006-C4 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2006-C4 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2006-C4 pooling and servicing agreement, or allocable overhead.

(17)	If a Serviced Loan Combination is involved, such indemnity will be payable out of the related Loan Combination-specific custodial account and, if and to the extent not solely attributable to the Serviced Non-Trust Loan included in such Loan Combination, will also be payable out of the master servicer’s custodial account if amounts on deposit in the related Loan Combination-specific account are insufficient therefor.

Reports to Certificateholders; Available Information

Certificateholder Reports.    Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under ‘‘—Information Available Electronically’’ below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A distribution date statement containing substantially the information contained in Annex D to this prospectus supplement.

•	A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

•	A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

The master servicer or the special servicer, as specified in the series 2006-C4 pooling and servicing agreement, is required to deliver to the trustee (or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under ‘‘—Information Available Electronically,’’ a copy of each of the following reports with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced Trust Mortgage Loan) and the corresponding mortgaged real properties:

•	a CMSA delinquent loan status report;

•	a CMSA historical loan modification and corrected mortgage loan report;

•	a CMSA historical liquidation report;

•	a CMSA REO status report;

•	a CMSA servicer watch list;

•	a loan payoff notification report;

•	a CMSA comparative financial status report;

•	a CMSA loan level reserve/LOC report;

•	a CMSA loan periodic update file;

•	a CMSA advance recovery report;

•	a CMSA property file; and

•	a CMSA financial file.

In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

•	with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Recipients of the reports described above in this ‘‘—Reports to Certificateholders; Available Information’’ section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

With respect to the Outside Serviced Trust Mortgage Loan, the reports required to be delivered to the holder of those mortgage loans by the series 2006-C1 master servicer, pursuant to the governing servicing agreement are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2006-C4 pooling and servicing agreement. To the extent any such information with respect to the Outside Serviced Trust Mortgage Loan or the related mortgaged real property is received from the series 2006-C1 master servicer, the series 2006-C4 master servicer is required to aggregate that information with the CMSA reports the series 2006-C4 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under ‘‘—Information Available Electronically.’’ The obligation of the series 2006-C4 master servicer and/or the trustee to remit any reports or information identified in this ‘‘—Reports to Certificateholders; Available Information’’ section with respect to the Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan.

Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2006-C4 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Book-Entry Certificates.    If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2006-C4 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2006-C4 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically.    The trustee will make available each month, for the relevant reporting periods, to the series 2006-C4 certificateholders and beneficial owners of series 2006-C4 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2006-C4 pooling and servicing agreement from the person(s) seeking access. The trustee’s internet website will initially be located at www.etrustee.net.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange

Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See ‘‘Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC’’ in the accompanying base prospectus.

The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Requests for this information should be made to the trustee at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Kristen Packwood, telephone number (312) 904-4207.

The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 2006-C4 pooling and servicing agreement.

Upon notice from the underwriters that the non-offered classes of series 2006-C4 certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 2006-C4 certificateholders.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Other Information.    The series 2006-C4 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•	this prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 2006-C4 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the series 2006-C4 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2006-C4 certificateholders since the Issue Date;

•	all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

•	upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2006-C4 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this prospectus supplement;

•	upon request, except in the case of the Outside Serviced Trust Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2006-C4 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this prospectus supplement; and

•	with respect to the Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of the Outside Serviced Trust Mortgage Loan.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2006-C4 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2006-C4 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

Voting Rights

The voting rights for the series 2006-C4 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2006-C4 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the class X; and

•	0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III and R-LR certificates.

Notwithstanding the foregoing, solely for purposes of allocating voting rights to the Split Loan Principal Balance Certificates, the respective total principal balances of the respective classes of the Class HAF Principal Balance Certificates will be deemed reduced by their respective shares of any Appraisal Reduction Amount with respect to any of the Class HAF Split Mortgage Loan, as follows: any Appraisal Reduction Amount with respect to any Class HAF Split Mortgage Loan will be deemed allocated to so reduce the total principal amounts of the class HAF-11, HAF-10, HAF-9, HAF-8, HAF-7, HAF-6, HAF-5, HAF-4, HAF-3, HAF-2 and HAF-1 certificates, in that order, in each case up to the total principal amount thereof. Similarly, solely for purposes of allocating voting rights to the Split Loan Certificates, the respective total principal balances of the respective classes of the Class SBC Principal Balance Certificates will be reduced by their respective shares of any Appraisal Reduction Amount with respect to the SBC Split Mortgage Loan, as follows: any Appraisal Reduction Amount with respect to the SBC Split Mortgage Loan will be deemed allocated to so reduce the total principal amounts of the class SBC-15, SBC-14, SBC-13, SBC-12, SBC-11, SBC-10, SBC-9, SBC-8, SBC-7, SBC-6, SBC-5, SBC-4, SBC-3, SBC-2 and SBC-1 certificates, in that order, in each case up to the total principal amount thereof.

Voting rights allocated to a class of series 2006-C4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the series 2006-C4 pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust by any single certificateholder or group of certificateholders of the series 2006-C4 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc., in that order of preference.

Written notice of termination of the series 2006-C4 pooling and servicing agreement will be given to each series 2006-C4 certificateholder. The final payment with respect to each series 2006-C4 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2006-C4 certificate registrar or at any other location specified in the notice of termination.

Any purchase by any single holder or group of holders of the controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

•	the sum of—

1.	the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust,

minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2006-C4 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2006-C4 certificates. However, the rights of any single holder or group of holders of the series 2006-C4 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool (including the Non-Pooled Portions of the Split Mortgage Loans) be less than 1.0% of the total principal balance of the series 2006-C4 principal balance certificates on the Issue Date. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-C4 certificateholders, will constitute part of the Net Available P&I Funds, the Class HAF Available P&I Funds or the Class SBC Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2006-C4 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2006-C4 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2006-C4 pooling and servicing agreement, in connection with an exchange of all the remaining series 2006-C4 certificates for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any offered certificate will depend on:

•	the price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Pass-Through Rates.    If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.    The yield to maturity of any class of offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2006-C4 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2006-C4 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

Delinquencies and Defaults on the Mortgage Loans.    The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C4 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C4 certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto. Notwithstanding the foregoing, collections on a Split Mortgage Loan that are otherwise payable with respect to the related Split Loan Principal Balance Certificates will not be available to reimburse, or pay interest on, advances and/or to pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than that Split Mortgage Loan.

The Effect of Loan Groups.    The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2. In addition, the holders of the class A-1A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2 and, prior to the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Relevant Factors.    The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods, and

3.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

•	the quality of management of the mortgaged real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See ‘‘Risk Factors,’’ ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2006-C4 Pooling and Servicing Agreement’’ and ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying base prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest.    If the portion of the Net Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Net Available P&I Funds on those subsequent distribution dates and the priority of payments described under ‘‘Description of the Offered Certificates— Payments—Priority of Payments’’ in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments.    Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Yield Sensitivity

The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance of each class of offered certificates. For example, 99-24 means 99 24/32%.

We calculated the yields set forth in the tables on Annex C-1 by—

•	determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

•	converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the ‘‘PSA Standard Formulas.’’ The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that—

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

•	the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

•	the total purchase prices of the offered certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

Weighted Average Lives

The weighted average life of any offered certificate refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

As described in this prospectus supplement, the Net Total Principal Payment Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates (allocated among those classes as described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Net Total Principal Payment Amount is applied, the weighted average lives of some classes of offered certificates will be shorter, and the weighted average lives of other classes of offered certificates will be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2006-C4 certificates with principal balances.

The tables set forth in Annex C-2 show with respect to each class of offered certificates—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C-2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2006-C4 certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-C4 pooling and servicing agreement and the governing servicing agreement for the Outside Serviced Trust Mortgage Loan, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II, REMIC III and the individual loan REMIC will qualify as a REMIC under the Internal Revenue Code.

The assets of REMIC I will generally include—

•	the underlying mortgage loans,

•	any REO Properties acquired on behalf of the series 2006-C4 certificateholders,

•	the master servicer’s custodial account,

•	the special servicer’s REO account, and

•	the trustee’s collection account and interest reserve account;

provided that one (1) mortgage loan will constitute the primary asset of a separate individual loan REMIC, and the regular interest in that individual loan REMIC will be an asset of REMIC I instead of the related mortgage loan or any related REO Property.

For federal income tax purposes,

•	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

•	the class R-I certificates will evidence the sole class of residual interests in REMIC I,

•	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

•	the class R-II certificates will evidence the sole class of residual interests in REMIC II,

•	the class A-1, A-2, A-3, A-AB, A-4, A-1A, X, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, HAF-1, HAF-2, HAF-3, HAF-4, HAF-5, HAF-6, HAF-7, HAF-8, HAF-9, HAF-10, HAF-11, SBC-1, SBC-2, SBC-3, SBC-4, SBC-5, SBC-6, SBC-7, SBC-8, SBC-9, SBC-10, SBC-11, SBC-12, SBC-13, SBC-14 and SBC-15 certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

•	the class R-III certificates will evidence the sole class of residual interests in REMIC III.

•	the class R-LR certificates will evidence the sole class of residual interests in the individual loan REMIC.

For federal income tax purposes, the class X certificates will evidence multiple regular interests in REMIC III.

Discount and Premium; Prepayment Consideration

For federal income tax reporting purposes, the class E and F certificates will be issued with a de minimis amount of original issue discount. The other classes of offered certificates will be issued with no original issue discount, and may, in some cases, be treated as having been issued at a premium.

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate.

Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying base prospectus.

When determining the rate of accrual of market discount and premium, if any, with respect to the series 2006-C4 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a ‘‘domestic building and loan association’’ under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a ‘‘loan secured by an interest in real property’’ or a ‘‘real estate asset’’ and interest on that loan would not constitute ‘‘interest on obligations secured by real property’’ for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs —Characterization of Investments in REMIC Certificates’’ in the accompanying base prospectus.

Prohibited Transactions Tax and Other Taxes

In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2006-C4 certificateholders.

See ‘‘The Series 2006-C4 Pooling and Servicing Agreement—REO Properties’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the accompanying base prospectus.

ERISA CONSIDERATIONS

If you are—

•	a fiduciary of a Plan, or

•	any other person investing ‘‘plan assets’’ of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a ‘‘prohibited transaction’’ or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See ‘‘ERISA Considerations’’ in the accompanying base prospectus.

If a Plan acquires a series 2006-C4 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See ‘‘ERISA Considerations—Plan Asset Regulations’’ in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered ‘‘plan assets’’ if less than 25% of the value of each class of equity interests is held by ‘‘benefit plan investors,’’ which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2006-C4 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2006-C4 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-C4 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust’s underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody’s;

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the series 2006-C4 pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Moody’s. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody’s for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this prospectus supplement.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any party responsible for servicing an Outside Serviced Trust Mortgage Loan, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

•	the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

•	the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

•	the continued holding of offered certificates by a Plan.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

None of the offered certificates will be mortgage related securities for purposes of SMMEA. Furthermore, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the accompanying base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates as set forth on the table below. Not every underwriter will have an obligation to acquire offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us will be approximately $1,840,894,000, plus accrued interest on all the offered certificates from June 11, 2006. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about June 29, 2006, against payment for them in immediately available funds.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-AB	Class A-4
Lehman Brothers Inc.	$30,000,000	$38,000,000	$23,000,000	$67,000,000	$815,337,000
UBS Securities LLC	0	0	0	0	0
Total	$30,000,000	$38,000,000	$23,000,000	$67,000,000	$815,337,000

Underwriter	Class A-1A	Class A-M	Class A-J	Class B	Class C
Lehman Brothers Inc.	$414,294,000	$198,233,000	$148,675,000	$17,345,000	$24,779,000
UBS Securities LLC	0	0	0	0	0
Total	$414,294,000	$198,233,000	$148,675,000	$17,345,000	$24,779,000

Underwriter	Class D	Class E	Class F
Lehman Brothers Inc.	$17,346,000	$14,867,000	$24,779,000
UBS Securities LLC	0	0	0
Total	$17,346,000	$14,867,000	$24,779,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

•	the receipt of various legal opinions; and

•	the satisfaction of various conditions, including that—

1.	no stop order suspending the effectiveness of our registration statement is in effect, and

2.	no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Each underwriter has represented to and agreed with us that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented to and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of series 2006-C4 certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the series 2006-C4 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2006-C4 certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of series 2006-C4 certificates to the public’’ in relation to any series 2006-C4 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2006-C4 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2006-C4 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriting agreement provides that we must indemnify the underwriters, and that under limited circumstances the underwriters must indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in various free writing prospectuses relating to the offered certificates, this prospectus supplement, the accompanying base prospectus or our registration statement.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying base prospectus.

With respect to this offering—

•	Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner, and

•	UBS Securities LLC is acting as co-lead manager.

LEGAL MATTERS

Particular legal matters relating to the offered certificates will be passed upon for us by Sidley Austin LLP, New York, New York, for both underwriters by Sidley Austin LLP, New York, New York and for UBS Securities LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

Class	S&P	Moody’s
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
A-AB	AAA	Aaa
A-4	AAA	Aaa
A-1A	AAA	Aaa
A-M	AAA	Aaa
A-J	AAA	Aaa
B	AA+	Aa1
C	AA	Aa2
D	AA−	Aa3
E	A+	A1
F	A	A2

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges, Default Interest will be received, and

•	the yield to maturity that investors may experience.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody’s.

See ‘‘Rating’’ in the accompanying base prospectus.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement.

‘‘30/360 Basis’’ means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

‘‘44 Wall Street Borrower’’ means the borrower under the 44 Wall Street Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 44 Wall Street Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘44 Wall Street Mortgage Loan’’ means the underlying mortgage loan secured by the 44 Wall Street Mortgaged Property.

‘‘44 Wall Street Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 44 Wall Street.

‘‘70 Hudson Street Borrowers’’ means the borrowers under the 70 Hudson Street Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 70 Hudson Street Mortgage Loan—The Borrowers and Sponsor’’ in this prospectus supplement.

‘‘70 Hudson Street Mortgage Loan’’ means the underlying mortgage loan secured by the 70 Hudson Street Mortgaged Property

‘‘70 Hudson Street Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 70 Hudson Street.

‘‘70 Hudson Street Non-Pooled Portion’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—General’’ in this prospectus supplement.

‘‘70 Hudson Street Pooled Portion’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—General’’ in this prospectus supplement.

‘‘215 Fremont Street Borrower’’ means the borrower under the 215 Fremont Street Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 215 Fremont Street Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘215 Fremont Street Mortgage Loan’’ means the underlying mortgage loan secured by the 215 Fremont Street Mortgaged Property.

‘‘215 Fremont Street Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 215 Fremont Street.

‘‘888 Seventh Avenue Co-Lender Agreement’’ means the Co-Lender Agreement for the 888 Seventh Avenue Loan Combination.

‘‘888 Seventh Avenue Loan Combination’’ means, collectively, the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Senior Non-Trust Loans.

‘‘888 Seventh Avenue Mortgage Loan’’ means the underlying mortgage loan secured by the 888 Seventh Avenue Mortgaged Property.

‘‘888 Seventh Avenue Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 888 Seventh Avenue.

‘‘888 Seventh Avenue Note A1 Senior Non-Trust Loan’’ means the 888 Seventh Avenue Senior Non-Trust Loan evidenced by a promissory note designated as note A1.

‘‘888 Seventh Avenue Note A2 Senior Non-Trust Loan’’ means the 888 Seventh Avenue Senior Non-Trust Loan evidenced by a promissory note designated as note A2.

‘‘888 Seventh Avenue Senior Non-Trust Loans’’ means the two (2) senior Non-Trust Loans secured by the 888 Seventh Avenue Mortgaged Property.

‘‘A/B Loan Combination’’ means a Loan Combination that consists only of an underlying mortgage loan and a Subordinate Non-Trust Loan. The Two Penn Center Loan Combination, the Seven Corners Loan Combination and the Palm Lake Apartments Loan Combination are the A/B Loan Combinations.

‘‘Actual/360 Basis’’ means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

‘‘Additional Trust Fund Expense’’ means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the series 2006-C4 pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Serviced Non-Trust Loan, and

•	causes a shortfall in the payments of interest or principal on any class of series 2006-C4 certificates.

We provide some examples of Additional Trust Fund Expenses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Administrative Cost Rate’’ means, with respect to each mortgage loan in the trust, the sum of—

•	the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2006-C4 pooling and servicing agreement,

•	the per annum rate at which the monthly trustee fee is calculated under the series 2006-C4 pooling and servicing agreement, and

•	solely with respect to the Outside Serviced Trust Mortgage Loan, the per annum rate at which the applicable servicing fee for the Outside Serviced Trust Mortgage Loan is calculated (on an Actual/360 Basis) under the applicable pooling and servicing agreement.

‘‘ADR’’ means average daily rate.

‘‘Allocated Principal Balance ‘‘ means:

•	in the case of the Pooled Portion of a Split Mortgage Loan, a principal amount equal to the lesser of—

1.	the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of the subject Split Mortgage Loan that is allocable to the Pooled Portion thereof, over (b) all collections and/or advances of principal with respect to the subject Split Mortgage Loan that have previously been allocated to the Pooled Portion thereof, and included in the Net Available P&I Funds, as described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement, and

2.	the then Stated Principal Balance of the subject Split Mortgage Loan; and

•	in the case of the Non-Pooled Portion of a Split Mortgage Loan, a principal amount equal to the lesser of—

1.	the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of the subject Split Mortgage Loan that is allocable to the Non-Pooled Portion thereof, over (b) all collections and/or advances of principal with respect to the subject Split Mortgage Loan that have previously been allocated to the Non-Pooled Portion thereof, and included in the Class HAF Available P&I Funds, in the case of a Class HAF Non-Pooled Portions, or the Class SBC Available P&I Funds, in the case of the Class SBC Non-Pooled Portion, as applicable, as described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement, and

2.	the excess, if any, of (a) the then Stated Principal Balance of the subject Split Mortgage Loan, over (b) the then Allocated Principal Balance of the Pooled Portion thereof.

However, the ‘‘Allocated Principal Balance’’ of each of the Pooled Portion and the Non-Pooled Portion of a Split Mortgage Loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to that Split Mortgage Loan or any related REO Property have been received.

‘‘AMLI of North Dallas Mortgage Loan’’ means the underlying mortgage loan secured by the AMLI of North Dallas Mortgaged Property

‘‘AMLI of North Dallas Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as AMLI of North Dallas.

‘‘AMLI of North Dallas Non-Pooled Portion’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—General’’ in this prospectus supplement.

‘‘AMLI of North Dallas Pooled Portion’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—General’’ in this prospectus supplement.

‘‘Appraisal Reduction Amount’’ means, for any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of ‘‘x’’ over ‘‘y’’ where—

•	‘‘x’’ is equal to the sum of:

1.	the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2006-C4 pooling and servicing agreement;

5.	any other unpaid items that could become Additional Trust Fund Expenses in respect of the mortgage loan; and

6.	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

•    ‘‘y’’ is equal to the sum of:

1.	the excess, if any, of—

(a)	90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period following the date of determination, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

If, however, with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan)—

•	an Appraisal Trigger Event occurs,

•	no appraisal or other valuation estimate, as described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Required Appraisals,’’ is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer’s judgment, materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Appraisal Reduction Amount for a mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Consistent therewith, any Appraisal Reduction Amount or the equivalent under the series 2006-C1 pooling and servicing agreement with respect to the 888 Seventh Avenue Loan Combination will be calculated in a manner substantially the same as that described above, except that any unpaid interest accrued on delinquency advances with respect to both of the 888 Seventh Avenue Senior Non-Trust Loans will be taken into account in calculating an Appraisal Reduction Amount with respect to the 888 Seventh Avenue Loan Combination.

Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows—

•	with respect to the One New York Plaza Loan Combination, any resulting Appraisal Reduction Amount will be allocated, on a pro rata basis by balance, between the One New York Plaza Mortgage Loan and the One New York Plaza Non-Trust Loan;

•	with respect to the 888 Seventh Avenue Loan Combination, any resulting Appraisal Reduction Amount will be allocated under the series 2006-C1 pooling and servicing agreement, first, to the 888 Seventh Avenue Mortgage Loan, up to the amount of the outstanding principal balance of the 888 Seventh Avenue Mortgage Loan, and second, on a pro rata basis by balance, between the 888 Seventh Avenue Senior Note A1 Non-Trust Loan and the 888 Seventh Avenue Senior Note A2 Non-Trust Loan; and

•	with respect to each A/B Loan Combination, any resulting Appraisal Reduction Amount will be allocated, first, to the related Subordinate Non-Trust Loan, up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the subject A/B Non-Trust Loan, and then, to the subject underlying mortgage loan.

‘‘Appraisal Trigger Event’’ means, with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan) or any Serviced Non-Trust Loan, any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.	except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

•    the mortgage loan is delinquent—

1.	except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

2.	solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

•	a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged real property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

Appraisal Trigger Events or the equivalent with respect to the 888 Seventh Avenue Mortgage Loan will be as set forth in, and appraisals of the 888 Seventh Avenue Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series 2006-C1 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

‘‘Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2006-C4 certificates on each distribution date, consisting of the Net Available P&I Funds, the Class HAF Available P&I Funds and the Class SBC Available P&I Funds.

‘‘Balloon Balance’’ has the same meaning as ‘‘Maturity Balance.’’

‘‘Balloon Loan’’ means any mortgage loan in the trust that by its original terms or by virtue of any modification entered into as of the issue date for the series 2006-C4 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

‘‘Canyon Park Technology Center Borrower’’ means the borrower under the Canyon Park Technology Center Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Canyon Park Technology Center Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Canyon Park Technology Center Mortgage Loan’’ means the underlying mortgage loan secured by the Canyon Park Technology Center Mortgaged Property.

‘‘Canyon Park Technology Center Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Canyon Park Technology Center.

‘‘Capital Imp. Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

‘‘CBE’’ means corporate bond equivalent.

‘‘CERCLA’’ means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

‘‘Chatsworth Park Apartments Borrower’’ means the borrower under the Chatsworth Park Apartments Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Chatsworth Park Apartments Mortgage Loan—The Borrower and the Sponsor’’ in this prospectus supplement.

‘‘Chatsworth Park Apartments Mortgage Loan’’ means the underlying mortgage loan secured by the Chatsworth Park Apartments Mortgage Loan.

‘‘Chatsworth Park Apartments Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Chatsworth Park Apartments.

‘‘Class A-AB Planned Principal Balance’’ has the meaning assigned to that term under ‘‘Description of the Certificates—Payments—Payments of Principal’’ in this prospectus supplement.

‘‘Class A Senior Principal Payment Cross-Over Date’’ means the first distribution date as of the commencement of business on which—

•	the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under ‘‘Description of the Offered Certificates — Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Class HAF Available P&I Funds’’ means funds allocable to interest on, principal of, and loss/expense reimbursements with respect to the Class HAF Non-Pooled Portions in accordance with the discussion under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this prospectus supplement.

‘‘Class HAF Non-Pooled Portions’’ means the 70 Hudson Street Non-Pooled Portion, the AMLI of North Dallas Non-Pooled Portion and the Fountains of Miramar Non-Pooled Portion.

‘‘Class HAF Principal Balance Certificates’’ means, collectively, the class HAF-1, HAF-2, HAF-3, HAF-4, HAF-5, HAF-6, HAF-7, HAF-8, HAF-9, HAF-10 and HAF-11 certificates.

‘‘Class HAF Principal Payment Amount’’ means, with respect to any distribution date, the total amount of principal allocable to the Class HAF Non-Pooled Portions in accordance with clause sixth or seventh, as applicable, under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this prospectus supplement.

‘‘Class HAF Representative’’ means a representative selected by the holders (or, in the case of a class of book-entry certificates, beneficial owners) of certificates evidencing a majority of the series 2006-C4 voting rights allocated to the Class HAF Principal Balance Certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class HAF Representative is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the Class HAF Principal Balance Certificates that a Class HAF Representative is no longer designated, the holder (or, in the case of a class of book-entry certificates, beneficial owner) of Class HAF Principal Balance Certificates that beneficially owns Class HAF Principal Balance Certificates evidencing the largest aggregate percentage of series 2006-C4 voting rights allocable to those certificates, will be the Class HAF Representative.

‘‘Class SBC Available P&I Funds’’ means funds allocable to interest on, principal of, and loss/expense reimbursements with respect to the Class SBC Non-Pooled Portion in accordance with the discussion under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this prospectus supplement.

‘‘Class SBC Non-Pooled Portion’’ means the Sturbridge Commons Non-Pooled Portion.

‘‘Class SBC Principal Balance Certificates’’ means, collectively, the class SBC-1, SBC-2, SBC-3, SBC-4, SBC-5, SBC-6, SBC-7, SBC-8, SBC-9, SBC-10, SBC-11, SBC-12, SBC-13, SBC-14 and SBC-15 certificates.

‘‘Class SBC Principal Payment Amount’’ means, with respect to any distribution date, the total amount of principal allocable to the Class SBC Non-Pooled Portion in accordance with clause sixth or seventh, as applicable, under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this prospectus supplement.

‘‘Class SBC Representative’’ means a representative selected by the holders (or, in the case of a class of book-entry certificates, beneficial owners) of certificates evidencing a majority of the series 2006-C4 voting rights allocated to the Class SBC Principal Balance Certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class SBC Representative is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the Class SBC Principal Balance Certificates that a Class SBC Representative is no longer designated, the holder (or, in the case of a class of book-entry certificates, beneficial owner) of Class SBC Principal Balance Certificates that beneficially owns Class SBC Principal Balance Certificates evidencing the largest aggregate percentage of series 2006-C4 voting rights allocable to those certificates, will be the Class SBC Representative.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘CMSA’’ means the Commercial Mortgage Securities Association.

‘‘Co-Lender Agreement’’ means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the mortgage loans that comprise the subject Loan Combination, and that is described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

‘‘Condemnation Proceeds’’ means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Courtyard Marriott Fifth Avenue Borrower’’ means the borrower under the Courtyard Marriott Fifth Avenue Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Courtyard Marriott Fifth Avenue Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Courtyard Marriott Fifth Avenue Mortgage Loan’’ means the underlying mortgage loan secured by the Courtyard Marriott Fifth Avenue Mortgaged Property.

‘‘Courtyard Marriott Fifth Avenue Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard Marriott Fifth Avenue.

‘‘CPI’’ means consumer price index.

‘‘CPR’’ means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV Ratio’’ and ‘‘Cut-off Date LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the One New York Plaza Mortgage Loan and the 888 Seventh Avenue Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

•	with respect to the One New York Plaza Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the One New York Plaza Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, together with the cut-off date principal balance of the One New York Plaza Non-Trust Loan, to

2.	the appraised value of the One New York Plaza Mortgaged Property, as shown on Annex A-1 to this prospectus supplement; and

•	with respect to the 888 Seventh Avenue Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the aggregate cut-off date principal balance of the 888 Seventh Avenue Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, together with the cut-off date principal balance of both of the 888 Seventh Avenue Senior Non-Trust Loans, to

2.	the appraised value of the 888 Seventh Avenue Mortgaged Property, as shown on Annex A-1 to this prospectus supplement;

except that, in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the related Cut-off Date Loan-to-Value Ratio is presented in this prospectus supplement based solely on the related Pooled Portion.

‘‘D(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

‘‘Default Interest’’ means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest at the related mortgage interest rate.

‘‘Discount Rate’’ means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the ‘‘Yield Maintenance Treasury Rate’’ when compounded semi-annually. The ‘‘Yield Maintenance Treasury Rate’’ means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date of the relevant prepaid mortgage loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

‘‘DSCR’’ means debt service coverage ratio.

‘‘DSCR Net Cash Flow’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘Effective Gross Income,’’ ‘‘EGI’’ and ‘‘U/W EGI’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	allowances for vacancies, concessions and credit losses.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were generally determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of EGI.

In determining the ‘‘revenue’’ component of EGI for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of EGI for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual effective gross income for a mortgaged property may be less than the EGI presented with respect to that property in this prospectus supplement.

For more detailed information regarding the EGI with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘Euroclear’’ means The Euroclear System.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Exemption-Favored Party’’ means any of—

•	Lehman Brothers Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

‘‘FF&E’’ means furniture, fixtures and equipment.

‘‘Fitch’’ means Fitch, Inc.

‘‘Fountains of Miramar Mortgage Loan’’ means the underlying mortgage loan secured by the Fountains of Miramar Mortgaged Property.

‘‘Fountains of Miramar Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Fountains of Miramar.

‘‘Fountains of Miramar Non-Pooled Portion’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—General’’ in this prospectus supplement.

‘‘Fountains of Miramar Pooled Portion’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—General’’ in this prospectus supplement.

‘‘FSMA’’ means the Financial Services and Markets Act 2000.

‘‘GAAP’’ means generally accepted accounting principles in the United States of America.

‘‘GLA’’ means gross leasable area.

‘‘Government Securities’’ means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

‘‘Green Valley Portfolio Borrowers’’ means the borrowers under the Green Valley Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Green Valley Portfolio Mortgage Loan—The Borrowers and Sponsor’’ in this prospectus supplement.

‘‘Green Valley Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Green Valley Portfolio Mortgaged Property.

‘‘Green Valley Portfolio Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Green Valley Portfolio.

‘‘HAF Pooled Portions’’ means the 70 Hudson Street Pooled Portion, the AMLI of North Dallas Pooled Portion and the Fountains of Miramar Pooled Portion.

‘‘HAF Split Mortgage Loans’’ means, collectively, the 70 Hudson Street Mortgage Loan, the AMLI of North Dallas Mortgage Loan and the Fountains of Miramar Mortgage Loan.

‘‘Initial Loan Group No. 1 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group No. 1, excluding the Non-Pooled Portions of the Split Mortgage Loans, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Loan Group No. 2 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group No. 2, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Mortgage Pool Balance’’ means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust (or, in the case of a Split Mortgage Loan, just the Pooled Portion thereof), after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Insurance Proceeds’’ means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Date’’ means the date of initial issuance for the series 2006-C4 certificates, which will be on or about June 29, 2006.

‘‘LaSalle’’ means LaSalle Bank National Association.

‘‘LBHI’’ means Lehman Brothers Holdings Inc.

‘‘Lease Termination Payments’’ means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

‘‘Lehman,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means LBHI or any affiliate of LBHI.

‘‘Lehman Mortgage Loan’’ means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

‘‘Lehman Mortgage Loan Seller’’ means, individually and collectively, LBHI and each of our other affiliates, if any, that transferred mortgage loans to us for inclusion in the trust.

‘‘Liquidation Proceeds’’ means, in general, all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Fair Value Option’’ in this prospectus supplement;

•	the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2006-C4 controlling class or the master servicer, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement;

•	the purchase of a Split Mortgage Loan by the related Split Loan Class Representative, as described under ‘‘Servicing of the Underlying Mortgage Loans—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders—Additional Rights of the Split Loan Class Representatives; Right to Purchase and Right to Cure Defaults’’ in this prospectus supplement;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by a related Serviced Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

‘‘LNR’’ means LNR Property Holdings Ltd.

‘‘LNR Partners’’ means LNR Partners, Inc.

‘‘Loan Combination’’ means each of the Loan Combinations described, and identified in the chart, under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Loan Combination Controlling Party’’ means the party or, collectively, the parties designated as such with respect to each Loan Combination and having various rights and powers with respect to the subject Loan Combination, including (in the case of a Serviced Loan Combination) those described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—The Series 2006-C4 Controlling Class Representative, the Split Loan Class Representatives and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement. The Loan Combination Controlling Party for each Loan Combination is identified under each italicized subheading entitled ‘‘—Co-Lender Agreement—Consent Rights’’ in the applicable section relating to the subject Loan Combination under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

‘‘Loan Group No. 1’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

‘‘Loan Group No. 1 Multifamily Properties’’ means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Green Valley Portfolio and Countryview MHC, respectively.

‘‘Loan Group No. 2’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

‘‘Loan per SF,’’ ‘‘Loan per Sq. Ft.’’ and ‘‘Loan per Square Foot’’ each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement (or, in the case of the 888 Seventh Avenue Mortgage Loan, the total cut-off date principal balance of that mortgage loan and both 888 Seventh Avenue Senior Non-Trust Loans, or, in the case of the One New York Plaza Mortgage Loan, the total cut-off date principal balance of that mortgage loan and the One New York Plaza Non-Trust Loan), divided by the net rentable square foot area of the related mortgaged real property, except that, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, Loan per SF will be based on the cut-off date principal balance of the Pooled Portion thereof.

‘‘Loan per Unit’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property, except that, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, Loan per Unit will be based on the cut-off date principal balance of the Pooled Portion thereof.

‘‘LOC’’ means letter of credit.

‘‘L(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

‘‘Master Servicer Remittance Amount’’ has the meaning assigned to that term under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Accounts—Custodial Account—Withdrawals’’ in this prospectus supplement.

‘‘Material Breach’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this prospectus supplement.

‘‘Material Document Omission’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool— Assignment of the Underlying Mortgage Loans’’ in this prospectus supplement.

‘‘Maturity Balance’’ and ‘‘Balloon Balance’’ each means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date assuming no prepayments of principal or defaults, except that, with respect to each of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Green Valley Portfolio, Clarksburg Highlands and Pinewood Estates, respectively, the maturity date has been calculated assuming that any required or permitted additional monthly amortization payments are made thereon from excess cash flow as contemplated by the definition of ‘‘Modeling Assumptions.’’

‘‘Maturity Date Loan-to-Value Ratio,’’ ‘‘Maturity Date LTV,’’ ‘‘Maturity LTV Ratio’’ and ‘‘Scheduled Maturity LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the One New York Plaza Mortgage Loan and the 888 Seventh Avenue Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the Maturity Balance of the subject underlying mortgage loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

•	with respect to the One New York Plaza Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected total balance of the One New York Plaza Mortgage Loan and the One New York Plaza Non-Trust Loan on their stated maturity date, assuming no prepayments of principal or defaults, to

2.	the appraised value of the One New York Plaza Mortgaged Property, as shown on Annex A-1 to this prospectus supplement; and

•	with respect to the 888 Seventh Avenue Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected total principal balance on the related stated maturity date, assuming no prepayments of principal or defaults of the 888 Seventh Avenue Mortgage Loan, together with both of the 888 Seventh Avenue Senior Non-Trust Loans, to

2.	the appraised value of the 888 Seventh Avenue Mortgaged Property, as shown on Annex A-1 to this prospectus supplement;

except that, in the case of each the Split Mortgage Loans, unless the context clearly indicates otherwise, the related Maturity Date Loan-to-Value Ratio is presented in this prospectus supplement based solely on the related Pooled Portion.

‘‘Modeling Assumptions’’ means, collectively, the following assumptions regarding the series 2006-C4 certificates and the mortgage loans in the trust:

•	the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $1,982,330,524, the Initial Loan Group No. 1 Balance is approximately $1,568,036,055 and the Initial Loan Group No. 2 Balance is approximately $414,294,469;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2006-C4 certificates is as described in this prospectus supplement;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged real properties;

•	each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest;

•	there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

•	except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under ‘‘Description of the Offered Certificates—Termination;’’

•	there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	there are no Additional Trust Fund Expenses;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Green Valley Portfolio, where the related borrower is required to make additional monthly amortization payments of $29,078.32, solely to the extent available from excess cash flow, on each payment date, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments beginning with the payment date in July 2012;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Clarksburg Highlands, where the related borrower is required to make additional monthly amortization payments of $8,496.16, solely to the extent available from excess cash flow, on and after the payment date in June 2008, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pinewood Estates, where the related borrower is required to make additional monthly amortization payments of $4,916.54, solely to the extent available from excess cash flow, on and after the payment date in July 2012, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 215 Fremont Street, where the related borrower is permitted, within the two-year period following the Issue Date, to prepay the 215 Fremont Street Mortgage Loan together with yield maintenance in the event the Schwab Tenant exercises its option to purchase the 215 Fremont Street Mortgaged Property, it is assumed that the 215 Fremont Street Mortgage Loan may be prepaid in full together with a yield maintenance during the two-year period following the Issue Date;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rite Aid – Church Street, where, if the related borrower notifies the master servicer that it intends to defease the mortgage loan on or before the second anniversary of the Issue Date, the related mortgage loan seller is required to repurchase that mortgage loan at a purchase price equal to (a) the purchase price that would be applicable in connection with a repurchase as a result of a Material Breach and (b) the excess, if any, of the proceeds from any cash defeasance deposit by the borrower over the amount set forth in clause (a), that mortgage loan will be treated as being in a yield maintenance period prior to the second anniversary of the Issue Date, even though no yield maintenance payment will be paid to series 2006-C4 certificateholders if the borrower delivers securities instead of cash to effect the defesance;

•	payments on the offered certificates are made on the 15th day of each month, commencing in July 2006; and

•	the offered certificates are settled on June 29, 2006.

For purposes of the Modeling Assumptions, a ‘‘prepayment consideration period’’ is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage—which may decline over time—of the principal amount prepaid or (c) some combination of (a) and (b).

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘N/A’’ and ‘‘NAP’’ mean that, with respect to a particular category of data, the data is not applicable.

‘‘NAV’’ means that, with respect to a particular category of data, the data is not available.

‘‘Net Aggregate Prepayment Interest Shortfall’’ means, with respect to any distribution date, the excess, if any, of—

•	the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

‘‘Net Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2006-C4 certificates—exclusive of the Split Loan Principal Balance Certificates—on each distribution date. The Net Available P&I Funds are more particularly described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Accounts—Collection Account—Withdrawals’’ in this prospectus supplement.

‘‘Net Cash Flow,’’ ‘‘U/W Net Cash Flow’’ and ‘‘U/W NCF’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

Net Cash Flow can also be expressed as (a) Effective Gross Income minus (b) Total Expenses and underwritten replacement reserves and tenant improvements and leasing commissions.

Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available;

•	except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

•	in the case of single tenant properties, the payments due under the related lease.

In the case of the 888 Seventh Avenue Mortgage Loan, the One Federal Street Mortgage Loan, the One New York Plaza Mortgage Loan, the 215 Fremont Street Mortgage Loan, the Chatsworth Park Apartments Mortgage Loan, the 44 Wall Street Mortgage Loan and the Canyon Park Technology Center Mortgage Loan, the Rivergate Plaza Mortgage Loan and the Courtyard Marriott Fifth Avenue Mortgage Loan, in addition to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as AMLI of North Dallas, Two Penn Center, Holiday Inn Express Hotel and Suites King of Prussia, Courtyard by Marriott Wilmington Brandywine, Smith Portfolio–A–Statesville, Hampton Inn-Martinsburg, Smith Portfolio–A–Conover, Smith Portfolio–A–Graham, Smith Portfolio–B–Gibsonville/Burlington, Holiday Inn Express Frazer–Malvern, Smith Portfolio–B–Burlington II, Country Inn & Suites–Tuscaloosa, Holiday Inn Express–Knoxville Airport, Redlands Dynasty Suites, Smith Portfolio–B–Mocksville, Smith Portfolio-B-Burlington I, Smith Portfolio-A–Elon, respectively, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash Flow.

In determining the ‘‘revenue’’ component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. Actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this prospectus supplement.

In determining the ‘‘expense’’ component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

•	property management fees were generally assumed to be 2.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000;

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

•	expenses were generally, but not always, assumed to include annual replacement reserves equal to—

(a)	in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

(b)	in the case of multifamily rental apartments, generally not less than $150 or more than approximately $300 per residential unit per year, depending on the condition of the property;

(c)	in the case of mobile home park properties, generally $50 per pad per year; and

(d)	in the case of hospitality properties, generally 4%, inclusive, of gross revenues.

In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing ‘‘Net Cash Flow.’’

For more detailed information regarding the Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Net Mortgage Pass-Through Rate’’ means:

•	in the case of each underlying mortgage loan (other than, if applicable, a Split Mortgage Loan) that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

minus

2.	the related Administrative Cost Rate;

•	in the case of each underlying mortgage loan (other than the 888 Seventh Avenue Mortgage Loan and, if applicable, other than a Split Mortgage Loan) that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the related Administrative Cost Rate;

•	in the case of the 888 Seventh Avenue Mortgage Loan (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0100% (which is the related annual servicing fee rate on an Actual/360 Basis under the series 2006-C1 pooling and servicing agreement), and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2006-C4 pooling and servicing agreement;

•	in the case of the Pooled Portion of each Split Mortgage Loan, for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to the subject Pooled Portion on an Actual/360 Basis during the related interest accrual period, based on its Allocated Principal Balance immediately preceding the subject distribution date and the mortgage interest rate deemed to be in effect for the subject Pooled Portion as of the Issue Date, and the denominator of which is the Allocated Principal Balance of the subject Pooled Portion immediately prior to the subject distribution date, minus

2.	the Administrative Cost Rate for the related Split Mortgage Loan; and

•	in the case of the Non-Pooled Portion of each Split Mortgage Loan, for any distribution date, an annual rate equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to the subject Non-Pooled Portion on an Actual/360 Basis during the related interest accrual period, based on its Allocated Principal Balance immediately preceding the subject distribution date and the mortgage interest rate deemed to be in effect for the subject Non-Pooled Portion as of the Issue Date, and the denominator of which is the Allocated Principal Balance of the subject Non-Pooled Portion immediately prior to the subject distribution date, minus

2.	the Administrative Cost Rate for the related Split Mortgage Loan.

Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third, fourth and fifth bullets of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan—or, in the case of any Pooled Portion or Non-Pooled Portion of a Split Mortgage Loan, the portion of any interest reserve amount with respect to that Split Mortgage Loan that is allocable to that Pooled Portion or Non-Pooled Portion, as the case may be (as described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Accounts—Interest Reserve Account’’ in this prospectus supplement)—that is transferred from the trustee’s collection account to the trustee’s interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third, fourth and fifth bullets of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan—or, in the case of any Pooled Portion or Non-Pooled Portion of a Split Mortgage Loan, the portion of any interest reserve amount with respect to that Split Mortgage Loan that is allocable to that Pooled Portion or Non-Pooled Portion, as the case may be (as described under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—Accounts — Interest Reserve Account’’ in this prospectus supplement)—that are transferred from the trustee’s interest reserve account to the trustee’s collection account during that month.

‘‘Net Operating Income,’’ ‘‘U/W Net Operating Income’’ and ‘‘U/W NOI’’ each means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

•	the U/W Net Cash Flow for that mortgaged real property;

plus

•	underwritten replacement reserves and tenant improvements and leasing commissions.

Net Operating Income can also be expressed as Effective Gross Income minus Total Expenses.

‘‘Net Total Principal Payment Amount’’ means the Total Principal Payment Amount, exclusive of the Class HAF Principal Payment Amount and the Class SBC Principal Payment Amount, for any distribution date.

‘‘Non-Pooled Portion’’ means the 70 Hudson Street Non-Pooled Portion, the AMLI of North Dallas Non-Pooled Portion, the Fountains of Miramar Non-Pooled Portion and the Sturbridge Commons Non-Pooled Portion, as applicable.

‘‘Non-Trust Loan’’ means any mortgage loan that is part of a Loan Combination but is not included in the trust.

‘‘Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Non-Trust Loan.

‘‘Non-Trust Loan Securities’’ means any securities backed by the One New York Plaza Non-Trust Loan.

‘‘NR’’ means not rated.

‘‘O(z)’’ means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

‘‘Occupancy Percentage’’ or ‘‘Occupancy Rate’’ means:

•	in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

•	in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

•	in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

•	in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

Occupancy Percentage or Occupancy Rate with respect to an underlying mortgage loan secured by multiple mortgaged real properties reflects the weighted average occupancy of those mortgaged real properties based upon the portion of such mortgage loan allocated to each related mortgaged real property.

In the case of some of the underlying mortgage loans, the calculation of Occupancy Percentage or Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

For more detailed information regarding Occupancy Percentages and Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘One Federal Street Borrower’’ means the borrower under the One Federal Street Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Federal Street Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘One Federal Street Mortgage Loan’’ means the underlying mortgage loan secured by the One Federal Street Mortgaged Property.

‘‘One Federal Street Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Federal Street.

‘‘One New York Plaza Borrower’’ means the borrower under the One New York Plaza Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One New York Plaza Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘One New York Plaza Co-Lender Agreement’’ means the Co-Lender Agreement for the One New York Plaza Loan Combination.

‘‘One New York Plaza Loan Combination’’ means, together, the One New York Plaza Mortgage Loan and the One New York Plaza Non-Trust Loan.

‘‘One New York Plaza Mortgage Loan’’ means the underlying mortgage loan secured by the One New York Plaza Mortgaged Property.

‘‘One New York Plaza Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as One New York Plaza.

‘‘One New York Plaza Non-Trust Loan’’ means the Non-Trust Loan secured by the One New York Plaza Mortgaged Property that is, at all times, pari passu in right of payment with the One New York Plaza Mortgage Loan.

‘‘One New York Plaza Non-Trust Loan Noteholder’’ means the holder of the promissory note for the One New York Plaza Non-Trust Loan.

‘‘Original Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

‘‘Original Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

‘‘Original Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

‘‘Outside Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—General’’ in this prospectus supplement.

‘‘Outside Serviced Trust Mortgage Loan’’ has the meaning assigned to that term under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—General’’ in this prospectus supplement.

‘‘P&I’’ means principal and/or interest.

‘‘Palm Lake Apartments Co-Lender Agreement’’ means the Co-Lender Agreement for the Palm Lake Apartments Loan Combination.

‘‘Palm Lake Apartments Loan Combination’’ means, together, the Palm Lake Apartments Mortgage Loan and the Palm Lake Apartments Non-Trust Loan.

‘‘Palm Lake Apartments Mortgage Loan’’ means the underlying mortgage loan secured by the Palm Lake Apartments Mortgaged Property.

‘‘Palm Lake Apartments Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Palm Lake Apartments.

‘‘Palm Lake Apartments Non-Trust Loan’’ means the Non-Trust Loan secured by the Palm Lakes Apartments Mortgaged Property and evidenced by Note B.

‘‘Pari Passu Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement. The One New York Plaza Non-Trust Loan is the only Pari Passu Non-Trust Loan.

‘‘Party in Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of the Internal Revenue Code.

‘‘Permitted Encumbrances’’ means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender’s title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

•	the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

•	condominium declarations of record and identified in the related lender’s title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment), and

•	if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

‘‘Permitted Investments’’ means U.S. government securities and other investment grade obligations specified in the series 2006-C4 pooling and servicing agreement.

‘‘Plan’’ means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA.

‘‘Pooled Portion’’ means the means the 70 Hudson Street Pooled Portion, the AMLI of North Dallas Pooled Portion, the Fountains of Miramar Pooled Portion and the Sturbridge Commons Pooled Portion, as applicable.

‘‘Prepayment Interest Excess’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of the Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

‘‘Prepayment Interest Shortfall’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of the Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

‘‘PTCE’’ means prohibited transaction class exemption.

‘‘PTE’’ means prohibited transaction exemption.

‘‘Realized Losses’’ mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Recovered Amount’’ has the meaning assigned to that term in the definition of ‘‘Total Principal Payment Amount’’ below in this glossary.

‘‘Relevant Implementation Date’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this prospectus supplement.

‘‘Relevant Member State’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this prospectus supplement.

‘‘Remaining Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

‘‘Remaining Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

‘‘Remaining Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

‘‘REMIC’’ means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

‘‘REO Property’’ means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

‘‘Replacement Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Restricted Group’’ means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	any party having servicing responsibilities with respect to the Outside Serviced Trust Mortgage Loan or any related REO Property;

8.	the mortgage loan sellers,

9.	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

10.	any and all affiliates of any of the aforementioned persons.

‘‘REVPAR’’ means, with respect to any hospitality property, revenues per available room.

‘‘Rivergate Plaza Borrower’’ means the borrower under the Rivergate Plaza Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Rivergate Plaza Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Rivergate Plaza Mortgage Loan’’ means the underlying mortgage loan secured by the Rivergate Plaza Mortgaged Property.

‘‘Rivergate Plaza Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rivergate Plaza.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘SBC Pooled Portion’’ means the Sturbridge Commons Pooled Portion.

‘‘SBC Split Mortgage Loan’’ means the Sturbridge Commons Mortgage Loan.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Senior Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement. Each of the 888 Seventh Avenue Senior Non-Trust Loans are Senior Non-Trust Loans.

‘‘Series 2006-C1 Securitization’’ means the securitization that includes the 888 Seventh Avenue Senior Note A1 Non-Trust Loan, and in connection with which the LB-UBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1, were issued.

‘‘Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—General’’ in this prospectus supplement.

‘‘Serviced Non-Trust Loan’’ has the meaning assigned to that term under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—General’’ in this prospectus supplement.

‘‘Serviced Non-Trust Loan Noteholder’’ has the meaning assigned to that term under ‘‘The Series 2006-C4 Pooling and Servicing Agreement—General’’ in this prospectus supplement.

‘‘Servicing File’’ means, in general, with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, reserve agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement and zoning letters or zoning reports.

‘‘Servicing Standard’’ means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2006-C4 certificateholders (or, with respect to a Loan Combination, for the benefit of the series 2006-C4 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2006-C4 pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

2.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2006-C4 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.	in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2006-C4 certificateholders (as a collective whole) (or, if a Loan Combination is involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2006-C4 certificateholders and the related Serviced Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.	any relationship, including as lender on any other debt (including mezzanine debt or a Serviced Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2006-C4 pooling and servicing agreement,

2.	the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2006-C4 certificate or any interest in a Serviced Non-Trust Loan,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.	the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2006-C4 pooling and servicing agreement generally or with respect to any particular transaction, and

5.	the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2006-C4 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

With respect to the 888 Seventh Avenue Mortgage Loan, which is being serviced under the series 2006-C1 pooling and servicing agreement, the governing servicing agreement provides for a servicing standard which is substantially similar to the foregoing.

‘‘Servicing Transfer Event’’ means, with respect to any mortgage loan being serviced under the series 2006-C4 pooling and servicing agreement, any of the following events:

1.	the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2006-C4 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

(b)	solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur)

2.	a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined (subject to any required consent of the series 2006-C4 controlling class representative, the related Loan Combination Controlling Party or the Split Loan Class Representative, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2006-C4 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2006-C4 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder;

3.	the master servicer determines, or the special servicer (with the consent of the series 2006-C4 controlling class representative) determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2006-C4 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

4.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

5.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will cease to exist, if and when:

•	with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

•	with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

•	with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination, provided that, if a Serviced Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

The 888 Seventh Avenue Mortgage Loan is not being serviced under the series 2006-C4 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2006-C1 pooling and servicing agreement (which governs the servicing of the 888 Seventh Avenue Loan Combination) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising that Loan Combination.

‘‘Seven Corners Co-Lender Agreement’’ means the Co-Lender Agreement for the Seven Corners Loan Combination.

‘‘Seven Corners Loan Combination’’ means, together, the Seven Corners Mortgage Loan and the Seven Corners Non-Trust Loan.

‘‘Seven Corners Mortgage Loan’’ means the underlying mortgage loan secured by the Seven Corners Mortgaged Property.

‘‘Seven Corners Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Seven Corners.

‘‘Seven Corners Non-Trust Loan’’ means the Non-Trust Loan secured by the Seven Corners Mortgaged Property and evidenced by Note B.

‘‘SF’’ means square feet.

‘‘Shadow’’ means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

‘‘Shadow Rating’’ means that it has been confirmed to us by S&P and Moody’s that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Split Loan Class Representative’’ means the Class HAF Representative or the Class SBC Representative, as applicable.

‘‘Split Loan Principal Balance Certificates’’ means, collectively, the Class HAF Principal Balance Certificates and the Class SBC Principal Balance Certificates.

‘‘Split Mortgage Loan’’ means the 70 Hudson Street Mortgage Loan, the AMLI of North Dallas Mortgage Loan, the Fountains of Miramar Mortgage Loan or the Sturbridge Commons Mortgage Loan, as applicable.

‘‘Split Mortgage Loan Payment Application Trigger Event’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this prospectus supplement.

‘‘Split Mortgage Loan Principal Payment Amount’’ means, with respect to any particular Split Mortgage Loan, for any distribution date, that portion of the Total Principal Payment Amount for such distribution date that is attributable to such Split Mortgage Loan.

‘‘Stated Principal Balance’’ means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance; and

•	will be permanently reduced on each distribution date, to not less than zero, by—

1.	that portion, if any, of the Total Principal Payment Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of ‘‘Total Principal Payment Amount’’ below in this glossary), and

2.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

However, the ‘‘Stated Principal Balance’’ of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

In the case of the Split Mortgage Loan, the related Stated Principal Balance is intended to reflect both the Pooled Portion and the Non-Pooled Portion of such Split Mortgage Loan.

‘‘Sturbridge Commons Mortgage Loan’’ means the underlying mortgage loan secured by the Sturbridge Commons Mortgaged Property

‘‘Sturbridge Commons Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sturbridge Commons.

‘‘Sturbridge Commons Non-Pooled Portion’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—General’’ in this prospectus supplement.

‘‘Sturbridge Commons Pooled Portion’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—General’’ in this prospectus supplement.

‘‘Subordinate Non-Trust Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement. The Two Penn Center Non-Trust Loan, the Seven Corners Non-Trust Loan and the Palm Lake Apartments Non-Trust Loan are Subordinate Non-Trust Loans.

‘‘Subordinate Trust Loan’’ means the 888 Seventh Avenue Mortgage Loan.

‘‘Subordinate Serviced Non-Trust Loan’’ means the Two Penn Center Non-Trust Loan, the Seven Corners Non-Trust Loan and the Palm Lake Apartments Non-Trust Loan.

‘‘TI/LC’’ means tenant improvements and leasing commissions.

‘‘TI/LC Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to the Outside Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

‘‘Total Expenses’’ and ‘‘U/W Total Expenses’’ each means, for any mortgaged real property securing a mortgage loan in the trust, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and ground lease payments.

In determining ‘‘Total Expenses’’ for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; and

•	property management fees were generally assumed to be 2.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact be consistent with actual property performance. Actual annual total expenses for a mortgaged property may be more than the Total Expenses presented with respect to that property in this prospectus supplement.

For more detailed information regarding the Total Expenses with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Total Principal Payment Amount’’ means, for any distribution date, an amount equal to the total, without duplication, of the following:

•	all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

•	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

•	all advances of principal made with respect to the underlying mortgage loans for that distribution date.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C4 principal balance certificates (with a corresponding reduction in the applicable Total Principal Payment Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C4 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Notwithstanding the foregoing, collections on any Split Mortgage Loan that are otherwise distributable with respect to the related Split Loan Principal Balance Certificates may not be applied to reimburse, or pay interest on, advances on any mortgage loan other than the subject Split Mortgage Loan.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that Default Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the next to last sentence of the prior paragraph.

The Total Principal Payment Amount will not include any payments or other collections of principal with respect to any Non-Trust Loan.

‘‘TRIA’’ means the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005.

‘‘Two Penn Center Co-Lender Agreement’’ means the Co-Lender Agreement for the Two Penn Center Loan Combination.

‘‘Two Penn Center Loan Combination’’ means, together, the Two Penn Center Mortgage Loan and the Two Penn Center Non-Trust Loan.

‘‘Two Penn Center Mortgage Loan’’ means the underlying mortgage loan secured by the Two Penn Center Mortgaged Property.

‘‘Two Penn Center Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Two Penn Center.

‘‘Two Penn Center Non-Trust Loan’’ means the Non-Trust Loan secured by the Two Penn Center Mortgaged Property and evidenced by Note B.

‘‘UBS,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means UBSREI or any affiliate of UBSREI.

‘‘UBS Mortgage Loan’’ means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

‘‘UBS Mortgage Loan Seller’’ and ‘‘UBSREI’’ each means UBS Real Estate Investments Inc.

‘‘Underwriter Exemption’’ means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41, as described under ‘‘ERISA Considerations’’ in this prospectus supplement.

‘‘Underwriting Reserves’’ means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

‘‘Underwritten Debt Service Coverage Ratio,’’ ‘‘DSCR Net Cash Flow’’ and ‘‘U/W NCF DSCR’’ each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of—

•	the Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

•	twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

•	in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding paragraph is exclusive of the portion of those monthly debt service payments attributable to the related Non-Pooled Portion;

•	with respect to the 888 Seventh Avenue Mortgage Loan, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding sentence of the preceding paragraph is based on the monthly debt service payments for entire 888 Seventh Avenue Loan Combination, including the 888 Seventh Avenue Mortgage Loan and both of the 888 Seventh Avenue Senior Non-Trust Loans (see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement);

•	with respect to the One New York Plaza Mortgage Loan, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for the entire One New York Plaza Loan Combination, including the One New York Plaza Mortgage Loan and the One New York Plaza Non-Trust Loan;

•	in the case of any mortgage loan that provides for payments of interest only until the related stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date; and

•	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

Unless the context clearly indicates otherwise, the Underwritten Debt Service Coverage Ratio for an underlying mortgage loan that is part of a Loan Combination does not take into account any related Subordinate Non-Trust Loan.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

For more detailed information regarding the Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘United States Person’’ means—

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

‘‘U/W EGI’’ has the same meaning as Effective Gross Income.

‘‘U/W NCF’’ has the same meaning as Net Cash Flow.

‘‘U/W NCF DSCR’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘U/W Net Cash Flow’’ has the same meaning as Net Cash Flow.

‘‘U/W Net Operating Income’’ has the same meaning as Net Operating Income.

‘‘U/W NOI’’ has the same meaning as Net Operating Income.

‘‘U/W Total Expenses’’ has the same meaning as Total Expenses.

‘‘Weighted Average Class HAF Non-Pooled Portion Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for the Class HAF Non-Pooled Portions of the HAF Split Mortgage Loans for the related distribution date, weighted on the basis of the respective Allocated Principal Balances of those Class HAF Non-Pooled Portions immediately prior to the related distribution date.

‘‘Weighted Average Pool Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans (or, in the case of a Split Mortgage Loan, for the Pooled Portion thereof) for the related distribution date, weighted on the basis of those mortgage loans’ respective Stated Principal Balances (or, in the case of a Split Mortgage Loans, the Allocated Principal Balance of the Pooled Portion thereof) immediately prior to the related distribution date.

‘‘Year Built’’ means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

‘‘Year Renovated’’ means the year that a mortgaged real property was most recently renovated in a substantial manner.

‘‘YM(y) ‘‘ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

‘‘YM(x) % (y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

ANNEX A-1

CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

 CONTROL    FOOTNOTE   GROUP
   NO.        NO.       NO.     LOAN SELLER                                   PROPERTY NAME
--------------------------------------------------------------------------------------------------------------------------

    1         (1)        1      LB              One Federal Street
    2         (2)        1      LB              One New York Plaza
    3         (3)        1      LB              215 Fremont Street
    4                    2      LB              Chatsworth Park Apartments
    5         (4)        1      LB              70 Hudson Street
--------------------------------------------------------------------------------------------------------------------------
    6         (5)        1      LB              44 Wall Street
    7         (6)        1      LB              Canyon Park Technology Center
    8                    1      LB              Rivergate Plaza
    9         (7)        1      LB              Courtyard Marriott Fifth Avenue
   10         (8)        1      UBS             Green Valley Portfolio
--------------------------------------------------------------------------------------------------------------------------
  10A1                   1      UBS             Country Village
  10A2                   1      UBS             Birchwood Manor MHP
  10A3                   1      UBS             Country Estates MHP
  10A4                   1      UBS             Brookfield Acres MHP
  10A5                   1      UBS             Crestwood Estates MHP
--------------------------------------------------------------------------------------------------------------------------
  10A6                   1      UBS             Highland Estates of Ohio
   11                    2      LB              Belmont at Cowan Place
   12         (9)        2      LB              AMLI of North Dallas
   13        (10)        1      UBS             888 Seventh Avenue
   14                    2      LB              Ashton Woods Apartments
--------------------------------------------------------------------------------------------------------------------------
   15                    1      LB              Two Penn Center
   16                    2      LB              Pavilion Apartments
   17                    1      LB              Lock Building
   18                    1      LB              Oxford Court Business Center
   19                    1      LB              Southridge Plaza
--------------------------------------------------------------------------------------------------------------------------
   20        (11)        1      LB              Seven Corners
   21                    2      LB              Grove at Landmark
   22                    1      LB              Covington Plaza
   23                    2      UBS             La Pacifica Apartments
   24                    1      UBS             1300 Spring Street
--------------------------------------------------------------------------------------------------------------------------
   25                    1      UBS             Royal Beverly Glen
   26        (12)        1      UBS             Holiday Inn Express Hotel & Suites King of Prussia
   27        (13)        1      UBS             Wilmington Portfolio
  27A1                   1      UBS             Courtyard by Marriott Wilmington Brandywine
  27A2                   1      UBS             McIntosh Inn Wilmington
--------------------------------------------------------------------------------------------------------------------------
   28        (14)        1      LB              Fountains of Miramar
   29                    2      LB              Palm Lake Apartments
   30                    2      LB              Indian Springs Apartments
   31                    1      UBS             NBSC Building
   32        (15)        1      UBS             Countryview MHC
--------------------------------------------------------------------------------------------------------------------------
   33        (16)        2      LB              Sturbridge Commons
   34        (17)        1      LB              Stetson Place
   35                    2      LB              McCallum Crossing
   36        (18)        1      UBS             Glenlake Professional Offices
   37                    1      LB              Quail Heights Plaza
--------------------------------------------------------------------------------------------------------------------------
   38        (19)        2      LB              Smith Portfolio - A - Statesville
   39                    2      LB              McCallum Meadows
   40        (20)        1      UBS             2802 Bloomington Road
   41                    2      LB              McCallum Glen
   42                    2      LB              The Pointe Apartments
--------------------------------------------------------------------------------------------------------------------------
   43                    2      LB              Tiffany Woods Apartments
   44                    2      UBS             Mountain View Villa Apartments
   45        (21)        2      LB              Smith Portfolio - A - Conover
   46                    1      LB              Hampton Inn - Martinsburg
   47                    1      LB              The Corporate Center
--------------------------------------------------------------------------------------------------------------------------
   48        (22)        1      UBS             70 Reems Creek
   49        (60)        1      UBS             Dr.'s Medical Plaza
   50                    1      LB              Smithfield Plaza Shopping Center
   51                    2      LB              Lakeridge
   52        (23)        1      UBS             Clarksburg Highlands
--------------------------------------------------------------------------------------------------------------------------
   53                    1      LB              Town & Country Plaza
   54                    1      LB              New York Life Building
   55                    2      LB              San Marco Village Apts
   56                    1      LB              Santa Monica Auto Center
   57        (24)        2      LB              Smith Portfolio - A - Graham
--------------------------------------------------------------------------------------------------------------------------
  57A1                   2      LB              Smith Portfolio - A - Graham - Country Manor Apartments
  57A2                   2      LB              Smith Portfolio - A - Graham - Crescent Arms Apartments
  57A3                   2      LB              Smith Portfolio - A - Graham - Hill Street Apartments
  57A4                   2      LB              Smith Portfolio - A - Graham - Hillside Apartments
  57A5                   2      LB              Smith Portfolio - A - Graham - The Oaks Apartments
--------------------------------------------------------------------------------------------------------------------------
  57A6                   2      LB              Smith Portfolio - A - Graham - Maple Apartments
   58        (25)        1      UBS             4349 Avery Drive
   59        (26)        2      LB              Smith Portfolio - B - Gibsonville/Burlington
  59A1                   2      LB              Smith Portfolio - B - Gibsonville/Burlington - Forest Oaks and Forest
                                                Lane Apartments
  59A2                   2      LB              Smith Portfolio - B - Gibsonville/Burlington - Oakview Apartments
--------------------------------------------------------------------------------------------------------------------------
  59A3                   2      LB              Smith Portfolio - B - Gibsonville/Burlington - Rodwood Apartments
   60                    1      LB              Sunset Ridge Professional Park
   61                    2      LB              Shiloh Village Apartments
   62        (27)        1      UBS             Walgreens - Roselle
   63        (28)        1      UBS             Rite Aid - Church Street
--------------------------------------------------------------------------------------------------------------------------
   64                    1      LB              Butterfield Corners
   65                    1      LB              15991 Red Hill
   66        (29)        2      LB              Smith Portfolio - B - Ashboro
   67                    1      UBS             SLO Self Storage
   68                    1      UBS             CVS - Maynard
--------------------------------------------------------------------------------------------------------------------------
   69        (30)        2      UBS             Pinewood Estates
   70        (31)        1      UBS             100 Rockwell Drive
   71        (32)        1      UBS             Arizona Self Storage
   72        (61)        1      UBS             1543 Shatto
   73                    1      LB              Clock Tower Mall
--------------------------------------------------------------------------------------------------------------------------
   74        (33)        2      LB              Smith Portfolio - B - Burlington II
  74A1                   2      LB              Smith Portfolio - B - Burlington II - East Brooke II Apartments
  74A2                   2      LB              Smith Portfolio - B - Burlington II - East Brooke I Apartments
   75                    2      LB              Courts of McCallum
   76        (34)        1      UBS             101 Reliance Road
--------------------------------------------------------------------------------------------------------------------------
   77        (35)        1      UBS             Walgreens - Saraland
   78                    1      LB              Sangaree Plaza
   79        (62)        1      UBS             Nukoa Plaza
   80        (36)        1      UBS             Walgreens - Crest Hill
   81                    1      LB              K-Mart Port Charlotte
--------------------------------------------------------------------------------------------------------------------------
   82                    1      LB              Perimeter Square
   83        (37)        1      UBS             Walgreens - Antioch
   84                    1      LB              Prairie Retail Plaza
   85                    1      LB              Tri-County Bi-Lo
   86        (38)        1      UBS             Manhattan Place
--------------------------------------------------------------------------------------------------------------------------
   87                    1      LB              Hazel Dell Corner
   88        (39)        1      UBS             Holiday Inn Express Frazer-Malvern
   89        (40)        1      UBS             Walgreens - Decatur
   90                    1      LB              Holiday Inn Express - Knoxville Airport
   91                    1      LB              Kennerly Place Shopping Center
--------------------------------------------------------------------------------------------------------------------------
   92                    1      UBS             CVS - Waynesville
   93                    1      UBS             Affordable Self Storage
   94                    2      UBS             Crystal Valley Mobile Home Park
   95                    1      LB              Berkley Center
   96                    1      LB              Tallgrass Shopping Center
--------------------------------------------------------------------------------------------------------------------------
   97                    1      LB              Country Inn & Suites - Tuscaloosa
   98                    1      LB              First Colony Self Storage
   99        (41)        1      UBS             Toys R Us Center
   100       (42)        1      UBS             Walgreens - Long Beach
   101                   1      UBS             1541 Wilshire
--------------------------------------------------------------------------------------------------------------------------
   102       (43)        1      UBS             Wallace Pointe
   103       (44)        2      LB              Smith Portfolio - B - Burlington I
  103A1                  2      LB              Smith Portfolio - B - Burlington I - The Gardens Apartments
  103A2                  2      LB              Smith Portfolio - B - Burlington I - Grace Brooke Apartments
   104                   1      LB              Arvada Square Shopping Center
--------------------------------------------------------------------------------------------------------------------------
   105       (45)        1      UBS             Walgreens - Bossier
   106                   1      LB              Black Canyon Business Center
   107                   1      LB              Western Center Retail Plaza
   108                   2      UBS             Rossford Hills Apartments
   109                   1      LB              Redlands Dynasty Suites
--------------------------------------------------------------------------------------------------------------------------
   110                   2      LB              Northwood Apartments
   111                   1      LB              TJ Maxx - Branson
   112                   1      LB              Staples and Social Security
   113       (46)        2      LB              Smith Portfolio - B - Mocksville
   114                   1      LB              Parkway Kirby
--------------------------------------------------------------------------------------------------------------------------
   115                   2      LB              Colony South Apartments
   116       (47)        1      UBS             Franklin & Halsted Portfolio
  116A1                  1      UBS             Franklin Street Center
  116A2                  1      UBS             Walgreens - Halsted
   117                   1      LB              Chambers Point Shopping Center
--------------------------------------------------------------------------------------------------------------------------
   118       (48)        1      UBS             Virginia Commons
   119                   1      LB              Rite Place Storage
   120       (49)        2      LB              Smith Portfolio - A - Elon
  120A1                  2      LB              Smith Portfolio - A - Elon - Ashley Oaks Apartments
  120A2                  2      LB              Smith Portfolio - A - Elon - Weatherby Arms Apartments
--------------------------------------------------------------------------------------------------------------------------
   121                   1      LB              465 Boulevard
   122       (50)        1      UBS             Ronkonkoma Blue Island & Central Portfolio
  122A1                  1      UBS             2845 North Central Avenue
  122A2                  1      UBS             12125 South Western Avenue
  122A3                  1      UBS             550 Portion Road
--------------------------------------------------------------------------------------------------------------------------
   123                   1      LB              Aloha Self Storage
   124                   2      LB              Merrill Square Apartments
   125                   1      UBS             Wichita & Anaheim Portfolio
  125A1                  1      UBS             Wichita Plaza
  125A2                  1      UBS             Anaheim Plaza
--------------------------------------------------------------------------------------------------------------------------
   126                   2      LB              Countryside Acres Apartments
   127                   1      LB              Enon Self Storage
   128                   1      LB              Adrian Shopping Center
   129                   1      LB              Colonial Shoppes Shopping Center
   130       (51)        1      UBS             Walgreens - Jacksonville
--------------------------------------------------------------------------------------------------------------------------
   131                   1      LB              Plant One
   132       (52)        1      UBS             35 & Cicero Portfolio
  132A1                  1      UBS             Cicero Commons
  132A2                  1      UBS             Walgreens - 35th Street
   133       (53)        1      UBS             Georgetown Self Storage
--------------------------------------------------------------------------------------------------------------------------
   134                   2      UBS             Bellflower Apartments
   135                   1      LB              Quaker Village Shopping Center
   136                   2      UBS             River Ridge Apartments
   137                   1      UBS             Tift Crossing & Tift Pavilion
   138                   1      LB              Always Storage III
--------------------------------------------------------------------------------------------------------------------------
   139                   1      LB              Midwood Self Storage
   140                   1      LB              Foothill Green Shopping Center
   141                   1      LB              3-5 Central Square
   142       (54)        1      UBS             Family Dollar - 115th Street
   143       (55)        1      UBS             IHOP - Nashville
--------------------------------------------------------------------------------------------------------------------------
   144       (56)        1      UBS             Interstate & Oakton Portfolio
  144A1                  1      UBS             4845 Oakton Street
  144A2                  1      UBS             6655 South Pulaski Avenue
   145                   2      UBS             37th and Mt. Vernon Apartments

 CONTROL
   NO.                                    ADDRESS                                        CITY          STATE         ZIP
----------------------------------------------------------------------------------------------------------------------------

    1     One Federal Street                                                       Boston              MA             02110
    2     One Water Street                                                         New York            NY             10038
    3     215 Fremont Street                                                       San Francisco       CA             94105
    4     11212 Chatterly Loop                                                     Manassas            VA             20109
    5     70 Hudson Street                                                         Jersey City         NJ             07302
----------------------------------------------------------------------------------------------------------------------------
    6     44 Wall Street                                                           New York            NY             10005
    7     Between 1200 and 1600 North, west of 800 East                            Orem                UT             84097
    8     444 Brickell Avenue & 77-99 SE 5th Street                                Miami               FL             33130
    9     3-5 East 40th Street                                                     New York            NY             10016
   10     Various                                                                  Various             Various      Various
----------------------------------------------------------------------------------------------------------------------------
  10A1    2252 Hollowridge Drive                                                   Orange City         FL             32763
  10A2    7131 Birchview Drive                                                     Ravenna Township    OH             44266
  10A3    1800 Reservoir Road                                                      Lima                OH             45804
  10A4    479 Warner Road South East                                               Brookfield Township OH             44403
  10A5    1110 Crestwood Drive                                                     Lima                OH             45805
----------------------------------------------------------------------------------------------------------------------------
  10A6    2400 Crystal Avenue                                                      Findlay             OH             45840
   11     2520 Belmont Terrace                                                     Fredericksburg      VA             22401
   12     18665 Midway Road                                                        Dallas              TX             75287
   13     888 Seventh Avenue                                                       New York            NY             10106
   14     8401 Oakton Lane                                                         Ellicott City       MD             21043
----------------------------------------------------------------------------------------------------------------------------
   15     1500 John F. Kennedy Boulevard                                           Philadelphia        PA             19102
   16     3500 Willowood Circle                                                    Arlington           TX             76015
   17     18 Marshall Street                                                       Norwalk             CT             06854
   18     Town Center Drive & Middletown Boulevard                                 Middletown Township PA             19047
   19     11617 Cherry Avenue                                                      Fontana             CA             92337
----------------------------------------------------------------------------------------------------------------------------
   20     Arlington Boulevard & Wilson Boulevard                                   Falls Church        VA             22044
   21     1402 Bridford Parkway                                                    Greensboro          NC             27407
   22     6400 West Jefferson Boulevard                                            Fort Wayne          IN             46804
   23     23400 Hemlock Avenue                                                     Moreno Valley       CA             92557
   24     1300 Spring Street                                                       Silver Spring       MD             20910
----------------------------------------------------------------------------------------------------------------------------
   25     10390 Santa Monica Boulevard                                             Los Angeles         CA             90025
   26     260 North Gulph Road                                                     King of Prussia     PA             19406
   27     Various                                                                  Wilmington          DE             19803
  27A1    320 Rocky Run Parkway                                                    Wilmington          DE             19803
  27A2    300 Rocky Run Parkway                                                    Wilmington          DE             19803
----------------------------------------------------------------------------------------------------------------------------
   28     2901 to 3105 S.W. 160th Avenue                                           Miramar             FL             33027
   29     2615 NW 115 Street                                                       Miami               FL             33167
   30     2636 Trader Court                                                        South Bend          IN             46628
   31     1122 Lady Street                                                         Columbia            SC             29201
   32     1199 Hospital Road                                                       Franklin            IN             46131
----------------------------------------------------------------------------------------------------------------------------
   33     8700 Seaton Blvd                                                         Montgomery          AL             36116
   34     527-541 Main Street                                                      Weymouth            MA             02190
   35     7720 McCallum Boulevard                                                  Dallas              TX             75252
   36     3633 West Lake Avenue                                                    Glenview            IL             60026
   37     11503 Quail Heights Drive                                                Miami               FL             33177
----------------------------------------------------------------------------------------------------------------------------
   38     296 Muellers Circle                                                      Statesville         NC             28265
   39     7760 McCallum Boulevard                                                  Dallas              TX             75252
   40     2802 Bloomington Road                                                    Champaign           IL             61822
   41     7740 McCallum Boulevard                                                  Dallas              TX             75252
   42     4165 Old Dowlen Road                                                     Beaumont            TX             77706
----------------------------------------------------------------------------------------------------------------------------
   43     3298 Roosevelt Highway                                                   Muskegon            MI             49441
   44     740 East Mingus Avenue                                                   Cottonwood          AR             86326
   45     1011 County Home Road                                                    Conover             NC             28613
   46     975 Foxcroft Ave                                                         Martinsburg         WV             25401
   47     One Technology Drive                                                     Westborough         MA             01581
----------------------------------------------------------------------------------------------------------------------------
   48     70 Reems Creek                                                           Weaverville         NC             28787
   49     10510 and 10515 Balboa Boulevard                                         Granada Hills       CA             91344
   50     Benns Church Boulevard & Cypress Run Drive                               Smithfield          VA             23430
   51     1720 Valley View Lane                                                    Irving              TX             75061
   52     23200 Stringtown Road                                                    Clarksburg          MD             20871
----------------------------------------------------------------------------------------------------------------------------
   53     501 North Beneva Road                                                    Sarasota            FL             34232
   54     5350 South Staples Drive                                                 Corpus Christi      TX             78411
   55     2165 Dunsford Terrace                                                    Jacksonville        FL             32211
   56     1626 & 2700 Lincoln Boulevard                                            Santa Monica        CA             90405
   57     Various                                                                  Various             NC           Various
----------------------------------------------------------------------------------------------------------------------------
  57A1    113 Ivey Road & 300 East McPherson Drive                                 Graham & Mebane     NC      27253, 27302
  57A2    922 East Parker Street & 115 Florence Street                             Graham              NC             27253
  57A3    412 East Hill Street                                                     Graham              NC             27253
  57A4    419 Hill Street                                                          Graham              NC             27253
  57A5    321 Whitsett Street                                                      Graham              NC             27253
----------------------------------------------------------------------------------------------------------------------------
  57A6    505 East Parker Street                                                   Graham              NC             27253
   58     4349 Avery Drive                                                         Flowery Branch      GA             30542
   59     Various                                                                  Various             NC           Various
  59A1    400 Williamson Street and 1711 Whitsett Street                           Burlington          NC             28217
  59A2    417 Bethel Street and 424, 425, 432 & 433 Homestead Street and 511       Gibsonville         NC             27249
          & 513 1st Street
----------------------------------------------------------------------------------------------------------------------------
  59A3    601 Smith Street                                                         Gibsonville         NC             27249
   60     2920 N. Green Valley Parkway                                             Henderson           NV             89014
   61     8702 Shiloh Road                                                         Dallas              TX             75228
   62     120 East 1st Street                                                      Roselle             NJ             07203
   63     140 Church Street                                                        New York            NY             10007
----------------------------------------------------------------------------------------------------------------------------
   64     1400-1474 Butterfield Road                                               Mundelein           IL             60060
   65     15991 Red Hill Avenue                                                    Tustin              CA             92780
   66     100 Ashewood Circle                                                      Ashewood            NC             27203
   67     154 Suburban Road                                                        San Luis Obispo     CA             93401
   68     95 Main Street                                                           Maynard             MA             01754
----------------------------------------------------------------------------------------------------------------------------
   69     115 Route 72                                                             Barnegat            NJ             08005
   70     100 Rockwell Drive                                                       Rogersville         TN             37857
   71     18211 West McDowell Road                                                 Goodyear            AZ             85338
   72     1543 Shatto Place                                                        Los Angeles         CA             90017
   73     711 Route 17 North                                                       Carlstadt           NJ             07072
----------------------------------------------------------------------------------------------------------------------------
   74     Various                                                                  Burlington          NC             27217
  74A1    2006 Morningside Drive & 1933 Morningside Drive                          Burlington          NC             27217
  74A2    1900 & 1901 Morningstar Drive                                            Burlington          NC             27217
   75     7777 McCallum Boulevard                                                  Dallas              TX             75252
   76     101 Reliance Road                                                        Kings Mountian      NC             28086
----------------------------------------------------------------------------------------------------------------------------
   77     12 Shelton Beach Road                                                    Saraland            AL             36571
   78     1625 North Main Street                                                   Summerville         SC             29483
   79     3230 Steve Reynolds Boulevard                                            Duluth              GA             30096
   80     2379 Plainfield Road                                                     Crest Hill          IL             60435
   81     19400 Toledo Blade Road                                                  Port Charlotte      FL             33948
----------------------------------------------------------------------------------------------------------------------------
   82     3100 S. Garnett Road                                                     Tulsa               OK             74146
   83     1301 Bell Road                                                           Antioch             TN             37013
   84     3931-3961 Artesia Boulevard & 17210 Prairie Avenue                       Torrance            CA             90504
   85     1041 Franklin Springs Street                                             Royston             GA             30662
   86     2439 Manhattan Boulevard                                                 Harvey              LA             70058
----------------------------------------------------------------------------------------------------------------------------
   87     13170, 13190, 13190-B Hazel Dell Parkway                                 Carmel              IN             46033
   88     1 Morehall Road                                                          Frazer              PA             19355
   89     1315 North Water Street                                                  Decatur             IL             62526
   90     130 Associates Boulevard                                                 Alcoa               TN             37701
   91     7241 Broad River Road                                                    Irmo                SC             29063
----------------------------------------------------------------------------------------------------------------------------
   92     773 Russ Avenue                                                          Waynesville         NC             28786
   93     1500 Airport Road                                                        Hendersonville      NC             28792
   94     6023 Crystal Drive                                                       Columbus            GA             31907
   95     201 East Berkley Avenue                                                  Norfolk             VA             23523
   96     2240 & 2250 N. Rock Road                                                 Wichita             KS             67226
----------------------------------------------------------------------------------------------------------------------------
   97     4801 Macfarland Boulevard                                                Tuscaloosa          AL             35405
   98     16615 Lexington Blvd.                                                    Sugar Land          TX             77479
   99     5609 Rogers Avenue                                                       Fort Smith          AR             72903
   100    120 West Railroad Street                                                 Long Beach          MS             39560
   101    1541 Wilshire Boulevard                                                  Los Angeles         CA             90017
----------------------------------------------------------------------------------------------------------------------------
   102    5680 South NC Highway 41                                                 Wallace             NC             28466
   103    Various                                                                  Burlington          NC           Various
  103A1   1524 South Mebane Street                                                 Burlington          NC             27215
  103A2   1025 Grace Avenue                                                        Burlington          NC             27217
   104    9215-9489 Ralston Road                                                   Arvada              CO             80004
----------------------------------------------------------------------------------------------------------------------------
   105    3400 Airline Drive                                                       Bossier             LA             71111
   106    3828-3880 North 27th Ave & 3851-3863 North 28th Av                       Phoenix             AZ             85017
   107    201-215 North Western Avenue                                             Los Angeles         CA             90004
   108    71, 81 and 91 Rossway Avenue                                             Rossford            OH             43551
   109    1235 West Colton Avenue                                                  Redlands            CA             92374
----------------------------------------------------------------------------------------------------------------------------
   110    5000 Armour Rd                                                           Columbus            GA             31904
   111    1100 Branson Hills Parkway                                               Branson             MO             65616
   112    2211 8th Street South                                                    Wisconsin Rapids    WI             54494
   113    800 Northridge Court                                                     Mocksville          NC             27028
   114    109-333 Kirby Street                                                     Garland             TX             75042
----------------------------------------------------------------------------------------------------------------------------
   115    1240 South Main Street                                                   Morton              IL             61550
   116    Various                                                                  Various             Various      Various
  116A1   4211 Franklin Street                                                     Michigan            IN             46360
  116A2   10620 South Halsted Street                                               Chicago             IL             60628
   117    1700-1742 South Chambers Road                                            Aurora              CO             80017
----------------------------------------------------------------------------------------------------------------------------
   118    194 South Virginia Avenue                                                Tifton              GA             31794
   119    2401, 2415, 2601 and 2903 South Street                                   Nacogdoches         TX             75964
   120    Various                                                                  Elon                NC             27244
  120A1   739 E. Haggard Avenue                                                    Elon                NC             27244
  120A2   709 E. Haggard Avenue                                                    Elon                NC             27244
----------------------------------------------------------------------------------------------------------------------------
   121    465 Boulevard Avenue                                                     Atlanta             GA             30312
   122    Various                                                                  Various             Various      Various
  122A1   2845 North Central Avenue                                                Chicago             IL             60634
  122A2   12125 South Western Avenue                                               Blue Island         IL             60406
  122A3   550 Portion Road                                                         Brookhaven          NY             11779
----------------------------------------------------------------------------------------------------------------------------
   123    5029 Haltom Road                                                         Haltom City         TX             76117
   124    400 North Merrill Avenue                                                 Duncanville         TX             75116
   125    Various                                                                  Various             Various      Various
  125A1   404 South Holland Street                                                 Wichita             KS             67209
  125A2   1200-1208 South Euclid Street                                            Anaheim             CA             92802
----------------------------------------------------------------------------------------------------------------------------
   126    6888 Brandt Pike                                                         Huber Heights       OH             45424
   127    14511 Golden Garden Parkway                                              Chester             VA             23836
   128    1671-1693 East US 223                                                    Madison Township    MI             49221
   129    1008 West Main Street                                                    Locust              NC             28097
   130    13255 Atlantic Boulevard                                                 Jacksonville        FL             32225
----------------------------------------------------------------------------------------------------------------------------
   131    401 Decatur Street                                                       Richmond            VA             23224
   132    Various                                                                  Various             IL           Various
  132A1   2240 South Cicero Avenue                                                 Cicero              IL             60804
  132A2   1926 West 35th Street                                                    Chicago             IL             60609
   133    3009 Dawn Drive                                                          Georgetown          TX             78628
----------------------------------------------------------------------------------------------------------------------------
   134    1065 East Main Street                                                    Lebanon             OH             45036
   135    337 West Broad Street                                                    Quakertown          PA             18951
   136    80 Rossway Avenue                                                        Rossford            OH             43460
   137    1805 North Tifton Avenue, 1401 North Tifton Avenue                       Tifton              GA             31794
   138    911 RR 620 N                                                             Lakeway             TX             78734
----------------------------------------------------------------------------------------------------------------------------
   139    9023 Highway 71 West                                                     Austin              TX             78735
   140    5500 South Simms Street                                                  Littleton           CO             80127
   141    3-5 Central Square                                                       Stoneham            MA             02180
   142    449 West 115th Street                                                    Chicago             IL             60628
   143    4098 Nolensville Pike                                                    Nashville           TN             37211
----------------------------------------------------------------------------------------------------------------------------
   144    Various                                                                  Various             IL           Various
  144A1   4845 Oakton Street                                                       Skokie              IL             60077
  144A2   6655 South Pulaski Avenue                                                Chicago             IL             60629
   145    2707 E. 37th Avenue                                                      Spokane             WA             99223

                                 CROSS         ORIGINAL        CUT-OFF DATE      % OF AGGREGATE      CUMULATIVE %
 CONTROL         LOAN       COLLATERALIZED      BALANCE           BALANCE         CUT-OFF DATE     OF INITIAL POOL    MORTGAGE
   NO.         PURPOSE        GROUPS(57)          ($)               ($)              BALANCE           BALANCE        RATE (%)
---------------------------------------------------------------------------------------------------------------------------------

    1      Acquisition      No               262,000,000.00    262,000,000.00               13.2%            13.2%     5.544908
    2      Refinance        No               200,000,000.00    200,000,000.00               10.1%            23.3%     5.499500
    3      Acquisition      No               141,371,000.00    141,371,000.00                7.1%            30.4%     6.070000
    4      Refinance        No                84,730,000.00     84,730,000.00                4.3%            34.7%     6.210000
    5      Refinance        No                75,000,000.00     75,000,000.00                3.8%            38.5%     5.578500
---------------------------------------------------------------------------------------------------------------------------------
    6      Refinance        No                75,000,000.00     75,000,000.00                3.8%            42.3%     5.872500
    7      Refinance        No                75,000,000.00     75,000,000.00                3.8%            46.1%     5.680000
    8      Recapitalization No                58,500,000.00     58,500,000.00                3.0%            49.0%     6.485000
    9      Refinance        No                51,000,000.00     51,000,000.00                2.6%            51.6%     6.480000
    10     Acquisition      No                34,150,000.00     34,150,000.00                1.7%            53.3%     6.975000
---------------------------------------------------------------------------------------------------------------------------------
   10A1    N/A              Yes (UBS-A)
   10A2    N/A              Yes (UBS-A)
   10A3    N/A              Yes (UBS-A)
   10A4    N/A              Yes (UBS-A)
   10A5    N/A              Yes (UBS-A)
---------------------------------------------------------------------------------------------------------------------------------
   10A6    N/A              Yes (UBS-A)
    11     Refinance        No                32,760,000.00     32,760,000.00                1.7%            55.0%     6.210000
    12     Acquisition      No                26,801,000.00     26,801,000.00                1.4%            56.3%     5.915000
    13     Refinance        No                26,766,000.00     26,766,000.00                1.4%            57.7%     5.705000
    14     Refinance        No                24,190,000.00     24,190,000.00                1.2%            58.9%     6.210000
---------------------------------------------------------------------------------------------------------------------------------
    15     Acquisition      No                23,918,000.00     23,918,000.00                1.2%            60.1%     6.495000
    16     Refinance        No                23,300,000.00     23,300,000.00                1.2%            61.3%     5.580000
    17     Refinance        No                22,000,000.00     22,000,000.00                1.1%            62.4%     6.350000
    18     Acquisition      No                20,500,000.00     20,500,000.00                1.0%            63.4%     6.470000
    19     Refinance        No                18,200,000.00     18,200,000.00                0.9%            64.3%     5.930000
---------------------------------------------------------------------------------------------------------------------------------
    20     Refinance        No                18,050,000.00     18,050,000.00                0.9%            65.2%     6.002500
    21     Refinance        No                15,300,000.00     15,300,000.00                0.8%            66.0%     5.890000
    22     Refinance        No                15,000,000.00     15,000,000.00                0.8%            66.8%     6.410000
    23     Refinance        No                15,000,000.00     15,000,000.00                0.8%            67.5%     6.340000
    24     Acquisition      No                14,800,000.00     14,800,000.00                0.7%            68.3%     5.870000
---------------------------------------------------------------------------------------------------------------------------------
    25     Refinance        No                14,500,000.00     14,500,000.00                0.7%            69.0%     6.357000
    26     Refinance        No                12,950,000.00     12,950,000.00                0.7%            69.7%     6.330000
    27     Refinance        No                12,730,000.00     12,730,000.00                0.6%            70.3%     6.330000
   27A1    N/A              Yes (UBS-N)
   27A2    N/A              Yes (UBS-N)
---------------------------------------------------------------------------------------------------------------------------------
    28     Refinance        No                12,292,000.00     12,292,000.00                0.6%            70.9%     6.418500
    29     Acquisition      No                12,300,000.00     12,290,229.96                0.6%            71.5%     6.160000
    30     Refinance        No                12,100,000.00     12,100,000.00                0.6%            72.1%     5.900000
    31     Acquisition      No                12,000,000.00     12,000,000.00                0.6%            72.8%     6.180000
    32     Refinance        No                11,928,000.00     11,928,000.00                0.6%            73.4%     5.660000
---------------------------------------------------------------------------------------------------------------------------------
    33     Acquisition      No                11,630,000.00     11,630,000.00                0.6%            73.9%     5.875000
    34     Refinance        No                11,000,000.00     11,000,000.00                0.6%            74.5%     5.610000
    35     Refinance        No                10,700,000.00     10,700,000.00                0.5%            75.0%     5.620000
    36     Acquisition      No                10,593,000.00     10,593,000.00                0.5%            75.6%     6.260000
    37     Refinance        No                10,500,000.00     10,500,000.00                0.5%            76.1%     6.000000
---------------------------------------------------------------------------------------------------------------------------------
    38     Refinance        Yes (LB-A)         9,087,000.00      9,079,288.79                0.5%            76.6%     5.910000
    39     Refinance        No                 8,925,000.00      8,925,000.00                0.5%            77.0%     5.620000
    40     Acquisition      No                 8,854,000.00      8,854,000.00                0.4%            77.5%     5.710000
    41     Refinance        No                 8,575,000.00      8,575,000.00                0.4%            77.9%     5.620000
    42     Acquisition      No                 8,550,000.00      8,550,000.00                0.4%            78.3%     5.890000
---------------------------------------------------------------------------------------------------------------------------------
    43     Refinance        No                 8,300,000.00      8,300,000.00                0.4%            78.7%     6.030000
    44     Refinance        No                 8,000,000.00      8,000,000.00                0.4%            79.1%     5.890000
    45     Refinance        Yes (LB-A)         7,632,000.00      7,625,523.49                0.4%            79.5%     5.910000
    46     Refinance        No                 7,600,000.00      7,590,544.82                0.4%            79.9%     6.130000
    47     Acquisition      No                 7,550,000.00      7,550,000.00                0.4%            80.3%     6.010000
---------------------------------------------------------------------------------------------------------------------------------
    48     Acquisition      No                 7,522,000.00      7,522,000.00                0.4%            80.7%     5.710000
    49     Refinance        No                 7,200,000.00      7,200,000.00                0.4%            81.0%     6.347000
    50     Refinance        No                 7,100,000.00      7,100,000.00                0.4%            81.4%     6.190000
    51     Refinance        No                 7,000,000.00      7,000,000.00                0.4%            81.7%     5.580000
    52     Refinance        No                 7,000,000.00      7,000,000.00                0.4%            82.1%     5.860000
---------------------------------------------------------------------------------------------------------------------------------
    53     Refinance        No                 6,900,000.00      6,900,000.00                0.3%            82.4%     6.270000
    54     Acquisition      No                 6,845,000.00      6,839,430.64                0.3%            82.8%     6.070000
    55     Refinance        No                 6,700,000.00      6,694,563.08                0.3%            83.1%     6.080000
    56     Refinance        No                 6,600,000.00      6,600,000.00                0.3%            83.5%     6.440000
    57     Refinance        Yes (LB-A)         6,480,000.00      6,471,582.84                0.3%            83.8%     5.910000
---------------------------------------------------------------------------------------------------------------------------------
   57A1    N/A              Yes (LB-D)
   57A2    N/A              Yes (LB-D)
   57A3    N/A              Yes (LB-D)
   57A4    N/A              Yes (LB-D)
   57A5    N/A              Yes (LB-D)
---------------------------------------------------------------------------------------------------------------------------------
   57A6    N/A              Yes (LB-D)
    58     Acquisition      No                 6,425,000.00      6,425,000.00                0.3%            84.1%     5.710000
    59     Refinance        Yes (LB-B)         6,416,000.00      6,407,665.97                0.3%            84.4%     5.910000
   59A1    N/A              Yes (LB-F)
   59A2    N/A              Yes (LB-F)
---------------------------------------------------------------------------------------------------------------------------------
   59A3    N/A              Yes (LB-F)
    60     Refinance        No                 6,300,000.00      6,300,000.00                0.3%            84.8%     6.100000
    61     Refinance        No                 5,750,000.00      5,746,025.20                0.3%            85.0%     6.660000
    62     Acquisition      No                 5,742,000.00      5,742,000.00                0.3%            85.3%     5.850000
    63     Acquisition      No                 6,526,000.00      5,692,990.35                0.3%            85.6%     8.450000
---------------------------------------------------------------------------------------------------------------------------------
    64     Refinance        No                 5,700,000.00      5,690,143.72                0.3%            85.9%     6.250000
    65     Refinance        No                 5,650,000.00      5,650,000.00                0.3%            86.2%     6.000000
    66     Refinance        Yes (LB-B)         5,605,000.00      5,600,243.61                0.3%            86.5%     5.910000
    67     Refinance        No                 5,600,000.00      5,600,000.00                0.3%            86.8%     6.420000
    68     Acquisition      No                 5,596,000.00      5,596,000.00                0.3%            87.0%     5.550000
---------------------------------------------------------------------------------------------------------------------------------
    69     Acquisition      No                 5,440,000.00      5,440,000.00                0.3%            87.3%     6.695000
    70     Acquisition      No                 5,202,000.00      5,202,000.00                0.3%            87.6%     5.710000
    71     Acquisition      No                 5,200,000.00      5,200,000.00                0.3%            87.8%     7.100000
    72     Refinance        No                 5,200,000.00      5,200,000.00                0.3%            88.1%     6.357000
    73     Refinance        No                 5,200,000.00      5,195,891.74                0.3%            88.4%     6.180000
---------------------------------------------------------------------------------------------------------------------------------
    74     Refinance        Yes (LB-B)         5,143,000.00      5,138,635.65                0.3%            88.6%     5.910000
   74A1    N/A              Yes (LB-H)
   74A2    N/A              Yes (LB-H)
    75     Refinance        No                 5,100,000.00      5,100,000.00                0.3%            88.9%     5.560000
    76     Acquisition      No                 5,095,000.00      5,095,000.00                0.3%            89.1%     5.710000
---------------------------------------------------------------------------------------------------------------------------------
    77     Acquisition      No                 5,079,000.00      5,079,000.00                0.3%            89.4%     5.580000
    78     Acquisition      Yes (LB-I)         5,000,000.00      5,000,000.00                0.3%            89.6%     6.010000
    79     Refinance        No                 5,000,000.00      5,000,000.00                0.3%            89.9%     6.220000
    80     Acquisition      No                 4,926,000.00      4,926,000.00                0.2%            90.1%     5.550000
    81     Refinance        No                 4,650,000.00      4,650,000.00                0.2%            90.4%     6.540000
---------------------------------------------------------------------------------------------------------------------------------
    82     Acquisition      No                 4,500,000.00      4,500,000.00                0.2%            90.6%     6.380000
    83     Acquisition      No                 4,425,000.00      4,425,000.00                0.2%            90.8%     5.750000
    84     Refinance        No                 4,300,000.00      4,300,000.00                0.2%            91.0%     5.930000
    85     Acquisition      Yes (LB-I)         4,300,000.00      4,300,000.00                0.2%            91.3%     6.010000
    86     Acquisition      No                 4,300,000.00      4,292,359.50                0.2%            91.5%     6.130000
---------------------------------------------------------------------------------------------------------------------------------
    87     Refinance        No                 4,250,000.00      4,242,014.37                0.2%            91.7%     5.880000
    88     Refinance        No                 4,070,000.00      4,070,000.00                0.2%            91.9%     6.330000
    89     Acquisition      No                 4,003,000.00      4,003,000.00                0.2%            92.1%     5.970000
    90     Refinance        No                 4,000,000.00      3,994,984.11                0.2%            92.3%     6.090000
    91     Acquisition      No                 4,000,000.00      3,988,952.18                0.2%            92.5%     5.850000
---------------------------------------------------------------------------------------------------------------------------------
    92     Acquisition      No                 3,966,000.00      3,966,000.00                0.2%            92.7%     5.550000
    93     Acquisition      No                 3,950,000.00      3,950,000.00                0.2%            92.9%     5.920000
    94     Refinance        No                 3,869,000.00      3,866,340.85                0.2%            93.1%     6.680000
    95     Acquisition      No                 3,800,000.00      3,800,000.00                0.2%            93.3%     5.960000
    96     Acquisition      No                 3,800,000.00      3,800,000.00                0.2%            93.5%     6.230000
---------------------------------------------------------------------------------------------------------------------------------
    97     Refinance        No                 3,700,000.00      3,700,000.00                0.2%            93.7%     6.280000
    98     Refinance        No                 3,700,000.00      3,696,909.02                0.2%            93.9%     5.970000
    99     Acquisition      No                 3,675,000.00      3,665,185.56                0.2%            94.0%     6.120000
   100     Acquisition      No                 3,662,000.00      3,662,000.00                0.2%            94.2%     5.830000
   101     Refinance        No                 3,600,000.00      3,600,000.00                0.2%            94.4%     6.357000
---------------------------------------------------------------------------------------------------------------------------------
   102     Refinance        No                 3,600,000.00      3,593,310.31                0.2%            94.6%     5.930000
   103     Refinance        Yes (LB-B)         3,528,000.00      3,525,006.14                0.2%            94.8%     5.910000
  103A1    N/A              Yes (LB-G)
  103A2    N/A              Yes (LB-G)
   104     Refinance        No                 3,450,000.00      3,450,000.00                0.2%            94.9%     6.290000
---------------------------------------------------------------------------------------------------------------------------------
   105     Refinance        No                 3,421,000.00      3,421,000.00                0.2%            95.1%     6.090000
   106     Acquisition      No                 3,350,000.00      3,343,953.01                0.2%            95.3%     6.060000
   107     Refinance        No                 3,300,000.00      3,300,000.00                0.2%            95.4%     6.030000
   108     Refinance        No                 3,300,000.00      3,300,000.00                0.2%            95.6%     6.080000
   109     Refinance        No                 3,250,000.00      3,241,199.04                0.2%            95.8%     6.040000
---------------------------------------------------------------------------------------------------------------------------------
   110     Refinance        No                 3,200,000.00      3,193,987.28                0.2%            95.9%     5.880000
   111     Refinance        No                 3,150,000.00      3,150,000.00                0.2%            96.1%     5.780000
   112     Refinance        No                 3,100,000.00      3,097,544.24                0.2%            96.3%     6.170000
   113     Refinance        Yes (LB-B)         3,064,000.00      3,061,399.90                0.2%            96.4%     5.910000
   114     Refinance        No                 3,025,000.00      3,022,432.99                0.2%            96.6%     5.910000
---------------------------------------------------------------------------------------------------------------------------------
   115     Acquisition      No                 2,960,000.00      2,954,596.81                0.1%            96.7%     6.010000
   116     Refinance        No                 2,930,000.00      2,925,964.78                0.1%            96.9%     5.605000
  116A1    N/A              Yes (UBS-G)
  116A2    N/A              Yes (UBS-G)
   117     Refinance        No                 2,800,000.00      2,800,000.00                0.1%            97.0%     5.910000
---------------------------------------------------------------------------------------------------------------------------------
   118     Refinance        Yes (UBS-L)        2,800,000.00      2,797,911.16                0.1%            97.1%     6.390000
   119     Acquisition      No                 2,800,000.00      2,797,751.96                0.1%            97.3%     6.120000
   120     Refinance        Yes (LB-A)         2,775,000.00      2,772,645.14                0.1%            97.4%     5.910000
  120A1    N/A              Yes (LB-E)
  120A2    N/A              Yes (LB-E)
---------------------------------------------------------------------------------------------------------------------------------
   121     Refinance        No                 2,740,000.00      2,734,919.71                0.1%            97.6%     5.940000
   122     Refinance        No                 2,688,000.00      2,684,298.06                0.1%            97.7%     5.605000
  122A1    N/A              Yes (UBS-I)
  122A2    N/A              Yes (UBS-I)
  122A3    N/A              Yes (UBS-I)
---------------------------------------------------------------------------------------------------------------------------------
   123     Acquisition      No                 2,600,000.00      2,600,000.00                0.1%            97.8%     5.810000
   124     Acquisition      No                 2,550,000.00      2,544,243.17                0.1%            98.0%     6.140000
   125     Refinance        No                 2,500,000.00      2,496,556.97                0.1%            98.1%     5.605000
  125A1    N/A              Yes (UBS-H)
  125A2    N/A              Yes (UBS-H)
---------------------------------------------------------------------------------------------------------------------------------
   126     Refinance        No                 2,480,000.00      2,480,000.00                0.1%            98.2%     6.280000
   127     Refinance        No                 2,450,000.00      2,450,000.00                0.1%            98.3%     6.270000
   128     Refinance        No                 2,450,000.00      2,448,100.69                0.1%            98.5%     6.250000
   129     Acquisition      No                 2,325,000.00      2,323,083.08                0.1%            98.6%     6.020000
   130     Acquisition      No                 2,311,000.00      2,311,000.00                0.1%            98.7%     6.750000
---------------------------------------------------------------------------------------------------------------------------------
   131     Refinance        No                 2,300,000.00      2,298,098.69                0.1%            98.8%     6.010000
   132     Refinance        No                 2,279,000.00      2,275,861.34                0.1%            98.9%     5.605000
  132A1    N/A              Yes (UBS-J)
  132A2    N/A              Yes (UBS-J)
   133     Refinance        No                 2,200,000.00      2,200,000.00                0.1%            99.0%     6.340000
---------------------------------------------------------------------------------------------------------------------------------
   134     Acquisition      No                 2,200,000.00      2,194,160.69                0.1%            99.1%     6.020000
   135     Refinance        No                 2,100,000.00      2,100,000.00                0.1%            99.2%     5.600000
   136     Refinance        No                 1,900,000.00      1,900,000.00                0.1%            99.3%     6.060000
   137     Refinance        Yes (UBS-L)        1,900,000.00      1,898,602.14                0.1%            99.4%     6.440000
   138     Refinance        No                 1,700,000.00      1,700,000.00                0.1%            99.5%     6.160000
---------------------------------------------------------------------------------------------------------------------------------
   139     Refinance        No                 1,625,000.00      1,625,000.00                0.1%            99.6%     5.750000
   140     Refinance        No                 1,500,000.00      1,500,000.00                0.1%            99.7%     6.030000
   141     Refinance        No                 1,500,000.00      1,498,926.99                0.1%            99.8%     6.540000
   142     Acquisition      No                 1,414,566.00      1,410,614.53                0.1%            99.8%     5.860000
   143     Acquisition      No                 1,362,000.00      1,362,000.00                0.1%            99.9%     6.120000
---------------------------------------------------------------------------------------------------------------------------------
   144     Refinance        No                 1,075,000.00      1,073,519.50                0.1%            99.9%     5.605000
  144A1    N/A              Yes (UBS-F)
  144A2    N/A              Yes (UBS-F)
   145     Acquisition      No                 1,050,000.00      1,047,330.40                0.1%           100.0%     6.400000

               ADMINISTRATIVE       INTEREST                                      ORIGINAL          REMAINING          ORIGINAL
  CONTROL           COST            ACCRUAL             AMORTIZATION           INTEREST-ONLY      INTEREST-ONLY        TERM TO
    NO.             RATE             BASIS                  TYPE               PERIOD (MOS.)      PERIOD (MOS.)    MATURITY (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------

     1                0.0210       Actual/360     Interest-Only                          120                120                120
     2                0.0210       Actual/360     Interest-Only, Balloon                  36                 33                120
     3                0.0210       Actual/360     Interest-Only                          120                119                120
     4                0.0210       Actual/360     Interest-Only                           60                 59                 60
     5                0.0210       Actual/360     Interest-Only, Balloon                  36                 34                120
-----------------------------------------------------------------------------------------------------------------------------------
     6                0.0210       Actual/360     Interest-Only, Balloon                  60                 58                120
     7                0.0210       Actual/360     Interest-Only, Balloon                  24                 22                120
     8                0.0210       Actual/360     Interest-Only                          120                120                120
     9                0.0210       Actual/360     Interest-Only, Balloon                  60                 59                120
     10               0.0210       Actual/360     Interest-Only                          120                120                120
-----------------------------------------------------------------------------------------------------------------------------------
    10A1
    10A2
    10A3
    10A4
    10A5
-----------------------------------------------------------------------------------------------------------------------------------
    10A6
     11               0.0210       Actual/360     Interest-Only                           60                 59                 60
     12               0.0210       Actual/360     Interest-Only                           60                 59                 60
     13               0.0210       Actual/360     Interest-Only                          120                115                120
     14               0.0210       Actual/360     Interest-Only                           60                 59                 60
-----------------------------------------------------------------------------------------------------------------------------------
     15               0.0210       Actual/360     Interest-Only                           60                 60                 60
     16               0.0210       Actual/360     Interest-Only, Balloon                  60                 58                120
     17               0.0210       Actual/360     Interest-Only, Balloon                  24                 24                120
     18               0.0810       Actual/360     Balloon                                  0                  0                120
     19               0.0810       Actual/360     Interest-Only, Balloon                  36                 34                120
-----------------------------------------------------------------------------------------------------------------------------------
     20               0.0210       Actual/360     Interest-Only, Balloon                  60                 47                180
     21               0.0210       Actual/360     Interest-Only                           60                 59                 60
     22               0.0210       Actual/360     Interest-Only, Balloon                  24                 24                120
     23               0.0210       Actual/360     Interest-Only                           60                 58                 60
     24               0.0210       Actual/360     Interest-Only, Balloon                  60                 57                120
-----------------------------------------------------------------------------------------------------------------------------------
     25               0.0210       Actual/360     Interest-Only                          120                120                120
     26               0.0210       Actual/360     Interest-Only, Balloon                  24                 24                120
     27               0.0210       Actual/360     Interest-Only, Balloon                  24                 24                120
    27A1
    27A2
-----------------------------------------------------------------------------------------------------------------------------------
     28               0.0210       Actual/360     Interest-Only                          120                120                120
     29               0.0210       Actual/360     Balloon                                  0                  0                 48
     30               0.0210       Actual/360     Interest-Only                          120                118                120
     31               0.0210       Actual/360     Interest-Only, Balloon                  60                 58                120
     32               0.0210       Actual/360     Interest-Only, Balloon                  36                 30                 84
-----------------------------------------------------------------------------------------------------------------------------------
     33               0.0210       Actual/360     Interest-Only                           60                 59                 60
     34               0.0810       Actual/360     Interest-Only, Balloon                  36                 30                120
     35               0.0210       Actual/360     Interest-Only, Balloon                  60                 55                120
     36               0.0210       Actual/360     Interest-Only, Balloon                  18                 16                120
     37               0.0210       Actual/360     Interest-Only, Balloon                  36                 35                120
-----------------------------------------------------------------------------------------------------------------------------------
     38               0.0210       Actual/360     Balloon                                  0                  0                120
     39               0.0210       Actual/360     Interest-Only, Balloon                  60                 55                120
     40               0.0210       Actual/360     Interest-Only                          120                117                120
     41               0.0210       Actual/360     Interest-Only, Balloon                  60                 55                120
     42               0.0210       Actual/360     Interest-Only, Balloon                  60                 58                120
-----------------------------------------------------------------------------------------------------------------------------------
     43               0.0510       Actual/360     Interest-Only, Balloon                  17                 15                120
     44               0.0210       Actual/360     Interest-Only                          120                118                120
     45               0.0210       Actual/360     Balloon                                  0                  0                120
     46               0.0210       Actual/360     Balloon                                  0                  0                120
     47               0.0210       Actual/360     Interest-Only, Balloon                  12                 10                120
-----------------------------------------------------------------------------------------------------------------------------------
     48               0.0210       Actual/360     Interest-Only                          120                117                120
     49               0.0210       Actual/360     Interest-Only                          121                121                121
     50               0.0210       Actual/360     Interest-Only, Balloon                  36                 35                120
     51               0.0210       Actual/360     Interest-Only, Balloon                  60                 58                120
     52               0.0210       Actual/360     Interest-Only                          120                119                120
-----------------------------------------------------------------------------------------------------------------------------------
     53               0.0210       Actual/360     Interest-Only                           84                 83                 84
     54               0.0210       Actual/360     Balloon                                  0                  0                120
     55               0.0810       Actual/360     Balloon                                  0                  0                120
     56               0.0210       Actual/360     Balloon                                  0                  0                120
     57               0.0210       Actual/360     Balloon                                  0                  0                120
-----------------------------------------------------------------------------------------------------------------------------------
    57A1
    57A2
    57A3
    57A4
    57A5
-----------------------------------------------------------------------------------------------------------------------------------
    57A6
     58               0.0210       Actual/360     Interest-Only                          120                117                120
     59               0.0210       Actual/360     Balloon                                  0                  0                120
    59A1
    59A2
-----------------------------------------------------------------------------------------------------------------------------------
    59A3
     60               0.0210       Actual/360     Interest-Only, Balloon                  12                 10                 60
     61               0.0210       Actual/360     Balloon                                  0                  0                180
     62               0.0210       Actual/360     Interest-Only                          120                118                120
     63               0.0210       Actual/360     Fully Amortizing                         0                  0                240
-----------------------------------------------------------------------------------------------------------------------------------
     64               0.0210       Actual/360     Balloon                                  0                  0                120
     65               0.0810       Actual/360     Interest-Only, Balloon                  24                 22                120
     66               0.0210       Actual/360     Balloon                                  0                  0                120
     67               0.0210       Actual/360     Interest-Only, Balloon                  60                 60                120
     68               0.0210       Actual/360     Interest-Only                          120                118                120
-----------------------------------------------------------------------------------------------------------------------------------
     69               0.0210       Actual/360     Interest-Only                          120                120                120
     70               0.0210       Actual/360     Interest-Only                          120                117                120
     71               0.0210       Actual/360     Interest-Only                          120                120                120
     72               0.0210       Actual/360     Interest-Only                          121                121                121
     73               0.0210       Actual/360     Balloon                                  0                  0                120
-----------------------------------------------------------------------------------------------------------------------------------
     74               0.0210       Actual/360     Balloon                                  0                  0                120
    74A1
    74A2
     75               0.0210       Actual/360     Interest-Only, Balloon                  60                 55                120
     76               0.0210       Actual/360     Interest-Only                          120                117                120
-----------------------------------------------------------------------------------------------------------------------------------
     77               0.0210       Actual/360     Interest-Only                          120                118                120
     78               0.0210       Actual/360     Interest-Only, Balloon                  36                 35                120
     79               0.0210       Actual/360     Balloon                                  1                  1                121
     80               0.0210       Actual/360     Interest-Only                          120                117                120
     81               0.0810       Actual/360     Balloon                                  0                  0                114
-----------------------------------------------------------------------------------------------------------------------------------
     82               0.0210       Actual/360     Interest-Only, Balloon                  36                 36                120
     83               0.0210       Actual/360     Interest-Only                          120                117                120
     84               0.0210       Actual/360     Interest-Only, Balloon                  60                 60                120
     85               0.0210       Actual/360     Interest-Only, Balloon                  36                 35                120
     86               0.0210       Actual/360     Balloon                                  0                  0                120
-----------------------------------------------------------------------------------------------------------------------------------
     87               0.0810       Actual/360     Balloon                                  0                  0                120
     88               0.0210       Actual/360     Interest-Only, Balloon                  24                 24                120
     89               0.0210       Actual/360     Interest-Only                          120                120                120
     90               0.0210       Actual/360     Balloon                                  0                  0                120
     91               0.0210       Actual/360     Balloon                                  0                  0                120
-----------------------------------------------------------------------------------------------------------------------------------
     92               0.0210       Actual/360     Interest-Only                          120                117                120
     93               0.0210       Actual/360     Interest-Only, Balloon                  36                 32                120
     94               0.0210       Actual/360     Balloon                                  0                  0                120
     95               0.0210       Actual/360     Interest-Only, Balloon                  36                 34                120
     96               0.1110       Actual/360     Interest-Only, Balloon                  24                 24                120
-----------------------------------------------------------------------------------------------------------------------------------
     97               0.0210       Actual/360     Balloon                                  0                  0                120
     98               0.0210       Actual/360     Balloon                                  0                  0                 60
     99               0.0210       Actual/360     Balloon                                  0                  0                120
    100               0.0210       Actual/360     Interest-Only                          120                120                120
    101               0.0210       Actual/360     Interest-Only                          120                120                120
-----------------------------------------------------------------------------------------------------------------------------------
    102               0.0210       Actual/360     Balloon                                  0                  0                120
    103               0.0210       Actual/360     Balloon                                  0                  0                120
   103A1
   103A2
    104               0.0210       Actual/360     Balloon                                  0                  0                120
-----------------------------------------------------------------------------------------------------------------------------------
    105               0.0210       Actual/360     Interest-Only                          120                120                120
    106               0.0210       Actual/360     Balloon                                  0                  0                120
    107               0.0210       Actual/360     Interest-Only, Balloon                  24                 22                120
    108               0.0210       Actual/360     Interest-Only, Balloon                  36                 34                120
    109               0.0610       Actual/360     Balloon                                  0                  0                120
-----------------------------------------------------------------------------------------------------------------------------------
    110               0.0210       Actual/360     Balloon                                  0                  0                120
    111               0.0210       Actual/360     Interest-Only, Balloon                  60                 59                120
    112               0.0210       Actual/360     Balloon                                  0                  0                120
    113               0.0210       Actual/360     Balloon                                  0                  0                120
    114               0.0610       Actual/360     Balloon                                  0                  0                120
-----------------------------------------------------------------------------------------------------------------------------------
    115               0.0210       Actual/360     Balloon                                  0                  0                120
    116               0.0210       Actual/360     Balloon                                  0                  0                120
   116A1
   116A2
    117               0.0810       Actual/360     Interest-Only, Balloon                  24                 23                120
-----------------------------------------------------------------------------------------------------------------------------------
    118               0.0210       Actual/360     Balloon                                  0                  0                120
    119               0.0210       Actual/360     Balloon                                  0                  0                120
    120               0.0210       Actual/360     Balloon                                  0                  0                120
   120A1
   120A2
-----------------------------------------------------------------------------------------------------------------------------------
    121               0.0210       Actual/360     Balloon                                  0                  0                120
    122               0.0210       Actual/360     Balloon                                  0                  0                120
   122A1
   122A2
   122A3
-----------------------------------------------------------------------------------------------------------------------------------
    123               0.0210       Actual/360     Interest-Only, Balloon                  24                 22                120
    124               0.0610       Actual/360     Balloon                                  0                  0                120
    125               0.0210       Actual/360     Balloon                                  0                  0                120
   125A1
   125A2
-----------------------------------------------------------------------------------------------------------------------------------
    126               0.0210       Actual/360     Balloon                                  0                  0                120
    127               0.0210       Actual/360     Interest-Only, Balloon                  12                 11                120
    128               0.0210       Actual/360     Balloon                                  0                  0                120
    129               0.0210       Actual/360     Balloon                                  0                  0                120
    130               0.0210       Actual/360     Interest-Only                          120                119                120
-----------------------------------------------------------------------------------------------------------------------------------
    131               0.0210       Actual/360     Balloon                                  0                  0                120
    132               0.0210       Actual/360     Balloon                                  0                  0                120
   132A1
   132A2
    133               0.0210       Actual/360     Interest-Only, Balloon                  36                 34                120
-----------------------------------------------------------------------------------------------------------------------------------
    134               0.0210       Actual/360     Balloon                                  0                  0                120
    135               0.0210       Actual/360     Interest-Only, Balloon                  24                 21                120
    136               0.0210       Actual/360     Interest-Only, Balloon                  36                 34                120
    137               0.0210       Actual/360     Balloon                                  0                  0                120
    138               0.0210       Actual/360     Interest-Only, Balloon                  24                 21                 60
-----------------------------------------------------------------------------------------------------------------------------------
    139               0.0210       Actual/360     Interest-Only, Balloon                  24                 24                120
    140               0.1110       Actual/360     Interest-Only, Balloon                  24                 23                120
    141               0.0810       Actual/360     Balloon                                  0                  0                120
    142               0.0210       Actual/360     Balloon                                  0                  0                120
    143               0.0210       Actual/360     Balloon                                  0                  0                120
-----------------------------------------------------------------------------------------------------------------------------------
    144               0.0210       Actual/360     Balloon                                  0                  0                120
   144A1
   144A2
    145               0.0210       Actual/360     Balloon                                  0                  0                120

                    REMAINING           ORIGINAL          REMAINING                         MATURITY OR
  CONTROL            TERM TO          AMORTIZATION       AMORTIZATION      ORIGINATION      ANTICIPATED            BALLOON
    NO.          MATURITY (MOS.)      TERM (MOS.)        TERM (MOS.)           DATE       REPAYMENT DATE         BALANCE ($)
--------------------------------------------------------------------------------------------------------------------------------

     1                        120                 0                 0         6/1/2006       6/11/2016           262,000,000
     2                        117               300               300         3/1/2006       3/6/2016            169,465,217
     3                        119                 0                 0        4/12/2006       5/11/2016           141,371,000
     4                         59                 0                 0        5/11/2006       5/11/2011            84,730,000
     5                        118               360               360        4/11/2006       4/11/2016            67,303,872
--------------------------------------------------------------------------------------------------------------------------------
     6                        118               360               360        3/14/2006       4/11/2016            70,053,173
     7                        118               360               360         4/4/2006       4/11/2016            65,980,710
     8                        120                 0                 0         6/2/2006       6/11/2016            58,500,000
     9                        119               360               360         5/9/2006       5/11/2016            48,018,093
     10                       120                 0                 0        5/19/2006       6/11/2016            32,754,241
--------------------------------------------------------------------------------------------------------------------------------
    10A1
    10A2
    10A3
    10A4
    10A5
--------------------------------------------------------------------------------------------------------------------------------
    10A6
     11                        59                 0                 0        5/11/2006       5/11/2011            32,760,000
     12                        59                 0                 0        4/12/2006       5/11/2011            26,801,000
     13                       115                 0                 0       12/12/2005       1/11/2016            26,766,000
     14                        59                 0                 0        5/11/2006       5/11/2011            24,190,000
--------------------------------------------------------------------------------------------------------------------------------
     15                        60                 0                 0         6/7/2006       6/11/2011            23,918,000
     16                       118               360               360        3/27/2006       4/11/2016            21,675,192
     17                       120               360               360        5/18/2006       6/11/2016            19,649,242
     18                       120               360               360        5/26/2006       6/11/2016            17,625,044
     19                       118               360               360         4/6/2006       4/11/2016            16,425,422
--------------------------------------------------------------------------------------------------------------------------------
     20                       167               360               360        5/11/2005       5/11/2020            15,312,970
     21                        59                 0                 0        4/19/2006       5/11/2011            15,300,000
     22                       120               360               360        5/31/2006       6/11/2016            13,414,635
     23                        58                 0                 0        3/24/2006       4/11/2011            15,000,000
     24                       117               360               360         3/3/2006       3/11/2016            13,823,899
--------------------------------------------------------------------------------------------------------------------------------
     25                       120                 0                 0         6/9/2006       6/11/2016            14,500,000
     26                       120               300               300         6/9/2006       6/11/2016            10,853,578
     27                       120               300               300         6/9/2006       6/11/2016            10,669,192
    27A1
    27A2
--------------------------------------------------------------------------------------------------------------------------------
     28                       120                 0                 0        5/25/2006       6/11/2016            12,292,000
     29                        47               360               359        4/25/2006       5/11/2010            11,705,036
     30                       118                 0                 0        3/30/2006       4/11/2016            12,100,000
     31                       118               360               360         4/6/2006       4/11/2016            11,254,558
     32                        78               360               360       11/16/2005      12/11/2012            11,290,123
--------------------------------------------------------------------------------------------------------------------------------
     33                        59                 0                 0        4/19/2006       5/11/2011            11,630,000
     34                       114               360               360        12/1/2005      12/11/2015             9,861,953
     35                       115               360               360       12/23/2005       1/11/2016             9,957,017
     36                       118               360               360        3/21/2006       4/11/2016             9,350,777
     37                       119               360               360         5/9/2006       5/11/2016             9,489,639
--------------------------------------------------------------------------------------------------------------------------------
     38                       119               360               359        4/21/2006       5/11/2016             7,687,967
     39                       115               360               360         1/3/2006       1/11/2016             8,305,269
     40                       117                 0                 0        2/23/2006       3/11/2016             8,854,000
     41                       115               360               360       12/23/2005       1/11/2016             7,979,572
     42                       118               360               360        4/10/2006       4/11/2016             7,987,958
--------------------------------------------------------------------------------------------------------------------------------
     43                       118               360               360        3/16/2006       4/11/2016             7,272,666
     44                       118                 0                 0        3/15/2006       4/11/2016             8,000,000
     45                       119               360               359        4/21/2006       5/11/2016             6,456,977
     46                       119               300               299        4/17/2006       5/11/2016             5,912,909
     47                       118               360               360        3/29/2006       4/11/2016             6,554,799
--------------------------------------------------------------------------------------------------------------------------------
     48                       117                 0                 0        2/23/2006       3/11/2016             7,522,000
     49                       121                 0                 0        6/16/2006       7/11/2016             7,200,000
     50                       119               360               360        4/18/2006       5/11/2016             6,440,288
     51                       118               360               360        3/27/2006       4/11/2016             6,511,860
     52                       119                 0                 0        4/13/2006       5/11/2016             6,184,369
--------------------------------------------------------------------------------------------------------------------------------
     53                        83                 0                 0         5/1/2006       5/11/2013             6,900,000
     54                       119               360               359        4/25/2006       5/11/2016             5,818,591
     55                       119               360               359        4/12/2006       5/11/2016             5,697,000
     56                       120               300               300        5/15/2006       6/11/2016             5,187,056
     57                       119               300               299        4/21/2006       5/11/2016             5,004,230
--------------------------------------------------------------------------------------------------------------------------------
    57A1
    57A2
    57A3
    57A4
    57A5
--------------------------------------------------------------------------------------------------------------------------------
    57A6
     58                       117                 0                 0        2/23/2006       3/11/2016             6,425,000
     59                       119               300               299        4/21/2006       5/11/2016             4,954,806
    59A1
    59A2
--------------------------------------------------------------------------------------------------------------------------------
    59A3
     60                        58               360               360        3/13/2006       4/11/2011             5,991,492
     61                       179               360               359        4/26/2006       5/11/2021             4,332,803
     62                       118                 0                 0        3/30/2006       4/11/2016             5,742,000
     63                       158               240               158        8/20/1999       8/5/2019                      0
--------------------------------------------------------------------------------------------------------------------------------
     64                       118               360               358        4/10/2006       4/11/2016             4,870,218
     65                       118               360               360        3/30/2006       4/11/2016             5,007,347
     66                       119               360               359        4/21/2006       5/11/2016             4,742,056
     67                       120               360               360        5/25/2006       6/11/2016             5,268,337
     68                       118                 0                 0        3/17/2006       4/11/2016             5,596,000
--------------------------------------------------------------------------------------------------------------------------------
     69                       120                 0                 0        5/19/2006       6/11/2016             5,204,006
     70                       117                 0                 0        2/23/2006       3/11/2016             5,202,000
     71                       120                 0                 0        5/18/2006       6/11/2016             5,200,000
     72                       121                 0                 0        6/14/2006       7/11/2016             5,200,000
     73                       119               360               359        4/13/2006       5/11/2016             4,434,448
--------------------------------------------------------------------------------------------------------------------------------
     74                       119               360               359        4/21/2006       5/11/2016             4,351,184
    74A1
    74A2
     75                       115               360               360       12/28/2005       1/11/2016             4,741,873
     76                       117                 0                 0        2/23/2006       3/11/2016             5,095,000
--------------------------------------------------------------------------------------------------------------------------------
     77                       118                 0                 0        3/27/2006       4/11/2016             5,079,000
     78                       119               360               360        4/26/2006       5/11/2016             4,519,754
     79                       121               360               360        6/13/2006       7/11/2016             4,268,726
     80                       117                 0                 0        2/13/2006       3/11/2016             4,926,000
     81                       114               300               300        5/22/2006      12/11/2015             3,732,316
--------------------------------------------------------------------------------------------------------------------------------
     82                       120               360               360        5/25/2006       6/11/2016             4,096,184
     83                       117                 0                 0         3/2/2006       3/11/2016             4,425,000
     84                       120               360               360        5/23/2006       6/11/2016             4,019,484
     85                       119               360               360        4/26/2006       5/11/2016             3,886,989
     86                       118               360               358        3/13/2006       4/11/2016             3,661,299
--------------------------------------------------------------------------------------------------------------------------------
     87                       118               360               358        4/11/2006       4/11/2016             3,592,155
     88                       120               300               300         6/9/2006       6/11/2016             3,411,124
     89                       120                 0                 0         6/6/2006       6/11/2016             4,003,000
     90                       119               300               299        4/18/2006       5/11/2016             3,107,888
     91                       117               360               357        2/27/2006       3/11/2016             3,378,166
--------------------------------------------------------------------------------------------------------------------------------
     92                       117                 0                 0        2/24/2006       3/11/2016             3,966,000
     93                       116               360               360        1/27/2006       2/11/2016             3,562,822
     94                       119               360               359        4/21/2006       5/11/2016             3,346,291
     95                       118               360               360        3/31/2006       4/11/2016             3,431,496
     96                       120               360               360        5/22/2006       6/11/2016             3,385,057
--------------------------------------------------------------------------------------------------------------------------------
     97                       120               300               300        5/17/2006       6/11/2016             2,892,658
     98                        59               360               359        4/13/2006       5/11/2011             3,459,991
     99                       118               300               298        3/24/2006       4/11/2016             2,857,947
    100                       120                 0                 0         6/6/2006       6/11/2016             3,662,000
    101                       120                 0                 0         6/9/2006       6/11/2016             3,600,000
--------------------------------------------------------------------------------------------------------------------------------
    102                       118               360               358         4/4/2006       4/11/2016             3,047,302
    103                       119               360               359        4/21/2006       5/11/2016             2,984,829
   103A1
   103A2
    104                       120               360               360        5/24/2006       6/11/2016             2,951,076
--------------------------------------------------------------------------------------------------------------------------------
    105                       120                 0                 0        5/25/2006       6/11/2016             3,421,000
    106                       118               360               358        3/31/2006       4/11/2016             2,846,583
    107                       118               300               300        3/31/2006       4/11/2016             2,744,712
    108                       118               360               360         4/7/2006       4/11/2016             2,986,923
    109                       118               300               298         4/6/2006       4/11/2016             2,520,658
--------------------------------------------------------------------------------------------------------------------------------
    110                       118               360               358        4/10/2006       4/11/2016             2,704,681
    111                       119               360               360        5/10/2006       5/11/2016             2,938,607
    112                       119               360               359        5/10/2006       5/11/2016             2,642,847
    113                       119               360               359        4/21/2006       5/11/2016             2,592,267
    114                       119               360               359        4/26/2006       5/11/2016             2,559,271
--------------------------------------------------------------------------------------------------------------------------------
    115                       118               360               358        3/31/2006       4/11/2016             2,511,497
    116                       119               300               299        4/27/2006       5/11/2016             2,239,062
   116A1
   116A2
    117                       119               360               360         5/1/2006       5/11/2016             2,476,588
--------------------------------------------------------------------------------------------------------------------------------
    118                       119               360               359        4/18/2006       5/11/2016             2,402,190
    119                       119               360               359        4/19/2006       5/11/2016             2,383,620
    120                       119               360               359        4/21/2006       5/11/2016             2,347,761
   120A1
   120A2
--------------------------------------------------------------------------------------------------------------------------------
    121                       118               360               358        3/17/2006       4/11/2016             2,320,024
    122                       119               300               299        4/27/2006       5/11/2016             2,054,129
   122A1
   122A2
   122A3
--------------------------------------------------------------------------------------------------------------------------------
    123                       118               360               360         4/7/2006       4/11/2016             2,294,270
    124                       118               324               322         4/4/2006       4/11/2016             2,069,583
    125                       119               300               299        4/27/2006       5/11/2016             1,910,462
   125A1
   125A2
--------------------------------------------------------------------------------------------------------------------------------
    126                       120               360               360        5/26/2006       6/11/2016             2,120,746
    127                       119               360               360         5/4/2006       5/11/2016             2,141,451
    128                       119               360               359        4/13/2006       5/11/2016             2,093,533
    129                       119               360               359        4/12/2006       5/11/2016             1,973,464
    130                       119                 0                 0         5/3/2006       5/11/2016             2,311,000
--------------------------------------------------------------------------------------------------------------------------------
    131                       119               360               359         5/9/2006       5/11/2016             1,951,669
    132                       119               300               299        4/27/2006       5/11/2016             1,741,577
   132A1
   132A2
    133                       118               360               360         4/7/2006       4/11/2016             2,001,118
--------------------------------------------------------------------------------------------------------------------------------
    134                       117               360               357        2/23/2006       3/11/2016             1,867,405
    135                       117               360               360         3/1/2006       3/11/2016             1,844,105
    136                       118               360               360         4/5/2006       4/11/2016             1,719,081
    137                       119               360               359        4/18/2006       5/11/2016             1,632,363
    138                        57               360               360        2/16/2006       3/11/2011             1,640,060
--------------------------------------------------------------------------------------------------------------------------------
    139                       120               360               360        5/18/2006       6/11/2016             1,431,901
    140                       119               360               360         5/1/2006       5/11/2016             1,330,367
    141                       119               360               359        4/21/2006       5/11/2016             1,292,328
    142                       118               300               298         4/6/2006       4/11/2016             1,090,441
    143                       120               300               300         6/8/2006       6/11/2016               985,359
--------------------------------------------------------------------------------------------------------------------------------
    144                       119               300               299        4/27/2006       5/11/2016               821,499
   144A1
   144A2
    145                       118               300               298        3/16/2006       4/11/2016               824,158

                                                                                   MONTHLY          GROSS         TOTAL
  CONTROL           PROPERTY                            PREPAYMENT                  DEBT            INCOME      EXPENSES
    NO.               TYPE                            PROVISIONS(58)             SERVICE ($)         ($)           ($)
---------------------------------------------------------------------------------------------------------------------------

     1       Office                  L(25),D(92),O(3)                             1,227,452.67    56,703,169    26,267,354
     2       Office                  L(28),D(89),O(3)                             1,228,115.27    79,703,778    35,949,548
     3       Office                  L(26),D(91),O(3)                               725,033.61    14,917,438     4,371,648
     4       Multifamily             L(12),YM1%(46),O(2)                            444,567.72     8,836,702     2,319,497
     5       Office                  L(27),D(90),O(3)                               428,499.02    12,935,645     1,218,059
---------------------------------------------------------------------------------------------------------------------------
     6       Office                  L(27),D(90),O(3)                               443,533.50    10,882,465     4,542,392
     7       Office                  L(27),D(93)                                    434,350.23    12,217,292     4,916,007
     8       Office                  L(48),YM1%(69),O(3)                            320,534.64     8,403,642     3,552,828
     9       Hotel                   L(26),D(91),O(3)                               321,684.18    14,793,811     9,178,285
     10      Mobile Home Park        L(25),D(92),O(3)                               226,439.34     4,413,772     1,669,949
---------------------------------------------------------------------------------------------------------------------------
    10A1     Mobile Home Park        N/A
    10A2     Mobile Home Park        N/A
    10A3     Mobile Home Park        N/A
    10A4     Mobile Home Park        N/A
    10A5     Mobile Home Park        N/A
---------------------------------------------------------------------------------------------------------------------------
    10A6     Mobile Home Park        N/A
     11      Multifamily             L(12),YM1%(46),O(2)                            171,887.63     3,469,395       934,206
     12      Multifamily             L(48),D(12)                                    133,941.41     7,865,540     3,722,681
     13      Office                  L(30),D(86),O(4)                               129,017.39    46,649,723    24,447,277
     14      Multifamily             L(12),YM1%(46),O(2)                            126,921.91     2,933,319     1,064,713
---------------------------------------------------------------------------------------------------------------------------
     15      Office                  L(24),YM1%(32),O(4)                            131,254.18     9,465,477     4,990,345
     16      Multifamily             L(27),D(90),O(3)                               133,466.70     3,895,315     1,856,103
     17      Office                  L(25),YM1%(92),O(3)                            136,891.86     3,157,840     1,102,320
     18      Office                  L(48),D(72)                                    129,169.75     3,108,656       929,336
     19      Retail                  L(48),D(69),O(3)                               108,300.47     2,196,264       580,715
---------------------------------------------------------------------------------------------------------------------------
     20      Retail                  L(25),YM1%(143),O(12)                          108,247.88     2,078,609       399,992
     21      Multifamily             L(48),D(11),O(1)                                76,140.52     2,028,767       835,154
     22      Retail                  L(48),D(72)                                     93,924.12     2,215,683       791,193
     23      Multifamily             L(27),D(30),O(3)                                80,350.69     1,781,783       556,881
     24      Office                  L(28),YM1%(89),O(3)                             87,500.30     2,630,522     1,064,127
---------------------------------------------------------------------------------------------------------------------------
     25      Office                  L(25),D(92),O(3)                                77,880.61     2,262,700       812,293
     26      Hotel                   L(25),D(92),O(3)                                86,068.70     3,606,098     2,067,541
     27      Hotel                   L(25),D(92),O(3)                                84,606.53     3,840,469     2,292,556
    27A1     Hotel                   N/A
    27A2     Hotel                   N/A
---------------------------------------------------------------------------------------------------------------------------
     28      Retail                  L(48),YM1%(72)                                  66,659.99     3,240,813     1,232,761
     29      Multifamily             L(26),D(22)                                     75,014.71     2,106,603       901,928
     30      Multifamily             L(48),YM1%(69),O(3)                             60,317.94     3,804,771     2,410,391
     31      Office                  L(27),D(90),O(3)                                73,340.61     2,121,280       975,631
     32      Mobile Home Park        L(31),D(49),O(4)                                68,928.11     1,253,801       249,654
---------------------------------------------------------------------------------------------------------------------------
     33      Multifamily             L(48),D(11),O(1)                                57,729.35     3,021,878     1,082,691
     34      Office                  L(31),D(89)                                     63,218.07     1,899,872       807,868
     35      Multifamily             L(30),D(87),O(3)                                61,561.46     1,962,330     1,014,603
     36      Office                  L(27),D(91),O(2)                                65,291.83     1,721,123       691,240
     37      Retail                  L(48),D(72)                                     62,952.81     1,738,866       724,648
---------------------------------------------------------------------------------------------------------------------------
     38      Multifamily             L(26),D(94)                                     53,956.47     1,237,490       412,656
     39      Multifamily             L(30),D(87),O(3)                                51,349.16     1,694,281       893,587
     40      Industrial/W'hse        YM(28),DorYM(89),O(3)                           42,715.43       703,968        21,119
     41      Multifamily             L(30),D(87),O(3)                                49,335.47     1,692,649       863,896
     42      Multifamily             L(27),D(90),O(3)                                50,658.50     1,378,798       610,333
---------------------------------------------------------------------------------------------------------------------------
     43      Multifamily             L(48),D(69),O(3)                                49,922.89     2,042,954     1,206,110
     44      Multifamily             L(27),D(90),O(3)                                39,812.04     1,329,257       559,495
     45      Multifamily             L(26),D(94)                                     45,317.03     1,016,264       323,730
     46      Hotel                   L(48),D(72)                                     49,572.62     2,335,455     1,501,057
     47      Office                  L(27),D(92),O(1)                                45,314.62     1,197,430       464,535
---------------------------------------------------------------------------------------------------------------------------
     48      Industrial/W'hse        YM(28),DorYM(89),O(3)                           36,289.30       601,191        18,036
     49      Office                  L(25),D(93),O(3)                                38,610.92     1,026,010       298,722
     50      Retail                  L(26),D(94)                                     43,439.24       845,961       180,600
     51      Multifamily             L(27),D(90),O(3)                                40,097.29     1,563,664       909,467
     52      Retail                  L(26),D(91),O(3)                                41,179.10       649,625       116,625
---------------------------------------------------------------------------------------------------------------------------
     53      Retail                  L(26),D(58)                                     36,553.23     1,030,119       356,330
     54      Office                  L(48),D(72)                                     41,347.79     1,479,282       750,834
     55      Multifamily             L(26),D(91),O(3)                                40,515.14       886,065       276,890
     56      Retail                  L(25),D(94),O(1)                                44,316.54       821,215       173,407
     57      Multifamily             L(26),D(94)                                     41,394.96       866,061       204,137
---------------------------------------------------------------------------------------------------------------------------
    57A1     Multifamily             N/A
    57A2     Multifamily             N/A
    57A3     Multifamily             N/A
    57A4     Multifamily             N/A
    57A5     Multifamily             N/A
---------------------------------------------------------------------------------------------------------------------------
    57A6     Multifamily             N/A
     58      Industrial/W'hse        YM(28),DorYM(89),O(3)                           30,996.91       528,157        15,845
     59      Multifamily             L(26),D(94)                                     40,986.12       798,489       159,874
    59A1     Multifamily             N/A
    59A2     Multifamily             N/A
---------------------------------------------------------------------------------------------------------------------------
    59A3     Multifamily             N/A
     60      Office                  L(36),YM1%(24)                                  38,177.67       803,393       183,740
     61      Multifamily             L(26),D(154)                                    36,951.05     1,463,267       896,481
     62      Retail                  YM(27),DorYM(90),O(3)                           28,381.03       418,973         8,379
     63      Retail                  L(49),D(191),O(0)                               56,885.83       691,950             0
---------------------------------------------------------------------------------------------------------------------------
     64      Retail                  L(48),D(72)                                     35,095.88       742,811       174,721
     65      Office                  L(27),D(90),O(3)                                33,874.60       832,996       272,219
     66      Multifamily             L(26),D(94)                                     33,281.17       868,760       338,541
     67      Self-Storage            L(25),D(92),O(3)                                35,101.70       866,737       221,021
     68      Retail                  YM(27),DorYM(90),O(3)                           26,240.97       389,428         7,889
---------------------------------------------------------------------------------------------------------------------------
     69      Mobile Home Park        L(25),D(92),O(3)                                35,055.69       896,475       425,628
     70      Industrial/W'hse        YM(28),DorYM(89),O(3)                           25,096.64       437,334        13,120
     71      Self-Storage            L(25),YM1%(94),O(1)                             31,193.98       633,214       164,426
     72      Office                  L(25),D(93),O(3)                                27,929.60       650,232       150,361
     73      Retail                  L(48),D(72)                                     31,780.93       696,574        96,243
---------------------------------------------------------------------------------------------------------------------------
     74      Multifamily             L(26),D(94)                                     30,537.93       649,213       172,183
    74A1     Multifamily             N/A
    74A2     Multifamily             N/A
     75      Multifamily             L(30),D(87),O(3)                                29,149.52       961,806       495,657
     76      Industrial/W'hse        YM(28),DorYM(89),O(3)                           24,580.43       432,004        12,960
---------------------------------------------------------------------------------------------------------------------------
     77      Retail                  YM(27),DorYM(90),O(3)                           23,945.37       356,169         7,123
     78      Retail                  L(26),D(94)                                     30,009.68       633,560       173,086
     79      Retail                  L(25),D(94),O(2)                                30,688.37       934,046       220,275
     80      Retail                  YM(28),DorYM(89),O(3)                           23,099.18       341,486         6,830
     81      Retail                  L(48),D(64),O(2)                                31,513.46       833,477       317,726
---------------------------------------------------------------------------------------------------------------------------
     82      Retail                  L(25),D(95)                                     28,088.86       576,690       111,702
     83      Retail                  YM(28),DorYM(89),O(3)                           21,497.61       317,359         6,347
     84      Retail                  L(25),D(95)                                     25,587.47       514,462       115,034
     85      Retail                  L(26),D(94)                                     25,808.32       504,941       106,618
     86      Office                  L(27),D(90),O(3)                                26,141.16       906,531       357,703
---------------------------------------------------------------------------------------------------------------------------
     87      Retail                  L(48),D(72)                                     25,153.94       493,049        89,962
     88      Hotel                   L(25),D(92),O(3)                                27,050.16     1,680,217       991,759
     89      Retail                  YM(25),DorYM(92),O(3)                           20,191.52       298,929         5,979
     90      Hotel                   L(48),D(72)                                     25,992.56     1,594,266     1,093,941
     91      Retail                  L(48),D(71),O(1)                                23,597.64       576,216       181,891
---------------------------------------------------------------------------------------------------------------------------
     92      Retail                  YM(28),DorYM(89),O(3)                           18,597.51       279,370         5,587
     93      Self-Storage            L(29),YM1%(90),O(1)                             23,479.47       479,412       124,714
     94      Mobile Home Park        L(26),D(58),3%(12),2%(12),1%(10),O(2)           24,914.50       601,816       229,723
     95      Retail                  L(27),D(93)                                     22,685.29       536,026       193,371
     96      Retail                  L(48),D(71),O(1)                                23,347.85       568,573       200,613
---------------------------------------------------------------------------------------------------------------------------
     97      Hotel                   L(48),D(69),O(3)                                24,476.43     1,344,925       802,631
     98      Self-Storage            L(26),D(28),O(6)                                22,112.06       581,237       243,449
     99      Retail                  L(27),D(90),O(3)                                23,948.38       536,984       100,997
    100      Retail                  YM(25),DorYM(92),O(3)                           18,038.32       267,354         5,346
    101      Office                  L(25),D(92),O(3)                                19,335.88       659,304       271,501
---------------------------------------------------------------------------------------------------------------------------
    102      Retail                  L(27),D(90),O(3)                                21,422.07       469,150       107,382
    103      Multifamily             L(26),D(94)                                     20,948.44       450,125        99,271
   103A1     Multifamily             N/A
   103A2     Multifamily             N/A
    104      Retail                  L(48),D(72)                                     21,332.08       603,089       231,999
---------------------------------------------------------------------------------------------------------------------------
    105      Retail                  L(25),D(93),O(2)                                17,602.71       262,858         7,886
    106      Office                  L(48),D(72)                                     20,214.35       496,825       159,721
    107      Retail                  L(27),D(93)                                     21,322.50       411,987        91,091
    108      Multifamily             L(27),D(90),O(3)                                19,955.22       569,610       257,259
    109      Hotel                   L(27),D(93)                                     21,019.33     1,265,514       824,637
---------------------------------------------------------------------------------------------------------------------------
    110      Multifamily             L(48),D(71),O(1)                                18,939.44       531,756       219,820
    111      Retail                  L(48),D(72)                                     18,442.62       330,905        57,989
    112      Mixed-Use               L(48),D(72)                                     18,926.23       417,652       128,586
    113      Multifamily             L(26),D(94)                                     18,193.31       472,338       185,137
    114      Industrial/W'hse        L(48),D(69),O(3)                                17,961.74       457,278       141,675
---------------------------------------------------------------------------------------------------------------------------
    115      Multifamily             L(36),D(84)                                     17,765.73       491,040       204,846
    116      Retail                  L(26),D(91),O(3)                                18,176.95       398,755       117,760
   116A1     Retail                  N/A
   116A2     Retail                  N/A
    117      Retail                  L(48),D(71),O(1)                                16,625.74       463,819       161,859
---------------------------------------------------------------------------------------------------------------------------
    118      Retail                  L(26),D(93),O(1)                                17,495.84       396,776        77,000
    119      Self-Storage            L(48),D(72)                                     17,004.04       579,495       271,807
    120      Multifamily             L(26),D(94)                                     16,477.30       334,695        79,950
   120A1     Multifamily             N/A
   120A2     Multifamily             N/A
---------------------------------------------------------------------------------------------------------------------------
    121      Retail                  L(48),D(72)                                     16,322.14       335,710        83,550
    122      Retail                  L(26),D(91),O(3)                                16,675.65       453,583       173,308
   122A1     Retail                  N/A
   122A2     Retail                  N/A
   122A3     Retail                  N/A
---------------------------------------------------------------------------------------------------------------------------
    123      Self-Storage            L(48),D(72)                                     15,272.14       403,074       145,801
    124      Multifamily             L(48),D(71),O(1)                                16,135.21       670,368       389,165
    125      Mixed-Use               L(26),D(91),O(3)                                15,509.35       371,414       131,967
   125A1     Office                  N/A
   125A2     Retail                  N/A
---------------------------------------------------------------------------------------------------------------------------
    126      Multifamily             L(48),D(72)                                     15,318.21       443,751       168,520
    127      Self-Storage            L(48),D(72)                                     15,116.95       384,963       155,048
    128      Retail                  L(48),D(72)                                     15,085.07       325,984        73,528
    129      Retail                  L(48),D(71),O(1)                                13,969.46       297,393        67,405
    130      Retail                  L(26),D(91),O(3)                                13,179.92       255,780         7,673
---------------------------------------------------------------------------------------------------------------------------
    131      Industrial/W'hse        L(48),D(72)                                     13,804.45       301,356        74,370
    132      Retail                  L(26),D(91),O(3)                                14,138.32       402,570       183,248
   132A1     Retail                  N/A
   132A2     Retail                  N/A
    133      Self-Storage            L(27),YM1%(92),O(1)                             13,674.82       397,163       188,228
---------------------------------------------------------------------------------------------------------------------------
    134      Multifamily             L(28),D(89),O(3)                                13,218.41       430,290       197,579
    135      Retail                  L(48),D(71),O(1)                                12,055.66       586,878       287,564
    136      Multifamily             L(27),D(90),O(3)                                11,464.86       317,092       141,244
    137      Retail                  L(26),D(93),O(1)                                11,934.42       270,234        76,801
    138      Self-Storage            L(48),D(6),O(6)                                 10,367.89       261,268       104,941
---------------------------------------------------------------------------------------------------------------------------
    139      Self-Storage            L(48),D(72)                                      9,483.06       313,072       160,301
    140      Retail                  L(48),D(71),O(1)                                 9,022.21       280,466       114,989
    141      Office                  L(26),D(88),O(6)                                 9,520.51       255,055        97,025
    142      Retail                  L(27),D(90),O(3)                                 8,993.40       141,075         4,938
    143      Retail                  L(25),D(92),O(3)                                 8,875.56       155,825        24,966
---------------------------------------------------------------------------------------------------------------------------
    144      Retail                  L(26),D(91),O(3)                                 6,669.02       172,286        64,734
   144A1     Retail                  N/A
   144A2     Retail                  N/A
    145      Multifamily             L(27),D(90),O(3)                                 7,024.21       212,005        95,675

                 U/W NET       U/W NET
  CONTROL       OPERATING        CASH      CONTROL   CONTROL
    NO.        INCOME ($)      FLOW ($)      NO.        NO.                               PROPERTY NAME
---------------------------------------------------------------------------------------------------------------------------------

     1          30,435,815     28,501,804     1          1      One Federal Street
     2          43,754,230     40,892,419     2          2      One New York Plaza
     3          10,545,790     10,508,443     3          3      215 Fremont Street
     4           6,517,205      6,402,005     4          4      Chatsworth Park Apartments
     5          11,717,585     11,701,214     5          5      70 Hudson Street
---------------------------------------------------------------------------------------------------------------------------------
     6           6,340,074      5,954,598     6          6      44 Wall Street
     7           7,301,286      6,474,663     7          7      Canyon Park Technology Center
     8           4,850,814      4,605,505     8          8      Rivergate Plaza
     9           5,615,526      5,023,773     9          9      Courtyard Marriott Fifth Avenue
     10          2,743,823      2,657,673     10         10     Green Valley Portfolio
---------------------------------------------------------------------------------------------------------------------------------
    10A1                                     10A1       10A1    Country Village
    10A2                                     10A2       10A2    Birchwood Manor MHP
    10A3                                     10A3       10A3    Country Estates MHP
    10A4                                     10A4       10A4    Brookfield Acres MHP
    10A5                                     10A5       10A5    Crestwood Estates MHP
---------------------------------------------------------------------------------------------------------------------------------
    10A6                                     10A6       10A6    Highland Estates of Ohio
     11          2,535,190      2,475,189     11         11     Belmont at Cowan Place
     12          4,142,859      3,888,069     12         12     AMLI of North Dallas
     13         22,202,446     20,253,257     13         13     888 Seventh Avenue
     14          1,868,606      1,827,806     14         14     Ashton Woods Apartments
---------------------------------------------------------------------------------------------------------------------------------
     15          4,475,133      3,999,753     15         15     Two Penn Center
     16          2,039,212      1,921,935     16         16     Pavilion Apartments
     17          2,055,520      1,972,542     17         17     Lock Building
     18          2,179,320      2,016,497     18         18     Oxford Court Business Center
     19          1,615,549      1,553,050     19         19     Southridge Plaza
---------------------------------------------------------------------------------------------------------------------------------
     20          1,678,617      1,614,990     20         20     Seven Corners
     21          1,193,613      1,130,973     21         21     Grove at Landmark
     22          1,424,490      1,349,458     22         22     Covington Plaza
     23          1,224,901      1,196,101     23         23     La Pacifica Apartments
     24          1,566,396      1,360,337     24         24     1300 Spring Street
---------------------------------------------------------------------------------------------------------------------------------
     25          1,450,408      1,358,389     25         25     Royal Beverly Glen
     26          1,538,557      1,394,313     26         26     Holiday Inn Express Hotel & Suites King of Prussia
     27          1,547,913      1,370,626     27         27     Wilmington Portfolio
    27A1                                     27A1       27A1    Courtyard by Marriott Wilmington Brandywine
    27A2                                     27A2       27A2    McIntosh Inn Wilmington
---------------------------------------------------------------------------------------------------------------------------------
     28          2,008,052      1,966,238     28         28     Fountains of Miramar
     29          1,204,675      1,129,675     29         29     Palm Lake Apartments
     30          1,394,380      1,211,091     30         30     Indian Springs Apartments
     31          1,145,649      1,012,569     31         31     NBSC Building
     32          1,004,147        990,347     32         32     Countryview MHC
---------------------------------------------------------------------------------------------------------------------------------
     33          1,939,187      1,851,347     33         33     Sturbridge Commons
     34          1,092,004        959,050     34         34     Stetson Place
     35            947,727        883,327     35         35     McCallum Crossing
     36          1,029,883        936,491     36         36     Glenlake Professional Offices
     37          1,014,218        928,424     37         37     Quail Heights Plaza
---------------------------------------------------------------------------------------------------------------------------------
     38            824,834        776,834     38         38     Smith Portfolio - A - Statesville
     39            800,694        741,494     39         39     McCallum Meadows
     40            682,849        648,849     40         40     2802 Bloomington Road
     41            828,753        773,953     41         41     McCallum Glen
     42            768,465        745,665     42         42     The Pointe Apartments
---------------------------------------------------------------------------------------------------------------------------------
     43            836,844        761,042     43         43     Tiffany Woods Apartments
     44            769,762        724,762     44         44     Mountain View Villa Apartments
     45            692,534        652,534     45         45     Smith Portfolio - A - Conover
     46            834,398        740,980     46         46     Hampton Inn - Martinsburg
     47            732,895        657,526     47         47     The Corporate Center
---------------------------------------------------------------------------------------------------------------------------------
     48            583,155        551,131     48         48     70 Reems Creek
     49            727,287        668,978     49         49     Dr.'s Medical Plaza
     50            665,361        623,931     50         50     Smithfield Plaza Shopping Center
     51            654,197        599,597     51         51     Lakeridge
     52            533,000        519,506     52         52     Clarksburg Highlands
---------------------------------------------------------------------------------------------------------------------------------
     53            673,789        635,929     53         53     Town & Country Plaza
     54            728,448        612,181     54         54     New York Life Building
     55            609,175        585,325     55         55     San Marco Village Apts
     56            647,808        638,425     56         56     Santa Monica Auto Center
     57            661,924        614,076     57         57     Smith Portfolio - A - Graham
---------------------------------------------------------------------------------------------------------------------------------
    57A1                                     57A1       57A1    Smith Portfolio - A - Graham - Country Manor Apartments
    57A2                                     57A2       57A2    Smith Portfolio - A - Graham - Crescent Arms Apartments
    57A3                                     57A3       57A3    Smith Portfolio - A - Graham - Hill Street Apartments
    57A4                                     57A4       57A4    Smith Portfolio - A - Graham - Hillside Apartments
    57A5                                     57A5       57A5    Smith Portfolio - A - Graham - The Oaks Apartments
---------------------------------------------------------------------------------------------------------------------------------
    57A6                                     57A6       57A6    Smith Portfolio - A - Graham - Maple Apartments
     58            512,312        469,782     58         58     4349 Avery Drive
     59            638,615        597,365     59         59     Smith Portfolio - B - Gibsonville/Burlington
    59A1                                     59A1       59A1    Smith Portfolio - B - Gibsonville/Burlington - Forest Oaks and
                                                                Forest Lane Apartments
    59A2                                     59A2       59A2    Smith Portfolio - B - Gibsonville/Burlington - Oakview Apartments
---------------------------------------------------------------------------------------------------------------------------------
    59A3                                     59A3       59A3    Smith Portfolio - B - Gibsonville/Burlington - Rodwood Apartments
     60            619,653        568,771     60         60     Sunset Ridge Professional Park
     61            566,786        532,986     61         61     Shiloh Village Apartments
     62            410,594        408,663     62         62     Walgreens - Roselle
     63            691,950        691,950     63         63     Rite Aid - Church Street
---------------------------------------------------------------------------------------------------------------------------------
     64            568,090        543,119     64         64     Butterfield Corners
     65            560,777        513,840     65         65     15991 Red Hill
     66            530,219        479,219     66         66     Smith Portfolio - B - Ashboro
     67            645,716        630,498     67         67     SLO Self Storage
     68            381,539        379,640     68         68     CVS - Maynard
---------------------------------------------------------------------------------------------------------------------------------
     69            470,847        454,797     69         69     Pinewood Estates
     70            424,214        379,934     70         70     100 Rockwell Drive
     71            468,789        460,413     71         71     Arizona Self Storage
     72            499,872        475,108     72         72     1543 Shatto
     73            600,331        575,971     73         73     Clock Tower Mall
---------------------------------------------------------------------------------------------------------------------------------
     74            477,030        439,576     74         74     Smith Portfolio - B - Burlington II
    74A1                                     74A1       74A1    Smith Portfolio - B - Burlington II - East Brooke II Apartments
    74A2                                     74A2       74A2    Smith Portfolio - B - Burlington II - East Brooke I Apartments
     75            466,149        437,349     75         75     Courts of McCallum
     76            419,043        371,643     76         76     101 Reliance Road
---------------------------------------------------------------------------------------------------------------------------------
     77            349,045        346,861     77         77     Walgreens - Saraland
     78            460,474        431,978     78         78     Sangaree Plaza
     79            713,771        668,417     79         79     Nukoa Plaza
     80            334,657        332,609     80         80     Walgreens - Crest Hill
     81            515,751        472,628     81         81     K-Mart Port Charlotte
---------------------------------------------------------------------------------------------------------------------------------
     82            464,988        416,466     82         82     Perimeter Square
     83            311,012        308,838     83         83     Walgreens - Antioch
     84            399,428        380,599     84         84     Prairie Retail Plaza
     85            398,323        373,496     85         85     Tri-County Bi-Lo
     86            548,828        484,660     86         86     Manhattan Place
---------------------------------------------------------------------------------------------------------------------------------
     87            403,087        389,150     87         87     Hazel Dell Corner
     88            688,458        621,250     88         88     Holiday Inn Express Frazer-Malvern
     89            292,950        290,777     89         89     Walgreens - Decatur
     90            500,325        436,554     90         90     Holiday Inn Express - Knoxville Airport
     91            394,325        383,604     91         91     Kennerly Place Shopping Center
---------------------------------------------------------------------------------------------------------------------------------
     92            273,782        272,274     92         92     CVS - Waynesville
     93            354,699        343,775     93         93     Affordable Self Storage
     94            372,093        358,893     94         94     Crystal Valley Mobile Home Park
     95            342,655        329,113     95         95     Berkley Center
     96            367,960        353,242     96         96     Tallgrass Shopping Center
---------------------------------------------------------------------------------------------------------------------------------
     97            542,294        488,497     97         97     Country Inn & Suites - Tuscaloosa
     98            337,788        330,403     98         98     First Colony Self Storage
     99            435,987        376,775     99         99     Toys R Us Center
    100            262,007        259,784    100        100     Walgreens - Long Beach
    101            387,803        335,467    101        101     1541 Wilshire
---------------------------------------------------------------------------------------------------------------------------------
    102            361,768        318,829    102        102     Wallace Pointe
    103            350,854        327,544    103        103     Smith Portfolio - B - Burlington I
   103A1                                    103A1      103A1    Smith Portfolio - B - Burlington I - The Gardens Apartments
   103A2                                    103A2      103A2    Smith Portfolio - B - Burlington I - Grace Brooke Apartments
    104            371,090        311,297    104        104     Arvada Square Shopping Center
---------------------------------------------------------------------------------------------------------------------------------
    105            254,972        253,490    105        105     Walgreens - Bossier
    106            337,104        297,003    106        106     Black Canyon Business Center
    107            320,896        307,304    107        107     Western Center Retail Plaza
    108            312,351        287,101    108        108     Rossford Hills Apartments
    109            440,877        390,256    109        109     Redlands Dynasty Suites
---------------------------------------------------------------------------------------------------------------------------------
    110            311,936        292,176    110        110     Northwood Apartments
    111            272,916        271,401    111        111     TJ Maxx - Branson
    112            289,066        275,078    112        112     Staples and Social Security
    113            287,201        261,917    113        113     Smith Portfolio - B - Mocksville
    114            315,603        280,383    114        114     Parkway Kirby
---------------------------------------------------------------------------------------------------------------------------------
    115            286,194        259,554    115        115     Colony South Apartments
    116            280,995        261,310    116        116     Franklin & Halsted Portfolio
   116A1                                    116A1      116A1    Franklin Street Center
   116A2                                    116A2      116A2    Walgreens - Halsted
    117            301,960        264,661    117        117     Chambers Point Shopping Center
---------------------------------------------------------------------------------------------------------------------------------
    118            319,775        296,481    118        118     Virginia Commons
    119            307,688        285,699    119        119     Rite Place Storage
    120            254,745        237,742    120        120     Smith Portfolio - A - Elon
   120A1                                    120A1      120A1    Smith Portfolio - A - Elon - Ashley Oaks Apartments
   120A2                                    120A2      120A2    Smith Portfolio - A - Elon - Weatherby Arms Apartments
---------------------------------------------------------------------------------------------------------------------------------
    121            252,160        241,449    121        121     465 Boulevard
    122            280,274        253,056    122        122     Ronkonkoma Blue Island & Central Portfolio
   122A1                                    122A1      122A1    2845 North Central Avenue
   122A2                                    122A2      122A2    12125 South Western Avenue
   122A3                                    122A3      122A3    550 Portion Road
---------------------------------------------------------------------------------------------------------------------------------
    123            257,273        248,907    123        123     Aloha Self Storage
    124            281,203        243,376    124        124     Merrill Square Apartments
    125            239,447        223,236    125        125     Wichita & Anaheim Portfolio
   125A1                                    125A1      125A1    Wichita Plaza
   125A2                                    125A2      125A2    Anaheim Plaza
---------------------------------------------------------------------------------------------------------------------------------
    126            275,231        246,765    126        126     Countryside Acres Apartments
    127            229,915        224,996    127        127     Enon Self Storage
    128            252,456        233,570    128        128     Adrian Shopping Center
    129            229,988        216,179    129        129     Colonial Shoppes Shopping Center
    130            248,107        245,326    130        130     Walgreens - Jacksonville
---------------------------------------------------------------------------------------------------------------------------------
    131            226,986        200,129    131        131     Plant One
    132            219,322        203,375    132        132     35 & Cicero Portfolio
   132A1                                    132A1      132A1    Cicero Commons
   132A2                                    132A2      132A2    Walgreens - 35th Street
    133            208,935        200,212    133        133     Georgetown Self Storage
---------------------------------------------------------------------------------------------------------------------------------
    134            232,711        210,211    134        134     Bellflower Apartments
    135            299,314        262,281    135        135     Quaker Village Shopping Center
    136            175,848        164,598    136        136     River Ridge Apartments
    137            193,433        174,685    137        137     Tift Crossing & Tift Pavilion
    138            156,327        151,267    138        138     Always Storage III
---------------------------------------------------------------------------------------------------------------------------------
    139            152,771        146,715    139        139     Midwood Self Storage
    140            165,477        143,601    140        140     Foothill Green Shopping Center
    141            158,030        141,741    141        141     3-5 Central Square
    142            136,137        128,113    142        142     Family Dollar - 115th Street
    143            130,859        127,902    143        143     IHOP - Nashville
---------------------------------------------------------------------------------------------------------------------------------
    144            107,551         96,403    144        144     Interstate & Oakton Portfolio
   144A1                                    144A1      144A1    4845 Oakton Street
   144A2                                    144A2      144A2    6655 South Pulaski Avenue
    145            116,330        106,580    145        145     37th and Mt. Vernon Apartments

                 U/W                                       CUT-OFF     SCHEDULED       HOSPITALITY
  CONTROL        NCF         APPRAISED      APPRAISAL        DATE      MATURITY/         AVERAGE                    YEAR
    NO.        DSCR (X)      VALUE ($)        DATE         LTV (%)      LTV (%)       DAILY RATE ($)                BUILT
----------------------------------------------------------------------------------------------------------------------------------

     1               1.94     534,200,000     5/17/2006        49.0           49.0                  0                        1976
     2               1.39     800,000,000      3/1/2006        50.0           42.4                  0                        1970
     3               1.21     192,100,000      3/1/2006        73.6           73.6                  0                        1928
     4               1.20     119,600,000     3/10/2006        70.8           70.8                  0                        2001
     5               2.28     160,000,000     3/15/2006        46.9           42.1                  0                        2000
----------------------------------------------------------------------------------------------------------------------------------
     6               1.12      96,000,000    12/29/2005        78.1           73.0                  0                        1927
     7               1.24     100,450,000     2/23/2006        74.7           65.7                  0                   1988-1992
     8               1.20      75,000,000      4/1/2006        78.0           78.0                  0                   1973-1976
     9               1.30      72,200,000      3/1/2006        70.6           66.5             219.30                        1990
     10              1.10      41,200,000       Various        82.9           79.5                  0                     Various
----------------------------------------------------------------------------------------------------------------------------------
    10A1                       16,300,000     3/14/2006                                             0                  1976, 1981
    10A2                       10,425,000      3/7/2006                                             0                  1968, 1992
    10A3                        3,925,000      3/2/2006                                             0                  1965, 1985
    10A4                        3,700,000      3/7/2006                                             0             1972, 1974-1976
    10A5                        3,575,000      3/2/2006                                             0                        1965
----------------------------------------------------------------------------------------------------------------------------------
    10A6                        3,275,000      3/8/2006                                             0                        1966
     11              1.20      46,200,000     3/10/2006        70.9           70.9                  0                        1987
     12              2.42      65,500,000     2/24/2006        40.9           40.9                  0                   1984-1985
     13              1.10     430,000,000     12/1/2005        74.1           74.1                  0                        1968
     14              1.20      39,500,000     2/27/2006        61.2           61.2                  0                        1990
----------------------------------------------------------------------------------------------------------------------------------
     15              2.54      65,000,000     3/20/2006        36.8           36.8                  0                        1964
     16              1.20      30,000,000     2/16/2006        77.7           72.3                  0                        1974
     17              1.20      27,800,000     4/10/2006        79.1           70.7                  0                        1860
     18              1.30      26,250,000     3/29/2006        78.1           67.1                  0            1986, 1990, 1997
     19              1.20      24,800,000      3/1/2006        73.4           66.2                  0                        1991
----------------------------------------------------------------------------------------------------------------------------------
     20              1.24      26,750,000     4/11/2006        67.5           57.2                  0                        1984
     21              1.24      20,000,000      9/8/2005        76.5           76.5                  0                        1999
     22              1.20      19,600,000     2/28/2006        76.5           68.4                  0                  1978, 1991
     23              1.24      20,050,000    12/12/2005        74.8           74.8                  0                        2005
     24              1.30      21,500,000     1/13/2006        68.8           64.3                  0                        1988
----------------------------------------------------------------------------------------------------------------------------------
     25              1.45      20,250,000     4/17/2006        71.6           71.6                  0                        1986
     26              1.35      19,500,000     5/11/2006        66.4           55.7              96.33                        1982
     27              1.35      20,600,000     5/11/2006        61.8           51.8              98.68                        1999
    27A1                       13,800,000     5/11/2006                                        108.22                        1999
    27A2                        6,800,000     5/11/2006                                         79.31                        1999
----------------------------------------------------------------------------------------------------------------------------------
     28              2.46      33,000,000     4/11/2006        37.2           37.2                  0                        2005
     29              1.25      16,500,000     3/30/2006        74.5           70.9                  0                        1967
     30              1.67      19,000,000      2/8/2006        63.7           63.7                  0                   1972-1979
     31              1.15      15,500,000     3/21/2006        77.4           72.6                  0                        1970
     32              1.20      15,500,000    10/31/2008        77.0           72.8                  0                        1970
----------------------------------------------------------------------------------------------------------------------------------
     33              2.67      31,900,000      3/8/2006        36.5           36.5                  0                  1995, 1999
     34              1.26      17,000,000     2/10/2006        64.7           58.0                  0                        1900
     35              1.20      14,390,000    11/18/2005        74.4           69.2                  0                        1985
     36              1.20      13,500,000     1/30/2006        78.5           69.3                  0                        1981
     37              1.23      13,800,000     3/24/2006        76.1           68.8                  0                        1957
----------------------------------------------------------------------------------------------------------------------------------
     38              1.20      12,700,000     1/31/2006        71.5           60.5                  0                        1999
     39              1.20      12,715,000    11/18/2005        70.2           65.3                  0                        1988
     40              1.27      10,550,000     1/18/2006        83.9           83.9                  0                        1996
     41              1.31      12,415,000    11/18/2005        69.1           64.3                  0                        1985
     42              1.23      10,700,000      3/1/2006        79.9           74.7                  0                   2001-2004
----------------------------------------------------------------------------------------------------------------------------------
     43              1.27      10,450,000     12/7/2005        79.4           69.6                  0                   1963-1968
     44              1.52      10,850,000     1/15/2006        73.7           73.7                  0                        1985
     45              1.20      11,120,000     1/31/2006        68.6           58.1                  0                        2000
     46              1.25      10,500,000      4/1/2006        72.3           56.3              79.42                        1997
     47              1.21       9,500,000      3/8/2006        79.5           69.0                  0                        1999
----------------------------------------------------------------------------------------------------------------------------------
     48              1.27       8,950,000     1/20/2006        84.0           84.0                  0            1979, 1981, 1995
     49              1.44       9,250,000     4/17/2006        77.8           77.8                  0                        1983
     50              1.20       9,000,000     2/27/2006        78.9           71.6                  0                        1988
     51              1.25       9,700,000     2/15/2006        72.2           67.1                  0                        1984
     52              1.25       9,250,000      4/1/2006        75.7           66.9                  0                        2005
----------------------------------------------------------------------------------------------------------------------------------
     53              1.45       9,850,000     3/21/2006        70.1           70.1                  0                        1978
     54              1.23       9,200,000    12/29/2005        74.3           63.2                  0                        1984
     55              1.20       8,400,000     2/14/2006        79.7           67.8                  0                        1973
     56              1.20      10,710,000      3/7/2006        61.6           48.4                  0                 1969 & 1989
     57              1.24       8,100,000      2/3/2006        79.9           61.8                  0                     Various
----------------------------------------------------------------------------------------------------------------------------------
    57A1                        2,450,000      2/3/2006                                             0                        1968
    57A2                        2,260,000      2/3/2006                                             0                  1972, 1973
    57A3                          960,000      2/3/2006                                             0                        1985
    57A4                          880,000      2/3/2006                                             0                        1987
    57A5                          880,000      2/3/2006                                             0                        1989
----------------------------------------------------------------------------------------------------------------------------------
    57A6                          670,000      2/3/2006                                             0                        1988
     58              1.26       7,650,000     1/17/2006        84.0           84.0                  0                        1975
     59              1.21       8,020,000       Various        79.9           61.8                  0                     Various
    59A1                        4,720,000      2/3/2006                                             0                   1988-1989
    59A2                        2,560,000      2/6/2006                                             0                   1970-1976
----------------------------------------------------------------------------------------------------------------------------------
    59A3                          740,000      2/6/2006                                             0                   1973-1978
     60              1.24       8,390,000    12/29/2005        75.1           71.4                  0                        1995
     61              1.20       8,350,000     1/23/2006        68.8           51.9                  0                        1979
     62              1.20       6,900,000    12/27/2005        83.2           83.2                  0                        2002
     63              1.01       9,900,000     5/23/2006        57.5            0.0                  0                        1900
----------------------------------------------------------------------------------------------------------------------------------
     64              1.29       7,910,000      2/8/2006        71.9           61.6                  0                        1987
     65              1.26       9,200,000      2/4/2006        61.4           54.4                  0                        1984
     66              1.20       8,870,000      2/2/2006        63.1           53.5                  0                   1987-1989
     67              1.50       8,700,000     1/23/2006        64.4           60.6                  0            1993, 1995, 1997
     68              1.21       6,300,000    12/28/2005        88.8           88.8                  0                        2005
----------------------------------------------------------------------------------------------------------------------------------
     69              1.23       6,400,000      3/6/2006        85.0           81.3                  0                        1976
     70              1.26       6,200,000     1/23/2006        83.9           83.9                  0           1970, 1982 & 1991
     71              1.23       6,950,000     3/29/2006        74.8           74.8                  0                        2004
     72              1.42       6,900,000     4/17/2006        75.4           75.4                  0                        1970
     73              1.51       8,500,000      2/9/2006        61.1           52.2                  0                        2000
----------------------------------------------------------------------------------------------------------------------------------
     74              1.20       6,470,000      2/3/2006        79.4           67.3                  0                     Various
    74A1                        3,280,000      2/3/2006                                             0                        1973
    74A2                        3,190,000      2/3/2006                                             0                        1970
     75              1.25       6,795,000    11/18/2005        75.1           69.8                  0                        1984
     76              1.26       6,000,000     1/13/2006        84.9           84.9                  0                        1981
----------------------------------------------------------------------------------------------------------------------------------
     77              1.21       5,840,000    12/28/2005        87.0           87.0                  0                        2003
     78              1.20       6,400,000      2/7/2006        78.1           70.6                  0                        1982
     79              1.82       9,100,000      3/5/2006        54.9           46.9                  0                        2001
     80              1.20       5,830,000    12/18/2005        84.5           84.5                  0                        2002
     81              1.25       7,200,000      2/1/2006        64.6           51.8                  0                        1992
----------------------------------------------------------------------------------------------------------------------------------
     82              1.24       5,900,000     4/18/2006        76.3           69.4                  0                        1983
     83              1.20       5,200,000      1/8/2006        85.1           85.1                  0                        2002
     84              1.24       6,100,000      4/6/2006        70.5           65.9                  0                        2003
     85              1.21       5,575,000     2/10/2006        77.1           69.7                  0                        1986
     86              1.55       5,800,000     1/24/2006        74.0           63.1                  0                        1982
----------------------------------------------------------------------------------------------------------------------------------
     87              1.29       6,000,000     1/25/2006        70.7           59.9                  0                   2002-2005
     88              1.91       7,200,000     5/11/2006        56.5           47.4              88.97                        1991
     89              1.20       4,900,000     2/27/2006        81.7           81.7                  0                        2005
     90              1.40       5,800,000     2/22/2006        68.9           53.6              71.44                        1999
     91              1.35       5,350,000     1/12/2006        74.6           63.1                  0                        1998
----------------------------------------------------------------------------------------------------------------------------------
     92              1.22       4,410,000    11/26/2005        89.9           89.9                  0                        2005
     93              1.22       5,000,000      1/2/2006        79.0           71.3                  0       1995, 1997-2000, 2003
     94              1.20       5,100,000    10/25/2005        75.8           65.6                  0                        1976
     95              1.21       4,770,000     2/27/2006        79.7           71.9                  0                        2005
     96              1.26       4,800,000     3/24/2006        79.2           70.5                  0                  1988, 1990
----------------------------------------------------------------------------------------------------------------------------------
     97              1.66       6,000,000      4/1/2006        61.7           48.2              76.93                        1999
     98              1.25       6,350,000     3/10/2006        58.2           54.5                  0                        2003
     99              1.31       5,200,000      1/6/2006        70.5           55.0                  0                        1972
    100              1.20       4,375,000      2/9/2006        83.7           83.7                  0                        2005
    101              1.45       5,700,000     4/17/2006        63.2           63.2                  0                        1960
----------------------------------------------------------------------------------------------------------------------------------
    102              1.24       4,800,000     1/26/2006        74.9           63.5                  0                        2000
    103              1.30       4,410,000      2/3/2006        79.9           67.7                  0                     Various
   103A1                        3,590,000      2/3/2006                                             0                        1989
   103A2                          820,000      2/3/2006                                             0                        1981
    104              1.22       4,875,000     3/24/2006        70.8           60.5                  0                  1964, 1978
----------------------------------------------------------------------------------------------------------------------------------
    105              1.20       4,400,000     4/14/2006        77.8           77.8                  0                        2006
    106              1.22       4,500,000    12/19/2005        74.3           63.3                  0                        1969
    107              1.20       4,850,000      1/5/2006        68.0           56.6                  0                        1981
    108              1.20       4,500,000     2/27/2006        73.3           66.4                  0                        1968
    109              1.55       4,700,000      2/2/2006        69.0           53.6              80.26                        1975
----------------------------------------------------------------------------------------------------------------------------------
    110              1.29       4,000,000     1/24/2006        79.8           67.6                  0                        1975
    111              1.23       3,950,000      4/6/2006        79.7           74.4                  0                        2006
    112              1.21       4,100,000    12/13/2005        75.5           64.5                  0                  1999, 2004
    113              1.20       3,970,000     1/31/2006        77.1           65.3                  0                        1988
    114              1.30       3,900,000     2/21/2006        77.5           65.6                  0                     1975-76
----------------------------------------------------------------------------------------------------------------------------------
    115              1.22       3,770,000      2/7/2006        78.4           66.6                  0                  1971, 1996
    116              1.20       3,890,000       Various        75.2           57.6                  0                     Various
   116A1                        2,300,000     2/20/2006                                             0                        1979
   116A2                        1,590,000     2/17/2006                                             0                        1990
    117              1.33       4,500,000     3/23/2006        62.2           55.0                  0                        1978
----------------------------------------------------------------------------------------------------------------------------------
    118              1.41       4,050,000    10/26/2005        69.1           59.3                  0                        1999
    119              1.40       3,650,000      2/9/2006        76.7           65.3                  0                        1998
    120              1.20       3,515,000      2/6/2006        78.9           66.8                  0                     Various
   120A1                        2,325,000      2/6/2006                                             0                        1968
   120A2                        1,190,000      2/6/2006                                             0                   1984-1986
----------------------------------------------------------------------------------------------------------------------------------
    121              1.23       4,950,000     1/18/2006        55.3           46.9                  0                        1960
    122              1.26       3,990,000       Various        67.3           51.5                  0                     Various
   122A1                        1,990,000     2/17/2006                                             0                        1992
   122A2                        1,140,000     2/20/2006                                             0                        1986
   122A3                          860,000     3/22/2006                                             0                        1986
----------------------------------------------------------------------------------------------------------------------------------
    123              1.36       3,650,000     2/16/2006        71.2           62.9                  0                  1985, 1996
    124              1.26       3,500,000      2/3/2006        72.7           59.1                  0                  1974, 1980
    125              1.20       3,250,000     3/30/2006        76.8           58.8                  0                     Various
   125A1                        1,310,000     3/30/2006                                             0                        1982
   125A2                        1,940,000     3/30/2006                                             0                        1981
----------------------------------------------------------------------------------------------------------------------------------
    126              1.34       3,100,000     9/21/2005        80.0           68.4                  0                        1969
    127              1.24       3,320,000      3/6/2006        73.8           64.5                  0                        2002
    128              1.29       3,280,000     1/10/2006        74.6           63.8                  0                        2005
    129              1.29       3,175,000      2/2/2006        73.2           62.2                  0                        1987
    130              1.55       4,100,000     3/31/2006        56.4           56.4                  0                        1996
----------------------------------------------------------------------------------------------------------------------------------
    131              1.21       3,200,000     2/16/2008        71.8           61.0                  0                        1959
    132              1.20       3,120,000       Various        72.9           55.8                  0                     Various
   132A1                        1,900,000     2/17/2006                                             0                        1984
   132A2                        1,220,000     2/20/2006                                             0                        1985
    133              1.22       2,750,000     1/25/2006        80.0           72.8                  0                        1995
----------------------------------------------------------------------------------------------------------------------------------
    134              1.33       3,070,000     1/30/2006        71.5           60.8                  0                        1978
    135              1.81       4,400,000    11/16/2005        47.7           41.9                  0                        1971
    136              1.20       2,400,000     2/27/2006        79.2           71.6                  0                        1969
    137              1.22       2,375,000    10/26/2005        79.9           68.7                  0                  1986, 1995
    138              1.22       2,380,000     9/12/2005        71.4           68.9                  0                        2003
----------------------------------------------------------------------------------------------------------------------------------
    139              1.29       2,100,000     1/25/2006        77.4           68.2                  0                        1999
    140              1.33       2,900,000     3/23/2006        51.7           45.9                  0                        1985
    141              1.24       2,300,000    10/14/2005        65.2           56.2                  0                        1870
    142              1.19       1,910,000     12/1/2005        73.9           57.1                  0                        1963
    143              1.20       1,950,000      5/1/2006        69.8           50.5                  0                        1995
----------------------------------------------------------------------------------------------------------------------------------
    144              1.20       1,430,000       Various        75.1           57.4                  0                     Various
   144A1                        1,070,000     2/20/2006                                             0                        1986
   144A2                          360,000     2/17/2006                                             0                        1971
    145              1.26       1,890,000     2/13/2006        55.4           43.6                  0                        1976

                                              SQ FEET,         UNIT         LOAN                                  RENT
  CONTROL                           YEAR    PADS, ROOMS         OF          PER             OCCUPANCY             ROLL
    NO.                        RENOVATED      OR UNITS       MEASURE        UNIT        PERCENTAGE (%)(59)        DATE
--------------------------------------------------------------------------------------------------------------------------

     1              1992-1996, 2004-2006       1,120,577     Sq Feet            234                    95.1      4/6/2006
     2                              1994       2,416,896     Sq Feet            166                    95.4     2/28/2006
     3                              2001         373,470     Sq Feet            379                   100.0      3/1/2006
     4                               N/A             576     Units          147,101                    98.4     4/12/2006
     5                         2000-2001         409,272     Sq Feet            183                   100.0      3/1/2006
--------------------------------------------------------------------------------------------------------------------------
     6                              2005         336,747     Sq Feet            223                    95.6      2/1/2006
     7                               N/A         904,336     Sq Feet             83                    91.0      4/4/2006
     8                               N/A         302,058     Sq Feet            194                    87.5     5/31/2006
     9                              2005             185     Rooms          275,676                    80.6     3/24/2006
     10                          Various           1,723     Pads            19,820                    90.4      2/1/2006
--------------------------------------------------------------------------------------------------------------------------
    10A1                            1993             460     Pads            29,371                    92.2      2/1/2006
    10A2                            1990             391     Pads            22,100                    96.2      2/1/2006
    10A3                             N/A             225     Pads            14,459                    82.2      2/1/2006
    10A4                            2005             233     Pads            13,163                    87.9      2/1/2006
    10A5                            1985             199     Pads            14,891                    89.9      2/1/2006
--------------------------------------------------------------------------------------------------------------------------
    10A6                             N/A             215     Pads            12,626                    75.8      2/1/2006
     11                              N/A             300     Units          109,200                    93.0     4/11/2006
     12                              N/A           1,032     Units           25,970                    96.2      3/1/2006
     13                             2003         908,299     Sq. Ft.            351                    99.0     12/1/2005
     14                              N/A             204     Units          118,578                    89.2     4/26/2006
--------------------------------------------------------------------------------------------------------------------------
     15                             1986         502,531     Sq Feet             48                    81.7     5/16/2006
     16                             1992             500     Units           46,600                    95.2     2/27/2006
     17                             2001         103,722     Sq Feet            212                   100.0     4/20/2006
     18                              N/A         152,793     Sq Feet            134                    93.9     5/18/2006
     19                              N/A         120,167     Sq Feet            151                    97.5     3/16/2006
--------------------------------------------------------------------------------------------------------------------------
     20                              N/A          70,183     Sq Feet            257                   100.0      6/1/2006
     21                              N/A             232     Units           65,948                    90.5     4/18/2006
     22                             1988         181,633     Sq Feet             83                    87.1     5/18/2006
     23                              N/A             144     Units          104,167                    97.2     1/31/2006
     24                              N/A          94,467     Sq. Ft.            157                    97.2      2/1/2006
--------------------------------------------------------------------------------------------------------------------------
     25                              N/A          76,976     Sq Feet            188                    93.9     4/28/2006
     26                             2004             155     Rooms           83,548                    64.7     3/31/2006
     27                          Various             149     Rooms           85,436                    72.3     3/31/2006
    27A1                            2006              78     Rooms          109,332                    73.0     3/31/2006
    27A2                             N/A              71     Rooms           59,185                    70.8     3/31/2006
--------------------------------------------------------------------------------------------------------------------------
     28                              N/A         139,380     Sq Feet             88                    98.9     5/23/2006
     29                             1986             300     Units           40,967                    98.7     4/21/2006
     30                              N/A             568     Units           21,303                    94.5     4/28/2006
     31                          Ongoing         147,834     Sq. Ft.             81                    86.4     3/23/2006
     32                             2005             276     Pads            43,217                    90.6     3/31/2006
--------------------------------------------------------------------------------------------------------------------------
     33                              N/A             360     Units           32,306                    93.6     4/19/2006
     34                        1985-2003         102,061     Sq Feet            108                    88.1     2/23/2006
     35                              N/A             322     Units           33,230                    94.1     2/25/2006
     36                             1998          83,908     Sq. Ft.            126                    87.5     3/20/2006
     37                       1994, 2005          98,239     Sq Feet            107                   100.0      3/9/2006
--------------------------------------------------------------------------------------------------------------------------
     38                              N/A             192     Units           47,288                    91.7     4/28/2006
     39                              N/A             296     Units           31,316                    87.0     2/23/2006
     40                              N/A         170,000     Sq. Ft.             52                   100.0     2/14/2006
     41                              N/A             275     Units           31,182                    94.5     2/27/2006
     42                              N/A             152     Units           56,250                    95.4      3/1/2006
--------------------------------------------------------------------------------------------------------------------------
     43                              N/A             302     Units           27,483                    89.7     3/14/2006
     44                             2005             180     Units           44,444                    97.8     1/31/2006
     45                              N/A             160     Units           47,660                    95.6     4/28/2006
     46                             2005              99     Rooms           76,672                    82.9    12/31/2005
     47                              N/A          58,392     Sq Feet            129                    89.7     3/30/2006
--------------------------------------------------------------------------------------------------------------------------
     48                              N/A         160,120     Sq. Ft.             47                   100.0     2/14/2006
     49                             1997          42,722     Sq Feet            169                    93.3     4/28/2006
     50                              N/A          89,120     Sq Feet             80                   100.0     2/28/2006
     51                             1995             244     Units           28,689                    93.0     2/27/2006
     52                              N/A          18,420     Sq. Ft.            380                   100.0     1/30/2006
--------------------------------------------------------------------------------------------------------------------------
     53                             2005         102,651     Sq Feet             67                    99.1     2/28/2006
     54                             2004         126,093     Sq Feet             54                    82.7      4/8/2006
     55                             2002             106     Units           63,156                    99.1      4/1/2006
     56                              N/A          18,887     Sq Feet            349                   100.0     3/31/2006
     57                              N/A             172     Units           37,625                    98.9      2/3/2006
--------------------------------------------------------------------------------------------------------------------------
    57A1                             N/A              54     Units           36,249                    98.1      2/3/2006
    57A2                             N/A              50     Units           36,113                    98.0      2/3/2006
    57A3                             N/A              20     Units           38,350                   100.0      2/3/2006
    57A4                             N/A              18     Units           39,060                   100.0      2/3/2006
    57A5                             N/A              16     Units           43,943                   100.0      2/3/2006
--------------------------------------------------------------------------------------------------------------------------
    57A6                             N/A              14     Units           38,236                   100.0      2/3/2006
     58                              N/A         212,650     Sq. Ft.             30                   100.0     2/14/2006
     59                              N/A             165     Units           38,834                    97.9      2/3/2006
    59A1                             N/A              89     Units           42,372                   100.0      2/3/2006
    59A2                             N/A              60     Units           34,089                    93.3      2/3/2006
--------------------------------------------------------------------------------------------------------------------------
    59A3                             N/A              16     Units           36,952                   100.0      2/3/2006
     60                              N/A          41,830     Sq Feet            151                    89.4      3/1/2006
     61                        2005-2006             169     Units           34,000                    98.8     4/21/2006
     62                              N/A          12,875     Sq. Ft.            446                   100.0     3/14/2006
     63                             2004          13,300     Sq. Ft.            428                   100.0     8/20/1999
--------------------------------------------------------------------------------------------------------------------------
     64                              N/A          36,020     Sq Feet            158                    96.4      4/1/2006
     65                              N/A          44,513     Sq Feet            127                    89.7      3/7/2006
     66                              N/A             204     Units           27,452                    86.3     4/28/2006
     67                              N/A         101,450     Sq. Ft.             55                    86.1      4/6/2006
     68                              N/A          12,662     Sq. Ft.            442                   100.0      2/8/2006
--------------------------------------------------------------------------------------------------------------------------
     69                              N/A             321     Pads            16,947                    98.8      2/1/2006
     70                              N/A         221,400     Sq. Ft.             23                   100.0     2/14/2006
     71                              N/A          55,840     Sq. Ft.             93                    98.3      5/9/2006
     72                              N/A          36,260     Sq Feet            143                   100.0     4/28/2006
     73                              N/A          16,050     Sq Feet            324                    90.0     4/11/2006
--------------------------------------------------------------------------------------------------------------------------
     74                              N/A             143     Units           35,935                    90.2      2/3/2006
    74A1                             N/A              72     Units           36,181                    91.7      2/3/2006
    74A2                             N/A              71     Units           35,684                    88.7      2/3/2006
     75                              N/A             144     Units           35,417                    96.5     2/24/2006
     76                              N/A         237,000     Sq. Ft.             21                   100.0     2/14/2006
--------------------------------------------------------------------------------------------------------------------------
     77                              N/A          14,560     Sq. Ft.            349                   100.0    12/13/2005
     78                              N/A          66,948     Sq Feet             75                    98.2     4/27/2006
     79                              N/A          51,607     Sq Feet             97                    85.9      4/1/2006
     80                              N/A          13,650     Sq. Ft.            361                   100.0    12/15/2005
     81                              N/A         107,806     Sq Feet             43                   100.0     3/27/2006
--------------------------------------------------------------------------------------------------------------------------
     82                              N/A          58,277     Sq Feet             77                    90.7     5/17/2006
     83                              N/A          14,490     Sq. Ft.            305                   100.0      2/9/2006
     84                              N/A          13,384     Sq Feet            321                   100.0     4/28/2006
     85                              N/A          67,577     Sq Feet             64                    98.7     4/27/2006
     86                              N/A          61,295     Sq. Ft.             70                    89.5     2/21/2006
--------------------------------------------------------------------------------------------------------------------------
     87                              N/A          22,016     Sq Feet            193                    82.7      2/8/2006
     88                             2004              88     Rooms           46,250                    57.5     3/31/2006
     89                              N/A          14,490     Sq Feet            276                   100.0     4/25/2006
     90                              N/A              80     Rooms           49,937                    75.5    12/31/2005
     91                              N/A          46,850     Sq Feet             85                   100.0     2/27/2006
--------------------------------------------------------------------------------------------------------------------------
     92                              N/A          10,055     Sq. Ft.            394                   100.0      1/4/2006
     93                              N/A          72,825     Sq. Ft.             54                    98.5     1/18/2006
     94                              N/A             264     Pads            14,645                    95.1      3/1/2006
     95                              N/A          45,140     Sq Feet             84                   100.0     3/13/2006
     96                              N/A          26,646     Sq Feet            143                    97.1     4/27/2006
--------------------------------------------------------------------------------------------------------------------------
     97                              N/A              62     Rooms           59,677                    76.5    12/31/2005
     98                              N/A          61,213     Sq Feet             60                    70.1     4/21/2006
     99                       1989, 2005          74,192     Sq. Ft.             49                   100.0     3/14/2006
    100                              N/A          14,820     Sq Feet            247                   100.0     2/16/2006
    101                              N/A          48,640     Sq Feet             74                    96.1      5/1/2006
--------------------------------------------------------------------------------------------------------------------------
    102                              N/A          65,850     Sq. Ft.             55                    95.4      3/1/2006
    103                              N/A              72     Units           48,958                    98.5      2/3/2006
   103A1                             N/A              54     Units           53,140                    98.1      2/3/2006
   103A2                             N/A              18     Units           36,414                   100.0      2/3/2006
    104                        1999-2000          72,475     Sq Feet             48                   100.0     5/24/2006
--------------------------------------------------------------------------------------------------------------------------
    105                              N/A          14,820     Sq. Ft.            231                   100.0      5/9/2006
    106                              N/A          62,780     Sq Feet             53                    99.3     3/30/2006
    107                              N/A          10,634     Sq Feet            310                   100.0     3/31/2006
    108                             2006             101     Units           32,673                    94.1     3/22/2006
    109                             2000              54     Rooms           60,022                    90.3    12/31/2005
--------------------------------------------------------------------------------------------------------------------------
    110                             2002              80     Units           39,925                   100.0     4/10/2006
    111                              N/A          30,300     Sq Feet            104                   100.0     4/27/2006
    112                              N/A          31,015     Sq Feet            100                   100.0     5/10/2006
    113                              N/A              84     Units           36,445                    96.4     4/27/2006
    114                             2004          96,000     Sq Feet             31                    95.8      4/1/2006
--------------------------------------------------------------------------------------------------------------------------
    115                              N/A              80     Units           36,932                    96.3     3/29/2006
    116                              N/A          32,626     Sq. Ft.             90                    90.2       Various
   116A1                             N/A          20,746     Sq. Ft.             85                    83.6     3/13/2006
   116A2                             N/A          11,880     Sq. Ft.             98                   100.0     4/14/2006
    117                              N/A          48,636     Sq Feet             58                   100.0      5/1/2006
--------------------------------------------------------------------------------------------------------------------------
    118                              N/A          36,049     Sq. Ft.             78                   100.0      3/1/2006
    119                              N/A         151,650     Sq Feet             18                    84.4     4/13/2006
    120                          Various              49     Units           56,585                   100.0       Various
   120A1                       2003-2005              33     Units           55,575                   100.0     3/20/2006
   120A2                       2003-2005              16     Units           58,667                   100.0     3/10/2003
--------------------------------------------------------------------------------------------------------------------------
    121                             2004          19,420     Sq Feet            141                    75.0     5/23/2006
    122                              N/A          24,317     Sq. Ft.            110                   100.0       Various
   122A1                             N/A          13,600     Sq. Ft.             88                   100.0     3/15/2006
   122A2                             N/A           8,267     Sq. Ft.            109                   100.0     3/13/2006
   122A3                             N/A           2,450     Sq. Ft.            242                   100.0     3/15/2006
--------------------------------------------------------------------------------------------------------------------------
    123                              N/A          55,775     Sq Feet             47                    90.3     3/27/2006
    124                              N/A             144     Units           17,668                    91.7     2/27/2006
    125                          Various          19,600     Sq. Ft.            127                   100.0     3/13/2006
   125A1                            1992          13,000     Sq. Ft.            111                   100.0     3/13/2006
   125A2                             N/A           6,600     Sq. Ft.            159                   100.0     3/13/2006
--------------------------------------------------------------------------------------------------------------------------
    126                              N/A              96     Units           25,833                    89.6    12/31/2005
    127                              N/A          49,189     Sq Feet             50                    81.6      5/3/2006
    128                              N/A          18,500     Sq Feet            132                   100.0     4/12/2006
    129                              N/A          47,070     Sq Feet             49                   100.0     2/28/2006
    130                              N/A          13,905     Sq. Ft.            166                   100.0     4/17/2006
--------------------------------------------------------------------------------------------------------------------------
    131                        2004-2005         109,252     Sq Feet             21                   100.0     4/24/2006
    132                              N/A          27,042     Sq. Ft.             84                   100.0       Various
   132A1                             N/A          14,392     Sq. Ft.            103                   100.0     3/13/2006
   132A2                             N/A          12,650     Sq. Ft.             63                   100.0     4/14/2006
    133                              N/A          58,150     Sq. Ft.             38                    96.8      1/1/2006
--------------------------------------------------------------------------------------------------------------------------
    134                             2005              92     Units           23,850                    87.0     2/17/2006
    135                              N/A          59,342     Sq Feet             35                   100.0     4/10/2006
    136                             2005              45     Units           42,222                    97.8     3/22/2006
    137                             1999          26,550     Sq. Ft.             72                   100.0      3/1/2006
    138                              N/A          38,875     Sq Feet             44                    84.9      2/6/2006
--------------------------------------------------------------------------------------------------------------------------
    139                              N/A          40,375     Sq Feet             40                    88.4     4/30/2006
    140                              N/A          27,415     Sq Feet             55                    77.2      5/1/2006
    141                        2002-2003          17,303     Sq Feet             87                    81.4     3/24/2006
    142                             2006          14,426     Sq. Ft.             98                   100.0      4/5/2006
    143                              N/A           4,900     Sq Feet            278                   100.0     5/12/2006
--------------------------------------------------------------------------------------------------------------------------
    144                          Various          10,300     Sq. Ft.            104                   100.0     3/13/2006
   144A1                             N/A           8,600     Sq. Ft.             94                   100.0     3/13/2006
   144A2                            2002           1,700     Sq. Ft.            156                   100.0     3/13/2006
    145                              N/A              39     Units           26,855                    94.9      2/7/2006

                                                               LARGEST                                           LARGEST
  CONTROL     OWNERSHIP                                         TENANT                                         TENANT AREA
    NO.       INTEREST                                           NAME                                        LEASED (SQ. FT.)
--------------------------------------------------------------------------------------------------------------------------------

     1       Fee Simple                                 Bingham McCutchen, LLP                                   294,907
     2       Fee Simple                                  Wachovia Securities                                    1,308,666
     3       Fee Simple                               Charles Schwab & Co., Inc.                                 373,470
     4       Fee Simple                                          N/A                                               N/A
     5       Fee Simple                             Lehman Brothers Holdings, Inc.                               409,272
--------------------------------------------------------------------------------------------------------------------------------
     6       Fee Simple                                  Prime Office Center                                      32,062
     7       Fee Simple                                 Convergys Corporation                                    105,810
     8       Fee Simple                             U.S.C.I.S. - Political Asylum                                 43,122
     9       Leasehold                                           N/A                                               N/A
     10      Fee Simple                                          N/A                                               N/A
--------------------------------------------------------------------------------------------------------------------------------
    10A1     Fee Simple                                          N/A                                               N/A
    10A2     Fee Simple                                          N/A                                               N/A
    10A3     Fee Simple                                          N/A                                               N/A
    10A4     Fee Simple                                          N/A                                               N/A
    10A5     Fee Simple                                          N/A                                               N/A
--------------------------------------------------------------------------------------------------------------------------------
    10A6     Fee Simple                                          N/A                                               N/A
     11      Fee Simple                                          N/A                                               N/A
     12      Fee Simple                                          N/A                                               N/A
     13      Leasehold                                Soros Fund Management LLC                                   95,260
     14      Fee Simple                                          N/A                                               N/A
--------------------------------------------------------------------------------------------------------------------------------
     15      Fee Simple                                  Parente Randolph LLC                                     28,007
     16      Fee Simple                                          N/A                                               N/A
     17      Fee Simple                                  Greenfield Partners                                      12,504
     18      Fee Simple                                       Dane Decor                                          12,373
     19      Fee Simple                            Ralph's Grocery Market (Kroger)                                45,000
--------------------------------------------------------------------------------------------------------------------------------
     20      Fee Simple                                     Fitness First                                         17,387
     21      Fee Simple                                          N/A                                               N/A
     22      Fee Simple                                    The Fresh Market                                       22,640
     23      Fee Simple                                          N/A                                               N/A
     24      Fee Simple                             Torti Gallas and Partners*CHK                                 28,925
--------------------------------------------------------------------------------------------------------------------------------
     25      Fee Simple                          Resch, Polster, Alpert & Berger, LLP                             20,961
     26      Fee Simple                                          N/A                                               N/A
     27      Fee Simple                                          N/A                                               N/A
    27A1     Fee Simple                                          N/A                                               N/A
    27A2     Fee Simple                                          N/A                                               N/A
--------------------------------------------------------------------------------------------------------------------------------
     28      Fee Simple                                      Ross Stores                                          30,187
     29      Fee Simple                                          N/A                                               N/A
     30      Fee Simple                                          N/A                                               N/A
     31      Fee Simple                          The National Bank of South Carolina                              42,620
     32      Fee Simple                                          N/A                                               N/A
--------------------------------------------------------------------------------------------------------------------------------
     33      Fee Simple                                          N/A                                               N/A
     34      Fee Simple                            Harbor Medical Associates, Inc.                                32,635
     35      Fee Simple                                          N/A                                               N/A
     36      Fee Simple                      Evanston Northwestern Healthcare Corporation                         7,254
     37      Fee Simple                                       Winn Dixie                                          47,718
--------------------------------------------------------------------------------------------------------------------------------
     38      Fee Simple                                          N/A                                               N/A
     39      Fee Simple                                          N/A                                               N/A
     40      Fee Simple                               Rockwell Automation, Inc.                                  170,000
     41      Fee Simple                                          N/A                                               N/A
     42      Fee Simple                                          N/A                                               N/A
--------------------------------------------------------------------------------------------------------------------------------
     43      Fee Simple                                          N/A                                               N/A
     44      Fee Simple                                          N/A                                               N/A
     45      Fee Simple                                          N/A                                               N/A
     46      Fee Simple                                          N/A                                               N/A
     47      Fee Simple                               Xerium Technologies, Inc.                                   20,784
--------------------------------------------------------------------------------------------------------------------------------
     48      Fee Simple                               Reliance Electric Company                                  160,120
     49      Fee Simple                             Granada Hills Radiology, Inc.                                 3,588
     50      Fee Simple                                     Peebles, Inc.                                         21,600
     51      Fee Simple                                          N/A                                               N/A
     52      Fee Simple                            Mattress Discounters Corporation                               3,410
--------------------------------------------------------------------------------------------------------------------------------
     53      Fee Simple                                      Kash N Karry                                         46,634
     54      Fee Simple                            New York Life Insurance Company                                12,784
     55      Fee Simple                                          N/A                                               N/A
     56      Fee Simple                                    Collision Craft                                        3,836
     57      Fee Simple                                          N/A                                               N/A
--------------------------------------------------------------------------------------------------------------------------------
    57A1     Fee Simple                                          N/A                                               N/A
    57A2     Fee Simple                                          N/A                                               N/A
    57A3     Fee Simple                                          N/A                                               N/A
    57A4     Fee Simple                                          N/A                                               N/A
    57A5     Fee Simple                                          N/A                                               N/A
--------------------------------------------------------------------------------------------------------------------------------
    57A6     Fee Simple                                          N/A                                               N/A
     58      Fee Simple                               Reliance Electric Company                                  212,650
     59      Fee Simple                                          N/A                                               N/A
    59A1     Fee Simple                                          N/A                                               N/A
    59A2     Fee Simple                                          N/A                                               N/A
--------------------------------------------------------------------------------------------------------------------------------
    59A3     Fee Simple                                          N/A                                               N/A
     60      Fee Simple                                 Green Valley Executive                                    9,509
     61      Fee Simple                                          N/A                                               N/A
     62      Fee Simple                                      Walgreen Co.                                         12,875
     63      Fee Simple                               Rite Aid of New York, Inc.                                  13,300
--------------------------------------------------------------------------------------------------------------------------------
     64      Fee Simple                                   American Mattress                                       9,410
     65      Fee Simple                                        PalPilot                                           9,087
     66      Fee Simple                                          N/A                                               N/A
     67      Fee Simple                                          N/A                                               N/A
     68      Fee Simple                                   Maynard CVS, Inc.                                       12,662
--------------------------------------------------------------------------------------------------------------------------------
     69      Fee Simple                                          N/A                                               N/A
     70      Fee Simple                               Reliance Electric Company                                  221,400
     71      Fee Simple                                          N/A                                               N/A
     72      Fee Simple                          Los Angeles Unified School District                              36,260
     73      Fee Simple                                  Clock Tower Spirits                                      4,500
--------------------------------------------------------------------------------------------------------------------------------
     74      Fee Simple                                          N/A                                               N/A
    74A1     Fee Simple                                          N/A                                               N/A
    74A2     Fee Simple                                          N/A                                               N/A
     75      Fee Simple                                          N/A                                               N/A
     76      Fee Simple                               Reliance Electric Company                                  237,000
--------------------------------------------------------------------------------------------------------------------------------
     77      Fee Simple                                      Walgreen Co.                                         14,560
     78      Fee Simple                                       BI-LO, LLC                                          47,698
     79      Fee Simple                                       Dong M Kim                                          6,400
     80      Fee Simple                                      Walgreen Co.                                         13,650
     81      Leasehold                                          K-Mart                                           107,806
--------------------------------------------------------------------------------------------------------------------------------
     82      Fee Simple                              Career Point Business School                                 19,470
     83      Fee Simple                                      Walgreen Co.                                         14,490
     84      Fee Simple                                       Carl's Jr.                                          2,000
     85      Fee Simple                                       BI-LO, LLC                                          36,377
     86      Fee Simple                                       OMNI Bank                                           24,382
--------------------------------------------------------------------------------------------------------------------------------
     87      Fee Simple                                Angie's Cafe & Gift Shop                                   3,600
     88      Fee Simple                                          N/A                                               N/A
     89      Fee Simple                                      Walgreen Co.                                         14,490
     90      Fee Simple                                          N/A                                               N/A
     91      Fee Simple                              Food Lion- Delhaize America                                  33,000
--------------------------------------------------------------------------------------------------------------------------------
     92      Fee Simple                           Revco Discount Drug Centers, Inc.                               10,055
     93      Fee Simple                                          N/A                                               N/A
     94      Fee Simple                                          N/A                                               N/A
     95      Fee Simple                                       Farm Fresh                                          25,000
     96      Fee Simple                                 Superior School Supply                                    4,517
--------------------------------------------------------------------------------------------------------------------------------
     97      Fee Simple                                          N/A                                               N/A
     98      Fee Simple                                          N/A                                               N/A
     99      Fee Simple                                Toys R Us-Delaware, Inc.                                   50,740
    100      Fee Simple                                      Walgreen Co.                                         14,820
    101      Fee Simple                          Los Angeles Unified School District                              10,331
--------------------------------------------------------------------------------------------------------------------------------
    102      Fee Simple                                     Food Lion, LLC                                        33,000
    103      Fee Simple                                          N/A                                               N/A
   103A1     Fee Simple                                          N/A                                               N/A
   103A2     Fee Simple                                          N/A                                               N/A
    104      Fee Simple                                  Home Option Program                                      15,586
--------------------------------------------------------------------------------------------------------------------------------
    105      Fee Simple                                      Walgreen Co.                                         14,820
    106      Fee Simple                        Arizona Department of Economic Security                            18,058
    107      Fee Simple                                    Vivian Skin Care                                       2,030
    108      Fee Simple                                          N/A                                               N/A
    109      Fee Simple                                          N/A                                               N/A
--------------------------------------------------------------------------------------------------------------------------------
    110      Fee Simple                                          N/A                                               N/A
    111      Fee Simple                                       T.J. Maxx                                           30,300
    112      Fee Simple                                        Staples                                            24,049
    113      Fee Simple                                          N/A                                               N/A
    114      Fee Simple                            CDR Machine & Fabricating, Inc.                                12,800
--------------------------------------------------------------------------------------------------------------------------------
    115      Fee Simple                                          N/A                                               N/A
    116      Fee Simple                                          N/A                                               N/A
   116A1     Fee Simple                          Fast Lane Food, Inc. and Phil Falls                              2,600
   116A2     Fee Simple                                      Walgreen Co.                                         11,880
    117      Fee Simple                               Reconcilliation Ministries                                  9,600
--------------------------------------------------------------------------------------------------------------------------------
    118      Fee Simple                        Staples the Office Superstore East, Inc.                           24,049
    119      Fee Simple                                          N/A                                               N/A
    120      Fee Simple                                          N/A                                               N/A
   120A1     Fee Simple                                          N/A                                               N/A
   120A2     Fee Simple                                          N/A                                               N/A
--------------------------------------------------------------------------------------------------------------------------------
    121      Fee Simple                                   Whiteside Gallery                                       2,485
    122      Fee Simple                                          N/A                                               N/A
   122A1     Fee Simple                                    Mohammad Hiasat                                        13,600
   122A2     Fee Simple                               Monte Webb and Sarah Webb                                   2,600
   122A3     Fee Simple                        7-Eleven, Inc. f/k/a The Southland Corp.                           2,450
--------------------------------------------------------------------------------------------------------------------------------
    123      Fee Simple                                          N/A                                               N/A
    124      Fee Simple                                          N/A                                               N/A
    125      Fee Simple                                          N/A                                               N/A
   125A1     Fee Simple                                 Johnson Controls, Inc.                                    8,600
   125A2     Fee Simple                                 ACE Cash Express, Inc.                                    4,200
--------------------------------------------------------------------------------------------------------------------------------
    126      Fee Simple                                          N/A                                               N/A
    127      Fee Simple                                          N/A                                               N/A
    128      Fee Simple                                   Fiesta Restaurant                                       5,040
    129      Fee Simple                                       Food Lion                                           30,720
    130      Fee Simple                                      Walgreen Co.                                         13,905
--------------------------------------------------------------------------------------------------------------------------------
    131      Fee Simple                               Caraustar Mill Group, Inc.                                  60,000
    132      Fee Simple                                          N/A                                               N/A
   132A1     Fee Simple                                 Kid Spot Emerald, Inc.                                    5,500
   132A2     Fee Simple                                      Walgreen Co.                                         12,650
    133      Fee Simple                                          N/A                                               N/A
--------------------------------------------------------------------------------------------------------------------------------
    134      Fee Simple                                          N/A                                               N/A
    135      Fee Simple                                  Boyer's Food Markets                                     23,535
    136      Fee Simple                                          N/A                                               N/A
    137      Fee Simple                                 Movie Gallery US, Inc.                                    4,200
    138      Fee Simple                                          N/A                                               N/A
--------------------------------------------------------------------------------------------------------------------------------
    139      Fee Simple                                          N/A                                               N/A
    140      Fee Simple                             Colorado Tae Kwon Do Institute                                4,100
    141      Fee Simple                                  Wholesome Trade Corp                                     2,747
    142      Fee Simple                                  Family Dollar, Inc.                                      14,426
    143      Fee Simple                                 IHOP Properties, Inc.                                     4,900
--------------------------------------------------------------------------------------------------------------------------------
    144      Fee Simple                                          N/A                                               N/A
   144A1     Fee Simple              Chicago Discount Cleaners and Young Heon Kim and Sook Ja Kim                 3,000
   144A2     Fee Simple                             Insurance Plus Agency #2, Inc.                                1,700
    145      Fee Simple                                          N/A                                               N/A

                  LARGEST                                        2ND LARGEST                                        2ND LARGEST
  CONTROL      TENANT LEASE                                         TENANT                                          TENANT AREA
    NO.          EXP. DATE                                           NAME                                         LEASED (SQ. FT.)
-----------------------------------------------------------------------------------------------------------------------------------

     1           8/30/2023                                     Bank of America                                        224,370
     2          12/31/2014                                      Goldman Sachs                                         559,049
     3           6/30/2024                                           N/A                                                N/A
     4              N/A                                              N/A                                                N/A
     5           1/31/2016                                           N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
     6           4/30/2014                                 Cullen & Dykman Bleakley                                    24,877
     7           5/31/2009                                      Omniture, Inc.                                        102,567
     8           4/23/2016                               U.S.C.I.S. - Naturalization                                   39,830
     9              N/A                                              N/A                                                N/A
     10             N/A                                              N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
    10A1            N/A                                              N/A                                                N/A
    10A2            N/A                                              N/A                                                N/A
    10A3            N/A                                              N/A                                                N/A
    10A4            N/A                                              N/A                                                N/A
    10A5            N/A                                              N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
    10A6            N/A                                              N/A                                                N/A
     11             N/A                                              N/A                                                N/A
     12             N/A                                              N/A                                                N/A
     13          6/30/2015                         Central Parking System of New York, Inc.                            69,633
     14             N/A                                              N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
     15          6/30/2008                             Philadelphia Municipal Authority                                26,643
     16             N/A                                              N/A                                                N/A
     17          5/31/2011                                    Navios Corporation                                       12,458
     18         11/30/2012                                     Keller Williams                                         9,791
     19          9/30/2011                                         Rite Aid                                            18,856
-----------------------------------------------------------------------------------------------------------------------------------
     20          5/31/2021                                      Guitar Center                                          16,556
     21             N/A                                              N/A                                                N/A
     22          8/9/2020                                        Office Depot                                          21,944
     23             N/A                                              N/A                                                N/A
     24          7/31/2008                                 D&R International, Ltd.                                     22,998
-----------------------------------------------------------------------------------------------------------------------------------
     25          8/18/2006                                 Alcon Entertainment, LLC                                    7,672
     26             N/A                                              N/A                                                N/A
     27             N/A                                              N/A                                                N/A
    27A1            N/A                                              N/A                                                N/A
    27A2            N/A                                              N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
     28          1/31/2016                                        Marshalls                                            30,000
     29             N/A                                              N/A                                                N/A
     30             N/A                                              N/A                                                N/A
     31          6/30/2020                            Berry, Quackenbush & Stuart, P.A.                                23,687
     32             N/A                                              N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
     33             N/A                                              N/A                                                N/A
     34          3/31/2016                              Commonwealth of Massachussetts                                 16,612
     35             N/A                                              N/A                                                N/A
     36          3/31/2009                              Alphabet Acres Day Care, Inc.                                  5,819
     37          3/20/2016                                 CVS / Rite Aid Pharmacy                                     10,125
-----------------------------------------------------------------------------------------------------------------------------------
     38             N/A                                              N/A                                                N/A
     39             N/A                                              N/A                                                N/A
     40          11/8/2020                                           N/A                                                N/A
     41             N/A                                              N/A                                                N/A
     42             N/A                                              N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
     43             N/A                                              N/A                                                N/A
     44             N/A                                              N/A                                                N/A
     45             N/A                                              N/A                                                N/A
     46             N/A                                              N/A                                                N/A
     47          2/28/2007                               Arbella Capital Corporation                                   13,347
-----------------------------------------------------------------------------------------------------------------------------------
     48          11/8/2020                                           N/A                                                N/A
     49          3/31/2008                            Madras K. Padmanabhan, M.D., Inc.                                3,389
     50          1/31/2010                                          Maxway                                             21,600
     51             N/A                                              N/A                                                N/A
     52          1/11/2013                     Montgomery County Teachers Federal Credit Union                         2,595
-----------------------------------------------------------------------------------------------------------------------------------
     53         12/31/2017                                     Sherwin Williams                                        9,520
     54          5/31/2011                                  Progressive Insurance                                      11,467
     55             N/A                                              N/A                                                N/A
     56          6/30/2016                              Pacific Coast Precision, Inc.                                  1,650
     57             N/A                                              N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
    57A1            N/A                                              N/A                                                N/A
    57A2            N/A                                              N/A                                                N/A
    57A3            N/A                                              N/A                                                N/A
    57A4            N/A                                              N/A                                                N/A
    57A5            N/A                                              N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
    57A6            N/A                                              N/A                                                N/A
     58          11/8/2020                                           N/A                                                N/A
     59             N/A                                              N/A                                                N/A
    59A1            N/A                                              N/A                                                N/A
    59A2            N/A                                              N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
    59A3            N/A                                              N/A                                                N/A
     60          3/31/2011                                      US Home Corp.                                          5,843
     61             N/A                                              N/A                                                N/A
     62          9/30/2077                                           N/A                                                N/A
     63          8/19/2019                                           N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
     64          4/30/2008                                 Merlin's Muffler & Brake                                    3,850
     65          3/31/2011                          Blue Sky The Color of Imagination, LLC                             7,039
     66             N/A                                              N/A                                                N/A
     67             N/A                                              N/A                                                N/A
     68          1/31/2031                                           N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
     69             N/A                                              N/A                                                N/A
     70          11/8/2020                                           N/A                                                N/A
     71             N/A                                              N/A                                                N/A
     72          3/31/2013                                           N/A                                                N/A
     73          6/30/2010                                      Dunkin Donuts                                          3,000
-----------------------------------------------------------------------------------------------------------------------------------
     74             N/A                                              N/A                                                N/A
    74A1            N/A                                              N/A                                                N/A
    74A2            N/A                                              N/A                                                N/A
     75             N/A                                              N/A                                                N/A
     76          11/8/2020                                           N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
     77          3/31/2079                                           N/A                                                N/A
     78          5/31/2013                                           CVS                                               8,450
     79          5/31/2018                                      Jong Chan Moon                                         4,100
     80          5/31/2078                                           N/A                                                N/A
     81         11/30/2017                                           N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
     82          7/2/2008                                  Dollar Tree Stores, Inc.                                    10,754
     83         11/30/2077                                           N/A                                                N/A
     84          3/10/2023                                         GameStop                                            1,600
     85         12/31/2013                                          Maxway                                             14,300
     86         11/30/2008                            Progressive Casualty Insurance Co.                               5,423
-----------------------------------------------------------------------------------------------------------------------------------
     87          6/14/2015                                  Goodfella's Restaurant                                     2,800
     88             N/A                                              N/A                                                N/A
     89          7/31/2080                                           N/A                                                N/A
     90             N/A                                              N/A                                                N/A
     91          4/14/2018                                    Blockbuster Video                                        3,650
-----------------------------------------------------------------------------------------------------------------------------------
     92          1/31/2028                                           N/A                                                N/A
     93             N/A                                              N/A                                                N/A
     94             N/A                                              N/A                                                N/A
     95         11/18/2025                                      Family Dollar                                          8,100
     96          3/31/2007                                  Home Fitness Exercise                                      4,324
-----------------------------------------------------------------------------------------------------------------------------------
     97             N/A                                              N/A                                                N/A
     98             N/A                                              N/A                                                N/A
     99          1/31/2015                                    Blockbuster Video                                        15,800
    100         10/31/2080                                           N/A                                                N/A
    101          4/30/2008                        Southern California University (S.O.M.A.)                            10,331
-----------------------------------------------------------------------------------------------------------------------------------
    102          11/9/2019                                Specialty Retailer (TX) LP                                   15,000
    103             N/A                                              N/A                                                N/A
   103A1            N/A                                              N/A                                                N/A
   103A2            N/A                                              N/A                                                N/A
    104          7/31/2011                                     Chuck E' Cheese                                         11,145
-----------------------------------------------------------------------------------------------------------------------------------
    105          3/31/2081                                           N/A                                                N/A
    106          8/31/2010                            Eliason and Knuth of Arizona, Inc.                               16,777
    107         12/31/2010                                        Casa Shoes                                           1,690
    108             N/A                                              N/A                                                N/A
    109             N/A                                              N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
    110             N/A                                              N/A                                                N/A
    111          3/31/2016                                           N/A                                                N/A
    112          6/30/2014                                     Social Security                                         6,966
    113             N/A                                              N/A                                                N/A
    114          5/31/2008                                     Fleetwash, Inc.                                         8,000
-----------------------------------------------------------------------------------------------------------------------------------
    115             N/A                                              N/A                                                N/A
    116             N/A                                              N/A                                                N/A
   116A1        12/31/2006           Integrity Accounting Services, Inc. d/b/a Jackson Hewitt Tax Service              2,600
   116A2         5/31/2040                                           N/A                                                N/A
    117          4/30/2007                                     Family Pharmacy                                         5,827
-----------------------------------------------------------------------------------------------------------------------------------
    118         10/31/2014                               Hibbett Sporting Goods, Inc.                                  5,600
    119             N/A                                              N/A                                                N/A
    120             N/A                                              N/A                                                N/A
   120A1            N/A                                              N/A                                                N/A
   120A2            N/A                                              N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
    121          9/30/2008                                    Zelda Pittman DDS                                        2,260
    122             N/A                                              N/A                                                N/A
   122A1         7/31/2008                                           N/A                                                N/A
   122A2         5/30/2010                                  The Hertz Corporation                                      2,193
   122A3         5/31/2010                                           N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
    123             N/A                                              N/A                                                N/A
    124             N/A                                              N/A                                                N/A
    125             N/A                                              N/A                                                N/A
   125A1        12/31/2007                                    Pitney Bowes Inc.                                        4,400
   125A2         2/28/2010                         7-Eleven, Inc. f/k/a The Southland Corp.                            2,400
-----------------------------------------------------------------------------------------------------------------------------------
    126             N/A                                              N/A                                                N/A
    127             N/A                                              N/A                                                N/A
    128          4/30/2009                                           Cato                                              4,160
    129          7/29/2011                                   Family Dollar Store                                       8,450
    130          1/31/2057                                           N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
    131         11/30/2009                                   SMBW Architects, PC                                       20,566
    132             N/A                                              N/A                                                N/A
   132A1         1/31/2010                                    Ritmo Latino, Inc.                                       4,000
   132A2         3/31/2026                                           N/A                                                N/A
    133             N/A                                              N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
    134             N/A                                              N/A                                                N/A
    135          9/30/2010                                         Rite Aid                                            10,337
    136             N/A                                              N/A                                                N/A
    137          7/14/2008                                   GS Development, LLC                                       3,500
    138             N/A                                              N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
    139             N/A                                              N/A                                                N/A
    140          8/31/2011                                    Chatfield's Escape                                       3,344
    141          2/28/2008                                    Saini Enterprises                                        2,660
    142          6/30/2016                                           N/A                                                N/A
    143         10/31/2020                                           N/A                                                N/A
-----------------------------------------------------------------------------------------------------------------------------------
    144             N/A                                              N/A                                                N/A
   144A1        12/31/2006                    II Georges, Inc., Joel Van Ryzin and George Scott                        2,000
   144A2         8/31/2008                                           N/A                                                N/A
    145             N/A                                              N/A                                                N/A

                2ND LARGEST                                        3RD LARGEST
  CONTROL      TENANT LEASE                                          TENANT
    NO.          EXP. DATE                                            NAME
-------------------------------------------------------------------------------------------------------------------

     1           9/30/2010                                     State Street Corp.
     2           9/30/2009                                     Fried Frank Harris
     3              N/A                                                N/A
     4              N/A                                                N/A
     5              N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
     6           8/31/2008                                         Mettel, Inc
     7           3/31/2011                                    Symantec Corporation
     8           4/23/2016                                  Florida Attorney General
     9              N/A                                                N/A
     10             N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
    10A1            N/A                                                N/A
    10A2            N/A                                                N/A
    10A3            N/A                                                N/A
    10A4            N/A                                                N/A
    10A5            N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
    10A6            N/A                                                N/A
     11             N/A                                                N/A
     12             N/A                                                N/A
     13          8/31/2012                              New Line Realty of New York, Inc.
     14             N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
     15         11/30/2013                                 American Executive Centers
     16             N/A                                                N/A
     17          5/14/2011                                 Marshall Street Management
     18          3/31/2010                                      Total Rental Care
     19          5/31/2016                                          Auto Zone
-------------------------------------------------------------------------------------------------------------------
     20          6/30/2009                                          Bennigans
     21             N/A                                                N/A
     22          3/31/2017                                       Mitchell Books
     23             N/A                                                N/A
     24         11/30/2007                                White Oak Technologies, Inc.
-------------------------------------------------------------------------------------------------------------------
     25          3/31/2008                    California Pension Administrators & Consultants, Inc.
     26             N/A                                                N/A
     27             N/A                                                N/A
    27A1            N/A                                                N/A
    27A2            N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
     28         10/31/2015                                        Office Depot
     29             N/A                                                N/A
     30             N/A                                                N/A
     31          2/28/2015             South Carolina Budget and Control Board, Office of Local Government
     32             N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
     33             N/A                                                N/A
     34         10/31/2008                                 South Shore Sports Therapy
     35             N/A                                                N/A
     36         11/30/2008                                      Apollo MRI, Inc.
     37          9/30/2009                               Continucare Physician Practice
-------------------------------------------------------------------------------------------------------------------
     38             N/A                                                N/A
     39             N/A                                                N/A
     40             N/A                                                N/A
     41             N/A                                                N/A
     42             N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
     43             N/A                                                N/A
     44             N/A                                                N/A
     45             N/A                                                N/A
     46             N/A                                                N/A
     47          5/31/2009                                 John Hancock Life Insurance
-------------------------------------------------------------------------------------------------------------------
     48             N/A                                                N/A
     49         10/31/2007                                   Jacob Offenberger, M.D.
     50          9/30/2006                                         Dollar Tree
     51             N/A                                                N/A
     52         12/31/2015                                   Damavandi & Mhera, Inc.
-------------------------------------------------------------------------------------------------------------------
     53          2/28/2009                                       The Eagles Club
     54         10/31/2008                                     Odyssey Health Care
     55             N/A                                                N/A
     56          1/15/2015                                    Enterprise Rent A Car
     57             N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
    57A1            N/A                                                N/A
    57A2            N/A                                                N/A
    57A3            N/A                                                N/A
    57A4            N/A                                                N/A
    57A5            N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
    57A6            N/A                                                N/A
     58             N/A                                                N/A
     59             N/A                                                N/A
    59A1            N/A                                                N/A
    59A2            N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
    59A3            N/A                                                N/A
     60          4/30/2007                                        Chavaz & Koch
     61             N/A                                                N/A
     62             N/A                                                N/A
     63             N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
     64         10/31/2008                               Jiffy Lube International, Inc.
     65          8/31/2010                                  Mortgage Banq Corporation
     66             N/A                                                N/A
     67             N/A                                                N/A
     68             N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
     69             N/A                                                N/A
     70             N/A                                                N/A
     71             N/A                                                N/A
     72             N/A                                                N/A
     73          4/30/2010                                   Carlstadt Car Wash, LLC
-------------------------------------------------------------------------------------------------------------------
     74             N/A                                                N/A
    74A1            N/A                                                N/A
    74A2            N/A                                                N/A
     75             N/A                                                N/A
     76             N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
     77             N/A                                                N/A
     78          7/31/2006                             1st Franklin Financial Corporation
     79          6/30/2007                                  Yoo Mi Yi and Yong Mi Kim
     80             N/A                                                N/A
     81             N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
     82          7/31/2009                                        Fajita Rita's
     83             N/A                                                N/A
     84          1/31/2009                                       Starbuck Coffee
     85          3/31/2009                                        Movie Gallery
     86          1/31/2007                    Sharp & Company CPA's, A Profession Accounting Corp.
-------------------------------------------------------------------------------------------------------------------
     87          8/31/2012                               Hazel Dell Animal Hospital, PC
     88             N/A                                                N/A
     89             N/A                                                N/A
     90             N/A                                                N/A
     91          9/30/2009                                         Check N Go
-------------------------------------------------------------------------------------------------------------------
     92             N/A                                                N/A
     93             N/A                                                N/A
     94             N/A                                                N/A
     95         12/31/2015                                        Movie Gallery
     96          7/31/2006                                       Pride Cleaners
-------------------------------------------------------------------------------------------------------------------
     97             N/A                                                N/A
     98             N/A                                                N/A
     99          5/31/2010                                    Lone Star Steakhouse
    100             N/A                                                N/A
    101          1/30/2010                                      Full Grace Church
-------------------------------------------------------------------------------------------------------------------
    102          1/31/2020                                  Variety Wholesalers, Inc.
    103             N/A                                                N/A
   103A1            N/A                                                N/A
   103A2            N/A                                                N/A
    104          9/30/2013                                     Family Dollar Store
-------------------------------------------------------------------------------------------------------------------
    105             N/A                                                N/A
    106          2/28/2007                                Arizona Lockbox & Fulfillment
    107          1/31/2010                                       Busan Sushi Bar
    108             N/A                                                N/A
    109             N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
    110             N/A                                                N/A
    111             N/A                                                N/A
    112          3/4/2014                                              N/A
    113             N/A                                                N/A
    114          4/30/2008                                      QL Fashion, Inc.
-------------------------------------------------------------------------------------------------------------------
    115             N/A                                                N/A
    116             N/A                                                N/A
   116A1         4/30/2009                         Tri-Corp Wireless, Inc. and Mark J. Miller
   116A2            N/A                                                N/A
    117         12/31/2008                                    Chambers Point Liquor
-------------------------------------------------------------------------------------------------------------------
    118          1/31/2007                                  Sun K. Ro and Han Su Kim
    119             N/A                                                N/A
    120             N/A                                                N/A
   120A1            N/A                                                N/A
   120A2            N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
    121          7/31/2009                                           Zocalo
    122             N/A                                                N/A
   122A1            N/A                                                N/A
   122A2         2/22/2009                                   RadioShack Corporation
   122A3            N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
    123             N/A                                                N/A
    124             N/A                                                N/A
    125             N/A                                                N/A
   125A1         5/31/2008                                             N/A
   125A2         9/30/2011                                             N/A
-------------------------------------------------------------------------------------------------------------------
    126             N/A                                                N/A
    127             N/A                                                N/A
    128          1/31/2009                                        Rent-A-Center
    129          10/2/2008                              Jeff Barker - Veterinarian Clinic
    130             N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
    131          8/31/2012                                     Manchester Staging
    132             N/A                                                N/A
   132A1         1/31/2007                           Field of Dreams Dental Management, LLC
   132A2            N/A                                                N/A
    133             N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
    134             N/A                                                N/A
    135          7/31/2008                                      Dominick's Pizza
    136             N/A                                                N/A
    137          3/2/2027                                   Terry Kendrick-Taekwondo
    138             N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
    139             N/A                                                N/A
    140          5/31/2010                                        Pump and Save
    141          6/30/2014                                        Cherland Corp
    142             N/A                                                N/A
    143             N/A                                                N/A
-------------------------------------------------------------------------------------------------------------------
    144             N/A                                                N/A
   144A1         1/31/2007                                      Irina Turchenkova
   144A2            N/A                                                N/A
    145             N/A                                                N/A

                 3RD LARGEST         3RD LARGEST
  CONTROL        TENANT AREA        TENANT LEASE     CONTROL    FOOTNOTE
    NO.        LEASED (SQ. FT.)       EXP. DATE        NO.         NO.
---------------------------------------------------------------------------

     1             185,868            2/28/2011         1          (1)
     2             381,549            2/29/2024         2          (2)
     3               N/A                 N/A            3          (3)
     4               N/A                 N/A            4
     5               N/A                 N/A            5          (4)
---------------------------------------------------------------------------
     6              24,402            1/1/2009          6          (5)
     7              68,631            6/30/2012         7          (6)
     8              29,518            7/31/2015         8
     9               N/A                 N/A            9          (7)
     10              N/A                 N/A            10         (8)
---------------------------------------------------------------------------
    10A1             N/A                 N/A           10A1
    10A2             N/A                 N/A           10A2
    10A3             N/A                 N/A           10A3
    10A4             N/A                 N/A           10A4
    10A5             N/A                 N/A           10A5
---------------------------------------------------------------------------
    10A6             N/A                 N/A           10A6
     11              N/A                 N/A            11
     12              N/A                 N/A            12         (9)
     13             69,232            6/30/2017         13        (10)
     14              N/A                 N/A            14
---------------------------------------------------------------------------
     15             15,801            6/30/2014         15
     16              N/A                 N/A            16
     17             10,074            5/14/2011         17
     18             6,636             4/30/2007         18
     19             7,000             2/28/2008         19
---------------------------------------------------------------------------
     20             7,290            10/31/2009         20        (11)
     21              N/A                 N/A            21
     22             18,200            7/31/2014         22
     23              N/A                 N/A            23
     24             9,998            12/31/2006         24
---------------------------------------------------------------------------
     25             5,406             8/31/2007         25
     26              N/A                 N/A            26        (12)
     27              N/A                 N/A            27        (13)
    27A1             N/A                 N/A           27A1
    27A2             N/A                 N/A           27A2
---------------------------------------------------------------------------
     28             20,000           12/31/2015         28        (14)
     29              N/A                 N/A            29
     30              N/A                 N/A            30
     31             6,538             4/30/2010         31
     32              N/A                 N/A            32        (15)
---------------------------------------------------------------------------
     33              N/A                 N/A            33        (16)
     34             8,135             9/30/2008         34        (17)
     35              N/A                 N/A            35
     36             4,696             1/31/2013         36        (18)
     37             4,812             1/31/2010         37
---------------------------------------------------------------------------
     38              N/A                 N/A            38        (19)
     39              N/A                 N/A            39
     40              N/A                 N/A            40        (20)
     41              N/A                 N/A            41
     42              N/A                 N/A            42
---------------------------------------------------------------------------
     43              N/A                 N/A            43
     44              N/A                 N/A            44
     45              N/A                 N/A            45        (21)
     46              N/A                 N/A            46
     47             8,560             1/31/2009         47
---------------------------------------------------------------------------
     48              N/A                 N/A            48        (22)
     49             3,080            11/30/2006         49        (60)
     50             8,470             2/28/2009         50
     51              N/A                 N/A            51
     52             2,115            12/31/2016         52        (23)
---------------------------------------------------------------------------
     53             5,870            10/31/2008         53
     54             6,996             5/31/2009         54
     55              N/A                 N/A            55
     56             1,200            11/30/2009         56
     57              N/A                 N/A            57        (24)
---------------------------------------------------------------------------
    57A1             N/A                 N/A           57A1
    57A2             N/A                 N/A           57A2
    57A3             N/A                 N/A           57A3
    57A4             N/A                 N/A           57A4
    57A5             N/A                 N/A           57A5
---------------------------------------------------------------------------
    57A6             N/A                 N/A           57A6
     58              N/A                 N/A            58        (25)
     59              N/A                 N/A            59        (26)
    59A1             N/A                 N/A           59A1
    59A2             N/A                 N/A           59A2
---------------------------------------------------------------------------
    59A3             N/A                 N/A           59A3
     60             5,074            10/31/2006         60
     61              N/A                 N/A            61
     62              N/A                 N/A            62        (27)
     63              N/A                 N/A            63        (28)
---------------------------------------------------------------------------
     64             2,040             8/31/2008         64
     65             6,362             7/21/2007         65
     66              N/A                 N/A            66        (29)
     67              N/A                 N/A            67
     68              N/A                 N/A            68
---------------------------------------------------------------------------
     69              N/A                 N/A            69        (30)
     70              N/A                 N/A            70        (31)
     71              N/A                 N/A            71        (32)
     72              N/A                 N/A            72        (61)
     73             2,350             6/30/2012         73
---------------------------------------------------------------------------
     74              N/A                 N/A            74        (33)
    74A1             N/A                 N/A           74A1
    74A2             N/A                 N/A           74A2
     75              N/A                 N/A            75
     76              N/A                 N/A            76        (34)
---------------------------------------------------------------------------
     77              N/A                 N/A            77        (35)
     78             2,000             6/30/2008         78
     79             3,300             8/31/2007         79        (62)
     80              N/A                 N/A            80        (36)
     81              N/A                 N/A            81
---------------------------------------------------------------------------
     82             5,300            11/30/2007         82
     83              N/A                 N/A            83        (37)
     84             1,482             3/31/2013         84
     85             4,550             1/31/2007         85
     86             3,921             2/28/2009         86        (38)
---------------------------------------------------------------------------
     87             2,100            10/30/2009         87
     88              N/A                 N/A            88        (39)
     89              N/A                 N/A            89        (40)
     90              N/A                 N/A            90
     91             1,800            11/30/2006         91
---------------------------------------------------------------------------
     92              N/A                 N/A            92
     93              N/A                 N/A            93
     94              N/A                 N/A            94
     95             4,200             1/31/2011         95
     96             1,925            10/31/2007         96
---------------------------------------------------------------------------
     97              N/A                 N/A            97
     98              N/A                 N/A            98
     99             5,544            10/31/2006         99        (41)
    100              N/A                 N/A           100        (42)
    101             5,674             7/31/2006        101
---------------------------------------------------------------------------
    102             8,000             9/30/2007        102        (43)
    103              N/A                 N/A           103        (44)
   103A1             N/A                 N/A          103A1
   103A2             N/A                 N/A          103A2
    104             10,704           12/31/2006        104
---------------------------------------------------------------------------
    105              N/A                 N/A           105        (45)
    106             14,165           11/30/2009        106
    107             1,577             1/14/2007        107
    108              N/A                 N/A           108
    109              N/A                 N/A           109
---------------------------------------------------------------------------
    110              N/A                 N/A           110
    111              N/A                 N/A           111
    112              N/A                 N/A           112
    113              N/A                 N/A           113        (46)
    114             6,000             2/29/2008        114
---------------------------------------------------------------------------
    115              N/A                 N/A           115
    116              N/A                 N/A           116        (47)
   116A1            2,300             5/31/2009       116A1
   116A2             N/A                 N/A          116A2
    117             3,600            12/31/2006        117
---------------------------------------------------------------------------
    118             3,200             1/22/2013        118        (48)
    119              N/A                 N/A           119
    120              N/A                 N/A           120        (49)
   120A1             N/A                 N/A          120A1
   120A2             N/A                 N/A          120A2
---------------------------------------------------------------------------
    121             1,710            11/30/2010        121
    122              N/A                 N/A           122        (50)
   122A1             N/A                 N/A          122A1
   122A2            2,124             1/31/2008       122A2
   122A3             N/A                 N/A          122A3
---------------------------------------------------------------------------
    123              N/A                 N/A           123
    124              N/A                 N/A           124
    125              N/A                 N/A           125
   125A1             N/A                 N/A          125A1
   125A2             N/A                 N/A          125A2
---------------------------------------------------------------------------
    126              N/A                 N/A           126
    127              N/A                 N/A           127
    128             4,000             7/31/2011        128
    129             1,800             2/28/2010        129
    130              N/A                 N/A           130        (51)
---------------------------------------------------------------------------
    131             15,661            2/28/2010        131
    132              N/A                 N/A           132        (52)
   132A1            2,600            11/30/2014       132A1
   132A2             N/A                 N/A          132A2
    133              N/A                 N/A           133        (53)
---------------------------------------------------------------------------
    134              N/A                 N/A           134
    135             5,280             4/30/2007        135
    136              N/A                 N/A           136
    137             2,750             8/31/2008        137
    138              N/A                 N/A           138
---------------------------------------------------------------------------
    139              N/A                 N/A           139
    140             2,340             7/31/2010        140
    141             2,435             9/30/2009        141
    142              N/A                 N/A           142        (54)
    143              N/A                 N/A           143        (55)
---------------------------------------------------------------------------
    144              N/A                 N/A           144        (56)
   144A1            1,800            10/30/2007       144A1
   144A2             N/A                 N/A          144A2
    145              N/A                 N/A           145

Annex A1 Footnotes

(1) One Federal Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the One Federal Street Mortgaged Property are projected to be $34,542,830 and $32,524,907 respectively, based on assumed mark-to-market rent adjustment, Bingham McCutchen LLP taking occupancy of Fidelity's space, and certain other lease-up assumptions.
U/W NCF DSCR is calculated based on the in-place U/W Net Cash Flow. Based on the projected U/W Net Cash Flow for the One Federal Street Mortgaged Property, the U/W NCF DSCR would be 2.21x.
Tenant 1 – Bingham McCutchen LLP has signed a lease for 294,907 square feet beginning 9/1/2008 and ending 8/30/2023 at an in-place underwritten base rent of $50.90 PSF. Fidelity currently occupies all 294,907 square feet of what will become Binghman McCutchen LLP space with a lease of 149,520 square feet expiring on 3/30/2007 and 192,914 square feet expiring on 5/30/2007. Fidelity also has 24,695 square feet expiring 2/28/2017.
(2) One New York Plaza	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the One New York Plaza Mortgaged Property are projected to be $55,432,614 and $51,894,197 respectively, based on assumed mark-to-market rent adjustment and certain other lease-up assumptions.
U/W NCF DSCR is based on the in-place U/W Net Cash Flow. The U/W NCF DSCR is based on a loan amount of $400,000,000, including the $200,000,000 One New York Plaza Mortgage Loan, and the $200,000,000 One New York Plaza Non-Trust Loan. Based on the projected U/W Net Cash Flow, the U/W NCF DSCR would be 1.76x.
Cut-off Date LTV is based on a loan amount of $400,000,000, including the $200,000,000 One New York Plaza Mortgage Loan, and the $200,000,000 One New York Plaza Non-Trust Loan.
Tenant 1 – Wachovia Securities subleases 1,121,630 square feet of its space to four sub-tenants but remains fully responsible for all of its lease obligations.

Annex A1 Footnotes  — continued

(3) 215 Fremont Street	The 215 Fremont Street Borrower is prohibited from voluntarily prepaying the 215 Fremont Street Mortgage Loan, except as follows: (i) in the event that the tenant under the Schwab Lease purchases the 215 Fremont Street Mortgaged Property as a result of the exercise of the tenant’s purchase option prior to the 215 Fremont Street Lock Out Date, the 215 Fremont Street Mortgage Loan may be prepaid in full together with a yield maintenance prepayment premium calculated in accordance with the terms of the 215 Fremont Street Mortgage Loan documents; (ii) in the event the tenant exercises its option to terminate the Schwab Lease following a substantial casualty or condemnation, the 215 Fremont Street Mortgage Loan may be prepaid in full without payment of a prepayment premium; and (iii) from after February 11, 2016, the 215 Fremont Street Mortgage Loan may be prepaid in full without payment of a prepayment premium.
(4) 70 Hudson Street	The 70 Hudson Street Mortgage Loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the 70 Hudson Street Pooled Portion and the 70 Hudson Street Non-Pooled Portion. The cut-off date principal balance is based on the 70 Hudson Street Pooled Portion only. The cut-off date principal balance of the 70 Hudson Street Mortgage Loan (including the 70 Hudson Street Pooled Portion and the 70 Hudson Non-Pooled Portion) is $124,000,000.
The U/W NCF DSCR Is calculated taking into account the 70 Hudson Street Pooled Portion (excluding the 70 Hudson Street Non-Pooled Portion). The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire 70 Hudson Street Mortgage Loan, would be 1.36x (including the Pooled and Non-Pooled Portions of the 70 Hudson Street Mortgage Loan).
The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the 70 Hudson Street Pooled Portion (excluding the 70 Hudson Street Non-Pooled Portion). The Cut-off Date LTV Ratio based on the entire 70 Hudson Street Mortgage Loan would be 77.5% (including the Pooled and Non-Pooled Portions of the 70 Hudson Street Mortgage Loan).
(5) 44 Wall Street	Tenant 2 – Cullen & Dykman Bleakley’s lease expiration includes 11,419 square feet expiring September 30, 2013, 11,419 square feet expiring September 30, 2010 and 2,039 square feet expiring August 31, 2008.
Tenant 3 – Mettel, Inc.’s lease expiration includes 15,806 square feet expiring January 1, 2009 and 8,596 square feet expiring December 31, 2009.

Annex A1 Footnotes  — continued

(6) Canyon Park Technology Center	Tenant 1 – Convergys Corporation has indicated to the Canyon Park Technology Center Borrower that it will reduce the demised premises by 11,597 square feet by the end of 2006, as permitted under its lease. Income on such lease was underwritten on 94,213 square feet, which is net of the 11,597 square feet Convergys Corporation has indicated will be reduced.
Occupancy Percentage for the Canyon Park Technology Center Mortgaged Property includes the 11,597 square feet of space that Convergys Corporation has indicated it will be reducing from its current lease by the end of 2006.
Release Parcel – Provided no event of default exists with respect to the Canyon Park Technology Center Mortgage Loan, the Canyon Park Technology Center Borrower may release any of the 14 parcels upon defeasance of 125% of the allocated loan amount for such parcel, and immediately following the release the adjusted DSCR is no less than 1.20x, the then current LTV shall be no higher than 75%, and lender has received evidence the Borrower shall not be rendered insolvent after the release of the release parcel.
(7) Courtyard Marriott Fifth Avenue	Average occupancy, average daily rate and revenue per available room for the Courtyard Marriott Fifth Avenue Mortgaged Property reflect the weighted average for the full year ending 3/24/2006.
The U/W NOI and U/W NCF reflect U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow were calculated based on an average daily rate, and revenue per available room based on the 2006 budget, and an average occupancy capped at 85.9% per competitive market comparables conducted in the appraisal.
The property is subject to a ground lease that expires in 2037. Base rent under the hotel ground lease is $800,000 until September 2007. From October 2007 until September 2017, the base rent of the ground lease will increase to $906,000. The ground lease has an initial term of 49 years with a one 49 year renewal option. In addition to the base rent, the ground lease provides for the payment of 5% of the gross receipts over the natural breakpoint. For the current lease year the breakpoint is $16,000,000.
The Courtyard Marriott Fifth Avenue Borrower is required to deliver to the lender a letter of credit for $1,580,000, as it may be reduced from time to time in accordance with the loan documents, until certain specified property improvements and required repairs are completed.

Annex A1 Footnotes  — continued

(8) Green Valley Portfolio	The Green Valley Portfolio Borrowers are required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the July 2012 payment date and continuing until maturity, in the approximate amount of $29,078.32, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Maturity Date Balance and Maturity Date LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in July 2012 through the maturity date. U/W NCF DSCR is calculated based on interest only payments.
U/W Net Cash Flow and U/W NCF DSCR include income from 41 community-owned pads and one dealer lot master leased by the Green Valley Portfolio Borrowers, which leases are for a term ending on the earlier of (a) actual lot occupancy offering and (b) full repayment of the loan, and are guaranteed by the principal.
(9) AMLI of North Dallas	The AMLI of North Dallas Mortgage Loan is evidenced by two loan portions that are referred to in this prospectus supplement as the AMLI of North Dallas Pooled Portion and the AMLI of North Dallas Non-Pooled Portion. The cut-off date principal balance is based on the AMLI of North Dallas Pooled Portion only. The AMLI of North Dallas Mortgage Loan (including the AMLI of North Dallas Pooled Portion and the AMLI of North Dallas Non-Pooled Portion) is $52,388,000.
U/W NCF DSCR is calculated taking into account the AMLI of North Dallas Pooled Portion (excluding the AMLI of North Dallas Non-Pooled Portion). The U/W DSCR based on in-place U/W Net Cash Flow taking into account the entire AMLI of North Dallas Mortgage Loan would be 1.20x (including the Pooled and Non-Pooled Portion of the AMLI of North Dallas Mortgage Loan).
The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the AMLI of North Dallas Pooled Portion (excluding the AMLI of North Dallas Non-Pooled Portion). The Cut-off Date LTV Ratio based on the entire AMLI of North Dallas Mortgage Loan would be 80.0% (including the Pooled and Non-Pooled Portion of the AMLI of North Dallas Mortgage Loan).

Annex A1 Footnotes  — continued

(10) 888 Seventh Avenue	Original balance and cut-off date balance reflect the 888 Seventh Avenue Mortgage Loan (B-Note). The 888 Seventh Avenue Non-Trust Loans total $291,788,000. The 888 Seventh Avenue Loan Combination totals $318,554,000, of which $26,766,000 comprises the 888 Seventh Avenue Mortgage Loan.
Maturity Date Balance reflects the balance after month 120 of the 888 Seventh Avenue Mortgage Loan. At maturity the 888 Seventh Avenue Loan Combination is expected to have an outstanding principal balance of $318,554,000.
Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the 888 Seventh Avenue Loan Combination.
U/W NCF DSCR is based 888 Seventh Avenue Loan Combination at an interest rate of 5.705%, calculated on an Actual/360 Basis.
The scheduled debt service was calculated by applying the 5.705% coupon to the outstanding principal balance of the 888 Seventh Avenue Loan Combination.
Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR include executed leases for five tenants totaling 56,762 square feet, which tenants are currently building out their spaces, and a dark tenant totaling 18,807 square feet, which space is master leased by the 888 Seventh Avenue Borrower. The 888 Seventh Avenue Mortgaged Property is 99.0% leased and 90.7% occupied.
(11) Seven Corners	The related borrower received a single earn-out advance in the amount of $4,650,000 on June 6, 2006, which is included in the original principal balance of the mortgage loan. Pursuant to the terms of the earn-out agreement, the annual debt service was recalculated based on the outstanding principal balance of $18,050,000 as of June 11, 2006 at the mortgage rate and a Remaining Amortization Term of 360 months.
(12) Holiday Inn Express Hotel and Suites King of Prussia	As a result of certain limitations imposed on real estate investment trusts in operating hotel properties, the related borrower owns the fee interest in the mortgaged property but leases the operations of the hotel to an affiliate pursuant to an operating lease. U/W Net Cash Flow was determined based on the cash flow from the underlying hotel operations and not from the rent paid under the operating lease, which rent is less than the U/W Net Cash Flow. The operating lessee is not a borrower on the mortgage loan.

Annex A1 Footnotes  — continued

(13) Wilmington Portfolio	As a result of certain limitations imposed on real estate investment trusts in operating hotel properties, the related borrower owns the fee interest in the mortgaged property but leases the operations of the hotel to an affiliate pursuant to an operating lease. U/W Net Cash Flow was determined based on the cash flow from the underlying hotel operations and not from the rent paid under the operating lease, which rent is less than the U/W Net Cash Flow. The operating lessee is not a borrower on the mortgage loan.
(14) Fountains of Miramar	The Fountains of Miramar Mortgage Loan is evidenced by two loan portions that are referred to in this prospectus supplement as the Fountains of Miramar Pooled Portion and the Fountains of Miramar Non-Pooled Portion. The cut-off date principal balance is based on the Fountains of Miramar Pooled Portion only. The Fountains of Miramar Mortgage Loan (including the Fountains of Miramar Pooled Portion and the Fountains of Miramar Non-Pooled Portion) is $24,000,000.
U/W NCF DSCR is calculated taking into account the Fountains of Miramar Pooled Portion (excluding the Fountains of Miramar Non-Pooled Portion). The U/W NCF DSCR based on in-place U/W Net Cash Flow taking into account the entire Fountains of Miramar Mortgage Loan would be 1.39x (including the Pooled and Non-Pooled Portion of the Fountains of Miramar Mortgage Loan).
The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Fountains of Miramar Pooled Portion (excluding the Fountains of Miramar Non-Pooled Portion). The Cut-off Date LTV Ratio based on the entire Fountains of Miramar Mortgage Loan would be 72.7% (including the Pooled and Non-Pooled Portion of the Fountains of Miramar Mortgage Loan).

Annex A1 Footnotes  — continued

(15) Countryview MHC	U/W Net Cash Flow and U/W NCF DSCR were calculated based on potential rent increases at the mortgaged real property, which have not yet been implemented, and a stabilized occupancy of 91.8%. A letter of credit in the amount of $2,186,800, representing proceeds allocable to the net cash ﬂow differential between the current net cash ﬂow and the anticipated net cash ﬂow resulting from the scheduled rent increases to occur on March 2007 and 2008, was posted at the closing of the mortgage loan. The letter of credit is required to be released to the related borrower upon certain net cash flow and DSCR requirements on or prior to the payment date in January 2009, as indicated in the mortgage loan documentation. Based on in place net cash flow, the current U/W NCF DSCR is 1.06x. Additionally, Appraised Value, Original LTV, Current LTV and Maturity Date LTV were calculated based on an ‘‘As-stabilized’’ value as of October 31, 2008. The ‘‘As-is’’ appraised value of $12,900,000 as of October 18, 2005 results in a Current LTV and Original LTV of 92.5% and Maturity Date LTV of 87.5%.
(16) Sturbridge Commons	The Sturbridge Commons Mortgage Loan is evidenced by two loan portions that are referred to in this prospectus supplement as the Sturbridge Commons Pooled Portion and the Sturbridge Commons Non-Pooled Portion. The cut-off date principal balance is based on the Sturbridge Commons Pooled Portion only. The Sturbridge Commons Mortgage Loan (including the Sturbridge Commons Pooled Portion and the Sturbridge Commons Non-Pooled Portion) is $25,350,000.
U/W NCF DSCR is calculated taking into account the Sturbridge Commons Pooled Portion (excluding the Sturbridge Commons Non-Pooled Portion). The U/W NCF DSCR based on in-place U/W Net Cash Flow taking into account the entire Sturbridge Commons Mortgage Loan would be 1.22x (including the Pooled and Non-Pooled Portion of the Sturbridge Commons Mortgage Loan).
The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Sturbridge Commons Pooled Portion (excluding the Sturbridge Commons Non-Pooled Portion). The Cut-off Date LTV Ratio based on the entire Sturbridge Commons Mortgage Loan would be 79.5% (including the Pooled and Non-Pooled Portion of the Sturbridge Commons Mortgage Loan).

Annex A1 Footnotes  — continued

(17) Stetson Place	Monthly P & I, Annual Debt Service –
The related borrower received a single earn-out advance in the amount of $1,000,000 on February 28, 2006, which is included in the original principal balance of the mortgage loan. Pursuant to the terms of the earn-out agreement, the annual debt service was recalculated based on the outstanding principal balance of $11,000,000 as of March 11, 2006 at the mortgage rate and a Remaining Amortization Term of 360 months.
(18) Glenlake Professional Offices	Evanston Northwestern Healthcare Corporation occupies multiple spaces at the mortgaged property, with expiration dates as follows: 4,905 square feet expire on March 31, 2009 and 2,349 square feet expire on September 30, 2009.
Apollo MRI, Inc. occupies multiple spaces at the mortgaged property, with expiration dates as follows: 1,853 square feet expire on January 31, 2013, 1,612 square feet expire on July 31, 2010 and 1,231 square feet expire on April 30, 2010.
Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR include an executed ten year lease for 2,062 square feet commencing on August 1, 2006. The tenant has not yet taken occupancy. The amount of $15,000 was escrowed at the closing of the mortgage loan and is required to be released once the tenant has taken occupancy as evidenced by an unconditional executed estoppel certificate on terms and conditions acceptable to lender.
(19) Smith Portfolio – A – Statesville	This loan is part of a cross-collateralized pool of 4 separate mortgage loans. After the defeasance lockout date the related borrower has the right to obtain the release of its mortgaged property upon defeasance of 125% of the related loan amount, provided that the remaining un-defeased loans in the pool satisfy a 1.20x DSCR and an 80% LTV.
(20) 2802 Bloomington Road	Rockwell Automation, Inc. may terminate its lease at the end of the 12th year of the lease (November 8, 2017), with at least 12 months prior notice and payment equal to one year of base rent.
(21) Smith Portfolio – A – Conover	This loan is part of a cross-collateralized pool of 4 separate mortgage loans. After the defeasance lockout date the related borrower has the right to obtain the release of its mortgaged property upon defeasance of 125% of the related loan amount, provided that the remaining un-defeased loans in the pool satisfy a 1.20x DSCR and an 80% LTV.
(22) 70 Reems Creek	Reliance Electric Company may terminate its lease at the end of the 12th year of the lease (November 8, 2017), with at least 12 months prior notice and payment equal to one year of base rent.

Annex A1 Footnotes  — continued

(23) Clarksburg Highlands	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the June 2008 payment date and continuing until maturity, in the approximate amount of $8,496.16, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Maturity Date Balance, and Maturity Date LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in June 2008 through the maturity date. U/W NCF DSCR is calculated based on interest only payments.
Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR include an executed ten year lease for 2,115 square feet commencing on March 1, 2006. The tenant has not yet taken occupancy. The amount of $75,000 was escrowed at the closing of the mortgage loan and is required to be released once the tenant has taken occupancy as evidenced by an unconditional executed estoppel certificate on terms and conditions acceptable to lender.
(24) Smith Portfolio – A – Graham	This loan is part of a cross-collateralized pool of 4 separate mortgage loans. After the defeasance lockout date the related borrower has the right to obtain the release of its mortgaged property upon defeasance of 125% of the related loan amount, provided that the remaining un-defeased loans in the pool satisfy a 1.20x DSCR and an 80% LTV.
Appraised Value reflects the aggregate appraised values of the 6 properties compromising the Smith Portfolio – A – Graham Portfolio Mortgage Loan.
(25) 4349 Avery Drive	Reliance Electric Company may terminate its lease at the end of the 12th year of the lease (November 8, 2017), with at least 12 months prior notice and payment equal to one year of base rent.
(26) Smith Portfolio – B – Gibsonville/Burlington	This loan is part of a cross-collateralized pool of 5 separate mortgage loans. After the defeasance lockout date the related borrower has the right to obtain the release of its mortgaged property upon defeasance of 125% of the related loan amount, provided that the remaining un-defeased loans in the pool satisfy a 1.20x DSCR and an 80% LTV.
Appraised Value reflects the aggregate appraised values of the 3 properties compromising the Smith Portfolio – B – Gibsonville/Burlington Portfolio Mortgage Loan.

Annex A1 Footnotes  — continued

(27) Walgreens – Roselle	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (September 2027), and every five years thereafter, pursuant to the lease.
(28) Rite Aid – Church Street	U/W Net Cash Flow and U/W NCF DSCR were calculated based on current rent and debt service payments. Over the term of the mortgage loan, Rite Aid is subject to rent increases which correspond to simultaneous increases in Monthly P&I payments. Monthly P&I payments are scheduled as follows: (i) on the payment date in June 2006 through and including the payment date in August 2009, debt service payments in the annual amount of $56,885.83; (ii) on the payment date in September 2009 through and including the payment date in August 2014, debt service payments in the annual amount of $60,691.93; (iii) on the payment date in September 2014 through and including the payment date in July 2019, debt service payments in the annual amount of $64,498.04; and (iv) a payment of $36,640.90 at maturity. Monthly P&I payments which correspond proportionately to the rent increases as indicated in the lease provide for anticipated flat debt service coverage ratios throughout the term of the loan. Based on current rent and debt service, current U/W NCF DSCR is 1.01x.
If the related borrower notifies the master servicer that it intends to defease the mortgage loan on or before the second anniversary of the Issue Date, the related mortgage loan seller is required to repurchase that mortgage loan at a price equal to (a) the same purchase price that would be applicable in connection with a repurchase as a result of a Material Breach, plus (b) the excess proceeds, if any, of any cash defeasance deposit from the borrower over the amount set forth in clause (a) With respect to the modeling assumptions used in this prospectus supplement, the mortgage loan will be treated as being in a yield maintenance period prior to the second anniversary of the Issue Date. For all other purposes in this prospectus supplement, the mortgage loan will be treated as being in a defeasance period at all times prior to the date on which the borrower may prepay that underlying mortgage loan without penalty.
(29) Smith Portfolio – B – Ashboro	This loan is part of a cross-collateralized pool of 5 separate mortgage loans. After the defeasance lockout date the related borrower has the right to obtain the release of its mortgaged property upon defeasance of 125% of the related loan amount, provided that the remaining un-defeased loans in the pool satisfy a 1.20x DSCR and an 80% LTV.

Annex A1 Footnotes  — continued

(30) Pinewood Estates	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the July 2012 payment date and continuing until maturity, in the approximate amount of $4,916.54, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Maturity Date Balance, and Maturity Date LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in July 2012 through the maturity date. U/W NCF DSCR is calculated based on interest only payments.
(31) 100 Rockwell Drive	Reliance Electric Company may terminate its lease at the end of the 12th year of the lease (November 8, 2017), with at least 12 months prior notice and payment equal to one year of base rent.
(32) Arizona Self Storage	Collateral includes 249 RV spaces. Occupancy does not include these RV spaces which are 95.6% occupied per the May 9, 2006 rent roll.
(33) Smith Portfolio – B – Burlington II	This loan is part of a cross-collateralized pool of 5 separate mortgage loans. After the defeasance lockout date the related borrower has the right to obtain the release of its mortgaged property upon defeasance of 125% of the related loan amount, provided that the remaining un-defeased loans in the pool satisfy a 1.20x DSCR and an 80% LTV.
Appraised Value reflects the aggregate appraised values of the 2 properties compromising the Smith Portfolio – B – Burlington II Portfolio Mortgage Loan.
(34) 101 Reliance Road	Reliance Electric Company may terminate its lease at the end of the 12th year of the lease (November 8, 2017), with at least 12 months prior notice and payment equal to one year of base rent.
(35) Walgreens – Saraland	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (March 2029), and every five years thereafter, pursuant to the lease.
(36) Walgreens – Crest Hill	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (May 2028), and every five years thereafter, pursuant to the lease.
(37) Walgreens – Antioch	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (November 2027), and every five years thereafter, pursuant to the lease.

Annex A1 Footnotes  — continued

(38) Manhattan Place	The related borrower will be required to deposit all excess cash flow into the excess cash flow escrow account on each payment date until maturity following (i) OMNI Bank vacating the mortgaged real property or (ii) April 2, 2008, provided that OMNI Bank has not renewed its lease subject to terms acceptable to lender. All excess cash flow deposited into the excess cash flow escrow account shall be required to be released to the related borrower upon (i) OMNI Bank reopening for business and paying full and unabated rent (ii) renewal of the OMNI Bank lease subject to conditions as indicated in the mortgage loan documentation, including but not limited to extending the lease term to at least December 31, 2011 or (iii) the space currently occupied by OMNI Bank leased to an replacement tenant acceptable to lender, subject to conditions as indicated in the mortgage loan documentation, including but not limited to a lease term of three years.
(39) Holiday Inn Express Frazer-Malvern	As a result of certain limitations imposed on real estate investment trusts in operating hotel properties, the related borrower owns the fee interest in the mortgaged property but leases the operations of the hotel to an affiliate pursuant to an operating lease. U/W Net Cash Flow was determined based on the cash flow from the underlying hotel operations and not from the rent paid under the operating lease, which rent is less than the U/W Net Cash Flow. The operating lessee is not a borrower on the mortgage loan.
(40) Walgreens – Decatur	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (July 2030), and every five years thereafter, pursuant to the lease.
(41) Toys R Us Center	The related borrower will be required to deposit all excess cash flow in to the excess cash flow escrow account upon (i) Toys R Us vacating the mortgaged property, (ii) the earlier of (a) the payment date in July 2013 and (b) any extension notice deadline as described in the lease and (iii) Toys R Us is in default under its lease. All excess cash flow deposited into the excess cash flow escrow account shall be required to be released to the related borrower upon the earlier to occur of (i) Toys R Us reopening for business (ii) Toys R Us extending its lease subject to conditions as indicated in the mortgage loan documentation and (iii) the space currently occupied by Toy R Us leased to a replacement tenant acceptable to lender, subject to conditions as indicated in the mortgage loan documentation.
(42) Walgreens – Long Beach	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (October 2030), and every five years thereafter, pursuant to the lease.

Annex A1 Footnotes  — continued

(43) Wallace Pointe	The related borrower will be required to deposit all excess cash flow into the excess cash flow escrow account upon Food Lion vacating the mortgaged property. All excess cash flow deposited into the excess cash flow escrow account shall be required to be released to the related borrower upon Food Lion or a replacement tenant acceptable to lender reopening for business and paying full and unabated rent.
Pursuant to the lease, Food Lion may terminate its lease if the landlord leases space at the mortgaged property to certain tenant types and size limitations as described in the lease without the prior consent of Food Lion.
Pursuant to the lease, Peebles has a co-tenancy clause with Food Lion. If Food Lion vacates its space, Peebles is required to pay the lesser of (i) base rent or (ii) rent equal to its gross sales multiplied by two percent until a comparable supermarket, as described in the lease, has opened for business. If Food Lion is dark for 18 months and a comparable supermarket as described in the lease has not opened for business, Peebles may terminate its lease.
Variety Wholesalers, Inc. may terminate its lease at anytime after the end of the first lease year if gross sales for the preceding 12 months do not meet the standard set forth in the lease, with 90 days prior written notice.
(44) Smith Portfolio – B – Burlington I	This loan is part of a cross-collateralized pool of 5 separate mortgage loans. After the defeasance lockout date the related borrower has the right to obtain the release of its mortgaged property upon defeasance of 125% of the related loan amount, provided that the remaining un-defeased loans in the pool satisfy a 1.20x DSCR and an 80% LTV.
Appraised Value reflects the aggregate appraised values of the 2 properties compromising the Smith Portfolio – B – Burlington I Portfolio Mortgage Loan.
(45) Walgreens – Bossier	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (March 2031), and as of the last day of any month thereafter, pursuant to the lease.
The related borrower will be required to deposit all excess cash flow into the excess cash flow escrow account upon (i) Walgreens vacating the mortgaged property or (ii) Walgreens is in default of its lease. All excess cash flow deposited into the excess cash flow escrow account shall be required to be released to the related borrower upon Walgreens or a replacement tenant acceptable to lender reopening for business and paying full and unabated rent.

Annex A1 Footnotes  — continued

(46) Smith Portfolio – B – Mocksville	This loan is part of a cross-collateralized pool of 5 separate mortgage loans. After the defeasance lockout date the related borrower has the right to obtain the release of its mortgaged property upon defeasance of 125% of the related loan amount, provided that the remaining un-defeased loans in the pool satisfy a 1.20x DSCR and an 80% LTV.
(47) Franklin & Halsted Portfolio	The related borrower will be required to deposit, on each payment date until maturity, all excess cash flow into the excess cash flow escrow account commencing upon the first payment date after Walgreens or any subsequent tenant vacating the mortgaged real property. All excess cash flow deposited into the excess cash flow escrow account shall be required to be released to the related borrower upon Walgreens or any subsequent tenant reopening for business and paying full and unabated rent.
(48) Virginia Commons	The related borrower will be required to deposit, on each payment until maturity, all excess cash flow into the excess cash flow escrow account commencing on the first payment date in May 2013, provided that Staples or a replacement tenant acceptable to lender has not renewed its lease subject to terms acceptable to lender. All excess cash flow deposited into the excess cash flow escrow account is required to be released to the related borrower upon renewal of the Staples lease or a replacement tenant acceptable to lender.
(49) Smith Portfolio – A – Elon	This loan is part of a cross-collateralized pool of 4 separate mortgage loans. After the defeasance lockout date the related borrower has the right to obtain the release of its mortgaged property upon defeasance of 125% of the related loan amount, provided that the remaining un-defeased loans in the pool satisfy a 1.20x DSCR and an 80% LTV.
Historically, the Smith Portfolio – A – Elon Mortgaged Property has been master leased by Elon University, which then subleases the individual units to students. The Smith Portfolio – A – Elon Borrower has prepared to take over the leasing and property management at the Weatherby Arms Apartments subject property once the master lease expires on June 1, 2006. To date, 8 units (50% of total) have been preleased. As historical income and expenses reflect master lease operation, the U/W Net Operating Income, U/W Net Cash Flow, and U/W NCF DSCR are calculated based on the appraiser's estimate of market income and expenses,
Appraised value reflects the aggregate appraised values of the 2 properties compromising the Smith Portfolio – A – Elon Portfolio Mortgage Loan.

Annex A1 Footnotes  — continued

(50) Ronkonkoma Blue Island & Central Portfolio	The related borrower will be required to deposit, on each payment date until maturity, all excess cash flow into the excess cash flow escrow account commencing on the first payment date following (i) Central Mart or 7-Eleven vacating the mortgaged real property or (ii) the earlier of (a) February 1, 2008 with respect to Central Mart, provided that Central Mart has not renewed its lease subject to term acceptable to lender and (b) December 1, 2009 with respect to 7-Eleven, provided that 7-Eleven has not renewed its lease subject to terms acceptable to lender. All excess cash flow deposited into the excess cash flow escrow account shall be required to be released to the related borrower upon (i) Central Mart or 7-Eleven, whichever applicable, or a replacement tenant, acceptable to lender reopening for business (ii) renewal of the Central Mart or 7-Eleven lease, whichever applicable, subject to conditions as indicated in the mortgage loan documentation or (iii) the space currently occupied by either Central Mart or 7-Eleven, whichever applicable, leased to a replacement tenant acceptable to lender, subject to conditions as indicated in the mortgage loan documentation.
(51) Walgreens – Jacksonville	The related borrower will be required to deposit, on each payment date until maturity, all excess cash flow into the excess cash flow escrow account commencing on the first payment date following (i) Walgreens vacating the mortgaged property (ii) event of default under the Walgreens lease and (iii) The payment date in May 2015, provided that Walgreens has not waived its right to terminate the first of its five renewal options under the lease. All excess cash flow deposited into the excess cash flow escrow account shall be required to be released to the related borrower upon (i) Walgreens reopening for business paying full unabated rent, (ii) no event of default, (iii) Walgreens has waived its right to terminate the first of its five renewal options under the lease or (iv) the space currently occupied by Walgreens is leased to a replacement tenant acceptable to lender, subject to conditions as indicated in the mortgage loan documentation.
Walgreen Co. has the option to terminate its lease on the last day of the 240th month of the lease term (January 2017), and every five years thereafter, pursuant to the lease.
(52) 35 & Cicero Portfolio	The related borrower will be required to deposit, on each payment date until maturity, all excess cash flow into the excess cash flow escrow account upon Walgreens or any subsequent tenant vacating the mortgaged property. All excess cash flow deposited into the excess cash flow escrow account shall be required to be released to the related borrower upon Walgreens or any subsequent tenant reopening for business and paying full and unabated rent.

Annex A1 Footnotes  — continued

(53) Georgetown Self Storage	Collateral includes 54 RV spaces. Occupancy does not include these RV spaces which are 87.0% occupied per the January 1, 2006 rent roll.
(54) Family Dollar – 115th Street	The related borrower will be required to deposit, on each payment date until maturity, all excess cash flow into the excess cash flow escrow account commencing upon the first payment date following (i) Family Dollar vacating the mortgaged property and (ii) the payment date in July 2015, provided that Family Dollar has not exercised the renewal option of its lease or entered into a new lease subject to terms acceptable to lender. All excess cash flow deposited into the excess cash flow escrow account shall be required to be released to the related borrower upon (i) Family Dollar or a replacement tenant acceptable to lender reopening for business and paying full and unabated rent, (ii) Family Dollar exercising its renewal option or entering into a new lease subject to conditions as indicated in the mortgage loan documentation, or (iii) the space currently occupied by Family Dollar leased to a replacement tenant acceptable to lender, subject to conditions as indicated in the mortgage loan documentation, including but not limited to extending the lease term at least five years from January 1, 2016.
(55) IHOP – Nashville	U/W Net Cash Flow and U/W NCF DSCR were calculated based on current rent under the IHOP lease and debt service payments due on the mortgage loan. Over the term of the mortgage loan, IHOP is subject to a rent increase which corresponds to a simultaneous increase in debt service payments, which increase is to be applied to amortization. On the payment date in November 2010 through and including the payment date in May 2016, debt service payments in the annual amount of $117,406.68 are due. Based on current rent and debt service, current U/W NCF DSCR is 1.20x.
The related borrower will be required to deposit all excess cash flow, on each payment date until maturity, into the excess cash flow escrow account commencing upon the first payment date following IHOP or any subsequent tenant vacating the mortgaged property. All excess cash flow deposited into the excess cash flow escrow account shall be required to be released to the related borrower upon IHOP or a replacement tenant acceptable to lender reopening for business and paying full and unabated rent.

Annex A1 Footnotes  — continued

(56) Interstate & Oakton Portfolio	The related borrower will be required to deposit, on each payment date until maturity, all excess cash flow into the excess cash flow escrow account commencing on the first payment date following (i) Interstate Plus Agency #2, Inc. vacating the mortgaged property and (ii) October 1, 2007, provided that Insurance Plus Agency #2, Inc. has not renewed its lease and October 1, 2012 provided Insurance Plus Agency #2 Inc. has not renewed its second lease extension subject to terms acceptable to lender. All excess cash flow deposited into the excess cash flow escrow account shall be required to be released to the related borrower upon (i) Insurance Plus Agency #2 Inc. or a replacement tenant acceptable to lender reopening for business and paying full unabated rent, (ii) renewal of the Insurance Plus Agency #2 Inc. lease subject to conditions as indicated in the mortgage loan documentation for a term of at least five years or (iii) the space currently occupied by Insurance Plus Agency #2 Inc. leased to a replacement tenant acceptable to Lender for a term of at least five years, subject to conditions as indicated in the mortgage loan documentation.
(57) All Properties	With regard to multi-property mortgage loans or cross-collateralized mortgage loans, each such mortgage loan or related mortgage real property with a particular letter designation in the ‘‘Cross-Collateralized Groups’’ column is either part of a multi-property loan or crossed-collateralized with each of the other mortgage loans or mortgage properties with the same letter designation.
(58) All Properties	The number in any parenthetical reflects the number of months in the applicable period during which the subject prepayment provision is in effect.
(59) All Properties	The weighted average occupancy for multi-property loans is based on allocated loan amounts.
(60) Dr.'s Medical Plaza	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on July 11, 2006.
(61) 1543 Shatto	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on July 11, 2006.

Annex A1 Footnotes  — continued

(62) Nukoa Plaza	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on July 11, 2006.

ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

Amortization Types
(Mortgage Pool)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Amortizing Balloon(2)	105	$1,055,860,534	53.3%	$10,055,815	$200,000,000	67.0%	1.35	x	94.7%	5.889%
Interest Only	39	920,777,000	46.4	23,609,667	262,000,000	64.5	1.54		95.6	5.990
Fully Amortizing	1	5,692,990	0.3	5,692,990	5,692,990	57.5	1.01		100.0	8.450
Total/Avg/Wtd Avg:	145	$1,982,330,524	100.0%	$13,671,245	$262,000,000	65.8%	1.44	x	95.2%	5.943%

(1)	Excludes mortgage loans secured by hospitality properties.

(2)	Includes mortgage loans, representing 41.4% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 68.8% of these loans, by balance, have three years or less of interest-only payments.

Annex A-2-1

Cut-Off Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
35.1 - 40.0	3	$47,840,000	2.4%	$15,946,667	$23,918,000	36.8%	2.55	x	89.0%	6.325%
40.1 - 45.0	1	26,801,000	1.4	26,801,000	26,801,000	40.9	2.42		96.2	5.915
45.1 - 50.0	4	539,100,000	27.2	134,775,000	262,000,000	49.1	1.78		95.9	5.533
50.1 - 55.0	2	6,500,000	0.3	3,250,000	5,000,000	54.2	1.71		83.9	6.176
55.1 - 60.0	6	19,553,149	1.0	3,258,858	5,692,990	56.9	1.35		88.1	6.878
60.1 - 65.0	13	103,416,135	5.2	7,955,087	24,190,000	62.5	1.35		91.5	6.136
65.1 - 70.0	13	86,625,868	4.4	6,663,528	18,050,000	68.1	1.29		97.6	6.044
70.1 - 75.0	39	603,961,575	30.5	15,486,194	141,371,000	72.7	1.24		96.3	6.062
75.1 - 80.0	49	438,445,796	22.1	8,947,873	75,000,000	77.9	1.21		93.8	6.083
80.1 >=	15	110,087,000	5.6	7,339,133	34,150,000	84.3	1.19		97.0	6.146
Total/Avg/Wtd Avg:	145	$1,982,330,524	100.0%	$13,671,245	$262,000,000	65.8%	1.44	x	95.2%	5.943%

Weighted Average Cut-off Date LTV Ratio:    65.8%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-2

Original Term to Maturity
(Mortgage Pool)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
<= 48	1	$12,290,230	0.6%	$12,290,230	$12,290,230	74.5%	1.25	x	98.7%	6.160%	48
49 - 60	11	246,025,909	12.4	22,365,992	84,730,000	62.2	1.54		93.4	6.171	60
73 - 84	2	18,828,000	0.9	9,414,000	11,928,000	74.5	1.29		93.7	5.884	84
109 - 120	125	1,658,297,370	83.7	13,266,379	262,000,000	66.2	1.43		95.4	5.893	120
121 - 144	3	17,400,000	0.9	5,800,000	7,200,000	70.5	1.54		93.2	6.313	121
169 - 180	2	23,796,025	1.2	11,898,013	18,050,000	67.8	1.23		99.7	6.161	180
229 - 240	1	5,692,990	0.3	5,692,990	5,692,990	57.5	1.01		100.0	8.450	240
Total/Avg/Wtd Avg:	145	$1,982,330,524	100.0%	$13,671,245	$262,000,000	65.8%	1.44	x	95.2%	5.943%	113

Weighted Average Original Term to Maturity:    113 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-3

Remaining Term to Maturity
(Mortgage Pool)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
<= 48	1	$12,290,230	0.6%	$12,290,230	$12,290,230	74.5%	1.25	x	98.7%	6.160%	47
49 - 60	11	246,025,909	12.4	22,365,992	84,730,000	62.2	1.54		93.4	6.171	59
73 - 84	2	18,828,000	0.9	9,414,000	11,928,000	74.5	1.29		93.7	5.884	80
109 - 120	125	1,658,297,370	83.7	13,266,379	262,000,000	66.2	1.43		95.4	5.893	119
121 - 144	3	17,400,000	0.9	5,800,000	7,200,000	70.5	1.54		93.2	6.313	121
157 - 168	2	23,742,990	1.2	11,871,495	18,050,000	65.1	1.18		100.0	6.589	165
169 - 180	1	5,746,025	0.3	5,746,025	5,746,025	68.8	1.20		98.8	6.660	179
Total/Avg/Wtd Avg:	145	$1,982,330,524	100.0%	$13,671,245	$262,000,000	65.8%	1.44	x	95.2%	5.943%	111

Weighted Average Remaining Term to Maturity:    111 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-4

Mortgaged Properties by Property Type(1)
(Mortgage Pool)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	27	$1,095,869,675	55.3%	$40,587,766	$262,000,000	61.5%	1.52	x	94.9%	5.805%
Multifamily	47	404,988,128	20.4	8,616,769	84,730,000	69.3	1.36		95.0	6.011
Retail	57	253,475,916	12.8	4,446,946	18,200,000	71.4	1.32		97.3	6.098
Hotel	9	99,276,728	5.0	11,030,748	51,000,000	68.0	1.36		—	6.371
Mobile Home Park	9	55,384,341	2.8	6,153,816	13,510,801	81.3	1.14		91.6	6.644
Industrial/Warehouse	7	38,418,532	1.9	5,488,362	8,854,000	82.8	1.26		99.7	5.744
Self Storage	10	31,819,661	1.6	3,181,966	5,600,000	71.7	1.31		88.4	6.275
Mixed Use	1	3,097,544	0.2	3,097,544	3,097,544	75.5	1.21		100.0	6.170
Total/Avg/Wtd Avg:	167	$1,982,330,524	100.0%	$11,870,243	$262,000,000	65.8%	1.44	x	95.2%	5.943%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-5

Cut-Off Date Principal Balances
(Mortgage Pool)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000	10	$15,015,994	0.8%	$1,501,599	$1,900,000	70.8%	1.23	x	92.3%	6.109%
2,000,001. - 4,000,000	46	141,579,397	7.1	3,077,813	3,994,984	73.1	1.29		95.9	6.026
4,000,001. - 6,000,000	29	145,676,304	7.3	5,023,321	5,746,025	73.7	1.30		95.6	6.173
6,000,001. - 8,000,000	17	119,226,311	6.0	7,013,312	8,000,000	75.7	1.27		96.0	6.005
8,000,001. - 10,000,000	6	52,283,289	2.6	8,713,881	9,079,289	75.6	1.25		93.1	5.795
10,000,001. - 15,000,000	16	200,013,230	10.1	12,500,827	15,000,000	67.6	1.44		93.5	6.100
15,000,001. - 20,000,000	3	51,550,000	2.6	17,183,333	18,200,000	72.3	1.23		96.3	5.944
20,000,001. - 25,000,000	5	113,908,000	5.7	22,781,600	24,190,000	66.0	1.50		91.8	6.215
25,000,001. - 50,000,000	4	120,477,000	6.1	30,119,250	34,150,000	68.3	1.42		94.3	6.249
50,000,001. - 75,000,000	5	334,500,000	16.9	66,900,000	75,000,000	69.2	1.45		93.9	5.963
75,000,001. - 100,000,000	1	84,730,000	4.3	84,730,000	84,730,000	70.8	1.20		98.4	6.210
125,000,001. - 150,000,000	1	141,371,000	7.1	141,371,000	141,371,000	73.6	1.21		100.0	6.070
150,000,001>=	2	462,000,000	23.3	231,000,000	262,000,000	49.4	1.70		95.2	5.525
Total/Avg/Wtd Avg:	145	$1,982,330,524	100.0%	$13,671,245	$262,000,000	65.8%	1.44	x	95.2%	5.943%

Average Cut-off Date Principal Balance:    $ 13,671,245

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-6

U/W NCF DSCR
(Mortgage Pool)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	6	$155,019,605	7.8%	$25,836,601	$75,000,000	77.6%	1.11	x	94.5%	6.205%
1.20 - 1.29	98	966,738,084	48.8	9,864,674	141,371,000	74.5	1.22		95.3	6.038
1.30 - 1.39	16	346,330,738	17.5	21,645,671	200,000,000	58.7	1.36		95.3	5.817
1.40 - 1.49	8	46,990,647	2.4	5,873,831	14,500,000	72.0	1.44		95.3	6.308
1.50 - 1.59	6	28,640,450	1.4	4,773,408	8,000,000	67.7	1.52		92.4	6.169
1.60 - 1.69	2	15,800,000	0.8	7,900,000	12,100,000	63.2	1.67		94.5	5.989
1.80 - 1.89	2	7,100,000	0.4	3,550,000	5,000,000	52.8	1.82		90.1	6.037
1.90 - 1.99	2	266,070,000	13.4	133,035,000	262,000,000	49.1	1.94		95.1	5.557
2.00 >=	5	149,641,000	7.5	29,928,200	75,000,000	42.6	2.39		95.8	5.877
Total/Avg/Wtd Avg:	145	$1,982,330,524	100.0%	$13,671,245	$262,000,000	65.8%	1.44	x	95.2%	5.943%

Weighted Average U/W NCF DSCR:    1.44x.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-7

Occupancy Rates(1)(2)
(Mortgaged Pool)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
70.1 - 75.0	2	$6,431,829	0.3%	$3,215,914	$3,696,909	57.0%	1.24	x	72.2%	5.957%
75.1 - 80.0	2	4,214,593	0.2	2,107,297	2,714,593	71.8	1.18		76.3	6.639
80.1 - 85.0	9	48,457,068	2.4	5,384,119	23,918,000	55.8	1.88		82.3	6.338
85.1 - 90.0	22	208,559,361	10.5	9,479,971	58,500,000	72.8	1.24		88.0	6.231
90.1 - 95.0	21	268,425,061	13.5	12,782,146	75,000,000	72.5	1.33		92.4	5.984
95.1 >=	102	1,346,965,885	67.9	13,205,548	262,000,000	63.7	1.48		97.5	5.843
Total/Avg/Wtd Avg:	158	$1,883,053,796	95.0%	$11,918,062	$262,000,000	65.7%	1.44	x	95.2%	5.921%

Weighted average occupancy rate:    95.2%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-8

Remaining Amortization Terms
(Mortgage Pool)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	39	$920,777,000	46.4%	$23,609,667	$262,000,000	64.5%	1.54	x	95.6%	5.990%	0
157 - 168	1	5,692,990	0.3	5,692,990	5,692,990	57.5	1.01		100.0	8.450	158
289 - 300	22	294,647,308	14.9	13,393,059	200,000,000	55.9	1.37		96.0	5.704	300
313 - 324	1	2,544,243	0.1	2,544,243	2,544,243	72.7	1.26		91.7	6.140	322
349 - 360	82	758,668,983	38.3	9,252,061	75,000,000	71.4	1.34		94.3	5.960	360
Total/Avg/Wtd Avg:	145	$1,982,330,524	100.0%	$13,671,245	$262,000,000	65.8%	1.44	x	95.2%	5.943%	342

Weighted Average Remaining Amortization Term:    342 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Excludes mortgage loans secured by hospitality properties.

(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-2-9

Mortgage Rates
(Mortgage Pool)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.251 - 5.500	1	$200,000,000	10.1%	$200,000,000	$200,000,000	50.0%	1.39	x	95.4%	5.500%
5.501 - 5.750	29	597,565,201	30.1	20,605,697	262,000,000	60.6	1.67		95.5	5.595
5.751 - 6.000	38	323,103,132	16.3	8,502,714	75,000,000	70.5	1.38		95.3	5.898
6.001 - 6.250	40	460,430,065	23.2	11,510,752	141,371,000	72.1	1.23		96.5	6.125
6.251 - 6.500	28	332,676,844	16.8	11,881,316	58,500,000	69.3	1.43		91.8	6.412
6.501 - 6.750	6	23,512,293	1.2	3,918,716	5,746,025	71.4	1.25		97.4	6.649
6.751 - 7.000	1	34,150,000	1.7	34,150,000	34,150,000	82.9	1.10		90.4	6.975
7.001 - 7.250	1	5,200,000	0.3	5,200,000	5,200,000	74.8	1.23		98.3	7.100
8.251 - 8.500	1	5,692,990	0.3	5,692,990	5,692,990	57.5	1.01		100.0	8.450
Total/Avg/Wtd Avg:	145	$1,982,330,524	100.0%	$13,671,245	$262,000,000	65.8%	1.44	x	95.2%	5.943%

Weighted Average Mortgage Rate:    5.943%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-10

Maturity Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 0.0	1	$5,692,990	0.3%	$5,692,990	$5,692,990	—%	1.01	x	100.0%	8.450%
35.1 - 40.0	3	47,840,000	2.4	15,946,667	23,918,000	36.8	2.55		89.0	6.325
40.1 - 45.0	5	304,948,330	15.4	60,989,666	200,000,000	42.2	1.70		96.6	5.559
45.1 - 50.0	7	285,604,920	14.4	40,800,703	262,000,000	48.9	1.91		94.8	5.604
50.1 - 55.0	13	61,016,736	3.1	4,693,595	12,730,000	52.9	1.32		92.6	6.174
55.1 - 60.0	16	84,092,681	4.2	5,255,793	18,050,000	57.3	1.27		95.0	6.003
60.1 - 65.0	23	139,432,674	7.0	6,062,290	24,190,000	62.5	1.31		93.5	6.033
65.1 - 70.0	32	316,498,962	16.0	9,890,593	75,000,000	67.0	1.25		92.9	6.029
70.1 - 75.0	25	537,495,230	27.1	21,499,809	141,371,000	72.5	1.20		97.3	6.063
75.1 - 80.0	6	123,771,000	6.2	20,628,500	58,500,000	78.1	1.20		89.9	6.522
80.1 - 85.0	10	56,871,000	2.9	5,687,100	8,854,000	83.6	1.24		99.9	5.831
85.1 >=	4	19,066,000	1.0	4,766,500	5,596,000	87.7	1.21		100.0	5.604
Total/Avg/Wtd Avg:	145	$1,982,330,524	100.0%	$13,671,245	$262,000,000	61.4%	1.44	x	95.2%	5.943%

Weighted Average Maturity Date LTV Ratio:    61.4%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-11

Properties by State(1)
(Mortgage Pool)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
NY	6	$359,051,174	18.1%
MA	5	287,644,927	14.5
CA	14	234,811,752	11.8
VA	7	151,188,099	7.6
TX	18	131,722,793	6.6
FL	9	127,648,594	6.4
NC	26	91,431,385	4.6
NJ	4	91,377,892	4.6
UT	1	75,000,000	3.8
PA	5	63,538,000	3.2
MD	3	45,990,000	2.3
IL	14	45,041,239	2.3
IN	5	45,027,590	2.3
OH	9	30,513,360	1.5
GA	8	30,216,761	1.5
CT	1	22,000,000	1.1
SC	3	20,988,952	1.1
AL	3	20,409,000	1.0
TN	4	14,983,984	0.8
DE	2	12,730,000	0.6
AR	2	11,665,186	0.6
MI	2	10,748,101	0.5
AZ	2	8,543,953	0.4
CO	3	7,750,000	0.4
LA	2	7,713,360	0.4
WV	1	7,590,545	0.4
NV	1	6,300,000	0.3
KS	2	5,247,004	0.3
OK	1	4,500,000	0.2
MS	1	3,662,000	0.2
MO	1	3,150,000	0.2
WI	1	3,097,544	0.2
WA	1	1,047,330	0.1
Total:	167	$1,982,330,524	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-2-12

ANNEX A-3

CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 1

Amortization Types
(Loan Group No. 1)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Amortizing Balloon (2)	76	$877,517,065	56.0%	$11,546,277	$200,000,000	65.4%	1.37x	94.8%	5.890%
Interest Only	29	684,826,000	43.7	23,614,690	262,000,000	64.2	1.56	95.6	5.941
Fully Amortizing	1	5,692,990	0.4	5,692,990	5,692,990	57.5	1.01	100.0	8.450
Total/Avg/Wtd Avg:	106	$1,568,036,055	100.0%	$14,792,793	$262,000,000	64.9%	1.46x	95.2%	5.922%

(1)	Excludes mortgage loans secured by hospitality properties.

(2)	Includes mortgage loans, representing 46.9% of the initial Loan Group No. 1 mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 75.0% of these loans, by balance, have three years or less of interest-only payments.

Annex A-3-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Cut-Off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
35.1 - 40.0	2	$36,210,000	2.3%	$18,105,000	$23,918,000	36.9%	2.51	x	87.5%	6.469%
45.1 - 50.0	4	539,100,000	34.4	134,775,000	262,000,000	49.1	1.78		95.9	5.533
50.1 - 55.0	2	6,500,000	0.4	3,250,000	5,000,000	54.2	1.71		83.9	6.176
55.1 - 60.0	5	18,505,819	1.2	3,701,164	5,692,991	57.0	1.36		87.6	6.905
60.1 - 65.0	10	61,525,892	3.9	6,152,589	12,730,000	62.7	1.35		92.6	6.174
65.1 - 70.0	10	64,679,319	4.1	6,467,932	18,050,000	67.8	1.31		98.4	6.062
70.1 - 75.0	27	407,438,652	26.0	15,090,320	141,371,000	73.2	1.24		96.5	6.043
75.1 - 80.0	32	329,429,373	21.0	10,294,668	75,000,000	77.8	1.20		93.4	6.151
80.1 >=	14	104,647,000	6.7	7,474,786	34,150,000	84.2	1.19		96.9	6.118
Total/Avg/Wtd Avg:	106	$1,568,036,055	100.0%	$14,792,793	$262,000,000	64.9%	1.46	x	95.2%	5.922%
Weighted Average Cut-off Date LTV Ratio: 64.9%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-2

Original Term to Maturity
(Loan Group No. 1)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	4	$35,614,909	2.3%	$8,903,727	$23,918,000	47.4%	2.11x	82.0%	6.355%	60
73 - 84	2	18,828,000	1.2	9,414,000	11,928,000	74.5	1.29	93.7	5.884	84
109 - 120	95	1,472,450,156	93.9	15,499,475	262,000,000	65.1	1.45	95.5	5.896	120
121 - 144	3	17,400,000	1.1	5,800,000	7,200,000	70.5	1.54	93.2	6.313	121
169 - 180	1	18,050,000	1.2	18,050,000	18,050,000	67.5	1.24	100.0	6.003	180
229 - 240	1	5,692,990	0.4	5,692,990	5,692,990	57.5	1.01	100.0	8.450	240
Total/Avg/Wtd Avg:	106	$1,568,036,055	100.0%	$14,792,793	$262,000,000	64.9%	1.46x	95.2%	5.922%	119

Weighted Average Original Term to Maturity: 119 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-3

Remaining Term to Maturity
(Loan Group No. 1)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	4	35,614,909	2.3	8,903,727	23,918,000	47.4	2.11	82.0	6.355	59
73 - 84	2	18,828,000	1.2	9,414,000	11,928,000	74.5	1.29	93.7	5.884	80
109 - 120	95	1,472,450,156	93.9	15,499,475	262,000,000	65.1	1.45	95.5	5.896	119
121 - 144	3	17,400,000	1.1	5,800,000	7,200,000	70.5	1.54	93.2	6.313	121
157 - 168..	2	23,742,990	1.5	11,871,495	18,050,000	65.1	1.18	100.0	6.589	165
Total/Avg/Wtd Avg:	106	$1,568,036,055	100.0%	$14,792,793	$262,000,000	64.9%	1.46x	95.2%	5.922%	118

Weighted Average Remaining Term to Maturity: 118 months

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 1)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	27	1,095,869,675	69.9	40,587,766	262,000,000	61.5	1.52	94.9	5.805
Retail	57	253,475,916	16.2	4,446,946	18,200,000	71.4	1.32	97.3	6.098
Hotel	9	99,276,728	6.3	11,030,748	51,000,000	68.0	1.36	-	6.371
Mobile Home Park	7	46,078,000	2.9	6,582,571	13,510,801	81.4	1.13	90.4	6.635
Industrial/Warehouse	7	38,418,532	2.5	5,488,362	8,854,000	82.8	1.26	99.7	5.744
Self Storage	10	31,819,661	2.0	3,181,966	5,600,000	71.7	1.31	88.4	6.275
Mixed Use	1	3,097,544	0.2	3,097,544	3,097,544	75.5	1.21	100.0	6.170
Total/Avg/Wtd Avg:	118	$1,568,036,055	100.0%	$13,288,441	$262,000,000	64.9%	1.46x	95.2%	5.922%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-5

Cut-Off Date Principal Balances
(Loan Group No. 1)

Range of Cut-Off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000.	8	12,068,663	0.8	1,508,583	1,898,602	70.8	1.24	91.2	6.091
2,000,001. - 4,000,000.	36	111,687,017	7.1	3,102,417	3,994,984	72.1	1.30	96.1	6.008
4,000,001. - 6,000,000.	24	118,651,400	7.6	4,943,808	5,742,000	73.7	1.31	96.0	6.175
6,000,001. - 8,000,000.	11	77,026,975	4.9	7,002,452	7,590,545	75.8	1.27	95.4	6.075
8,000,001. - 10,000,000.	1	8,854,000	0.6	8,854,000	8,854,000	83.9	1.27	100.0	5.710
10,000,001. - 15,000,000.	11	138,293,000	8.8	12,572,091	15,000,000	68.7	1.38	92.2	6.142
15,000,001. - 20,000,000.	2	36,250,000	2.3	18,125,000	18,200,000	70.5	1.22	98.7	5.966
20,000,001. - 25,000,000.	3	66,418,000	4.2	22,139,333	23,918,000	63.6	1.71	91.5	6.439
25,000,001. - 50,000,000.	2	60,916,000	3.9	30,458,000	34,150,000	79.0	1.10	94.2	6.417
50,000,001. - 75,000,000.	5	334,500,000	21.3	66,900,000	75,000,000	69.2	1.45	93.9	5.963
125,000,001. - 150,000,000.	1	141,371,000	9.0	141,371,000	141,371,000	73.6	1.21	100.0	6.070
150,000,001. >=	2	462,000,000	29.5	231,000,000	262,000,000	49.4	1.70	95.2	5.525
Total/Avg/Wtd Avg:	106	$1,568,036,055	100.0%	$14,792,793	$262,000,000	64.9%	1.46x	95.2%	5.922%

Average Cut-off Date Principal Balance: $ 14,792,793

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-6

U/W NCF DSCR
(Loan Group No. 1)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	6	155,019,605	9.9	25,836,601	75,000,000	77.6	1.11	94.5	6.205
1.20 - 1.29	67	627,748,782	40.0	9,369,385	141,371,000	75.4	1.22	95.4	6.027
1.30 - 1.39	12	329,556,571	21.0	27,463,048	200,000,000	57.9	1.36	95.4	5.816
1.40 - 1.49	8	46,990,647	3.0	5,873,831	14,500,000	72.0	1.44	95.3	6.308
1.50 - 1.59	5	20,640,450	1.3	4,128,090	5,600,000	65.4	1.53	89.9	6.277
1.60 - 1.69	1	3,700,000	0.2	3,700,000	3,700,000	61.7	1.66	-	6.280
1.80 - 1.89	2	7,100,000	0.5	3,550,000	5,000,000	52.8	1.82	90.1	6.037
1.90 - 1.99	2	266,070,000	17.0	133,035,000	262,000,000	49.1	1.94	95.1	5.557
2.00 >=	3	111,210,000	7.1	37,070,000	75,000,000	43.7	2.36	95.9	5.868
Total/Avg/Wtd Avg:	106	$1,568,036,055	100.0%	$14,792,793	$262,000,000	64.9%	1.46x	95.2%	5.922%

Weighted Average U/W NCF DSCR: 1.46x.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-7

Occupancy Rates(1)(2)
(Loan Group No. 1)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
70.1 - 75.0	2	6,431,829	0.4	3,215,914	3,696,909	57.0	1.24	72.2	5.957
75.1 - 80.0	2	4,214,593	0.3	2,107,297	2,714,593	71.8	1.18	76.3	6.639
80.1 - 85.0	9	48,457,068	3.1	5,384,119	23,918,000	55.8	1.88	82.3	6.338
85.1 - 90.0	15	154,336,379	9.8	10,289,092	58,500,000	74.5	1.25	87.8	6.300
90.1 - 95.0	8	149,738,801	9.5	18,717,350	75,000,000	75.9	1.26	91.8	6.024
95.1 >=	73	1,105,580,658	70.5	15,144,941	262,000,000	62.2	1.50	97.5	5.793
Total/Avg/Wtd Avg:	109	$1,468,759,327	93.7%	$13,474,856	$262,000,000	64.6%	1.46x	95.2%	5.891%

Weighted average occupancy rate: 95.2%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-8

Remaining Amortization Terms
(Loan Group No. 1)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	29	684,826,000	43.7	23,614,690	262,000,000	64.2	1.56	95.6	5.941	0
157 - 168	1	5,692,990	0.4	5,692,990	5,692,990	57.5	1.01	100.0	8.450	158
289 - 300	19	280,720,729	17.9	14,774,775	200,000,000	54.8	1.38	95.9	5.692	300
349 - 360	57	596,796,336	38.1	10,470,111	75,000,000	70.4	1.37	94.3	5.983	360
Total/Avg/Wtd Avg:	106	$1,568,036,055	100.0%	$14,792,793	$262,000,000	64.9%	1.46x	95.2%	5.922%	339

Weighted Average Remaining Amortization Term: 339 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Excludes mortgage loans secured by hospitality properties.

(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-3-9

Mortgage Rates
(Loan Group No. 1)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.251 - 5.500	1	200,000,000	12.8	200,000,000	200,000,000	50.0	1.39	95.4	5.500
5.501 - 5.750	23	533,965,201	34.1	23,215,878	262,000,000	59.0	1.72	95.7	5.595
5.751 - 6.000	22	187,846,153	12.0	8,538,462	75,000,000	75.1	1.20	95.8	5.895
6.001 - 6.250	29	278,572,271	17.8	9,605,940	141,371,000	73.0	1.25	97.2	6.087
6.251 - 6.500	25	314,149,513	20.0	12,565,981	58,500,000	69.0	1.44	91.5	6.417
6.501 - 6.750	3	8,459,927	0.5	2,819,976	4,650,000	62.5	1.33	96.7	6.597
6.751 - 7.000	1	34,150,000	2.2	34,150,000	34,150,000	82.9	1.10	90.4	6.975
7.001 - 7.250	1	5,200,000	0.3	5,200,000	5,200,000	74.8	1.23	98.3	7.100
8.251 - 8.500	1	5,692,990	0.4	5,692,990	5,692,990	57.5	1.01	100.0	8.450
Total/Avg/Wtd Avg:	106	$1,568,036,055	100.0%	$14,792,793	$262,000,000	64.9%	1.46x	95.2%	5.922%

Weighted Average Mortgage Rate: 5.922%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 0.0	1	5,692,990	0.4	5,692,990	5,692,990	—	1.01	100.0	8.450
35.1 - 40.0	2	36,210,000	2.3	18,105,000	23,918,000	36.9	2.51	87.5	6.469
40.1 - 45.0	3	277,100,000	17.7	92,366,667	200,000,000	42.3	1.63	96.7	5.522
45.1 - 50.0	7	285,604,920	18.2	40,800,703	262,000,000	48.9	1.91	94.8	5.604
50.1 - 55.0	11	49,670,468	3.2	4,515,497	12,730,000	53.0	1.34	92.6	6.147
55.1 - 60.0	14	73,922,914	4.7	5,280,208	18,050,000	57.2	1.27	95.1	6.008
60.1 - 65.0	16	70,414,976	4.5	4,400,936	14,800,000	63.0	1.32	94.2	6.084
65.1 - 70.0	17	239,486,787	15.3	14,087,458	75,000,000	66.8	1.25	92.6	6.080
70.1 - 75.0	17	350,965,000	22.4	20,645,000	141,371,000	72.9	1.20	97.6	6.038
75.1 - 80.0	5	108,471,000	6.9	21,694,200	58,500,000	78.3	1.19	89.8	6.612
80.1 - 85.0	9	51,431,000	3.3	5,714,556	8,854,000	83.8	1.24	100.0	5.739
85.1 >=	4	19,066,000	1.2	4,766,500	5,596,000	87.7	1.21	100.0	5.604
Total/Avg/Wtd Avg:	106	$1,568,036,055	100.0%	$14,792,793	$262,000,000	60.2%	1.46x	95.2%	5.922%

Weighted Average Maturity Date LTV Ratio: 60.2%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-11

Properties by State(1)
(Loan Group No. 1)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
NY	6	$359,051,174	22.9
MA	5	287,644,927	18.3
CA	13	219,811,752	14.0
FL	7	108,663,801	6.9
NJ	3	85,937,892	5.5
UT	1	75,000,000	4.8
PA	5	63,538,000	4.1
IL	13	42,086,643	2.7
VA	5	33,698,099	2.1
IN	4	32,927,590	2.1
NC	6	26,449,393	1.7
TX	8	24,481,525	1.6
GA	6	23,156,433	1.5
CT	1	22,000,000	1.4
MD	2	21,800,000	1.4
SC	3	20,988,952	1.3
OH	5	20,639,199	1.3
TN	4	14,983,984	1.0
DE	2	12,730,000	0.8
AL	2	8,779,000	0.6
AZ	2	8,543,953	0.5
CO	3	7,750,000	0.5
LA	2	7,713,360	0.5
WV	1	7,590,545	0.5
NV	1	6,300,000	0.4
KS	2	5,247,004	0.3
OK	1	4,500,000	0.3
AR	1	3,665,186	0.2
MS	1	3,662,000	0.2
MO	1	3,150,000	0.2
WI	1	3,097,544	0.2
MI	1	2,448,101	0.2

Total:	118	$1,568,036,055	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-3-12

ANNEX A-4

CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 2

Amortization Types
(Loan Group No. 2)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Interest Only	10	$235,951,000	57.0%	$23,595,100	$84,730,000	65.4%	1.45	x	95.4%	6.132%
Amortizing Balloon(1)	29	178,343,469	43.0	6,149,775	23,300,000	75.0	1.23		94.6	5.886
Total/Avg/Wtd Avg:	39	$414,294,469	100.0%	$10,622,935	$84,730,000	69.5%	1.36	x	95.1%	6.026%

(1)	Includes mortgage loans, representing 20.7% of the initial Loan Group No. 2 mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 15.8% of these loans, by balance, have three years or less of interest-only payments.

Annex A-4-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
35.1 - 40.0	1	$11,630,000	2.8%	$11,630,000	$11,630,000	36.5%	2.67	x	93.6%	5.875%
40.1 - 45.0	1	26,801,000	6.5	26,801,000	26,801,000	40.9	2.42		96.2	5.915
55.1 - 60.0	1	1,047,330	0.3	1,047,330	1,047,330	55.4	1.26		94.9	6.400
60.1 - 65.0	3	41,890,244	10.1	13,963,415	24,190,000	62.2	1.34		90.3	6.080
65.1 - 70.0	3	21,946,549	5.3	7,315,516	8,575,000	68.8	1.24		96.0	5.993
70.1 - 75.0	12	196,522,923	47.4	16,376,910	84,730,000	71.8	1.22		95.9	6.103
75.1 - 80.0	17	109,016,424	26.3	6,412,731	23,300,000	78.4	1.23		94.9	5.878
80.1 >=	1	5,440,000	1.3	5,440,000	5,440,000	85.0	1.23		98.8	6.695
Total/Avg/Wtd Avg:	39	$414,294,469	100.0%	$10,622,935	$84,730,000	69.5%	1.36	x	95.1%	6.026%

Weighted Average Cut-off Date LTV Ratio: 69.5%

Annex A-4-2

Original Term to Maturity
(Loan Group No. 2)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
<= 48	1	$12,290,230	3.0%	$12,290,230	$12,290,230	74.5%	1.25	x	98.7%	6.160%	48
49 - 60	7	210,411,000	50.8	30,058,714	84,730,000	64.7	1.44		95.3	6.140	60
109 - 120	30	185,847,214	44.9	6,194,907	23,300,000	74.7	1.27		94.4	5.868	120
169 - 180	1	5,746,025	1.4	5,746,025	5,746,025	68.8	1.20		98.8	6.660	180
Total/Avg/Wtd Avg:	39	$414,294,469	100.0%	$10,622,935	$84,730,000	69.5%	1.36	x	95.1%	6.026%	88

Weighted Average Original Term to Maturity: 88 months.

Annex A-4-3

Remaining Term to Maturity
(Loan Group No. 2)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
<= 48	1	$12,290,230	3.0%	$12,290,230	$12,290,230	74.5%	1.25	x	98.7%	6.160%	47
49 - 60	7	210,411,000	50.8	30,058,714	84,730,000	64.7	1.44		95.3	6.140	59
109 - 120	30	185,847,214	44.9	6,194,907	23,300,000	74.7	1.27		94.4	5.868	118
169 - 180	1	5,746,025	1.4	5,746,025	5,746,025	68.8	1.20		98.8	6.660	179
Total/Avg/Wtd Avg:	39	$414,294,469	100.0%	$10,622,935	$84,730,000	69.5%	1.36	x	95.1%	6.026%	87

Weighted Average Remaining Term to Maturity: 87 months.

Annex A-4-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 2)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Multifamily	47	$404,988,128	97.8%	$8,616,769	$84,730,000	69.3%	1.36	x	95.0%	6.011%
Mobile Home Park	2	9,306,341	2.2	4,653,170	5,440,000	81.2	1.22		97.3	6.689
Total/Avg/Wtd Avg:	49	$414,294,469	100.0%	$8,454,989	$84,730,000	69.5%	1.36	x	95.1%	6.026%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-5

Cut-Off Date Principal Balances
(Loan Group No. 2)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 2,000,000	2	$2,947,330	0.7%	$1,473,665	$1,900,000	70.7%	1.22	x	96.8%	6.181%
2,000,001 - 4,000,000	10	29,892,380	7.2	2,989,238	3,866,341	76.9	1.25		95.3	6.093
4,000,001 - 6,000,000	5	27,024,904	6.5	5,404,981	5,746,025	74.1	1.22		94.1	6.161
6,000,001 - 8,000,000	6	42,199,335	10.2	7,033,223	8,000,000	75.4	1.28		97.0	5.878
8,000,001 - 10,000,000	5	43,429,289	10.5	8,685,858	9,079,289	73.9	1.24		91.6	5.812
10,000,001 - 15,000,000	5	61,720,230	14.9	12,344,046	15,000,000	65.3	1.59		95.8	6.005
15,000,001 - 20,000,000	1	15,300,000	3.7	15,300,000	15,300,000	76.5	1.24		90.5	5.890
20,000,001 - 25,000,000	2	47,490,000	11.5	23,745,000	24,190,000	69.3	1.20		92.1	5.901
25,000,001 - 50,000,000	2	59,561,000	14.4	29,780,500	32,760,000	57.4	1.75		94.4	6.077
75,000,001 - 100,000,000	1	84,730,000	20.5	84,730,000	84,730,000	70.8	1.20		98.4	6.210
Total/Avg/Wtd Avg:	39	$414,294,469	100.0%	$10,622,935	$84,730,000	69.5%	1.36	x	95.1%	6.026%

Average Cut-off Date Principal Balance: $10,622,935

Annex A-4-6

U/W NCF DSCR
(Loan Group No. 2)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
1.20 - 1.29	31	$338,989,302	81.8%	$10,935,139	$84,730,000	72.9%	1.21	x	95.0%	6.057%
1.30 - 1.39	4	16,774,167	4.0	4,193,542	8,575,000	73.3	1.31		93.6	5.831
1.50 - 1.59	1	8,000,000	1.9	8,000,000	8,000,000	73.7	1.52		97.8	5.890
1.60 - 1.69	1	12,100,000	2.9	12,100,000	12,100,000	63.7	1.67		94.5	5.900
2.00 >=	2	38,431,000	9.3	19,215,500	26,801,000	39.6	2.50		95.4	5.903
Total/Avg/Wtd Avg:	39	$414,294,469	100.0%	$10,622,935	$84,730,000	69.5%	1.36	x	95.1%	6.026%

Weighted Average U/W NCF DSCR: 1.36x.

Annex A-4-7

Occupancy Rates(1)
(Loan Group No. 2)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
85.1 - 90.0	7	$54,222,982	13.1%	$7,746,140	$24,190,000	67.8%	1.22	x	88.5%	6.036%
90.1 - 95.0	13	118,686,260	28.6	9,129,712	32,760,000	68.1	1.41		93.0	5.933
95.1 >=	29	241,385,227	58.3	8,323,629	84,730,000	70.6	1.36		97.5	6.069
Total/Avg/Wtd Avg:	49	$414,294,469	100.0%	$8,454,989	$84,730,000	69.5%	1.36	x	95.1%	6.026%

Weighted average occupancy rate: 95.1%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-8

Remaining Amortization Terms
(Loan Group No. 2)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(3)
Interest Only(2)	10	$235,951,000	57.0%	$23,595,100	$84,730,000	65.4%	1.45	x	95.4%	6.132%	0
289 - 300	3	13,926,579	3.4	4,642,193	6,471,583	78.1	1.23		98.1	5.947	299
313 - 324	1	2,544,243	0.6	2,544,243	2,544,243	72.7	1.26		91.7	6.140	322
349 - 360	25	161,872,647	39.1	6,474,906	23,300,000	74.7	1.23		94.3	5.876	359
Total/Avg/Wtd Avg:	39	$414,294,469	100.0%	$10,622,935	$84,730,000	69.5%	1.36	x	95.1%	6.026%	354

Weighted Average Remaining Amortization Term: 354 months.(3)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-4-9

Mortgage Rates
(Loan Group No. 2)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
5.501 - 5.750	6	$63,600,000	15.4%	$10,600,000	$23,300,000	74.1%	1.22	x	93.6%	5.596%
5.751 - 6.000	16	135,256,979	32.6	8,453,561	26,801,000	64.2	1.64		94.7	5.902
6.001 - 6.250	11	181,857,794	43.9	16,532,527	84,730,000	70.8	1.21		95.5	6.183
6.251 - 6.500	3	18,527,330	4.5	6,175,777	15,000,000	74.4	1.25		96.1	6.335
6.501 - 6.750	3	15,052,366	3.6	5,017,455	5,746,025	76.5	1.21		97.8	6.678
Total/Avg/Wtd Avg:	39	$414,294,469	100.0%	$10,622,935	$84,730,000	69.5%	1.36	x	95.1%	6.026%

Weighted Average Mortgage Rate: 6.026%

Annex A-4-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
35.1 - 40.0	1	$11,630,000	2.8%	$11,630,000	$11,630,000	36.5%	2.67	x	93.6%	5.875%
40.1 - 45.0	2	27,848,330	6.7	13,924,165	26,801,000	41.0	2.38		96.2	5.933
50.1 - 55.0	2	11,346,269	2.7	5,673,134	5,746,025	52.7	1.20		92.6	6.290
55.1 - 60.0	2	10,169,767	2.5	5,084,883	7,625,523	58.4	1.22		94.6	5.968
60.1 - 65.0	7	69,017,698	16.7	9,859,671	24,190,000	62.0	1.30		92.8	5.981
65.1 - 70.0	15	77,012,175	18.6	5,134,145	10,700,000	67.6	1.23		93.8	5.871
70.1 - 75.0	8	186,530,230	45.0	23,316,279	84,730,000	71.6	1.22		96.8	6.109
75.1 - 80.0	1	15,300,000	3.7	15,300,000	15,300,000	76.5	1.24		90.5	5.890
80.1 - 85.0	1	5,440,000	1.3	5,440,000	5,440,000	81.3	1.23		98.8	6.695
Total/Avg/Wtd Avg:	39	$414,294,469	100.0%	$10,622,935	$84,730,000	65.7%	1.36	x	95.1%	6.026%

Weighted Average Maturity Date LTV Ratio: 65.7%

Annex A-4-11

Properties by State(1)
(Loan Group No. 2)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
VA	2	$117,490,000	28.4%
TX	10	107,241,268	25.9
NC	20	64,981,992	15.7
MD	1	24,190,000	5.8
FL	2	18,984,793	4.6
CA	1	15,000,000	3.6
IN	1	12,100,000	2.9
AL	1	11,630,000	2.8
OH	4	9,874,161	2.4
MI	1	8,300,000	2.0
AR	1	8,000,000	1.9
GA	2	7,060,328	1.7
NJ	1	5,440,000	1.3
IL	1	2,954,597	0.7
WA	1	1,047,330	0.3
Total:	49	$414,294,469	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-12

ANNEX A-5

CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4

                                                                                       REMAINING
                                                                        ORIGINAL     INTEREST-ONLY
 CONTROL   FOOTNOTE                                                  INTEREST-ONLY      PERIOD           AMORTIZATION
   NO.        NO.                    PROPERTY NAME                   PERIOD (MOS.)      (MOS.)               TYPE
----------------------------------------------------------------------------------------------------------------------

       1     (1)      One Federal Street                                       120             120    Interest-Only
                                                                                                      Interest-Only,
       2     (2)      One New York Plaza                                        36              33    Balloon
       3              215 Fremont Street                                       120             119    Interest-Only
       4              Chatsworth Park Apartments                                60              59    Interest-Only
                                                                                                      Interest-Only,
       5     (3)      70 Hudson Street                                          36              34    Balloon
                                                                                                      Interest-Only,
       6              44 Wall Street                                            60              58    Balloon
                                                                                                      Interest-Only,
       7     (4)      Canyon Park Technology Center                             24              22    Balloon
       8              Rivergate Plaza                                          120             120    Interest-Only
                                                                                                      Interest-Only,
       9     (5)      Courtyard Marriott Fifth Avenue                           60              59    Balloon
      10     (6)      Green Valley Portfolio                                   120             120    Interest-Only
      11              Belmont at Cowan Place                                    60              59    Interest-Only
      12     (7)      AMLI of North Dallas                                      60              59    Interest-Only
      13     (8)      888 Seventh Avenue                                       120             115    Interest-Only
      14              Ashton Woods Apartments                                   60              59    Interest-Only
      15              Two Penn Center                                           60              60    Interest-Only
                                                                                                      Interest-Only,
      16              Pavilion Apartments                                       60              58    Balloon
                                                                                                      Interest-Only,
      17              Lock Building                                             24              24    Balloon
      18              Oxford Court Business Center                               0               0    Balloon
                                                                                                      Interest-Only,
      19              Southridge Plaza                                          36              34    Balloon
                                                                                                      Interest-Only,
      20              Seven Corners                                             60              47    Balloon
      21              Grove at Landmark                                         60              59    Interest-Only
                                                                                                      Interest-Only,
      22              Covington Plaza                                           24              24    Balloon
      23              La Pacifica Apartments                                    60              58    Interest-Only
                                                                                                      Interest-Only,
      24              1300 Spring Street                                        60              57    Balloon
      25              Royal Beverly Glen                                       120             120    Interest-Only
                      Holiday Inn Express Hotel & Suites King of                                      Interest-Only,
      26     (9)      Prussia                                                   24              24    Balloon
                                                                                                      Interest-Only,
      27     (10)     Wilmington Portfolio                                      24              24    Balloon
      28     (11)     Fountains of Miramar                                     120             120    Interest-Only
      29              Palm Lake Apartments                                       0               0    Balloon
      30              Indian Springs Apartments                                120             118    Interest-Only
                                                                                                      Interest-Only,
      31              NBSC Building                                             60              58    Balloon
                                                                                                      Interest-Only,
      32     (12)     Countryview MHC                                           36              30    Balloon
      33     (13)     Sturbridge Commons                                        60              59    Interest-Only
                                                                                                      Interest-Only,
      34              Stetson Place                                             36              30    Balloon
                                                                                                      Interest-Only,
      35              McCallum Crossing                                         60              55    Balloon
                                                                                                      Interest-Only,
      36     (14)     Glenlake Professional Offices                             18              16    Balloon
                                                                                                      Interest-Only,
      37              Quail Heights Plaza                                       36              35    Balloon
      38              Smith Portfolio - A - Statesville                          0               0    Balloon
                                                                                                      Interest-Only,
      39              McCallum Meadows                                          60              55    Balloon
      40              2802 Bloomington Road                                    120             117    Interest-Only
                                                                                                      Interest-Only,
      41              McCallum Glen                                             60              55    Balloon
                                                                                                      Interest-Only,
      42              The Pointe Apartments                                     60              58    Balloon
                                                                                                      Interest-Only,
      43              Tiffany Woods Apartments                                  17              15    Balloon
      44              Mountain View Villa Apartments                           120             118    Interest-Only
      45              Smith Portfolio - A - Conover                              0               0    Balloon
      46              Hampton Inn - Martinsburg                                  0               0    Balloon
                                                                                                      Interest-Only,
      47              The Corporate Center                                      12              10    Balloon
      48              70 Reems Creek                                           120             117    Interest-Only
      49     (25)     Dr.'s Medical Plaza                                      121             121    Interest-Only
                                                                                                      Interest-Only,
      50              Smithfield Plaza Shopping Center                          36              35    Balloon
                                                                                                      Interest-Only,
      51              Lakeridge                                                 60              58    Balloon
      52     (15)     Clarksburg Highlands                                     120             119    Interest-Only
      53              Town & Country Plaza                                      84              83    Interest-Only
      54              New York Life Building                                     0               0    Balloon
      55              San Marco Village Apts                                     0               0    Balloon
      56              Santa Monica Auto Center                                   0               0    Balloon
      57     (16)     Smith Portfolio - A - Graham                               0               0    Balloon
      58              4349 Avery Drive                                         120             117    Interest-Only
      59     (17)     Smith Portfolio - B - Gibsonville/Burlington               0               0    Balloon
                                                                                                      Interest-Only,
      60              Sunset Ridge Professional Park                            12              10    Balloon
      61              Shiloh Village Apartments                                  0               0    Balloon
      62              Walgreens - Roselle                                      120             118    Interest-Only
      63     (18)     Rite Aid - Church Street                                   0               0    Fully Amortizing
      64              Butterfield Corners                                        0               0    Balloon
                                                                                                      Interest-Only,
      65              15991 Red Hill                                            24              22    Balloon
      66              Smith Portfolio - B - Ashboro                              0               0    Balloon
                                                                                                      Interest-Only,
      67              SLO Self Storage                                          60              60    Balloon
      68              CVS - Maynard                                            120             118    Interest-Only
      69     (19)     Pinewood Estates                                         120             120    Interest-Only
      70              100 Rockwell Drive                                       120             117    Interest-Only
      71              Arizona Self Storage                                     120             120    Interest-Only
      72     (26)     1543 Shatto                                              121             121    Interest-Only
      73              Clock Tower Mall                                           0               0    Balloon
      74     (20)     Smith Portfolio - B - Burlington II                        0               0    Balloon
                                                                                                      Interest-Only,
      75              Courts of McCallum                                        60              55    Balloon
      76              101 Reliance Road                                        120             117    Interest-Only
      77              Walgreens - Saraland                                     120             118    Interest-Only
                                                                                                      Interest-Only,
      78              Sangaree Plaza                                            36              35    Balloon
      79     (27)     Nukoa Plaza                                                1               1    Balloon
      80              Walgreens - Crest Hill                                   120             117    Interest-Only
      81              K-Mart Port Charlotte                                      0               0    Balloon
                                                                                                      Interest-Only,
      82              Perimeter Square                                          36              36    Balloon
      83              Walgreens - Antioch                                      120             117    Interest-Only
                                                                                                      Interest-Only,
      84              Prairie Retail Plaza                                      60              60    Balloon
                                                                                                      Interest-Only,
      85              Tri-County Bi-Lo                                          36              35    Balloon
      86              Manhattan Place                                            0               0    Balloon
      87              Hazel Dell Corner                                          0               0    Balloon
                                                                                                      Interest-Only,
      88     (21)     Holiday Inn Express Frazer-Malvern                        24              24    Balloon
      89              Walgreens - Decatur                                      120             120    Interest-Only
      90              Holiday Inn Express - Knoxville Airport                    0               0    Balloon
      91              Kennerly Place Shopping Center                             0               0    Balloon
      92              CVS - Waynesville                                        120             117    Interest-Only
                                                                                                      Interest-Only,
      93              Affordable Self Storage                                   36              32    Balloon
      94              Crystal Valley Mobile Home Park                            0               0    Balloon
                                                                                                      Interest-Only,
      95              Berkley Center                                            36              34    Balloon
                                                                                                      Interest-Only,
      96              Tallgrass Shopping Center                                 24              24    Balloon
      97              Country Inn & Suites - Tuscaloosa                          0               0    Balloon
      98              First Colony Self Storage                                  0               0    Balloon
      99              Toys R Us Center                                           0               0    Balloon
     100              Walgreens - Long Beach                                   120             120    Interest-Only
     101              1541 Wilshire                                            120             120    Interest-Only
     102              Wallace Pointe                                             0               0    Balloon
     103     (22)     Smith Portfolio - B - Burlington I                         0               0    Balloon
     104              Arvada Square Shopping Center                              0               0    Balloon
     105              Walgreens - Bossier                                      120             120    Interest-Only
     106              Black Canyon Business Center                               0               0    Balloon
                                                                                                      Interest-Only,
     107              Western Center Retail Plaza                               24              22    Balloon
                                                                                                      Interest-Only,
     108              Rossford Hills Apartments                                 36              34    Balloon
     109              Redlands Dynasty Suites                                    0               0    Balloon
     110              Northwood Apartments                                       0               0    Balloon
                                                                                                      Interest-Only,
     111              TJ Maxx - Branson                                         60              59    Balloon
     112              Staples and Social Security                                0               0    Balloon
     113              Smith Portfolio - B - Mocksville                           0               0    Balloon
     114              Parkway Kirby                                              0               0    Balloon
     115              Colony South Apartments                                    0               0    Balloon
     116              Franklin & Halsted Portfolio                               0               0    Balloon
                                                                                                      Interest-Only,
     117              Chambers Point Shopping Center                            24              23    Balloon
     118              Virginia Commons                                           0               0    Balloon
     119              Rite Place Storage                                         0               0    Balloon
     120     (23)     Smith Portfolio - A - Elon                                 0               0    Balloon
     121              465 Boulevard                                              0               0    Balloon
     122              Ronkonkoma Blue Island & Central Portfolio                 0               0    Balloon
                                                                                                      Interest-Only,
     123              Aloha Self Storage                                        24              22    Balloon
     124              Merrill Square Apartments                                  0               0    Balloon
     125              Wichita & Anaheim Portfolio                                0               0    Balloon
     126              Countryside Acres Apartments                               0               0    Balloon
                                                                                                      Interest-Only,
     127              Enon Self Storage                                         12              11    Balloon
     128              Adrian Shopping Center                                     0               0    Balloon
     129              Colonial Shoppes Shopping Center                           0               0    Balloon
     130              Walgreens - Jacksonville                                 120             119    Interest-Only
     131              Plant One                                                  0               0    Balloon
     132              35 & Cicero Portfolio                                      0               0    Balloon
                                                                                                      Interest-Only,
     133              Georgetown Self Storage                                   36              34    Balloon
     134              Bellflower Apartments                                      0               0    Balloon
                                                                                                      Interest-Only,
     135              Quaker Village Shopping Center                            24              21    Balloon
                                                                                                      Interest-Only,
     136              River Ridge Apartments                                    36              34    Balloon
     137              Tift Crossing & Tift Pavilion                              0               0    Balloon
                                                                                                      Interest-Only,
     138              Always Storage III                                        24              21    Balloon
                                                                                                      Interest-Only,
     139              Midwood Self Storage                                      24              24    Balloon
                                                                                                      Interest-Only,
     140              Foothill Green Shopping Center                            24              23    Balloon
     141              3-5 Central Square                                         0               0    Balloon
     142              Family Dollar - 115th Street                               0               0    Balloon
     143     (24)     IHOP - Nashville                                           0               0    Balloon
     144              Interstate & Oakton Portfolio                              0               0    Balloon
     145              37th and Mt. Vernon Apartments                             0               0    Balloon

                                                                       ORIGINAL      REMAINING
 CONTROL      ANTICIPATED     MATURITY     MORTGAGE   AMORTIZATION    SEASONING       TERM TO
   NO.      REPAYMENT DATE      DATE        RATE(%)   TERM (MOS.)       (MOS.)    MATURITY (MOS.)
-------------------------------------------------------------------------------------------------

       1              N/A     6/11/2016    5.544908              0            0              120
       2              N/A      3/6/2016    5.499500            300            3              117
       3              N/A     5/11/2016    6.070000              0            1              119
       4              N/A     5/11/2011    6.210000              0            1               59
       5              N/A     4/11/2016    5.578500            360            2              118
       6              N/A     4/11/2016    5.872500            360            2              118
       7              N/A     4/11/2016    5.680000            360            2              118
       8              N/A     6/11/2016    6.485000              0            0              120
       9              N/A     5/11/2016    6.480000            360            1              119
      10              N/A     6/11/2016    6.975000              0            0              120
      11              N/A     5/11/2011    6.210000              0            1               59
      12              N/A     5/11/2011    5.915000              0            1               59
      13              N/A     1/11/2016    5.705000              0            5              115
      14              N/A     5/11/2011    6.210000              0            1               59
      15              N/A     6/11/2011    6.495000              0            0               60
      16              N/A     4/11/2016    5.580000            360            2              118
      17              N/A     6/11/2016    6.350000            360            0              120
      18              N/A     6/11/2016    6.470000            360            0              120
      19              N/A     4/11/2016    5.930000            360            2              118
      20              N/A     5/11/2020    6.002500            360           13              167
      21              N/A     5/11/2011    5.890000              0            1               59
      22              N/A     6/11/2016    6.410000            360            0              120
      23              N/A     4/11/2011    6.340000              0            2               58
      24              N/A     3/11/2016    5.870000            360            3              117
      25              N/A     6/11/2016    6.357000              0            0              120
      26              N/A     6/11/2016    6.330000            300            0              120
      27              N/A     6/11/2016    6.330000            300            0              120
      28              N/A     6/11/2016    6.418500              0            0              120
      29              N/A     5/11/2010    6.160000            360            1               47
      30              N/A     4/11/2016    5.900000              0            2              118
      31              N/A     4/11/2016    6.180000            360            2              118
      32              N/A    12/11/2012    5.660000            360            6               78
      33              N/A     5/11/2011    5.875000              0            1               59
      34              N/A    12/11/2015    5.610000            360            6              114
      35              N/A     1/11/2016    5.620000            360            5              115
      36              N/A     4/11/2016    6.260000            360            2              118
      37              N/A     5/11/2016    6.000000            360            1              119
      38              N/A     5/11/2016    5.910000            360            1              119
      39              N/A     1/11/2016    5.620000            360            5              115
      40              N/A     3/11/2016    5.710000              0            3              117
      41              N/A     1/11/2016    5.620000            360            5              115
      42              N/A     4/11/2016    5.890000            360            2              118
      43              N/A     4/11/2016    6.030000            360            2              118
      44              N/A     4/11/2016    5.890000              0            2              118
      45              N/A     5/11/2016    5.910000            360            1              119
      46              N/A     5/11/2016    6.130000            300            1              119
      47              N/A     4/11/2016    6.010000            360            2              118
      48              N/A     3/11/2016    5.710000              0            3              117
      49              N/A     7/11/2016    6.347000              0            0              121
      50              N/A     5/11/2016    6.190000            360            1              119
      51              N/A     4/11/2016    5.580000            360            2              118
      52              N/A     5/11/2016    5.860000              0            1              119
      53              N/A     5/11/2013    6.270000              0            1               83
      54              N/A     5/11/2016    6.070000            360            1              119
      55              N/A     5/11/2016    6.080000            360            1              119
      56              N/A     6/11/2016    6.440000            300            0              120
      57              N/A     5/11/2016    5.910000            300            1              119
      58              N/A     3/11/2016    5.710000              0            3              117
      59              N/A     5/11/2016    5.910000            300            1              119
      60              N/A     4/11/2011    6.100000            360            2               58
      61              N/A     5/11/2021    6.660000            360            1              179
      62              N/A     4/11/2016    5.850000              0            2              118
      63              N/A      8/5/2019    8.450000            240           82              158
      64              N/A     4/11/2016    6.250000            360            2              118
      65              N/A     4/11/2016    6.000000            360            2              118
      66              N/A     5/11/2016    5.910000            360            1              119
      67              N/A     6/11/2016    6.420000            360            0              120
      68              N/A     4/11/2016    5.550000              0            2              118
      69              N/A     6/11/2016    6.695000              0            0              120
      70              N/A     3/11/2016    5.710000              0            3              117
      71              N/A     6/11/2016    7.100000              0            0              120
      72              N/A     7/11/2016    6.357000              0            0              121
      73              N/A     5/11/2016    6.180000            360            1              119
      74              N/A     5/11/2016    5.910000            360            1              119
      75              N/A     1/11/2016    5.560000            360            5              115
      76              N/A     3/11/2016    5.710000              0            3              117
      77              N/A     4/11/2016    5.580000              0            2              118
      78              N/A     5/11/2016    6.010000            360            1              119
      79              N/A     7/11/2016    6.220000            360            0              121
      80              N/A     3/11/2016    5.550000              0            3              117
      81              N/A    12/11/2015    6.540000            300            0              114
      82              N/A     6/11/2016    6.380000            360            0              120
      83              N/A     3/11/2016    5.750000              0            3              117
      84              N/A     6/11/2016    5.930000            360            0              120
      85              N/A     5/11/2016    6.010000            360            1              119
      86              N/A     4/11/2016    6.130000            360            2              118
      87              N/A     4/11/2016    5.880000            360            2              118
      88              N/A     6/11/2016    6.330000            300            0              120
      89              N/A     6/11/2016    5.970000              0            0              120
      90              N/A     5/11/2016    6.090000            300            1              119
      91              N/A     3/11/2016    5.850000            360            3              117
      92              N/A     3/11/2016    5.550000              0            3              117
      93              N/A     2/11/2016    5.920000            360            4              116
      94              N/A     5/11/2016    6.680000            360            1              119
      95              N/A     4/11/2016    5.960000            360            2              118
      96              N/A     6/11/2016    6.230000            360            0              120
      97              N/A     6/11/2016    6.280000            300            0              120
      98              N/A     5/11/2011    5.970000            360            1               59
      99              N/A     4/11/2016    6.120000            300            2              118
     100              N/A     6/11/2016    5.830000              0            0              120
     101              N/A     6/11/2016    6.357000              0            0              120
     102              N/A     4/11/2016    5.930000            360            2              118
     103              N/A     5/11/2016    5.910000            360            1              119
     104              N/A     6/11/2016    6.290000            360            0              120
     105              N/A     6/11/2016    6.090000              0            0              120
     106              N/A     4/11/2016    6.060000            360            2              118
     107              N/A     4/11/2016    6.030000            300            2              118
     108              N/A     4/11/2016    6.080000            360            2              118
     109              N/A     4/11/2016    6.040000            300            2              118
     110              N/A     4/11/2016    5.880000            360            2              118
     111              N/A     5/11/2016    5.780000            360            1              119
     112              N/A     5/11/2016    6.170000            360            1              119
     113              N/A     5/11/2016    5.910000            360            1              119
     114              N/A     5/11/2016    5.910000            360            1              119
     115              N/A     4/11/2016    6.010000            360            2              118
     116              N/A     5/11/2016    5.605000            300            1              119
     117              N/A     5/11/2016    5.910000            360            1              119
     118              N/A     5/11/2016    6.390000            360            1              119
     119              N/A     5/11/2016    6.120000            360            1              119
     120              N/A     5/11/2016    5.910000            360            1              119
     121              N/A     4/11/2016    5.940000            360            2              118
     122              N/A     5/11/2016    5.605000            300            1              119
     123              N/A     4/11/2016    5.810000            360            2              118
     124              N/A     4/11/2016    6.140000            324            2              118
     125              N/A     5/11/2016    5.605000            300            1              119
     126              N/A     6/11/2016    6.280000            360            0              120
     127              N/A     5/11/2016    6.270000            360            1              119
     128              N/A     5/11/2016    6.250000            360            1              119
     129              N/A     5/11/2016    6.020000            360            1              119
     130              N/A     5/11/2016    6.750000              0            1              119
     131              N/A     5/11/2016    6.010000            360            1              119
     132              N/A     5/11/2016    5.605000            300            1              119
     133              N/A     4/11/2016    6.340000            360            2              118
     134              N/A     3/11/2016    6.020000            360            3              117
     135              N/A     3/11/2016    5.600000            360            3              117
     136              N/A     4/11/2016    6.060000            360            2              118
     137              N/A     5/11/2016    6.440000            360            1              119
     138              N/A     3/11/2011    6.160000            360            3               57
     139              N/A     6/11/2016    5.750000            360            0              120
     140              N/A     5/11/2016    6.030000            360            1              119
     141              N/A     5/11/2016    6.540000            360            1              119
     142              N/A     4/11/2016    5.860000            300            2              118
     143              N/A     6/11/2016    6.120000            300            0              120
     144              N/A     5/11/2016    5.605000            300            1              119
     145              N/A     4/11/2016    6.400000            300            2              118

               REMAINING           U/W       CUT-OFF      SCHEDULED
 CONTROL   LOCKOUT/DEFEASANCE      NCF         DATE       MATURITY/
   NO.       PERIOD (MOS.)       DSCR (X)     LTV (%)    ARD LTV (%)
--------------------------------------------------------------------

       1                 117       1.94        49.0            49.0
       2                 114       1.39        50.0            42.4
       3                 116       1.21        73.6            73.6
       4                  11       1.20        70.8            70.8
       5                 115       2.28        46.9            42.1
       6                 115       1.12        78.1            73.0
       7                 118       1.24        74.7            65.7
       8                  48       1.20        78.0            78.0
       9                 116       1.30        70.6            66.5
      10                 117       1.10        82.9            79.5
      11                  11       1.20        70.9            70.9
      12                  59       2.42        40.9            40.9
      13                 111       1.10        74.1            74.1
      14                  11       1.20        61.2            61.2
      15                  24       2.54        36.8            36.8
      16                 115       1.20        77.7            72.3
      17                  25       1.20        79.1            70.7
      18                 120       1.30        78.1            67.1
      19                 115       1.20        73.4            66.2
      20                  12       1.24        67.5            57.2
      21                  58       1.24        76.5            76.5
      22                 120       1.20        76.5            68.4
      23                  55       1.24        74.8            74.8
      24                  25       1.30        68.8            64.3
      25                 117       1.45        71.6            71.6
      26                 117       1.35        66.4            55.7
      27                 117       1.35        61.8            51.8
      28                  48       2.46        37.2            37.2
      29                  47       1.25        74.5            70.9
      30                  46       1.67        63.7            63.7
      31                 115       1.15        77.4            72.6
      32                  74       1.20        77.0            72.8
      33                  58       2.67        36.5            36.5
      34                 114       1.26        64.7            58.0
      35                 112       1.20        74.4            69.2
      36                 116       1.20        78.5            69.3
      37                 119       1.23        76.1            68.8
      38                 119       1.20        71.5            60.5
      39                 112       1.20        70.2            65.3
      40                   0       1.27        83.9            83.9
      41                 112       1.31        69.1            64.3
      42                 115       1.23        79.9            74.7
      43                 115       1.27        79.4            69.6
      44                 115       1.52        73.7            73.7
      45                 119       1.20        68.6            58.1
      46                 119       1.25        72.3            56.3
      47                 117       1.21        79.5            69.0
      48                   0       1.27        84.0            84.0
      49                 118       1.44        77.8            77.8
      50                 119       1.20        78.9            71.6
      51                 115       1.25        72.2            67.1
      52                 116       1.25        75.7            66.9
      53                  83       1.45        70.1            70.1
      54                 119       1.23        74.3            63.2
      55                 116       1.20        79.7            67.8
      56                 119       1.20        61.6            48.4
      57                 119       1.24        79.9            61.8
      58                   0       1.26        84.0            84.0
      59                 119       1.21        79.9            61.8
      60                  34       1.24        75.1            71.4
      61                 179       1.20        68.8            51.9
      62                   0       1.20        83.2            83.2
      63                 158       1.01        57.5             0.0
      64                 118       1.29        71.9            61.6
      65                 115       1.26        61.4            54.4
      66                 119       1.20        63.1            53.5
      67                 117       1.50        64.4            60.6
      68                   0       1.21        88.8            88.8
      69                 117       1.23        85.0            81.3
      70                   0       1.26        83.9            83.9
      71                  25       1.23        74.8            74.8
      72                 118       1.42        75.4            75.4
      73                 119       1.51        61.1            52.2
      74                 119       1.20        79.4            67.3
      75                 112       1.25        75.1            69.8
      76                   0       1.26        84.9            84.9
      77                   0       1.21        87.0            87.0
      78                 119       1.20        78.1            70.6
      79                 119       1.82        54.9            46.9
      80                   0       1.20        84.5            84.5
      81                 112       1.25        64.6            51.8
      82                 120       1.24        76.3            69.4
      83                   0       1.20        85.1            85.1
      84                 120       1.24        70.5            65.9
      85                 119       1.21        77.1            69.7
      86                 115       1.55        74.0            63.1
      87                 118       1.29        70.7            59.9
      88                 117       1.91        56.5            47.4
      89                   0       1.20        81.7            81.7
      90                 119       1.40        68.9            53.6
      91                 116       1.35        74.6            63.1
      92                   0       1.22        89.9            89.9
      93                  25       1.22        79.0            71.3
      94                  83       1.20        75.8            65.6
      95                 118       1.21        79.7            71.9
      96                 119       1.26        79.2            70.5
      97                 117       1.66        61.7            48.2
      98                  53       1.25        58.2            54.5
      99                 115       1.31        70.5            55.0
     100                   0       1.20        83.7            83.7
     101                 117       1.45        63.2            63.2
     102                 115       1.24        74.9            63.5
     103                 119       1.30        79.9            67.7
     104                 120       1.22        70.8            60.5
     105                 118       1.20        77.8            77.8
     106                 118       1.22        74.3            63.3
     107                 118       1.20        68.0            56.6
     108                 115       1.20        73.3            66.4
     109                 118       1.55        69.0            53.6
     110                 117       1.29        79.8            67.6
     111                 119       1.23        79.7            74.4
     112                 119       1.21        75.5            64.5
     113                 119       1.20        77.1            65.3
     114                 116       1.30        77.5            65.6
     115                 118       1.22        78.4            66.6
     116                 116       1.20        75.2            57.6
     117                 118       1.33        62.2            55.0
     118                 118       1.41        69.1            59.3
     119                 119       1.40        76.7            65.3
     120                 119       1.20        78.9            66.8
     121                 118       1.23        55.3            46.9
     122                 116       1.26        67.3            51.5
     123                 118       1.36        71.2            62.9
     124                 117       1.26        72.7            59.1
     125                 116       1.20        76.8            58.8
     126                 120       1.34        80.0            68.4
     127                 119       1.24        73.8            64.5
     128                 119       1.29        74.6            63.8
     129                 118       1.29        73.2            62.2
     130                 116       1.55        56.4            56.4
     131                 119       1.21        71.8            61.0
     132                 116       1.20        72.9            55.8
     133                  25       1.22        80.0            72.8
     134                 114       1.33        71.5            60.8
     135                 116       1.81        47.7            41.9
     136                 115       1.20        79.2            71.6
     137                 118       1.22        79.9            68.7
     138                  51       1.22        71.4            68.9
     139                 120       1.29        77.4            68.2
     140                 118       1.33        51.7            45.9
     141                 113       1.24        65.2            56.2
     142                 115       1.19        73.9            57.1
     143                 117       1.20        69.8            50.5
     144                 116       1.20        75.1            57.4
     145                 115       1.26        55.4            43.6

Annex A5 Footnotes

(1) One Federal Street	U/W Net Operating Income and U/W Net Operating Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the One Federal Street Mortgaged Property are projected to be $34,542,830 and $32,524,907 respectively, based on assumed mark-to-market rent adjustment, Bingham McCutchen LLP taking occupancy of Fidelity's space, and certain other lease-up assumptions.

U/W NCF DSCR is calculated based on the in-place U/W Net Cash Flow. Based on the projected U/W Net Cash Flow for the One Federal Street Mortgaged Property the U/W NCF DSCR would be 2.21x.

(2) One New York Plaza	U/W Net Operating Income and U/W Net Operating Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the One New York Plaza Mortgaged Property are projected to be $55,432,614 and $51,894,197 respectively, based on assumed mark-to-market rent adjustment and certain other lease-up assumptions.

U/W NCF DSCR is based on the in-place U/W Net Cash Flow. The U/W NCF DSCR is based on a loan amount of $400,000,000, including the $200,000,000 One New York Plaza Mortgage Loan, and the $200,000,000 One New York Plaza Non-Trust Loan Component. Based on the projected U/W Net Cash Flow, the U/W NCF DSCR would be 1.76x.

Cut-off Date LTV is based on a loan amount of $400,000,000, including the $200,000,000 One New York Plaza Mortgage Loan, and the $200,000,000 One New York Plaza Non-Trust Loan Component.

(3) 70 Hudson Street	The 70 Hudson Street Mortgage Loan is evidenced by two loan portions that are referred to in this prospectus supplement the 70 Hudson Street Pooled Portion and the 70 Hudson Street Non-Pooled Portion. The cut-off date principal balance is based on the 70 Hudson Street Pooled Portion only. The cut-off date principal balance of the 70 Hudson Street Mortgage Loan (including the 70 Hudson Street Pooled Portion and the 70 Hudson Non-Pooled Portion) is $124,000,000.

U/W DSCR Is calculated taking into account the 70 Hudson Street Pooled Portion (excluding the 70 Hudson Street Non-Pooled Portion). The U/W DSCR based on in-place U/W Net Cash Flow, taking into account the entire 70 Hudson Street Mortgage Loan, would be 1.36x (including the Pooled and Non-Pooled Portions of the 70 Hudson Street Mortgage Loan).

The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio are based on the 70 Hudson Street Pooled Portion

Annex A5 Footnotes  — continued

(excluding the 70 Hudson Street Non-Pooled Portion). The Cut-off Date LTV Ratio based on the entire 70 Hudson Street Mortgage Loan would be 77.5% (including the Pooled and Non-Pooled Portions of the 70 Hudson Street Mortgage Loan).

(4)	Canyon Park Technology Center	Tenant 1 – Convergys Corporation has indicated to the Canyon Park Borrower that it will reduce the demised premises by 11,597 square feet by the end of 2006, as permitted under its lease. Income on such lease was underwritten on 94,213 square feet, which is net of the 11,597 square feet Convergys Corporation has indicated will be reduced.

Occupancy Percentage for the Canyon Park Mortgaged Property includes the 11,597 square feet of space that Convergys Corporation has indicated it will be reducing from its current lease by the end of 2006.

(5)	Courtyard Marriott Fifth Avenue	Average Occupancy, average daily rate and revenue per available room for the Courtyard Marriott Fifth Avenue reflect the weighted average for the full year ending 3/24/2006.

The U/W NOI and U/W NCF reflect in-place U/W Net Operating Income and in-place U/W Net Cash Flow. The U/W Net Operating Income and in-place U/W Net Cash Flow were calculated based on an average daily rate, and revenue per available room based on the 2006 budget, and an average occupancy capped at 85.9% per competitive market comparables conducted in the appraisal.

(6) Green Valley Portfolio	The Green Valley Portfolio Borrowers are required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the July 2012 payment date and continuing until maturity, in the approximate amount of $29,078.32, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Maturity Date Balance and Maturity Date LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in July 2012 through the maturity date. U/W NCF DSCR is calculated based on interest only payments.

U/W Net Cash Flow and U/W NCF DSCR include income from 41 community-owned pads and one dealer lot master leased by the Green Valley Portfolio Borrowers, which leases

Annex A5 Footnotes  — continued

are for a term ending on the earlier of (a) actual lot occupancy, and (b) full repayment of the loan, and are guaranteed by the principal.

(7) AMLI of North Dallas	The AMLI of North Dallas Mortgage Loan is evidenced by two loan portions that are referred to in this prospectus supplement the AMLI of North Dallas Pooled Portion and the AMLI of North Dallas Non-Pooled Portion. The cut-off date principal balance is based on the AMLI of North Dallas Pooled Portion only. The AMLI of North Dallas Mortgage Loan (including the AMLI of North Dallas Pooled Portion and the AMLI of North Dallas Non-Pooled Portion) is $52,388,000.

U/W DSCR is calculated taking into account the AMLI of North Dallas Pooled Portion (excluding the AMLI of North Dallas Non-Pooled Portion). The U/W DSCR based on in-place U/W Net Cash Flow taking into account the entire AMLI of North Dallas Mortgage Loan would be 1.20x (including the Pooled and Non-Pooled Portion of the AMLI of North Dallas Mortgage Loan).

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the AMLI of North Dallas Pooled Portion (excluding the AMLI of North Dallas Non-Pooled Portion). The Cut-off Date LTV Ratio based on the entire AMLI of North Dallas Mortgage Loan would be 80.0% (including the Pooled and Non-Pooled Portion of the AMLI of North Dallas Mortgage Loan).

(8) 888 Seventh Avenue	Original Balance and Cut-off Date Balance reflect the 888 Seventh Avenue Mortgage Loan (B-Note). The 888 Seventh Avenue Non-Trust Loans total $291,788,000. The 888 Seventh Avenue Loan Combination totals $318,554,000, of which $26,766,000 comprises the 888 Seventh Avenue Mortgage Loan.

Maturity Date Balance reflects the balance after month 120 of the 888 Seventh Avenue Mortgage Loan. At maturity the 888 Seventh Avenue Loan Combination is expected to have an outstanding principal balance of $318,554,000.

Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the 888 Seventh Avenue Loan Combination.

U/W NCF DSCR is based 888 Seventh Avenue Loan Combination at an interest rate of 5.705%, calculated on an Actual/360 Basis.

The scheduled debt service was calculated by applying the 5.705% coupon to the outstanding principal balance of the 888 Seventh Avenue Loan Combination.

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR include executed leases for five tenants totaling 56,762

Annex A5 Footnotes  — continued

square feet, which tenants are currently building out their spaces, and a dark tenant totaling 18,807 square feet, which space is master leased by the 888 Seventh Avenue Borrower. The 888 Seventh Avenue Mortgaged Property is 99.0% leased and 90.7% occupied.

(9)	Holiday Inn Express Hotel and Suites King of Prussia	As a result of certain limitations imposed on real estate investment trusts in operating hotel properties, the related borrower owns the fee interest in the mortgaged property but leases the operations of the hotel to an affiliate pursuant to an operating lease. U/W Net Cash Flow was determined based on the cash flow from the underlying hotel operations, and not from the rent paid under the operating lease, which rent is less than the U/W Net Cash Flow. The operating lessee is not a borrower on the mortgage loan.

(10)	Wilmington Portfolio	As a result of certain limitations imposed on real estate investment trusts in operating hotel properties, the related borrower owns the fee interest in the mortgaged property but leases the operations of the hotel to an affiliate pursuant to an operating lease. U/W Net Cash Flow was determined based on the cash flow from the underlying hotel operations, and not from the rent paid under the operating lease, which rent is less than the U/W Net Cash Flow. The operating lessee is not a borrower on the mortgage loan.

(11)	Fountains of Miramar	The Fountains of Miramar Mortgage Loan is evidenced by two loan portions that are referred to in this prospectus supplement as the Fountains of Miramar Pooled Portion and the Fountains of Miramar Non-Pooled Portion. The cut-off date principal balance is based on the Fountains of Miramar Pooled Portion only. The Fountains of Miramar Mortgage Loan (including the Fountains of Miramar Pooled Portion and the Fountains of Miramar Non-Pooled Portion) is $24,000,000.

U/W DSCR is calculated taking into account the Fountains of Miramar Pooled Portion (excluding the Fountains of Miramar Non-Pooled Portion). The U/W DSCR based on in-place U/W Net Cash Flow taking into account the entire Fountains of Miramar Mortgage Loan would be 1.39x (including the Pooled and Non-Pooled Portion of the Fountains of Miramar Mortgage Loan).

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Fountains of Miramar Pooled Portion (excluding the Fountains of Miramar Non-Pooled Portion). The Cut-off Date LTV Ratio based on the entire Fountains of Miramar Mortgage Loan would be 72.7% (including the Pooled and Non-Pooled Portion of the Fountains of Miramar Mortgage Loan).

(12) Countryview MHC	U/W Net Cash Flow and U/W NCF DSCR were calculated

Annex A5 Footnotes  — continued

based on potential rent increases at the mortgaged property, which have not yet been implemented, and a stabilized occupancy of 91.8%. A letter of credit in the amount of $2,186,800, representing proceeds allocable to the net cash ﬂow differential between the current net cash ﬂow and the anticipated net cash ﬂow resulting from the scheduled rent increases to occur on March 2007 and 2008, was posted at the closing of the mortgage loan. The letter of credit is required to be released to the related borrower upon certain net cash flow and DSCR requirements on or prior to the payment date in January 2009, as indicated in the mortgage loan documentation. Based on in place net cash flow, the Current U/W NCF DSCR is 1.06x. Additionally, Appraised Value, Original LTV, Current LTV and Maturity Date LTV were calculated based on an ‘‘As-stabilized’’ value as of October 31, 2008. The ‘‘As-is’’ appraised value of $12,900,000 as of October 18, 2005 results in a Current LTV and Original LTV of 92.5% and Maturity Date LTV of 87.5%.

(13) Sturbridge Commons	The Sturbridge Commons Mortgage Loan is evidenced by two loan portions that are referred to in this prospectus supplement as the Sturbridge Commons Pooled Portion and the Sturbridge Commons Non-Pooled Portion. The cut-off date principal balance is based on the Sturbridge Commons Pooled Portion only. The Sturbridge Commons Mortgage Loan (including the Sturbridge Commons Pooled Portion and the Sturbridge Commons Non-Pooled Portion) is $25,350,000.

U/W DSCR is calculated taking into account the Sturbridge Commons Pooled Portion (excluding the Sturbridge Commons Non-Pooled Portion). The U/W DSCR based on in-place U/W Net Cash Flow taking into account the entire Sturbridge Commons Mortgage Loan would be 1.22x (including the Pooled and Non-Pooled Portion of the Sturbridge Commons Mortgage Loan).

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Sturbridge Commons Pooled Portion (excluding the Sturbridge Commons Non-Pooled Portion). The Cut-off Date LTV Ratio based on the entire Sturbridge Commons Mortgage Loan would be 79.5% (including the Pooled and Non-Pooled Portion of the Sturbridge Commons Mortgage Loan).

Annex A5 Footnotes  — continued

(14) Glenlake Professional Offices	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR include an executed ten year lease for 2,062 square feet commencing on August 1, 2006. The tenant has not yet taken occupancy. The amount of $15,000 was escrowed at the closing of the mortgage loan and is required to be released once the tenant has taken occupancy as evidenced by an unconditional executed estoppel certificate on terms and conditions acceptable to lender.

(15) Clarksburg Highlands	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the June 2008 payment date and continuing until maturity, in the approximate amount of $8,496.16, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Maturity Date Balance, and Maturity Date LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in June 2008 through the maturity date. U/W NCF DSCR is calculated based on interest only payments.

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR include an executed ten year lease for 2,115 square feet commencing on March 1, 2006. The tenant has not yet taken occupancy. The amount of $75,000 was escrowed at the closing of the mortgage loan and is required to be released once the tenant has taken occupancy as evidenced by an unconditional executed estoppel certificate on terms and conditions acceptable to lender.

(16)	Smith Portfolio – A – Graham	Appraised Value reflects the aggregate appraised values of the 6 properties compromising the Smith Portfolio – A – Graham Portfolio Mortgage Loan.

(17)	Smith Portfolio – B – Gibsonville/Burlington	Appraised Value reflects the aggregate appraised values of the 3 properties compromising the Smith Portfolio – B – Gibsonville/Burlington Portfolio Mortgage Loan.

(18)	Rite Aid – Church Street	U/W Net Cash Flow and U/W NCF DSCR were calculated based on current rent and debt service payments. Over the term of the mortgage loan, Rite Aid is subject to rent increases which correspond to simultaneous increases in Monthly P&I payments. Monthly P&I payments are scheduled as follows: (i) on the payment date in June 2006 through and including the payment date in August 2009, debt service payments in the annual amount of $56,885.83; (ii) on the

Annex A5 Footnotes  — continued

payment date in September 2009 through and including the payment date in August 2014, debt service payments in the annual amount of $60,691.93; (iii) on the payment date in September 2014 through and including the payment date in July 2019, debt service payments in the annual amount of $64,498.04; and (iv) a payment of $36,640.90 at maturity. Monthly P&I payments which correspond proportionately to the rent increases as indicated in the lease provide for anticipated flat debt service coverage ratios throughout the term of the loan. Based on current rent and debt service, current U/W NCF DSCR is 1.01x.

If the related borrower notifies the master servicer that it intends to defease the mortgage loan on or before the second anniversary of the Issue Date, the related mortgage loan seller is required to repurchase that mortgage loan at a price, equal to (a) the same purchase price that would be applicable in connection with a repurchase as a result of a Material Breach plus (b) the excess proceeds, if any, of any cash defeasance deposit from the borrower over the amount set forth in clause (a). With respect to the modeling assumptions used in this prospectus supplement, the mortgage loan will be treated as being in a yield maintenance period prior to the second anniversary of the Issue Date. For all other purposes in this prospectus supplement, the mortgage loan will be treated as being in a defeasance period at all times prior to the date on which the borrower may prepay that underlying mortgage loan without penalty.

(19)	Holiday Inn Express Frazer-Malvern	As a result of certain limitations imposed on real estate investment trusts in operating hotel properties, the related borrower owns the fee interest in the mortgaged property but leases the operations of the hotel to an affiliate pursuant to an operating lease. U/W Net Cash Flow was determined based on the cash flow from the underlying hotel operations, and not from the rent paid under the operating lease, which rent is less than the U/W Net Cash Flow. The operating lessee is not a borrower on the mortgage loan.

(20)	Pinewood Estates	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the July 2012 payment date and continuing until maturity, in the approximate amount of $4,916.54, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly, Annual Debt Service, Maturity Date Balance, and Maturity Date LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly

Annex A5 Footnotes  — continued

payments due from the payment date in July 2012 through the maturity date. U/W NCF DSCR is calculated based on interest only payments.

(21)	Smith Portfolio – B – Burlington II	Appraised Value reflects the aggregate appraised values of the 2 properties compromising the Smith Portfolio – B – Burlington II Portfolio Mortgage Loan.

(22)	Smith Portfolio – B – Burlington I	Appraised Value reflects the aggregate appraised values of the 2 properties compromising the Smith Portfolio – B – Burlington I Portfolio Mortgage Loan.

(23)	Smith Portfolio – A – Elon	U/W Net Operating Income, U/W Net Cash Flow, U/W NCF DSCR—Historically, the Smith Portfolio-A-Elon-Mortgaged Property Subject has been master leased by Elon University, which then subleases the individual units to students. The Smith Portfolio-A-Elon Borrower has prepared to take over the leasing and property management at the Weatherby Arms Apartments subject property once the master lease expires on June 1, 2006. To date, 8 units (50% of total) have been preleased. As historical income and expenses reflect master lease operation, the U/W Net Operating Income, U/W Net Cash Flow, and U/W NCF DSCR are calculated based on the appraiser's estimate of market income and expenses.

Appraised value reflects the aggregate appraised values of the 2 properties compromising the Smith Portfolio – A – Elon Portfolio Mortgage Loan.

(24)	IHOP – Nashville	U/W Net Cash Flow and U/W NCF DSCR were calculated based on current rent under the IHOP lease and debt service payments due on the mortgage loan. Over the term of the mortgage loan, IHOP is subject to a rent increase which corresponds to a simultaneous increase in debt service payments, which increase is to be applied to amortization. On the payment date in November 2010 through and including the payment date in May 2016, debt service payments in the annual amount of $117,406.68 are due. Based on current rent and debt service, current U/W NCF DSCR is 1.20x.

(25)	Dr.'s Medical Plaza	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on July 11, 2006.

(26)	1543 Shatto	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period

Annex A5 Footnotes  — continued

to reflect the interest payment the trust will receive on July 11, 2006.

(27)	Nukoa Plaza	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on July 11, 2006.

ANNEX A-6

CERTAIN INFORMATION REGARDING RESERVES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4

CONTROL                                                                     PROPERTY
  NO.      FOOTNOTE                   PROPERTY NAME                           TYPE                 SPECIFIC
-----------------------------------------------------------------------------------------------------------------

      1       (1)     One Federal Street                            Office
      2       (2)     One New York Plaza                            Office
      3       (3)     215 Fremont Street                            Office
      4               Chatsworth Park Apartments                    Multifamily
      5       (4)     70 Hudson Street                              Office
      6       (5)     44 Wall Street                                Office
      7       (6)     Canyon Park Technology Center                 Office
      8       (7)     Rivergate Plaza                               Office
      9       (8)     Courtyard Marriott Fifth Avenue               Hotel                    Limited Service
     10               Green Valley Portfolio                        Mobile Home Park
     11               Belmont at Cowan Place                        Multifamily
     12               AMLI of North Dallas                          Multifamily
     13       (9)     888 Seventh Avenue                            Office
     14               Ashton Woods Apartments                       Multifamily
     15               Two Penn Center                               Office
     16               Pavilion Apartments                           Multifamily
     17      (10)     Lock Building                                 Office
     18               Oxford Court Business Center                  Office
     19               Southridge Plaza                              Retail                   Anchored
     20               Seven Corners                                 Retail                   Anchored
     21               Grove at Landmark                             Multifamily
     22               Covington Plaza                               Retail                   Anchored
     23               La Pacifica Apartments                        Multifamily
     24      (11)     1300 Spring Street                            Office
     25               Royal Beverly Glen                            Office
     26      (12)     Holiday Inn Express Hotel & Suites King of    Hotel                    Limited Service
                      Prussia
     27      (13)     Wilmington Portfolio                          Hotel                    Limited Service
     28      (14)     Fountains of Miramar                          Retail                   Anchored
     29               Palm Lake Apartments                          Multifamily
     30      (15)     Indian Springs Apartments                     Multifamily
     31      (16)     NBSC Building                                 Office
     32               Countryview MHC                               Mobile Home Park
     33               Sturbridge Commons                            Multifamily
     34      (17)     Stetson Place                                 Office
     35               McCallum Crossing                             Multifamily
     36               Glenlake Professional Offices                 Office
     37      (18)     Quail Heights Plaza                           Retail                   Anchored
     38               Smith Portfolio - A - Statesville             Multifamily
     39               McCallum Meadows                              Multifamily
     40               2802 Bloomington Road                         Industrial/Warehouse
     41               McCallum Glen                                 Multifamily
     42               The Pointe Apartments                         Multifamily
     43               Tiffany Woods Apartments                      Multifamily
     44               Mountain View Villa Apartments                Multifamily
     45               Smith Portfolio - A - Conover                 Multifamily
     46      (19)     Hampton Inn - Martinsburg                     Hotel                    Limited Service
     47               The Corporate Center                          Office
     48               70 Reems Creek                                Industrial/Warehouse
     49               Dr.'s Medical Plaza                           Office
     50               Smithfield Plaza Shopping Center              Retail                   Shadow Anchored
     51               Lakeridge                                     Multifamily
     52      (20)     Clarksburg Highlands                          Retail                   Unanchored
     53               Town & Country Plaza                          Retail                   Anchored
     54               New York Life Building                        Office
     55               San Marco Village Apts                        Multifamily
     56               Santa Monica Auto Center                      Retail                   Unanchored
     57               Smith Portfolio - A - Graham                  Multifamily
     58               4349 Avery Drive                              Industrial/Warehouse
     59               Smith Portfolio - B - Gibsonville/Burlington  Multifamily
     60      (21)     Sunset Ridge Professional Park                Office
     61               Shiloh Village Apartments                     Multifamily
     62               Walgreens - Roselle                           Retail                   Single Tenant
     63               Rite Aid - Church Street                      Retail                   Single Tenant
     64      (22)     Butterfield Corners                           Retail                   Unanchored
     65               15991 Red Hill                                Office
     66               Smith Portfolio - B - Ashboro                 Multifamily
     67               SLO Self Storage                              Self Storage
     68      (23)     CVS - Maynard                                 Retail                   Single Tenant
     69               Pinewood Estates                              Mobile Home Park
     70               100 Rockwell Drive                            Industrial/Warehouse
     71      (24)     Arizona Self Storage                          Self Storage
     72               1543 Shatto                                   Office
     73               Clock Tower Mall                              Retail                   Unanchored
     74               Smith Portfolio - B - Burlington II           Multifamily
     75               Courts of McCallum                            Multifamily
     76               101 Reliance Road                             Industrial/Warehouse
     77               Walgreens - Saraland                          Retail                   Single Tenant
     78               Sangaree Plaza                                Retail                   Anchored
     79               Nukoa Plaza                                   Retail                   Unanchored
     80               Walgreens - Crest Hill                        Retail                   Single Tenant
     81               K-Mart Port Charlotte                         Retail                   Anchored
     82               Perimeter Square                              Retail                   Anchored
     83               Walgreens - Antioch                           Retail                   Single Tenant
     84               Prairie Retail Plaza                          Retail                   Unanchored
     85               Tri-County Bi-Lo                              Retail                   Anchored
     86      (25)     Manhattan Place                               Office
     87               Hazel Dell Corner                             Retail                   Unanchored
     88      (26)     Holiday Inn Express Frazer-Malvern            Hotel                    Limited Service
     89               Walgreens - Decatur                           Retail                   Single Tenant
     90      (27)     Holiday Inn Express - Knoxville Airport       Hotel                    Limited Service
     91               Kennerly Place Shopping Center                Retail                   Anchored
     92      (28)     CVS - Waynesville                             Retail                   Single Tenant
     93      (29)     Affordable Self Storage                       Self Storage
     94               Crystal Valley Mobile Home Park               Mobile Home Park
     95               Berkley Center                                Retail                   Anchored
     96               Tallgrass Shopping Center                     Retail                   Shadow Anchored
     97      (30)     Country Inn & Suites - Tuscaloosa             Hotel                    Limited Service
     98               First Colony Self Storage                     Self Storage
     99               Toys R Us Center                              Retail                   Anchored
    100               Walgreens - Long Beach                        Retail                   Single Tenant
    101               1541 Wilshire                                 Office
    102               Wallace Pointe                                Retail                   Anchored
    103               Smith Portfolio - B - Burlington I            Multifamily
    104               Arvada Square Shopping Center                 Retail                   Unanchored
    105               Walgreens - Bossier                           Retail                   Single Tenant
    106               Black Canyon Business Center                  Office
    107               Western Center Retail Plaza                   Retail                   Unanchored
    108               Rossford Hills Apartments                     Multifamily
    109      (31)     Redlands Dynasty Suites                       Hotel                    Limited Service
    110               Northwood Apartments                          Multifamily
    111      (32)     TJ Maxx - Branson                             Retail                   Single Tenant
    112               Staples and Social Security                   Mixed Use                Office/Retail
    113               Smith Portfolio - B - Mocksville              Multifamily
    114               Parkway Kirby                                 Industrial/Warehouse
    115               Colony South Apartments                       Multifamily
    116      (33)     Franklin & Halsted Portfolio                  Retail
    117               Chambers Point Shopping Center                Retail                   Unanchored
    118               Virginia Commons                              Retail                   Anchored
    119               Rite Place Storage                            Self Storage
    120               Smith Portfolio - A - Elon                    Multifamily
    121               465 Boulevard                                 Retail                   Unanchored
    122      (34)     Ronkonkoma Blue Island & Central Portfolio    Retail
    123               Aloha Self Storage                            Self Storage
    124               Merrill Square Apartments                     Multifamily
    125      (35)     Wichita & Anaheim Portfolio                   Mixed Use                Office/Retail
    126               Countryside Acres Apartments                  Multifamily
    127               Enon Self Storage                             Self Storage
    128               Adrian Shopping Center                        Retail                   Anchored
    129               Colonial Shoppes Shopping Center              Retail                   Anchored
    130               Walgreens - Jacksonville                      Retail                   Single Tenant
    131               Plant One                                     Industrial/Warehouse
    132      (36)     35 & Cicero Portfolio                         Retail
    133      (37)     Georgetown Self Storage                       Self Storage
    134               Bellflower Apartments                         Multifamily
    135               Quaker Village Shopping Center                Retail                   Unanchored
    136               River Ridge Apartments                        Multifamily
    137      (38)     Tift Crossing & Tift Pavilion                 Retail                   Unanchored
    138               Always Storage III                            Self Storage
    139               Midwood Self Storage                          Self Storage
    140               Foothill Green Shopping Center                Retail                   Unanchored
    141               3-5 Central Square                            Office
    142      (39)     Family Dollar - 115th Street                  Retail                   Single Tenant
    143      (40)     IHOP - Nashville                              Retail                   Single Tenant
    144      (41)     Interstate & Oakton Portfolio                 Retail
    145               37th and Mt. Vernon Apartments                Multifamily

           INITIAL DEPOSIT     ANNUAL DEPOSIT      REPLACEMENT         ANNUAL           CURRENT         TI & LC        AS OF
           TO THE DEFERRED   TO THE REPLACEMENT      RESERVE       DEPOSIT TO THE    BALANCE OF THE     RESERVE       DATE OF
CONTROL      MAINTENANCE           RESERVE           ACCOUNT           TI & LC          TI & LC         ACCOUNT       TI & LC
  NO.        ACCOUNT ($)         ACCOUNT ($)         CAP ($)         ACCOUNT ($)      ACCOUNT ($)       CAP ($)       ACCOUNT
--------------------------------------------------------------------------------------------------------------------------------

      1         865,000          168,087                   0                0                 0               0        June-06
      2               0                0                   0                0                 0               0        June-06
      3               0                0                   0                0                 0               0        June-06
      4           5,000          115,200                   0                0                 0               0        June-06
      5               0                0                   0                0                 0               0        June-06
      6               0           67,349                   0                0               411               0        June-06
      7         178,750          171,824                   0          480,000         1,640,000       2,500,000        June-06
      8         124,675           45,312              90,617                0                 0               0        June-06
      9               0                0                   0                0                 0               0        June-06
     10               0           65,474                   0                0                 0               0        June-06
     11          54,888           60,000                   0                0                 0               0        June-06
     12           3,750          254,790                   0                0                 0               0        June-06
     13               0                0                   0                0                 0               0        June-06
     14           7,875           40,800                   0                0                 0               0        June-06
     15          18,750           75,380              75,380          240,000         2,400,000       1,500,000        June-06
     16           8,750          117,277                   0                0                 0               0        June-06
     17             625           10,372              20,750           72,605           500,000         500,000        June-06
     18          43,356           38,198              76,397          125,290           300,000         300,000        June-06
     19               0           31,659              63,318           30,840             5,140          61,680        June-06
     20          59,306           10,620              31,860           25,000            25,073         100,000        June-06
     21               0           62,100             124,200                0                 0               0        June-06
     22          10,500           27,245              54,490           50,013           300,000         200,000        June-06
     23               0           28,800              72,000                0                 0               0        June-06
     24               0           18,893                   0                0           402,059         400,000        June-06
     25               0           15,395              15,355           62,879                 0          76,976        June-06
     26         168,125          144,244                   0                0                 0               0        June-06
     27          72,250          177,287                   0                0                 0               0        June-06
     28               0           13,941              27,881           27,910            55,820          55,820        June-06
     29          30,625           75,000             225,000                0                 0               0        June-06
     30         401,174          183,464                   0                0                 0               0        June-06
     31          23,931           29,567              50,000          110,875            68,519         250,000        June-06
     32               0           13,800              27,600                0                 0               0        June-06
     33          12,500           57,500             115,000                0                 0               0        June-06
     34               0           15,312              30,618          100,008            50,237         250,000        June-06
     35               0           64,400                   0                0                 0               0        June-06
     36               0           20,977                   0           74,457            12,410               0        June-06
     37           9,000           13,785              20,000           20,012             3,333          30,000        June-06
     38             188           48,000                   0                0                 0               0        June-06
     39               0           59,400                   0                0                 0               0        June-06
     40               0                0                   0                0                 0               0        June-06
     41               0           55,000                   0                0                 0               0        June-06
     42               0           30,400                   0                0                 0               0        June-06
     43          79,250           75,500             151,000                0                 0               0        June-06
     44          12,698           45,000                   0                0                 0               0        June-06
     45             188           39,996                   0                0                 0               0        June-06
     46           1,125           93,428             373,712                0                 0               0        June-06
     47               0            8,759              17,518           58,392             9,732         116,784        June-06
     48               0                0                   0                0                 0               0        June-06
     49           9,438            6,409               6,402           32,401                 0          42,729        June-06
     50               0           13,368              53,472           20,000           201,667               0        June-06
     51               0           54,600                   0                0                 0               0        June-06
     52               0            2,763               8,289           10,000               877               0        June-06
     53           5,625           15,396              30,792           20,400             3,400          61,200        June-06
     54               0           18,914              56,742          100,000           208,333         300,000        June-06
     55               0           23,850              53,000                0                 0               0        June-06
     56               0            3,588                   0            7,366                 0               0        June-06
     57          37,000           49,752                   0                0                 0               0        June-06
     58               0                0                   0                0                 0               0        June-06
     59          16,250           41,256                   0                0                 0               0        June-06
     60               0            4,183              12,549           55,000            54,691         150,000        June-06
     61               0           42,250                   0                0                 0               0        June-06
     62               0                0                   0                0                 0               0        June-06
     63               0            2,494                   0                0                 0               0        June-06
     64          62,900            5,403              10,806           27,015            56,251         108,060        June-06
     65             938            6,677              13,354           40,252             6,709          80,504        June-06
     66             188           51,000                   0                0                 0               0        June-06
     67               0           15,218              76,090                0                 0               0        June-06
     68               0                0                   0                0                 0               0        June-06
     69          12,875            8,025                   0                0                 0               0        June-06
     70               0                0                   0                0                 0               0        June-06
     71               0                0              25,128                0                 0               0        June-06
     72           2,751            8,702               8,702           16,062                 0          36,260        June-06
     73           1,688            2,408               7,000           21,948           100,179         100,000        June-06
     74           5,000           37,464                   0                0                 0               0        June-06
     75               0           28,800                   0                0                 0               0        June-06
     76               0                0                   0                0                 0               0        June-06
     77               0                0                   0                0                 0               0        June-06
     78          19,850           13,659                   0           14,838            76,237               0        June-06
     79          25,000                0              50,000                0                 0          75,000        June-06
     80               0                0                   0                0                 0               0        June-06
     81               0           16,171                   0           21,561                 0               0        June-06
     82             150           13,141                   0           35,381           200,000         300,000        June-06
     83               0                0                   0                0                 0               0        June-06
     84           3,125            1,507               4,522           17,399                 0               0        June-06
     85          18,125           10,137                   0           14,690            76,224               0        June-06
     86          47,500           12,255                   0           49,393           168,232         357,572        June-06
     87               0            3,082                   0           16,512             2,752          49,536        June-06
     88         135,938           67,209                   0                0                 0               0        June-06
     89               0                0                   0                0                 0               0        June-06
     90               0           63,770                   0                0                 0               0        June-06
     91          10,638            4,685                   0                0                 0               0        June-06
     92               0                0                   0                0                 0               0        June-06
     93           7,500                0              32,771                0                 0               0        June-06
     94          30,050           13,200                   0                0                 0               0        June-06
     95               0            4,514                   0            9,028             2,257               0        June-06
     96           8,750            4,871                   0            9,807                 0               0        June-06
     97               0           53,797                   0                0                 0               0        June-06
     98               0            7,383                   0                0                 0               0        June-06
     99          45,800           14,838                   0           44,553             7,426               0        June-06
    100               0                0                   0                0                 0               0        June-06
    101               0           13,619              13,619           33,882                 0          46,840        June-06
    102           3,750            9,878                   0           33,061             5,510          66,122        June-06
    103           5,000           24,156                   0                0                 0               0        June-06
    104               0           11,596              23,192           47,109           100,000         100,000        June-06
    105               0            1,482                   0                0                 0               0        June-06
    106          19,088            9,417                   0           31,390           150,000         125,560        June-06
    107           4,688            1,595               4,785           11,465             1,911          34,395        June-06
    108               0           25,250                   0                0                 0               0        June-06
    109          39,375           50,621                   0                0                 0               0        June-06
    110           2,500           20,004                   0                0                 0               0        June-06
    111               0                0                   0                0           140,000               0        June-06
    112               0            3,589               7,178            8,004               667               0        June-06
    113             188           25,284                   0                0                 0               0        June-06
    114               0           10,000              20,000           20,000            21,670          30,000        June-06
    115               0           20,000                   0                0                 0               0        June-06
    116           3,750                0                   0                0                 0               0        June-06
    117          19,894            7,287              14,590           30,004             2,500          60,008        June-06
    118               0            5,407                   0           17,886             1,491               0        June-06
    119           5,000           21,989                   0                0                 0               0        June-06
    120               0           17,004                   0                0                 0               0        June-06
    121           3,750            2,938               5,876                0            40,000               0        June-06
    122           3,000                0                   0                0                 0               0        June-06
    123               0            8,449                   0                0                 0               0        June-06
    124           5,400           37,824             150,000                0                 0               0        June-06
    125               0                0                   0                0                 0               0        June-06
    126           4,800           28,466              24,000                0                 0               0        June-06
    127               0            7,427               7,427                0                 0               0        June-06
    128               0            1,850               3,700           15,000             1,250          75,000        June-06
    129           7,375            8,002                   0           23,535             1,961          70,605        June-06
    130               0            2,781                   0                0                 0               0        June-06
    131          27,866           16,388              32,776           27,313            50,000         110,000        June-06
    132          15,625                0                   0                0                 0               0        June-06
    133               0                0              26,168                0                 0               0        June-06
    134          20,938           22,500                   0                0                 0               0        June-06
    135           6,750           12,462              25,354           28,171             9,390          84,513        June-06
    136               0           11,250                   0                0                 0               0        June-06
    137          45,000            5,360                   0           25,000            27,083          75,000        June-06
    138               0            5,054                   0                0                 0               0        June-06
    139               0            6,056                   0                0                 0               0        June-06
    140          54,641            4,112               8,224           17,764             1,480          35,528        June-06
    141           5,000            3,273               3,274           12,922             1,077          38,765        June-06
    142               0                0                   0                0                 0               0        June-06
    143               0                0                   0                0            29,400               0        June-06
    144           2,500                0                   0                0                 0               0        June-06
    145               0            9,750                   0                0                 0               0        June-06

Annex A6 Footnotes

(1) One Federal Street	There is an upfront reserve in the amount of $27,703,283 for unfunded tenant obligations and, in addition, there is a guaranty of $12,250,000 for the remaining unfunded tenant obligations from Tishman Speyer Crown Equities LLC. At any time prior to August 31, 2006, Henley Holding Company may obtain the release of $12,250,000 from the unfunded tenant obligations reserve by delivering its guaranty in that amount.

There are upfront reserves in the amounts of $10,000,000 for rent concessions/downtime relating to the Bingham/Fidelity Lease and $865,000 for required repairs. In lieu of making payments to the unfunded tenant obligations or Bingham/Fidelity free rent reserve accounts, the One Federal Street Borrower may deliver a letter of credit. On-going reserves for taxes, insurance, capital expenditures and leasing reserve. Insurance will be covered by the sponsor’s blanket policy.

(2) One New York Plaza	During a Cash Sweep Period, the One New York Plaza Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to 1/12 of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding, so long as the One New York Plaza Borrower provides evidence of a blanket insurance policy covering the One New York Plaza Mortgaged Property, the monthly insurance escrow payments will not be required.

During a Cash Sweep Period, the One New York Plaza Borrower is required to make monthly deposits of $50,307.31 into a capital expenditures reserve account; provided, however, that the One New York Plaza Borrower’s obligation to make such monthly deposits will be suspended if at any time the balance in the capital expenditures reserve account equals or exceeds $1,207,375.44. Likewise, the One New York Plaza Borrowers’ obligation will be reinstated if the balance in the capital expenditures reserve account falls below said $1,207,375.44.

Commencing on and including January 6, 2008, the One New York Plaza Borrower must make 20 monthly deposits of $1,000,000.00 into a rollover reserve account, for costs of any tenant improvements or work allowances, leasing commissions and other costs associated with the space currently leased to Goldman Sachs. Commencing on and including December 6, 2010, the One New York Plaza Borrower must make 48 monthly deposits of $1,000,000.00 into the rollover reserve account, for costs of any tenant improvements or work allowances, leasing commissions and other costs associated with the space currently leased to Wachovia.

In lieu of any portion of either of the cash deposits required above, the One New York Plaza Borrower may deliver a qualified letter of credit and/or a guaranty from a qualified

Annex A6 Footnotes  — continued

equity holder having a minimum cash liquidity capacity on its balance sheet equal to two times the amount being guaranteed. In addition, the One New York Plaza Borrower must deposit into the rollover reserve account any termination fees received as a result of the termination of a lease of over 200,000 square feet. Provided no event of default is continuing, the One New York Plaza Borrower will be reimbursed for the lease termination payment in connection with leasing commissions and tenant improvement costs for any replacement leases related to such space.

(3) 215 Fremont Street	Upon the occurrence and during the continuance of an event of default under the 215 Fremont Street Mortgage Loan or upon the occurrence and during the continuance of an event of default (as such term is defined in the Schwab Lease) under the Schwab Lease, the 215 Fremont Street Borrower would be required to make monthly payments into tax, insurance, replacement and rollover reserve accounts.

(4) 70 Hudson Street	During a cash trap period or periods that the tenant under the existing lease is not paying taxes directly to the taxing authority, the 70 Hudson Street Borrower is required to make monthly escrow deposits into a tax reserve account equal to one-twelfth of the estimated annual real estate taxes payable during the next ensuing 12 months. During a cash trap period the 70 Hudson Street Borrower is required to make monthly escrow deposits into an insurance reserve account equal to one-twelfth of the estimated annual insurance premiums.

(5) 44 Wall Street	At closing, the 44 Wall Street Borrower deposited $3,000,000 into a rollover reserve account for tenant improvements and leasing commission obligations. The 44 Wall Street Borrower may request disbursements of the rollover reserve funds a portion not to exceed $1,000,000 for tenant allowances prior to June 11, 2009, provided, however, the 44 Wall Street Borrower will be obligated to replenish such amount prior to June 30, 2009.

The 44 Wall Street Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by lender to be payable, during the next ensuing 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies.

(6) Canyon Park Technology Center	At origination, the Canyon Park Borrower made an initial deposit in the amount of $1,560,000 into a TI/LC reserve account for tenant improvements, leasing commissions and other leasing costs at the Canyon Park Mortgaged Property. A portion of such initial deposit in the amount of $560,000

Annex A6 Footnotes  — continued

will be made available solely for tenant improvements and leasing commission costs with respect to specific tenant improvement obligations. The leasing account cap will be $2,500,000, however, after 5 years the leasing account cap will be reduced to $1,500,000 and all escrows in the account over the said cap will be released back to the Canyon Park Borrower.

At origination, the Canyon Park Borrower deposited $330,218.25 into a reserve account to be released as specified in the related loan documents from time to time upon the delivery of an estoppel certificate from each of the following tenants confirming that such tenant has taken occupancy and commenced the payment of rent: Silvercreek Pest Control, Q Comm International, Canyon Bridge, Insurquote, DOBA, Omniture, and Makau.

(7) Rivergate Plaza	At closing, the Rivergate Plaza Borrower deposited $124,675 into a required repair reserve account for the payment of certain required repairs to be made to Rivergate Plaza Mortgaged Property.

(8) Courtyard Marriott Fifth Avenue	The Courtyard Marriott Fifth Avenue Borrower is required to deliver to the lender a letter of credit for $1,580,000, as it may be reduced from time to time in accordance with the loan documents, until certain specified property improvements and required repairs are completed.

The Courtyard Marriott Fifth Avenue Borrower is required to make monthly deposits into a reserve for the payment of taxes and insurance. Notwithstanding the foregoing, so as long as Marriott International, Inc., or an affiliate thereof, is the property manager and the insurance is maintained under a Marriott International, Inc. blanket policy, monthly deposits are not required.

The Courtyard Marriott Fifth Avenue Borrower is required to make monthly deposits into a replacement reserve based on 4% of gross income from operations of the preceding year. Notwithstanding the foregoing, so as long as Marriott International, Inc., or an affiliate thereof, is the property manager and is reserving for such items pursuant to the Courtyard Marriott Fifth Avenue Management Agreement in an amount not less than the required monthly replacement reserve deposit, the Courtyard Marriott Fifth Avenue Borrower will not be obligated to make such monthly deposits into the replacement reserve account. In addition, the lender has a perfected security interest in the FF&E account established by the property manager but the funds in the FF&E account cannot be applied to the Courtyard Marriott Fifth Avenue Mortgage Loan.

Annex A6 Footnotes  — continued

(9) 888 Seventh Avenue	During any ‘‘Reserve Period’’ the related borrower will be required to fund a monthly capital expenditure reserve in an annual amount equal to $0.30, per square foot, and a monthly rollover reserve in an annual amount equal to $2.98 per square foot until January 11, 2009 and $1.98 per square foot thereafter. In addition, during periods other than a Reserve Period, payment of the foregoing reserves (to the extent not expended at the 888 Seventh Avenue Mortgaged Property) is guaranteed by a principal of the 888 Seventh Avenue Borrower.

(10) Lock Building	The monthly leasing account deposit shall be equal to $6,050.42 if the balance in the leasing account is equal to or more than $250,000 and if the balance in the leasing account shall fall below $250,000 then the monthly leasing account deposit will be equal to $7,347.08.

(11) 1300 Spring Street	The amount of $400,000 was escrowed at the closing of the mortgage loan for tenant improvements and leasing commissions. In the event the balance of the tenant improvement and leasing commissions reserve account falls below $250,000, monthly deposits in the annual amount of $94,467 will be required. Reserves for tenant improvement and leasing commissions will be capped at $400,000.

(12) Holiday Inn Express Hotel & Suites King of Prussia	Ongoing reserves for capital expenditures will adjust commencing on the payment date in January 2007 and every subsequent January based on an amount equal to four percent of the Gross Income from Operations for the previous calendar year.

(13) Wilmington Portfolio	Ongoing reserves for capital expenditures will adjust commencing on the payment date in January 2007 and every subsequent January based on an amount equal to four percent of the Gross Income from Operations for the previous calendar year.

(14) Fountains of Miramar	$1,000,000 of the original funding was held in escrow at the origination of the mortgage loan for leasing commissions at the subject property. Upon the lease up of all underwritten tenants, provided no event of default exists, lender will release the funds back to the borrower.

$585,814 of the original funding was held in escrow for tenant improvement allowances. Provided no event of default exists, escrow will be released to borrower upon satisfaction of certain tenant allowance conditions at the subject property.

(15) Indian Springs Apartments	$1,000,000 of the original funding was held in escrow for property improvements. Provided no event of default exists and subject to other conditions, lender will make a single

Annex A6 Footnotes  — continued

disbursement to reimburse the borrower for property improvements performed.

(16) NBSC Building	The related borrower is required to make monthly deposits in the annual amount of $110,875 for tenant improvements and leasing commissions subject to a cap of $250,000. If Berry, Quackenbush & Stuart, P.A. (the tenant) has not renewed by February 28, 2014, the date that is one year prior to their lease expiration, the monthly deposits will increase to $184,792 per annum and will not be subject to the $250,000 cap. Upon evidence that the tenant has renewed its space at terms acceptable to Lender, the $250,000 cap will come back into effect.

(17) Stetson Place	$200,000 of the earn-out funding was held in escrow for tenant improvement allowances. Provided no event of default exists, upon completion of the repairs and improvements at the subject property the funds in the escrow will be released to pay for or reimburse borrower for costs incurred within 10 days of the receipt of borrower's request by lender.

(18) Quail Heights Plaza	The monthly tax escrow deposit will not be required because Ralph Sheppard has delivered to lender a guaranty of payment for all taxes at the mortgaged property.

The monthly insurance escrow deposit will not be required because Ralph Sheppard has delivered to lender a guaranty of payment for all insurance at the mortgaged property.

$260,000 of the original funding was held in escrow due to leasing conditions for the tenants, Winn-Dixie and Blockbuster. Upon satisfaction of such leasing conditions in a matter acceptable to lender, the holdback amount will be released to borrower.

(19) Hampton Inn – Martinsburg	The monthly replacement account deposit means, for each calendar year, a monthly replacement account deposit will be due from borrower to lender in an amount equal to one-twelfth of four (4%) percent of the gross income derived from the operation of the property during the preceding calendar year. The amount of the monthly replacement account deposit will be recalculated each year on January 1 during the term of the loan, such that the monthly replacement account will be equal to four (4%) percent of the prior calendar year's gross income divided by twelve; provided however, that the monthly replacement account deposit will never be less than the initial monthly replacement account deposit of $7,785.67.

The monthly replacement account deposit will be equal to zero during those periods in which the balance in the replacement account equals or exceeds four times the annual reserve amount.

Annex A6 Footnotes  — continued

(20) Clarksburg Highlands	The related borrower is required to make monthly deposits in the annual amount of $10,000 for tenant improvements and leasing commissions. Commencing on the payment day occurring in June 2013, this amount shall increase to $20,000 per annum for the remainder of the loan term.

(21) Sunset Ridge Professional Park	$45,496 of the original funding was held in escrow for tenant occupancy conditions. Provided no event of default exists, escrow will be released to the borrower upon First Source renewing its lease or if First Source's lease expires upon satisfaction of certain occupancy conditions.

(22) Butterfield Corners	TI & LC Reserve Account Cap – If several of the major tenants at the subject property renew and extend their leases the TI/LC account cap will be reduced to $81,045.

(23) CVS – Maynard	Upon lender's request, the related borrower is required to make monthly deposits in the annual amount of $1,899.30 for capital expenditures.

(24) Arizona Self Storage	The amount of $25,128.00 was escrowed at the closing of the mortgage loan for capital expenditures. In the event the balance of the capital expenditures reserve account falls below $25,128.00, monthly deposits in the annual amount of $8,376.00 will be required.

(25) Manhattan Place	The related borrower is required to make monthly deposits in the annual amount of $49,393 for tenant improvements and leasing commissions subject to a cap of $357,572. Upon evidence that OMNI Office (the tenant) has renewed its space at terms acceptable to lender, the cap will be reduced to $197,572.

(26) Holiday Inn Express Frazer – Malvern	Ongoing reserves for capital expenditures will adjust commencing on the payment date in January 2007 and every subsequent January based on an amount equal to four percent of the Gross Income from Operations for the previous calendar year.

(27) Holiday Inn Express – Knoxville Airport	The monthly replacement account deposit means, for each calendar year, a monthly replacement account deposit will due from borrower to lender in an amount equal to one-twelfth of four (4%) percent of the gross income derived from the operation of the property during the preceding calendar year. The amount of the monthly replacement account deposit will be recalculated each year on January 1 during the term of the loan, such that the monthly replacement account will be equal to four (4%) percent of the prior calendar year's gross income divided by twelve; provided however, that the monthly replacement account deposit will

Annex A6 Footnotes  — continued

never be less than the initial monthly replacement account deposit of $5,314.20.

(28) CVS – Waynesville	Upon lender's request, the related borrower is required to make monthly deposits in the annual amount of $1,508.25 for capital expenditures.

(29) Affordable Self Storage	The amount of $32,771.16 was escrowed at the closing of the mortgage loan for capital expenditures. In the event the balance of the capital expenditures reserve account falls below $32,771.16, monthly deposits in the annual amount of $10,923.72 will be required.

(30) Country Inn & Suites – Tuscaloosa	The monthly replacement account deposit means, for each calendar year, a monthly replacement account deposit will be due from borrower to lender in an amount equal to one-twelfth of four (4%) percent of the gross income derived from the operation of the property during the preceding calendar year. The amount of the monthly replacement account deposit will be recalculated each year on January 1 during the term of the loan, such that the monthly replacement account shall be equal to four (4%) percent of the prior calendar year's gross income divided by twelve; provided however, that the monthly replacement account deposit will never be less than the initial monthly replacement account deposit of $4,483.07.

(31) Redlands Dynasty Suites	The monthly replacement account deposit means, for each calendar year, a monthly replacement account deposit will be due from borrower to lender in an amount equal to one-twelfth of four (4%) percent of the gross income derived from the operation of the property during the preceding calendar year. The amount of the monthly replacement account deposit will be recalculated each year on January 1 during the term of the loan, such that the monthly replacement account will be equal to four (4%) percent of the prior calendar year's gross income divided by twelve; provided however, that the monthly replacement account deposit will never be less than the initial monthly replacement account deposit of $4,218.42.

(32) TJ Maxx – Branson	TILC Account – In the event that the tenant T.J. Maxx extends its lease at the property for a term of not less than 5 years the outstanding balance in the leasing account shall be released to borrower.

(33) Franklin & Halsted Portfolio	The related borrower will be required to make monthly payments for capital expenditures and tenant improvements and leasing commissions upon certain events described in the mortgage loan documents including but not limited to an event of default. The principal has guaranteed the monthly

Annex A6 Footnotes  — continued

payment for capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

(34) Ronkonkoma Blue Island & Central Portfolio	The related borrower will be required to make monthly payments for capital expenditures and tenant improvements and leasing commissions upon certain events described in the mortgage loan documents including but not limited to an event of default. The principal has guaranteed the monthly payment for capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

(35) Wichita & Anaheim Portfolio	The related borrower will be required to make monthly payments for capital expenditures and tenant improvements and leasing commissions upon certain events described in the mortgage loan documents including but not limited to an event of default. The principal has guaranteed the monthly payment for capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

(36) 35 & Cicero Portfolio	The related borrower will be required to make monthly payments for capital expenditures and tenant improvements and leasing commissions upon certain events described in the mortgage loan documents including but not limited to an event of default. The principal has guaranteed the monthly payment for capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

(37) Georgetown Self Storage	The amount of $26,167.68 was escrowed at the closing of the mortgage loan for capital expenditures. In the event the balance of the capital expenditures reserve account falls below $26,167.68, monthly deposits in the annual amount of $8,722.56 will be required.

(38) Tift Crossing & Tift Pavilion	The amount of $25,000 was escrowed at the closing of the mortgage loan for tenant improvements and leasing commissions. Monthly deposits in the annual amount of $25,000 are required through and including the payment date in May 2008. Beginning on the payment date in June 2008 through the term of the loan, monthly deposits into the annual amount of $13,438.00 are required. Ongoing reserves for tenant improvements and leasing commissions will be capped at $75,000.

Annex A6 Footnotes  — continued

(39) Family Dollar – 115th Street	The related borrower will be required to make monthly payments for capital expenditures and tenant improvements and leasing commissions upon certain events described in the mortgage loan documents including but not limited to an event of default. The principal has guaranteed the monthly payment for capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

(40) IHOP – Nashville	The related borrower will be required to make monthly payments for capital expenditures and tenant improvements and leasing commissions upon certain events described in the mortgage loan documents including but not limited to an event of default. The principal has guaranteed the monthly payment for capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

(41) Interstate & Oakton Portfolio	The related borrower will be required to make monthly payments for capital expenditures and tenant improvements and leasing commissions upon certain events described in the mortgage loan documents including but not limited to an event of default. The principal has guaranteed the monthly payment for capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

ANNEX B

CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

CONTROL                                                PROPERTY                                                        CUT-OFF DATE
  NO.     FOOTNOTE                                       NAME                                          COUNTY          BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------

   4                Chatsworth Park Apartments                                                    Prince William      84,730,000.00
                                                                                                  Fredericksburg
  11                Belmont at Cowan Place                                                        City                32,760,000.00
  12                AMLI of North Dallas                                                          Denton              26,801,000.00
  14                Ashton Woods Apartments                                                       Howard              24,190,000.00
  16                Pavilion Apartments                                                           Tarrant             23,300,000.00
  21                Grove at Landmark                                                             Guilford            15,300,000.00
  23                La Pacifica Apartments                                                        Riverside           15,000,000.00
  29                Palm Lake Apartments                                                          Miami-Dade          12,290,229.96
  30                Indian Springs Apartments                                                     St. Joseph          12,100,000.00
  33                Sturbridge Commons                                                            Montgomery          11,630,000.00
  35                McCallum Crossing                                                             Collin              10,700,000.00
  38                Smith Portfolio - A - Statesville                                             Iredell              9,079,288.79
  39                McCallum Meadows                                                              Collin               8,925,000.00
  41                McCallum Glen                                                                 Collin               8,575,000.00
  42                The Pointe Apartments                                                         Jefferson            8,550,000.00
  43                Tiffany Woods Apartments                                                      Muskegon             8,300,000.00
  44                Mountain View Villa Apartments                                                Yavapai              8,000,000.00
  45                Smith Portfolio - A - Conover                                                 Catawba              7,625,523.49
  51                Lakeridge                                                                     Dallas               7,000,000.00
  55                San Marco Village Apts                                                        Duval County         6,694,563.08
  57                Smith Portfolio - A - Graham                                                  Almance              6,471,582.84
 57A1               Smith Portfolio - A - Graham - Country Manor Apartments                       Alamance             1,957,454.07
 57A2               Smith Portfolio - A - Graham - Crescent Arms Apartments                       Alamance             1,805,651.51
 57A3               Smith Portfolio - A - Graham - Hill Street Apartments                         Alamance               767,002.41
 57A4               Smith Portfolio - A - Graham - Hillside Apartments                            Alamance               703,085.54
 57A5               Smith Portfolio - A - Graham - The Oaks Apartments                            Alamance               703,085.54
 57A6               Smith Portfolio - A - Graham - Maple Apartments                               Alamance               535,303.77
  59                Smith Portfolio - B - Gibsonville/Burlington                                  Various              6,407,665.97
                    Smith Portfolio - B - Gibsonville/Burlington - Forest Oaks and Forest Lane
 59A1               Apartments                                                                    Alamance             3,771,095.18
 59A2               Smith Portfolio - B - Gibsonville/Burlington - Oakview Apartments             Guilford             2,045,339.76
 59A3               Smith Portfolio - B - Gibsonville/Burlington - Rodwood Apartments             Guilford               591,231.02
  61                Shiloh Village Apartments                                                     Dallas               5,746,025.20
  66                Smith Portfolio - B - Ashboro                                                 Randolph             5,600,243.61
  69                Pinewood Estates                                                              Ocean City           5,440,000.00
  74                Smith Portfolio - B - Burlington II                                           Alamance             5,138,635.65
 74A1               Smith Portfolio - B - Burlington II - East Brooke II Apartments               Alamance             2,605,057.95
 74A2               Smith Portfolio - B - Burlington II - East Brooke I Apartments                Alamance             2,533,577.70
  75                Courts of McCallum                                                            Collin               5,100,000.00
  94                Crystal Valley Mobile Home Park                                               Muscogee             3,866,340.85
  103               Smith Portfolio - B - Burlington I                                            Alamance             3,525,006.14
 103A1              Smith Portfolio - B - Burlington I - The Gardens Apartments                   Alamance             2,869,562.82
 103A2              Smith Portfolio - B - Burlington I - Grace Brooke Apartments                  Alamance               655,443.32
  108               Rossford Hills Apartments                                                     Wood                 3,300,000.00
  110               Northwood Apartments                                                          Muscogee             3,193,987.28
  113               Smith Portfolio - B - Mocksville                                              Davie                3,061,399.90
  115               Colony South Apartments                                                       Tazewell             2,954,596.81
  120               Smith Portfolio - A - Elon                                                    Alamance             2,772,645.14
 120A1              Smith Portfolio - A - Elon - Ashley Oaks Apartments                           Alamance             1,833,968.69
 120A2              Smith Portfolio - A - Elon - Weatherby Arms Apartments                        Alamance               938,676.45
  124               Merrill Square Apartments                                                     Dallas               2,544,243.17
  126               Countryside Acres Apartments                                                  Montgomery           2,480,000.00
  134               Bellflower Apartments                                                         Warren               2,194,160.69
  136               River Ridge Apartments                                                        Wood                 1,900,000.00
  145               37th and Mt. Vernon Apartments                                                Spokane              1,047,330.40

                                                                       AVG.                         AVG. RENT   MAX. RENT
CONTROL   UTILITIES PAID             UTILITIES PAID             # OF   RENT     MAX. RENT   # OF    STUDIOS     STUDIOS      # OF 1
  NO.       BY TENANT                  BY TENANT                PADS  PADS ($)  PADS ($)   STUDIOS     ($)         ($)      BEDROOMS
------------------------------------------------------------------------------------------------------------------------------------

   4      Yes             Electric, Telephone, Water & Trash       0         0          0        0           0          0         24
  11      Yes             Electric, Telephone, Water & Trash       0         0          0        0           0          0        122
  12      Yes             Gas                                      0         0          0       24         551        628        510
  14      Yes             Electric                                 0         0          0        0           0          0         74
  16      Yes             Electric, Trash, Water & Sewer           0         0          0        0           0          0        192
  21      Yes             Electric, Gas, Cable, Water & Sewer      0         0          0        0           0          0         80
  23      Yes             Electric, Gas                            0         0          0        0           0          0         48
  29      Yes             Electric                                 0         0          0        0           0          0        220
  30      Yes             Electric                                 0         0          0        0           0          0        272
  33      Yes             Electric, Gas, Water & Sewer             0         0          0        0           0          0         88
  35      Yes             Electric, Water & Sewer                  0         0          0        0           0          0        306
  38      Yes             Electric & Telephone                     0         0          0       18         438        500         42
  39      Yes             Electric, Water & Sewer                  0         0          0       11         444        445        285
  41      Yes             Electric, Water & Sewer                  0         0          0        0           0          0        266
  42      Yes             Electric, Gas, Water & Sewer             0         0          0        0           0          0         50
  43      Yes             Electric                                 0         0          0        0           0          0         32
  44      Yes             Electric                                 0         0          0       36         531        540         72
  45      Yes             Electric, Telephone & Cable              0         0          0        0           0          0         66
  51      Yes             Electric, Water                          0         0          0        0           0          0        171
  55      No              None                                     0         0          0        0           0          0         64
  57      Yes             Various                                  0         0          0        0           0          0         58
 57A1     Yes             Electric & Telephone                     0         0          0        0           0          0          0
 57A2     Yes             Electric & Telephone                     0         0          0        0           0          0         10
 57A3     Yes             Electric, Telephone, Water & Sewer       0         0          0        0           0          0          0
 57A4     Yes             Electric, Telephone, Water & Sewer       0         0          0        0           0          0         18
                          Electric, Gas, Telephone, Water &
 57A5     Yes             Sewer                                    0         0          0        0           0          0         16
 57A6     Yes             Electric, Telephone, Water & Sewer       0         0          0        0           0          0         14
  59      Yes             Electric, Telephone, Water & Sewer       0         0          0        0           0          0         54
 59A1     Yes             Electric, Telephone, Water & Sewer       0         0          0        0           0          0         54
 59A2     Yes             Electric, Telephone, Water & Sewer       0         0          0        0           0          0          0
 59A3     Yes             Electric, Telephone, Water & Sewer       0         0          0        0           0          0          0
  61      Yes             Electric, Telephone & Cable              0         0          0        0           0          0          0
  66      Yes             Electric, Telephone, Water & Sewer       0         0          0       40         351        390         84
  69      Yes             Electric                               321       244        257        0           0          0          0
  74      Yes             Electric, Telephone & Cable              0         0          0        0           0          0         19
 74A1     Yes             Electric, Telephone & Cable              0         0          0        0           0          0          7
 74A2     Yes             Electric, Telephone & Cable              0         0          0        0           0          0         12
  75      Yes             Electric & Water                         0         0          0        0           0          0        125
  94      No              None                                   264       192        595        0           0          0          0
  103     Yes             Various                                  0         0          0        0           0          0         10
 103A1    Yes             Electric, Telephone & Cable              0         0          0        0           0          0         10
 103A2    Yes             Electric, Telephone, Water & Sewer       0         0          0        0           0          0          0
  108     Yes             Electric                                 0         0          0        0           0          0         53
  110     Yes             Electric, Water & Sewer                  0         0          0        0           0          0         36
  113     Yes             Electric, Telephone & Cable              0         0          0       20         410        440         28
  115     Yes             Gas, Water & Sewer                       0         0          0        0           0          0         20
  120     Yes             Electric, Water & Sewer                  0         0          0        0           0          0          0
 120A1    Yes             Electric, Water & Sewer                  0         0          0        0           0          0          0
 120A2    Yes             Electric, Water & Sewer                  0         0          0        0           0          0          0
  124     Yes             Electric & Telephone                     0         0          0       16         347        425         96
  126     Yes             Electric, Telephone, Water & Sewer       0         0          0        0           0          0          0
  134     Yes             Electric                                 0         0          0        1           0          0         89
  136     Yes             Electric                                 0         0          0        0           0          0          9
  145     Yes             Electric                                 0         0          0        0           0          0          2

                                    ANNEX B-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

CONTROL       AVG. RENT        MAX. RENT       # OF 2      AVG. RENT       MAX. RENT       # OF 3      AVG. RENT       MAX. RENT
  NO.       1 BEDROOMS ($)   1 BEDROOMS ($)   BEDROOMS   2 BEDROOMS ($)  2 BEDROOMS ($)   BEDROOMS   3 BEDROOMS ($)  3 BEDROOMS ($)
------------------------------------------------------------------------------------------------------------------------------------

   4                 1,129            1,850        490            1,275           2,422          62           1,590           2,750
   11                  882              995        178            1,028           1,130           0               0               0
   12                  669              761        498              902           1,212           0               0               0
   14                1,118            1,214        110            1,412           1,595          20           1,665           1,780
   16                  678              770        216              816             915          92             991           1,980
   21                  643              760        112              761             910          40             985           1,280
   23                  931            1,845         72            1,109           2,175          24           1,291           1,345
   29                  548              548         80              684             684           0               0               0
   30                  500              555        240              611             650          56             770             840
   33                  646              790        192              744             955          80             881           1,030
   35                  570              635         16              855             860           0               0               0
   38                  506              512         96              592             599          36             684             710
   39                  563              840          0                0               0           0               0               0
   41                  576              705          9              842             860           0               0               0
   42                  669              865        102              857             940           0               0               0
   43                  577              651        237              605             824          33             809             935
   44                  580              597         72              660             670           0               0               0
   45                  525              610         70              606             610          24             732             735
   51                  387              750         73              535             850           0               0               0
   55                  634              695         42              770             835           0               0               0
   57                  457              504        114              450             565           0               0               0
  57A1                   0                0         54              451             545           0               0               0
  57A2                 414              435         40              442             565           0               0               0
  57A3                   0                0         20              464             495           0               0               0
  57A4                 458              475          0                0               0           0               0               0
  57A5                 478              485          0                0               0           0               0               0
  57A6                 460              504          0                0               0           0               0               0
   59                  449              510        111              454             620           0               0               0
  59A1                 449              510         35              518             620           0               0               0
  59A2                   0                0         60              418             520           0               0               0
  59A3                   0                0         16              437             545           0               0               0
   61                    0                0         16              647             647          81             720             720
   66                  366              405         80              447             525           0               0               0
   69                    0                0          0                0               0           0               0               0
   74                  399              460         79              436             545          45             500             590
  74A1                 405              460         49              439             545          16             494             494
  74A2                 396              410         30              431             450          29             504             590
   75                  567              660         19              846             880           0               0               0
   94                    0                0          0                0               0           0               0               0
  103                  550              550         56              585             695           6             750             750
 103A1                 550              550         38              648             695           6             750             750
 103A2                   0                0         18              451             590           0               0               0
  108                  446              688         48              569             675           0               0               0
  110                  508              560         36              579             585           8             679             685
  113                  433              533         36              476             533           0               0               0
  115                  440              538         52              531             685           8             588             625
  120                    0                0         49              568             585           0               0               0
 120A1                   0                0         33              585             585           0               0               0
 120A2                   0                0         16              532             532           0               0               0
  124                  398              510         32              513             660           0               0               0
  126                    0                0         96              453             500           0               0               0
  134                  452              485          2              555             565           0               0               0
  136                  558              620         36              615             690           0               0               0
  145                  440              440         37              482             495           0               0               0

                                      MAX. RENT
CONTROL    # OF 4      AVG. RENT     4 BEDROOMS ($)  # OF COMMERCIAL         AVG. RENT             MAX. RENT                   TOTAL
  NO.     BEDROOMS   4 BEDROOMS ($)                        UNITS        COMMERCIAL UNITS ($)   COMMERCIAL UNITS ($)  ELEVATOR  UNITS
------------------------------------------------------------------------------------------------------------------------------------

   4              0               0             0                   0                      0                     0   No         576
   11             0               0             0                   0                      0                     0   No         300
   12             0               0             0                   0                      0                     0   No       1,032
   14             0               0             0                   0                      0                     0   No         204
   16             0               0             0                   0                      0                     0   No         500
   21             0               0             0                   0                      0                     0   No         232
   23             0               0             0                   0                      0                     0   No         144
   29             0               0             0                   0                      0                     0   Yes        300
   30             0               0             0                   0                      0                     0   No         568
   33             0               0             0                   0                      0                     0   No         360
   35             0               0             0                   0                      0                     0   No         322
   38             0               0             0                   0                      0                     0   No         192
   39             0               0             0                   0                      0                     0   No         296
   41             0               0             0                   0                      0                     0   No         275
   42             0               0             0                   0                      0                     0   No         152
   43             0               0             0                   0                      0                     0   No         302
   44             0               0             0                   0                      0                     0   No         180
   45             0               0             0                   0                      0                     0   No         160
   51             0               0             0                   0                      0                     0   No         244
   55             0               0             0                   0                      0                     0   No         106
   57             0               0             0                   0                      0                     0   No         172
  57A1            0               0             0                   0                      0                     0   No          54
  57A2            0               0             0                   0                      0                     0   No          50
  57A3            0               0             0                   0                      0                     0   No          20
  57A4            0               0             0                   0                      0                     0   No          18
  57A5            0               0             0                   0                      0                     0   No          16
  57A6            0               0             0                   0                      0                     0   No          14
   59             0               0             0                   0                      0                     0   No         165
  59A1            0               0             0                   0                      0                     0   No          89
  59A2            0               0             0                   0                      0                     0   No          60
  59A3            0               0             0                   0                      0                     0   No          16
   61            72             828           828                   0                      0                     0   Yes        169
   66             0               0             0                   0                      0                     0   No         204
   69             0               0             0                   0                      0                     0   N/A        321
   74             0               0             0                   0                      0                     0   No         143
  74A1            0               0             0                   0                      0                     0   No          72
  74A2            0               0             0                   0                      0                     0   No          71
   75             0               0             0                   0                      0                     0   No         144
   94             0               0             0                   0                      0                     0   N/A        264
  103             0               0             0                   0                      0                     0   No          72
 103A1            0               0             0                   0                      0                     0   No          54
 103A2            0               0             0                   0                      0                     0   No          18
  108             0               0             0                   0                      0                     0   No         101
  110             0               0             0                   0                      0                     0   No          80
  113             0               0             0                   0                      0                     0   No          84
  115             0               0             0                   0                      0                     0   No          80
  120             0               0             0                   0                      0                     0   No          49
 120A1            0               0             0                   0                      0                     0   No          33
 120A2            0               0             0                   0                      0                     0   No          16
  124             0               0             0                   0                      0                     0   No         144
  126             0               0             0                   0                      0                     0   No          96
  134             0               0             0                   0                      0                     0   No          92
  136             0               0             0                   0                      0                     0   No          45
  145             0               0             0                   0                      0                     0   No          39

                                    ANNEX B-2

ANNEX C-1

PRICE/YIELD TABLES

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                       PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1 CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

PRICE (32NDS)             0% CPR                 25% CPR                50% CPR                75% CPR               100% CPR
--------------    ----------------------  ---------------------  ---------------------  ---------------------  ---------------------
                      CBE     Modified       CBE     Modified       CBE     Modified       CBE     Modified       CBE     Modified
                     Yield    Duration      Yield    Duration      Yield    Duration      Yield    Duration      Yield    Duration
                      (%)     (Years)        (%)     (Years)        (%)      (Years)       (%)     (Years)        (%)     (Years)
                     -----------------      -----------------      -----------------      -----------------      -----------------

      99-12          6.011%     2.79        6.011%     2.79        6.011%     2.79        6.012%     2.78        6.013%     2.77
      99-16          5.966%     2.79        5.966%     2.79        5.966%     2.79        5.967%     2.78        5.967%     2.77
      99-20          5.921%     2.80        5.921%     2.79        5.921%     2.79        5.922%     2.78        5.922%     2.77
      99-24          5.876%     2.80        5.877%     2.79        5.877%     2.79        5.877%     2.79        5.877%     2.77
      99-28          5.832%     2.80        5.832%     2.79        5.832%     2.79        5.832%     2.79        5.832%     2.77
     100-00          5.787%     2.80        5.787%     2.80        5.787%     2.79        5.787%     2.79        5.787%     2.77
     100-04          5.743%     2.80        5.743%     2.80        5.743%     2.79        5.743%     2.79        5.742%     2.78
     100-08          5.698%     2.80        5.698%     2.80        5.698%     2.80        5.698%     2.79        5.697%     2.78
     100-12          5.654%     2.80        5.654%     2.80        5.654%     2.80        5.653%     2.79        5.653%     2.78
     100-16          5.610%     2.80        5.610%     2.80        5.609%     2.80        5.609%     2.79        5.608%     2.78
     100-20          5.566%     2.81        5.565%     2.80        5.565%     2.80        5.565%     2.79        5.563%     2.78

WEIGHTED AVERAGE
LIFE (YRS.)                3.19                   3.18                  3.18                  3.17                    3.15

FIRST PRINCIPAL
PAYMENT DATE             7/15/2006              7/15/2006             7/15/2006             7/15/2006              7/15/2006

LAST PRINCIPAL
PAYMENT DATE             3/15/2011              2/15/2011             2/15/2011             2/15/2011              11/15/2010

                                                            ANNEX C-1-1

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2 CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

PRICE (32NDS)             0% CPR                 25% CPR                50% CPR                75% CPR               100% CPR
--------------    ----------------------  ---------------------  ---------------------  ---------------------  ---------------------
                      CBE     Modified       CBE     Modified       CBE     Modified        CBE    Modified        CBE    Modified
                     Yield    Duration      Yield    Duration      Yield    Duration       Yield   Duration       Yield   Duration
                      (%)      (Years)       (%)      (Years)       (%)      (Years)        (%)     (Years)        (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------      -----------------

      99-12          6.075%     4.14        6.076%     4.13        6.076%     4.11        6.077%     4.09        6.082%     3.95
      99-16          6.045%     4.14        6.045%     4.13        6.046%     4.11        6.046%     4.09        6.050%     3.96
      99-20          6.015%     4.14        6.015%     4.13        6.015%     4.12        6.016%     4.10        6.018%     3.96
      99-24          5.985%     4.14        5.985%     4.13        5.985%     4.12        5.985%     4.10        5.987%     3.96
      99-28          5.955%     4.14        5.955%     4.13        5.955%     4.12        5.955%     4.10        5.955%     3.96
     100-00          5.924%     4.14        5.924%     4.13        5.924%     4.12        5.924%     4.10        5.924%     3.96
     100-04          5.894%     4.14        5.894%     4.13        5.894%     4.12        5.894%     4.10        5.892%     3.96
     100-08          5.864%     4.15        5.864%     4.14        5.864%     4.12        5.864%     4.10        5.861%     3.96
     100-12          5.834%     4.15        5.834%     4.14        5.834%     4.12        5.833%     4.10        5.829%     3.96
     100-16          5.804%     4.15        5.804%     4.14        5.804%     4.12        5.803%     4.10        5.798%     3.96
     100-20          5.775%     4.15        5.774%     4.14        5.774%     4.12        5.773%     4.10        5.767%     3.96

WEIGHTED AVERAGE
LIFE (YRS.)                4.91                   4.89                   4.87                   4.85                   4.66

FIRST PRINCIPAL
PAYMENT DATE             3/15/2011              2/15/2011              2/15/2011              2/15/2011             11/15/2010

LAST PRINCIPAL
PAYMENT DATE             6/15/2011              6/15/2011              6/15/2011              6/15/2011              6/15/2011

                                                            ANNEX C-1-2

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-3 CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

PRICE (32NDS)             0% CPR                 25% CPR                50% CPR                75% CPR               100% CPR
--------------    ----------------------  ---------------------  ---------------------  ---------------------  ---------------------
                      CBE     Modified        CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified
                     Yield    Duration       Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration
                      (%)      (Years)        (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------      -----------------

      99-12          6.149%     5.31        6.149%     5.30        6.149%     5.29        6.149%     5.28        6.150%     5.20
      99-16          6.125%     5.31        6.125%     5.30        6.125%     5.29        6.126%     5.28        6.126%     5.20
      99-20          6.102%     5.31        6.102%     5.30        6.102%     5.30        6.102%     5.28        6.102%     5.20
      99-24          6.078%     5.31        6.078%     5.31        6.078%     5.30        6.078%     5.29        6.078%     5.20
      99-28          6.055%     5.31        6.055%     5.31        6.055%     5.30        6.055%     5.29        6.054%     5.20
     100-00          6.031%     5.31        6.031%     5.31        6.031%     5.30        6.031%     5.29        6.030%     5.21
     100-04          6.008%     5.32        6.008%     5.31        6.008%     5.30        6.007%     5.29        6.006%     5.21
     100-08          5.984%     5.32        5.984%     5.31        5.984%     5.30        5.984%     5.29        5.982%     5.21
     100-12          5.961%     5.32        5.961%     5.31        5.961%     5.30        5.960%     5.29        5.959%     5.21
     100-16          5.938%     5.32        5.937%     5.31        5.937%     5.31        5.937%     5.29        5.935%     5.21
     100-20          5.914%     5.32        5.914%     5.32        5.914%     5.31        5.914%     5.30        5.911%     5.21

WEIGHTED AVERAGE
LIFE (YRS.)                6.63                   6.62                   6.60                   6.59                   6.46

FIRST PRINCIPAL
PAYMENT DATE            12/15/2012              8/15/2012              8/15/2012              8/15/2012              8/15/2012

LAST PRINCIPAL
PAYMENT DATE             5/15/2013              5/15/2013              5/15/2013              5/15/2013              5/15/2013

                                                            ANNEX C-1-3

                                  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                      PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-AB CERTIFICATES

                                      0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

PRICE (32NDS)             0% CPR                 25% CPR                50% CPR                75% CPR               100% CPR
--------------    ----------------------  ---------------------  ---------------------  ---------------------  ---------------------
                      CBE     Modified        CBE    Modified       CBE     Modified        CBE    Modified       CBE     Modified
                     Yield    Duration       Yield   Duration      Yield    Duration       Yield   Duration      Yield    Duration
                      (%)     (Years)         (%)    (Years)        (%)      (Years)        (%)    (Years)        (%)      (Years)
                     -----------------      -----------------      -----------------      -----------------      -----------------

      99-12          6.122%     5.76        6.122%     5.76        6.122%     5.76        6.122%     5.76        6.122%     5.76
      99-16          6.100%     5.77        6.100%     5.77        6.100%     5.77        6.100%     5.77        6.100%     5.76
      99-20          6.079%     5.77        6.079%     5.77        6.079%     5.77        6.079%     5.77        6.078%     5.76
      99-24          6.057%     5.77        6.057%     5.77        6.057%     5.77        6.057%     5.77        6.056%     5.76
      99-28          6.035%     5.77        6.035%     5.77        6.035%     5.77        6.035%     5.77        6.035%     5.77
     100-00          6.014%     5.77        6.014%     5.77        6.014%     5.77        6.014%     5.77        6.013%     5.77
     100-04          5.992%     5.78        5.992%     5.78        5.992%     5.78        5.992%     5.78        5.992%     5.77
     100-08          5.971%     5.78        5.971%     5.78        5.971%     5.78        5.971%     5.78        5.970%     5.77
     100-12          5.949%     5.78        5.949%     5.78        5.949%     5.78        5.949%     5.78        5.948%     5.77
     100-16          5.928%     5.78        5.928%     5.78        5.928%     5.78        5.928%     5.78        5.927%     5.78
     100-20          5.906%     5.78        5.906%     5.78        5.906%     5.78        5.906%     5.78        5.905%     5.78

WEIGHTED AVERAGE
LIFE (YRS.)                7.39                   7.39                   7.39                   7.39                   7.38

FIRST PRINCIPAL
PAYMENT DATE             6/15/2011              6/15/2011              6/15/2011              6/15/2011              6/15/2011

LAST PRINCIPAL
PAYMENT DATE            12/15/2015             12/15/2015             12/15/2015             12/15/2015              9/15/2015

                                                            ANNEX C-1-4

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-4 CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

PRICE (32NDS)             0% CPR                 25% CPR                50% CPR                75% CPR               100% CPR
--------------    ----------------------  ---------------------  ---------------------  ---------------------  ---------------------
                       CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified
                      Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration
                       (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------      -----------------

      99-12          6.124%     7.18        6.124%     7.17        6.124%     7.17        6.124%     7.15        6.125%     7.06
      99-16          6.106%     7.18        6.107%     7.18        6.107%     7.17        6.107%     7.15        6.108%     7.06
      99-20          6.089%     7.19        6.089%     7.18        6.089%     7.17        6.089%     7.16        6.090%     7.06
      99-24          6.072%     7.19        6.072%     7.18        6.072%     7.17        6.072%     7.16        6.072%     7.07
      99-28          6.054%     7.19        6.054%     7.18        6.054%     7.18        6.054%     7.16        6.055%     7.07
     100-00          6.037%     7.19        6.037%     7.19        6.037%     7.18        6.037%     7.16        6.037%     7.07
     100-04          6.020%     7.20        6.020%     7.19        6.020%     7.18        6.020%     7.17        6.019%     7.07
     100-08          6.002%     7.20        6.002%     7.19        6.002%     7.18        6.002%     7.17        6.002%     7.08
     100-12          5.985%     7.20        5.985%     7.19        5.985%     7.18        5.985%     7.17        5.984%     7.08
     100-16          5.968%     7.20        5.968%     7.20        5.968%     7.19        5.968%     7.17        5.967%     7.08
     100-20          5.951%     7.20        5.951%     7.20        5.951%     7.19        5.950%     7.18        5.949%     7.08

WEIGHTED AVERAGE
LIFE (YRS.)                9.78                   9.77                   9.75                   9.72                   9.55

FIRST PRINCIPAL
PAYMENT DATE            12/15/2015             12/15/2015             12/15/2015             12/15/2015              9/15/2015

LAST PRINCIPAL
PAYMENT DATE             5/15/2016              5/15/2016              5/15/2016              5/15/2016              3/15/2016

                                                            ANNEX C-1-5

                                  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1A CERTIFICATES

                                      0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

PRICE (32NDS)             0% CPR                  25% CPR               50% CPR                75% CPR               100% CPR
--------------    ----------------------  ---------------------  ---------------------  ---------------------  ---------------------
                       CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified
                      Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration
                       (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------      -----------------

      99-12          6.120%     5.39        6.120%     5.38        6.120%     5.38        6.120%     5.37        6.122%     5.29
      99-16          6.096%     5.39        6.096%     5.39        6.097%     5.38        6.097%     5.37        6.098%     5.29
      99-20          6.073%     5.39        6.073%     5.39        6.073%     5.38        6.073%     5.38        6.074%     5.29
      99-24          6.050%     5.39        6.050%     5.39        6.050%     5.39        6.050%     5.38        6.051%     5.29
      99-28          6.027%     5.40        6.027%     5.39        6.027%     5.39        6.027%     5.38        6.027%     5.30
     100-00          6.004%     5.40        6.004%     5.40        6.004%     5.39        6.004%     5.38        6.003%     5.30
     100-04          5.981%     5.40        5.981%     5.40        5.981%     5.39        5.981%     5.39        5.980%     5.30
     100-08          5.958%     5.40        5.958%     5.40        5.958%     5.40        5.958%     5.39        5.956%     5.30
     100-12          5.935%     5.41        5.935%     5.40        5.935%     5.40        5.934%     5.39        5.933%     5.30
     100-16          5.912%     5.41        5.912%     5.40        5.912%     5.40        5.911%     5.39        5.910%     5.31
     100-20          5.889%     5.41        5.889%     5.41        5.889%     5.40        5.888%     5.39        5.886%     5.31

WEIGHTED AVERAGE
LIFE (YRS.)                6.93                   6.92                   6.91                   6.90                   6.77

FIRST PRINCIPAL
PAYMENT DATE             7/15/2006              7/15/2006              7/15/2006              7/15/2006              7/15/2006

LAST PRINCIPAL
PAYMENT DATE             5/15/2016              5/15/2016              5/15/2016              5/15/2016              3/15/2016

                                                            ANNEX C-1-6

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-M CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

PRICE (32NDS)             0% CPR                 25% CPR                50% CPR                75% CPR               100% CPR
--------------    ----------------------  ---------------------  ---------------------  ---------------------  ---------------------
                       CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified
                      Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration
                       (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------      -----------------

      99-12          6.145%     7.26        6.145%     7.26        6.145%     7.25        6.145%     7.23        6.146%     7.14
      99-16          6.128%     7.27        6.128%     7.26        6.128%     7.25        6.128%     7.24        6.128%     7.14
      99-20          6.111%     7.27        6.111%     7.26        6.110%     7.25        6.110%     7.24        6.111%     7.14
      99-24          6.093%     7.27        6.093%     7.26        6.093%     7.25        6.093%     7.24        6.093%     7.15
      99-28          6.076%     7.27        6.076%     7.27        6.076%     7.26        6.076%     7.24        6.076%     7.15
     100-00          6.059%     7.28        6.059%     7.27        6.059%     7.26        6.058%     7.25        6.058%     7.15
     100-04          6.042%     7.28        6.042%     7.27        6.042%     7.26        6.041%     7.25        6.041%     7.15
     100-08          6.025%     7.28        6.025%     7.27        6.024%     7.26        6.024%     7.25        6.023%     7.16
     100-12          6.008%     7.28        6.008%     7.28        6.007%     7.27        6.007%     7.25        6.006%     7.16
     100-16          5.991%     7.29        5.991%     7.28        5.990%     7.27        5.990%     7.26        5.989%     7.16
     100-20          5.974%     7.29        5.974%     7.28        5.973%     7.27        5.973%     7.26        5.971%     7.16

WEIGHTED AVERAGE
LIFE (YRS.)                9.94                    9.93                  9.91                   9.89                   9.71

FIRST PRINCIPAL
PAYMENT DATE             5/15/2016              5/15/2016              5/15/2016              5/15/2016              3/15/2016

LAST PRINCIPAL
PAYMENT DATE             6/15/2016              6/15/2016              6/15/2016              6/15/2016              3/15/2016

                                                            ANNEX C-1-7

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-J CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

PRICE (32NDS)             0% CPR                 25% CPR              50% CPR                  75% CPR               100% CPR
--------------    ----------------------  ---------------------  ---------------------  ---------------------  ---------------------
                       CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified
                      Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration
                       (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------      -----------------

      99-12          6.145%     7.27        6.145%     7.27        6.145%     7.27        6.146%     7.27        6.146%     7.16
      99-16          6.128%     7.28        6.128%     7.28        6.128%     7.28        6.128%     7.28        6.129%     7.16
      99-20          6.111%     7.28        6.111%     7.28        6.111%     7.28        6.111%     7.28        6.111%     7.16
      99-24          6.094%     7.28        6.094%     7.28        6.094%     7.28        6.094%     7.28        6.094%     7.17
      99-28          6.076%     7.28        6.077%     7.28        6.077%     7.28        6.077%     7.28        6.076%     7.17
     100-00          6.059%     7.29        6.059%     7.29        6.060%     7.29        6.060%     7.29        6.059%     7.17
     100-04          6.042%     7.29        6.042%     7.29        6.043%     7.29        6.043%     7.29        6.042%     7.17
     100-08          6.025%     7.29        6.025%     7.29        6.025%     7.29        6.026%     7.29        6.024%     7.18
     100-12          6.008%     7.29        6.008%     7.29        6.008%     7.29        6.009%     7.29        6.007%     7.18
     100-16          5.991%     7.29        5.991%     7.29        5.991%     7.29        5.992%     7.29        5.990%     7.18
     100-20          5.974%     7.30        5.974%     7.30        5.974%     7.30        5.975%     7.30        5.973%     7.18

WEIGHTED AVERAGE
LIFE (YRS.)                9.96                   9.96                   9.96                   9.96                   9.75

FIRST PRINCIPAL
PAYMENT DATE             6/15/2016              6/15/2016              6/15/2016              6/15/2016              3/15/2016

LAST PRINCIPAL
PAYMENT DATE             6/15/2016              6/15/2016              6/15/2016              6/15/2016              4/15/2016

                                                            ANNEX C-1-8

                                  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                       PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES

                                      0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

PRICE (32NDS)             0% CPR                 25% CPR                50% CPR                75% CPR                100% CPR
--------------    ----------------------  ---------------------  ---------------------  ---------------------  ---------------------
                       CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified
                      Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration
                       (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------      -----------------

      99-12          6.145%     7.27        6.145%     7.27        6.145%     7.27        6.146%     7.27        6.147%     7.18
      99-16          6.128%     7.28        6.128%     7.28        6.128%     7.28        6.128%     7.28        6.129%     7.19
      99-20          6.111%     7.28        6.111%     7.28        6.111%     7.28        6.111%     7.28        6.112%     7.19
      99-24          6.094%     7.28        6.094%     7.28        6.094%     7.28        6.094%     7.28        6.095%     7.19
      99-28          6.076%     7.28        6.077%     7.28        6.077%     7.28        6.077%     7.28        6.077%     7.19
     100-00          6.059%     7.29        6.059%     7.29        6.060%     7.29        6.060%     7.29        6.060%     7.20
     100-04          6.042%     7.29        6.042%     7.29        6.043%     7.29        6.043%     7.29        6.043%     7.20
     100-08          6.025%     7.29        6.025%     7.29        6.025%     7.29        6.026%     7.29        6.025%     7.20
     100-12          6.008%     7.29        6.008%     7.29        6.008%     7.29        6.009%     7.29        6.008%     7.20
     100-16          5.991%     7.29        5.991%     7.29        5.991%     7.29        5.992%     7.29        5.991%     7.20
     100-20          5.974%     7.30        5.974%     7.30        5.974%     7.30        5.975%     7.30        5.974%     7.21

WEIGHTED AVERAGE
LIFE (YRS.)                9.96                   9.96                   9.96                   9.96                   9.79

FIRST PRINCIPAL
PAYMENT DATE             6/15/2016              6/15/2016              6/15/2016              6/15/2016              4/15/2016

LAST PRINCIPAL
PAYMENT DATE             6/15/2016              6/15/2016              6/15/2016              6/15/2016              4/15/2016

                                                            ANNEX C-1-9

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                      PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

PRICE (32NDS)             0% CPR                25% CPR                 50% CPR                75% CPR               100% CPR
--------------    ----------------------  ---------------------  ---------------------  ---------------------  ---------------------
                       CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified
                      Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration
                       (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------      -----------------

      99-12          6.145%     7.27        6.145%     7.27        6.145%     7.27        6.146%     7.27        6.147%     7.18
      99-16          6.128%     7.28        6.128%     7.28        6.128%     7.28        6.128%     7.28        6.129%     7.19
      99-20          6.111%     7.28        6.111%     7.28        6.111%     7.28        6.111%     7.28        6.112%     7.19
      99-24          6.094%     7.28        6.094%     7.28        6.094%     7.28        6.094%     7.28        6.095%     7.19
      99-28          6.076%     7.28        6.077%     7.28        6.077%     7.28        6.077%     7.28        6.077%     7.19
     100-00          6.059%     7.29        6.059%     7.29        6.060%     7.29        6.060%     7.29        6.060%     7.20
     100-04          6.042%     7.29        6.042%     7.29        6.043%     7.29        6.043%     7.29        6.043%     7.20
     100-08          6.025%     7.29        6.025%     7.29        6.025%     7.29        6.026%     7.29        6.025%     7.20
     100-12          6.008%     7.29        6.008%     7.29        6.008%     7.29        6.009%     7.29        6.008%     7.20
     100-16          5.991%     7.29        5.991%     7.29        5.991%     7.29        5.992%     7.29        5.991%     7.20
     100-20          5.974%     7.30        5.974%     7.30        5.974%     7.30        5.975%     7.30        5.974%     7.21

WEIGHTED AVERAGE
LIFE (YRS.)                9.96                   9.96                   9.96                   9.96                   9.79

FIRST PRINCIPAL
PAYMENT DATE             6/15/2016              6/15/2016              6/15/2016              6/15/2016              4/15/2016

LAST PRINCIPAL
PAYMENT DATE             6/15/2016              6/15/2016              6/15/2016              6/15/2016              4/15/2016

                                                           ANNEX C-1-10

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                        PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

PRICE (32NDS)             0% CPR                 25% CPR                50% CPR                75% CPR               100% CPR
--------------    ----------------------  ---------------------  ---------------------  ---------------------  ---------------------
                       CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified
                      Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration
                       (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------      -----------------

      99-12          6.145%     7.27        6.145%     7.27        6.145%     7.27        6.146%     7.27        6.147%     7.21
      99-16          6.128%     7.28        6.128%     7.28        6.128%     7.28        6.128%     7.28        6.130%     7.21
      99-20          6.111%     7.28        6.111%     7.28        6.111%     7.28        6.111%     7.28        6.113%     7.22
      99-24          6.094%     7.28        6.094%     7.28        6.094%     7.28        6.094%     7.28        6.095%     7.22
      99-28          6.076%     7.28        6.077%     7.28        6.077%     7.28        6.077%     7.28        6.078%     7.22
     100-00          6.059%     7.29        6.059%     7.29        6.060%     7.29        6.060%     7.29        6.061%     7.22
     100-04          6.042%     7.29        6.042%     7.29        6.043%     7.29        6.043%     7.29        6.044%     7.23
     100-08          6.025%     7.29        6.025%     7.29        6.025%     7.29        6.026%     7.29        6.026%     7.23
     100-12          6.008%     7.29        6.008%     7.29        6.008%     7.29        6.009%     7.29        6.009%     7.23
     100-16          5.991%     7.29        5.991%     7.29        5.991%     7.29        5.992%     7.29        5.992%     7.23
     100-20          5.974%     7.30        5.974%     7.30        5.974%     7.30        5.975%     7.30        5.975%     7.24

WEIGHTED AVERAGE
LIFE (YRS.)                9.96                   9.96                   9.96                   9.96                   9.85

FIRST PRINCIPAL
PAYMENT DATE             6/15/2016              6/15/2016              6/15/2016              6/15/2016              4/15/2016

LAST PRINCIPAL
PAYMENT DATE             6/15/2016              6/15/2016              6/15/2016              6/15/2016              5/15/2016

                                                           ANNEX C-1-11

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                      PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS E CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

PRICE (32NDS)             0% CPR                 25% CPR               50% CPR                 75% CPR               100% CPR
--------------    ----------------------  ---------------------  ---------------------  ---------------------  ---------------------
                       CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified
                      Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration
                       (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------      -----------------

      99-12          6.145%     7.27        6.145%     7.27        6.145%     7.27        6.146%     7.27        6.148%     7.23
      99-16          6.128%     7.28        6.128%     7.28        6.128%     7.28        6.128%     7.28        6.130%     7.23
      99-20          6.111%     7.28        6.111%     7.28        6.111%     7.28        6.111%     7.28        6.113%     7.23
      99-24          6.094%     7.28        6.094%     7.28        6.094%     7.28        6.094%     7.28        6.096%     7.24
      99-28          6.076%     7.28        6.077%     7.28        6.077%     7.28        6.077%     7.28        6.078%     7.24
     100-00          6.059%     7.29        6.059%     7.29        6.060%     7.29        6.060%     7.29        6.061%     7.24
     100-04          6.042%     7.29        6.042%     7.29        6.043%     7.29        6.043%     7.29        6.044%     7.24
     100-08          6.025%     7.29        6.025%     7.29        6.025%     7.29        6.026%     7.29        6.027%     7.25
     100-12          6.008%     7.29        6.008%     7.29        6.008%     7.29        6.009%     7.29        6.010%     7.25
     100-16          5.991%     7.29        5.991%     7.29        5.991%     7.29        5.992%     7.29        5.993%     7.25
     100-20          5.974%     7.30        5.974%     7.30        5.974%     7.30        5.975%     7.30        5.975%     7.25

WEIGHTED AVERAGE
LIFE (YRS.)                9.96                   9.96                   9.96                   9.96                   9.88

FIRST PRINCIPAL
PAYMENT DATE             6/15/2016              6/15/2016              6/15/2016              6/15/2016              5/15/2016

LAST PRINCIPAL
PAYMENT DATE             6/15/2016              6/15/2016              6/15/2016              6/15/2016              5/15/2016

                                                           ANNEX C-1-12

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                      PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS F CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

PRICE (32NDS)             0% CPR                 25% CPR                50% CPR                75% CPR               100% CPR
--------------    ----------------------  ---------------------  ---------------------  ---------------------  ---------------------
                       CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified        CBE    Modified
                      Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration       Yield   Duration
                       (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)     (Years)        (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------      -----------------

      99-12          6.145%     7.27        6.145%     7.27        6.145%     7.27        6.146%     7.27        6.148%     7.23
      99-16          6.128%     7.28        6.128%     7.28        6.128%     7.28        6.128%     7.28        6.130%     7.23
      99-20          6.111%     7.28        6.111%     7.28        6.111%     7.28        6.111%     7.28        6.113%     7.23
      99-24          6.094%     7.28        6.094%     7.28        6.094%     7.28        6.094%     7.28        6.096%     7.24
      99-28          6.076%     7.28        6.077%     7.28        6.077%     7.28        6.077%     7.28        6.078%     7.24
     100-00          6.059%     7.29        6.059%     7.29        6.060%     7.29        6.060%     7.29        6.061%     7.24
     100-04          6.042%     7.29        6.042%     7.29        6.043%     7.29        6.043%     7.29        6.044%     7.24
     100-08          6.025%     7.29        6.025%     7.29        6.025%     7.29        6.026%     7.29        6.027%     7.25
     100-12          6.008%     7.29        6.008%     7.29        6.008%     7.29        6.009%     7.29        6.010%     7.25
     100-16          5.991%     7.29        5.991%     7.29        5.991%     7.29        5.992%     7.29        5.993%     7.25
     100-20          5.974%     7.30        5.974%     7.30        5.974%     7.30        5.975%     7.30        5.975%     7.25

WEIGHTED AVERAGE
LIFE (YRS.)                9.96                   9.96                   9.96                   9.96                   9.88

FIRST PRINCIPAL
PAYMENT DATE             6/15/2016              6/15/2016              6/15/2016              6/15/2016              5/15/2016

LAST PRINCIPAL
PAYMENT DATE             6/15/2016              6/15/2016              6/15/2016              6/15/2016              5/15/2016

                                                           ANNEX C-1-13

ANNEX C-2

DECREMENT TABLES

                                                                     ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                           OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR    50% CPR   75% CPR     100% CPR
------------------                          ---------   --------    -------   -------    ---------

Initial Percentage ......................      100%       100%        100%      100%        100%
June 2007 ...............................       93         93          93        93          93
June 2008 ...............................       84         84          84        84          84
June 2009 ...............................       64         64          64        64          64
June 2010 ...............................       28         28          28        28          28
June 2011 and thereafter ................        0          0           0         0           0

Weighted Average Life (in years) ........     3.19       3.18        3.18      3.17        3.15

                                                                     ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                           OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR    50% CPR   75% CPR     100% CPR
------------------                          ---------   --------    -------   -------    ---------

Initial Percentage ......................      100%       100%        100%      100%        100%
June 2007 ...............................      100        100         100       100         100
June 2008 ...............................      100        100         100       100         100
June 2009 ...............................      100        100         100       100         100
June 2010 ...............................      100        100         100       100         100
June 2011 and thereafter ................        0          0           0         0           0

Weighted Average Life (in years) ........     4.91       4.89        4.87      4.85        4.66

                                                                     ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                           OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR    50% CPR   75% CPR     100% CPR
------------------                          ---------   --------    -------   -------    ---------

Initial Percentage ......................      100%       100%        100%      100%        100%
June 2007 ...............................      100        100         100       100         100
June 2008 ...............................      100        100         100       100         100
June 2009 ...............................      100        100         100       100         100
June 2010 ...............................      100        100         100       100         100
June 2011 ...............................      100        100         100       100         100
June 2012 ...............................      100        100         100       100         100
June 2013 and thereafter ................        0          0           0         0           0

Weighted Average Life (in years) ........     6.63       6.62        6.60      6.59        6.46

                                                                     ANNEX C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                           OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR    50% CPR   75% CPR     100% CPR
------------------                          ---------   --------    -------   -------    ---------

Initial Percentage ......................      100%       100%        100%      100%        100%
June 2007 ...............................      100        100         100       100         100
June 2008 ...............................      100        100         100       100         100
June 2009 ...............................      100        100         100       100         100
June 2010 ...............................      100        100         100       100         100
June 2011 ...............................       99         99          99        99          99
June 2012 ...............................       78         78          78        78          78
June 2013 ...............................       63         63          63        63          63
June 2014 ...............................       39         39          39        39          39
June 2015 ...............................       13         13          13        13          13
June 2016 and thereafter ................        0          0           0         0           0

Weighted Average Life (in years) ........     7.39       7.39        7.39      7.39        7.38

                                                                     ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                           OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR    50% CPR   75% CPR     100% CPR
------------------                          ---------   --------    -------   -------    ---------

Initial Percentage ......................      100%       100%        100%      100%        100%
June 2007 ...............................      100        100         100       100         100
June 2008 ...............................      100        100         100       100         100
June 2009 ...............................      100        100         100       100         100
June 2010 ...............................      100        100         100       100         100
June 2011 ...............................      100        100         100       100         100
June 2012 ...............................      100        100         100       100         100
June 2013 ...............................      100        100         100       100         100
June 2014 ...............................      100        100         100       100         100
June 2015 ...............................      100        100         100       100         100
June 2016 and thereafter ................        0          0           0         0           0

Weighted Average Life (in years) ........     9.78       9.77        9.75      9.72        9.55

                                                                     ANNEX C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                           OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR    50% CPR   75% CPR     100% CPR
------------------                          ---------   --------    -------   -------    ---------

Initial Percentage ......................      100%       100%        100%      100%        100%
June 2007 ...............................      100        100         100       100         100
June 2008 ...............................       99         99          99        99          99
June 2009 ...............................       99         99          99        99          99
June 2010 ...............................       96         96          96        96          96
June 2011 ...............................       45         45          45        45          45
June 2012 ...............................       44         44          44        44          44
June 2013 ...............................       43         43          43        43          43
June 2014 ...............................       43         43          43        43          43
June 2015 ...............................       42         42          42        42          42
June 2016 and thereafter ................        0          0           0         0           0

Weighted Average Life (in years) ........     6.93       6.92        6.91      6.90        6.77

                                                                     ANNEX C-2-7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                           OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR    50% CPR   75% CPR     100% CPR
------------------                          ---------   --------    -------   -------    ---------

Initial Percentage ......................      100%       100%        100%      100%        100%
June 2007 ...............................      100        100         100       100         100
June 2008 ...............................      100        100         100       100         100
June 2009 ...............................      100        100         100       100         100
June 2010 ...............................      100        100         100       100         100
June 2011 ...............................      100        100         100       100         100
June 2012 ...............................      100        100         100       100         100
June 2013 ...............................      100        100         100       100         100
June 2014 ...............................      100        100         100       100         100
June 2015 ...............................      100        100         100       100         100
June 2016 and thereafter ................        0          0           0         0           0

Weighted Average Life (in years) ........     9.94       9.93        9.91      9.89        9.71

                                                                     ANNEX C-2-8

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                           OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR    50% CPR   75% CPR     100% CPR
------------------                          ---------   --------    -------   -------    ---------

Initial Percentage ......................      100%       100%        100%      100%        100%
June 2007 ...............................      100        100         100       100         100
June 2008 ...............................      100        100         100       100         100
June 2009 ...............................      100        100         100       100         100
June 2010 ...............................      100        100         100       100         100
June 2011 ...............................      100        100         100       100         100
June 2012 ...............................      100        100         100       100         100
June 2013 ...............................      100        100         100       100         100
June 2014 ...............................      100        100         100       100         100
June 2015 ...............................      100        100         100       100         100
June 2016 and thereafter ................        0          0           0         0           0

Weighted Average Life (in years) ........     9.96       9.96        9.96      9.96        9.75

                                                                     ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                           OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR    50% CPR   75% CPR     100% CPR
------------------                          ---------   --------    -------   -------    ---------

Initial Percentage ......................      100%       100%        100%      100%        100%
June 2007 ...............................      100        100         100       100         100
June 2008 ...............................      100        100         100       100         100
June 2009 ...............................      100        100         100       100         100
June 2010 ...............................      100        100         100       100         100
June 2011 ...............................      100        100         100       100         100
June 2012 ...............................      100        100         100       100         100
June 2013 ...............................      100        100         100       100         100
June 2014 ...............................      100        100         100       100         100
June 2015 ...............................      100        100         100       100         100
June 2016 and thereafter ................        0          0           0         0           0

Weighted Average Life (in years) ........     9.96       9.96        9.96      9.96        9.79

                                                                    ANNEX C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                           OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR    50% CPR   75% CPR     100% CPR
------------------                          ---------   --------    -------   -------    ---------

Initial Percentage ......................      100%       100%        100%      100%        100%
June 2007 ...............................      100        100         100       100         100
June 2008 ...............................      100        100         100       100         100
June 2009 ...............................      100        100         100       100         100
June 2010 ...............................      100        100         100       100         100
June 2011 ...............................      100        100         100       100         100
June 2012 ...............................      100        100         100       100         100
June 2013 ...............................      100        100         100       100         100
June 2014 ...............................      100        100         100       100         100
June 2015 ...............................      100        100         100       100         100
June 2016 and thereafter ................        0          0           0         0           0

Weighted Average Life (in years) ........     9.96       9.96        9.96      9.96        9.79

                                                                    ANNEX C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                           OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR    50% CPR   75% CPR     100% CPR
------------------                          ---------   --------    -------   -------    ---------

Initial Percentage ......................      100%       100%        100%      100%        100%
June 2007 ...............................      100        100         100       100         100
June 2008 ...............................      100        100         100       100         100
June 2009 ...............................      100        100         100       100         100
June 2010 ...............................      100        100         100       100         100
June 2011 ...............................      100        100         100       100         100
June 2012 ...............................      100        100         100       100         100
June 2013 ...............................      100        100         100       100         100
June 2014 ...............................      100        100         100       100         100
June 2015 ...............................      100        100         100       100         100
June 2016 and thereafter ................        0          0           0         0           0

Weighted Average Life (in years) ........     9.96       9.96        9.96      9.96        9.85

                                                                    ANNEX C-2-12

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                           OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR    50% CPR   75% CPR     100% CPR
------------------                          ---------   --------    -------   -------    ---------

Initial Percentage ......................      100%       100%        100%      100%        100%
June 2007 ...............................      100        100         100       100         100
June 2008 ...............................      100        100         100       100         100
June 2009 ...............................      100        100         100       100         100
June 2010 ...............................      100        100         100       100         100
June 2011 ...............................      100        100         100       100         100
June 2012 ...............................      100        100         100       100         100
June 2013 ...............................      100        100         100       100         100
June 2014 ...............................      100        100         100       100         100
June 2015 ...............................      100        100         100       100         100
June 2016 and thereafter ................        0          0           0         0           0

Weighted Average Life (in years) ........     9.96       9.96        9.96      9.96        9.88

                                                                    ANNEX C-2-13

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                           OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR    50% CPR   75% CPR     100% CPR
------------------                          ---------   --------    -------   -------    ---------

Initial Percentage ......................      100%       100%        100%      100%        100%
June 2007 ...............................      100        100         100       100         100
June 2008 ...............................      100        100         100       100         100
June 2009 ...............................      100        100         100       100         100
June 2010 ...............................      100        100         100       100         100
June 2011 ...............................      100        100         100       100         100
June 2012 ...............................      100        100         100       100         100
June 2013 ...............................      100        100         100       100         100
June 2014 ...............................      100        100         100       100         100
June 2015 ...............................      100        100         100       100         100
June 2016 and thereafter ................        0          0           0         0           0

Weighted Average Life (in years) ........     9.96       9.96        9.96      9.96        9.88

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                    Statement Date:  17-Jul-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Jul-06
                                                           SERIES 2006-C4                                 Prior Payment:         N/A
135 S. LaSalle Street, Suite 1625                                                                         Next Payment:    17-Aug-06
Chicago, IL 60603                                                                                         Record Date:     30-Jun-06
USA

Administrator:                                             ABN AMRO ACCT:                        Analyst:
Kristen Packwood 312.904.4207                   REPORTING PACKAGE TABLE OF CONTENTS              Patrick Gong 714.259.6253
kristen.packwood@abnamro.com                                                                     patrick.gong@abnamro.com

------------------------------------------------------------------------------------------------------------------------------------
-----------------------------------  ------------------------------------------------------------------  ---------------------------

                                                                                              Page(s)
                                                                                              ------
Issue Id:           LUBS06C4         Statements to Certificateholders                         Page 2     Closing Date:
                                     Cash Recon                                               Page 3
Monthly Data File                    Bond Interest Reconciliation                             Page 4     First Payment Date:
Name:         LUBS06C4_200607_3.ZIP  Bond Interest Reconciliation                             Page 5
-----------------------------------  Shortfall Summary Report                                 Page 6     Rated Final Payment Date:
                                     Asset-Backed Facts ~ 15 Month Loan Status Summary        Page 7
                                     Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary   Page 8     Determination Date:
                                     Mortgage Loan Characteristics                            Page 9-11
                                     Delinquent Loan Detail                                   Page 12    ---------------------------
                                     Loan Level Detail                                        Page 13      Trust Collection Period
                                     Realized Loss Detail                                     Page 14    ---------------------------
                                     Collateral Realized Loss                                 Page 15
                                     Appraisal Reduction Detail                               Page 16    ---------------------------
                                     Material Breaches Detail                                 Page 17
                                     Historical Collateral Prepayment                         Page 18
                                     Specially Serviced (Part I) - Loan Detail                Page 19
                                     Specially Serviced (Part II) - Servicer Comments         Page 20
                                     Summary of Loan Maturity Extensions                      Page 21
                                     Rating Information                                       Page 22
                                     Other Related Information                                Page 23
                                     ------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                        Depositor: Structured Asset Securities Corporation II
                                        Underwriter: Lehman Brothers Inc./UBS Securities LLC
                                        Master Servicer: Wachovia Bank, National Association
                                                 Special Servicer: LNR Partners, Inc.
                          Rating Agency: Standard & Poor's Rating Services/Moody's Investors Service, Inc.

------------------------------------------------------------------------------------------------------------------------------------
                          ------------------------------------------------------------------------------------
                                   INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                          ------------------------------------------------------------------------------------
                           LaSalle Web Site                                                   www.etrustee.net
                           Servicer Web Site                                                  www.wachovia.com
                           LaSalle Factor Line                                                    800.246.5761
                          ------------------------------------------------------------------------------------

                                                                                                                        PAGE 1 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                    Statement Date:  17-Jul-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Jul-06
                                                           SERIES 2006-C4                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                           ABN AMRO ACCT:

------------------------------------------------------------------------------------------------------------------------------------
              ORIGINAL        OPENING   PRINCIPAL    PRINCIPAL       NEGATIVE      CLOSING     INTEREST     INTEREST    PASS-THROUGH
   CLASS   FACE VALUE (1)     BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)  ADJUSTMENT       RATE

   CUSIP                                                                                                              Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------

Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                    ------------------------------------------
                                                                     Total P&I Payment
                                                                    ------------------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
Interest equals Interest Payment (3) Estimated. * Denotes Controlling Class

                                                                                                                        PAGE 2 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                    Statement Date:  17-Jul-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Jul-06
                                                           SERIES 2006-C4                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                           ABN AMRO ACCT:
                                                     CASH RECONCILIATION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

            --------------------------------------------------     --------------------------------------------------
                             INTEREST SUMMARY                                      PRINCIPAL SUMMARY
            --------------------------------------------------     --------------------------------------------------

            Current Scheduled Interest                    0.00     SCHEDULED PRINCIPAL:
            Less Deferred Interest                        0.00     Current Scheduled Principal                   0.00
            Less PPIS Reducing Scheduled Int              0.00     Advanced Scheduled Principal                  0.00
            Plus Gross Advance Interest                   0.00     --------------------------------------------------
            Less ASER Interest Adv Reduction              0.00     Scheduled Principal                           0.00
            Less Other Interest Not Advanced              0.00     --------------------------------------------------
            Less Other Adjustment                         0.00     UNSCHEDULED PRINCIPAL:
            --------------------------------------------------     Curtailments                                  0.00
            Total                                         0.00     Prepayments in Full                           0.00
            --------------------------------------------------     Liquidation Proceeds                          0.00
            UNSCHEDULED INTEREST:                                  Repurchase Proceeds                           0.00
            --------------------------------------------------     Other Principal Proceeds                      0.00
            Prepayment Penalties                          0.00     --------------------------------------------------
            Yield Maintenance Penalties                   0.00     Total Unscheduled Principal                   0.00
            Other Interest Proceeds                       0.00     --------------------------------------------------
            --------------------------------------------------     Remittance Principal                          0.00
            Total                                         0.00     --------------------------------------------------
            --------------------------------------------------     Remittance P&I Due Trust                      0.00
            Less Fee Paid To Servicer                     0.00     --------------------------------------------------
            Less Fee Strips Paid by Servicer              0.00     Remittance P&I Due Certs                      0.00
            --------------------------------------------------     --------------------------------------------------
            LESS FEES & EXPENSES PAID BY/TO SERVICER
            --------------------------------------------------     --------------------------------------------------
            Special Servicing Fees                        0.00                    POOL BALANCE SUMMARY
            Workout Fees                                  0.00     --------------------------------------------------
            Liquidation Fees                              0.00                                        Balance   Count
            Interest Due Serv on Advances                 0.00     --------------------------------------------------
            Non Recoverable Advances                      0.00     Beginning Pool                        0.00       0
            Misc. Fees & Expenses                         0.00     Scheduled Principal                   0.00       0
            --------------------------------------------------     Unscheduled Principal                 0.00       0
                                                                   Deferred Interest                     0.00
            --------------------------------------------------     Liquidations                          0.00       0
            Total Unscheduled Fees & Expenses             0.00     Repurchases                           0.00       0
            --------------------------------------------------     --------------------------------------------------
            Total Interest Due Trust                      0.00     Ending Pool                           0.00       0
            --------------------------------------------------     --------------------------------------------------
            LESS FEES & EXPENSES PAID BY/TO TRUST
            --------------------------------------------------     --------------------------------------------------
            Trustee Fee                                   0.00     Servicing Advance Summary
            Fee Strips                                    0.00     --------------------------------------------------
            Misc. Fees                                    0.00                                         Amount
            Interest Reserve Withholding                  0.00     --------------------------------------------------
            Plus Interest Reserve Deposit                 0.00     Prior Outstanding
            --------------------------------------------------     Plus Current Period
            Total                                         0.00     Less Recovered
            --------------------------------------------------     Less Non Recovered
                                                                   Ending Outstanding
                                                                   --------------------------------------------------

                                        --------------------------------------------------
                                                      SERVICING FEE SUMMARY
                                        --------------------------------------------------
                                        Current Servicing Fees                        0.00
                                        Plus Fees Advanced for PPIS                   0.00
                                        Less Reduction for PPIS                       0.00
                                        Plus Delinquent Servicing Fees                0.00
                                        --------------------------------------------------
                                        Total Servicing Fees                          0.00
                                        --------------------------------------------------

                                        --------------------------------------------------
                                                       CAP LEASE ACCRETION
                                        --------------------------------------------------
                                        Accretion Amt                                 0.00
                                        Distributable Interest                        0.00
                                        Distributable Principal                       0.00
                                        --------------------------------------------------

                                        --------------------------------------------------
                                                           PPIS SUMMARY
                                        --------------------------------------------------
                                        Gross PPIS                                    0.00
                                        Reduced by PPIE                               0.00
                                        Reduced by Shortfalls in Fees                 0.00
                                        Reduced by Other Amounts                      0.00
                                        --------------------------------------------------
                                        PPIS Reducing Scheduled Interest              0.00
                                        --------------------------------------------------
                                        PPIS Reducing Servicing Fee                   0.00
                                        --------------------------------------------------
                                        PPIS Due Certificate                          0.00
                                        --------------------------------------------------

                                        --------------------------------------------------
                                            ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
                                        --------------------------------------------------
                                                                     Principal    Interest
                                        --------------------------------------------------
                                        Prior Outstanding                 0.00        0.00
                                        Plus Current Period               0.00        0.00
                                        Less Recovered                    0.00        0.00
                                        Less Non Recovered                0.00        0.00
                                        Ending Outstanding                0.00        0.00
                                        --------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 3 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                    Statement Date:  17-Jul-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Jul-06
                                                           SERIES 2006-C4                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                           ABN AMRO ACCT:
                                                 BOND INTEREST RECONCILIATION DETAIL

            -------------------------------------------------------------------------------------------------------------

                          Accrual                                                Accrued           Total          Total
                    -------------------       Opening      Pass-Through        Certificate       Interest        Interest
            Class     Method     Days         Balance         Rate              Interest         Additions      Deductions
            --------------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------------
                                                          Current         Remaining
                  Distributable         Interest           Period         Outstanding               Credit Support
                   Certificate          Payment          Shortfall/         Interest        -----------------------------
                    Interest             Amount           Recovery         Shortfalls          Original      Current (1)
            --------------------------------------------------------------------------------------------------------------

            -----------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 4 OF 23

(1)   Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
      (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                    Statement Date:  17-Jul-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Jul-06
                                                           SERIES 2006-C4                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                           ABN AMRO ACCT:
                                                 BOND INTEREST RECONCILIATION DETAIL

                                                                 ------------------------------------------------------------------
                                                                                             Additions
                              -----------------------------------------------------------------------------------------------------
                                                                  Prior       Interest
                                         Prior       Current     Interest      Accrual                                   Other
                                        Interest     Interest    Shortfall     on Prior     Prepayment      Yield       Interest
                              Class     Due Date     Due Date       Due        Shortfall     Premiums    Maintenance   Proceeds (1)
                              ---------------------------------- ------------------------------------------------------------------

                              -------------------------------------------------------------------------------

-------------------------------------------------------------------

               Deductions
---------------------------------------
               Deferred &                 Distributable  Interest
  Allocable     Accretion    Interest      Certificate    Payment
   PPIS         Interest   Loss Expense    Interest       Amount
-------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------------------

(1)   Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
      Bondholder's Distributable Interest.

                                                                                                                        PAGE 5 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                    Statement Date:  17-Jul-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Jul-06
                                                           SERIES 2006-C4                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                           ABN AMRO ACCT:
                                                    INTEREST ADJUSTMENTS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------    --------------------------------------------------------------
SHORTFALL ALLOCATED TO THE BONDS:                                     EXCESS ALLOCATED TO THE BONDS:
-------------------------------------------------------               ------------------------------------------------

Net Prepayment Int. Shortfalls Allocated to the Bonds       0.00      Other Interest Proceeds Due the Bonds                  0.00

Special Servicing Fees                                      0.00      Prepayment Interest Excess Due the Bonds               0.00

Workout Fees                                                0.00      Interest Income                                        0.00

Liquidation Fees                                            0.00      Yield Maintenance Penalties Due the Bonds              0.00

Legal Fees                                                  0.00      Prepayment Penalties Due the Bonds                     0.00

Misc. Fees & Expenses Paid by/to Servicer                   0.00      Recovered ASER Interest Due the Bonds                  0.00

Interest Paid to Servicer on Outstanding Advances           0.00      Recovered Interest Due the Bonds                       0.00

ASER Interest Advance Reduction                             0.00      ARD Excess Interest                                    0.00
                                                                                                                         --------
Interest Not Advanced (Current Period)                      0.00      Total Excess Allocated to the Bonds                    0.00
                                                                                                                         ========
Recoup of Prior Advances by Servicer                        0.00

Servicing Fees Paid Servicer on Loans Not Advanced          0.00

Misc. Fees & Expenses Paid by Trust                         0.00

Shortfall Due to Rate Modification                          0.00

Other Interest Loss                                         0.00
                                                        --------
Total Shortfall Allocated to the Bonds                      0.00
                                                        ========
------------------------------------------------------------------    --------------------------------------------------------------

                                       AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
                          ---------------------------------------------------------------------------
                          Total Excess Allocated to the Bonds                                   0.00

                          Less Total Shortfall Allocated to the Bonds                           0.00
                                                                                            ---------
                          Total Interest Adjustment to the Bonds                                0.00
                                                                                            =========
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 6 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                        Statement Date:  17-Jul-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Jul-06
                                                       SERIES 2006-C4                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06
                                                       ABN AMRO ACCT:
                                ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------  ---------------------------------------------------------------------------------------
                                           Delinquency Aging Categories
------------  ---------------------------------------------------------------------------------------
Distribution  Delinq 1 Month    Delinq 2 Months    Delinq 3+ Months     Foreclosure         REO
    Date
                #    Balance      #    Balance       #     Balance       #    Balance    #    Balance
------------  ---------------------------------------------------------------------------------------

                 0    0.00         0      0.00        0          0        0     0.00      0     0.00
 6/16/2006
              0.00%   0.00%     0.00%     0.00%    0.00%      0.00%    0.00%    0.00%  0.00%    0.00%
------------  ---------------------------------------------------------------------------------------
                 0    0.00         0      0.00        0          0        0     0.00      0     0.00
 3/17/2006
              0.00%   0.00%     0.00%     0.00%    0.00%      0.00%    0.00%    0.00%  0.00%    0.00%
------------  ---------------------------------------------------------------------------------------
                 0    0.00         0      0.00        0          0        0     0.00      0     0.00
 2/17/2006
              0.00%   0.00%     0.00%     0.00%    0.00%      0.00%    0.00%    0.00%  0.00%    0.00%
------------  ---------------------------------------------------------------------------------------

------------  ------------------------------------------------------
                         Special Event Categories (1)
------------  ------------------------------------------------------
Distribution  Modifications     Specially Serviced      Bankruptcy
    Date
                #    Balance      #      Balance        #    Balance
------------  ------------------------------------------------------

                 0     0.00        0         0.00        0     0.00
 6/16/2006
              0.00%    0.00%    0.00%        0.00%    0.00%    0.00%
------------  ------------------------------------------------------
                 0     0.00        0         0.00        0     0.00
 3/17/2006
              0.00%    0.00%    0.00%        0.00%    0.00%    0.00%
------------  ------------------------------------------------------
                 0     0.00        0         0.00        0     0.00
 2/17/2006
              0.00%    0.00%    0.00%        0.00%    0.00%    0.00%
------------  ------------------------------------------------------

     (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 7 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                        Statement Date:  17-Jul-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Jul-06
                                                       SERIES 2006-C4                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                       ABN AMRO ACCT:
                                ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------  ------------------------------------------------------------------------------------------------------------
Distribution  Ending Pool (1)    Payoffs(2)      Penalties    Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
    Date
                #     Balance    #    Balance    #   Amount     #        Balance       #     Balance     #       Amount
------------  ------------------------------------------------------------------------------------------------------------

 16-Jun-06      1           1     0        0      0       0       0              0      0          0      0           0
                               0.00%    0.00%                  0.00%          0.00%  0.00%      0.00%  0.00%       0.00%
------------  ------------------------------------------------------------------------------------------------------------
 17-Mar-06      1           1     0        0      0       0       0              0      0          0      0           0
                               0.00%    0.00%                  0.00%          0.00%  0.00%      0.00%  0.00%       0.00%
------------  ------------------------------------------------------------------------------------------------------------
 17-Feb-06      1           1     0        0      0       0       0              0      0          0      0           0
                               0.00%    0.00%                  0.00%          0.00%  0.00%      0.00%  0.00%       0.00%
------------  ------------------------------------------------------------------------------------------------------------

------------  ------------------------------------
Distribution  Remaining Term    Curr Weighted Avg.
    Date
              Life     Amort    Coupon      Remit
------------  ------------------------------------

 16-Jun-06       0            0.00%      0.00%

------------  ------------------------------------
 17-Mar-06       0            0.00%      0.00%

------------  ------------------------------------
 17-Feb-06       0            0.00%      0.00%

------------  ------------------------------------

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

                                                                                                                        PAGE 8 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                        Statement Date:  17-Jul-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Jul-06
                                                       SERIES 2006-C4                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                       ABN AMRO ACCT:
                                               MORTGAGE LOAN CHARACTERISTICS

             DISTRIBUTION OF PRINCIPAL BALANCES                                 DISTRIBUTION OF MORTGAGE INTEREST RATES
-------------------------------------------------------------      -----------------------------------------------------------------
 Current                                  Weighted Average            Current                                     Weighted Average
Scheduled  # of   Scheduled   % of     ----------------------        Mortgage     # of   Scheduled   % of     ----------------------
 Balance   Loans   Balance   Balance   Term  Coupon  PFY DSCR      Interest Rate  Loans   Balance   Balance   Term  Coupon  PFY DSCR
-------------------------------------------------------------      -----------------------------------------------------------------

                                                                   -----------------------------------------------------------------
                                                                                      0          0    0.00%
                                                                   -----------------------------------------------------------------

                                                                   Minimum Mortgage Interest Rate        ,900.000%
                                                                   Maximum Mortgage Interest Rate        ,900.000%

                                                                               DISTRIBUTION OF REMAINING TERM (BALLOON)
                                                                   -----------------------------------------------------------------
                                                                      Balloon                                     Weighted Average
                                                                     Mortgage     # of   Scheduled   % of     ----------------------
-------------------------------------------------------------          Loans      Loans   Balance   Balance   Term  Coupon  PFY DSCR
               0          0    0.00%                               -----------------------------------------------------------------
-------------------------------------------------------------

Average Schedule Balance               0
Maximum Schedule Balance  (9,999,999,999)
Minimum Schedule Balance   9,999,999,999

      DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
-------------------------------------------------------------
  Fully
Amortizing                                Weighted Average
 Mortgage  # of   Scheduled   % of     ----------------------
  Loans    Loans   Balance   Balance   Term  Coupon  PFY DSCR
-------------------------------------------------------------

-------------------------------------------------------------      -----------------------------------------------------------------
               0          0    0.00%                                                  0          0    0.00%
-------------------------------------------------------------      -----------------------------------------------------------------

                                                                                                                        PAGE 9 of 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                        Statement Date:  17-Jul-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Jul-06
                                                       SERIES 2006-C4                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                       ABN AMRO ACCT:
                                               MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (PFY)
-------------------------------------------------------------
  Debt                                                                                  GEOGRAPHIC DISTRIBUTION
 Service                                                           -----------------------------------------------------------------
Coverage   # of   Scheduled   % of                                  Geographic    # of   Scheduled   % of
  Ratio    Loans   Balance   Balance   WAMM   WAC   PFY DSCR         Location     Loans   Balance   Balance   WAMM   WAC   PFY DSCR
-------------------------------------------------------------      -----------------------------------------------------------------

-------------------------------------------------------------
               0          0    0.00%
-------------------------------------------------------------

Maximum DSCR            0.000
Minimum DSCR            0.000

                DISTRIBUTION OF DSCR (CUTOFF)
-------------------------------------------------------------
  Debt
 Service
Coverage   # of   Scheduled   % of
  Ratio    Loans   Balance   Balance   WAMM   WAC   PFY DSCR
-------------------------------------------------------------

-------------------------------------------------------------
               0          0    0.00%
-------------------------------------------------------------
                                                                   -----------------------------------------------------------------
Maximum DSCR            0.000                                                         0          0    0.00%
Minimum DSCR            0.000                                      -----------------------------------------------------------------

                                                                                                                       PAGE 10 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                        Statement Date:  17-Jul-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Jul-06
                                                       SERIES 2006-C4                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                       ABN AMRO ACCT:
                                                MORTGAGE LOAN CHARACTERISTICS

                  DISTRIBUTION OF PROPERTY TYPES                                   DISTRIBUTION OF LOAN SEASONING

----------------------------------------------------------------  ------------------------------------------------------------------
Property Types  # of   Scheduled   % of                               Number      # of   Scheduled    % of
                Loans  Balance     Balance  WAMM  WAC   PFY DSCR    of Months     Loans  Balance     Balance  WAMM   WAC    PFY DSCR
----------------------------------------------------------------  ------------------------------------------------------------------

----------------------------------------------------------------  ------------------------------------------------------------------
                    0          0     0.00%                                            0          0     0.00%
----------------------------------------------------------------  ------------------------------------------------------------------

               DISTRIBUTION OF AMORTIZATION TYPE                                        DISTRIBUTION OF YEAR LOANS MATURING

----------------------------------------------------------------  ------------------------------------------------------------------
Amortization    # of   Scheduled    % of                                          # of   Scheduled    % of
    Type        Loans   Balance    Balance  WAMM  WAC   PFY DSCR       Year       Loans   Balance    Balance  WAMM   WAC    PFY DSCR
----------------------------------------------------------------  ------------------------------------------------------------------

                                                                       2006       0              0     0.00%    0    0.00%      0.00
                                                                       2007       0              0     0.00%    0    0.00%      0.00
                                                                       2008       0              0     0.00%    0    0.00%      0.00
                                                                       2009       0              0     0.00%    0    0.00%      0.00
                                                                       2010       0              0     0.00%    0    0.00%      0.00
                                                                       2011       0              0     0.00%    0    0.00%      0.00
                                                                       2012       0              0     0.00%    0    0.00%      0.00
                                                                       2013       0              0     0.00%    0    0.00%      0.00
                                                                       2014       0              0     0.00%    0    0.00%      0.00
                                                                       2015       0              0     0.00%    0    0.00%      0.00
                                                                       2016       0              0     0.00%    0    0.00%      0.00
                                                                  2017 & Greater  0              0     0.00%    0    0.00%      0.00
----------------------------------------------------------------  ------------------------------------------------------------------
                    0          0     0.00%                                        0              0     0.00%
----------------------------------------------------------------  ------------------------------------------------------------------

                                                                                                                       PAGE 11 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                        Statement Date:  17-Jul-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Jul-06
                                                       SERIES 2006-C4                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                       ABN AMRO ACCT:
                                                   DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Paid                  Outstanding    Out. Property    Loan Status      Special
Disclosure    Thru    Current P&I       P&I         Protection       Code (1)       Servicer       Foreclosure    Bankruptcy    REO
Control #     Date      Advance     Advances**       Advances                     Transfer Date       Date           Date       Date
------------------------------------------------------------------------------------------------------------------------------------

TOTAL
------------------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                     1. DELINQ. 1 MONTH   3. DELINQUENT 3+ MONTHS        5. NON PERFORMING MATURED BALLOON  9. REO

B. LATE PAYMENT BUT < 1 MONTH DELINQ.  2. DELINQ. 2 MONTHS  4. PERFORMING MATURED BALLOON  7. FORECLOSURE
------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                                                                       PAGE 12 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                        Statement Date:  17-Jul-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Jul-06
                                                       SERIES 2006-C4                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                       ABN AMRO ACCT:
                                                      LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                Operating               Ending                                                Loan
Disclosure           Property  Maturity   PFY   Statement     Geo.     Principal  Note   Scheduled   Prepayment Prepayment   Status
Control #    Group     Type      Date     DSCR    Date      Location    Balance   Rate      P&I        Amount      Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period              1. Delinquent 1 month    3. Delinquent 3+ months   5. Non Performing Matured    9. REO
                                                                                                     Ballon
              B. Late Payment but < 1 month   2. Delinquent 2 months   4. Performing Matured     7.  Foreclosure
                  delinq                                                   Balloon
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 13 OF 23

[LOGO] LaSalle Bank                          LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                     Statement Date:  17-Jul-06
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Jul-06
                                                          SERIES 2006-C4                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                          ABN AMRO ACCT:
                                                       REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                           Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
         Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of     Liquidation  Liquidation    as a % of     Realized
Period   Control #     Date       Value     Balance   Proceeds  Sched. Balance   Expenses*    Proceeds    Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
------------------------------------------------------------------------------------------------------------------------------------

    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       PAGE 14 OF 23

[LOGO] LaSalle Bank                          LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                     Statement Date:  17-Jul-06
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Jul-06
                                                          SERIES 2006-C4                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                           ABN AMRO ACCT:
                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                        Beginning                                                                       Interest
                      Balance of the     Aggregate     Prior Realized      Amounts Covered by         (Shortages)
Prospectus               Loan at       Realized Loss   Loss Applied to    Overcollateralization    /Excesses applied
    ID       Period    Liquidation       on Loans       Certificates        and other Credit       to Realized Losses

                                                             A                     B                       C
---------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                          Additional                                                   (Recoveries)/
                 Modification            (Recoveries)/       Current Realized     Recoveries of        Realized Loss
Prospectus   Adjustments/Appraisal    Expenses applied to    Loss Applied to     Realized Losses         Applied to
    ID       Reduction Adjustment       Realized Losses       Certififcates*      paid as Cash      Certificate Interest

                      D                        E
------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields

     A             Prior Realized Loss Applied to Certificates

     B             Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

     C             Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

     D             Adjustments that are based on principal haircut or future interest foregone due to modification

     E             Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                                                                       PAGE 15 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                    Statement Date:  17-Jul-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Jul-06
                                                           SERIES 2006-C4                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                           ABN AMRO ACCT:
                                                     APPRAISAL REDUCTION DETAIL

---------------------  ------------------------------------  -------------------------  --------------------  ----  ----------------
                                                                             Remaining
                                                                               Term                                     Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I  ASER  Note  Maturity  ---------  Property  Geographic        ---------------
 Control#   Red. Date   Balance   Amount    Advance          Rate    Date    Life         Type     Location   DSCR  Value      Date
---------------------  ------------------------------  ----  -------------------------  --------------------  ----  ---------------

            ---------  ------------------------------------

---------------------  ------------------------------------  -------------------------  --------------------  ----  ----------------

                                                                                                                       PAGE 16 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                    Statement Date:  17-Jul-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Jul-06
                                                           SERIES 2006-C4                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                           ABN AMRO ACCT:
                                        MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

------------------------------------------------  ----------------------------------------------------------------------------------
                   Ending             Material
Disclosure        Principal            Breach                       Material Breach and Material Document Defect
Control #          Balance              Date                                         Description
------------------------------------------------  ----------------------------------------------------------------------------------

------------------------------------------------  ----------------------------------------------------------------------------------

                    Material breaches of pool asset representation or warranties or transaction covenants.             PAGE 17 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                    Statement Date:  17-Jul-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Jul-06
                                                           SERIES 2006-C4                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                           ABN AMRO ACCT:
                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

--------------------  ------------------------------------------------------------  --------------------  --------------------------
 Disclosure   Payoff    Initial                                Payoff      Penalty  Prepayment  Maturity  Property        Geographic
 Control #    Period    Balance              Type              Amount      Amount      Date       Date      Type           Location
--------------------  ------------------------------------------------------------  --------------------  --------------------------

--------------------  ------------------------------------------------------------  --------------------  --------------------------
                                                         -------------------------
                                             CURRENT
                                             CUMULATIVE
                                                         -------------------------

                                                                                                                       PAGE 18 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                    Statement Date:  17-Jul-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Jul-06
                                                           SERIES 2006-C4                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                           ABN AMRO ACCT:
                                      SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

----------------------  -------  ----------------  --------------------------  --------------------  -------------------------------
                         Loan
Disclosure   Servicing  Status       Balance       Note   Maturity  Remaining    Property    Geo.                            NOI
Control #    Xfer Date  Code(1)  ----------------  Rate     Date    ---------      Type    Location     NOI      DSCR       Date
                                 Schedule  Actual                   Life
----------------------  -------  ----------------  --------------------------  --------------------  -------------------------------

                                                                                                     Not Avail Not Avail  Not Avail

             ---------           ----------------

----------------------  -------  ----------------  --------------------------  --------------------  -------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:  A. P&I Adv - in Grace Period           1. P&I Adv - delinquent 1 month        3. P&I Adv - delinquent 3+ months

             B. P&I Adv - < one month delinq        2. P&I Adv - delinquent 2 months       4. Mat. Balloon/Assumed P&I

                                                    5. Non Performing Mat. Balloon         7. Foreclosure          9. REO
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 19 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                    Statement Date:  17-Jul-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Jul-06
                                                           SERIES 2006-C4                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                           ABN AMRO ACCT:
                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

------------------------------------------  ----------------------------------------------------------------------------------------
   Disclosure              Resolution
   Control #                Strategy                                               Comments
------------------------------------------  ----------------------------------------------------------------------------------------

------------------------------------------  ----------------------------------------------------------------------------------------

                                                                                                                       PAGE 20 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                    Statement Date:  17-Jul-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Jul-06
                                                           SERIES 2006-C4                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                           ABN AMRO ACCT:
                                                     MATURITY EXTENSION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

                      LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED

                            Number of Loans:                                                                 0
                            Stated Principal Balance outstanding:                                         0.00
                            Weighted Average Extension Period:                                               0

                      LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED

                            Number of Loans:                                                                 0
                            Stated Principal Balance outstanding:                                         0.00
                            Weighted Average Extension Period:                                               0

                      LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED

                            Number of Loans:                                                                 0
                            Cutoff Principal Balance:                                                     0.00
                            Weighted Average Extension Period:                                               0

                      LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS

                            Number of Loans:                                                                 0
                            Cutoff Principal Balance:                                                     0.00
                            Weighted Average Extension Period:                                               0

                      LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS

                            Number of Loans:                                                                 0
                            Cutoff Principal Balance:                                                     0.00

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 21 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                    Statement Date:  17-Jul-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Jul-06
                                                           SERIES 2006-C4                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                           ABN AMRO ACCT:
                                                         RATING INFORMATION

-------------------------------------   --------------------------------------------   ---------------------------------------------
                                                       ORIGINAL RATINGS                        RATING CHANGE/CHANGE DATE(1)

      CLASS             CUSIP             FITCH            MOODY'S            S&P         FITCH           MOODY'S           S&P
-------------------------------------   --------------------------------------------   ---------------------------------------------

-------------------------------------   --------------------------------------------   ---------------------------------------------

NR - Designates that the class was not rated by the rating agency.

      (1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                                                                       PAGE 22 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4                    Statement Date:  17-Jul-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Jul-06
                                                           SERIES 2006-C4                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Aug-06
                                                                                                          Record Date:     30-Jun-06

                                                           ABN AMRO ACCT:
                                                               LEGEND

------------------------------------------------------------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 23 OF 23

ANNEX E

CLASS A-AB TARGETED PRINCIPAL BALANCE

Distribution Date	Balance
July-06	$67,000,000.00
August-06	67,000,000.00
September-06	67,000,000.00
October-06	67,000,000.00
November-06	67,000,000.00
December-06	67,000,000.00
January-07	67,000,000.00
February-07	67,000,000.00
March-07	67,000,000.00
April-07	67,000,000.00
May-07	67,000,000.00
June-07	67,000,000.00
July-07	67,000,000.00
August-07	67,000,000.00
September-07	67,000,000.00
October-07	67,000,000.00
November-07	67,000,000.00
December-07	67,000,000.00
January-08	67,000,000.00
February-08	67,000,000.00
March-08	67,000,000.00
April-08	67,000,000.00
May-08	67,000,000.00
June-08	67,000,000.00
July-08	67,000,000.00
August-08	67,000,000.00
September-08	67,000,000.00
October-08	67,000,000.00
November-08	67,000,000.00
December-08	67,000,000.00
January-09	67,000,000.00
February-09	67,000,000.00
March-09	67,000,000.00
April-09	67,000,000.00
May-09	67,000,000.00
June-09	67,000,000.00
July-09	67,000,000.00
August-09	67,000,000.00
September-09	67,000,000.00
October-09	67,000,000.00
November-09	67,000,000.00
December-09	67,000,000.00
January-10	67,000,000.00
February-10	67,000,000.00
March-10	67,000,000.00
April-10	67,000,000.00

Distribution Date	Balance
May-10	$67,000,000.00
June-10	67,000,000.00
July-10	67,000,000.00
August-10	67,000,000.00
September-10	67,000,000.00
October-10	67,000,000.00
November-10	67,000,000.00
December-10	67,000,000.00
January-11	67,000,000.00
February-11	67,000,000.00
March-11	67,000,000.00
April-11	67,000,000.00
May-11	67,000,000.00
June-11	66,433,953.27
July-11	65,230,000.00
August-11	64,159,000.00
September-11	63,082,000.00
October-11	61,863,000.00
November-11	60,774,000.00
December-11	59,544,000.00
January-12	58,443,000.00
February-12	57,338,000.00
March-12	55,954,000.00
April-12	54,835,000.00
May-12	53,576,000.00
June-12	52,445,000.00
July-12	51,145,000.00
August-12	49,973,000.00
September-12	48,796,000.00
October-12	47,478,000.00
November-12	46,288,000.00
December-12	45,400,000.00
January-13	45,200,000.00
February-13	45,000,000.00
March-13	44,800,000.00
April-13	44,600,000.00
May-13	43,235,574.27
June-13	42,014,000.00
July-13	40,656,000.00
August-13	39,423,000.00
September-13	38,183,000.00
October-13	36,807,000.00
November-13	35,554,000.00
December-13	34,165,000.00
January-14	32,900,000.00
February-14	31,628,000.00
March-14	29,961,000.00
April-14	28,674,000.00
May-14	27,252,000.00

Distribution Date	Balance
June-14	$25,952,000.00
July-14	24,517,000.00
August-14	23,204,000.00
September-14	21,880,000.00
October-14	20,421,000.00
November-14	19,084,000.00
December-14	17,612,000.00
January-15	16,260,000.00
February-15	14,901,000.00
March-15	13,156,000.00
April-15	11,782,000.00
May-15	10,275,000.00
June-15	8,886,000.00
July-15	7,365,000.00
August-15	5,962,000.00
September-15	4,552,000.00
October-15	3,010,000.00
November-15	1,586,000.00
December-15	—

ANNEX F

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2006-C4, Commercial Mortgage Pass-Through Certificates, Series 2006-C4, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including June 11, 2006) to and excluding the settlement date, calculated on a 30/360 Basis. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including June 11, 2006) to and excluding the settlement date, calculated on a 30/360 Basis. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a()30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate) :

(a)	if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust is encouraged to consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

Structured Asset Securities Corporation II,

the Depositor

Mortgage Pass-Through Certificates,
Issuable in Series

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See ‘‘Method of Distribution.’’

The Offered Certificates:	The Trust Assets:
The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will—

•have its own series designation, and
•consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.	The assets of each issuing entity will include—

•mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,
•mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or
•some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 18 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 24, 2006.

Page
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	18
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	18
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	20
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	25
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	41
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	43
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	44
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	44
Changes in Pool Composition Will Change the Nature of Your Investment	45
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	45
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	46
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	47
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	48
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	49
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	49
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	51
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender's Rights	51
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	52
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and May Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	52
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates	53
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	53
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	54

Page
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	54
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	54
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	54
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	55
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	55
Potential Conflicts of Interest Can Affect a Person’s Performance	56
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.	57
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests	57
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	58
Limited Information Causes Uncertainty	58
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	58
Problems with Book-Entry Registration	58
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	59
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	59
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	60
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	60
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	60
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	61
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	61
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	61
CAPITALIZED TERMS USED IN THIS PROSPECTUS	62
THE TRUST FUND	62
Description of the Trust Assets	62
Mortgage Loans	62
Mortgage-Backed Securities	66
Substitution, Acquisition and Removal of Mortgage Assets	66
Cash, Accounts and Permitted Investments	68
Credit Support	68
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	68

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED
IN THIS PROSPECTUS

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-129844. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor	We are Structured Asset Securities Corporation II, the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New York, New York 10019. Our main telephone number is 212-526-7000. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See ‘‘Transaction Participants—The Depositor.’’

The Sponsor	Lehman Brothers Holdings Inc., which is our affiliate, will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If and to the extent there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See ‘‘Transaction Participants—The Sponsor.’’

The Issuing Entity	The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See ‘‘Transaction Participants—The Issuing Entity.’’

The Originators	Some or all of the mortgage loans backing a series of offered certificates may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See ‘‘Transaction Participants—The Originators’’ and ‘‘Transaction Participants—The Sponsor.’’ We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered	The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See ‘‘Rating.’’

Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be Issued with Other Certificates	We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under ‘‘—The Securities Being Offered’’ above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

•	the issuance of each series of offered certificates,

•	the creation of and transfer of assets to the issuing entity, and

•	the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

•	one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

•	one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction. In general, that compensation will be payable out of the related trust assets.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. See ‘‘Description of the Governing Documents.’’

Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets	The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

•	office buildings;

•	hospitality properties;

•	casino properties;

•	health care-related facilities;

•	industrial facilities;

•	warehouse facilities, mini-warehouse facilities and self- storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and/or

•	unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

•	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	may provide for no accrual of interest;

•	may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

•	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

•	the security has been registered under the Securities Act of 1933, as amended, or

•	we would be free to publicly resell the security without registration.

In addition to the asset classes described above in this ‘‘—Characteristics of the Mortgage Assets’’ subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

See ‘‘The Trust Fund.’’

Substitution, Acquisition and Removal of Mortgage Assets	We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days—or such other period as may be specified in the related prospectus supplement—following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

•	cash that would be applied to pay down the principal balances of certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified under circumstances described in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, foreclosure properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with repect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of the Offered Certificates	As more particularly described under ‘‘Description of the Certificates—General’’ and ‘‘—Payments on the Certificates,’’ an offered certificate may entitle the holder to receive:

•	payments of interest;

•	payments of principal;

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds. See ‘‘Description of the Certificates.’’

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates	Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

The trust assets with respect to any series of offered certificates may also include any of the following agreements:

•	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

•	interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

•	currency exchange agreements.

We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

See ‘‘Risk Factors,’’ ‘‘The Trust Fund’’ and ‘‘Description of Credit Support.’’

Advances with Respect to the Mortgage Assets	If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

•	delinquent scheduled payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See ‘‘Description of the Governing Documents—Advances.’’

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory Redemption or Termination	We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

•	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

•	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

See ‘‘Description of the Certificates—Termination and Redemption.’’

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

•	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

•	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

See ‘‘Federal Income Tax Consequences.’’

ERISA Considerations	If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See ‘‘ERISA Considerations.’’

Legal Investment	If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See ‘‘Legal Investment.’’

RISK FACTORS

You should consider the following factors, as well as the factors set forth under ‘‘Risk Factors’’ in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates.    Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.    Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.    The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

There Is an Increased Risk of Default Associated with Balloon Payments.    Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the underlying real property;

•	the level of interest rates;

•	the borrower’s equity in the underlying real property;

•	the borrower’s financial condition;

•	occupancy levels at or near the time of refinancing;

•	the operating history of the underlying real property;

•	changes in zoning and tax laws;

•	changes in competition in the relevant geographic area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.    You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. If the income generated by a real property were to decline as a result of the poor economic performance of that property, and as a result the property could not support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

•	the successful operation and value of the related mortgaged property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.    The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

•	the location, age, functionality, design and construction quality of the subject property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the degree to which the subject property competes with other properties in the area;

•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	tenant mix and concentration;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

•	demographic factors;

•	customer confidence, tastes and preferences;

•	retroactive changes in building codes and other applicable laws;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

•	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.    Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

•	a general inability to lease space;

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

•	an increase in tenant payment defaults or any other inability to collect rental payments;

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements;

•	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

•	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.    In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.    The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

•	the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

•	an amount, not to exceed three years’ rent, equal to the greater of one year’s rent and 15% of the remaining reserved rent.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.    The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, could be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.    Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws; and

•	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.    The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

•	operating the property and providing building services;

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Maintaining a Property in Good Condition Is Expensive.    The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.    Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

•	rental rates;

•	location;

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

•	offers lower rents;

•	has lower operating costs;

•	offers a more favorable location; or

•	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.    Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.    The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No Assurance’’ above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.

Factors affecting the value and operation of a multifamily rental property include:

•	the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

•	the types of services or amenities offered at the property;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

•	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

•	local factory or other large employer closings;

•	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

•	the extent to which increases in operating costs may be passed through to tenants; and

•	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may—

•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.    Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

•	mortgage loan payments,

•	real property taxes,

•	maintenance expenses, and

•	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

•	maintenance payments from the tenant/shareholders, and

•	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include—

•	the failure of the corporation to qualify for favorable tax treatment as a ‘‘cooperative housing corporation’’ each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

•	the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation’s board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.    The term ‘‘retail property’’ encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

•	shopping centers,

•	factory outlet centers,

•	malls,

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

•	the strength, stability, number and quality of the tenants;

•	tenants’ sales;

•	tenant mix;

•	whether the property is in a desirable location;

•	the physical condition and amenities of the building in relation to competing buildings;

•	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

•	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

•	lower rents,

•	grant a potential tenant a free rent or reduced rent period,

•	improve the condition of the property generally, or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

•	demographics of the surrounding area;

•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

•	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks and programs;

•	internet web sites and electronic media shopping; and

•	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.    Factors affecting the value and operation of an office property include:

•	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

•	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

•	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation;

•	accessibility from surrounding highways/streets;

•	changes in zoning laws; and

•	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

•	the cost and quality of labor;

•	tax incentives; and

•	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.    Hospitality properties may involve different types of hotels and motels, including:

•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

•	the location of the property and its proximity to major population centers or attractions;

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and capabilities of the owner and operator;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	increases in operating costs, which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism;

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

•	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

•	the continued existence and financial strength of the franchisor;

•	the public perception of the franchise service mark; and

•	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.    Factors affecting the economic performance of a casino property include:

•	location, including proximity to or easy access from major population centers;

•	appearance;

•	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

•	providing alternate forms of entertainment, such as performers and sporting events, and

•	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator.

In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.    Health care-related properties include:

•	hospitals;

•	medical offices;

•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	reimbursement policies; and

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

Industrial Properties.    Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

•	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

•	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

•	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.    Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

•	building design,

•	location and visibility,

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

Restaurants and Taverns.    Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

•	market segment,

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

•	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.    Manufactured housing communities and mobile home parks consist of land that is divided into ‘‘spaces’’ or ‘‘home sites’’ that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the number of comparable competing properties in the local market;

•	the age, appearance, condition and reputation of the property;

•	the quality of management; and

•	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

•	multifamily rental properties,

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.    Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

•	the location and appearance of the property;

•	the appeal of the recreational activities offered;

•	the existence or construction of competing properties, whether or not they offer the same activities;

•	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

•	geographic location and dependence on tourism;

•	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

•	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

•	sensitivity to weather and climate changes; and

•	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Arenas and Stadiums.    The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

•	sporting events;

•	musical events;

•	theatrical events;

•	animal shows; and/or

•	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

•	the appeal of the particular event;

•	the cost of admission;

•	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

•	perceptions by prospective patrons of the safety of the surrounding area; and

•	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

Churches and Other Religious Facilities.    Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Parking Lots and Garages.    The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.    The value of unimproved land is largely a function of its potential use. This may depend on—

•	its location,

•	its size,

•	the surrounding neighborhood, and

•	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

•	the operation of all of the related real properties, and

•	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

•	any adverse economic developments that occur in the locale, state or region where the properties are located;

•	changes in the real estate market where the properties are located;

•	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

•	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own or have previously owned other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

•	individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See ‘‘—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ below and ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

•	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

•	tenants at the property, such as gasoline stations or dry cleaners, or

•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an ‘‘owner’’ or ‘‘operator’’ of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

•	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

•	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

•	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

•	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant’s lender may not be able to succeed to the tenant’s position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant’s obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.    It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

•	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

•	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.    Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

Due-on-Sale and Debt Acceleration Clauses.    Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

•	the related real property, or

•	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

•	the default is deemed to be immaterial,

•	the exercise of those remedies would be inequitable or unjust, or

•	the circumstances would render the acceleration unconscionable.

Assignments of Leases.    Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

Defeasance.    A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which ‘‘one action’’, ‘‘security first’’ and/or ‘‘anti-deficiency’’ rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional—and perhaps significant additional—delay and expense in foreclosing on the underlying real properties located in states affected by ‘‘one action’’, ‘‘security first’’ or ‘‘anti-deficiency’’ rules. See ‘‘Legal Aspects of Mortgage Loans—Foreclosure—One Action and Security First Rules’’ and ‘‘—Foreclosure—Anti-Deficiency Legislation’’.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender's Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt. In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans—not included in the related trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower's financial viability and/or the subject trust's security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See ‘‘Legal Aspects of Mortgage Loans—Subordinate Financing.’’

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

•	grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of the payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also ‘‘—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ below.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and May Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

•	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower's indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates

The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

•	war,

•	riot, strike and civil commotion,

•	terrorism,

•	nuclear, biological or chemical materials,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	mold,

•	vermin, and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that legal proceedings may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury, or

•	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.    If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See ‘‘Federal Income Tax Consequences—REMICs.’’

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986.    A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

•	generally will not be reduced by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.    The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

•	individuals,

•	estates,

•	trusts beneficially owned by any individual or estate, and

•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

•	a foreign person under the Internal Revenue Code of 1986, or

•	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

•	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this ‘‘—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences’’ section.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.’’

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

•	the real properties may be managed by property managers that are affiliated with the related borrowers;

•	the property managers also may manage additional properties, including properties that may compete with those real properties; or

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans—not included in the related trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’ Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer—without cause—with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination—or, if applicable, any representative, designee or assignee thereof with respect to the particular right—that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests. See ‘‘Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.’’

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result—

•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates.’’

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited.    The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See ‘‘Description of the Certificates—Allocation of Losses and Shortfalls’’ and ‘‘Description of Credit Support.’’ If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.    The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.    If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing—directly or through representatives— the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners—directly or through representatives—will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the ‘‘Glossary’’ attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

•	various types of multifamily and/or commercial mortgage loans;

•	mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

•	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this ‘‘Description of the Trust Assets’’ section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets and other asset classes underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General.    Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

•	retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

•	office properties;

•	hospitality properties, such as hotels, motels and other lodging facilities;

•	casino properties;

•	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

•	industrial properties;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and

•	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

•	a fee interest or estate, which consists of ownership of the property for an indefinite period,

•	an estate for years, which consists of ownership of the property for a specified period of years,

•	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

•	shares in a cooperative corporation which owns the property, or

•	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Junior Mortgage Loans.    If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied—

•	first, to the payment of court costs and fees in connection with the foreclosure,

•	second, to the payment of real estate taxes, and

•	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans.    If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement—

•	the period of the delinquency,

•	any forbearance arrangement then in effect,

•	the condition of the related real property, and

•	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans.    Each of the mortgage loans included in one of our trusts will have the following features:

•	an original term to maturity of not more than approximately 40 years; and

•	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

•	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	provide for no accrual of interest;

•	provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

•	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	permit the negative amortization or deferral of accrued interest;

•	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

•	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements.    We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

•	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

•	if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

•	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

•	debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

•	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

•	more general information in the related prospectus supplement, and

•	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Loan Combinations.    Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination. ‘‘Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Real Property and Other Collateral.    Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

•	mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

•	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

•	will have been registered under the Securities Act, or

•	will be exempt from the registration requirements of that Act, or

•	will have been held for at least the holding period specified in Rule 144(k) under that Act, or

•	may otherwise be resold by us publicly without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

•	the initial and outstanding principal amount(s) and type of the securities;

•	the original and remaining term(s) to stated maturity of the securities;

•	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

•	the payment characteristics of the securities;

•	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

•	a description of the related credit support, if any;

•	the type of mortgage loans underlying the securities;

•	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

•	the terms and conditions for substituting mortgage loans backing the securities; and

•	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Substitution, Acquisition and Removal of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days—or such other period as may be specified in the related prospectus supplement—following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things;

•	the term or duration of the prefunding period;

•	the amount of proceeds to be deposited in the related prefunding account and the percentage of the mortgage asset pool represented by those proceeds; and

•	any limitation on the ability to add pool assets.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

•	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also ‘‘Description of the Certificates—Termination and Redemption.’’

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	a letter of credit;

•	a surety bond;

•	an insurance policy;

•	a guarantee; and/or

•	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

•	interest rate exchange agreements;

•	interest rate cap agreements;

•	interest rate floor agreements; or

•	currency exchange agreements.

In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

TRANSACTION PARTICIPANTS

The Sponsor

General Character of the Sponsor’s Business.    Unless otherwise specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as the sole sponsor or a co-sponsor of the trust fund. Any other entity which acts as sponsor or co-sponsor with Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

Lehman Brothers Holdings Inc., a Delaware corporation (‘‘Lehman Holdings’’), together with its subsidiaries and affiliates, are collectively referred to in this ‘‘—The Sponsor’’ section as ‘‘Lehman Brothers.’’ Lehman Brothers, through predecessor entities, was founded in 1850. Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in New York, regional headquarters in London and Tokyo, and offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in the three business segments described below in this ‘‘—General Character of the Sponsor’s Business’’ section, which include investment banking, capital markets and investment management.

Investment Banking.    The investment banking business segment of Lehman Brothers is made up of ‘‘advisory services’’ and ‘‘global finance’’ activities that serve Lehman Brothers’ corporate and government clients. The investment banking segment is organized into several global industry groups, which consist of communications, consumer/retailing, financial institutions, financial sponsors, healthcare, industrial, media, natural resources, power, real estate and technology, each of which include bankers with industry specific knowledge and expertise geared to meeting clients’ objectives. Specialized product groups within ‘‘advisory services’’ include mergers and acquisitions and restructuring. ‘‘Global finance’’ includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets

General.    The capital markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products. The capital markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities.    Lehman Brothers is an underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also active in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Holdings and Lehman Brothers Bank, FSB, and other subsidiaries in the U.S., Europe and Asia. Lehman Brothers Bank, FSB offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. Lehman Brothers Bank, FSB is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management.    The investment management business segment consists of Lehman Brothers’ global ‘‘private investment management’’ and ‘‘asset management’’ businesses. Private investment management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers. Asset management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

The Sponsor’s Securitization Program

Lehman Holdings, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987 and in the securitization of commercial mortgage loans since 1991.

Lehman Holdings and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. Lehman Holdings and its affiliates have been engaged in the origination of commercial mortgage loans since 1994. The multifamily and commercial mortgage loans originated and securitized by Lehman Holdings and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by Lehman Holdings and its affiliates have been originated, directly or through correspondents, by Lehman Holdings or an affiliate.

In addition, in the normal course of its securitization program, Lehman Holdings and its affiliates, including Lehman Bank, FSB, may also acquire multifamily and commercial mortgage assets from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

Lehman Holdings and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by Lehman Holdings, and Lehman Holdings or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, Lehman Holdings or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Lehman Holdings and its affiliates also work with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction. Lehman Holdings will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither Lehman Holdings nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, Lehman Holdings and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans on its behalf.

If and to the extent that we agree under the applicable Governing Document to deliver certain mortgage loan documents to the trustee or the applicable servicer or to effect certain filings of and/or certain recordations of mortgage loan documents or assignments thereof, Lehman Holdings. or, in some cases, an affiliate, will have a corresponding obligation to deliver those mortgage loan documents to the trustee or the applicable servicer and to effect such filings of and/or recordations of such mortgage loan documents or assignments, generally pursuant to a mortgage loan purchase agreement between us and one or more Lehman Holdings entities. See ‘‘Description of the Governing Documents—Assignment of Mortgage Assets.’’

If and to the extent that we make representations and warranties to the trustee regarding any one or more of the mortgage assets included in a commercial mortgage securitization, generally pursuant to the applicable Governing Document, Lehman Holdings or, in some cases, an affiliate will make corresponding representations and warranties to us regarding those mortgage assets, generally pursuant to a mortgage loan purchase agreement between us and Lehman Holdings and/or an affiliate thereof. See ‘‘Description of the Governing Documents—Representations and Warranties with Respect to Mortgage Assets.’’

If it is later determined that any mortgage asset contributed by Lehman Holdings or an affiliate thereof fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, and if we are required to repurchase such mortgage asset from the trustee, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, then Lehman Holdings or such affiliate will generally have a corresponding obligation to repurchase such mortgage asset from us, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, as the case may be.

Underwriting Standards.

General.    Set forth below is a discussion of certain general underwriting guidelines of Lehman Holdings with respect to multifamily and commercial mortgage loans originated by Lehman Holdings. In the case of a multifamily or commercial mortgage loan originated by Lehman Holdings through a correspondent, that correspondent generally collects certain relevant information for analysis by Lehman Holdings, and assists in the origination of the subject mortgage loan on documents approved by Lehman Holdings. The underwriting guidelines described below generally do not apply to multifamily and commercial mortgage loans acquired by Lehman Holdings or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

Loan Analysis.    Lehman Holdings credit underwriting is generally performed by Lehman Holdings risk-management employees. Lehman Holdings performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower includes a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis includes an analysis, in each case to the extent available, of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. With respect to certain large balance mortgage loans or investment grade rated mortgage loans, historical cash flow verification may be performed by staff of a ‘‘big four’’ accounting firm and reviewed by Lehman Holdings’ underwriting staff. Depending on the type of real property collateral involved and other relevant circumstances, Lehman Holdings’ underwriting staff and/or legal counsel will review leases of significant tenants. Lehman Holdings also performs a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. Lehman Holdings generally requires third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a Lehman Holdings staff member and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Lehman Holdings must be approved by one or more—depending on loan size—specified officers of Lehman Holdings. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Lehman Holdings will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan. The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a 12-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Lehman Holdings may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Although frequently the debt service coverage ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not below 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

Loan-to-Value Ratio.    Lehman Holdings also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Although frequently the loan-to-value ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not above 80% (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Lehman Holdings will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Lehman Holdings or an affiliate will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Lehman Holdings will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Lehman Holdings may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Lehman Holdings will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Lehman Holdings will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Lehman Holdings may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Lehman Holdings will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Lehman Holdings may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Lehman Holdings might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Lehman Holdings or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Lehman Holdings may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

Engineering Assessment.    In connection with the origination process, Lehman Holdings will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Lehman Holdings will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, Lehman Holdings may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Lehman Holdings may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Lehman Holdings will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Lehman Holdings will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Lehman Holdings to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Lehman Holdings’ judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, Lehman Holdings may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. Lehman Holdings conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Lehman Holdings. Furthermore, Lehman Holdings may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a parent guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—The Sponsor—Underwriting Standards’’ section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, Lehman Holding’s underwriting guidelines. In addition, in some cases, Lehman Holding’s and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

The Depositor

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on October 25, 2002. We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. Our principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

•	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

•	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

•	forming pools of mortgage loans and mortgage-backed securities; and

•	acting as depositor of one or more trusts formed to issue, sell and deliver bonds, certificates of interest or other evidences of indebtedness that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

•	doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2002, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from Lehman Holdings or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, the delivery of mortgage loan documents and certain assignments thereof to the trustee and/or the master servicer, as described under ‘‘Description of the Governing Documents—Assignment of the Mortgage Assets;’’

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, upon the discovery of a material breach of any representation or warranty made by us, or a material defect or omission with respect to certain specified mortgage loan documents delivered by us, if that breach, defect or omission is material and adverse in accordance with a standard set forth in the related prospectus supplement, to effect a remedy for that breach or defect, which may include, at our option, making a partial loss of value payment to the trust, effecting a partial cure, repurchasing such mortgage loan out of the trust or substituting another qualifying mortgage loan, as further described in the related prospectus supplement;

•	to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

•	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

•	to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document;

•	to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document; and

•	to terminate at any time the agency of any tax administrator and to appoint a successor tax administrator upon such termination or upon the resignation of the tax administrator.

Generally, however, it is expected that the functions and/or duties set out under this ‘‘—The Depositor’’ section will be performed by our agents or affiliates.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or another jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See ‘‘—The Sponsor’’ above. We will identify in the related prospectus supplement for each series of offered certificates any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The ‘‘Governing Document’’ for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under ‘‘Transaction Participants—The Depositor.’’

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

•	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity,

4.	if the mortgage loan is a balloon loan, the remaining amortization term, and

5.	the outstanding principal balance; and

•	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

•	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

•	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

•	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

•	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

•	ensuring that the related properties are properly insured;

•	attempting to collect delinquent payments;

•	supervising foreclosures;

•	negotiating modifications;

•	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

•	protecting the interests of certificateholders with respect to senior lienholders;

•	conducting inspections of the related real properties on a periodic or other basis;

•	collecting and evaluating financial statements for the related real properties;

•	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

•	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

•	mortgage loans as to which there is a material non-monetary default;

•	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

•	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can—

•	make the initial determination of appropriate action,

•	evaluate the success of corrective action,

•	develop additional initiatives,

•	institute foreclosure proceedings and actually foreclose, or

•	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

•	performing property inspections and collecting, and

•	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

•	continuing to receive payments on the mortgage loan,

•	making calculations with respect to the mortgage loan, and

•	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See ‘‘Description of Credit Support’’ in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’ With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See ‘‘Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

•	that mortgage-backed security will be registered in the name of the related trustee or its designee;

•	the related trustee will receive payments on that mortgage-backed security; and

•	subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

As and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans included in the subject securitization to cover—

•	delinquent payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of—

•	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

•	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances—

•	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

•	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

•	the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

•	a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

•	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

•	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

•	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

•	incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

•	incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

•	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

•	either—

1.	that party is specifically required to bear the expense of the action, or

2.	the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

•	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

•	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

•	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

Compensation arrangements for a master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction. The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Events of Default

We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party’s duties under that Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

Amendment

The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

1.	to cure any ambiguity;

2.	to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

3.	to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

4.	to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

5.	to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

6.	to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

7.	to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

8.	to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

9.	to otherwise modify or delete existing provisions of the Governing Document.

However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, then no such amendment may significantly change the activities of the related trust.

In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to—

•	reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

•	adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

•	if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

•	modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

•	modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

List of Certificateholders

Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times—

•	be authorized under those laws to exercise trust powers;

•	with limited exception, have a combined capital and surplus of at least $50,000,000; and

•	be subject to supervision or examination by a federal or state banking authority.

If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

If no event of default has occurred and is continuing under the related Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

•	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

•	be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, all rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed singly upon the separate trustee, which or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

•	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we make a written request for the trustee to resign, or

•	the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•	the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee’s reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

•	if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing Document.

The Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

•	have the same series designation;

•	were issued under the same Governing Document; and

•	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

•	have the same class designation; and

•	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

•	a stated principal amount, which will be represented by its principal balance, if any;

•	interest on a principal balance or notional amount, at a fixed, floating adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specifed events as described in the related prospectus supplement;

•	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

•	payments of principal, with disproportionate, nominal or no payments of interest;

•	payments of interest, with disproportionate, nominal or no payments of principal;

•	payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

•	payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

•	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

•	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

•	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

•	payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General.    Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

•	the frequency of distributions on, and the periodic distribution date for, that series;

•	the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

•	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either—

•	by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days—generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

•	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

•	the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

•	any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

•	any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

•	how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

•	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets—such as to reserve accounts, cash collateral accounts or expenses—and the purpose and operation of those requirements.

Payments of Interest.    In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

•	a specified fixed rate;

•	a rate based on the interest rate for a particular related mortgage asset;

•	a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

•	a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

•	a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

•	a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

•	a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

•	a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

•	the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

•	a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

•	a 360-day year consisting of 12 30-day months,

•	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

•	the actual number of days elapsed during each relevant period in a normal calendar year, or

•	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

•	based on the principal balances of some or all of the related mortgage assets; or

•	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal.    An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

•	payments of principal actually made to the holders of that class, and

•	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the releated trust.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

•	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

•	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See ‘‘Description of Credit Support.’’

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus—or in the related prospectus supplement—or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

•	Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under the trust’s specific number, which will be a series number assigned to the file number for our registration statement as shown under ‘‘Available Information.’’

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise in the related prospectus supplement, requests for this information should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding—

•	the payments made on that distribution date with respect to the applicable class of offered certificates, and

•	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

•	that calendar year, or

•	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except—

•	with respect to those amendments to the Governing Documents described under ‘‘Description of the Governing Documents—Amendment,’’ or

•	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

•	the final payment or other liquidation of the last mortgage asset in that trust; and

•	the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, foreclosure properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all the remaining certficateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool—or, in the case of a master trust, of the particular series in which the class was issued—is still outstanding, will include the word ‘‘callable.’’

Book-Entry Registration

General.    Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg,, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream.    DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a ‘‘banking corporation’’ within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and

•	a ‘‘clearing agency’’ registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this ‘‘—Book-Entry Registration’’ section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates.    Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC. DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

•	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

•	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only ‘‘certificateholder’’ of book-entry certificates will be DTC or its nominee. Parties to the applicable governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as ‘‘certificateholders.’’ The beneficial owners of book-entry certificates will be permitted to exercise the rights of ‘‘certificateholders’’ only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a ‘‘certificateholder’’ only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates.    Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

•	we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

•	we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

•	the price you paid for your offered certificates,

•	the pass-through rate on your offered certificates,

•	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

•	the dates on which any balloon payments are due; and

•	the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

•	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

•	when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

•	be based on the principal balances of some or all of the mortgage assets in the related trust, or

•	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

•	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

•	payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

•	the availability of mortgage credit;

•	the relative economic vitality of the area in which the related real properties are located;

•	the quality of management of the related real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

In general, those factors that increase—

•	the attractiveness of selling or refinancing a commercial or multifamily property, or

•	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

•	prepayment lock-out periods, and

•	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

•	to convert to a fixed rate loan and thereby lock in that rate, or

•	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

•	realize its equity in the property,

•	meet cash flow needs or

•	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

•	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

•	the relative importance of those factors,

•	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

•	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

•	scheduled amortization, or

•	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

•	the projected weighted average life of each class of those offered certificates with principal balances, and

•	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either—

•	to refinance the loan, or

•	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by—

•	the bankruptcy of the borrower, or

•	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization.    The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

•	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

•	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans.    The weighted average life of and yield on your offered certificates will be affected by—

•	the number of foreclosures with respect to the underlying mortgage loans; and

•	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.    The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

•	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

•	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization.    If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

•	the establishment of one or more reserve funds; or

•	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

•	the nature and amount of coverage under that credit support;

•	any conditions to payment not otherwise described in this prospectus;

•	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

•	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

LEGAL ASPECTS OF MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘The Trust Fund—Mortgage Loans.’’

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as ‘‘mortgages.’’ A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

•	the terms of the mortgage,

•	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

•	the knowledge of the parties to the mortgage, and

•	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

•	a mortgagor, who is the owner of the encumbered interest in the real property, and

•	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

•	the trustor, who is the equivalent of a mortgagor,

•	the trustee to whom the real property is conveyed, and

•	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

•	the express provisions of the related instrument,

•	the law of the state in which the real property is located,

•	various federal laws, and

•	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

•	without a hearing or the lender’s consent, or

•	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See ‘‘—Bankruptcy Laws’’ below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    The two primary methods of foreclosing a mortgage are—

•	judicial foreclosure, involving court proceedings, and

•	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

•	all parties having a subordinate interest of record in the real property, and

•	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

•	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

•	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

•	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

•	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

•	upheld the reasonableness of the notice provisions, or

•	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

•	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

•	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

•	record a notice of default and notice of sale, and

•	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of—

•	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

•	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are—

•	to enable the lender to realize upon its security, and

•	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.    Some states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term ‘‘judicial action’’ broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such ‘‘one action’’ and/or ‘‘security first’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with ‘‘one action’’ rules might be precluded because of a prior first action, even if such first action occurred in a state without ‘‘one action’’ rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a ‘‘one action’’ or ‘‘security first’’ jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.    Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the ‘‘power of sale’’ under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

•	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

•	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

•	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Laws

Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

•	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

•	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

•	extend or shorten the term to maturity of the loan;

•	permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

•	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

•	past due rent,

•	accelerated rent,

•	damages, or

•	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

•	assume the lease and either retain it or assign it to a third party, or

•	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor’s damages for lease rejection to:

•	the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

•	unpaid rent to the earlier of the surrender of the property or the lessee’s bankruptcy filing.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

CERCLA.    The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator,’’ however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the ‘‘Lender Liability Act’’) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

•	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

•	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (‘‘RCRA’’), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an ‘‘owner’’ or ‘‘operator’’ so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

•	impose liability for releases of or exposure to asbestos-containing materials, and

•	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

•	first, to the payment of court costs and fees in connection with the foreclosure;

•	second, to real estate taxes;

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

•	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

Forfeitures in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the ‘‘USA Patriot Act’’) and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties ‘‘known to have an alleged interest in the property,’’ including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

•	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

•	the lender was, at the time of execution of the mortgage, ‘‘reasonably without cause to believe that the property was subject to forfeiture.’’

However, there is no assurance that such defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

•	banks,

•	insurance companies,

•	foreign investors.

•	tax exempt investors,

•	holders whose ‘‘functional currency’’ is not the United States dollar,

•	United States expatriates, and

•	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

•	given with respect to events that have occurred at the time the advice is rendered, and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See ‘‘State and Other Tax Consequences.’’

The following discussion addresses securities of two general types:

•	REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See ‘‘The Trust Fund—Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.’’

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.    With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

•	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

•	those offered certificates will represent—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

Any and all offered certificates representing interests in a REMIC will be either—

•	REMIC regular certificates, representing regular interests in the REMIC, or

•	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates.    Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

•	‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be ‘‘qualified mortgages’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

•	collections on mortgage loans held pending payment on the related offered certificates, and

•	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures.    For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

•	whether the related REMIC certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

•	whether the related REMIC certificates will be ‘‘loans secured by an interest in real property’’ under section 7701(a)(19)(C) of the Internal Revenue Code, and

•	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.    Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

•	a single fixed rate,

•	a ‘‘qualified floating rate,’’

•	an ‘‘objective rate,’’

•	a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’

•	a combination of a single fixed rate and one ‘‘qualified inverse floating rate,’’ or

•	a combination of ‘‘qualified floating rates’’ that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

•	the total amount of the de minimis original issue discount, and

•	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this ‘‘—Original Issue Discount’’ subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

1.	the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

•	the issue price of the certificate, increased by

•	the total amount of original issue discount previously accrued on the certificate, reduced by

•	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

•	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

•	using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

•	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

•	the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.’’

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (‘‘REMIC IOs’’), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.    You will be considered to have purchased a REMIC regular certificate at a market discount if—

•	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

•	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

•	on the basis of a constant yield method,

•	in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

•	in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.    A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

•	the purchase price paid for your offered certificate, and

•	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Realized Losses.    Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

•	you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

•	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.’’ Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be ‘‘portfolio income’’ for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of ‘‘inducement fees’’ received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

•	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

•	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

•	excess inclusions,

•	residual interests without significant value, and

•	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See ‘‘Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.’’

Taxable Income of the REMIC.    The taxable income of a REMIC will equal:

•	the income from the mortgage loans and other assets of the REMIC; plus

•	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.	the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this ‘‘—Taxable Income of the REMIC’’ subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’ The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’ However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code. See ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC residual certificate will be equal to:

•	the amount paid for that REMIC residual certificate,

•	increased by amounts included in the income of the holder of that REMIC residual certificate, and

•	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

•	through distributions,

•	through the deduction of any net losses of the REMIC, or

•	upon the sale of its REMIC residual certificate.

See ‘‘—REMICs—Sales of REMIC Certificates’’ below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—General’’ above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.    Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the daily portions of REMIC taxable income allocable to that certificate, over

•	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

•	the issue price of the certificate, increased by

•	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

•	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

•	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below.

Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

•	regulated investment companies,

•	common trusts, and

•	some cooperatives.

The Treasury regulations, however, currently do not address this subject.

Noneconomic REMIC Residual Certificates.    Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.’’ If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

•	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•	the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

•	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

•	from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

•	from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

Final Treasury regulations issued on July 18, 2002 (the ‘‘Safe Harbor Regulations’’), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a ‘‘foreign branch’’) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an ‘‘asset test’’ or a ‘‘formula test’’ provided under the REMIC Regulations. A transfer to an ‘‘eligible corporation,’’ generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The ‘‘formula test’’ makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest,

•	the present value of the expected future distributions on the interest, and

•	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.    Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons.    Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

•	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

•	the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Such reduction is scheduled to be phased out between 2006 and 2010.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.    If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

•	the cost of the certificate to that certificateholder, increased by

•	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

•	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.’’ Except as described below in this ‘‘—Sales of REMIC Certificates’’ subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ and ‘‘—Premium.’’

REMIC certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the ‘‘wash sale’’ rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

•	reacquires that same REMIC residual certificate,

•	acquires any other residual interest in a REMIC, or

•	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

•	the disposition of a non-defaulted mortgage loan,

•	the receipt of income from a source other than a mortgage loan or other permitted investments,

•	the receipt of compensation for services, or

•	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a ‘‘permitted investment’’ under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

•	the person has sufficient assets to do so, and

•	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.    If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

•	events that have occurred up to the time of the transfer,

•	the prepayment assumption, and

•	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

•	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

•	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

•	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	the residual interests in the entity are not held by Disqualified Organizations, and

•	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.    A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

•	income,

•	deductions,

•	gains,

•	losses, and

•	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

•	corporations,

•	trusts,

•	securities dealers, and

•	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

•	30 days after the end of the quarter for which the information was requested, or

•	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

•	income,

•	excess inclusions,

•	investment expenses, and

•	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.’’

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

•	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

•	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

•	a foreign person, and

•	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

•	owns 10% or more of one or more underlying mortgagors, or

•	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

•	foreign persons, or

•	U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.

Grantor Trusts

Classification of Grantor Trusts.    With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

•	a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

•	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

•	normal administration fees, and

•	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

•	‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

•	‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust—

•	consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

•	consisting of mortgage loans that are ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

•	the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of grantor trust fractional interest certificates generally:

•	will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

•	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

•	a class of grantor trust strip certificates is issued as part of the same series, or

•	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

•	a master servicer,

•	a special servicer,

•	any sub-servicer, or

•	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

•	the treatment of some stripped bonds as market discount bonds, and

•	de minimis market discount.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount’’ below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes ‘‘qualified stated interest’’ in accordance with its normal method of accounting. See ‘‘REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest.’’ In general, the amount of that income that accrues in any month would equal the product of:

•	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in ‘‘—Grantor Trusts—Sales of Grantor Trust Certificates,’’ and

•	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

•	there is no original issue discount or only a de minimis amount of original issue discount, or

•	the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

•	0.25% of the stated redemption price, and

•	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

•	the stated redemption price of the mortgage loans, and

•	their issue price.

For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

•	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

•	the daily portions of original issue discount for all days during the accrual period prior to that day.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

•	the issue price of the mortgage loan, increased by

•	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

•	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.    If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

•	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

•	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

Further, under the rules described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

•	be allocated among the payments of stated redemption price on the mortgage loan, and

•	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

Taxation of Owners of Grantor Trust Strip Certificates.    The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,’’ no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

•	the price paid for that grantor trust strip certificate by you, and

•	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

•	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

•	the prepayment assumption we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

•	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.    Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this ‘‘—Sales of Grantor Trust Certificates’’ subsection. The amount recognized equals the difference between:

•	the amount realized on the sale or exchange of a grantor trust certificate, and

•	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

•	its cost, increased by

•	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

•	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

•	a custodian of a person’s account,

•	a nominee, and

•	a broker holding an interest for a customer in street name.

These regulations are proposed to be effective on January 1, 2004.

Backup Withholding.    In general, the rules described under ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC regular certificates under ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

•	ERISA Plans, and

•	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

•	investment prudence and diversification, and

•	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other I.R.C. Plans.

The types of transactions between Plans and Parties in Interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

•	has discretionary authority or control over the management or disposition of the assets of that Plan, or

•	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

•	deemed to be a fiduciary with respect to the investing Plan, and

•	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a ‘‘guaranteed governmental mortgage pool certificate,’’ the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

•	Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

•	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

•	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

•	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a ‘‘qualified professional asset manager;’’

•	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

•	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an ‘‘in-house asset manager.’’

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter’s Exemption

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things—

•	the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts, and

•	the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Consultation with Counsel

If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

•	consider your general fiduciary obligations under ERISA, and

•	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’ in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Generally, the only classes of offered certificates that will qualify as ‘‘mortgage related securities’’ will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

‘‘Mortgage related securities’’ are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds—

•	that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

•	whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

•	federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented by those securities; and

•	federal credit unions may invest in ‘‘mortgage related securities’’ and national banks may purchase ‘‘mortgage related securities’’ for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. § 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus, but subject to compliance with certain general standards concerning ‘‘safety and soundness’’ and retention of credit information in 12 C.F.R. Section 1.5, some ‘‘Type IV securities’’, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, a ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security’’, it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ we make no representation as to whether any class of offered certificates will qualify as ‘‘commercial mortgage-related securities’’, and thus as ‘‘Type IV securities’’, for investment by national banks.

The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’ (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities) under limited circumstances, residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).

The OTS has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates are encouraged review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’

of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities are encouraged review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes as ‘‘mortgage related securities,’’ we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent—

•	the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

•	if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

•	the obligations of the underwriters will be subject to various conditions precedent,

•	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

•	in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Lehman Brothers Inc. is our affiliate and an affiliate of Lehman Holdings.

We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by—

•	Sidley Austin LLP;

•	Cadwalader, Wickersham & Taft LLP;

•	Skadden, Arps, Slate, Meagher & Flom LLP; or

•	Thacher Proffitt & Wood LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned to each such class.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of—

•	whether the price paid for those certificates is fair;

•	whether those certificates are a suitable investment for any particular investor;

•	the tax attributes of those certificates or of the related trust;

•	the yield to maturity or, if they have principal balances, the average life of those certificates;

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

•	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

•	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

•	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

•	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘CPR’’ means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

‘‘Disqualified Organization’’ means:

•	the United States,

•	any State or political subdivision of the United States,

•	any foreign government,

•	any international organization,

•	any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

•	any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

‘‘DTC’’ means The Depository Trust Company.

‘‘Electing Large Partnership’’ means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

‘‘EPA’’ means the Environmental Protection Agency.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘ECSPLC’’ means Euroclear Clearance System Public Limited Company.

‘‘Euroclear Operator’’ means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

‘‘Euroclear Terms and Conditions’’ means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Fannie Mae’’ means the Federal National Mortgage Association.

‘‘Farmer Mac’’ means the Federal Agricultural Mortgage Corporation.

‘‘FASB 140’’ means the Financial Accounting Standards Board’s Statement No. 140, entitled ‘‘Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities,’’ issued in September 2002.

‘‘FDIC’’ means the Federal Deposit Insurance Corporation.

‘‘Financial Intermediary’’ means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

‘‘Freddie Mac’’ means the Federal Home Loan Mortgage Corporation.

‘‘Ginnie Mae’’ means the Government National Mortgage Association.

‘‘Governing Document’’ means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘I.R.C. Plan’’ means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Lender Liability Act’’ means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

‘‘Net Income From Foreclosure Property’’ means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Party In Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of Section 4975 of the Internal Revenue Code.

‘‘Pass-Through Entity’’ means any:

•	regulated investment company,

•	real estate investment trust,

•	trust,

•	partnership, or

•	other entities described in Section 860E(e)(6) of the Internal Revenue Code.

‘‘Plan’’ means an ERISA Plan or an I.R.C. Plan.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

‘‘PTE’’ means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

‘‘RCRA’’ means the federal Resource Conservation and Recovery Act.

‘‘REIT’’ means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

‘‘Relief Act’’ means the Servicemembers Civil Relief Act.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

‘‘Safe Harbor Regulations’’ means the final Treasury regulations issued on July 18, 2002.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means standard prepayment assumption.

‘‘Title V’’ means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

‘‘Treasury Department’’ means the United States Department of the Treasury.

‘‘UCC’’ means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

‘‘USA Patriot Act’’ means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘LBUBS06C4.xls.’’ The spreadsheet file ‘‘LBUBS06C4.xls’’ is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in, and on Annexes A-1, A-5 and A-6 to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement

Important Notice About the Information Contained in this Prospectus Supplement and the Accompanying Base Prospectus	S-5
Notice to Residents of Korea	S-5
Notice to Residents of Germany	S-5
Notice to Non-U.S. Investors	S-6
European Economic Area	S-6
Summary of Prospectus Supplement	S-7
Risk Factors	S-50
Capitalized Terms Used in this Prospectus Supplement	S-67
Forward-Looking Statements	S-67
Affiliations and Certain Relationships and Related Transactions	S-159
The Series 2006-C4 Pooling and Servicing Agreement	S-160
Servicing of the 888 Seventh Avenue Loan Combination	S-202
Description of the Offered Certificates	S-204
Yield and Maturity Considerations	S-239
Use of Proceeds	S-244
Federal Income Tax Consequences	S-244
ERISA Considerations	S-246
Legal Investment	S-249
Method of Distribution	S-249
Legal Matters	S-251
Ratings	S-251
Glossary	S-253
ANNEX A-1 — Certain Characteristics of Individual Underlying Mortgage Loans	A-1
ANNEX A-2 — Certain Characteristics of the Mortgage Pool	A-2
ANNEX A-3 — Certain Characteristics of Loan Group No. 1.	A-3
ANNEX A-4 — Certain Characteristics of Loan Group No. 2.	A-4
ANNEX A-5 — Certain Monetary Terms of the Underlying Mortgage Loans	A-5
ANNEX A-6 — Certain Information Regarding Reserves	A-6
ANNEX B — Certain Information Regarding Multifamily Properties	B
ANNEX C-1 — Price/Yield Tables	C-1
ANNEX C-2 — Decrement Tables	C-2
ANNEX D — Form of Distribution Date Statement	D
ANNEX E — Class A-AB Planned Principal Balance Schedule	E
ANNEX F — Global Clearance, Settlement and Tax Documentation Procedures	F

Until September 21, 2006, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$1,833,655,000
(Approximate)

LB-UBS Commercial
Mortgage Trust 2006-C4

Commercial Mortgage Pass-Through
Certificates, Series 2006-C4

Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E and
Class F

PROSPECTUS SUPPLEMENT

LEHMAN BROTHERS

UBS INVESTMENT BANK

June 20, 2006

$1,833,655,000 (Approximate) LB-UBS Commercial Mortgage Trust 2006-C4, Commercial Mortgage Pass-Through Certificates, Series 2006-C4